     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1998

                                                      REGISTRATION NO. 333-57365
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 2
                                       TO


                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                          CAPROCK COMMUNICATIONS CORP.

             (Exact Name of Registrant as Specified in Its Charter)

            TEXAS                            1731                  75-2765572
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                    Classification Number)       Identification
Incorporation or Organization)                                      Number)

                         TWO GALLERIA TOWER, SUITE 1925
                                13455 NOEL ROAD
                             DALLAS, TX 75240-6638
                                 (972) 982-9500

         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                           --------------------------

                           MR. JERE W. THOMPSON, JR.
                            CHIEF EXECUTIVE OFFICER
                          CAPROCK COMMUNICATIONS CORP.
                         TWO GALLERIA TOWER, SUITE 1925
                                13455 NOEL ROAD
                             DALLAS, TX 75240-6638
                                 (972) 982-9500

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                           --------------------------

                                   COPIES TO:

A. MICHAEL HAINSFURTHER, ESQ.      MR. IGNATIUS W. LEONARDS        DUDLEY W.
  MARK A. KOPIDLANSKY, ESQ.               PRESIDENT               MURREY, ESQ.
   MUNSCH HARDT KOPF HARR &      CAPROCK COMMUNICATIONS CORP.    HUGHES & LUCE,
         DINAN, P.C.               12000 AEROSPACE AVENUE,           L.L.P.
  1445 ROSS AVE., SUITE 4000              SUITE 200                1717 MAIN
    DALLAS, TX 75202-2790             HOUSTON, TX 77034          STREET, SUITE
        (214) 855-7500                  (281) 482-0289                2800
                                                                DALLAS, TX 75201
                                                                 (214) 939-5500

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger of one subsidiary of CapRock Communications Corp. ("Holdings") with and into IWL Communications, Incorporated ("IWL"), the consummation of the exchange of Holdings common stock for all of the partnership interests of CapRock Fiber Network, Ltd. that are validly tendered to and accepted by Holdings, and the merger of another subsidiary of Holdings with and into CapRock Telecommunications Corp., all as described in the Agreement and Plan of Merger and Plan of Exchange dated as of February 16, 1998, as amended.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            [IWL PRESIDENT'S LETTER]

             , 1998

Dear Fellow Shareholder:

    You are cordially invited to attend a special meeting of the shareholders of
IWL Communications, Incorporated ("IWL") on          , 1998 (the "IWL Special
Meeting"), at which shareholders of IWL will be asked to approve the combination of the businesses of IWL, CapRock Telecommunications Corp. (formerly known as CapRock Communications Corp.) ("Telecommunications") and CapRock Fiber Network, Ltd. (the "Partnership"). Upon the consummation of this business combination, IWL and Telecommunications will become wholly owned subsidiaries of a newly formed holding company, CapRock Communications Corp. (formerly known as IWL Holdings Corp.) ("Holdings"), and Holdings will become a substitute limited partner in the Partnership, with Telecommunications becoming a substitute general partner in the Partnership. In addition, at the IWL Special Meeting, the shareholders of IWL will be asked to approve the adoption of the CapRock Communications Corp. 1998 Equity Incentive Plan (the "Equity Incentive Plan") and the CapRock Communications Corp. 1998 Director Stock Option Plan (the "Director Stock Option Plan").

    Upon the completion of the business combination:

    - each outstanding share of IWL common stock will be converted into one share of Holdings common stock;

    - each outstanding share of Telecommunications common stock will be converted into 1.789030878 shares of Holdings common stock; and

    - each one percent (1%) of the general and limited partnership interests in the Partnership that is validly tendered to and accepted by Holdings will be exchanged for 63,194.54 shares of Holdings common stock.

    Immediately following the business combination, assuming all partnership interests are validly tendered and accepted, the former holders of IWL common stock will collectively hold approximately 13.8% of the issued and outstanding shares of Holdings common stock, the former holders of Telecommunications common stock will collectively hold approximately 64.4% of the issued and outstanding shares of Holdings common stock and the former partners of the Partnership will hold approximately 21.8% of the issued and outstanding shares of Holdings common stock. On a diluted basis, the former holders of common stock, options, warrants and partnership interests of IWL, Telecommunications and the Partnership will own approximately 15%, 63.8% and 21.2% of the equity interests in Holdings, respectively.

    The accompanying Joint Proxy Statement/Prospectus provides you with detailed information concerning the IWL Special Meeting, the proposed business combination and the Holdings common stock to be issued in connection with the transaction, the Equity Incentive Plan, the Director Stock Option Plan and certain other matters. Please read the accompanying Joint Proxy Statement/Prospectus carefully and give this information your careful attention.

    Your Board of Directors (the "Board") has carefully reviewed and considered the terms and conditions of the proposed business combination and believes that the proposed business combination will provide opportunities to achieve substantial benefits for IWL shareholders and customers through the more efficient utilization of the combined assets, management and personnel of IWL, Telecommunications and the Partnership. Your Board further believes that Holdings will be better able to capitalize on growth opportunities in the telecommunications industry, both domestically and internationally, and be better positioned to compete effectively in the rapidly changing telecommunications industry.

    Cruttenden Roth Incorporated, the Board's financial advisor in connection with this transaction, has delivered a written opinion to the Board, a copy of which is attached to the accompanying Joint Proxy Statement/Prospectus, to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations and qualifications set forth therein, from a financial point of view, the relative exchange ratio of Holdings common stock to IWL common stock and the consideration to be received by the shareholders of IWL are fair to the shareholders of IWL.

    Your Board, by unanimous vote, has determined that the terms and provisions of the proposed business combination are fair to, and in the best interests of, IWL and the shareholders of IWL, and recommends that you vote FOR the proposal to approve the business combination.

    Your Board also has carefully reviewed and considered the Equity Incentive Plan and the Director Stock Option Plan and unanimously recommends that you vote FOR the proposals to approve each of these plans.

    Please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to revoke your proxy, including by attending the IWL Special Meeting and voting in person.

                                          Sincerely yours,

                                          Ignatius W. Leonards

                                          CHIEF EXECUTIVE OFFICER AND

                                          CHAIRMAN OF THE BOARD

                        IWL COMMUNICATIONS, INCORPORATED
                             12000 Aerospace Avenue
                                   Suite 200
                              Houston, Texas 77034
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON          , 1998

                                                                  Houston, Texas

                                                                          , 1998

    Notice is hereby given that a special meeting of the shareholders (the "IWL Special Meeting") of IWL Communications, Incorporated ("IWL") will be held on
         , 1998 at 10:00 a.m. local time, at                         , for the
following purposes:

        1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger and Plan of Exchange dated as of February 16, 1998, as amended (as so amended, the "Merger Agreement"), among IWL, CapRock Communications Corp., a Texas corporation formerly known as IWL Holdings Corp. ("Holdings"), IWL Acquisition Corp., a Texas corporation ("I-Sub"), CapRock Telecommunications Corp., a Texas corporation formerly known as CapRock Communications Corp. ("Telecommunications"), CapRock Acquisition Corp., a Texas corporation ("C-Sub"), and CapRock Fiber Network, Ltd., a Texas limited partnership (the "Partnership"), pursuant to which (i) I-Sub, a newly formed subsidiary of Holdings, will be merged with and into IWL,
    (ii) the general partnership interest and the limited partnership interests in the Partnership that are validly tendered to and accepted by Holdings will be exchanged (the "Interest Exchange") for shares of Holdings common stock and (iii) C-Sub, a newly formed subsidiary of Holdings, will be merged with and into Telecommunications (the mergers described in (i) and (iii) are collectively referred to herein as the "Mergers"). As a result of the Mergers and the Interest Exchange, and assuming that the general partnership interest and at least 80% of the limited partnership interests are validly tendered and accepted, IWL and Telecommunications will become wholly owned subsidiaries of Holdings, Telecommunications will become a substitute general partner in the Partnership and Holdings will become a substitute limited partner in the Partnership. Upon the consummation of the Mergers, each outstanding share of IWL common stock will be converted into one share of Holdings common stock and each outstanding share of Telecommunications common stock will be converted into 1.789030878 shares of Holdings common stock. Upon consummation of the Interest Exchange, each one percent (1%) general or limited partnership interest in the Partnership that is validly tendered to and accepted by Holdings will be exchanged for 63,194.54 shares of Holdings common stock. Immediately following the Mergers and the Interest Exchange, assuming all partnership interests are validly tendered and accepted, the former holders of IWL common stock will collectively hold approximately 13.8% of the issued and outstanding shares of Holdings common stock, the former holders of Telecommunications common stock will collectively hold approximately 64.4% of the issued and outstanding shares of Holdings common stock and the former partners of the Partnership will hold approximately 21.8% of the issued and outstanding shares of Holdings common stock. On a diluted basis, the former holders of common stock, options, warrants and partnership interests of IWL, Telecommunications and the Partnership will own approximately 15%, 63.8% and 21.2% of the equity interests in Holdings, respectively.

        2. To consider and vote on a proposal to approve the CapRock Communications Corp. 1998 Equity Incentive Plan (the "Equity Incentive Plan").

        3. To consider and vote on a proposal to approve the CapRock Communications Corp. 1998 Director Stock Option Plan (the "Director Stock Option Plan").

        4. To grant authorization to IWL to adjourn the IWL Special Meeting to solicit additional proxies.

        5. To transact such other business as may properly come before the IWL Special Meeting.

    Shareholders of record at the close of business on          , 1998 will be
entitled to receive notice of, and to vote at, the IWL Special Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of IWL common stock entitled to vote at the IWL Special Meeting is necessary to constitute a quorum at the IWL Special Meeting. Under the Texas Business Corporation Act and pursuant to IWL's Articles of Incorporation, as amended, the affirmative vote, in person or by proxy, of the holders of a majority of the shares of IWL common stock outstanding and entitled to vote thereon is required to approve and adopt the Merger Agreement. The affirmative vote of a majority of the votes cast (including express abstentions), in person or by proxy, by the holders of IWL common stock entitled to vote thereon at the IWL Special Meeting, assuming a quorum is present, is required to approve all other action proposed, including the Equity Incentive Plan and the Director Stock Option Plan, except that the affirmative vote of the holders of a majority of the IWL common stock represented in person or by proxy at the IWL Special Meeting and entitled to vote thereon is required to approve the adjournment of the IWL Special Meeting, if no quorum is present.

    Please note that attendance at the IWL Special Meeting will be limited to shareholders of IWL as of the record date (or their authorized representatives). If your shares are held by a bank or broker, please bring to the IWL Special Meeting evidence from your bank or broker of your beneficial ownership of IWL common stock. A complete list of shareholders entitled to vote at the IWL Special Meeting will be maintained in IWL's offices at 12000 Aerospace Avenue, Suite 200, Houston, Texas 77034, for ten (10) days prior to the IWL Special Meeting and will be open to the examination of any shareholder during ordinary business hours of IWL.

    Please advise IWL's transfer agent, American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202, of any changes in your address.

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE IWL SPECIAL MEETING, PLEASE PROMPTLY MARK, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE. SHAREHOLDERS WHO DECIDE TO ATTEND THE IWL SPECIAL MEETING MAY REVOKE THEIR PROXIES AT OR PRIOR TO THE IWL SPECIAL MEETING AND VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          Richard H. Roberson

                                          SECRETARY

                    [TELECOMMUNICATIONS PRESIDENT'S LETTER]

                   , 1998

Dear Fellow Shareholder:

    You are cordially invited to attend a special meeting of the shareholders of CapRock Telecommunications Corp. (formerly known as CapRock Communications
Corp.)("Telecommunications") on                    , 1998 (the
"Telecommunications Special Meeting"), at which the shareholders of Telecommunications will be asked to approve the combination of the businesses of Telecommunications, CapRock Fiber Network, Ltd. (the "Partnership"), and IWL Communications, Incorporated ("IWL"). Upon the consummation of this business combination, Telecommunications and IWL will become wholly owned subsidiaries of a newly formed holding company, CapRock Communications Corp. (formerly known as IWL Holdings Corp.) ("Holdings"), and Holdings will become a substitute limited partner in the Partnership, with Telecommunications becoming a substitute general partner in the Partnership. In addition, at the Telecommunications Special Meeting, the shareholders of Telecommunications will be asked to approve the adoption of the CapRock Communications Corp. 1998 Equity Incentive Plan (the "Equity Incentive Plan") and the CapRock Communications Corp. 1998 Director Stock Option Plan (the "Director Stock Option Plan").

    Upon the completion of the business combination:

    - each outstanding share of Telecommunications common stock will be converted into 1.789030878 shares of Holdings common stock;

    - each one percent (1%) of the general and limited partnership interests in the Partnership that is validly tendered to and accepted by Holdings will be exchanged for 63,194.54 shares of Holdings common stock; and

    - each outstanding share of IWL common stock will be converted into one share of Holdings common stock.

    Immediately following the business combination, assuming all partnership interests are validly tendered and accepted, the former holders of IWL common stock will collectively hold approximately 13.8% of the issued and outstanding shares of Holdings common stock, the former holders of Telecommunications common stock will collectively hold approximately 64.4% of the issued and outstanding shares of Holdings common stock and the former partners of the Partnership will hold approximately 21.8% of the issued and outstanding shares of Holdings common stock. On a diluted basis, the former holders of common stock, options, warrants and partnership interests of IWL, Telecommunications and the Partnership will own approximately 15%, 63.8% and 21.2% of the equity interests in Holdings, respectively.

    The accompanying Joint Proxy Statement/Prospectus provides you with detailed information concerning the Telecommunications Special Meeting, the proposed business combination and the Holdings common stock to be issued in connection with the transaction, the Equity Incentive Plan, the Director Stock Option Plan and certain other matters. Please read the accompanying Joint Proxy Statement/Prospectus carefully and give this information your careful attention.

    Your Board of Directors (the "Board") has carefully reviewed and considered the terms and conditions of the proposed business combination and believes that the proposed business combination will provide opportunities to achieve substantial benefits for Telecommunications shareholders and customers through the more efficient utilization of the combined assets, management and personnel of Telecommunications, the Partnership and IWL. Your Board further believes that Holdings will be better able to capitalize on growth opportunities in the telecommunications industry, both domestically and internationally, and be better positioned to compete effectively in the rapidly changing telecommunications industry.

    Your Board, by unanimous vote, has determined that the terms and provisions of the proposed business combination are fair to, and in the best interests of, Telecommunications and the shareholders of Telecommunications and recommends that you vote FOR the proposal to approve the business combination.

    Your Board also has carefully reviewed and considered the Equity Incentive Plan and the Director Stock Option Plan and unanimously recommends that you vote FOR the proposals to approve each of these plans.

    Please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to revoke your proxy, including by attending the Telecommunications Special Meeting and voting in person.

                                          Sincerely yours,

                                          Jere W. Thompson, Jr.
                                          PRESIDENT

                        CAPROCK TELECOMMUNICATIONS CORP.
                               TWO GALLERIA TOWER
                                13455 NOEL ROAD
                                   SUITE 1925
                              DALLAS, TEXAS 75240
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON                    , 1998

                                                                   Dallas, Texas
                                                                          , 1998

    Notice is hereby given that a special meeting of the shareholders (the "Telecommunications Special Meeting") of CapRock Telecommunications Corp. (formerly known as CapRock Communications Corp.) ("Telecommunications") will be
held on                    , 1998 at 10:00 a.m. local time, at
                   , for the following purposes:

        1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger and Plan of Exchange dated as of February 16, 1998, as amended (as so amended, the "Merger Agreement"), among Telecommunications, CapRock Communications Corp., a Texas corporation formerly known as IWL Holdings Corp. ("Holdings"), IWL Acquisition Corp., a Texas corporation ("I-Sub"), IWL Communications, Incorporated, a Texas corporation ("IWL"), CapRock Acquisition Corp., a Texas corporation ("C-Sub"), and CapRock Fiber Network, Ltd., a Texas limited partnership (the "Partnership"), pursuant to which (i) I-Sub, a newly formed subsidiary of Holdings, will be merged with and into IWL, (ii) the general partnership interest and the limited partnership interests in the Partnership that are validly tendered to and accepted by Holdings will be exchanged (the "Interest Exchange") for shares of Holdings common stock and (iii) C-Sub, a newly formed subsidiary of Holdings, will be merged with and into Telecommunications (the mergers described in (i) and (iii) are collectively referred to herein as the "Mergers"). As a result of the Mergers and the Interest Exchange, and assuming that the general partnership interest and at least 80% of the limited partnership interests are validly tendered and accepted, Telecommunications and IWL will become wholly owned subsidiaries of Holdings, Telecommunications will become a substitute general partner in the Partnership and Holdings will become a substitute limited partner in the Partnership. Upon the consummation of the Mergers, each outstanding share of Telecommunications common stock will be converted into 1.789030878 shares of Holdings common stock and each outstanding share of IWL common stock will be converted into one share of Holdings common stock. Upon consummation of the Interest Exchange, each one percent (1%) general or limited partnership interest in the Partnership that is validly tendered to and accepted by Holdings will be exchanged for 63,194.54 shares of Holdings common stock. Immediately following the Mergers and the Interest Exchange, assuming all partnership interests are validly tendered and accepted, the former holders of IWL common stock will collectively hold approximately 13.8% of the issued and outstanding shares of Holdings common stock, the former holders of Telecommunications common stock will collectively hold approximately 64.4% of the issued and outstanding shares of Holdings common stock and the former partners of the Partnership will hold approximately 21.8% of the issued and outstanding shares of Holdings common stock. On a diluted basis, the former holders of common stock, options, warrants and partnership interests of IWL, Telecommunications and the Partnership will own approximately 15%, 63.8% and 21.2% of the equity interests in Holdings, respectively.

        2. To consider and vote on a proposal to approve the CapRock Communications Corp. 1998 Equity Incentive Plan (the "Equity Incentive Plan").

        3. To consider and vote on a proposal to approve the CapRock Communications Corp. 1998 Director Stock Option Plan (the "Director Stock Option Plan").

        4. To grant authorization to Telecommunications to adjourn the Telecommunications Special Meeting to solicit additional proxies.

        5. To transact such other business as may properly come before the Telecommunications Special Meeting.

    Shareholders of record at the close of business on                    , 1998
will be entitled to receive notice of, and to vote at, the Telecommunications Special Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Telecommunications common stock entitled to vote at the Telecommunications Special Meeting is necessary to constitute a quorum at the Telecommunications Special Meeting. Under the Texas Business Corporation Act, the affirmative vote, in person or by proxy, of the holders of at least two-thirds of the shares of Telecommunications common stock outstanding and entitled to vote thereon is required to approve and adopt the Merger Agreement. The affirmative vote of a majority of the votes cast (including express abstentions), in person or by proxy, by the holders of Telecommunications common stock entitled to vote thereon at the Telecommunications Special Meeting, assuming a quorum is present, is required to approve all other action proposed, including the Equity Incentive Plan and the Director Stock Option Plan, except that the affirmative vote of the holders of a majority of the Telecommunications common stock represented in person or by proxy at the Telecommunications Special Meeting and entitled to vote thereon is required to approve the adjournment of the Telecommunications Special Meeting, if no quorum is present.

    Please note that attendance at the Telecommunications Special Meeting will be limited to shareholders of Telecommunications as of the record date (or their authorized representatives). If your shares are held by a bank or broker, please bring to the Telecommunications Special Meeting evidence from your bank or broker of your beneficial ownership of Telecommunications common stock. A complete list of shareholders entitled to vote at the Telecommunications Special Meeting will be maintained in Telecommunications' offices at Two Galleria Tower, 13455 Noel Road, Suite 1925, Dallas, Texas 75240, for ten (10) days prior to the Telecommunications Special Meeting and will be open to the examination of any shareholder during ordinary business hours of Telecommunications.

    Please advise Telecommunications, at its offices at such address to the attention of its Corporate Secretary, of any changes in your address.

    WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE TELECOMMUNICATIONS SPECIAL MEETING, PLEASE PROMPTLY MARK, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE. SHAREHOLDERS WHO DECIDE TO ATTEND THE TELECOMMUNICATIONS SPECIAL MEETING MAY REVOKE THEIR PROXIES AT OR PRIOR TO THE TELECOMMUNICATIONS SPECIAL MEETING AND VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          Timothy M. Terrell
                                          SECRETARY

               [GENERAL PARTNER'S PRESIDENT'S LETTER AND NOTICE]

                   , 1998

Dear Partner:

    Notice is hereby given of the proposed combination of the businesses of CapRock Fiber Network, Ltd. (the "Partnership"), CapRock Telecommunications Corp. (formerly known as CapRock Communications Corp.)("Telecommunications") and IWL Communications, Incorporated ("IWL"). Upon the consummation of this business combination, Telecommunications and IWL will become wholly owned subsidiaries of a newly formed holding company, CapRock Communications Corp. (formerly known as IWL Holdings Corp.) ("Holdings"), and Holdings will become a substitute limited partner in the Partnership, with Telecommunications becoming a substitute general partner in the Partnership. In addition, in connection with such transaction, Holdings intends to adopt the CapRock Communications Corp. 1998 Equity Incentive Plan (the "Equity Incentive Plan") and the CapRock Communications Corp. 1998 Director Stock Option Plan (the "Director Stock Option Plan").

    Upon the completion of the business combination:

    - each one percent (1%) of the general and limited partnership interests in the Partnership that is validly tendered to and accepted by Holdings will be exchanged for 63,194.54 shares of Holdings common stock;

    - each outstanding share of Telecommunications common stock will be converted into 1.789030878 shares of Holdings common stock; and

    - each outstanding share of IWL common stock will be converted into one share of Holdings common stock.

    Immediately following the business combination, assuming all partnership interests are validly tendered and accepted, the former holders of IWL common stock will collectively hold approximately 13.8% of the issued and outstanding shares of Holdings common stock, the former holders of Telecommunications common stock will collectively hold approximately 64.4% of the issued and outstanding shares of Holdings common stock and the former partners of the Partnership will hold approximately 21.8% of the issued and outstanding shares of Holdings common stock. On a diluted basis, the former holders of common stock, options, warrants and partnership interests of IWL, Telecommunications and the Partnership will own approximately 15%, 63.8% and 21.2% of equity interests in Holdings, respectively.

    Each partner of the Partnership is being provided with a contribution agreement (the "Contribution Agreement") pursuant to which each partner may elect, among other things, to:

        1. Approve and adopt the Agreement and Plan of Merger and Plan of Exchange dated as of February 16, 1998, as amended (as so amended, the "Merger Agreement"), among the Partnership, Telecommunications, Holdings, IWL, IWL Acquisition Corp., a Texas corporation ("I-Sub"), and CapRock Acquisition Corp., a Texas corporation ("C-Sub"), pursuant to which (i) C-Sub and I-Sub, two newly formed subsidiaries of Holdings, will be merged with and into Telecommunications and IWL, respectively (the "Mergers"), and
    (ii) immediately after the effective time of the Merger of I-Sub into IWL and immediately prior to the effective time of the Merger of C-Sub into Telecommunications, the general partnership interest and the limited partnership interests in the Partnership that are validly tendered to and accepted by Holdings will be exchanged (the "Interest Exchange") for shares of Holdings common stock.

        2. Transfer and contribute the partner's entire partnership interest in the Partnership to Holdings in exchange for shares of Holdings common stock at the exchange ratio set forth above, and consent to all other transfers of partnership interests in the Interest Exchange, including the transfer of the general partnership interest (i) from CapRock Systems, Inc., a Texas corporation that is the current general partner in the Partnership (the "General Partner") to Holdings, (ii) from Holdings to C-Sub and (iii) from C-Sub to Telecommunications.

        3. Consent to the substitution of Holdings as a substitute limited partner in the Partnership in respect of the limited partnership interests accepted by it in the Interest Exchange.

        4. Consent to the substitution of Telecommunications as a substitute general partner in the Partnership in respect of the general partnership interest accepted by Holdings in the Interest Exchange and then transferred indirectly to Telecommunications.

        5.  Approve the Equity Incentive Plan.

        6.  Approve the Director Stock Option Plan.

    The accompanying Joint Proxy Statement/Prospectus provides you with detailed information concerning the Interest Exchange, the special meetings of the shareholders of IWL and Telecommunications for the Mergers, the proposed business combination and the Holdings common stock to be issued in connection with the transaction, the Equity Incentive Plan, the Director Stock Option Plan and certain other matters. Please read the accompanying Joint Proxy Statement/Prospectus carefully and give this information your careful attention.

    The Board of Directors of the General Partner has carefully reviewed and considered the terms and conditions of the proposed business combination and believes that the proposed business combination will provide opportunities to achieve substantial benefits for the Partnership's partners and customers through the more efficient utilization of the combined assets, management and personnel of the Partnership, Telecommunications and IWL. The General Partner's Board of Directors further believes that Holdings will be better able to capitalize on growth opportunities in the telecommunications industry, both domestically and internationally, and be better positioned to compete effectively in the rapidly changing telecommunications industry.

    The Board of Directors of the General Partner, by unanimous vote, has determined that the terms and provisions of the proposed business combination are fair to, and in the best interests of the Partnership and the holders of partnership interests in the Partnership and recommends that you approve the business combination and the Interest Exchange and, in connection therewith, the substitution of Holdings and Telecommunications as a substitute limited partner and general partner, respectively, in the Partnership.

    The Board of Directors of the General Partner also has carefully reviewed and considered the Equity Incentive Plan and the Director Stock Option Plan and unanimously recommends that you approve each of these plans.

    Please complete and sign the enclosed Contribution Agreement and return it in the enclosed prepaid envelope as soon as possible (please leave the Contribution Agreement undated; it will be dated as of the effective date of the IWL Merger).

Sincerely yours,
Jere W. Thompson, Jr.
PRESIDENT, CAPROCK SYSTEMS, INC.

                        JOINT PROXY STATEMENT/PROSPECTUS
                      FOR SPECIAL MEETINGS OF SHAREHOLDERS
                                       OF
                        IWL COMMUNICATIONS, INCORPORATED
                                      AND
                        CAPROCK TELECOMMUNICATIONS CORP.

                         TO BE HELD ON           , 1998

                            ------------------------

                          CAPROCK COMMUNICATIONS CORP.

                29,738,607 SHARES OF $.01 PAR VALUE COMMON STOCK
                               ------------------

                                   PROSPECTUS

    This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, par value $.01 per share ("IWL Common Stock"), of IWL Communications, Incorporated, a Texas corporation ("IWL"), and holders of common stock, $.01 par value per share ("Telecommunications Common Stock"), of CapRock Telecommunications Corp., a Texas corporation formerly known as CapRock Communications Corp. ("Telecommunications"), in connection with the solicitation of proxies by the respective Boards of Directors of IWL and Telecommunications for use at their respective special meetings of shareholders, and at any adjournment or postponement thereof (the "IWL Special Meeting" and the "Telecommunications Special Meeting," respectively, and, collectively, the "Special Meetings"), called to consider and vote upon (i) a proposal to approve and adopt the Agreement and Plan of Merger and Plan of Exchange, dated as of February 16, 1998, as amended (as so amended, the "Merger Agreement"), among IWL, Telecommunications, CapRock Communications Corp., a Texas corporation formerly known as IWL Holdings Corp. ("Holdings"), IWL Acquisition Corp., a Texas corporation ("I-Sub"), CapRock Acquisition Corp., a Texas corporation ("C-Sub"), and CapRock Fiber Network, Ltd., a Texas limited partnership (the "Partnership"), and (ii) proposals (collectively, the "Plan Proposals") to approve each of the CapRock Communications Corp. 1998 Equity Incentive Plan (the "Equity Incentive Plan") and the CapRock Communications Corp. 1998 Director Stock Option Plan (the "Director Stock Option Plan"). This Joint Proxy Statement/Prospectus is also being furnished in connection with the issuance of shares of Holdings Common Stock (as defined below) to holders of IWL Common Stock, holders of Telecommunications Common Stock, and holders of Partnership Interests (as defined below) upon the consummation of the Mergers and the Interest Exchange (as defined below). The combination of the businesses of IWL, Telecommunications and the Partnership contemplated by the Merger Agreement is referred to herein as the "Transaction." Prior to the mailing of this Joint Proxy Statement/Prospectus, Holdings, which was incorporated as "IWL Holdings Corp.," changed its name to "CapRock Communications Corp." and, in connection therewith, Telecommunications changed its name from "CapRock Communications Corp." to "CapRock Telecommunications Corp."

    The Merger Agreement provides, among other things, for (a) the merger of I-Sub with and into IWL (the "IWL Merger"), with IWL surviving the IWL Merger as a wholly owned subsidiary of Holdings, (b) the exchange (the "Interest Exchange") of the general partnership interest and limited partnership interests (collectively, the "Partnership Interests") in the Partnership that are validly tendered to and accepted by Holdings pursuant to the Exchange Offer (as defined below) for shares of the common stock, par value $.01 per share, of Holdings (the "Holdings Common Stock") and (c) the merger of C-Sub with and into Telecommunications (the "Telecommunications Merger" and, together with the IWL Merger, the "Mergers"), with Telecommunications surviving the Telecommunications Merger as a wholly owned subsidiary of Holdings. Upon the effectiveness of the Mergers, the shares of IWL Common Stock and the shares of Telecommunications Common Stock will be converted into shares of Holdings Common Stock, and the holders of such shares will become shareholders of Holdings, on the terms described in the Merger Agreement and this Joint Proxy Statement/Prospectus. The Mergers are expected to become effective after the receipt of the requisite regulatory and shareholder approvals (the time at which the IWL Merger becomes effective being called the "IWL Merger Effective Time," the time at which the Telecommunications Merger becomes effective being called the "Telecommunications Merger Effective Time" and each being called an "Effective Time"). As part of the Interest Exchange, Holdings will contribute to C-Sub the general Partnership Interest in the Partnership received by Holdings in the Interest Exchange. At the Effective Time of the Telecommunications Merger, Telecommunications, as successor by merger to C-Sub, will acquire the general Partnership Interest in the Partnership and will become a substitute general partner in the Partnership. In addition, the Interest Exchange will result in Holdings becoming a substitute limited partner in the Partnership in respect of the limited Partnership Interests received by it in the Interest Exchange. Holders of Partnership Interests that are validly tendered in the Exchange Offer to and are accepted by Holdings will receive shares of Holdings Common Stock in exchange for their interests in the Partnership and will become shareholders of Holdings on the terms described in the Merger Agreement and this Joint Proxy Statement/Prospectus. Holders of Telecommunications Common Stock will be entitled to appraisal rights but holders of IWL Common Stock and holders of Partnership Interests will not have such appraisal rights. See "The Transaction" and "The Merger Agreement."

    SEE "RISK FACTORS" BEGINNING ON PAGE 39 OF THIS JOINT PROXY
STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CAREFULLY CONSIDERED BY HOLDERS OF IWL COMMON STOCK AND HOLDERS OF TELECOMMUNICATIONS COMMON STOCK IN DETERMINING HOW TO VOTE WITH RESPECT TO THE MERGER AGREEMENT AND BY HOLDERS OF PARTNERSHIP INTERESTS IN DETERMINING WHETHER TO PARTICIPATE IN THE INTEREST EXCHANGE.

    Holdings has filed a registration statement on Form S-4 (together with all amendments thereto and all schedules and exhibits filed or incorporated by reference as a part thereof, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to up to 29,738,607 shares of Holdings Common Stock that are proposed to be issued (i) in connection with the Mergers to holders of outstanding shares of IWL Common Stock and to holders of outstanding shares of Telecommunications Common Stock, (ii) in connection with the Interest Exchange to holders of outstanding Partnership Interests in the Partnership that are validly tendered and accepted and (iii) upon the exercise of IWL and Telecommunications stock options and warrants that are outstanding and unexercised at the Effective Time and that, pursuant to the Merger Agreement, will be assumed by Holdings and converted into options and warrants to purchase shares of Holdings Common Stock. This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Holdings filed as part of the Registration Statement. Upon completion of the Transaction, the former holders of IWL Common Stock, stock options and warrants, the former holders of Telecommunications Common Stock and stock options and the former holders of the Partnership Interests (assuming all Partnership Interests are validly tendered to and accepted by Holdings in the Exchange Offer) will hold approximately 15%, 63.8% and 21.2%, respectively, of the issued and outstanding shares of Holdings Common Stock, on a diluted basis.

    Prior to the date on which the Mergers and the Interest Exchange are consummated (the "Closing Date"), Holdings shall use its best efforts to obtain the approval for listing on the Nasdaq National Market, subject to official notice of issuance, of the Holdings Common Stock registered under the Registration Statement. It is a condition to the closing of the Transaction that such approval be obtained. See "The Merger Agreement--Consideration to be Received in the Mergers," "--Treatment of Stock Options" and "--Certain Conditions."

    This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to holders of IWL Common Stock, holders of Telecommunications
Common Stock and holders of Partnership Interests on or about July   , 1998.

    THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON AUGUST , 1998, UNLESS EXTENDED. SEE "THE INTEREST EXCHANGE."

                         ------------------------------

    THE IWL BOARD HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, IWL AND THE HOLDERS OF IWL COMMON STOCK AND RECOMMENDS THAT HOLDERS OF IWL COMMON STOCK VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT. THE TELECOMMUNICATIONS BOARD HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, TELECOMMUNICATIONS AND THE HOLDERS OF TELECOMMUNICATIONS COMMON STOCK AND RECOMMENDS THAT THE HOLDERS OF TELECOMMUNICATIONS COMMON STOCK VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

    THE GENERAL PARTNER'S BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE EXCHANGE OFFER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE PARTNERSHIP AND THE HOLDERS OF PARTNERSHIP INTERESTS AND RECOMMENDS THAT THE HOLDERS OF PARTNERSHIP INTERESTS PARTICIPATE IN THE INTEREST EXCHANGE AND, IN CONNECTION THEREWITH, EXCHANGE THEIR PARTNERSHIP INTERESTS FOR SHARES OF HOLDINGS COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND THE EXCHANGE OFFER.

                         ------------------------------
 THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS
     HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
     ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
       OF THIS JOINT PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

    This Joint Proxy Statement/Prospectus does not cover any resales of the Holdings Common Stock to be received by the holders of IWL Common Stock or the holders of Telecommunications Common Stock upon the consummation of the Mergers or to be received by holders of Partnership Interests upon consummation of the Interest Exchange. No person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

      THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS JULY   , 1998.

                             AVAILABLE INFORMATION

    IWL is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Upon consummation of the Transaction, Holdings will be subject to the information reporting requirements of the Exchange Act and, in accordance therewith, will be required to file reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission including IWL (http: / / www.sec.gov). IWL Common Stock is listed on the Nasdaq National Market and such information with respect to IWL may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Upon consummation of the Transaction, Holdings' Common Stock will be listed on the Nasdaq National Market and such information with respect to Holdings may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    This Joint Proxy Statement/Prospectus does not include all of the information set forth in the Registration Statement filed by Holdings with the Commission under the Securities Act, as permitted by the rules and regulations of the Commission. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated herein by reference or included herein concerning the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each statement shall be deemed qualified in its entirety by such reference.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS JOINT PROXY STATEMENT/ PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF IWL, TELECOMMUNICATIONS, THE PARTNERSHIP OR HOLDINGS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED HEREIN BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

    Neither Telecommunications nor the Partnership is currently subject to the reporting requirements of the Exchange Act, and neither has any class of securities listed on a national securities exchange or quoted on the Nasdaq National Market.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


    This Joint Proxy Statement/Prospectus contains certain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including, without limitation, the information concerning possible, assumed or projected future results of operations of IWL set forth under "The Transaction-- Recommendation of IWL Board," "--Recommendation of Telecommunications Board," "--Reasons for the Transaction," "--Fairness Opinion of IWL Financial Advisor," "Business of Holdings," "Summary-- Summary Selected Unaudited Pro Forma Combined Condensed Financial Data," "Unaudited Pro Forma Combined Condensed Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of IWL," statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "could," "should," or "continue" or the negative thereof or other variations thereof and other similar expressions and all other statements that are not historical facts. All forward-looking statements in this Joint Proxy Statement/Prospectus are based on management's current expectations of the near term results of IWL based on certain assumptions and current information available pertaining to IWL, including the risk factors described below under the caption "Risk Factors." All forward-looking statements involve risks and uncertainties and do not purport to be predictions of future events or circumstances and actual results could differ materially. Readers are cautioned that the following important factors, in addition to those discussed elsewhere herein (including, without limitation, the matters discussed under "Risk Factors"), could affect the future results of IWL and cause those results to differ materially from those expressed in such forward-looking statements: the ability to service substantial indebtedness and to comply with the restrictive covenants associated therewith, IWL's ability to fund its significant capital requirements, risks associated with the development of provisioning, billing, customer service and management information systems, competition and technological advances, dependence on other long distance and local carriers, dependence on key personnel, risks associated with industry concentration, and dependence on major customers, risks associated with international customers, risks of government regulation, risks of possible service interruptions and natural disasters, risks associated with being an Internet service provider, risks associated with variability of operating results, risks associated with the Year 2000 issues and risks associated with general business and economic conditions.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION.................................................................          3

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS............................          4

SUMMARY...............................................................................         11
  Risk Factors........................................................................         11
  The Companies.......................................................................         11
  The Special Meetings................................................................         17
  The Transaction.....................................................................         20
  The Plan Proposals..................................................................         28
  Summary Selected Unaudited Pro Forma
    Combined Condensed Financial Data.................................................         29
  Summary Selected Consolidated Historical Financial Data of IWL......................         31
  Summary Selected Historical Financial Data of Telecommunications....................         33
  Summary Selected Historical Financial Data of the Partnership.......................         35
  Comparative Per Share Information...................................................         37
  Comparative Per Share Market Price Information......................................         38
  Listing of Holdings Common Stock....................................................         38
  Dividend Policy.....................................................................         38

RISK FACTORS..........................................................................         39
  Fixed Exchange Ratio................................................................         39
  Sustantial Indebtedness; Restrictive Covenants......................................         39
  Holding Company Structure; Structural Subordination.................................         40
  Managing Rapid Change; Integration of Combined Businesses...........................         41
  Significant Capital Requirements....................................................         41
  Risks Related to the Fiber Network..................................................         42
  Development of Provisioning, Billing, Customer Service
    and Management Information Systems................................................         43
  Competition.........................................................................         43
  Dependence on Other Long Distance Carriers..........................................         45
  Dependence on Incumbent Local Exchange Carriers.....................................         46
  Dependence on Key Personnel.........................................................         46
  Dependence on Major Customers.......................................................         46
  Risks Associated with International Customers.......................................         47
  Regulation of Long Distance and Local Telephone Services............................         47
  Possible Service Interruptions; Natural Disasters...................................         48
  Potential Liability of Internet Service Providers...................................         49
  Need to Obtain and Maintain Rights-of-Way...........................................         49
  Failure to Consummate Transaction; Proceeds in Escrow Account May Be Insufficient to
    Repurchase Notes..................................................................         49
  Variability in Operating Results....................................................         50
  Possible Claims Relating to Ownership of Proprietary Rights.........................         50
  Lack of Dividends...................................................................         50
  Concentration of Ownership..........................................................         50
  Change of Control of IWL............................................................         51
  Year 2000 Compliance................................................................         51
  Certain Anti-Takeover Matters.......................................................         51
  Assumption of General Partner Liabilities...........................................         52

THE TRANSACTION.......................................................................         53
  General.............................................................................         53

  Background of the Transaction.......................................................         53
  Recommendation of IWL Board.........................................................         60
  Recommendation of Telecommunications Board..........................................         61
  Recommendation of General Partner Board.............................................         62
  Reasons for the Transaction.........................................................         63
  Fairness Opinion of IWL Financial Advisor...........................................         64
  Interests of Certain Persons in the Transaction.....................................         69
  Accounting Treatment................................................................         71
  Certain United States Federal Income Tax Consequences of the Mergers................         71
  Certain United States Federal Income Tax Consequences of the Interest Exchange......         73
  Regulatory Approvals................................................................         74
  Nasdaq Listing......................................................................         75
  Delisting and Deregistration of IWL Common Stock;
    Cessation of Periodic Reporting...................................................         75
  Federal Securities Laws Consequences................................................         75
  Appraisal Rights....................................................................         75

BUSINESS OF HOLDINGS..................................................................         79

DIRECTORS AND MANAGEMENT OF HOLDINGS..................................................         81
  Directors...........................................................................         81
  Committees of Holdings..............................................................         81
  Directors and Officers..............................................................         82
  Executive Compensation..............................................................         83

OWNERSHIP OF HOLDINGS.................................................................         83

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION...........................         86

SELECTED HISTORICAL FINANCIAL DATA OF TELECOMMUNICATIONS..............................         87

SELECTED HISTORICAL FINANCIAL DATA OF THE PARTNERSHIP.................................         89

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF IWL................................         91

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...........................         93

NOTES TO UNAUDITED PRO FORMA
  COMBINED CONDENSED FINANCIAL STATEMENTS.............................................         99

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF TELECOMMUNICATIONS.....................................        100
  Overview............................................................................        100
  Results of Operations...............................................................        100
  New Accounting Pronouncements.......................................................        102
  Liquidity and Capital Resources.....................................................        103
  Contingencies.......................................................................        104
  Year 2000...........................................................................        104

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF THE PARTNERSHIP........................................        105
  Overview............................................................................        105
  Results of Operations...............................................................        105
  New Accounting Pronouncements.......................................................        107
  Liquidity and Capital Resources.....................................................        108
  Contingencies.......................................................................        109
  Year 2000...........................................................................        109

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF IWL....................................................        110
  Overview............................................................................        110
  Comparison of Three Months Ended March 31, 1998 and 1997............................        111
  Comparison of Six Months Ended December 31, 1997 and 1996...........................        112
  Comparison of Fiscal Years Ended June 30, 1997 and 1996.............................        113
  Comparison of Fiscal Years Ended June 30, 1996 and 1995.............................        114
  New Accounting Pronouncements.......................................................        115
  Liquidity and Capital Resources.....................................................        116
  Contingencies.......................................................................        117
  Year 2000...........................................................................        117
  Recent Developments.................................................................        117

ISSUANCE OF NOTES.....................................................................        118

INFORMATION REGARDING TELECOMMUNICATIONS..............................................        119
  Business............................................................................        119
  Products and Services...............................................................        119
  Carrier Services....................................................................        121
  Sales and Marketing.................................................................        121
  Competition and Government Regulation...............................................        122
  Customer Care and Support Systems...................................................        123
  Employees...........................................................................        123
  Properties..........................................................................        123
  Legal Proceedings...................................................................        123
  Directors and Executive Officers....................................................        124
  Executive Compensation..............................................................        125
  Employee Benefit Plans and Arrangements.............................................        125
  Related Party Transactions..........................................................        126
  Security Ownership of Certain Beneficial Owners
    and Management of Telecommunications..............................................        127

INFORMATION REGARDING THE PARTNERSHIP.................................................        129
  Business............................................................................        129
  Network.............................................................................        129
  Service Agreements..................................................................        130
  Competition.........................................................................        130
  Employees...........................................................................        130
  Properties..........................................................................        130
  Legal Proceedings...................................................................        130
  Directors and Executive Officers....................................................        130
  Executive Compensation..............................................................        131
  Related Party Transactions..........................................................        131
  Ownership of Certain Beneficial Owners and Management of the Partnership............        132

INFORMATION REGARDING IWL.............................................................        133
  Business............................................................................        133
  Service Offerings...................................................................        134
  Project Management Services.........................................................        134
  Offshore Services...................................................................        134
  Internet Service Provider...........................................................        134
  Wireless Services...................................................................        134
  Sales and Marketing.................................................................        134

  Customer Service....................................................................        135
  Competition and Government Regulation...............................................        135
  Employees...........................................................................        135
  Licenses and Certifications.........................................................        135
  Properties..........................................................................        136
  Legal Proceedings...................................................................        136
  Directors and Executive Officers....................................................        137
  Board Committees....................................................................        139
  Director Compensation...............................................................        139
  Compensation Committee Interlocks and Insider Participation.........................        139
  Executive Compensation..............................................................        139
  Summary Compensation Table..........................................................        140
  Option Grants in Last Fiscal Year...................................................        141
  Fiscal Year-End Option Values Table.................................................        141
  Incentive Bonus Program.............................................................        141
  Related Party Transactions..........................................................        141
  Security Ownership of Certain Beneficial Owners and Management of IWL...............        142

COMPETITION...........................................................................        144

REGULATION AND LICENSES...............................................................        147
  Government Regulation...............................................................        147
  Licenses............................................................................        153

THE SPECIAL MEETINGS..................................................................        154
  General.............................................................................        154
  Record Dates........................................................................        154
  Times and Places; Purposes..........................................................        154
  Voting Rights; Votes Required for Approval..........................................        155
  Proxies.............................................................................        156

THE MERGER AGREEMENT..................................................................        158
  General.............................................................................        158
  Consideration to be Received in the Mergers.........................................        158
  Dissenter's Rights..................................................................        159
  Treatment of Stock Options..........................................................        159
  Holdings Following the Merger.......................................................        160
  Certain Conditions..................................................................        160
  Certain Representations and Warranties..............................................        161
  Certain Covenants...................................................................        162
  No Solicitation of Transactions.....................................................        163
  Control of Other Party's Business...................................................        163
  Employment Agreements...............................................................        163
  Pooling Accounting..................................................................        163
  Termination.........................................................................        163
  Effect of Termination...............................................................        164
  Expenses............................................................................        165
  Modification or Amendment...........................................................        166

THE INTEREST EXCHANGE.................................................................        167
  Terms of the Exchange; Expiration Date..............................................        167
  Acceptance for Exchange.............................................................        167
  Conditions..........................................................................        168
  Procedure for Tendering Partnership Interests.......................................        168

  Withdrawal Rights...................................................................        169
  Representations, Approvals, Appointments, Waivers and Covenants.....................        169
  Extension of Tender Period; Termination; Amendment..................................        171

THE PLAN PROPOSALS....................................................................        171
  The Equity Incentive Plan...........................................................        171
  The Director Stock Option Plan......................................................        174
  Certain Federal Income Tax Consequences.............................................        175

COMPARISON OF SHAREHOLDER RIGHTS......................................................        178
  Comparison of Shareholder Rights of IWL and Holdings................................        178
  Comparison of Shareholder Rights of Telecommunications and Holdings.................        178

COMPARISON OF PARTNERSHIP INTERESTS AND HOLDINGS COMMON STOCK.........................        180
  Issuer..............................................................................        181
  Taxation............................................................................        181
  Distributions and Dividends.........................................................        181
  Management..........................................................................        182
  Voting Rights.......................................................................        182
  Special Meetings....................................................................        183
  Conversion Rights...................................................................        183
  Liquidation Rights..................................................................        183
  Right to Compel Dissolution.........................................................        183
  Limited Liability...................................................................        184
  Liquidity and Marketability.........................................................        184
  Continuity of Existence.............................................................        184
  Financial Reporting.................................................................        184
  Certain Legal Rights................................................................        184
  Right to List of Holders; Inspection of Books and Records...........................        185

DESCRIPTION OF HOLDINGS CAPITAL STOCK.................................................        185
  Authorized Capital Stock............................................................        185
  Common Stock........................................................................        185
  Preferred Stock.....................................................................        186
  Preemptive Rights...................................................................        186
  Transfer Agent and Registrar........................................................        186
  Certain Anti-Takeover Effects.......................................................        186
  Warrants............................................................................        187
  Registration Rights.................................................................        187

LEGAL MATTERS.........................................................................        187

EXPERTS...............................................................................        187

ACCOUNTANTS...........................................................................        188

FUTURE STOCKHOLDER PROPOSALS..........................................................        188
CAPROCK TELECOMMUNICATIONS CORP. (FORMERLY CAPROCK COMMUNICATIONS CORP.)

Independent Auditors' Report of KPMG Peat Marwick LLP.................................        F-1
Independent Auditors' Report of Burds, Reed and Mercer, P.C...........................        F-2
Balance Sheets as of December 31, 1996 and 1997 and March 31, 1998....................        F-3
Statements of Operations for the years ended December 31, 1995, 1996 and 1997 and for
  the three months ended March 31, 1997 and 1998......................................        F-4
Statements of Stockholders' Equity for the years ended December 31, 1995, 1996 and
  1997 and the three months ended March 31, 1998......................................        F-5

Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 and for
  the three months ended March 31, 1997 and 1998......................................        F-6
Notes to Financial Statements.........................................................        F-7

CAPROCK FIBER NETWORK, LTD.

Independent Auditors' Report of KPMG Peat Marwick LLP.................................       F-16
Independent Auditors' Report of Burds, Reed and Mercer, P.C...........................       F-17
Balance Sheets as of December 31, 1996 and 1997 and March 31, 1998....................       F-18
Statements of Operations for the years ended December 31, 1995, 1996 and 1997 and for
  the three months ended March 31, 1997 and 1998......................................       F-19
Statements of Partners' Deficit for the years ended December 31, 1995, 1996 and 1997
  and the three months ended March 31, 1998...........................................       F-20
Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 and for
  the three months ended March 31, 1997 and 1998......................................       F-21
Notes to Financial Statements.........................................................       F-22

IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

Independent Auditors' Report..........................................................       F-28
Consolidated Balance Sheets as of June 30, 1996 and 1997 and December 31, 1997........       F-29
Consolidated Statements of Operations for the years ended June 30, 1995, 1996 and 1997
  and for the six months ended December 31, 1996 and 1997.............................       F-30
Consolidated Statements of Stockholders' Equity for the years ended June 30, 1995,
  1996 and 1997 and for the six months ended December 31, 1997........................       F-31
Consolidated Statements of Cash Flows for the years ended June 30, 1995, 1996 and 1997
  and for the six months ended December 31, 1996 and 1997.............................       F-32
Notes to Consolidated Financial Statements............................................       F-34
Consolidated Balance Sheets as of December 31, 1997 and March 31, 1998................       F-50
Consolidated Statements of Operations for the three months ended March 31, 1997 and
  1998................................................................................       F-51
Consolidated Statements of Cash Flows for the three months ended March 31, 1997 and
  1998................................................................................       F-52
Notes to Consolidated Financial Statements............................................       F-53

CAPROCK COMMUNICATIONS CORP. (FORMERLY IWL HOLDINGS CORP.)

Independent Auditors' Report..........................................................       F-55
Consolidated Balance Sheet as of March 31, 1998.......................................       F-56
Notes to Balance Sheet................................................................       F-57


Appendix I              -   Merger Agreement, as amended
Appendix II             -   Opinion of Cruttenden Roth Incorporated
Appendix III            -   Articles of Incorporation of CapRock
                            Communications Corp.
Appendix IV             -   Bylaws of CapRock Communications Corp.
Appendix V              -   Articles 5.11 through 5.13 of the
                            the Texas Business Corporation Act
Appendix VI             -   CapRock Communications Corp. 1998
                            Equity Incentive Plan
Appendix VII            -   CapRock Communications Corp. 1998
                            Director Stock Option Plan

                                    SUMMARY

    THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS OTHERWISE REFERRED TO HEREIN, INCLUDING THE FINANCIAL STATEMENTS AND THE NOTES THERETO OF TELECOMMUNICATIONS, THE PARTNERSHIP AND IWL. HOLDERS OF TELECOMMUNICATIONS COMMON STOCK, HOLDERS OF PARTNERSHIP INTERESTS AND HOLDERS OF IWL COMMON STOCK SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH HEREIN UNDER THE CAPTION "RISK FACTORS" AND ARE URGED TO READ THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY. UNLESS THE CONTEXT OTHERWISE INDICATES, ALL REFERENCES TO TELECOMMUNICATIONS, THE PARTNERSHIP AND IWL HEREIN INCLUDE SUCH COMPANIES AND THEIR RESPECTIVE SUBSIDIARIES AND PREDECESSORS. UNLESS THE CONTEXT OTHERWISE REQUIRES OR AS OTHERWISE EXPRESSLY PROVIDED HEREIN, REFERENCES IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO HOLDINGS REFER TO CAPROCK COMMUNICATIONS CORP. AND ITS SUBSIDIARIES, COLLECTIVELY, INCLUDING, AFTER CONSUMMATION OF THE MERGERS AND THE INTEREST EXCHANGE, TELECOMMUNICATIONS, THE PARTNERSHIP AND IWL AND THEIR RESPECTIVE SUBSIDIARIES. ALL REFERENCES HEREIN TO YEARS ARE REFERENCES TO CALENDAR YEARS AND NOT FISCAL YEARS UNLESS OTHERWISE STATED. IN CONNECTION WITH THE TRANSACTION, IN MAY 1998, IWL CHANGED ITS FISCAL YEAR END FROM JUNE 30 TO DECEMBER 31.

                                  RISK FACTORS

    SEE "RISK FACTORS" FOLLOWING THIS SUMMARY FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY THE IWL SHAREHOLDERS AND THE
TELECOMMUNICATIONS SHAREHOLDERS IN EVALUATING WHETHER TO VOTE IN FAVOR OF THE MERGERS AND BY THE PARTNERS IN THE PARTNERSHIP IN EVALUATING WHETHER TO PARTICIPATE IN THE INTEREST EXCHANGE.

    These risks include, among other factors, the fact that the exchange ratios are fixed, the ability to service substantial indebtedness and to comply with the restrictive covenants associated therewith, the risks associated with a holding company structure, the ability of Holdings to manage rapid change (particularly as evidenced by IWL's recent reclassification of interim financial information) and to integrate the business of three companies and achieve the benefits of the Transaction, Holdings' ability to fund its significant capital requirements, risks related to building a fiber network, risks associated with the development of provisioning, billing, customer service and management information systems, competition and technological advances, dependence on other long distance and local carriers, dependence on key personnel, risks associated with industry concentration and dependence on major customers, risks associated with international customers, risks of government regulation, risks of possible service interruptions and natural disasters, risks associated with being an Internet service provider, risks of obtaining and maintaining rights of way for the fiber network, risks associated with variability of operating results (particularly as evidenced by IWL's revenues not reaching the business plan provided to Telecommunications and the Partnership and delays in certain IWL contracts), risks of claims relating to ownership of proprietary rights, risks associated with lack of dividends, risks associated with the concentration of ownership, risks associated with the Year 2000 issues, risks associated with certain anti-takeover matters and risks associated with the assumption of General Partner liabilities.

                                 THE COMPANIES

HOLDINGS


    Holdings is a Texas corporation that was formed on February 3, 1998 to be a holding company for IWL, Telecommunications and the Partnership and their respective subsidiaries following the consummation of the Mergers and the Interest Exchange. Prior to the consummation of the Transaction, Holdings has had and will have no operations other than those incident to its formation, its execution of the Merger Agreement, the preparation of this Joint Proxy Statement/Prospectus and the incurrence of indebtedness under the Notes (as defined below). See "Issuance of Notes." Holdings currently has no operations and nominal or no assets and liabilities (other than the Notes), and, unless the context otherwise requires, all discussions herein of the historical and planned business operations and strategy of Holdings assumes, on a pro forma basis, that the proposed business combination to be effected by the Mergers and Interest Exchange has been consummated. On such pro forma basis, Holdings would have had 1997 revenues and net income of approximately $75.3 million and $2.6 million, respectively. Prior to the mailing of this Joint Proxy Statement/Prospectus, Holdings, which was incorporated as "IWL Holdings Corp.," changed its name to "CapRock Communications Corp." and, in connection therewith, Telecommunications changed its name from "CapRock Communications Corp." to "CapRock Telecommunications Corp."


    Holdings intends to become the leading facilities-based integrated communications provider ("ICP") in Texas, Louisiana, Oklahoma and Arkansas ("Texas and the Gulf Coast region"). The combined businesses will offer a complete suite of telecommunications services including local, long distance, Internet, data and private line services to small and medium-sized businesses. Holdings will also provide switched and dedicated access, regional and international long distance, private lines and dark fiber to carrier customers. Holdings believes the Transaction will enable it to significantly accelerate the implementation of its business plan and to more rapidly achieve its business objectives by: (i) enhancing its revenue opportunities by leveraging the existing and planned fiber and switching network infrastructure of each company to offer voice, data, and broadband services in markets geographically clustered along or near Holdings' infrastructure, (ii) creating greater organizational depth through the combination of the sales, customer service and networking strengths of Telecommunications with the technological, project management and last mile distribution expertise of IWL and the fiber network construction and operational expertise of the Partnership, (iii) providing the opportunity to cross-sell its products and provide single source onshore and offshore communications solutions to IWL's existing base of oil and gas customers and to Telecommunications' existing base of business and carrier customers throughout Texas and the Gulf Coast region, (iv) capitalizing on international revenue opportunities through the combination of Telecommunications' customer base, the Partnership's planned network and IWL's relationships with foreign regulators and communications providers and (v) reducing the combined capital expenditures of the three companies through the construction of a single communications infrastructure.

BUSINESS STRATEGY

    Holdings' business objectives are (i) to become the leading ICP in Texas and the Gulf Coast region, offering local, long distance, data and private line services to end-user customers, (ii) to establish itself as the premier carriers' carrier in Texas and the Gulf Coast region, providing voice, data and broadband services over the most extensive alternative fiber optic network in Texas and the Gulf Coast region, and (iii) to capitalize on the growing opportunities to provide international long distance and international project services. To achieve these objectives, Holdings intends to:

    BECOME A SINGLE SOURCE PROVIDER OF COMMUNICATIONS AND NETWORK INTEGRATION SERVICES. Holdings believes that there is significant demand among small and medium-sized business customers in its target markets for an integrated package of communications services and equipment tailored to satisfy the customer's total communications needs. Holdings intends to offer its customers local, domestic and international long distance, data (including asynchronous transfer mode ("ATM"), frame relay, digital subscriber line and Internet) and broadband (including T-1/E-1, DS-3, OC-N and dark fiber) services. Holdings believes that its ability to provide an integrated package of communications services, to provide, install and maintain a broad range of communications equipment and to invoice these services on a single, convergent bill will enable it to rapidly penetrate its targeted markets, capture virtually all of its customers' expenditures for telecommunications services and equipment, increase customer satisfaction and reduce customer turnover.

    STRATEGICALLY BUILD OUT ITS REGIONAL FIBER NETWORK. Holdings intends to expand the Partnership's fiber optic network to approximately 4,300 route miles throughout Texas and the Gulf Coast region. Holdings' fiber optic backbone will provide it with a platform to offer an integrated package of voice, data and broadband services, as well as to access primary, secondary and tertiary cities and the tandems of incumbent local exchange carriers ("ILECs") throughout Texas and the Gulf Coast region. The Partnership owns and operates 260 route miles of fiber network in Texas extending from Houston to Victoria and Corpus Christi, and is currently constructing an additional 500 route miles in Texas from San Antonio to Laredo, McAllen, Harlingen, Brownsville and Corpus Christi. The completion of Holdings' network will allow it to originate and terminate most of its customers' voice and data traffic within the region on-net, dramatically increase its available broadband capacity and link together more markets than other competitive providers of communications services in the region.

    OFFER DATA, INTERNET AND ENHANCED SERVICES TO ACCELERATE MARKET PENETRATION AND MINIMIZE POTENTIAL CHURN. Data services represent one of the fastest growing product segments in the communications industry. Holdings believes it can accelerate new account penetration and minimize potential customer turnover by offering local area network ("LAN") interconnections, frame relay, ATM, Internet services, Integrated Services Digital Network ("ISDN"), digital subscriber line ("DSL"), Web page design, Web server hosting, and other enhanced services not generally available from the ILECs (or available only at prices higher than those Holdings intends to charge). Holdings intends to leverage its expertise in providing data services by targeting small and medium-sized business customers, as well as data-intensive and multi-point customers, such as banks, financial institutions and health care providers.

    BUILD MARKET SHARE THROUGH PERSONALIZED SALES AND CUSTOMER
SERVICE. Holdings believes the most effective method of acquiring and retaining a high quality customer base is through a consultative, face-to-face sales process to develop creative solutions and respond rapidly to customers' communications needs, as well as providing superior and personalized customer service. Holdings believes that small and medium-sized business customers in its target markets have been neglected by the ILECs with respect to these approaches. Holdings intends to significantly increase the size of its direct and agent sales forces over the next three years.

    DEVELOP EFFICIENT AUTOMATED BACK OFFICE SYSTEMS. Holdings will handle its provisioning, customer care, convergent billing and traffic reporting functions on a proprietary software platform currently being developed by RiverRock Systems, Ltd., a Texas limited partnership ("RiverRock") in which Telecommunications is a limited partner. These operations support systems ("OSS") and other back office systems are required to enter, schedule and track a customer's order from the point of sale to the installation and testing of service. These systems also include or interface with trouble management, inventory, billing, collection and customer service systems. The system is scalable and flexible to support Holdings' expected future back office requirements. The system, when fully implemented, will enable Holdings to: (i) minimize the time to initiate local and long distance services for new customers internally and through the ILEC (commonly referred to as provisioning), (ii) provide detailed and customized customer billing information, (iii) respond quickly to customers' needs and information requests, and (iv) monitor and analyze traffic, financial and operating trends. Holdings believes that this system, when fully implemented, will provide a significant competitive advantage in terms of cost, ability to process large order volumes, and customer service as compared to ILECs using legacy systems and CLECs that outsource back-office services or that do not have an advanced OSS platform.

    EXPAND INTERNATIONAL SERVICE OFFERINGS. Holdings believes that it can leverage IWL's existing international commercial relationships, regulatory expertise and points of presence in Texas, Russia and Scotland with Telecommunications' extensive relationships with domestic carriers to significantly increase Holdings' international traffic.

    PURSUE ACQUISITIONS AND STRATEGIC ALLIANCES. In Holdings' target markets, a large number of small private companies provide local and long distance services, data services, Internet services, and telecommunications equipment. This fragmentation creates numerous opportunities for Holdings to acquire industry participants that can provide technical support, management talent, customers and product extensions and could enable Holdings to accelerate the implementation of its business plan. Holdings also intends to pursue strategic relationships with utilities, state transportation departments and other governmental authorities. As part of its growth plan, Holdings has been discussing and continues to discuss with other companies in its region business ventures and combinations, including potential mergers and acquisitions. In connection with these discussions, Holdings currently has obtained an option to acquire a minority interest in a Texas-based CLEC. Discussions are in a preliminary stage, and no assurance can be given as to when or if such investment will be made.


    LEVERAGE ITS EXPERIENCED MANAGEMENT TEAM. Holdings' management team will include individuals with significant experience in the deployment and marketing of communications services. Jere W. Thompson, Jr., President of Telecommunications and Chief Executive Officer of Holdings, founded the Partnership in 1992. Ignatius W. Leonards, Chief Executive Officer of IWL and President of Holdings, founded IWL in 1981 and has over 23 years of experience in the telecommunications industry. Timothy W. Rogers, Timothy M. Terrell and Scott L. Roberts, each Executive Vice Presidents of Telecommunications and Holdings, founded Telecommunications in 1991 and have a combined 33 years of telecommunications experience working at Sprint Corporation ("Sprint"), Qwest Communications International Inc. ("Qwest") and Telecommunications in carrier and commercial sales. Byron M. Allen, President of IWL and an Executive Vice President of Holdings, has five years of experience in the domestic and international telecommunications industry, and Kevin W. McAleer, Holding's Chief Financial Officer, has over 16 years of experience as the chief financial officer of publicly-held companies.

    The mailing address of Holdings' principal executive offices is Two Galleria Tower, 13455 Noel Road, Suite 1925, Dallas, Texas 75240 and its telephone number is (972) 982-9500.

TELECOMMUNICATIONS


    Telecommunications commenced operations in Dallas, Texas in 1992. It is a facilities-based provider of voice, data and broadband communications services to interexchange carriers and other communications entities and to businesses and consumers. In 1997, Telecommunications' revenues more than doubled, growing from $23.2 million in 1996 to $46.7 million, and net income was $1.8 million as compared to a net loss of $183,000 in 1996. Telecommunications' volume of monthly long distance minutes of traffic has grown from approximately 3.0 million minutes in April 1994 to approximately 75 million minutes in April 1998. The number of Telecommunications' full-time employees has increased from approximately 42 on December 31, 1996 to approximately 81 on April 30, 1998.


    Telecommunications' early strategy was to double in size every year, to grow from internal cash flow, to develop the internal systems and processes to support its growth, and once cash flow from carrier services generated excess capital, to build a commercial services division. In mid-1996, Telecommunications began investing in the infrastructure to support commercial sales activities. As a result, Telecommunications' commercial sales grew five-fold in 1997 over 1996 and now represents approximately 30% of sales. At April 30, 1998, Telecommunications had a direct sales force of 11 carrier and 29 commercial sales people. Telecommunications also has an agent sales force numbering approximately 100 independent agents throughout Texas.

    Telecommunications owns a DSC DEX 600 switch in Dallas, Texas, and a smaller PC-based switch used to provide calling card services. To extend Telecommunications' reach across the Southwest and to lower its terminating costs in the Western United States, Telecommunications has acquired a second DEX 600 switch, which is currently being installed in Phoenix, Arizona. Telecommunications intends to install an advanced mainframe switch capable of providing local and long distance services in Houston, Texas in the second half of 1998.

    Telecommunications' provisioning, customer care, convergent billing and traffic reporting functions are performed on a proprietary software platform that is currently being developed by RiverRock, a limited partnership in which Telecommunications is a limited partner. Telecommunications believes that this platform is scalable, flexible and well suited to support Telecommunications' strategy to minimize the time to initiate local and long distance services for new customers, to provide detailed and customized customer billing information, to respond quickly to customers' needs and information requests, and to provide convergent billing for local, long distance, data and private line services. See "Information Regarding Telecommunications--Business--Customer Care and Support Systems."

    Telecommunications currently has over 30 carrier customers including AT&T Corporation ("AT&T"), IXC Communications, Inc. ("IXC"), MCI Communications Corporation ("MCI"), Qwest and Sprint, as well as various regional independent telephone companies, such as Century Telephone Enterprises, Inc. and Lufkin Conroe Telephone. Telecommunications offers its commercial customers flat rate pricing with rates generally lower than those of AT&T, MCI, Sprint and WorldCom, Inc. ("WorldCom"). Telecommunications has introduced various local exchange services ("LEC Services") to customers by acquiring such services from various ILECs on a bundled basis and reselling them. Telecommunications also offers frame-relay and ATM data products, as well as broadband services that it resells over the networks of other carriers.

    The mailing address of Telecommunications' principal executive offices is Two Galleria Tower, 13455 Noel Road, Suite 1925, Lock Box 46, Dallas, Texas 75240-6638 and its telephone number is (972) 982-9500.

THE PARTNERSHIP

    The Partnership is a facilities-based provider of broadband telecommunications services ("Telecommunications Services") to interexchange carriers, other communications entities and businesses. The Partnership had no revenues in 1996. In 1997 it had revenues and a net loss of $1.9 million and $104,000, respectively.

    The Partnership began operations in 1992 to design, manage the construction of, operate, maintain and market a 185 route mile fiber optic network in South Texas. In 1996, the Partnership entered into a ten year contract for the lease of dark fiber over a 260 route mile fiber network between Houston and Corpus Christi, Texas. The Partnership completed construction of the network in January 1997. In January 1998, the Partnership entered into a contract for the sale of dark fiber between San Antonio and Laredo, Texas. The Partnership expects to complete the construction of approximately 500 additional route miles of fiber network from San Antonio to Laredo, McAllen, Harlingen, Brownsville and Corpus Christi, Texas by the end of 1998. The Partnership intends to expand its regional fiber network to approximately 4,300 route miles throughout Texas and the Gulf Coast region by the end of 2000. The Partnership's ability to expand its network and increase its revenues will be dependent upon a number of factors, including the availability of financing, and, as a result, no assurance can be given that its expansion plans will be met.

    The Partnership provides dedicated line services over the Partnership's owned fiber network to interexchange carriers and other telecommunications providers for terms of one year or longer. High volume capacity service agreements and dedicated line service agreements generally provide for "take or pay" monthly payments at fixed rates based on the capacity term and length of circuit used. Customers are typically billed on a monthly basis and also may incur an installation charge or certain ancillary charges for equipment. After contract expiration, the contracts may be renewed or the services may be provided on a month-to-month basis. The Partnership is expanding its network to increase its revenue stream and reduce per unit costs, targeting capacity sales on a segment-by-segment basis as the Partnership's network is deployed and activated, and is increasingly seeking longer-term, high-volume capacity agreements from major carriers. In addition to traditional telecommunications carriers, the Partnership is marketing to Internet service providers and other data service companies.

    As of December 31, 1997, substantially all of the Partnership's revenues were derived from two customers. One of the customers provided for approximately 93% of total revenues and comprised 78% of the trade receivable balance. The other significant customer provided for approximately 5% of total revenues in 1997 and comprised 22% of the trade receivable balance. The lease terms are through August 2004 and July 2006, respectively.

    The mailing address of the Partnership's principal executive offices is Two Galleria Tower, 13455 Noel Road, Suite 1925, Lock Box 46, Dallas, Texas 75240-6638 and its telephone number is (972) 982-9500.

IWL

    IWL's revenues are derived from the provision of a variety of services, including telecommunications services, project and other services and product resales. IWL had revenues and net income of $30.3 million and $689,000 for its fiscal year ended June 30, 1997 compared to revenues and net income of $27.8 million and $734,000 for its fiscal year 1996. Telecommunications services include the resale of long distance telecommunications services, the provision of private leased lines and the rental of telecommunications equipment and systems. IWL operates a tandem switch at its facility in Houston, Texas to provide services as a switch-based long distance carrier and is currently completing the installation of its Gulf Coast regional network. Project and other services consist of the installation of telecommunications system projects and the sale, service and maintenance of communications systems.

    In connection with product resales, IWL serves as the exclusive manufacturer's representative of products of Alcatel Network Systems, Inc. ("Alcatel") to the U.S. oil and gas industry. In fiscal 1996 and 1997, IWL provided services to a subsidiary of Shell Oil Company ("Shell"), which included the resale of a significant amount of Alcatel products. For the fiscal years ended June 30, 1996 and 1997, the Shell subsidiary purchased from IWL approximately $10.6 million and $7.6 million, respectively, of Alcatel products and other equipment and hardware, representing approximately 38.0% and 25.2%, respectively, of total sales during such periods. Although profitable, the sale of Alcatel products to the Shell subsidiary significantly reduced IWL's gross margin in these periods. The Shell project was substantially completed in May 1997 and, therefore, is not expected to contribute in a material manner to IWL's total sales in future periods.

    IWL was founded in 1981 as a contract supplier of communications technology installation and equipment leasing services and over the ensuing years broadened the scope of its service offerings to include microwave, two-way radio and related wireless services and technologies for an expanded customer base, primarily comprised of major oil and gas companies operating in the Gulf of Mexico region. During this period, IWL began to provide an increasing variety of services to its oil and gas customers in other remote and underdeveloped regions around the world, including communications services for special projects with critical timing and other extreme or unusual challenges.

    To support its international expansion, in 1994 IWL began providing telecommunications services and network support inside the former Soviet Union to United States oil and gas customers. As IWL expanded its service offerings and developed greater infrastructure, it commenced service as a switchless reseller of long distance services in the United States in 1994. IWL is continuing to expand its network through its tandem switch and the installation of fiber optic cable and microwave radios in targeted service areas. In connection with such expansion, IWL has also received status as a CLEC (as defined below) in Texas and Louisiana.

    While annual growth rates of IWL's total sales since 1992 have ranged from 6.3% to 76.0%, IWL's quarterly operating results have varied significantly in the past and can be expected to vary in the future. These fluctuations in operating results generally are caused by a number of factors, including changes in IWL's services and product mix, levels of product resales, adverse weather conditions in customer locations, the degree to which IWL encounters competition in its existing or target markets, general economic conditions, the volume and timing of orders received during the period, sales and marketing expenses related to entering new markets, the timing of new product or service introductions by IWL or its competitors and changes in billing rates by IWL or its competitors. IWL's ability to grow its revenues will be dependent upon a number of factors, many of which are not within its control and, as a result, no assurance can be given that such objectives will be met.

    In May 1998, IWL changed its fiscal year to a December 31 year end to coincide with the fiscal years of Holdings, Telecommunications and the Partnership and, in connection therewith, filed a December 31, 1997 transition period Form 10-K for the transition period from June 30, 1997 to December 31, 1997.

    The mailing address of IWL's principal executive offices is 12000 Aerospace Avenue, Suite 200, Houston, Texas 77034 and its telephone number is (281) 482-0289. IWL also has domestic offices in Friendswood, Texas, and Lafayette and New Orleans, Louisiana, and international offices in Moscow, Russia, and Aberdeen, Scotland.


ISSUANCE OF NOTES



    On July 16, 1998, Holdings, Telecommunications and the Partnership (with IWL as a guarantor of certain obligations with respect to the Notes) sold, through a private placement under Rule 144A under the Securities Act, senior notes (the "Notes") in the aggregate principal amount of $150.0 million. The maturity date of the Notes is ten years after the date of their issuance, and the interest rate on the Notes is 12% per annum, payable semi-annually in cash, commencing January 15, 1999. The Notes are senior unsecured obligations of Holdings and, as such, will rank PARI PASSU in right of payment with all existing and future unsecured and unsubordinated indebtedness of Holdings. Holdings, Telecommunications and the Partnership (with IWL as a guarantor) will be required to make an offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repayment, in the event that the Transaction is not consummated and certain other conditions are not satisfied by August 31, 1998, or if it appears, in the sole judgment of Holdings, Telecommunications, the Partnership and IWL, that the Transaction will not be consummated or such conditions will not be satisfied by such date. Prior to the earlier of (i) the date on which the Transaction is consummated and certain other conditions are satisfied and (ii) the payment date for all Notes tendered in such offer to purchase, approximately $145.0 million of the net proceeds from the offering of the Notes will be held in an escrow account pursuant to the terms of an escrow and security agreement (the "Escrow Agreement"). To the extent amounts held in the escrow account are insufficient to repurchase Notes tendered pursuant to such offer to purchase, Holdings, Telecommunications, the Partnership and IWL (as guarantor) have jointly and severally agreed to repay such amounts (with an estimated contingent liability of not more than approximately $7.0 million). There can be no assurance that Holdings, Telecommunications, the Partnership and IWL will have sufficient funds available at the time of such offer to purchase to repay all Notes tendered. Following payment of all Notes tendered in such offer to purchase, if any Notes remain outstanding, Holdings and IWL will be released from their obligations under the Notes and Telecommunications and the Partnership will be required to effect either a statutory merger or interest exchange within 60 days after the payment of all Notes tendered in such offer to purchase. In the event the Transaction is consummated by August 31, 1998, Telecommunications and the Partnership will be released from the Notes (and IWL will be released from its obligations under such offer to purchase), and Holdings will be the sole obligor thereunder. See "Issuance of Notes."


                              THE SPECIAL MEETINGS

TELECOMMUNICATIONS

    The Telecommunications Special Meeting will be held at           on
          , 1998, starting at     a.m., local time. At the Telecommunications
Special Meeting, holders of Telecommunications Common Stock will be asked to (i) approve and adopt the Merger Agreement, (ii) approve the Plan Proposals, (iii) grant authorization to Telecommunications to adjourn the Telecommunications Special Meeting to solicit additional proxies and (iv) approve such other business as may properly come before the Telecommunications Special Meeting. See "The Transaction," "The Merger Agreement" and "The Plan Proposals."

    Holders of record of Telecommunications Common Stock at the close of
business on           , 1998 (the "Telecommunications Record Date") have the
right to receive notice of, and to vote at, the Telecommunications Special Meeting. On the Telecommunications Record Date, there were approximately

10,398,954 shares of Telecommunications Common Stock outstanding. Each share of Telecommunications Common Stock outstanding on the Telecommunications Record Date is entitled to one vote on each matter that is properly presented to shareholders for a vote at the Telecommunications Special Meeting. Under the Texas Business Corporation Act (the "TBCA"), the affirmative vote, in person or by proxy, of the holders of at least two-thirds of the outstanding shares of Telecommunications Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement. The affirmative vote of a majority of the votes cast (including express abstentions), in person or by proxy, by the holders of Telecommunications Common Stock at the Telecommunications Special Meeting, assuming a quorum is present, is required to approve the Plan Proposals and any other matter that properly comes before the Telecommunications Special Meeting. The affirmative vote of the holders of a majority of the Telecommunications Common Stock represented in person or by proxy at the Telecommunications Special Meeting at which a quorum is not present is required to approve an adjournment of the Telecommunications Special Meeting. The Merger Agreement and the Plan Proposals are also subject to approval by the holders of IWL Common Stock and the holders of Partnership Interests as described herein. IWL, in its capacity as the current sole shareholder of Holdings, has adopted and approved the Equity Incentive Plan and the Director Stock Option Plan. Proxies may be revoked by notice of revocation or a later signed and dated proxy or by attending the Telecommunications Special Meeting and voting in person. Attendance at the Telecommunications Special Meeting will not in itself constitute the revocation of a proxy. See "The Special Meetings--Voting Rights; Votes Required for Approval" and "--Proxies."

    As of the Telecommunications Record Date, CapRock Investors, a Texas joint venture ("CapRock Investors"), owned 23.5% by Jere W. Thompson, Jr., the President and a director of Telecommunications, 42.5% by Mark Langdale, a director of Telecommunications, and 30.9% by Jere W. Thompson, Sr., a director of Telecommunications, owned 4,835,514 shares of Telecommunications Common Stock, which represented approximately 46.5% of the outstanding shares of Telecommunications Common Stock as of such date. As of the Telecommunications Record Date, each of Scott L. Roberts, Timothy W. Rogers and Timothy M. Terrell, each of whom is an Executive Vice President of Telecommunications, owned 1,611,838 shares of Telecommunications Common Stock, which represented in the aggregate approximately 46.5% of the outstanding shares of Telecommunications Common Stock as of such date. CapRock Investors and Messrs. Roberts, Rogers and Terrell entered into the CapRock Owners Agreement (as hereinafter defined) with IWL pursuant to which they have agreed to vote all of their respective shares of Telecommunications Common Stock in favor of the approval of the Merger Agreement, subject to the conditions set forth in the CapRock Owners Agreement. If the conditions set forth in the CapRock Owners Agreement are satisfied, approval of the Merger Agreement by the holders of Telecommunications Common Stock is assured. See "The Transaction--Interests of Certain Persons in the Transaction--CapRock Owners Agreement."

IWL

    The IWL Special Meeting will be held at           , on           , 1998,
starting at     a.m., local time. At the IWL Special Meeting, holders of IWL
Common Stock will be asked to (i) approve and adopt the Merger Agreement, (ii) approve the Plan Proposals, (iii) grant authorization to IWL to adjourn the IWL Special Meeting to solicit additional proxies and (iv) approve such other business as may properly come before the IWL Special Meeting. See "The Transaction," "The Merger Agreement" and "The Plan Proposals."

    Holders of record of IWL Common Stock at the close of business on
          , 1998 (the "IWL Record Date") have the right to receive notice of, and to vote at, the IWL Special Meeting. On the IWL Record Date, there were
approximately    shares of IWL Common Stock issued and outstanding and entitled to vote. Each share of IWL Common Stock outstanding on the IWL Record Date is entitled to one vote on each matter that is properly presented to shareholders for a vote at the IWL Special Meeting. Under the TBCA and pursuant to the provisions of IWL's Articles of Incorporation, the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of IWL Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement. The affirmative vote of a majority of the votes cast (including express abstentions), in person or by proxy, by the holders of IWL Common Stock at the IWL Special Meeting, assuming a quorum is present, is required to approve the Plan Proposals and any other matter that properly comes before the IWL Special Meeting. The affirmative vote of the holders of a majority of the IWL Common Stock represented in person or proxy at the IWL Special Meeting at which a quorum is not present is required to approve an adjournment of the IWL Special Meeting. The Merger Agreement and the Plan Proposals are also subject to approval by the holders of Telecommunications Common Stock and the holders of Partnership Interests as described herein. IWL, in its capacity as the current sole shareholder of Holdings, has adopted and approved the Equity Incentive Plan and the Director Stock Option Plan. Proxies may be revoked by notice of revocation or a later signed and dated proxy or by attending the IWL Special Meeting and voting in person. Attendance at the IWL Special Meeting will not in itself constitute the revocation of a proxy. See "The Special Meetings--Voting Rights; Votes Required for Approval" and "--Proxies."

    As of the IWL Record Date, Ignatius W. Leonards, the Chief Executive Officer and Chairman of the Board of IWL, beneficially owned 1,897,528 shares of IWL, which represented approximately 47.6% of the outstanding shares of IWL Common Stock as of such date. As of the IWL Record Date, Byron M. Allen, President and a director of IWL, beneficially owned 222,200 shares of IWL, which represented approximately 5.6% of the outstanding shares of IWL Common Stock as of such date. Messrs. Leonards and Allen entered into the IWL Shareholders Agreement (as hereunder defined) with Telecommunications and the Partnership pursuant to which they have agreed to vote all of their respective shares of IWL Common Stock in favor of the approval of the Merger Agreement, subject to the conditions set forth in the IWL Shareholders Agreement. If the conditions set forth in the IWL Shareholders Agreement are satisfied, approval of the Merger Agreement by the holders of IWL Common Stock is assured. See "The Transaction--Interests of Certain Persons in the Transaction--IWL Shareholders Agreement."

THE PARTNERSHIP

    The consent of the limited partners in the Partnership is not required to approve the Merger Agreement, the Mergers and the transactions contemplated thereby. The Interest Exchange is not a statutory interest exchange; as a result, the partners of the Partnership will not vote on or consent to the Interest Exchange but will each make his or its own decision whether to accept the Exchange Offer. However, the consummation of the Transaction, including the consummation of the Mergers, is conditioned on the receipt by Holdings of a Contribution Agreement (as defined below) from the General Partner and from limited partners holding, in the aggregate, at least 80% of the limited Partnership Interests in the Partnership pursuant to which such partner, among other things, shall approve and adopt the Merger Agreement, transfer and contribute the partner's entire Partnership Interest in the Partnership to Holdings in exchange for shares of Holdings Common Stock at the exchange ratio set forth in the Merger Agreement, consent to all transfers of Partnership Interests contemplated by the Interest Exchange, consent to the substitution of Holdings as a substitute limited partner in the Partnership, consent to the substitution of Telecommunications as a substitute general partner in the Partnership, approve the Equity Incentive Plan and approve the Director Stock Option Plan. See "The Interest Exchange."

                                THE TRANSACTION

CONSIDERATION TO BE RECEIVED BY SHAREHOLDERS IN THE MERGERS

    Pursuant to the Merger Agreement, I-Sub will be merged with and into IWL, with IWL surviving the IWL Merger as a wholly owned subsidiary of Holdings. Upon consummation of the IWL Merger, (i) each outstanding share of IWL Common Stock will be converted into one share of Holdings Common Stock (the "IWL Exchange Ratio") and (ii) any outstanding shares of IWL Common Stock held by IWL in its treasury will be canceled and will cease to exist. Immediately following the Transaction, assuming all Partnership Interests are validly tendered and accepted, the former holders of IWL Common Stock will collectively hold approximately 13.8% of the issued and outstanding shares of Holdings Common Stock and, on a diluted basis, the former holders of common stock, options and warrants of IWL will own approximately 15% of the equity interests in Holdings. See "--Ownership of Holdings After the Transaction." Fractional shares of Holdings Common Stock will not be issued in connection with the IWL Merger. See "The Merger Agreement--Consideration to be Received in the Mergers." For a description of Holdings Common Stock, see "Description of Holdings Capital Stock." For a summary of the principal differences between the rights of holders of IWL Common Stock and holders of Holdings Common Stock, see "Comparison of Shareholder Rights."

    Pursuant to the Merger Agreement, C-Sub will be merged with and into Telecommunications, with Telecommunications surviving the Telecommunications Merger as a wholly owned subsidiary of Holdings. Upon consummation of the Telecommunications Merger, (i) each outstanding share of Telecommunications Common Stock will be converted into 1.789030878 shares (the "Telecommunications Exchange Ratio") of Holdings Common Stock (the "Telecommunications Merger Consideration") and (ii) any outstanding shares of Telecommunications Common Stock held by Telecommunications in its treasury will be canceled and will cease to exist. Immediately following the Transaction, assuming all Partnership Interests are validly tendered and accepted, the former holders of Telecommunications Common Stock will collectively hold approximately 64.4% of the issued and outstanding shares of Holdings Common Stock and, on a diluted basis, the former holders of common stock and options of Telecommunications will own approximately 63.8% of the equity interests in Holdings. See "--Ownership of Holdings After the Transaction." Fractional shares of Holdings Common Stock will not be issued in connection with the Telecommunications Merger. For a discussion of the treatment of fractional shares that would otherwise be issued, see "The Merger Agreement--Consideration to be Received in the Mergers." For a description of Holdings Common Stock, see "Description of Holdings Capital Stock." For a summary of the principal differences between the rights of holders of Telecommunications Common Stock and holders of Holdings Common Stock, see "Comparison of Shareholder Rights."

    For a description of the treatment of outstanding options and warrants to purchase IWL Common Stock and outstanding options to purchase Telecommunications Common Stock upon the consummation of the Mergers, see "The Merger Agreement--Treatment of Stock Options."

    HOLDERS OF TELECOMMUNICATIONS COMMON STOCK AND HOLDERS OF IWL COMMON STOCK SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS. A LETTER OF TRANSMITTAL WITH INSTRUCTIONS REGARDING THE EXCHANGE OF SHARES OF HOLDINGS COMMON STOCK WILL BE SENT TO FORMER HOLDERS OF TELECOMMUNICATIONS COMMON STOCK AND IWL COMMON STOCK AS SOON AS PRACTICABLE FOLLOWING THE CLOSING DATE.

    Each one percent (1%) of the Partnership Interests issued and outstanding immediately before the Closing Date shall, if validly tendered to and accepted by Holdings, be exchanged for 63,194.54 shares of Holdings Common Stock.

THE INTEREST EXCHANGE

    In connection with the Mergers, holders of all Partnership Interests in the Partnership are being offered the opportunity to tender their Partnership Interests to Holdings in exchange for Holdings Common Stock (the "Exchange Offer"). Each one percent (1%) of the Partnership Interests issued and outstanding immediately before the Effective Time and all rights in respect thereof at the Effective Time shall, if validly tendered to and accepted by Holdings, be exchanged for 63,194.54 (the "Partnership Exchange Ratio" and, collectively with the IWL Exchange Ratio and the Telecommunications Exchange Ratio, the "Exchange Ratios") shares of Holdings Common Stock (the "Interest Exchange Consideration"). Immediately following the Transaction, assuming all Partnership Interests are validly tendered and accepted, the former partners of the Partnership will hold approximately 21.8% of the issued and outstanding shares of Holdings Common Stock and, on a diluted basis, the former holders of Partnership Interests in the Partnership will own approximately 21.2% of the equity interests in Holdings. See "--Ownership of Holdings After the Transaction."

    The consent of the limited partners in the Partnership is not required to approve the Merger Agreement, the Mergers and the transactions contemplated thereby. The Interest Exchange is not a statutory interest exchange; as a result, the limited partners of the Partnership will not vote on or consent to the Interest Exchange but will each make his or its own decision whether to exchange such partner's Partnership Interests for Holdings Common Stock. However, it is a condition to the consummation of the Transaction, including the Mergers, that the General Partner and limited partners holding, in the aggregate, at least 80% of the limited Partnership Interests in the Partnership shall have executed and delivered to Holdings a Contribution Agreement in respect of such holder's Partnership Interest, shall have consented to the transfers of Partnership Interests contemplated by the Interest Exchange, shall have consented to the substitution of Telecommunications as a substitute general partner in the Partnership and of Holdings as a substitute limited partner in the Partnership and shall have approved the Plan Proposals.

    For additional information regarding the Interest Exchange and the Exchange Offer, see "The Interest Exchange" and "The Transaction--Certain United States Federal Income Tax Consequences of the Interest Exchange."

RELATIVE EXCHANGE RATIOS AND CONSIDERATION


    The following table sets forth the market value of the shares of Holdings Common Stock (assuming an equivalent per share value of Holdings Common Stock and IWL Common Stock) to be received upon the Mergers and the Interest Exchange calculated based on (i) the closing price of shares of IWL Common Stock of $15.00 per share as reported on the Nasdaq National Market on June 19, 1998, the date prior to the date the original exchange ratios were changed to the modified Exchange Ratios pursuant to the second amendment to the Merger Agreement, (ii) the closing price of shares of IWL Common Stock of $8.75 per share as reported on the Nasdaq National Market on June 22, 1998, the day the change of the original exchange ratios to the modified Exchange Ratios was announced and (iii) the closing price of shares of IWL Common Stock of $9.25 per share as reported on the Nasdaq National Market on July 15, 1998, the most recent practicable date prior to the mailing of this Joint Proxy Statement/Prospectus.



                                                              TOTAL VALUE TO                       TOTAL VALUE TO
                                                              BE RECEIVED AT                       BE RECEIVED AT
                                                                  $15.00                               $9.25
                                                              (CLOSING PRICE   TOTAL VALUE TO BE   (CLOSING PRICE
                                                                    ON         RECEIVED AT $8.75         ON
                                                                 JUNE 19,      (CLOSING PRICE ON      JULY 15,
                                                                 1998)(1)      JUNE 22, 1998)(2)      1998)(2)
                                                             ----------------  -----------------  ----------------
IWL (3)....................................................    $ 59,800,770      $  34,883,783      $ 36,886,392
Telecommunications.........................................     117,448,830        162,785,438       172,087,463
The Partnership............................................      39,929,700         55,295,223        58,454,950
                                                             ----------------  -----------------  ----------------
  Total....................................................    $217,179,300      $ 252,964,444      $267,428,805


(1) Calculated using the original exchange ratios for IWL of 1:1, for Telecommunications of .75295288:1 and for the Partnership of 26,619.8:1, which were in effect on June 19, 1998.


(2) Calculated using the modified Exchange Ratios for IWL of 1:1, for Telecommunications of 1.789030878:1 and for the Partnership of 63,194.54:1, which were in effect on June 22, 1998 and July 15, 1998.

(3) The number of shares of IWL Common Stock that were issued and outstanding on June 19, 1998 and June 22, 1998 was 3,986,718 and on July 15, 1998 was
    3,987,718.


    These values are shown for illustrative purposes only. Actual values received will be dependent upon the market value of Holdings Common Stock. There can be no assurance that the values reflected in this table will be achieved or that the value of IWL Common Stock before the Transaction will be indicative of the value of Holdings Common Stock after the Transaction.

AMENDMENT OF MERGER AGREEMENT


    The Merger Agreement has been amended three times and the amendments are included in the Appendix hereto. The original Merger Agreement (as amended April 30, 1998) provided that each outstanding share of IWL Common Stock would be converted into one share of Holdings Common Stock, a Telecommunications Exchange Ratio of .75295288 and a Partnership Exchange Ratio of 26,619.8. On June 20, 1998, the original Merger Agreement was amended for the second time, and on July 8, 1998 for a third time. The first amendment to the Merger Agreement was made on April 30, 1998 to make minor adjustments to the Telecommunications Exchange Ratio in order to address calculation errors in the number of options and shares of Telecommunications Common Stock that were outstanding. Such amendment did not change any of the other Exchange Ratios or change the total number of shares that had been approved for issuance by Holdings. The second amendment provided for a Telecommunications Exchange Ratio of 1.789030878 and a Partnership Exchange Ratio of 63,194.54. The second amendment is expected to result in an additional 14,639,148 shares of Holdings Common Stock being issued, for a total of 29,738,607 (assuming all of the Partnership interests are validly tendered to and accepted by Holdings in the Exchange Offer). The second amendment and the revised Exchange Ratios were prompted by assertions by Telecommunications and the Partnership that the reduction in IWL's revenues from its plan constituted a Material Adverse Effect (as defined in the Merger Agreement) with respect to IWL which could reasonably be expected to have a Material Adverse Effect on Telecommunications and the Partnership. In lieu of terminating the Merger Agreement or disputing whether such a right to terminate existed, the parties agreed to modify the Exchange Ratios. In modifying the Exchange Ratios, the parties considered, among other factors, (i) contract delays causing lower IWL project revenues and operating income than those set forth in the IWL business plan furnished to Telecommunications and the Partnership in connection with the original negotiations of the Merger Agreement, (ii) the continued improvement in Telecommunications' and the Partnership's operations and (iii) the significant expansion in Telecommunications' and the Partnership's business plans from the plans furnished to IWL in connection with the original negotiations of the Merger Agreement. The second amendment was entered into on June 20, 1998 to adjust the IWL Exchange Ratio, the Telecommunications Exchange Ratio and the Partnership Exchange Ratio, to remove various conditions to closing that had been met or which had been determined to not be material and to allow for the issuance by Holdings, Telecommunications and the Partnership of the Notes and their guarantee by IWL. The third amendment was entered into to confirm the receipt of all required regulatory approvals and the fairness opinion from IWL's financial advisor.


OWNERSHIP OF HOLDINGS AFTER THE TRANSACTION

    Immediately following the Mergers and the Interest Exchange, assuming all Partnership Interests are validly tendered and accepted, the former holders of IWL Common Stock will collectively hold approximately 13.8% of the issued and outstanding shares of Holdings Common Stock, the former holders of Telecommunications Common Stock will collectively hold approximately 64.4% of the issued and outstanding shares of Holdings Common Stock, and the former partners of the Partnership will hold approximately 21.8% of the issued and outstanding shares of Holdings Common Stock. On a diluted basis, the former holders of common stock, options, warrants and partnership interests of IWL, Telecommunications and the Partnership will own approximately 15%, 63.8% and 21.2% of the equity interests in Holdings, respectively. Consequently, the former holders of the Telecommunications Common Stock and options and the former holders of Partnership Interests in the Partnership will hold over 50% of the shares of Holdings Common Stock to be outstanding immediately after the consummation of the Transaction.

    The following two charts show the ownership structure of the various parties to the Merger Agreement prior to the consummation of the Transaction and following the consummation of the Transaction.

                           PRE-TRANSACTION STRUCTURE

                                     [LOGO]

                           POST-TRANSACTION STRUCTURE

                                    [GRAPH]

RECOMMENDATION OF IWL BOARD OF DIRECTORS

    The Board of Directors of IWL (the "IWL Board"), by unanimous vote, has determined that the terms and provisions of the Merger Agreement are fair to, and in the best interests of, IWL and the holders of IWL Common Stock and recommends that holders of IWL Common Stock vote in favor of approval of the Merger Agreement. The decision of the IWL Board to enter into the Merger Agreement and to recommend that holders of IWL Common Stock vote in favor of the approval of the Merger Agreement is based upon its evaluation of a number of factors, including, among others, the written opinion of Cruttenden Roth Incorporated ("Cruttenden Roth"), IWL's financial advisor in connection with the Transaction, dated June 19, 1998 and updated as of the date of this Joint Proxy Statement/Prospectus, stating that, as of such dates and based on and subject to the assumptions, limitations and qualifications set forth therein, from a financial point of view, the relative Exchange Ratios and the consideration to be received by IWL shareholders in the IWL Merger were fair to the shareholders of IWL. See "The Transaction--Recommendation of IWL Board" and "--Fairness Opinion of IWL Financial Advisor."

RECOMMENDATION OF TELECOMMUNICATIONS BOARD OF DIRECTORS

    The Board of Directors of Telecommunications (the "Telecommunications Board"), by unanimous vote, has determined that the Transaction is fair to and in the best interests of Telecommunications and the holders of Telecommunications Common Stock and recommends that the holders of Telecommunications Common Stock vote in favor of approval of the Merger Agreement. See "The Transaction--Recommendation of Telecommunications Board."

RECOMMENDATION OF BOARD OF DIRECTORS OF GENERAL PARTNER

    The Board of Directors of CapRock Systems, Inc. (the "General Partner Board"), a Texas corporation that is the current general partner of the Partnership (the "General Partner"), by unanimous vote, has determined that the Transaction is in the best interests of the Partnership and the holders of Partnership Interests and recommends that the holders of Partnership Interests participate in the Interest Exchange by accepting the Exchange Offer and that, in connection therewith, they deliver to Holdings their Contribution Agreement with respect to their Partnership Interests. See "The Transaction--Recommendation of General Partner Board."

REASONS FOR THE TRANSACTION

    The combination of IWL, Telecommunications and the Partnership will create an integrated communications company with extensive assets and customers in Texas and the Gulf Coast region. The IWL Board, the Telecommunications Board and the General Partner Board (collectively, the "Boards") believe that the Transaction will provide opportunities to achieve substantial benefits for the respective shareholders and partners of the three companies. The Boards further believe that the combined entities will be better and more quickly able to capitalize on opportunities in the telecommunications industry, both domestically and internationally, and be better positioned to compete effectively in the rapidly changing telecommunications industry than any of the entities on a stand-alone basis.

    The primary strategic advantages of the Transaction that were considered by the Boards in reaching their determinations to recommend the Transaction were
(i) enhanced revenue opportunities from the integration of the existing fiber and switching network infrastructure of each company, (ii) greater organizational depth through the combination of the marketing, customer service and networking strengths of Telecommunications with the technological, project management and last mile distribution expertise of IWL, (iii) opportunities to leverage the Partnership's fiber network by offering voice, data and broadband services in markets geographically clustered along or near the existing and planned infrastructure of the three companies and (iv) opportunities for international revenue growth through the combination of Telecommunications' customer base, the Partnership's planned network and IWL's relationships with numerous foreign regulators and communications providers.

    In addition to the joint reasons for the Transaction described above, in reaching its determination to recommend the Transaction, the IWL Board considered the benefits of obtaining access to the existing Partnership network, which will enable IWL to avoid the cost, delay and management time commitment required to build new network infrastructures.

    In addition to the joint reasons for the Transaction described above, in reaching their determination to recommend the Transaction, the Telecommunications Board and the General Partner Board considered the benefits of being able to quickly access the public capital markets to help grow their businesses, including to finance capital expenditures.

    For a more complete discussion of IWL's, Telecommunications' and the Partnership's reasons for the Transaction, see "The Transaction--Reasons for the Transaction."

OPINION OF FINANCIAL ADVISOR TO IWL

    On June 19, 1998, Cruttenden Roth delivered its written opinion to the IWL Board to the effect that, as of such date and based on and subject to the assumptions, limitations and qualifications set forth therein, from a financial point of view, the relative Exchange Ratios and the consideration to be received by the IWL shareholders in the IWL Merger were fair to the shareholders of IWL. Cruttenden Roth subsequently updated such opinion by delivery of its written opinion dated as of the date of this Joint Proxy Statement/Prospectus. A copy of the Cruttenden Roth opinion, dated as of the date of this Joint Proxy Statement/Prospectus, which sets forth the assumptions made and matters considered by Cruttenden Roth in rendering its opinion, is attached as Appendix II to this Joint Proxy Statement/Prospectus. Holders of IWL Common Stock are urged to read such opinion in its entirety. See "The Transaction--Fairness Opinion of IWL Financial Advisor."

BOARD OF DIRECTORS AND MANAGEMENT OF HOLDINGS, IWL AND TELECOMMUNICATIONS

    It is expected that, following the consummation of the Transaction, the Board of Directors of Holdings (the "Holdings Board") will consist of Ignatius
W. Leonards, Chairman of the IWL Board and a director of IWL, Byron M. Allen, President and a director of IWL, Jere W. Thompson, Jr., President and a director of Telecommunications, Mark Langdale, a director of Telecommunications, Timothy
W. Rogers, Executive Vice President and a director of Telecommunications, one outside director designated by IWL (who will initially be Christopher J. Amenson, a director of IWL) and one outside director designated by Telecommunications (who will initially be John R. Harris).

    Following the consummation of the Transaction, Mr. Thompson will be Chief Executive Officer and Chairman of the Board of Holdings, Mr. Leonards will be President and Vice Chairman of the Board of Holdings, Kevin W. McAleer will be Senior Vice President and Chief Financial Officer of Holdings (and is currently serving in that position in anticipation of the Transaction), Byron M. Allen, Scott L. Roberts, Timothy W. Rogers and Timothy M. Terrell each will be an Executive Vice President of Holdings, and Richard H. Roberson will be Controller, Treasurer and Secretary of Holdings. Messrs. Roberts, Rogers and Terrell are currently Executive Vice Presidents and directors of Telecommunications. Mr. Roberson is currently the Chief Financial Officer, Secretary and a director of IWL.

    Holdings has entered into new employment agreements with, among other persons, each of Jere W. Thompson, Jr., Ignatius W. Leonards, Kevin W. McAleer, Byron M. Allen, Scott L. Roberts, Timothy W. Rogers, Timothy M. Terrell and Richard H. Roberson. See "The Transaction--Interests of Certain Persons in the Transaction--Employment Agreements."

ACCOUNTING TREATMENT

    IWL, Telecommunications and the Partnership expect that the Mergers and the Interest Exchange will be accounted for using the pooling of interests method of accounting. The pooling of interests method of accounting assumes that the combining companies were merged from inception and the historical financial statements for the periods prior to consummation of the Mergers and the Interest Exchange are restated as though the companies had been combined from inception. It is a condition to closing that IWL, Telecommunications and the Partnership shall each have received from KPMG Peat Marwick LLP, their independent auditors, letters, dated the date of or shortly prior to the Closing Date, stating its opinion that the Mergers and the Interest Exchange qualify for pooling-of-interests accounting treatment. See "The Transaction--Accounting Treatment."

    The unaudited pro forma financial information contained in this Joint Proxy Statement/Prospectus has been prepared using the pooling of interests accounting method to account for the Mergers and the Interest Exchange. See "Unaudited Pro Forma Combined Condensed Financial Statements."

CONDITIONS TO THE MERGERS


    The respective obligations of IWL, Telecommunications and the Partnership to consummate the Mergers and the Interest Exchange are subject to the satisfaction of certain conditions, including, among others, (a) receipt of material regulatory approvals from the FCC and various state regulatory agencies in the states of Texas, Louisiana, Arkansas and Oklahoma, which have been obtained, (b) receipt of updated tax opinions as of the Closing Date which will update the tax opinions filed as exhibits to the Registration Statement by each of Telecommunications, the Partnership and IWL from their respective special tax counsel, (c) receipt by IWL of a regulatory opinion from Telecommunications' and the Partnership's regulatory counsel and by Telecommunications and the Partnership of a regulatory opinion from IWL's regulatory counsel, (d) receipt of letters by IWL, Telecommunications and the Partnership from KPMG Peat Marwick LLP, their independent auditors, letters, dated the date of or shortly prior to the Effective Time, stating its opinion that the Mergers and the Interest Exchange qualify for pooling-of-interests accounting treatment and (e) the absence of any event that has had or could reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on the other or on Holdings. The Transaction requires the consent of the existing lenders to IWL, the Partnership and Telecommunications, which consents have been obtained. Receipt of tax opinions and the receipt of the accountants' letters as described in (b) and (d) above are waivable conditions of the Merger Agreement although such waivers are not anticipated to be granted and are likely to not be allowed under the Indenture for the Notes without the consent of the holders of a majority of the Notes. If such conditions are waived, the parties would amend the Registration Statement and resolicit votes for the Transaction. See "The Merger Agreement-- Certain Conditions."


TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEE

    The Merger Agreement may be terminated prior to the Closing Date under certain circumstances by IWL, Telecommunications or the Partnership if, among other events, (a) the Mergers and the Interest Exchange are not consummated on or before December 31, 1998 (the "Termination Date"), unless such failure to consummate is caused solely by reason of the failure to obtain certain regulatory approvals, in which case the Termination Date shall be extended to February 16, 1999, (b) a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting either of the Mergers or the Interest Exchange, (c) another party shall have breached, or failed to comply with, in any material respect, any of its obligations under the Merger Agreement or any of its representations or warranties shall have been incorrect in any material respect when made or shall have since ceased to be true and correct and such breach, failure or incorrect representation or warranty shall have resulted or be reasonably expected to result in a Material Adverse Effect on the terminating party,

(d) a Material Adverse Effect or an event which could reasonably be expected to result in a Material Adverse Effect on another party or on Holdings occurs, (e) the Board of Directors of another party (or of the General Partner, as the case may be), or any committee thereof, withdraws or modifies in any adverse manner its approval or recommendation of the Merger Agreement, the Mergers or the Interest Exchange, (f) any of the required approvals of the shareholders or partners, as the case may be, of another party shall fail to be obtained, or (g) under certain situations and subject to certain conditions, prior to the approval of the Merger Agreement by the holders of common stock (or Partnership Interests, if applicable) of another party, the Board of Directors of such other party (or of the General Partner, as the case may be) determines in good faith that its fiduciary obligations under applicable law require such action. See "The Merger Agreement--Effect of Termination."


    Under certain circumstances, the Merger Agreement obligates IWL to pay to Telecommunications and the Partnership a fee of $2.5 million in the aggregate if the Merger Agreement is terminated (of which $1,875,000 is to be paid to Telecommunications and $625,000 is to be paid to the Partnership) and under certain circumstances obligates Telecommunications and the Partnership to pay to IWL a fee of $2.5 million in the aggregate if the Merger Agreement is terminated (of which $1,875,000 is to be paid by Telecommunications and $625,000 is to be paid by the Partnership). See "The Merger Agreement--No Solicitation of Transactions" and "--Effect of Termination."


REGULATORY APPROVALS

    The Transaction is subject to review by the applicable state regulatory authorities governing telecommunications services in each of the states in which IWL, Telecommunications or the Partnership provides telephone service and to receipt of the approval of the FCC. See "The Transaction--Regulatory Approvals."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


    The Transaction has been structured to qualify as a nontaxable transaction under the Internal Revenue Code of 1986, as amended (the "Code"). In connection with the preparation of this Joint Proxy Statement/Prospectus, IWL has received an opinion (the "Munsch Hardt Tax Opinion") from Munsch Hardt Kopf Harr & Dinan, P.C., counsel to IWL ("Munsch Hardt"), that no gain or loss will be recognized by IWL or the holders of IWL Common Stock in connection with the Mergers. In connection with the preparation of this Joint Proxy Statement/Prospectus, Telecommunications and the Partnership have received an opinion (the "Hughes & Luce Tax Opinion") from Hughes & Luce, L.L.P., counsel to Telecommunications and the Partnership ("Hughes & Luce"), that no gain or loss will be recognized by Telecommunications or the Partnership or their respective holders of common stock or Partnership Interests in connection with the Mergers and the Interest Exchange. Copies of these opinions are filed as exhibits to the Registration Statement. See "The Transaction--Certain United States Federal Income Tax Consequences of the Mergers" and "--Certain United States Federal Income Tax Consequences of the Interest Exchange."


APPRAISAL RIGHTS

    The TBCA provides for certain appraisal rights for shareholders who do not desire to participate in a merger of their corporation. Under the TBCA and Texas partnership laws these appraisal rights are available for the shareholders of Telecommunications, but not for the shareholders of IWL or the holders of Partnership Interests. See "The Transaction--Appraisal Rights."

                               THE PLAN PROPOSALS

THE EQUITY INCENTIVE PLAN

    The Equity Incentive Plan is intended to provide a means by which selected employees of and consultants to Holdings may be given an opportunity to acquire an equity interest in Holdings. Awards granted under the Equity Incentive Plan ("Awards") may consist of stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options and/or other stock-based awards. Options granted under the Equity Incentive Plan may be either options that qualify for treatment as "incentive stock options" under Section 422 of the Code ("Incentive Stock Options") or options that do not so qualify ("Nonqualified Stock Options"). Stock options may be granted under the Equity Incentive Plan to any person who is an officer or other employee (including, subject to certain conditions, officers and employees who are also directors) of Holdings or any of its subsidiaries. The exercise price of Incentive Stock Options must be at least the fair market value of a share of Holdings Common Stock on the date of grant (and not less than 110% of the fair market value in the case of an Incentive Stock Option granted to an optionee owning 10% or more of Holdings Common Stock). The exercise price of Nonqualified Stock Options may be less than 100% of the fair market value of a share of Holdings Common Stock on the date of grant. A total of 5,000,000 shares of Holdings Common Stock have been reserved for issuance in satisfaction of Awards granted under the Equity Incentive Plan and the maximum number of shares which may be issued to any participant pursuant to Awards granted under the Equity Incentive Plan is 2,500,000. For a more detailed description of the Equity Incentive Plan, see "The Plan Proposals."

THE DIRECTOR STOCK OPTION PLAN

    The Director Stock Option Plan is intended to encourage ownership of Holdings by eligible non-employee directors of Holdings whose continued services are considered essential to Holdings' future progress and to provide them with a further incentive to remain as directors of Holdings. All options to be granted under the Director Stock Option Plan will be Nonqualified Stock Options that will not be eligible for treatment as Incentive Stock Options. The exercise price per share of each option granted under the Director Stock Option Plan may be less than 100% of the fair market value of Holdings Common Stock on the date of grant. A total of 400,000 shares of Holdings Common Stock have been reserved for issuance upon the exercise of options to be granted under the Director Stock Option Plan. For a more detailed description of the Director Stock Option Plan, see "The Plan Proposals."

    The adoption of each of the Equity Incentive Plan and the Director Stock Option Plan has been unanimously approved by each of the IWL Board, the Telecommunications Board, the General Partner Board and the Holdings Board, in each case subject to the approval of the holders of IWL Common Stock, Telecommunications Common Stock and the Partnership Interests. IWL, in its capacity as the current sole shareholder of Holdings, has adopted and approved the Equity Incentive Plan and the Director Stock Option Plan. The IWL Board recommends that holders of IWL Common Stock vote FOR the approval of the Plan Proposals, the Telecommunications Board recommends that holders of Telecommunications Common Stock vote FOR the approval of the Plan Proposals and the General Partner Board recommends that holders of Partnership Interests execute and deliver their Contribution Agreements, in which they will, among other things, consent to the adoption by Holdings of the Plan Proposals. See "The Plan Proposals."

                      SUMMARY SELECTED UNAUDITED PRO FORMA
                       COMBINED CONDENSED FINANCIAL DATA

    The following unaudited pro forma balance sheet and statement of operations data of Holdings illustrates the effect of the Transaction as if the Transaction had occurred on March 31, 1998 for the pro forma balance sheet data and as of the beginning of the period for the pro forma statement of operations data. In May 1998, IWL changed its fiscal year end to coincide with the fiscal years of Holdings, Telecommunications and the Partnership. Accordingly, the pro forma statement of operations data for 1997 is presented for the 12 months ended December 31, 1997 on a combined basis for all three entities. The unaudited combined condensed statement of operations data for the three-month period ended March 31, 1998 and 1997 combine the financial statements of IWL with those of Telecommunications and the Partnership. The unaudited pro forma combined condensed statements of operations for the years ended December 31, 1996 and 1995 combine IWL's consolidated statements of operations data for the years ended June 30, 1996 and 1995 with the Telecommunications and Partnership statements of operations data for the years ended December 31, 1996 and 1995. The revenue and net income of IWL for the six month period ended December 31, 1996 was excluded from the pro forma combined condensed statement of operations in the amounts of $15.6 million and $260,000, respectively. The pro forma data is not necessarily indicative of the results of operations or the financial condition that would have been reported by Holdings had the Transaction been in effect during those periods, or as of those dates, or that may be reported in the future. Pro forma combined per share data of IWL, Telecommunications and the Partnership give effect to the exchange of each share of IWL Common Stock for one share of Holdings Common Stock, each share of Telecommunications Common Stock for 1.789030878 shares of Holdings Common Stock, and each 1% of the Partnership Interests for 63,194.54 shares of Holdings Common Stock.

    This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of IWL, and the financial statements of Telecommunications and the Partnership and the related notes thereto included elsewhere herein and the Unaudited Pro Forma Combined Condensed Financial Statements and the related notes thereto included elsewhere herein. See "Unaudited Pro Forma Combined Condensed Financial Statements."

                                                                                           THREE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,           MARCH 31,
                                                         -------------------------------  --------------------
                                                           1995       1996       1997       1997       1998
                                                         ---------  ---------  ---------  ---------  ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE
                                                                      DATA)
STATEMENTS OF OPERATIONS:
Revenues:
  Telecommunications services..........................  $  18,194  $  29,705  $  57,892  $  11,355  $  19,162
  Projects and other...................................     11,213     10,711     14,512      3,161      5,251
  Product resales(1)...................................     --         10,554      2,946      2,506     --
                                                         ---------  ---------  ---------  ---------  ---------
    Total revenues.....................................     29,407     50,970     75,350     17,022     24,413
Operating costs and expenses...........................     29,696     49,876     69,892     16,651     21,729
                                                         ---------  ---------  ---------  ---------  ---------
Operating income (loss)................................       (289)     1,094      5,458        371      2,684
Other income (expense).................................        150         41        220        114        (17)
Interest expense, net..................................       (484)      (585)    (1,603)      (368)      (433)
                                                         ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes and extraordinary
  item.................................................       (623)       550      4,075        117      2,234
Income taxes...........................................         37        143      1,475          2        874
                                                         ---------  ---------  ---------  ---------  ---------
Income (loss) before extraordinary item................       (660)       407      2,600        115      1,360
Extraordinary item.....................................        645     --         --         --         --
                                                         ---------  ---------  ---------  ---------  ---------
Net income (loss)......................................  $     (15) $     407  $   2,600  $     115  $   1,360
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
Net income (loss) per share(2):
  Basic................................................  $  --      $    0.01  $    0.09  $  --      $    0.05
  Diluted..............................................  $  --      $    0.01  $    0.09  $  --      $    0.05

                                                                                                AT MARCH 31,
                                                                                                    1998
                                                                                                -------------
                                                                                                     (IN
                                                                                                 THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.........................                                                $   1,378
Working capital (deficit).........................                                                   (4,751)
Property and equipment, net.......................                                                   30,000
Total assets......................................                                                   54,335
Long-term debt and capital lease obligations,
  including current portion.......................                                                   12,563
Stockholders' equity..............................                                                   14,045


------------------------

(1) Includes the resale of Alcatel products and other equipment and hardware to a subsidiary of Shell Oil Company ("Shell"). For the 12 months ended June 30, 1996 and December 31, 1997, the Shell subsidiary purchased from Holdings approximately $10.6 million and $2.9 million of Alcatel products and other equipment and hardware. The Shell project was substantially completed in May 1997 and, therefore, is not expected to contribute in a material manner to total sales in future periods.

(2) Net income (loss) per share amounts have been calculated in accordance with SFAS No. 128, "Earnings Per Share," for all periods presented.

         SUMMARY SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF IWL

    The following selected consolidated historical financial data for each of the four fiscal years ended June 30, 1997 and for the six months ended December 31, 1997, are derived from IWL's consolidated financial statements, which have been audited by KPMG Peat Marwick LLP, independent certified public accountants, whose report with respect to the three-year period ended June 30, 1997 appears elsewhere herein. The following selected consolidated historical financial data for the fiscal year ended June 30, 1993 are derived from IWL's unaudited consolidated financial statements. The following selected consolidated historical financial data for the six months ended December 31, 1996 and 1997 and for the three months ended March 31, 1997 and 1998 are derived from unaudited consolidated financial statements of IWL which, in the opinion of IWL's management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for an interim period are not necessarily indicative of the results of operations to be expected for a full year. The data set forth below in this table are qualified in their entirety by, and should be read in conjunction with, the financial statements of IWL and the related notes thereto included elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations of IWL."

                                                                                                                   THREE
                                                                                             SIX MONTHS ENDED     MONTHS
                                                                                                                   ENDED
                                                     YEAR ENDED JUNE 30,                       DECEMBER 31,      MARCH 31,
                                    -----------------------------------------------------  --------------------  ---------
                                      1993       1994       1995       1996       1997       1996       1997       1997
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Revenues:
  Telecommunications services.....  $   2,238  $   3,301  $   5,790  $   6,531  $   7,993  $   3,646  $   4,856  $   2,298
  Project and other...............     10,722     11,559     10,004     10,711     14,708      7,303      7,107      3,161
  Product resales(1)..............     --         --         --         10,554      7,641      4,695     --          2,506
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total revenues................     12,960     14,860     15,794     27,796     30,342     15,644     11,963      7,965
Cost of revenues..................      8,641     10,071      9,639     20,416     21,737     11,684      6,557      5,674
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit......................      4,319      4,789      6,155      7,380      8,605      3,960      5,406      2,291
Operating expenses:
  Selling, general and
    administrative................      3,132      4,070      4,399      5,099      5,845      2,736      3,631      1,611
  Depreciation and amortization...        359        571        821      1,003      1,403        635        982        347
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total operating expenses......      3,491      4,641      5,220      6,102      7,248      3,371      4,613      1,958
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income..................        828        148        935      1,278      1,357        589        793        333
Interest expense, net.............        (10)      (215)      (244)      (270)      (514)      (214)      (218)      (125)
Other income (expense)............        (86)       252        139         42        129         19        110        114
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes........        732        185        830      1,050        972        394        685        322
Income taxes......................        249         41        294        316        283        134        264         95
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income........................  $     483  $     144  $     536  $     734  $     689  $     260  $     421  $     227
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings per share amounts(2):
  Basic...........................  $    0.24  $    0.07  $    0.24  $    0.33  $    0.30  $    0.12  $    0.11  $    0.10
  Diluted.........................  $    0.24  $    0.07  $    0.24  $    0.33  $    0.30  $    0.11  $    0.11  $    0.10
Weighted average shares
  outstanding:
  Basic...........................      2,000      2,001      2,222      2,222      2,298      2,226      3,737      2,234
  Diluted.........................      2,011      2,011      2,233      2,233      2,323      2,261      3,908      2,298


                                      1998
                                    ---------

STATEMENTS OF OPERATIONS DATA:
Revenues:
  Telecommunications services.....  $   2,804
  Project and other...............      5,251
  Product resales(1)..............     --
                                    ---------
    Total revenues................      8,055
Cost of revenues..................      4,421
                                    ---------
Gross profit......................      3,634
Operating expenses:
  Selling, general and
    administrative................      2,188
  Depreciation and amortization...        647
                                    ---------
    Total operating expenses......      2,835
                                    ---------
Operating income..................        799
Interest expense, net.............       (155)
Other income (expense)............          1
                                    ---------
Income before income taxes........        645
Income taxes......................        254
                                    ---------
Net income........................  $     391
                                    ---------
                                    ---------
Earnings per share amounts(2):
  Basic...........................  $    0.10
  Diluted.........................  $    0.09
Weighted average shares
  outstanding:
  Basic...........................      3,912
  Diluted.........................      4,199

                                                                       JUNE 30,
                                                 -----------------------------------------------------  DECEMBER 31,    MARCH 31,
                                                   1993       1994       1995       1996       1997         1997          1998
                                                 ---------  ---------  ---------  ---------  ---------  -------------  -----------
                                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents......................  $      72  $  --      $     291  $     361  $   7,660    $   3,345     $     720
Working capital (deficit)......................        709       (367)      (265)     1,811      9,721        1,330          (398)
Total assets...................................      5,748      7,437      8,232     12,409     26,062       26,284        29,834
Long-term debt and capital lease obligations,
  net of current portion.......................        533      1,108      1,329      2,944      7,692        3,588         3,948
Stockholders' equity...........................      1,511      2,419      2,955      3,698     11,394       12,166        14,135

------------------------

(1) Comprised of the resale of Alcatel products and other equipment and hardware to a subsidiary of Shell.

(2) Earnings per share amounts have been calculated in accordance with SFAS No. 128, "Earnings Per Share," in 1997 and 1998. Prior year amounts have been restated on a comparable basis.

        SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF TELECOMMUNICATIONS

    The following selected historical financial data for Telecommunications for the years ended and as of December 31, 1993 and 1994 have been derived from the unaudited financial statements of Telecommunications. The financial data for the years ended and as of December 31, 1995 and 1996 have been derived from Telecommunications' financial statements and related notes which have been audited by Burds, Reed & Mercer, P.C., independent certified public accountants. The financial data for the year ended and as of December 31, 1997 have been derived from Telecommunications' financial statements and related notes which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The financial data for the three months ended March 31, 1997 and 1998 are derived from unaudited financial statements of Telecommunications, which in the opinion of Telecommunication's management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for an interim period are not necessarily indicative of the results of operations to be expected for a full year. The data set forth below in this table are qualified in their entirety by, and should be read in conjunction with, the financial statements of Telecommunications and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Telecommunications."

                                                                                                 THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                      MARCH 31,
                                         -----------------------------------------------------  --------------------
                                           1993       1994       1995       1996       1997       1997       1998
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Total revenues.........................  $     526  $   5,965  $  13,440  $  23,174  $  46,745  $   8,697  $  15,770
Cost of revenues.......................         39      4,780     11,043     18,941     35,776      7,118     11,802
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit...........................        487      1,185      2,397      4,233     10,969      1,579      3,968
Operating expenses:
  Selling, general and
    administrative.....................        426      1,038      2,601      3,711      7,049      1,487      2,176
  Depreciation and amortization........          4         10        333        478        694        142        231
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total operating expenses.............        430      1,048      2,934      4,189      7,743      1,629      2,407
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income (loss)................         57        137       (537)        44      3,226        (50)     1,561
Interest expense.......................     --             (9)      (240)      (315)      (311)       (78)       (86)
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes......         57        128       (777)      (271)     2,915       (128)     1,475
Income taxes (benefit).................          3         36       (245)       (88)     1,100        (65)       578
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)......................  $      54  $      92  $    (532) $    (183) $   1,815  $     (63) $     897
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings (loss) per common share(1):
  Basic................................  $    0.01  $    0.01  $   (0.05) $   (0.02) $    0.17  $   (0.01) $    0.09
  Diluted..............................  $    0.01  $    0.01  $   (0.05) $   (0.02) $    0.17  $   (0.01) $    0.08

                                                                          DECEMBER 31,                        MARCH 31,
                                                      -----------------------------------------------------  -----------
                                                        1993       1994       1995       1996       1997        1998
                                                      ---------  ---------  ---------  ---------  ---------  -----------
                                                                                (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit)...........................  $      37  $     104  $    (533) $  (1,348) $    (576)  $     (38)
Property and equipment, net.........................         34        118      2,214      2,858      3,693       4,162
Total assets........................................        111      1,716      4,953      7,356     13,327      14,552
Long-term debt and capital lease obligations, net of
  current portion...................................          3        113      1,114        720        453         431
Stockholders' equity (deficit)......................         (3)       375        593        411      2,247       3,165

------------------------

(1) Earnings (loss) per share amounts have been calculated in accordance with SFAS No. 128, "Earnings Per Share," in 1997 and 1998. Prior year amounts have been restated on a comparable basis.

         SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF THE PARTNERSHIP

    The following selected historical financial data for the Partnership for the years ended and as of December 31, 1993, 1994, 1995 and 1996 have been derived from the Partnership's financial statements and related notes which have been audited by Burds, Reed & Mercer, P.C., independent certified public accountants. The financial data for the year ended and as of December 31, 1997 have been derived from the Partnership's financial statements and related notes which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The financial data for the three months ended March 31, 1997 and 1998 are derived from unaudited financial statements of the Partnership, which in the opinion of the Partnership's management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for an interim period are not necessarily indicative of the results of operations to be expected for a full year. The data set forth below in this table are qualified in their entirety by, and should be read in conjunction with, the financial statements of the Partnership and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Partnership."

                                                                                                              THREE MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,                      MARCH 31,
                                                      -----------------------------------------------------  --------------------
                                                        1993       1994       1995       1996       1997       1997       1998
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                    (IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
Revenues:
  Telecommunications services.......................  $  --      $  --      $  --      $  --      $   1,945  $     360  $     588
  Projects and other................................        240        334        173     --         --         --         --
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total revenues..................................        240        334        173     --          1,945        360        588
Operating costs and expenses:
  Network access expenses...........................     --            444        503     --             86         41         12
  Selling, general and administrative...............        245        457        326        174        286         65         67
  Depreciation and amortization.....................         18         50         31         54        902        166        185
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total operating costs and expenses..............        263        951        860        228      1,274        272        264
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income (loss).............................        (23)      (617)      (687)      (228)       671         88        324
Interest expense....................................     --         --         --         --           (774)      (165)      (210)
Other income (expense)..............................         15          4         12     --             (1)    --         --
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes and extraordinary
  item..............................................         (8)      (613)      (675)      (228)      (104)       (77)       114
Income taxes(1).....................................     --         --         --         --         --         --            (42)
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before extraordinary item.............         (8)      (613)      (675)      (228)      (104)       (77)        72
Extraordinary item (2)..............................     --         --            645     --         --         --         --
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)...................................  $      (8) $    (613) $     (30) $    (228) $    (104) $     (77) $      72
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                                DECEMBER 31,                         MARCH 31,
                                                           -------------------------------------------------------  -----------
                                                             1993       1994        1995        1996       1997        1998
                                                           ---------  ---------     -----     ---------  ---------  -----------
                                                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit)................................  $     497  $    (178)  $       1   $  (2,616) $  (1,059)  $  (1,314)
Property and equipment, net..............................        239        206      --           8,552      9,300       9,168
Total assets.............................................        788        443          13       8,757      9,779       9,949
Long-term debt and capital lease obligations, net of
  current portion........................................     --         --          --           6,336      8,665       8,184
Partners' capital (deficit)..............................        742         34           4        (223)      (327)       (255)

------------------------

(1) Effective January 1, 1998, the Partnership elected to be taxed as a corporation and as such has recorded income taxes of $42,000 relating to the three months ended March 31, 1998. Prior to January 1, 1998, the Partnership allocated net income and net losses to its Partnership Interests and therefore no income taxes were recorded for periods ended prior to January 1, 1998.

(2) Extraordinary gain of approximately $645,000 relates to extinguishment of certain lease obligations in 1995.

                       COMPARATIVE PER SHARE INFORMATION

    The following table sets forth, for the periods indicated, selected pro forma per share amounts for Holdings Common Stock, pro forma per share equivalent amounts for Telecommunications Common Stock, pro forma per one percent equivalent amounts for Partnership Interests, giving effect to the Transaction, and the corresponding historical per share data for IWL Common Stock and Telecommunications Common Stock and the historical data for each one percent Partnership Interest in the Partnership. Net income per share data is computed using diluted share information. The information presented is based upon, and is qualified in its entirety by, the Consolidated Financial Statements and the related notes thereto of IWL and the Financial Statements and related notes thereto of Telecommunications and the Partnership included elsewhere herein. These data are not necessarily indicative of the results of the future operations of Holdings or the actual results that would have occurred if the Transaction had been consummated prior to the periods indicated. See "Unaudited Pro Forma Combined Condensed Financial Statements."

                                                                                                     THREE MONTHS
                                                              AS OF OR FOR THE YEAR ENDED DECEMBER   ENDED MARCH
                                                                               31,                       31,
                                                              -------------------------------------  ------------
                                                                 1995        1996          1997          1998
                                                              ----------  -----------  ------------  ------------
UNAUDITED PRO FORMA COMBINED(1)
Net income (loss) per share--diluted........................  $   --      $      0.01  $       0.09  $       0.05
Book value per share........................................                                         $       0.49
TELECOMMUNICATIONS PER SHARE EQUIVALENTS(2)
Net income (loss) per share--diluted........................  $   --      $      0.03  $       0.16  $       0.08
Book value per share........................................                                         $       0.87
PARTNERSHIP ONE PERCENT EQUIVALENTS(3)
Net income (loss) per one percent interest..................  $   (36.55) $    947.09  $   5,785.62  $   2,951.19
Book value per one percent interest.........................                                         $  30,720.18
IWL HISTORICAL(4)
Net income per share--diluted...............................  $     0.24  $      0.33  $       0.30  $       0.08
Book value per share........................................                                         $       3.56
TELECOMMUNICATIONS HISTORICAL
Net income (loss) per share.................................  $    (0.05) $     (0.02) $       0.17  $       0.09
Book value per share........................................                                         $       0.30
PARTNERSHIP HISTORICAL
Net loss per one percent interest...........................  $  (301.61) $ (2,274.03) $  (1,037.98) $     716.40
Book deficit per one percent interest.......................                                         $  (2,552.98)

------------------------

(1) The pro forma IWL per share equivalents are equal to the Unaudited Pro Forma Combined per share amounts as the Exchange Ratio of IWL Common Stock to Holdings Common Stock is 1 to 1.

(2) The Telecommunications Per Share Equivalents were calculated by multiplying the Unaudited Pro Forma Combined per share amounts by the Telecommunications Exchange Ratio to reflect the exchange of 1.789030878 shares of Holdings Common Stock for each share of Telecommunications Common Stock pursuant to the Merger Agreement.

(3) The Partnership One Percent Equivalents were calculated by multiplying the Unaudited Pro Forma Combined per share amounts by the Partnership Exchange Ratio to reflect the exchange of 63,194.54 shares of Holdings Common Stock for each one percent (1%) of the Partnership Interests pursuant to the Merger Agreement.

(4) The IWL historical net income per share amounts are presented for the years ended June 30, 1995 and 1996 and for the twelve months ended December 31, 1997 to correspond with the periods used to prepare the unaudited pro forma combined condensed financial statements.

                 COMPARATIVE PER SHARE MARKET PRICE INFORMATION


    IWL Common Stock is listed on the Nasdaq National Market under the trading symbol "IWLC." On February 12, 1998, the last full trading day prior to the public announcement of the proposed Mergers, the closing price of IWL Common Stock on the Nasdaq National Market was $9.875 per share. On July 15, 1998, the most recent practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, the closing price of IWL Common Stock on the Nasdaq National Market was $9.25 per share. Holders of IWL Common Stock are urged to obtain current market quotations of the IWL Common Stock prior to making any decision with respect to the Mergers. There has previously been no public market for the shares of Holdings Common Stock or Telecommunications Common Stock or the Partnership Interests. See "Comparative Per Share Market Price and Dividend Information."


                        LISTING OF HOLDINGS COMMON STOCK

    Holdings intends to apply for listing of the Holdings Common Stock on the Nasdaq National Market and anticipates that its shares will trade on the Nasdaq National Market, upon official notice of issuance, under the symbol "CPRK." There has previously been no public market for the shares of Holdings Common Stock. See "The Transaction--Nasdaq Listing."

                                DIVIDEND POLICY

    Holdings currently intends to retain all future earnings for use in the operation of its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future. The declaration and payment in the future of any cash dividends will be at the discretion of the Holdings Board and will depend upon, among other factors, the earnings, capital requirements and financial position of Holdings, existing and/or future covenants contained in Holdings' bank credit agreements or other financing documents and general economic conditions. IWL has not paid any dividends to date. Telecommunications has not paid any dividends to date. The Partnership made a one time, extraordinary distribution in April 1994 to its partners, but otherwise has not paid any distributions to date.

                                  RISK FACTORS

    THIS SECTION DESCRIBES CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY THE IWL SHAREHOLDERS AND TELECOMMUNICATIONS SHAREHOLDERS IN EVALUATING WHETHER TO VOTE IN FAVOR OF THE MERGERS AND BY THE PARTNERS IN THE PARTNERSHIP IN EVALUATING WHETHER TO PARTICIPATE IN THE INTEREST EXCHANGE, AND INCLUDES RISK FACTORS FOR THE COMBINED BUSINESSES OF IWL, TELECOMMUNICATIONS AND THE PARTNERSHIP AS WELL AS RISK FACTORS THAT RELATE ONLY TO ONE OF SUCH COMPANIES.

FIXED EXCHANGE RATIO


    The IWL Exchange Ratio, Telecommunications Exchange Ratio and Partnership Exchange Ratio are expressed as fixed ratios in the Merger Agreement. The Merger Agreement does not contain any provisions for adjustment of the IWL Exchange Ratio, the Telecommunications Exchange Ratio or the Partnership Exchange Ratio based upon fluctuations in the market price of IWL Common Stock. Accordingly, the value of the stock consideration to be received by holders of IWL Common Stock, Telecommunications Common Stock and Partnership Interests upon the consummation of the Mergers and the Interest Exchange, as determined by reference to the market price of the IWL Common Stock on the Nasdaq National Market, is not presently ascertainable and will depend upon the market price of Holdings Common Stock on the Closing Date, which in turn will be affected by, among other factors, the market price of IWL Common Stock immediately prior to the Closing Date and the value of the business of Telecommunications and the Partnership on the Closing Date. The exchange ratios were initially determined on February 16, 1998, which is also the date prior to the date the Transaction was announced. On February 12, 1998, the most recent day in which trading occurred in IWL Common Stock prior to such date, the closing price of IWL Common Stock on the Nasdaq National Market was $9.875 per share. The Exchange Ratios were recalculated on June 20, 1998. From February 17, 1998 until June 19, 1998, the date prior to the date the Exchange Ratios were recalculated, the highest and lowest closing prices of IWL Common Stock were $22.375 per share and $11.75 per share, respectively. On June 19, 1998, the closing price was $15.00 per share. From June 20, 1998, through July 15, 1998, the highest and lowest closing prices of IWL Common Stock on the Nasdaq National Market were $9.75 per share and $8.125 per share, respectively, and the closing price on July 15, 1998, the most recent practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, was $9.25 per share. These variations may result from changes in the business, amendments to the Merger Agreement, operations or prospects of IWL, Telecommunications or the Partnership, market assessment of the Transaction, general economic conditions or other factors. The IWL Common Stock is the only publicly traded security of the parties to the Transaction and it has a one for one exchange ratio for the Holdings Common Stock. As the market value of the shares of IWL Common Stock increases or decreases, the market value (and not the number of such shares of stock) to be received by the shareholders or partners of IWL, Telecommunications or the Partnership, as applicable, will also increase or decrease (assuming an equivalent per share value of Holdings Common Stock and IWL Common Stock). Holders of IWL Common Stock, Telecommunications Common Stock and Partnership Interests are urged to obtain current market quotations prior to making any decision with respect to the Mergers and the Interest Exchange. There has previously been no public market for the shares of Holdings Common Stock, Telecommunications Common Stock or the Partnership Interests. The Merger Agreement provides that fluctuations in the price of IWL Common Stock shall be deemed to be an event that does not have a Material Adverse Effect (as defined in the Merger Agreement) on any other party or on Holdings that would give rise to the right to terminate the Merger Agreement.


SUBSTANTIAL INDEBTEDNESS; RESTRICTIVE COVENANTS


    On July 16, 1998, Holdings, Telecommunications and the Partnership (with IWL as a guarantor of certain obligations with respect to the Notes) sold the Notes through a private placement under Rule 144A under the Securities Act. The aggregate principal amount of the Notes was $150,000,000. As a result of the issuance of the Notes, Holdings is highly leveraged. At March 31, 1998, on a pro forma basis after giving effect to the consummation of the Transaction and the issuance of the Notes and the application of the net proceeds therefrom, Holdings would have had total consolidated indebtedness of $150 million before the costs of the Transaction and the offering of the Notes (or approximately 92% of the total capitalization of Holdings) and the total liabilities of Holdings (including trade accounts payable and accrued liabilities) would have been approximately $168.6 million. The degree to which Holdings is leveraged may adversely affect Holdings' ability to finance its future operations, to compete effectively against better capitalized companies, to be flexible in planning for, or reacting to, changes in its business, to withstand downturns in its business or the economy generally, and to pursue business opportunities that may be in the best interests of Holdings.



    The successful implementation of Holdings' strategy, including expanding its network, increasing its sales force and obtaining and retaining a significant number of customers in order to generate significant and sustained growth in Holdings' cash flow, will be necessary for Holdings to be able to meet its debt service requirements, including its obligations under the Notes. There can be no assurance that Holdings will successfully implement its strategy or that Holdings will be able to generate sufficient cash flow from operating activities to meet its debt service obligations and working capital requirements. In the event the implementation of Holdings' strategy is delayed or is unsuccessful or Holdings does not generate sufficient cash flow to meet its debt service and working capital requirements, Holdings may need to seek additional financing. There can be no assurance that any such financing could be obtained on terms that are acceptable to Holdings, or at all. In the absence of such financing, Holdings could be forced to dispose of assets in order to make up for any shortfall in the payments due on its indebtedness under circumstances that might not be favorable to realizing the highest price for such assets. As a result, there can be no assurance that Holdings' assets could be sold quickly enough or for sufficient amounts to enable Holdings to meet its obligations, including its obligations with respect to the Notes.


    Holdings is currently negotiating with a lender to obtain a senior credit facility (the "Credit Facility") which the Company expects will become available upon consummation of the Transaction. The Credit Facility and the Indenture (as defined below) will impose operating and financial restrictions on Holdings and its subsidiaries. These restrictions will affect, and in certain cases significantly limit or prohibit, among other things, the ability of Holdings and its subsidiaries to incur additional indebtedness, create liens upon assets, apply the proceeds from the disposal of assets, make investments, make dividend payments and other distributions on capital stock (other than to Holdings) and redeem capital stock. In addition, the Credit Facility is expected to require Holdings to maintain certain financial ratios and meet certain financial covenants relating to Holdings. There can be no assurance that Holdings will be able to maintain such ratios or that such covenants will not adversely affect Holdings' ability to finance its future operations or capital needs or to engage in other business activities that may be in the best interest of Holdings.

HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION


    Upon completion of the Transaction, Holdings will be a holding company with no direct operations and no significant assets other than its direct and indirect ownership interests in its subsidiaries. The Notes are general unsecured obligations of Holdings and rank pari passu in right of payment with all future senior indebtedness of Holdings, if any, and senior in right of payment to all future subordinated indebtedness of Holdings, if any. Holdings does not currently have any other existing debt other than the Notes and the debt of its subsidiaries. Each of Holdings' subsidiaries is a separate legal entity that upon completion of the Transaction has no obligation to pay any amounts that may be due pursuant to the Notes or to make any funds available therefor, whether by dividends, loans or other payments. Because upon completion of the Transaction (as currently contemplated) the Notes will not be guaranteed by the subsidiaries, all indebtedness of the subsidiaries, including the subsidiaries' borrowings under the Credit Facility, any vendor financings and trade payables, will be structurally senior to the Notes. In addition, Holdings may be required to pledge the stock of Telecommunications and IWL, which will become Holdings' direct wholly owned subsidiaries upon completion of the Transaction, to secure the borrowings under the Credit Facility and other vendor financings and Holdings subsidiaries may be required to grant liens on substantially all of their assets as security for the obligations under the Credit Facility. In the event of any dissolution, bankruptcy or liquidation or reorganization of Holdings' subsidiaries, the right of Holdings to receive assets of the subsidiaries upon such liquidation or reorganization (and the consequent right of holders of the Notes to participate in the distribution or realize proceeds from those assets) will be effectively subordinated to the claims of the subsidiaries' creditors (including trade creditors and holders of other indebtedness of such subsidiaries) except if and to the extent Holdings is itself a creditor of such subsidiary, in which case the claims of Holdings would still be effectively subordinated to any security interest in the assets of such subsidiary held by other creditors. As of March 31, 1998, after giving effect to the Transaction and the issuance of the Notes (and the application of the net proceeds therefrom) Holdings and its subsidiaries, on a consolidated basis, would have had approximately $18.6 million of total outstanding liabilities (excluding intercompany payables and the Notes), all of which would have been liabilities of Holdings' subsidiaries and all of which would have been structurally senior to the Notes. See "Unaudited Pro Forma Combined Condensed Financial Statements." Holdings will be dependent on the cash flow of its subsidiaries to meet its obligations, including the payment of interest and principal obligations on the Notes when due. Accordingly, Holdings' ability to make principal, interest and other payments to holders of the Notes when due will be dependent on the receipt of sufficient funds from its subsidiaries. Receipt of such funds will be restricted by the terms of existing and future indebtedness of the subsidiaries, including the Credit Facility.


MANAGING RAPID CHANGE; INTEGRATION OF COMBINED BUSINESSES

    IWL, Telecommunications and the Partnership each have experienced a recent period of significant growth and expansion that has placed, and if sustained would continue to place, a significant strain on their respective administrative, operational and financial resources, as evidenced by IWL's recent misclassification of revenue. This growth has resulted in an increase in the level of responsibility for management personnel. The Transaction is intended in part to help fuel additional growth and expansion, which could add additional strain on Holdings' resources and increase demands on its systems and controls. Holdings' ability to continue to manage its growth successfully will require Holdings to enhance its operational, management, financial and information systems and controls and to hire and retain qualified sales, marketing, administrative, operating and technical personnel. There can be no assurance that Holdings will be able to do so.

    The Transaction involves the integration of three companies, which will impose many risks on Holdings, including risks associated with assimilating the operations, services, products and personnel of the three companies. No assurance can be given that Holdings will not encounter significant difficulties in integrating the respective operations of IWL, Telecommunications and the Partnership or that the benefits and revenue growth expected from such integration will be realized. The achievement of the benefits and revenue growth expected from such integration will require Holdings to, among other things, access significant amounts of growth capital, to complete successfully the approximately 4,300 route mile fiber network planned by the Partnership, to provide cost-effective services in many new markets, to expand rapidly its sales force and customer service department, to introduce new data products as they become available and, in regards to the Transaction, to incur significant costs in connection with the integration of IWL's, Telecommunications' and the Partnership's operations, financial reporting and accounting systems, and networks, as well as other costs relating to transitional planning and implementation. The incurrence of any such costs, as well as any unexpected costs or delays in connection with such integration, could have a material adverse effect on Holdings' financial condition, results of operations and cash flow.

SIGNIFICANT CAPITAL REQUIREMENTS

    Following the Transaction, the expansion of Holdings' fiber network, the installation of additional switches, the opening of new sales offices, the recruiting and training of new personnel, additional and increased marketing expenses and other expenses related to Holdings' growth will require substantial capital and operating funds. Holdings currently estimates that its aggregate capital expenditure requirements will total approximately $50 million during the second half of 1998 and $140 million for 1999. Holdings anticipates making substantial capital expenditures thereafter. Capital expenditures and working capital will be required to (i) fund the construction and operation of the fiber optic network, (ii) fund the installation of voice and data switches and (iii) open sales offices and add sales support and customer service personnel in markets throughout Texas and the Gulf Coast region. Holdings believes that the estimated net proceeds from the issuance of the Notes, together with cash flow from operations, borrowings under the Credit Facility which Holdings is currently negotiating with a bank lender, vendor financings, sales of dark fiber or otherwise, will provide sufficient funds to enable Holdings to fund its capital expenditures and working capital requirements for the next 18 months. There can be no assurance, however, as to when and if Holdings will enter into the Credit Facility or any other substitute senior credit facility or as to the amount or terms of the Credit Facility or any other substitute credit facility. Additional capital will be required after such time to finance additional expansion of Holdings network.



    The actual amount and timing of Holdings' future capital requirements may differ materially from Holdings' estimates, depending on the demand for Holdings' services and as a result of regulatory, technological and competitive developments, including new market developments and new opportunities, in Holdings' industry. Holdings may also require additional capital in the future, or sooner than currently anticipated, for new business activities related to its current and planned businesses or in the event it decides to make additional acquisitions or enter into joint ventures and strategic alliances. Sources of additional capital may include cash flow from operations and public and private equity and debt financings. There can be no assurance, however, that Holdings will be successful in producing sufficient cash flow or raising sufficient debt or capital to meet its strategic objectives or that such funds, if available, will be available on a timely basis on terms that are acceptable to Holdings and within the limitations contained in Holdings' financing arrangements. See "--Substantial Indebtedness; Restrictive Covenants." Failure to generate or raise sufficient funds, whether through the issuance of the Notes or through the Credit Facility, through vendor financings, sales of dark fiber or otherwise, may require Holdings to delay or abandon some or all of its future expansion plans or expenditures, which could have a material adverse effect on Holdings' financial condition, results of operations and cash flow. Such failure could also limit the ability of Holdings to make principal and interest payments on its indebtedness, including the Notes.


RISKS RELATED TO THE FIBER NETWORK

    Holdings' ability to achieve its strategic objectives will depend in large part upon the successful, timely and cost-effective completion of its planned 4,300 route mile fiber network. Additionally, Holdings must achieve substantial traffic volume over the expanded network in order to fully realize the expected cash flows, operating efficiencies and cost benefits. The construction of Holdings' fiber network may be affected by a variety of factors, uncertainties and contingencies, many of which are beyond Holdings' control, including but not limited to, Holdings' access to sufficient capital, access to rights-of-way, the timely granting of franchise agreements, availability of construction contractors, timing conflicts with other fiber projects which could increase contractor costs, the pricing and availability of advanced fiber optic cable, construction delays and cost overruns. Although Holdings believes that its cost estimates and build-out schedule are reasonable, there can be no assurance that the actual construction costs or time required to complete the construction of Holdings' fiber network will not exceed current estimates. Holdings believes that it is likely that broadband prices for carriers' carrier services and end-user services will continue to decline over the next several years due primarily to (i) the construction of additional fiber networks that will supply substantially more transmission capacity than historically has been demanded,
(ii) technological advances that permit substantial increases in the transmission capacity of fiber at costs lower than building new fiber networks and (iii) strategic alliances, such as long distance capacity purchasing alliances among certain Regional Bell Operating Companies, ("RBOCs"), that increase customer purchasing power. There can be no assurance that Holdings will be able to achieve increased capacity and traffic volumes at prices necessary to support the expanded network. A significant delay, or the inability to complete Holdings' fiber network or to successfully market the capacity of the network, could have a material adverse effect on Holdings' financial condition, results of operations and cash flow.

DEVELOPMENT OF PROVISIONING, BILLING, CUSTOMER SERVICE AND MANAGEMENT
  INFORMATION SYSTEMS

    Sophisticated OSS systems are vital to Holdings' ability to add new customers and new products, manage network capacity, monitor costs, render monthly invoices for services, process customer orders, provide customer service and achieve operating efficiencies. Holdings intends to develop internally or acquire the information and support systems necessary to manage its growth and provide its services efficiently. However, there can be no assurance that Holdings will be able to timely and successfully develop, acquire or operate such systems. As Holdings begins to provide local switched services, the need for sophisticated billing and information systems will also increase significantly, and Holdings will have significant additional requirements for electronic data interfaces with ILECs and other CLECs. Additionally, any acquisitions would place additional burdens on Holdings' accounting, information and other systems. Unanticipated problems in any of the above areas, or Holdings' inability to implement solutions in a timely manner or to establish or upgrade systems as necessary, could have a material adverse impact on the ability of Holdings to reach its objectives and on its financial condition, results of operations and cash flow.

COMPETITION

    OVERVIEW. The communications services industry is highly competitive, rapidly evolving and subject to constant technological change. In particular, there are numerous companies offering long distance and local services, and Holdings expects competition to increase in the future. Holdings believes that existing competitors are likely to continue to expand their service offerings to appeal to existing or potential customers of Holdings. Many of Holdings's existing competitors have financial, personnel and other resources, including brand name recognition, substantially greater than those of Holdings. Moreover, Holdings expects that new competitors are likely to enter the communications market, and some of these new competitors may market communications services similar to Holdings' services. In addition, some of these new competitors may have financial, personnel and other resources, including brand name recognition, substantially greater than those of Holdings.

    In addition, the regulatory environment in which Holdings operates is undergoing significant change. As this regulatory environment evolves, changes may occur which could create greater or unique competitive advantages for all or some of Holdings' current or potential competitors, or could make it easier for additional parties to provide services. Other providers currently offer one or more of each of the services offered by Holdings, and many communications companies operate generally in the same long distance and local service submarkets as Holdings. As a service provider in the long distance communications industry, Holdings competes with several well established providers, as well as many other long distance providers with less significant market shares.

    DOMESTIC AND INTERNATIONAL LONG DISTANCE. Holdings provides long distance services using its own facilities and by reselling the facilities of other carriers in the United States and between the United States and other countries. The long distance communications industry is intensely competitive and significantly influenced by the marketing and pricing decisions of the larger industry participants such as AT&T, MCI, Sprint and WorldCom. Moreover, the industry is undergoing significant consolidation that has created and will continue to create numerous other entities with substantial resources to compete for long distance business, such as Excel Communications, Inc., Frontier Communications Service, Inc. and Qwest. In addition, as a result of the Telecommunications Act of 1996 (the "1996 Telecommunications Act"), RBOCs and GTE Operating Companies ("GTOCs") are able or will be able in the future to enter the long distance market. These larger competitors have significantly greater name recognition, financial, technical, network and marketing resources. They may also offer a broader portfolio of services and have long standing relationships with customers targeted by Holdings. Moreover, there can be no assurances that certain of Holdings' competitors will not be better situated to negotiate contracts with suppliers of telecommunications services which are more favorable than contracts negotiated by Holdings. Many of Holdings' competitors enjoy economies of scale that can result in a lower cost structure for transmission and related terminating costs, which could cause significant pricing pressures on Holdings.

    Holdings competes in the long distance market primarily on the basis of price, customer service and the ability to provide a variety of communications products and services. Customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. Prices for domestic and international long distance calls have declined in recent years and are likely to continue to decrease. Competition in all of the relevant markets is expected to increase which could adversely affect net revenue per minute and gross margins as a percentage of net revenue. There can be no assurance that Holdings will be able to compete effectively in the domestic or international long distance markets.

    LOCAL EXCHANGE SERVICE. Holdings seeks to expand significantly its operations to provide services typically provided by ILECs. The local service market has only recently been opened broadly to new service providers following enactment of the 1996 Telecommunications Act. The services intended to be offered by Holdings will compete with those offered by ILECs, such as BellSouth, Southwestern Bell and the GTOCs, as well as very large interexchange carriers ("IXCs"), such as AT&T, MCI, Sprint and WorldCom. The ILECs currently dominate the provision of local services in their respective markets and the ILECs and the IXCs have greater name recognition, financial, technical, network, marketing and personnel resources than the new entrants, as well as longer standing relationships with regulatory authorities at the federal and state levels. Moreover, there can be no assurance that certain of Holdings' competitors will not be better situated to negotiate contracts with suppliers of telecommunications services which are more favorable than contracts negotiated by Holdings. Holdings also may face competition from other current and potential market entrants, including other CLECs, cable companies, electric utilities, local exchange carriers ("LECs") operating outside their current local service areas, other long distance carriers, wireless telephone system owners, microwave owners, satellite carriers, private networks built by large companies, and start-up telecommunications ventures. There can be no assurance that Holdings will be able to compete effectively in the local service markets.

    FIBER NETWORKS. Holdings intends to expand its fiber optic network to approximately 4,300 route miles throughout Texas and the Gulf Coast region. Holdings will compete with numerous established and start-up national and regional fiber optic networks owned by IXCs, ILECs and CLECs throughout Texas and the Gulf Coast region. These competitors include very large companies such as AT&T, MCI, WorldCom, Sprint, IXC and Qwest, each of whom has greater name recognition, financial, personnel, technical and marketing resources than Holdings. Holdings is aware that other facilities-based providers of local and long distance telecommunications services are planning and constructing fiber networks and/or purchasing or leasing dark fiber in order to build additional networks that, if and when completed, could compete with Holdings' network. In addition to IXCs and LECs, entities potentially capable of offering broadband services in competition with Holdings' existing and planned network include other facilities-based communications service providers, cable television companies, electric utilities, microwave carriers, satellite carriers, wireless telephone system operators and large companies who build private networks. Such competing networks may also have advanced fiber and operating capabilities similar to those of Holdings' existing and planned network and may be positioned geographically to compete directly with Holdings' existing and planned network for many of the same customers along a significant portion of the same routes.

    INTERNET TELEPHONY. Internet services are currently deemed enhanced services by the FCC and therefore are not subject to federal and state common carrier regulations, including long distance interstate and intra-state access fees. Certain Internet service providers ("ISPs") have recently announced plans to use Internet protocol technologies ("IP Telephony") to introduce domestic and international long distance services at rates 30% to 50% below standard long distance rates. Although the FCC intends to review this issue, IP Telephony could increase pressure on IXCs and other communications companies to reduce prices and margins from domestic and international long distance services. There can be no assurance that Holdings or the carrier customers of Holdings will not experience substantial decreases in call volume, pricing and/or margins due to IP Telephony. There can also be no assurance that Holdings will be able to offer its telecommunications services to end users at a price which is competitive with the IP Telephony services offered by these new companies. IWL also is an ISP. There can be no assurance that Internet services will not be subject to additional regulation in the future, although Holdings seeks to compete by introducing IP Telephony in late 1998. The Internet services market is highly competitive although there are no substantial barriers to entry, and Holdings expects that competition will continue to intensify. Holdings' competitors in this market include ISPs, other telecommunications companies, online services providers and Internet software providers. Many of these competitors have greater financial, technical and marketing resources than those available to Holdings.

    TECHNOLOGICAL ADVANCES. In the future, Holdings may be subject to intense competition due to the development of new technologies resulting in an increased supply of domestic and international transmission capacity. The telecommunications industry is experiencing a period of rapid and significant technological evolution, marked by the introduction of new product and service offerings and increasing satellite transmission capacity for services similar to those to be provided by Holdings. For instance, recent advances in wave division multiplexing technology permit substantial increases in transmission capacity of both new and older fiber. The introduction of new products or emergence of new technologies may cause capacity to greatly exceed the demand, reducing the pricing of certain services to be provided by Holdings. There can be no assurance that Holdings' services will satisfy future customer needs, that Holdings' technologies will not become obsolete in light of future technological developments, or that Holdings will not have to make significant additional capital investments to upgrade or replace its system and equipment. The effect on Holdings' operations of technological changes cannot be predicted, and if Holdings is unable to keep pace with advances, it could have a material adverse effect on the financial condition, results of operations and cash flow of Holdings.

    OFFSHORE AND REMOTE TELECOMMUNICATIONS SERVICES. Currently, Holdings provides telecommunications services to oil and gas customers in the Gulf of Mexico, the North Sea and other oil and gas producing regions around the world. In the Gulf of Mexico, Holdings competes directly with Autocomm Communications Engineering Corp., Sola Communications, Inc., Datacom and Shell, as well as cellular carriers such as Petrocom and Coastel, and with Data Marine Systems and EAE Ltd. in the North Sea. Shell currently provides competing services through its microwave network in the Gulf of Mexico and has announced plans to become a full service telecommunications provider to the oil and gas industry in the region. Holdings provides private-line telecommunications services in Russia. In Russia, the major competitors for networks are SOVAMTEL and AMRUSCOM. Although Holdings believes that it competes successfully in each of its markets today, there can be no assurance that Holdings will be able to continue to compete successfully in the future. Holdings believes that most of its larger competitors have generally not made it a priority to provide remote, difficult-access telecommunications services. Should one or more of the competitors decide to focus on such services, it could have a material adverse effect on the financial condition, results of operations and cash flow of Holdings.

DEPENDENCE ON OTHER LONG DISTANCE CARRIERS

    Holdings has agreements with many carriers to terminate domestic and international long distance traffic. Certain of these agreements allow for the termination of domestic traffic, particularly intrastate traffic, at rates significantly lower than those which Holdings could obtain by terminating directly with the ILEC at tariffed rates. A termination of service by these carriers, a reduction in their quality of service or a change in the rates these carriers charge for their services could have a material adverse effect on Holdings' financial condition, results of operations and cash flow.

    More than half of Holdings' international traffic is to Mexico. In January and February 1998, many carriers, including one used by Holdings, were temporarily unable to terminate traffic into Mexico. Most of these carriers have since regained their ability to terminate traffic, and they, along with many other new carriers, continue to offer terminating rates significantly below international settlement rates. If competing carriers can provide Holdings' customers with quality and rates Holdings is unable to match, Holdings could lose a significant portion of its traffic into Mexico or any other foreign country, which could have a material adverse effect on Holdings' financial condition, results of operations and cash flow.

DEPENDENCE ON INCUMBENT LOCAL EXCHANGE CARRIERS

    In addition to reselling local service from ILECs, Holdings intends to significantly expand its existing efforts to utilize unbundled network elements that are the components of those services. Such resale will play an important part in Holdings' local exchange service business strategy. Although the 1996 Telecommunications Act requires the ILECs to allow such resale, there can be no assurance (i) that the implementation of the 1996 Telecommunications Act, which has been challenged in federal court by the ILECs, will be concluded on a timely basis and on terms favorable to Holdings or (ii) that Holdings will be successful in negotiating with ILECs the necessary co-location, interconnection and resale agreements, particularly the unbundled network elements that Holdings intends to resell, on terms that will be favorable to Holdings. Any substantial limitation on Holdings' ability to secure reasonable and timely access to ILEC services and unbundled network elements could have a material adverse effect on Holdings' financial condition, results of operations and cash flow.

DEPENDENCE ON KEY PERSONNEL

    The success of Holdings' business will depend, in part, on the continued services of certain members of the management of Holdings, IWL, Telecommunications and the Partnership. In particular, the loss of the services of one or more of Jere W. Thompson, Jr., Chief Executive Officer and Chairman of the Board of Holdings, President of Telecommunications and President of the General Partner, Ignatius W. Leonards, President and Vice Chairman of the Board of Holdings and Chief Executive Officer and Chairman of the Board of IWL, Byron
M. Allen, Executive Vice President of Holdings and President of IWL and Scott L. Roberts, Timothy W. Rogers or Timothy M. Terrell, each Executive Vice Presidents of Holdings and each Executive Vice Presidents of Telecommunications, could have a material adverse effect on the business, results of operations and financial condition of Holdings. The competition for qualified managers and employees in the telecommunications industry is intense. Accordingly, there can be no assurance that Holdings and its operating subsidiaries will be able to retain their key employees or that they will be able to attract or retain skilled personnel in the future.

DEPENDENCE ON MAJOR CUSTOMERS

    Holdings' carrier customers generally use more than one service provider for switched access services and can quickly reduce their use of Holdings' services and move to other providers without incurring significant expense. Holdings' private line agreements with its customers generally provide that the customer may terminate service without penalty in the event of certain prolonged outages in service and for certain other defined causes. As a result of these and other factors, there can be no assurance that Holdings will be able to retain its carrier customers. For the year ended December 31, 1997, revenues from services provided to MCI accounted for more than 10% of Holdings' combined pro forma revenues. The loss of or a significant decrease of business from any of Holdings' largest customers would have a material adverse effect on Holdings' financial condition, results of operations and cash flow.

    Customers in the oil and gas industry accounted for substantially all of Holdings' offshore and project related sales in the fiscal year ended December 31, 1997. Price decreases in oil and gas and other market forces negatively affecting the oil and gas industry as a whole could affect funding for drilling activities in the Gulf of Mexico, the North Sea and elsewhere, which could have a material adverse effect on Holdings' financial condition, results of operations and cash flow.

RISKS ASSOCIATED WITH INTERNATIONAL CUSTOMERS

    A portion of IWL's project-related sales to date have been made to customers located outside of the United States, including customers located in Moscow, Russia and Quito, Ecuador. Risks inherent in Holdings' international business activities include changes in regulatory requirements, costs and risks of localizing systems in foreign countries, customs matters, longer payment cycles, higher tax rates or additional withholding requirements, difficulty in enforcing agreements, military, political and transportation obstacles, political and economic instability, expropriation, nationalization, insurrection, war, difficulties in staffing and managing foreign operations, fluctuations in currency exchange rates, regulations which restrict or prohibit repatriation of funds, technology export and import restrictions or prohibitions, the burden of complying with a wide variety of complex foreign laws and treaties, changes in local laws and difficulty in accounts receivable collections. There can be no assurance that any of these factors will not have a material adverse effect on Holdings' financial condition, results of operations and cash flow.

REGULATION OF LONG DISTANCE AND LOCAL TELEPHONE SERVICES

    Telecommunications services are subject to significant regulation at the federal, state, local and international levels, affecting Holdings and its existing and potential competitors. Delays in receiving required regulatory approvals or the enactment of new and adverse legislation, regulations or regulatory requirements may have a material adverse effect on Holdings' financial condition, results of operations and cash flow. In addition, future legislative, judicial and regulatory agency actions could alter competitive conditions in the markets in which Holdings intends to operate, in ways not necessarily to Holdings' advantage.

    Holdings is currently subject to federal and state government regulation of its long distance and local telephone services. Holdings is regulated at the federal level by the FCC and is required to maintain both domestic and international tariffs for interstate services containing the currently effective rates, terms and conditions of service. The FCC has proposed, however, to eliminate the tariffing requirement for domestic interstate non-dominant carriers, although such detariffing is being reviewed by a federal court and carriers must continue to file such tariffs during the pendency of the litigation. In addition, Holdings is required to obtain and maintain a certificate, issued by the FCC, in connection with its international services. Holdings holds global authority from the FCC to provide resale of switched services, and holds global authority from the FCC to provide private line (where permitted by the FCC) and facilities-based services. Holdings also maintains numerous licenses in the satellite earth station, microwave and business radio services which are subject to detailed licensing, operations and technical requirements established by the FCC. The FCC generally retains the right to sanction a carrier or revoke its authorization if a carrier violates applicable laws of regulations. Intrastate long distance telecommunications operations are also subject to various state laws and regulations, including prior certifications, notification, or registration requirements. Holdings generally must obtain and maintain certificates of public convenience and necessity from regulatory authorities in most states in which it offers intrastate long distance service. In most of these jurisdictions, Holdings must file and obtain prior regulatory approval of tariffs for intrastate services. In addition, Holdings must update or amend the tariffs and, in some cases, the certificates of public convenience and necessity when rates are adjusted or new products are added to the long distance services. The FCC and numerous state agencies also impose prior approval requirements on transfers of control, including pro forma transfers of control and corporate reorganizations, and assignments of regulatory authorizations. As a result, Telecommunications, IWL and Holdings filed notices and/or applications for approval of the Transaction, and the receipt of certain of such approvals is a condition to the consummation of the Transaction. While Holdings expects to receive all such approvals that have been requested, there can be no assurance that such approvals will be granted in a timely fashion.

    Holdings' CLEC operations are subject to specific state certification and compliance requirements. Most states require a certification or other authorization to offer local exchange services. These certifications generally require a showing that the carrier has adequate financial, managerial and technical resources to offer the proposed services in a manner consistent with the public interest. States generally retain the right to sanction a carrier or to revoke certifications if a carrier violates applicable laws and/or regulations.

    Holdings' cost of providing long distance service, and its revenues from providing local services, will both be affected by changes in "access charges" and universal services. In 1997, the FCC released an order establishing a significantly expanded federal universal service subsidy regime to be funded by interstate carriers and certain other entities. The FCC established new universal service funds to support telecommunications and information services provided to qualifying schools, libraries and rural health care providers, and expanded the federal subsidies for local telephone services provided to low-income consumers. If the federal and state regulations requiring the LECs to provide equal access for the origination and termination of calls by long distance subscribers change or if the regulations governing access charge rates or universal service contribution change, such changes could have a material adverse effect on Holdings' financial condition, results of operations and cash flow. On July 18, 1997, the United States Court of Appeals for the Eighth Circuit overturned many of the rules the FCC had established pursuant to the 1996 Telecommunications Act. The Eighth Circuit decision substantially limits the FCC's jurisdiction and expands state regulators' jurisdiction to set and enforce rules governing the development of local competition. As a result, it is more likely that the rules governing local competition will vary substantially from state to state. If a patchwork of state regulations were to develop, it could increase Holdings' cost of regulatory compliance and could make entry into and conducting business in some markets more expensive than in others. The U.S. Supreme Court has decided to review the Eighth Circuit's decision. There can be no assurance as to how or when the U.S. Supreme Court will act on the appeal or that the outcome of the appeal will not have a material adverse effect on Holdings' financial condition, results of operations and cash flow. See "Competition" and "Regulation and Licenses--Government Regulation."

POSSIBLE SERVICE INTERRUPTIONS; NATURAL DISASTERS

    Holdings' operations are dependent on its ability, and the ability of third parties from whom it obtains services, to protect its network and equipment against damage that may be caused by fire, equipment failures, weather, power loss, failures, fiber cuts, failure or loss of satellites, human error, unauthorized intrusion, natural disasters or occurrences, acts of sabotage and other similar events. Almost all of Telecommunications' voice traffic currently passes through its single Dallas switch. A second switch is not planned to be operational until the third quarter of 1998, and no assurance can be given that such additional switch will be installed on a timely basis or at all. IWL's operations in remote and underdeveloped areas of the world make IWL's operations, equipment and employees susceptible to extreme environmental conditions and political instability. A significant portion of the satellite communications equipment and foreign circuits used by IWL to provide services is housed in a single location in IWL's network operations center without a back-up center and a second center is not planned to be operational until the fourth quarter of 1998, and no assurance can be given that such additional center will be operational on a timely basis or at all. In addition, IWL owns or leases equipment located in the Gulf of Mexico that is susceptible to hurricanes. There can be no assurance that fire, equipment failure or other events would not disable Telecommunications', the Partnership's or IWL's equipment, which could have a material adverse effect on Holdings' financial condition, results of operations and cash flow. Also, networks and switching facilities experience periodic service interruptions and equipment failures, and the operation of such networks will be subject to international, national and regional telecommunications outages or regulatory issues from time to time. It is therefore possible that the networks and facilities utilized by IWL, Telecommunications and the Partnership may from time to time experience service interruptions or equipment failures that would have a material adverse effect on Holdings' financial condition, results of operations and cash flow.

POTENTIAL LIABILITY OF INTERNET SERVICE PROVIDERS


    IWL is an ISP. The law governing the liability of on-line services providers and Internet access providers for participating in the hosting or transmission of objectionable materials or information currently is unsettled. Under the terms of the 1996 Telecommunications Act, both civil and criminal penalties can be imposed for the use of interactive computer services for the transmission of certain indecent or obscene communications. However, this provision as it relates to indecent, but not obscene, communications was recently found to be unconstitutional by the United States Supreme Court in JANET RENO V. AMERICAN CIVIL LIBERTIES UNION. Nonetheless, some states have adopted or are considering adopting similar requirements, and the constitutionality of such state requirements remains unsettled at this time. In addition, several private lawsuits have been filed seeking to hold Internet access providers accountable for information which they transmit, such as libelous material and copyrighted material. While the outcome of these activities is uncertain, the ultimate imposition of potential liability on Internet access providers for information which they host, distribute or transport could materially change the way they must conduct business and could impact the determination by Holdings to expand or continue this business and could subject IWL, Telecommunications or the Partnership to litigation which could have a material adverse effect on Holdings' financial condition, results of operations and cash flow.


NEED TO OBTAIN AND MAINTAIN RIGHTS-OF-WAY

    The Partnership must obtain rights-of-way and other permits to install underground conduits from railroads, utilities, state highway authorities, local governments and transit authorities. There can be no assurance that the Partnership will be able to obtain and maintain the additional rights and permits needed to implement its business plan on acceptable terms. Loss of substantial rights and permits or the failure to enter into and maintain required arrangements for the fiber network could have a material adverse effect on Holdings' financial condition, results of operations and cash flow.


FAILURE TO CONSUMMATE TRANSACTION; PROCEEDS IN ESCROW ACCOUNT MAY BE
  INSUFFICIENT TO REPURCHASE NOTES


    Consummation of the Transaction is subject to certain closing conditions, including, among other conditions, approval of the respective Mergers by the shareholders of IWL and Telecommunications, the agreement of the General Partner and Limited Partners holding at least 80% of the limited Partnership Interests in the Partnership to contribute their Partnership Interests to Holdings in exchange for shares of Holdings Common Stock and receipt of material regulatory approvals from the FCC and various state regulatory agencies in states in which IWL, Telecommunications or the Partnership provide communications services. The failure to satisfy such conditions would permit Holdings or the other parties thereto to refuse to consummate the Transaction. Accordingly, there can be no assurance that the Transaction will be consummated. The Merger Agreement provides for the Transaction to be consummated no later than December 31, 1998, although such date may be modified by the parties to the Merger Agreement.


    Approximately $145.0 million of the net proceeds from the issuance of the Notes was deposited into the Escrow Account and invested in temporary cash investments. If the Transaction is not consummated by August 31, 1998, Holdings, Telecommunications and the Partnership will be required to make an offer to purchase the Notes at 101% of their original principal amount, plus accrued and unpaid interest to the date of purchase. See "Issuance of Notes." The amounts held in the Escrow Account may be insufficient to repurchase all tendered Notes, and will be insufficient by approximately $7.0 million if all or substantially all of the Notes are tendered. Although each of Holdings, Telecommunications and the Partnership have jointly and severally agreed to fund any such deficiency (and IWL has guaranteed such obligation), they do not currently have the financial ability to fund any such deficiency. In addition, the ability of Holdings, Telecommunications, the Partnership and IWL to repurchase the Notes in the event of such offer to purchase may be limited by the terms of their respective then existing contractual obligations.



    In the event such offer to purchase is required to be made and is consummated and any Notes remain outstanding thereafter, Holdings and IWL shall be released from their respective obligations under the Notes, and Telecommunications and the Partnership will be required to engage in either a statutory merger or interest exchange. No assurance can be given however, that the Partnership and Telecommunications will consummate such merger or interest exchange.


VARIABILITY IN OPERATING RESULTS

    The timing of IWL's project-related sales have varied significantly in the past and are expected to vary significantly in the future, particularly as evidenced by the recent variations in IWL's revenues, which did not reach the levels contemplated by the business plan provided to Telecommunications and the Partnership. This could cause Holdings future quarterly or fiscal year operating results to vary significantly from the prior period and, because of the possibility of these fluctuations, results for any particular quarter or fiscal year should not be relied upon as being indicative of future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of IWL."

POSSIBLE CLAIMS RELATING TO OWNERSHIP OF PROPRIETARY RIGHTS

    Notwithstanding that Holdings has registered the use of the mark CAPROCK COMMUNICATIONS in the United States, numerous other companies in many different industries, particularly in West Texas, have preexisting rights to the name "Caprock" within defined territories, including one company that may have the right to use the name for long distance services within an established area, and these companies could seek to require Holdings to obtain a license from them for the use of the name "CapRock" within those defined territories or require Holdings to change its name, either of which could require Holdings to incur additional expenses. Additionally, if Holdings were required to change its name, it could lose the goodwill, if any, associated with the CapRock name.

LACK OF DIVIDENDS


    Neither IWL nor Telecommunications has ever paid dividends on its common stock, and the Partnership has never made a distribution to its partners (other than an one-time, extraordinary distribution in 1994) and Holdings does not anticipate paying any cash dividends on the Holdings Common Stock in the foreseeable future and, in certain circumstances, will be prohibited from doing so under the terms of the Notes, the Credit Facility (if it is entered into) and any other credit documents to which Holdings is a party of from time to time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of IWL" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Telecommunications."


CONCENTRATION OF OWNERSHIP

    Following the consummation of the Transaction (and assuming all Partnership Interests are validly tendered pursuant to the Exchange Offer and accepted), the current officers and directors of IWL, Telecommunications and the General Partner will beneficially own, in the aggregate, approximately 90.0% of the outstanding shares of Holdings Common Stock (on a non-dilutive basis). Accordingly, the current officers and directors of IWL, Telecommunications and the General Partner, acting as a group, will have the ability to elect all of the directors of Holdings and to control Holdings' management, operations and affairs. In addition, following the consummation of the Transaction (and assuming all of the Partnership
Interests are validly tendered pursuant to the Exchange Offer and accepted), the current officers and directors of Telecommunications and the General Partner will beneficially own, in the aggregate, approximately 82.7% of the outstanding shares of Holdings Common Stock (on a non-dilutive basis).

CHANGE OF CONTROL OF IWL

    After the Transaction is consummated, and assuming all of the Partnership Interests are validly tendered pursuant to the Exchange Offer and accepted, the former shareholders and optionholders of Telecommunications and the former partners in the Partnership will own, in the aggregate, approximately 85% of the Holdings Common Stock and the former shareholders, optionholders and warrantholders of IWL will own approximately 15% of the Holdings Common Stock on a diluted basis. This will effectively constitute substantial dilution of the voting interest of IWL shareholders in IWL and an effective change of control of IWL.

YEAR 2000 COMPLIANCE

    IWL, Telecommunications and the Partnership each utilizes a significant number of computer software programs and operating systems in its operations, including applications used in product development, financial business systems, and various administrative functions. To the extent that their software applications contain source code that is unable to appropriately interpret the upcoming calendar year "2000," some level of modification or even possibly replacement of such applications will be necessary. IWL, Telecommunications and the Partnership are each currently in the process of completing its identification of applications that are not "Year 2000" compliant. Given information known at this time about their systems having such issues, coupled with their on-going, normal course-of-business efforts to upgrade or replace business critical systems, as necessary, it is currently not anticipated that these "Year 2000" costs will have any material adverse impact on Holdings' financial condition or its results of operations or cash flow. To the extent that either Holdings' systems or the systems of the entities with which Holdings contracts are not fully Year 2000 compliant, potential systems interruptions or the cost necessary to update software by IWL, Telecommunications and the Partnership or one of their major vendors or customers could have a material adverse effect on Holdings' financial condition, results of operations and cash flow.

CERTAIN ANTI-TAKEOVER MATTERS

    Upon the consummation of the Transaction, based on the number of shares of IWL Common Stock and Telecommunications Common Stock outstanding as of May 31, 1998 and assuming all of the Partnership Interests are validly tendered pursuant to the Exchange Offer and accepted by Holdings, there will be 171,089,778 authorized and unissued shares of Common Stock and 20,000,000 authorized and unissued shares of Preferred Stock, par value $.01 per share (the "Preferred Stock") of Holdings. The existence of authorized but unissued Common Stock and Preferred Stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Holdings by means of a merger, tender offer, proxy solicitation or otherwise. Holdings is also subject to prior regulatory approval by the FCC and various state regulatory agencies for a transfer of control of Holdings or for the assignment of Holdings' (or its subsidiaries') intrastate certification authority, its international authority and other FCC licenses and authorizations. The Communications Act of 1934, as amended (the "1934 Communications Act"), generally limits direct foreign ownership of wireless licenses to 20%, but provides for indirect foreign ownership holdings above 25% upon FCC approval. In addition, because Holdings (or its subsidiaries) holds FCC authority to provide international service, the FCC will scrutinize an ownership interest in Holdings of greater than 25%, or a controlling interest at any level, by a dominant foreign carrier. International carriers, such as Holdings, must notify the FCC 60 days in advance of an acquisition by a foreign carrier or by an entity that controls a foreign carrier of a 25% or greater or a controlling interest in such carriers. However, new rules allow for up to 100% indirect ownership of most wireless licenses upon FCC review and approval by foreign interests from countries that have participated in the

1997 World Trade Organization ("WTO") Agreement on Basic Telecommunications Services, in which the United States and 68 other countries committed to open their telecommunications markets to competition starting in 1998. Furthermore, the Indenture provides for a mandatory purchase of the Notes upon a change of control and it is currently expected that the Credit Facility will provide that an event of default or redemption event thereunder will occur if all or a controlling interest in Holdings' capital stock is sold, assigned or otherwise transferred. Any of the foregoing factors could have the effect of delaying, deferring or preventing a change of control of Holdings. The Articles of Incorporation of Holdings provide that Article 13.03 of the Texas Business Corporation Act, which includes statutory anti-takeover measures, will not apply to Holdings. See "Regulation and Licenses--Government Regulation" and "Description of Holdings Capital Stock--Preferred Stock" and "--Certain Anti-Takeover Effects."


ASSUMPTION OF GENERAL PARTNER LIABILITIES

    After giving effect to the Interest Exchange, and assuming all Partnership Interests are validly tendered pursuant to the Exchange Offer and accepted, Telecommunications will become a substitute general partner in the Partnership. As a general partner, Telecommunications will become generally liable for the debts and obligations of the Partnership, including debts and obligations that may be contingent or unknown at the time of the acquisition. The liabilities of the Partnership outstanding at March 31, 1998 consisted of trade accounts payable and accrued expenses of $1.1 million and a term construction loan of $9.1 million, due December 31, 2001. The Partnership was in violation of certain debt covenants as of December 31, 1996 and 1997 and March 31, 1998. The Partnership has obtained a waiver for its covenant violations. The Partnership's lender has consented to consummation of the Transaction. There can be no assurance that these obligations will not have a material adverse effect on Holdings' financial condition, results of operations and cash flow.

                                THE TRANSACTION

GENERAL

    The Merger Agreement provides for a business combination among IWL, Telecommunications and the Partnership. Pursuant to the Merger Agreement and subject to the satisfaction of the conditions set forth therein, I-Sub will be merged with and into IWL and C-Sub will be merged with and into Telecommunications, with IWL and Telecommunications each continuing as the surviving corporations of the Mergers. Pursuant to the Interest Exchange, immediately after the IWL Merger Effective Time and immediately prior to the Telecommunications Merger Effective Time, all of the Partnership Interests that are validly tendered to and accepted by Holdings pursuant to the Exchange Offer will be exchanged for shares of Holdings Common Stock. Upon the IWL Merger Effective Time and the Telecommunications Merger Effective Time, respectively, the holders of IWL Common Stock and the holders of Telecommunications Common Stock will become shareholders of Holdings, with each outstanding share of IWL Common Stock being converted into one share of Holdings Common Stock and each outstanding share of Telecommunications Common Stock being converted into
1.789030878 shares of Holdings Common Stock. After the Interest Exchange and prior to the Telecommunications Merger Effective Time, Holdings will contribute to C-Sub the general Partnership Interest received by Holdings in the Interest Exchange. As a result, upon consummation of the Telecommunications Merger, Telecommunications (which will acquire the general Partnership Interest from C-Sub in the Telecommunications Merger) will become a substitute general partner in the Partnership in respect of the general Partnership Interest transferred to it, Holdings will become a substitute limited partner in the Partnership in respect of the limited Partnership Interests transferred to it and the holders of the Partnership Interests will become shareholders of Holdings, with each one percent (1%) of the Partnership Interests being exchanged for 63,194.54 shares of Holdings Common Stock. As a result of the Mergers and the Interest Exchange, assuming all Partnership Interests are validly tendered pursuant to the Exchange Offer and accepted, the former holders of IWL Common Stock and stock options and warrants to acquire IWL Common Stock collectively will hold approximately 15% of the equity interests in Holdings, and the former holders of Telecommunications Common Stock and stock options to acquire Telecommunications Common Stock and the former holders of the Partnership Interests collectively will hold approximately 85% of the equity interests in Holdings.

BACKGROUND OF THE TRANSACTION

    Prior to entering into negotiations relating to the Transaction, IWL had in September 1997 entered into a commercial relationship with Telecommunications and the Partnership to lease fiber from the Partnership. See "--Interests of Certain Persons in the Transaction."

    IWL, Telecommunications and the Partnership each regularly evaluated strategic opportunities, including possible alliances, joint ventures, acquisitions and other business combinations with various industry participants. Under appropriate circumstances, representatives of IWL, Telecommunications or the Partnership established direct or indirect contact with potential candidates. Set forth below is a summary of the background of the negotiations that led to the Transaction.

    On Friday, October 10, 1997, Norman Bagwell of Bank One, Texas, N.A. suggested to Jere W. Thompson, Jr., President of Telecommunications and of the General Partner, that he meet with representatives of IWL to discuss each company's strategy for growing their respective businesses.

    On Friday, October 17, 1997, Richard H. Roberson, the Chief Financial Officer of IWL, and Byron M. Allen, the President of IWL, were introduced to Mark Langdale, a director and principal shareholder of Telecommunications and Secretary and a director of the General Partner, and Mr. Thompson by Mark Wade and Norman Bagwell of Bank One, Texas, N.A. A meeting was held in Dallas, Texas. During the meeting, the discussions were limited to general conversation regarding each company's business and the similarities between the companies and their respective strategies for growth. An invitation was extended to Messrs. Thompson and Langdale to visit the IWL facilities in Houston.

    On Friday, October 31, 1997, Messrs. Roberson, Allen and Ignatius W. Leonards, the Chief Executive Officer of IWL, met with Messrs. Thompson and Langdale in Houston, Texas, where the discussion included the possible benefits of a merger of the two companies and the Partnership. Between October 31, 1997 and November 20, 1997, Mr. Thompson and Mr. Allen had several telephone conversations to discuss the possible organizational structure of the combined companies.

    On Thursday, November 20, 1997, Mr. Thompson met with Messrs. Allen and Leonards and a representative of Cruttenden Roth to discuss a potential transaction by IWL with Telecommunications and the Partnership.

    On Friday, November 21, 1997, Messrs. Leonards, Allen and Roberson met with Mr. Thompson and Timothy W. Rogers, Timothy M. Terrell and Scott L. Roberts, each an Executive Vice President of Telecommunications, to discuss and describe to each other the respective business of their companies.

    On Monday, December 1, 1997, Messrs. Leonards and Thompson had a conference call from their respective offices to discuss the benefits of a possible combination of their companies.

    On Tuesday, December 2, 1997, IWL and Telecommunications executed a Confidentiality Agreement and Messrs. Leonards and Thompson met in Houston, Texas, to discuss the benefits of a merger. Mr. Allen joined the meeting to discuss transactions being considered by IWL.

    On Friday, December 5, 1997, the Board of Directors of IWL held a scheduled board meeting telephonically. During the meeting, Mr. Leonards briefed the IWL Board regarding the discussions with Telecommunications and the Partnership. A representative of Munsch Hardt explained the fiduciary duties of the IWL Board in such a transaction.

    On Monday, December 15, 1997, Mr. Allen and Myron Goins, an outside director of IWL, together with a representative of Cruttenden Roth, met with Messrs. Rogers, Thompson and Langdale. Extensive discussions and negotiations were held regarding various operational strengths of each organization and, among other things, the terms and structure of a possible merger, pooling versus purchase accounting, board representation of the combined company, executive officers of the combined company, termination fees, proposed exchange ratios, valuation of each organization and other legal, tax and financial considerations relating to a possible transaction.

    On Tuesday and Wednesday, December 16 and 17, 1997, Messrs. Thompson, Leonards and Allen had various telephone conversations regarding the proposed business combination and the business synergies which would make the combined companies more successful.

    On Thursday, December 18, 1997, representatives of IWL, Telecommunications and the Partnership met at the offices of IWL's counsel, Munsch Hardt, in Dallas, Texas. Those present included Messrs. Thompson and Langdale of Telecommunications and Mr. Allen of IWL. A representative of Cruttenden Roth was present, as well as representatives of Munsch Hardt and representatives of Hughes & Luce, counsel to Telecommunications and the Partnership. At this meeting the parties discussed the need for maintenance of confidentiality of the discussions and, among other things, the structure of the merger, pooling issues, exchange ratios, caps and collars, timing for preparation and execution of a definitive agreement, the selection of an auditor and the need for audited financial statements, the potential need to raise additional capital, due diligence issues, existing options, break up fees, and members of the Board of Directors of the new public entity.

    On Thursday, December 18, 1997, Telecommunications retained Hoak, Breedlove & Wesneski, Inc. ("Hoak Breedlove") as its financial advisor pursuant to an agreement dated as of December 18, 1997. No report, opinion or appraisal was provided by Hoak Breedlove.

    From Friday, December 26, 1997, through the execution of the Merger Agreement, management of IWL, Telecommunications and the Partnership had numerous telephone conferences and held numerous due diligence meetings and numerous other meetings to consider organizational and operational issues of the combined businesses and the terms of the proposed business combination.

    On Friday, January 2, 1998, Messrs. Thompson, Leonards and Allen met in Houston where they discussed management structure and international opportunities for the combined companies.

    On Tuesday, January 6, 1998, IWL retained Cruttenden Roth pursuant to a letter dated January 6, 1998, to assist IWL as a financial advisor with respect to a potential transaction with Telecommunications and the Partnership.

    On Friday, January 9, 1998, Messrs. Thompson, Terrell and Rogers of Telecommunications met in Houston with Mr. Allen and other members of IWL management to discuss their respective companies and the proposed business combination.

    On Thursday, January 15, 1998, a special meeting of the IWL Board was held telephonically to discuss and approve the acquisition by IWL of the shares of stock of ICEL. Also present at the meeting was a representative from Munsch Hardt. During that meeting Mr. Leonards provided an update to the IWL Board on the status of the discussions with Telecommunications and the Partnership and responded, along with Messrs. Allen and Roberson, to various questions by the directors about the Transaction and about Telecommunications and the Partnership.

    On Monday, January 19, 1998, a special meeting of the IWL Board was held telephonically, although Messrs. Leonards and Allen were in the offices of Telecommunications after having meetings with Mr. Thompson to discuss the proposed business combination. Also present via teleconference were representatives of Munsch Hardt and a representative of Cruttenden Roth. At this meeting the representative of Cruttenden Roth reviewed in detail among other things (i) the operations of Telecommunications and the Partnership, (ii) sales and marketing department of Telecommunications, (iii) customer mix, (iv) the opportunities for growth both domestically and internationally, (v) potential synergies of the combined businesses, (vi) the basis for the valuations being considered, (vii) the value of the IWL shares, (viii) pooling issues, (ix) expectations for revenue growth but little, if any, expectations for cost savings from the termination of redundant operations, although cost savings may result from avoidance of redundancy in the future, (x) the need for future capital for the combined business and (xi) the network capacity of the combined businesses.

    On Friday, January 23, 1998, Messrs. Allen and Leonards met with Mr. Thompson to continue the negotiation of the relative values of both businesses and the respective exchange ratios and issues regarding termination of traffic in Mexico and Texas.

    On Thursday, January 29, 1998, Messrs. Thompson and Langdale and a representative of Hoak Breedlove, on the one hand, and Messrs. Leonards, Allen and a representative of Cruttenden Roth, on the other hand, had numerous telephone conversations regarding the proposed exchange ratios for the proposed business combination. These discussions continued through the next day and were culminated when Messrs. Thompson and Leonards agreed upon the exchange ratios for the Transaction, subject to the other terms and provisions of the Merger Agreement being finalized.

    On Tuesday, February 3, 1998, the IWL Board held a special meeting at the offices of Telecommunications in Dallas which enabled outside directors of IWL to tour the facilities of Telecommunications and the Partnership and to have personal meetings with the members of the executive team of Telecommunications and the Partnership. Also present at the meeting were representatives of Munsch Hardt and a representative of Cruttenden Roth. At this meeting a representative of Munsch Hardt reviewed the material terms of the agreements for the Transaction. Mr. Allen explained to the IWL Board that, since the ICEL transaction had just occurred, both the value of ICEL and the shares of stock of IWL issued to acquire ICEL were excluded from the calculation of values and ratios which the IWL Board considered and ultimately approved when it approved the Transaction. The representative from Cruttenden Roth then presented its valuation materials to the IWL Board and made his presentation to the IWL Board, discussing among other things: (i) the analysis prepared by Cruttenden Roth of each entity, (ii) the relationship between EBITDA and gross revenues in the various analyses and (iii) the likely impact on the business of Telecommunications and the Partnership and the proposed combined business if the rates to be charged to Telecommunications for terminating traffic in Mexico and in certain areas of Texas were increased. The IWL Board requested that Cruttenden Roth prepare revised materials showing an increase in the rates charged to Telecommunications for business in Mexico and certain areas of Texas and lower margins for such business. Mr. Allen reviewed with the IWL Board the perceived competitive advantages of each company, including for Telecommunications and the Partnership (i) strong sales growth, (ii) fiber and switch infrastructure, (iii) strong management team and (iv) carrier billing system. Mr. Allen explained how these strengths complemented IWL's (i) deployed fiber, microwave and switches, (ii) oil company customers and international traffic, (iii) technical and service personnel and (iv) status as a CLEC in Texas and Louisiana.

    Mr. Allen then explained to the IWL Board the strategy for the combined business of building an infrastructure in Texas, Louisiana and Oklahoma utilizing the Partnership's existing network and fiber and IWL's existing network to grow the business. The representative of Cruttenden Roth then summarized the results of its analysis and delivered its oral opinion to the IWL Board that, as of such date and subject to certain assumptions, limitations and qualifications from a financial point of view, the relative exchange ratios and the consideration to be received by the shareholders of IWL in the Transaction were fair to the shareholders of IWL.

    Mr. Thompson joined the meeting to discuss with the IWL Board the strategy of Telecommunications and the Partnership, his vision and implementation plans for the Transaction and the combined business.

    On Thursday, February 5, 1998, the Telecommunications Board met to discuss the Transaction and its terms. At that time, it determined that the provisions and terms of the Merger Agreement were fair to and in the best interest of Telecommunications and its shareholders and authorized the officers of Telecommunications to execute the Merger Agreement and the related agreements on behalf of Telecommunications.

    On Thursday, February 5, 1998, the General Partner Board determined that the provisions and terms of the Merger Agreement were fair to and in the best interest of the Partnership and the partners and authorized the officers of the General Partner to execute the Merger Agreement and the related agreements on behalf of the Partnership.

    On Saturday, February 7, 1998, Mr. Thompson called Mr. Leonards to inform him that one of Telecommunications' underlying long distance carriers into Mexico could no longer complete Telecommunications' traffic to Mexico.

    On Sunday, February 8, 1998, Mr. Thompson met with Messrs. Allen and Leonards in Houston to discuss the Transaction and the impact, if any, on Telecommunications and the proposed business combination of the loss of one of Telecommunications' underlying long distance carriers into Mexico.

    On Tuesday, February 10, 1998, the IWL Board held a special telephonic board meeting to discuss the proposed business combination. Each director had received a revised analysis from Cruttenden Roth that had been revised to address changes in the pricing and the potential decline in revenues for Telecommunications' traffic into Mexico and certain areas of Texas. The representative from Cruttenden Roth made a presentation summarizing the Transaction and the history of the negotiations and discussions including (i) caps and collars, (ii) pooling of interests, (iii) the accretive nature of the transaction, (iv) strategic implications for the combined companies, (v) the financial markets viewpoint of telecommunications companies, (vi) enhanced speed to market for IWL because of the existing network of the Partnership, (vii) the synergy of IWL's technical expertise with the marketing expertise of Telecommunications, (viii) the additional minutes which would be provided for use on the Partnership's network from IWL customers, (ix) growth areas in the international markets and (x) the enhanced ability for the combined business to provide more traditional telecommunications services and products including long distance and LEC Services to customers.

    Mr. Allen then gave a report on the status of Telecommunications' traffic into Mexico. IWL's staff had been working with another carrier in Mexico to enter into an agreement for the termination of calls into Mexico, and Mr. Allen believed that such an agreement was imminent. The analysis prepared by Cruttenden Roth contemplated such a potential service interruption occurrence in Mexico. The analysis reflected that Telecommunications, like many other long distance carriers, has agreements with many carriers to terminate domestic and international long distance traffic, and the termination of certain of these contracts or a change in the rates these carriers charge for their services would impact Telecommunications. Mr. Allen and the representative of Cruttenden Roth pointed out to the IWL Board that the exchange ratios had been previously adjusted due to the potential risk of lost traffic into Mexico and Texas.

    The IWL Board decided to defer any decision on the Transaction until it had received a report from Telecommunications' management regarding the impact of traffic into Mexico.

    On Thursday, February 12, 1998, the IWL Board held a special telephonic board meeting to discuss the proposed business combination. Also participating in the meeting by invitation of the IWL Board were representatives of Cruttenden Roth and representatives of Munsch Hardt. Each director confirmed that they had received reports from Cruttenden Roth reflecting changes in the assumptions for the discounted cash flow analysis of IWL, Telecommunications and the Partnership. The assumptions of Telecommunications and the Partnership were adjusted to reflect possible changes in tariffs and rates both in Mexico and other areas for Telecommunications and the Partnership. Mr. Allen advised the IWL Board that Telecommunications had retained a significant portion of its traffic into Mexico and that an agreement between IWL and a long distance carrier based in Mexico to terminate traffic into Mexico had been negotiated. Mr. Allen also provided support for the reasonableness of the assumptions used by Cruttenden Roth. A representative from Cruttenden Roth confirmed that its analysis showed that the Transaction would be accretive on a going forward basis in 1998. A representative of Cruttenden Roth then reconfirmed that its opinion regarding the Transaction remained unchanged after review of the various matters that had transpired since the February 3, 1998, IWL Board meeting, and that based upon its analysis of the Transaction it was its opinion that as of that date, subject to the certain assumptions, limitations, and qualifications, from a financial point of view, the exchange ratios and the consideration to be received by the IWL shareholders in the Transaction were fair to the IWL shareholders. After deliberations with respect thereto, the IWL Board unanimously determined that the provisions and terms of the Merger Agreement were fair to and in the best interest of IWL and the IWL shareholders, recommended that the holders of IWL Common Stock vote for the approval of the Merger Agreement and authorized the officers of IWL to execute the Merger Agreement and the related agreements on behalf of IWL.

    Following the IWL Board meeting on Thursday, February 12, 1998, Messrs. Leonards, Allen, Roberson, Thompson and Langdale, as well as representatives of Munsch Hardt and of Hughes & Luce, met at the offices of Telecommunications in Dallas to finalize the terms of the Merger Agreement, which contained exchange ratios that would have resulted in holders of IWL Common Stock and options and warrants owning 29% and holders of Telecommunications Common Stock and options and of Partnership Interests (assuming they were all tendered to and accepted by Holdings in the Exchange Offer) owning 71% of the Holdings Common Stock, on a diluted basis, upon consummation of the Transaction.

    On Monday, February 16, 1998, IWL, Telecommunications and the Partnership executed the Merger Agreement, certain owners of Telecommunications and the Partnership and IWL executed the CapRock Owners Agreement and certain IWL shareholders and Telecommunications and the Partnership executed the IWL Shareholders Agreement. February 16, 1998 was a holiday. The closing price of shares of IWL Common Stock on the Nasdaq National Market on Friday, February 12, 1998, the last business day prior to February 16, 1998 on which IWL Common Stock was traded, was $9.875 per share, which, under the original exchange ratios (as amended in April 1998), which were in effect on that date (and assuming an equivalent per share value of Holdings Common Stock and IWL Common Stock), would have resulted in the shareholders of IWL receiving Holdings Common Stock with a market value of $37,073,021, the shareholders of Telecommunications receiving Holdings Common Stock with a market value of $77,320,495 and the holders of the Partnership Interests receiving Holdings Common Stock with a market value of $26,287,053 if the Transaction was effected that day and all of the Partnership Interests were validly tendered to and accepted by Holdings in the Exchange Offer.

    On Tuesday, February 17, 1998, prior to the opening of trading on the Nasdaq National Market, IWL issued a press release announcing the Transaction.

    On April 30, 1998, the IWL Board, the General Partner Board, the Telecommunications Board, the Holdings Board and the boards of each merger subsidiary approved, and the appropriate officers executed, the First Amendment to the Merger Agreement to make minor adjustments to the Telecommunications Exchange Ratio to address calculation errors in the number of shares of Telecommunications Common Stock and of Telecommunications options that were outstanding. Such amendment did not change any of the other exchange ratios or change the total number of shares that had been approved for issuance by Holdings.


    On Thursday, June 11, 1998, the Board of Directors of Holdings and the IWL Board each held meetings to authorize the issuance and guarantee of the Notes and the amendment of the Merger Agreement in order to update or correct certain schedules and to specify the states in which the receipt of regulatory approvals was a condition to closing. The Boards of Directors of Telecommunications and of the General Partner approved the issuance of the Notes on Thursday June 18, 1998.



    On Saturday, June 13, 1998, Mr. Thompson called Mr. Leonards to assert that, in Mr. Thompson's opinion, the projected decline in IWL revenues of approximately $2.3 million to $2.5 million for the quarter ended June 30, 1998 and the possible additional decline in IWL revenues in subsequent quarters thereafter from those set forth in the IWL business plan furnished to Telecommunications and the Partnership in connection with the original negotiations of the Merger Agreement constituted a Material Adverse Effect (as defined in the Merger Agreement). As a result of such asserted Material Adverse Effect, Mr. Thompson asserted that Telecommunications and the Partnership believed that they had the right to terminate the Merger Agreement, but that in lieu of exercising such right of termination, they would be willing to complete the Transaction with modified exchange ratios.



    On Saturday, June 13, 1998, following the conversation between Messrs. Leonards and Thompson, the IWL Board held a special meeting. Also participating in this meeting by invitation of the IWL Board was a representative of Cruttenden Roth and a representative of Munsch Hardt. At this meeting, Mr. Leonards provided a summary to the IWL Board of his conversations with Mr. Thompson. Mr. Roberson then provided an update to the IWL Board of the decline of IWL's revenues as compared with those in its business plan which had been provided to Telecommunications and the Partnership prior to execution of the Merger Agreement. The decline in revenues from the business plan was attributable primarily to delays in contracts and, to a much lesser extent, to delays in developing revenues in the IWL's long distance and dedicated access services. Mr. Thompson had been advised of the contract delays on Thursday, June 11, 1998. A representative of Munsch Hardt then provided a summary of the terms of the Merger Agreement and the legal alternatives available. After significant discussion of potential benefits as well as the potential risks of disputing the assertions, terminating the Merger Agreement, or amending the exchange ratios, the IWL Board determined that the alternative that was in the best interest of IWL and the shareholders of IWL was to pursue the Transaction with modified exchange ratios. A representative of Cruttenden Roth was requested to provide an updated opinion to the IWL Board regarding the modified exchange ratios once they were tentatively determined. Mr. Leonards was authorized to approach Mr. Thompson to discuss alternative exchange ratios.


    Between June 13, 1998, and June 18, 1998, Messrs. Leonards and Thompson had numerous telephone conversations regarding the proposed Transaction and the existing exchange ratios, as well as proposed modifications thereto. As a result of these discussions, it was proposed that the exchange ratios be changed so that the holders of IWL Common Stock and options and warrants would own 15% of Holdings Common Stock, holders of Telecommunications Common Stock and options would own 63.8% of Holdings Common Stock and the holders of Partnership Interests (assuming they were all validly tendered to and accepted by Holdings in the Exchange Offer) would own 21.2% of Holdings Common Stock, on a diluted basis, upon consummation of the Transaction.

    On Thursday, June 18, 1998, the IWL Board held a special meeting. Also participating in this meeting by invitation of the IWL Board was a representative of Cruttenden Roth and a representative of Munsch Hardt. Mr. Leonards provided a summary of his conversations with Mr. Thompson which included the modifications to the exchange ratios as requested by Mr. Thompson. A representative of Munsch Hardt discussed the terms of the proposed amendment to the Merger Agreement, which in addition to modifying the exchange ratios removed many of the conditions to the Transaction, including the receipt of lock-up agreements, officers' certificates, acceptance of the form of documents by counsel and accountants, the receipt of affiliate agreements, the receipt of employment agreements, the execution of a shareholders' and owners' agreement, the release of guaranties and the receipt of certain consents. Each director confirmed that he had received revised reports from Cruttenden Roth. The report showed the disparities between IWL's actual operations and those of the forecasts used internally by IWL and provided to Telecommunications and the Partnership in connection with negotiation of the Merger Agreement. The report also reflected changes in the assumptions in the discounted cash flow analysis of Telecommunications and the Partnership. The assumptions for IWL were adjusted to reflect its performance to date for the year and management's expectations for the remainder of the year. The assumptions for Telecommunications and the Partnership were adjusted to reflect the respective entities' revised combined projections, which included the build out of a 4,300 route mile fiber network. A representative of Cruttenden Roth then provided its oral opinion that, based upon its analysis of the Transaction and the proposed modified exchange ratios, it was its opinion that, as of that date, subject to certain assumptions, limitations and qualifications, from a financial point of view, the modified exchange ratios and the consideration to be received by the IWL shareholders in the Transaction were fair to the IWL shareholders. After deliberations with respect thereto, the IWL Board determined that the amendment to the Merger Agreement containing the modified exchange ratios and the consideration to be received by the IWL shareholders in the Transaction were fair to and in the best interest of IWL and the IWL shareholders, recommended that the holders of IWL Common Stock vote for the approval of the Merger Agreement with the modified exchange ratios and authorized the officers of IWL to execute an amendment to the Merger Agreement to reflect such modified exchange ratios. The closing price of shares of IWL Common Stock on the Nasdaq National Market on Thursday, June 18, 1998 was $16.00 per share, which under the original exchange ratios, which were in effect on that day (and assuming an equivalent per share value of Holdings Common Stock and IWL Common Stock), would have resulted in the shareholders of IWL receiving shares of Holdings Common Stock with a market value of $63,787,488, the shareholders of Telecommunications receiving shares of Holdings Common Stock with a market value of $125,278,752 and the holders of the Partnership Interests receiving shares of Holdings Common Stock with a market value of $42,591,680 if the Transaction was effected that day and assuming that all of the Partnership Interests were validly tendered to and accepted by Holdings.

    On Thursday, June 18, 1998, the Telecommunications Board determined that the amendment to the Merger Agreement containing the modified exchange ratios was fair to and in the best interest of Telecommunications and its shareholders and authorized the officers of Telecommunications to execute an amendment to the Merger Agreement to reflect the modified exchange ratios.

    On Thursday, June 18, 1998, the General Partner Board determined that the amendment to the Merger Agreement containing the modified exchange ratios were fair to and in the best interest of the partners and the Partnership and authorized the officers of the General Partner to execute an amendment to the Merger Agreement to reflect the modified exchange ratios.

    On Thursday, June 18, 1998, following the meetings of the boards of IWL, Telecommunications and the General Partner, Mr. Thompson learned of and then called Mr. Leonards to advise him of uncertainties regarding the size and timing of the offering of the Notes. Mr. Leonards then called a meeting of the IWL Board to be held on Saturday, June 20, 1998, in order to consider the new information prior to his execution of the amendment to the Merger Agreement.



    On Saturday, June 20, the IWL Board met again and, following review of the information regarding the uncertainties of the size and timing of the offering of the Notes, confirmed their decisions made on Thursday, June 18, 1998, and reauthorized the officers to execute an amendment to the Merger Agreement to reflect, among other things, the modified exchange ratios. The amendment to the Merger Agreement was executed on June 20, 1998.


    On Monday, June 22, 1998, IWL issued a press release announcing the amendment to the Merger Agreement and the change in the exchange ratios (the press release was issued prior to the commencement of trading in IWL Common Stock on that date). The closing price of shares of IWL Common Stock on the Nasdaq National Market on Friday, June 19, 1998, the last trading day prior to such press release, was $15.00 per share, which under the original exchange ratios, which were in effect on that day (and assuming an equivalent per share value of Holdings Common Stock and IWL Common Stock), would have resulted in the shareholders of IWL receiving shares of Holdings Common Stock with a market value of $59,800,770, the shareholders of Telecommunications receiving shares of Holdings Common Stock with a market value of $117,448,830 and the holders of the Partnership Interests receiving shares of Holdings Common Stock with a market value of $39,929,700 if the Transaction was effected that day and assuming that all of the Partnership Interests were validly tendered to and accepted by Holdings. The closing price of shares of IWL Common Stock on the Nasdaq National Market on Monday, June 22, 1998, the date such press release was issued, was $8.75 per share (a decrease of $6.25 per share from the closing price on June 19, 1998), which under the modified Exchange Ratios, which were in effect on that day (and assuming an equivalent per share value of Holdings Common Stock and IWL Common Stock), would have resulted in the shareholders of IWL receiving shares of Holdings Common Stock with a market value of $34,883,783, the shareholders of Telecommunications receiving shares of Holdings Common Stock with a market value of $162,785,438 and the holders of the Partnership Interests receiving shares of Holdings Common Stock with a market value of $55,295,223 if the Transaction was effected that day and assuming that all of the Partnership Interests were validly tendered to and accepted by Holdings.

    On July 8, 1998, the IWL Board, the General Partner Board, the Telecommunications Board, the Holdings Board and the boards of each merger subsidiary approved, and the appropriate officers executed, the Third Amendment to the Merger Agreement to confirm the receipt of all required regulatory approvals and the receipt of the fairness opinion from IWL's financial advisor.

RECOMMENDATION OF IWL BOARD

    THE IWL BOARD, BY UNANIMOUS VOTE, HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF THE HOLDERS OF IWL COMMON STOCK AND RECOMMENDS THAT HOLDERS OF IWL COMMON STOCK VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

    In reaching its determination to approve the Merger Agreement and the transactions contemplated thereby, the IWL Board consulted with IWL management and financial and legal advisors and considered the proposed terms of the Merger Agreement and the related agreements. In reaching its conclusions, the IWL Board also considered the strategic advantages of the Transaction described below under "--Reasons for the Transaction," as well as, among other things the following: (i) information concerning the financial performance and condition, business operations, capital levels, asset quality and prospects of Telecommunications and the Partnership and the projected future financial performance of IWL as a separate entity and of IWL, Telecommunications and the Partnership on a combined basis including the customer mix of each of the companies, the enhanced speed to gain access to the market for IWL through the existing network of the Partnership, the synergy of IWL's technical expertise with the marketing expertise of Telecommunications, the additional minutes which would be provided for use on the Partnership's network from IWL's customers, growth opportunities domestically in the Texas Gulf Coast region and internationally, particularly Mexico, and the enhanced ability for the combined business to provide more traditional telecommunications services and products including long distance and LEC services to customers; (ii) current industry, economic and market conditions and trends, including the likelihood of continuing consolidation and increasing competition in the telecommunications industry; (iii) the opinion of Cruttenden Roth described below as to the fairness, from a financial point of view, to the shareholders of IWL of the relative exchange ratios (which were determined through arm's-length negotiations among IWL, Telecommunications and the Partnership) and the consideration to be received by the IWL shareholders in the Transaction; (iv) the likelihood of obtaining required regulatory approvals and the possibility that regulatory authorities may impose burdensome conditions to the grant of such approvals; (v) presentations by IWL management and its financial and legal advisors regarding Telecommunications and the Partnership; (vi) that the board representation initially provided in the Merger Agreement reflecting the minority shareholder position of the IWL shareholders in Holdings would not be guaranteed after the Transaction; (vii) the risks and benefits of completing the Transaction with the Exchange Ratios (as modified in June 1998) as compared with disputing the existence of a Material Adverse Effect or terminating the Merger Agreement; (viii) the existing cash position of IWL, the recognition of the need for capital for IWL and the ability to accelerate the business plan of IWL if the Notes were issued, as weighed against the risk of such offering not being completed and the ability of IWL to raise capital on its own without the Transaction; (ix) expectations for revenue growth of the combined businesses but little, if any, expectations for cost savings from termination of redundant operations, although cost savings were determined to be potentially available from the avoidance of redundancy in the future; (x) the network capacity of the combined business; (xi) the strong sales growth of Telecommunications and the Partnership; (xii) the synergies among the combined and complementary management teams; and (xiii) the risks associated with the Transaction which, among other things, included the ability of all three businesses to manage change and to maintain operations during the merger process, the ability to integrate the business, the impact upon employees and customers, the need for capital to achieve the business plan of the combined organizations and competition.


RECOMMENDATION OF TELECOMMUNICATIONS BOARD

    THE TELECOMMUNICATIONS BOARD, BY UNANIMOUS VOTE, HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, TELECOMMUNICATIONS AND THE HOLDERS OF TELECOMMUNICATIONS COMMON STOCK AND RECOMMENDS THAT THE HOLDERS OF TELECOMMUNICATIONS COMMON STOCK VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

    In reaching its determination to approve the Merger Agreement and the transactions contemplated thereby, the Telecommunications Board consulted with Telecommunications management and financial and legal advisors and considered the proposed Merger Agreement and the related agreements although no financial report, opinion or appraisal was provided. In reaching its conclusions, the Telecommunications Board also considered the strategic advantages of the Transaction described below under "--Reasons for the Transaction," as well as, among other things, the following: (i) the terms of the Merger Agreement and the ability of the holders of Telecommunications Common Stock to receive Holdings Common Stock, which upon consummation of the Transaction will, subject to applicable securities laws, be publicly traded, in exchange for their Telecommunications Common Stock; (ii) its knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of Telecommunications, the Partnership and IWL, including the synergies between the technical expertise of IWL and the marketing expertise of Telecommunications, the benefits to be obtained from the existing CLEC status of IWL in Texas and Louisiana and the access to the customer base and international traffic of IWL;
(iii) current industry,

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economic and market conditions; (iv) presentations by Telecommunications management and its financial and legal advisors regarding IWL and the Partnership; (v) the compatibility of the respective business philosophies of Telecommunications, the Partnership and IWL; (vi) the opportunity for the holders of Telecommunications Common Stock to participate in a larger, stronger and more competitive telecommunications company; (vii) the benefits of being able to access the public capital markets to help grow its business and finance its operations; (viii) continuing the existing business plan of Telecommunications as an independent organization; (ix) the potential benefit of completing the Transaction with the exchange ratios (as modified in June 1998) versus the risks associated with the variable revenue stream and net income of IWL as caused by contract delays or otherwise and the risks associated with potential delays in implementing its business plan and the potential costs and risks associated with terminating the Merger Agreement; and (x) the risks associated with the Transaction which, among other things, included the ability of all three businesses to manage change and to maintain operations during the merger process, the ability to integrate the business, the impact upon customers, the need for capital to achieve the business plan of the combined organizations, and competition.

RECOMMENDATION OF GENERAL PARTNER BOARD

    THE GENERAL PARTNER BOARD, BY UNANIMOUS VOTE, HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE EXCHANGE OFFER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE PARTNERSHIP AND THE HOLDERS OF PARTNERSHIP INTERESTS AND RECOMMENDS THAT THE HOLDERS OF PARTNERSHIP INTERESTS PARTICIPATE IN THE INTEREST EXCHANGE AND, IN CONNECTION THEREWITH, EXCHANGE THEIR PARTNERSHIP INTERESTS FOR SHARES OF HOLDINGS COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND THE EXCHANGE OFFER.

    In reaching its determination to approve the Merger Agreement and the transactions contemplated thereby, the General Partner Board consulted with Partnership management and financial and legal advisors and considered the proposed Merger Agreement and the related agreements although no financial report, opinion or appraisal was provided. In reaching its conclusions, the General Partner Board also considered the strategic advantages of the Transaction described below under "--Reasons for the Transaction," as well as, among other things, the following: (i) the terms of the Merger Agreement, and the ability of the holders of Partnership Interests to receive Holdings Common Stock, which, upon consummation of the Interest Exchange, will, subject to applicable securities laws, be publicly traded, in exchange for their Partnership Interests; (ii) its knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of Telecommunications, the Partnership and IWL, including the complementary locations of IWL's existing microwave locations and switches with the deployed fiber and switches of the Partnership; (iii) current industry, economic and market conditions; (iv) presentations by Partnership management and its financial and legal advisors regarding IWL and Telecommunications; (v) the compatibility of the respective business philosophies of Telecommunications, the Partnership and IWL; (vi) the opportunity for the holders of Partnership Interests to participate in a larger, stronger and more competitive telecommunications company; (vii) the benefits of being able to access the public capital markets to help finance the expansion and construction of its fiber network; (viii) continuing the existing business plan of the Partnership as an independent entity; (ix) the potential benefit of completing the Transaction with the Exchange Ratios (as modified in June 1998) versus the risks associated with the variable revenue stream and net income of IWL as caused by contract delays or otherwise and the risks associated with potential delays in implementing its business plan and the potential costs and risks associated with terminating the Merger Agreement; and (x) the risks associated with the Transaction which, among other things, included the ability of all three businesses to manage change and the ability to maintain operations during the merger process, the ability to integrate the business, the impact upon employees and customers, the need for capital to achieve the business plan of the combined organizations, and competition.

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
REASONS FOR THE TRANSACTION

    The IWL Board, the Telecommunications Board and the General Partner Board believe that the combination of businesses of IWL, Telecommunications and the Partnership will create the platform for Holdings to become a leading facilities-based provider of integrated communications services in Texas and the Gulf Coast region. The IWL Board, the Telecommunications Board and the General Partner Board believe that the Transaction will provide opportunities to achieve substantial benefits for the respective shareholders and partners of each company by combining their respective assets, management, personnel and customers. The Boards further believe that the combined entities will be better and more quickly able to capitalize on opportunities in the rapidly changing communications industry, both domestically and internationally, than any of the entities on a stand-alone basis.

    The Boards believe that the Transaction enables Holdings to offer a complete suite of communications services, including local and long distance, data and dedicated long distance capacity. The primary strategic advantages of the Transaction that were considered by the Boards in reaching their determinations to recommend the Transaction were (i) enhanced revenue opportunities from the integration of the existing fiber and switching network infrastructure of each company, (ii) greater organizational depth through the combination of the marketing, customer service and networking strengths of Telecommunications with the technological, project management and last mile distribution expertise of IWL, (iii) opportunities to leverage the Partnership's fiber network by offering voice, data and broadband services in markets geographically clustered near or along the existing and planned infrastructure of the three companies; and (iv) opportunities for international revenue growth through the combination of Telecommunications' customer base, the Partnership's planned network and IWL's relationships with numerous foreign regulators and communications providers.

    In addition to the joint reasons for the Transaction described above, in reaching its determination to recommend the Transaction the IWL Board considered the benefits of obtaining access to an existing network, which will enable IWL to avoid the cost, delay and management time commitment required to build a new network infrastructure.

    In addition to the joint reasons for the Transaction described above, in reaching their determination to recommend the Transaction, the Telecommunications Board and the General Partner Board considered the benefits of being able to access the public capital markets to help grow their businesses, including to finance capital expenditures.

    The following are the primary strategic advantages of the Transaction that were considered by the Boards in reaching their determinations to recommend the
Transaction:

    COMBINED NETWORK INFRASTRUCTURE. The IWL Board, the Telecommunications Board and the General Partner Board believe that the Transaction will create revenue opportunities from the combination of existing switching fiber and microwave network infrastructure of the three companies in Texas and the Gulf Coast region. The Partnership's existing fiber network extends from Houston to Corpus Christi, Texas. Telecommunications owns a DSC DEX 600 switch and a smaller PC based switch installed in Dallas, Texas with an extensive originating and terminating network throughout Texas and Oklahoma. IWL owns multiple earth stations and leases access to satellites having footprints covering parts of the U.S. and Europe. IWL also owns a digital microwave network in and along the Texas Gulf Coast connecting drilling rigs, and 15 towns and cities to the Partnership's existing fiber network.

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
    BRINGING THE IWL CUSTOMER BASE TO THE PARTNERSHIP'S NETWORK. The Boards believe that the margins for the combined business will be enhanced by utilizing the Partnership's network for IWL's existing traffic and that additional services will be available for sale to such customers as a result.

    ENHANCED MANAGEMENT CAPABILITIES. The Boards believe that the marketing, customer service and networking strengths of Telecommunications will be able to expand the business of the customers and contacts of IWL and that the technology and project expertise of IWL will help the expansion of the business of Telecommunications and the Partnership.

    REVENUE GROWTH INTERNATIONALLY. The Boards have seen the combined management teams of IWL, and Telecommunications and the Partnership work together to address the delivery of long distance service into Mexico and believe that this will be an opportunity for additional growth. The Boards also believe that the contacts, customers, expertise and presence of IWL in various other international markets will, when combined with the marketing talents of Telecommunications, provide additional opportunities for growth.

    CLEC. IWL is licensed to provide LEC Services in Louisiana and Texas, and IWL has negotiated agreements with Southwestern Bell and Bell South that permit IWL to purchase unbundled network elements. Telecommunications has a Service Provider Certificates of Authority ("SPCOA") in Texas and similar authority in Oklahoma, Kansas and Arkansas to sell LEC Services, and has negotiated agreements with Southwestern Bell and Bell South that permit Telecommunications to resell their local and enhanced services. The Boards believe these agreements (together with the completed fiber network of the Partnership) will create opportunities for revenue growth.

    In addition to the joint reasons for the Transaction described above, in reaching its determination to recommend the Transaction the IWL Board considered:

    ACCELERATION OF FIBER NETWORK BUILD OUT. One of IWL's business strategies has been to develop company-owned fiber infrastructure. The Transaction will accelerate the achievement of this strategy by providing IWL with access to the Partnership's existing fiber network, expansion plans and management, thereby enabling IWL to avoid the cost, delay and management time commitment required to build its own fiber network infrastructure.

    In addition to the joint reasons for the Transaction described above in reaching its determination to recommend the Transaction, the Telecommunications Board and the General Partner Board considered:

    ACCESS TO PUBLIC CAPITAL MARKETS. The Telecommunications Board and the General Partner Board believe the combination with IWL will give Telecommunications and the Partnership, respectively, enhanced and quicker access to the public capital markets, making it easier to finance the capital expenditures and the growth of the businesses of Telecommunications and the Partnership. Additionally, the Transaction will provide liquidity to the holders of Telecommunications Common Stock and the Partnership Interests who, upon consummation of the Transaction, will receive Holdings Common Stock which will be publicly traded, subject to applicable securities laws.

    There can be no assurance that any of the potential advantages, efficiencies or opportunities described herein will be achieved through the consummation of the Transaction. See "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors."

    The foregoing discussion of the information and factors considered by the Boards is not intended to be exhaustive, but is intended to include the material factors considered by each Board. In view of the wide variety of factors considered by each of the Boards, the directors of each Board did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered and individual directors may have ascribed different weights to different factors.

FAIRNESS OPINION OF IWL FINANCIAL ADVISOR

    Cruttenden Roth acted as financial advisor to IWL in connection with the Transaction and delivered a written opinion to the IWL Board dated June 19, 1998 (such written opinion, the "Cruttenden Roth

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

Opinion"), stating that as of the date of the Cruttenden Roth Opinion, and based on and subject to the assumptions, limitations and qualifications set forth therein, from a financial point of view, the consideration to be paid by Holdings to the shareholders of IWL and the relative exchange ratios are fair to the shareholders of IWL.


    THE FULL TEXT OF CRUTTENDEN ROTH'S WRITTEN OPINION IS ATTACHED AS ANNEX II TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. IWL SHAREHOLDERS SHOULD READ THE CRUTTENDEN ROTH OPINION IN ITS ENTIRETY FOR ASSUPTIONS MADE, PROCEDURES FOLLOWED AND OTHER MATTERS CONSIDERED.

    Cruttenden Roth's analysis in its determination of the fairness of the exchange ratios to the shareholders of IWL and the consideration to be paid by Holdings in the Transaction included discounted cash flow analysis of Telecommunication's and the Partnership's projections, which assumed the buildout of a 4,300 route mile fiber network as compared to earlier projections that assumed a 1,100 route mile fiber network, the ability of Telecommunications and the Partnership to finance a 4,300 route mile fiber network and Telecommunications' and the Partnership's achievement of their respective business plans to date. Additionally, Cruttenden Roth analyzed actual and anticipated operating results for IWL as compared to IWL management's earlier business plan.

    No limitations were imposed by IWL on the scope of Cruttenden Roth's investigation or the procedures to be followed by Cruttenden Roth in rendering its opinion. Cruttenden Roth was not requested to and did not make any recommendation to the IWL Board as to the form or amount of the consideration to be paid by IWL, which was determined through arm's-length negotiations among the parties. In arriving at its opinion, Cruttenden Roth did not ascribe a specific range of values to Telecommunications, the Partnership or IWL, but rather made its determination as to the fairness, from a financial point of view, to the shareholders of IWL, of the relative exchange ratios and the consideration to be paid by Holdings in the Transaction on the basis of the financial and comparative analyses described below. Cruttenden Roth's opinion is for the use and benefit of the IWL Board and was rendered to the IWL Board in connection with its consideration of the Transaction. Cruttenden Roth's opinion is not intended to be and does not constitute a recommendation to any shareholder of IWL as to how such shareholder should vote with respect to the Transaction. Cruttenden Roth was not requested to opine as to, and its opinion does not address, IWL's underlying business decision to proceed with or effect the Transaction.


    In arriving at its opinion, Cruttenden Roth reviewed and analyzed: (1) the Merger Agreement, as amended, and the specific terms of the Transaction, (2) such publicly available information relating to IWL, Telecommunications and the Partnership which it believed to be relevant to Cruttenden Roth's analysis, (3) historical and projected financial and operating information with respect to the business, operations and prospects of IWL furnished to Cruttenden Roth by IWL,
(4) historical and projected financial and operating information with respect to the business, operations and prospects of Telecommunications and the Partnership furnished to Cruttenden Roth by Telecommunications, the Partnership and IWL, (5) the trading history of IWL Common Stock from its initial public offering date to the date of the Cruttenden Roth Opinion and a comparison of that trading history with those of other companies that it deemed relevant, (6) a comparison of the historical financial results and present financial condition of IWL with those of other companies that Cruttenden Roth deemed relevant, (7) a comparison of the historical financial results and the present financial condition of Telecommunications and the Partnership as of the date of Cruttenden Roth Opinion with those of other companies that Cruttenden Roth deemed relevant, (8) a comparison of the quarterly and annual earnings estimates of Cruttenden Roth's research analyst for IWL with IWL's actual and projected results, (9) the potential pro forma financial effects of the proposed Transaction, (10) a comparison of the financial terms of the proposed Transaction with the financial terms of certain other transactions that Cruttenden Roth deemed relevant and
(11) the projections of IWL, Telecommunications and the Partnership on a combined basis and the relative contribution of the business of IWL to the projected combined operating results in relation to the relative exchange ratios. In addition,


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
Cruttenden Roth had discussions with the managements of IWL, Telecommunications and the Partnership concerning their respective businesses, operations, assets, financial conditions and prospects and the potential strategic benefits of the proposed Transaction and has undertaken such other studies, analyses and investigations as Cruttenden Roth deemed appropriate.


    In arriving at its opinion, Cruttenden Roth assumed and relied upon the accuracy and completeness of the financial and other information used by Cruttenden Roth without assuming any responsibility for independent verification of such information and further relied upon the assurances of managements of IWL, Telecommunications and the Partnership that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of IWL, Telecommunications and the Partnership, upon advice of IWL, Cruttenden Roth assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective management teams of IWL, Telecommunications, and the Partnership as to the future financial performance of IWL, Telecommunications, the Partnership and the combined company (not including the cost savings and operating synergies, if any, which may result from a combination of IWL, Telecommunications and the Partnership.) In arriving at its opinion, Cruttenden Roth did not make or obtain any evaluations or appraisals of the assets or liabilities of IWL, Telecommunications and the Partnership. Upon advice of IWL and its legal and accounting advisors, Cruttenden Roth assumed that the Transaction will qualify as a tax-free transaction to the shareholders of IWL and Telecommunications and the partners in the Partnership. Cruttenden Roth's opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.


    In connection with the delivery of its opinion, Cruttenden Roth performed a variety of financial and comparative analyses, the principal elements of which are described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Cruttenden Roth did not attribute any particular weight to any analysis or factor considered by it but, rather, made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Cruttenden Roth believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Cruttenden Roth made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of IWL, Telecommunications and the Partnership. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    COMPARABLE COMPANY ANALYSIS. Using publicly available information, Cruttenden Roth compared the financial performance of Telecommunications and the Partnership with the following companies which were selected based on general business, operating and financial characteristics representative of local, long distance and fiber communications based communications companies: Winstar Communications Inc., ICG Communications Inc., Qwest Communications International Inc., Intermedia Communications Inc., McLeodUSA Inc., Nextlink Communications Inc., E Spire Communications Inc. (formerly American Communications Services Inc, ITC Deltacom Inc., Startec Global Communications Inc., Trescom International Inc., US Wats Inc., IXC Communications Inc., Star Telecommunications Inc., and Pacific Gateway Exchange Inc. (the "Comparable Public Companies"). Cruttenden Roth calculated the median multiples for the Comparable Public Companies for the equity market value plus net indebtedness, preferred stock and minority interests ("Firm Value") to latest twelve months revenue and to estimated fiscal 1998 and 1999 revenues. The median multiples were 7.9x, 4.9, and 3.4x, respectively. The range of multiples was from 0.7x to 24.5x, 0.4x to 21.9x and 0.3x to 6.0x, respectively. These compared to multiples of 4.8x, 3.4x and 2.1x for Telecommunications and the Partnership, collectively. Cruttenden Roth calculated the median

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
multiples for the Firm Value of the Comparable Public Companies to latest twelve months earnings before interest, taxes, depreciation and amortization ("EBITDA") and to estimated 1998 and 1999 EBITDA. The median multiples were -13.6x, 12.3x, and 12.0x, respectively. The range of multiples was from -109.6x to 531.3x, -348.3x to 141.8x and -40.9x to 55.4x, respectively. These compared to multiples of 36.0x, 28.3x and 16.6x for Telecommunications and the Partnership, collectively. The ratios for Telecommunications and the Partnership are based on financial statements for the last twelve months and period ending March 31, 1998 and the ratios for the Comparable Public Companies are based on the most recently reported public financial statements for the last twelve months of operations and closing stock market prices on June 18, 1998 and the most recent Cruttenden Roth and third party equity research reports available to Cruttenden Roth as of June 18, 1998 that contained revenue and EBITDA projections.

    Cruttenden Roth noted that the foregoing multiples for Telecommunications and the Partnership were within the range of multiples for the Comparable Public Companies. However, because of the inherent differences between the businesses, operations and prospects of Telecommunications and the Partnership and the businesses, operations and prospects of the Comparable Public Companies, Cruttenden Roth believed that it was inappropriate to, and therefore did not, rely solely on the quantitative result of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of Telecommunications and the Partnership and the Comparable Public Companies that would affect the public trading values of Telecommunications and the Partnership and the Comparable Public Companies.

    COMPARABLE TRANSACTION ANALYSIS. Using publicly available information, Cruttenden Roth reviewed certain terms and financial characteristics of 12 telecommunications company merger or acquisition transactions which Cruttenden Roth deemed to be comparable to the Transaction. The transactions considered by Cruttenden Roth in its analysis consisted of (identified by acquirer/acquiree):
Excel Communications Inc./Telco Communications Inc., LCI International Inc./USLD Communications Corp., WorldCom Inc./MCI Communications Corp., Teleport Communications Group/ACC Corp., AT&T Corp./ Teleport Communications Group, AvTel Communications Inc./Matrix Telecom Inc., IXC Communications Inc./Network Long Distance Inc., World Access Inc./NACT Telecommunications, Primus Telecommunications/TresCom International Inc., Qwest Communications Corp./LCI International Inc., ALLTEL Corp./360 Communications Co., and SBC Communications Inc./Ameritech Corp. (the "Cruttenden Roth Comparable Transactions"). The median Firm Value (using the transaction price for equity market value) to latest twelve months revenue and EBITDA multiple for the Cruttenden Roth Comparable Transactions was 2.9x, and 24.1x, respectively. The range of multiples was from 0.9x to 7.7x and 19.1x to 280.6x, respectively. This compared to a transaction multiple of 4.8x and 46.7x, respectively, for the Transaction based on the consideration described in the Merger Agreement.

    Cruttenden Roth noted that for each of the foregoing multiples, the transaction multiples for the Transaction were within the range of multiples for the Cruttenden Roth Comparable Transactions. However, because the reasons for and the circumstances surrounding each of the Cruttenden Roth Comparable Transactions analyzed were specific to each transaction and because of the inherent differences in the businesses, operations and prospects of IWL, Telecommunications and the Partnership and the businesses, operations and prospects of the acquired companies included in the Cruttenden Roth Comparable Transactions, Cruttenden Roth believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of these transactions and the Transaction that would affect the acquisition values of Telecommunications and the Partnership and such acquired companies.

    DISCOUNTED CASH FLOW ANALYSIS OF TELECOMMUNICATIONS AND THE
PARTNERSHIP. Cruttenden Roth calculated the present value of the streams of after-tax cash flows that Telecommunications and the Partnership could be expected to produce over a five and ten year period. The analysis utilized financial and operating information relating to the business, operations and prospects of Telecommunications and the Partnership provided by management of Telecommunications and the Partnership and relied on certain assumptions with respect to future business and operations. After-tax cash flows for the five and ten year period

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
beginning on January 1, 1998 and ending on December 31, 2002 and 2007, respectively, were calculated as unlevered after-tax earnings plus amortization and depreciation less net changes in non-cash, non-debt working capital and capital expenditures. Cruttenden Roth calculated terminal values for Telecommunications and the Partnership in 2002 and 2007 by applying to projected EBITDA a range of multiples of 7x to 10x. Cruttenden Roth's determination of the appropriate range of multiples was based on an assessment of forward EBITDA trading multiples in the current market of the Comparable Public Companies and on Cruttenden Roth's general experience in valuations of companies. The cash flow streams and terminal values were then discounted to present values using a range of discount rates of 16% to 25%, which were chosen based on several assumptions regarding factors such as the inflation rate, interest rates, the inherent business risk in Telecommunications and the Partnership's business, and the cost of capital of Telecommunications and the Partnership.

    The management of Telecommunications and the Partnership provided Cruttenden Roth with a set of projections reflecting current expectations for Telecommunications and the Partnership results of operations (the "Telecommunications Case Projections"). Cruttenden Roth performed discounted cash flow analyses and generated per share equity value ranges based on these projections. The Telecommunications Case Projections generated a five-year per share value range of $13.71 to $33.02. The Telecommunications Case Projections generated a ten-year per share value range of $12.32 to $37.27.

    PRO FORMA MERGER ANALYSIS. Using IWL management's financial projections for 1998 with respect to IWL and the Telecommunications Case Projections for 1998 with respect to Telecommunications and the Partnership, and making such other assumptions it deemed necessary, Cruttenden Roth performed discounted cash flow analysis on the pro forma forecasted results of operations and compared IWL's estimated earnings per share ("EPS") for calendar year 1998 both on a stand-alone basis and assuming consummation of the Transaction. These estimates assume that each share of Telecommunications Common Stock and the Partnership Interests will be exchanged for consideration as described in the Merger Agreement. Based upon the assumptions and estimates relied upon and including financings and other costs associated with the build out of the combined company fiber network, Cruttenden Roth noted that the Transaction would not result in EPS accretion in the near term for current holders of IWL Common Stock and that the Transaction would most likely have a dilutive effect on earnings per share.

    RELATIVE PERFORMANCE ANALYSIS. Using IWL management's financial projections for 1998 with respect to IWL and the Telecommunications Case Projections for 1998 with respect to Telecommunications and the Partnership, and making such other assumptions it deemed necessary, Cruttenden Roth compared the actual results operations for the period ended March 31, 1998 for IWL, Telecommunications and the Partnership to those results internally forecasted prior to the announcement date of the proposed Transaction. Cruttenden Roth considered revised growth rates and revenue and EBITDA variances between the forecasted and actual results of operations in arriving at its opinion.

    Cruttenden Roth is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The IWL Board selected Cruttenden Roth because of its expertise, reputation and familiarity with IWL in particular and the telecommunications industry in general and because its investment banking professionals have substantial experience in transactions similar to the Transaction.

    As compensation for its services in connection with the Transaction, IWL has agreed to pay Cruttenden Roth a fee for acting as financial advisor in connection with the Transaction, including rendering its opinion. This fee, which was determined by IWL and Cruttenden Roth, includes (i) a $25,000 retainer which was payable upon signing of the engagement letter between IWL and Cruttenden Roth, dated January 6, 1998, and which is to be credited against the remainder of the fee to be paid as set forth in (ii) and (iii) below, (ii) $125,000 payable upon the signing of the Merger Agreement and (iii) $225,000 payable upon the closing the Transaction. In addition, IWL has agreed to indemnify Cruttenden Roth and

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
certain related persons for certain liabilities that may arise out of its engagement by IWL and the rendering of its services.

    In the ordinary course of its business, Cruttenden Roth may actively trade in IWL Common Stock and Holdings Common Stock for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Cruttenden Roth underwrote the initial public offering of IWL Common Stock which occurred on June 12, 1997 and as a result was paid commissions of approximately $635,000 and received a non-accountable expense allowance of approximately $272,000 and received warrants to purchase 145,000 shares of IWL Common Stock at an exercise price per share of $7.20, subject to adjustment pursuant to the terms of the Warrant Purchase Agreement.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

    In considering the respective recommendations of the IWL Board, the Telecommunications Board and the General Partner Board with respect to the Transaction, the holders of IWL Common Stock, the holders of Telecommunications Common Stock and the holders of the Partnership Interests should be aware that certain members of the management of IWL, Telecommunications and the Partnership have interests in the Transaction that are different from, or in addition to, the interests of the holders of IWL Common Stock, the holders of Telecommunications Common Stock and the holders of Partnership Interests generally.

    IWL has entered into agreements with the Partnership to use the Partnership's network for DS-3s services for five years in three segments in Texas. The agreement regarding the first segment was entered into in September 1997 and became operative in March 1998, the agreement regarding the second segment was entered into in September 1997 and became operative in April 1998, and the agreement regarding the third segment was entered into in October 1997 and became operative in April 1998. The three leases each has a term of not to exceed 60 months, with monthly payments of approximately $3,000 each, once the service is initiated. In addition, once the service is initiated, a telecommunications agreement is entered into for traffic, with charges based upon the time and location of the traffic.

    EMPLOYMENT AGREEMENTS

    Pursuant to the terms of the Merger Agreement, upon execution thereof, Holdings entered into an employment agreement with, among other persons, each of Jere W. Thompson, Jr., Ignatius W. Leonards, Byron M. Allen, Richard H. Roberson, Scott L. Roberts, Timothy W. Rogers, and Timothy M. Terrell. In addition, on May 11, 1998, Holdings entered into an employment agreement with Kevin W. McAleer (collectively, the "Employment Agreements"). The following is a summary of the principal terms of the Employment Agreements.


    Each of the Employment Agreements is for an initial term of three years, subject to the right of either party to terminate such agreement upon 30 days' advance written notice at any time.


    Pursuant to their Employment Agreements, Messrs. Thompson and Leonards have agreed to serve as Chief Executive Officer and President of Holdings, respectively. Each of Messrs. Thompson and Leonards will receive an annual base salary of $180,000 and $168,000, respectively, subject to increase upon review annually by the Board of Directors of Holdings.

    Pursuant to their Employment Agreements, Mr. McAleer has agreed to serve as Senior Vice President and Chief Financial Officer of Holdings, Messrs. Allen, Roberts, Rogers and Terrell have each agreed to serve as an Executive Vice President of Holdings and Mr. Roberson has agreed to serve as Controller, Treasurer and Secretary of Holdings. Messrs. McAleer, Allen, Roberts, Rogers, Terrell and Roberson will receive annual salaries of $200,000, $125,000, $133,333, $133,333, $133,333 and $92,000, respectively, in each case subject to increase upon review annually by the Board of Directors of Holdings.

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
    Each of the Employment Agreements provides that, at the discretion of the Holdings Board, each employee may be paid bonus compensation and/or may be allowed to participate in a management incentive bonus plan should one be adopted by Holdings. Each of the Employment Agreements also provides for certain insurance benefits and provides that the employee is eligible to participate in all retirement and other benefit plans generally available to employees of Holdings and any equity or other employee benefit plan of Holdings that is generally available to senior executive officers of such company. In addition, each of the Employment Agreements provides for certain payments and benefits in the event the employee is terminated without cause or due to death or permanent disability.

    Each Employment Agreement generally provides that the employee will keep confidential certain non-public information regarding Holdings and further provides that, during the period specified therein (generally during the term of employment and for two years thereafter), the employee will not, subject to certain exceptions, own, manage, control, or participate in the ownership, management or control of, or be employed by or otherwise associated with, or receive compensation from or otherwise engage in, any business in which Holdings is engaged during such restricted period, including the provision of local and long distance telecommunications services. The restricted territory under each Employment Agreement is generally the entire United States but in certain cases is limited to certain southern states. Each employee further agrees that during the restricted period he will not (i) solicit or engage the business of any clients of Holdings or its affiliates or (ii) solicit any employee of Holdings or its affiliates to terminate any relationship that person may have with Holdings or its affiliates or engage, employ or compensate any employee of Holdings or its affiliates.

    CAPROCK OWNERS AGREEMENT

    Pursuant to the CapRock Owners Agreement dated as of February 16, 1998 (the "CapRock Owners Agreement"), among IWL, the General Partner, certain of the shareholders of Telecommunications and each of the partners in the Partnership, including the General Partner (such shareholders and partners each being called an "Owner" and collectively called the "Owners"), each Owner agreed, among other things, to vote (or cause to be voted) the shares in Telecommunications and/or the Partnership Interests beneficially owned by such Owner, whether theretofore owned or thereafter acquired (and, if applicable, agreed to grant any required consents under the limited partnership agreement of the Partnership), (i) in favor of approval of the Merger Agreement, the Telecommunications Merger and the Interest Exchange, in each case on the terms and subject to the conditions set forth in the Merger Agreement, and any actions required in furtherance thereof, including the issuance of shares of Holding Common Stock in connection with the Transaction; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Telecommunications or the Partnership under the Merger Agreement (after giving effect to any materiality or similar qualifications contained therein); and (iii) except to the extent the action is not prohibited to be taken by Telecommunications or the Partnership under the Merger Agreement or is otherwise agreed to in writing in advance by IWL, against any action which is intended, or could reasonably be expected, to impede, interfere with, materially delay or postpone, or materially adversely affect the Telecommunications Merger, the Interest Exchange or the transactions contemplated by the CapRock Owners Agreement and the Merger Agreement. The foregoing agreements contained in the CapRock Owners Agreement are subject to the condition that such agreements will terminate upon the earlier of the Closing Date and the termination of the Merger Agreement. As a result of these provisions of the CapRock Owners Agreement (but subject to the condition described above), the requisite approval of the Merger Agreement by the holders of Telecommunications Common Stock and the holders of the Partnership Interests is assured.

    Each Owner has further agreed that, during the period commencing thirty days prior to the Closing Date and continuing until the first to occur of the Closing Date and the termination of the Merger Agreement in accordance with its terms, such Owner shall not, directly or indirectly, except as contemplated by the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or

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
otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Owner's shares in Telecommunications and/or interests in the Partnership or, in either case, any interest therein.

    IWL SHAREHOLDERS AGREEMENT

    Pursuant to the IWL Shareholders Agreement, dated as of February 16, 1998 (the "IWL Shareholders Agreement"), among Messrs. Leonards and Allen and their spouses (collectively, the "IWL Shareholders"), Telecommunications, and the Partnership, each of the IWL Shareholders has agreed, among other things, to vote (or cause to be voted) the shares of IWL Common Stock held or beneficially owned by such IWL Shareholder (i) in favor of approval of the Merger Agreement and any actions required in furtherance thereof, including the issuance of shares of Holdings Common Stock in connection with the Transaction; (ii) against any action that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of IWL under the Merger Agreement (after giving effect to any materiality or similar qualifications contained therein); and (iii) except to the extent any action is not prohibited to be taken by IWL under the Merger Agreement or is otherwise agreed to in writing in advance by Telecommunications or the Partnership, against any action which is intended, or could reasonably be expected, to impede, interfere with, materially delay or postpone, or materially adversely affect the IWL Merger or the transactions contemplated by the IWL Shareholders Agreement and the Merger Agreement. The foregoing agreement is subject to the condition that such agreement will terminate upon the earlier of the Closing Date and the termination of the Merger Agreement. As a result of these provisions of the IWL Shareholders Agreement (but subject to the condition described above), the requisite approval of the Merger Agreement by the holders of IWL Common Stock is assured.

    Each of the IWL Shareholders has further agreed that, until the earlier of the termination of the Merger Agreement and the Closing Date, such IWL Shareholder will not, directly or indirectly, sell or otherwise transfer any of its shares of IWL Common Stock.

ACCOUNTING TREATMENT

    IWL, Telecommunications and the Partnership expect that the Mergers and the Interest Exchange will be accounted for using the pooling of interests method of accounting. The pooling of interests method of accounting assumes that the combining companies were merged from inception and the historical financial statements for the periods prior to consummation of the Mergers and the Interest Exchange are restated as though the companies had been combined from inception subject to certain adjustments. It is a condition to closing that IWL, Telecommunications and the Partnership shall each have received from KPMG Peat Marwick LLP, their independent auditors, letters, dated the date of or shortly prior to the Closing Date, stating its opinion that the Mergers and the Interest Exchange all qualify for pooling of interests accounting treatment. See "The Transaction--Accounting Treatment."

    The unaudited pro forma financial information contained in this Joint Proxy Statement/Prospectus has been prepared using the pooling of interests accounting method to account for the Mergers and the Interest Exchange. See "Unaudited Pro Forma Combined Condensed Financial Statements."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS


    In connection with the preparation of this Joint Proxy Statement/Prospectus, Munsch Hardt has delivered to IWL an opinion and Hughes & Luce has delivered to Telecommunications an opinion, regarding the material federal income tax consequences of the Transaction. Copies of these opinions are filed as exhibits to the Registration Statement. The following discussion is a summary of the opinion of Munsch Hardt as to the material United States federal income tax consequences of the IWL Merger and a summary of the opinion of Hughes & Luce as to the material United States federal income tax consequences of the Telecommunications Merger. The following discussion is based on the Code, the final, proposed and temporary Treasury regulations promulgated thereunder, administrative rulings and interpretations, and judicial decisions, in each case as in effect as of the date hereof. All of the foregoing are subject to change at any time, possibly with retroactive effect. The discussion set forth below does not address all aspects of federal income taxation that may be relevant to a shareholder in light of such shareholder's particular circumstances or to shareholders subject to special rules under the federal income tax laws, such as non-United States persons, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or shareholders who acquired their IWL or Telecommunications shares pursuant to the exercise of employee stock options or otherwise as compensation, nor any consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion assumes that holders of IWL Common Stock and holders of Telecommunications Common Stock hold their respective shares of stock as capital assets within the meaning of Section 1221 of the Code.



    None of IWL, Telecommunications, the Partnership or Holdings intends to secure a ruling from the Internal Revenue Service with respect to the tax consequences of the Transaction. It is a condition to the obligation of IWL to consummate the Transaction that IWL shall have received an updated opinion from Munsch Hardt as of the Closing Date that no gain or loss will be recognized by Holdings, IWL or I-Sub as a result of the Merger of I-Sub with and into IWL in the IWL Merger and that no gain or loss will be recognized by holders of IWL Common Stock as a result of the IWL Merger. It is a condition to the obligation of Telecommunications and the Partnership to consummate the Transaction that Telecommunications shall have received an updated opinion from Hughes & Luce as of the Closing Date that no gain or loss will be recognized by Holdings, Telecommunications or C-Sub as a result of the Merger of C-Sub with and into Telecommunications in the Telecommunications Merger, no gain or loss will be recognized by holders of Telecommunications Common Stock as a result of the Telecommunications Merger and no gain or loss will be recognized by the Partners as a result of the Interest Exchange. The updated tax opinions from Munsch Hardt and Hughes & Luce as of the Closing Date will update the tax opinions filed with the Registration Statement. Receipt of such updated tax opinions are waivable conditions of the Merger Agreement although such waivers are not anticipated to be granted and are likely to not be allowed under the Indenture for the Notes without the consent of the holders of a majority of the Notes. If such conditions are waived, the parties would amend the Registration Statement and resolicit votes for the Transaction. The opinions of Munsch Hardt and Hughes & Luce referred to in this section will be based on facts existing at the date hereof and at the Closing Date. In rendering the opinions of counsel referred to in this section, Munsch Hardt and Hughes & Luce assume the absence of changes in existing facts and will rely on representations and covenants made by Holdings, IWL, Telecommunications and the Partnership and others.


    TAX IMPLICATIONS TO IWL SHAREHOLDERS, HOLDINGS, IWL AND I-SUB. The opinion of Munsch Hardt states that the material federal income tax consequences of the Transaction to holders of IWL Common Stock, Holdings, IWL, and I-Sub are as follows: (i) no gain or loss will be recognized for federal income tax purposes by holders of IWL Common Stock who exchange their IWL Common Stock for Holdings Common Stock pursuant to the IWL Merger, (ii) the aggregate tax basis of Holdings Common Stock received as a result of the IWL Merger will be the same as the shareholder's aggregate tax basis in the IWL Common Stock surrendered in the exchange, (iii) the holding period of the Holdings Common Stock held by former holders of IWL Common Stock as a result of the exchange will include the period during which such shareholders held the IWL Common Stock exchanged, and (iv) no gain or loss will be recognized for federal income tax purposes by Holdings, IWL or I-Sub as a result of the formation of Holdings or I-Sub or as a result of the IWL Merger.

    TAX IMPLICATIONS TO TELECOMMUNICATIONS SHAREHOLDERS, HOLDINGS, TELECOMMUNICATIONS AND C-SUB. The opinion of Hughes & Luce states that the material federal income tax consequences of the Transaction to holders of Telecommunications Common Stock, Holdings, Telecommunications, and C-Sub are as follows: (i) no gain or loss will be recognized for federal income tax purposes by holders of Telecommunications

Common Stock as a result of the Telecommunications Merger, (ii) the aggregate tax basis of Holdings Common Stock received as a result of the Telecommunications Merger will be the same as the shareholder's aggregate tax basis in the Telecommunications Common Stock surrendered in the exchange, (iii) the holding period of the Holdings Common Stock held by former holders of Telecommunications Common Stock as a result of the exchange will include the period during which such shareholder held the Telecommunications Common Stock exchanged, and (iv) no gain or loss will be recognized for federal income tax purposes by Holdings, Telecommunications or C-Sub as a result of the formation of Holdings, C-Sub and the Telecommunications Merger. Under current law, the holding period required for taxation of long-term capital gains at a maximum rate of twenty-percent (20%) is more than eighteen (18) months. However, the House of Representatives and the Senate recently passed legislation (the "Proposed Tax Legislation") which, if signed by the President, would reduce the holding period required for application of the 20% rate to more than one year from more than 18 months for all investments sold on or after January 1, 1998. There can be no assurance that the Proposed Tax Legislation will in fact be enacted into law.

    SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE INTEREST EXCHANGE


    In connection with the preparation of this Joint Proxy Statement/Prospectus, Hughes & Luce has delivered to the Partnership an opinion regarding the material federal income tax consequences of the Interest Exchange. A copy of this opinion is filed as an exhibit to the Registration Statement. The following discussion is a summary of the opinion of Hughes & Luce as to the material United States federal income tax consequences of the Interest Exchange. The following discussion is based on the provisions of the Code, the final, proposed and temporary Treasury regulations promulgated thereunder, administrative rulings and interpretations, and judicial decisions, in each case as in effect as of the date hereof. All of the foregoing are subject to change at any time, possibly with retroactive effect. The discussion set forth below does not address all aspects of federal income taxation that may be relevant to a holder of a Partnership Interest (a "Partner") in light of such Partner's particular circumstances or to Partners subject to special rules under the federal income tax laws, such as non-United States persons, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or Partners who acquired their Partnership Interest pursuant to the exercise of employee equity options or otherwise as compensation, nor any consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion assumes that Partners hold their Partnership Interest as a capital asset within the meaning of Section 1221 of the Code.



    None of the Partnership, the General Partner or Holdings intends to secure a ruling from the Internal Revenue Service with respect to the tax consequences of the Interest Exchange. It is a condition to the obligation of the Partnership to consummate the Interest Exchange that the Partnership shall have received an updated opinion from Hughes & Luce as of the Closing Date that no gain or loss will be recognized for federal income tax purposes by the Partners upon their exchange of Partnership Interests for shares of Holdings Common Stock pursuant to the Interest Exchange. The updated tax opinions from Hughes & Luce as of the Closing Date will update the tax opinions filed with the Registration Statement. Receipt of such updated tax opinions are waivable conditions of the Merger Agreement although such waivers are not anticipated to be granted and are likely to not be allowed under the Indenture for the Notes without the consent of the holders of a majority of the Notes. If such conditions are waived, the parties would amend the Registration Statement and resolicit votes for the Transaction. The opinions of Hughes & Luce referred to in this section will be based on facts existing at the date hereof and at the Closing Date. In rendering the opinion of counsel referred to in this section, Hughes & Luce will assume the absence of changes in existing facts and will rely on representations and covenants made by Holdings, IWL, Telecommunications and the Partnership and others. Among other representations and assumptions, the opinion of Hughes & Luce as of the date hereof relies, and the opinion of Hughes & Luce on the Closing Date will rely, on (i) representations from IWL, Telecommunications and the Partnership that they have no knowledge of contracts entered into by the holders of IWL Common Stock, the holders of Telecommunications Common Stock, or the Partners to sell Holdings Common Stock that would cause them as a group not to have control of Holdings (as defined in Section 368(c) of the Code) immediately after the Closing Date and (ii) the assumption that any such contracts are not of an aggregate magnitude that would cause the holders of IWL Common Stock, the holders of Telecommunications Common Stock, or the Partners as a group not to have control of Holdings (as defined in Section 368(c) of the Code) immediately after the Closing Date.

    PRE-INTEREST EXCHANGE OPERATIONS OF THE PARTNERSHIP. The Partnership has elected for federal income tax purposes to be taxed as a corporation as of January 1, 1998. Although this election does not change the Partnership's characterization as a partnership for state law purposes, the Partnership will be regarded as a corporation for all federal income tax purposes as of such time. Consequently, as of January 1, 1998, the Partnership itself will be subject to the federal corporate income tax, and the Partnership's income and deductions will no longer be allocated among and reported by the Partners.

    TAX IMPLICATIONS TO PARTNERS. The opinion of Hughes & Luce states that the material federal income tax consequences of the Transaction to a Partner who receives shares of Holdings Common Stock as a result of the Interest Exchange are as follows: (i) no gain or loss will be recognized for federal income tax purposes by the Partners who exchange their Partnership Interests for Holdings Common Stock, (ii) a Partner's aggregate tax basis in all shares of Holdings Common Stock received in the Interest Exchange will equal the Partner's aggregate tax basis in the Partner's Partnership Interest, and (iii) a Partner's holding period for the Holdings Common Stock received in the Interest Exchange will include the holding period of the Partnership Interest surrendered in exchange therefor. Under current law, the holding period required for taxation of long-term capital gains at a maximum rate of twenty-percent (20%) is more than eighteen (18) months. However, the House of Representatives and the Senate recently passed the Proposed Tax Legislation (as defined above) which, if signed by the President, would reduce the holding period required for application of the 20% rate to more than one year from more than 18 months for all investments sold on or after January 1, 1998. There can be no assurance that the Proposed Tax Legislation will in fact be enacted into law.

    PARTNERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE INTEREST EXCHANGE, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

REGULATORY APPROVALS

    STATE AND FEDERAL REGULATORY APPROVALS. The Transaction is also subject to certain other state and federal regulatory approvals. It is expected that the Transaction will require prior approval by the appropriate telecommunications agencies, commonly known as public service commissions or public utility commissions, governing telecommunications services (the "State Commissions") in approximately four states. All such approvals have been obtained. Although the Transaction does not require approval of the State Commissions in the other states, notice of the Transaction has been filed with certain of those State Commissions. The governing legal standard varies from state to state, but approval of the Transaction generally requires a showing that it is consistent with the public interest.

    IWL and Telecommunications each hold global authority from the FCC to provide resale of switched services, and IWL holds global authority from the FCC to provide private line and facilities-based services.

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
IWL and Telecommunications each maintain an international tariff on file with the FCC. As a result, the Transaction will require the prior approval of the FCC, which has been obtained.

NASDAQ LISTING

    Holdings has applied for the listing of Holdings Common Stock on the Nasdaq National Market and anticipates that its shares will trade on the Nasdaq National Market, upon official notice of issuance, under the symbol "CPRK." It is a condition to the Mergers and the Interest Exchange that the shares of Holdings Common Stock issuable in the Mergers and the Interest Exchange be approved for listing on the Nasdaq National Market.

DELISTING AND DEREGISTRATION OF IWL COMMON STOCK; CESSATION OF PERIODIC
  REPORTING

    If the Transaction is consummated, IWL Common Stock will cease to be listed on the Nasdaq National Market. In such event, IWL intends to apply to the Commission for the deregistration of such securities.

FEDERAL SECURITIES LAWS CONSEQUENCES

    All shares of Holdings Common Stock received by holders of IWL Common Stock, holders of Telecommunications Common Stock and holders of Partnership Interests in the Mergers and the Interest Exchange will be freely transferable, except that shares of Holdings Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of IWL, Telecommunications or the Partnership prior to the Transaction may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Holdings) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of IWL, Telecommunications, the Partnership or Holdings generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. Each affiliate of IWL, Telecommunications and the Partnership has agreed that such person will not offer or sell or otherwise dispose of any of the shares of Holdings Common Stock issued to such person in the Transaction in violation of the Securities Act or the rules and regulations promulgated thereunder.

APPRAISAL RIGHTS


    Article 5.11 of the TBCA provides for appraisal rights in the case of a plan of merger or exchange or a sale of all or substantially all of the corporation's assets where shareholder approval is required. No appraisal rights are available for a plan of merger or plan of exchange if (i) the shares of the corporation held by the shareholder are listed on a national securities exchange or on the Nasdaq Stock Market or are held of record by not less than 2,000 holders and
(ii) the shareholder is not required to accept any consideration that is different than the consideration (other than cash in lieu of fractional shares) to be provided to any other holder of shares of the same class of shares held by the shareholder, (iii) the shareholder is not required to accept any consideration other than (a) shares of a corporation that will be listed or authorized for listing upon official notice of issuance on a national securities exchange or approved for quotation as a national market security by the NASD or will be held of record by not less than 2,000 holders and (b) cash in lieu of fractional shares. Accordingly, holders of Telecommunications Common Stock will be entitled to appraisal rights in the Telecommunications Merger, but holders of IWL Common Stock will not be entitled to appraisal rights in the IWL Merger.


    Set forth below is a summary of the procedures relating to the exercise of the right to dissent as provided in the TBCA. The summary does not purport to be complete and is qualified in its entirety by reference to Articles 5.11, 5.12 and 5.13 of the TBCA, copies of which are attached hereto as Appendix

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
V. FAILURE TO COMPLY WITH ANY OF THE REQUIRED STEPS MAY RESULT IN TERMINATION OF A SHAREHOLDER'S RIGHT TO DISSENT.

    Each Telecommunications shareholder has a right to dissent which can be exercised only by complying with the following procedures: (i) with respect to the proposal to approve the Merger Agreement that is being submitted to a vote of the Telecommunications shareholders at the Telecommunications Special Meeting, the shareholder must file with Telecommunications, prior to the Telecommunications Special Meeting, a written objection to the Merger Agreement, setting out that the shareholder's right to dissent will be exercised if the Telecommunications Merger is effected and giving the shareholder's address to which notice thereof shall be delivered or mailed in the event that the Telecommunications Merger is effected; and (ii) if the Telecommunications Merger is effected and the shareholder shall not have voted in favor of the Merger Agreement, Holdings shall, within ten days after the Telecommunications Merger is effective, deliver or mail to the shareholder written notice that the Telecommunications Merger has been effected, and the shareholder may, within ten days from the delivery or mailing of the notice, make written demand on Holdings for payment of the fair value of the shareholder's shares of Telecommunications Common Stock.

    A shareholder who votes in favor of the Merger Agreement will be deemed to have waived the right to dissent. However, as described above, a vote against the Merger Agreement alone will not satisfy the requirements of the TBCA relative to the right to dissent.

    The fair value of the Telecommunications Common Stock shall be the value thereof as of the day immediately preceding the Telecommunications Special Meeting, excluding any appreciation or depreciation in anticipation of the Telecommunications Merger. The demand shall state the number of shares of Telecommunications Common Stock owned by the shareholder and the fair value of such shares as estimated by the shareholder. Any shareholder failing to make demand within the ten-day period shall be bound by the Merger Agreement and the Telecommunications Merger. Within twenty days after demanding payment for his shares, each holder of certificates formerly representing shares of Telecommunications Common Stock so demanding payment shall submit such certificates to Telecommunications for notation thereon that such demand has been made. The failure of a holder of such certificates to do so shall, at the option of Telecommunications, terminate such shareholder's rights to dissent, unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct.

    Any shareholder who has demanded payment for shares in accordance with the TBCA shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for such holder's shares of Telecommunications Common Stock in accordance with the TBCA and the right to maintain an appropriate action to obtain relief on the ground that the Telecommunications Merger would be or was fraudulent. The respective shares of Telecommunications Common Stock for which payment has been properly demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of Telecommunications shareholders.

    Within 20 days after receipt by Holdings of a demand for payment made by a dissenting shareholder, Holdings shall deliver or mail to the dissenting shareholder a written notice that shall either: (i) state that Holdings accepts the amount claimed in the demand and agrees to pay that amount within 90 days after the date on which the Telecommunications Merger was effected, upon the surrender of the share certificates duly endorsed, or (ii) contain an estimate by Holdings of the fair value of the shares of Telecommunications Common Stock, together with an offer to pay the amount of that estimate within 90 days after the date on which the Telecommunications Merger was effected, upon receipt of notice within 60 days after that date from the shareholder that the shareholder agrees to accept that amount, upon the surrender of the certificates duly endorsed.

    If, within 60 days after the date on which the Telecommunications Merger was effected, the value of the shares of Telecommunications Common Stock is agreed upon between the shareholder and Holdings, payment for the shares shall be made within 90 days after the date on which the Telecommunications

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
Merger was effected and, in the case of shares represented by certificates, upon surrender of the share certificates duly endorsed.

    If, within the period of 60 days after the date on which the Telecommunications Merger was effected, the dissenting shareholder and Holdings do not so agree, then the shareholder or Holdings may, within 60 days after the expiration of such 60 day period, file a petition in any court of competent jurisdiction in Dallas County, Texas asking for a finding and determination of the fair value of the shareholder's shares of Telecommunications Common Stock. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to Holdings and to the shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Telecommunications. Holdings and all Telecommunications shareholders so notified shall be bound by the final judgment of such court.

    After the hearing on the petition, the court shall determine the shareholders who have complied with the provisions of Article 5.12 of the TBCA and have become entitled to the valuation of and payment for their shares and shall appoint one or more qualified appraisers to determine that value. In addition to having the power to examine the books and records of Telecommunications, the appraisers shall afford a reasonable opportunity to the interested parties to submit to the appraisers pertinent evidence as to the value of the shares of Telecommunications Common Stock.

    The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the court clerk. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by Holdings together with interest thereon, beginning 91 days after the date on which the Telecommunications Merger was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to Holdings of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in Telecommunications. The court shall allow the appraisers a reasonable fee as court costs, and all costs shall be allocated between the parties in the manner that the court determines to be fair and equitable.

    Pursuant to the Merger Agreement, Telecommunications shareholders exercising their right to dissent under the TBCA will be entitled to payment solely out of the historic assets of Telecommunications.

    Any Telecommunications Common Stock held by a Telecommunications shareholder who ultimately receives payment for such Telecommunications Common Stock pursuant to Article 5.11 through 5.13 of the TBCA will not be converted into Holdings Common Stock pursuant to the Merger Agreement, and the holder thereof will only be entitled to such rights as are granted by the TBCA.

    Any shareholder who has demanded payment for shares of Telecommunications Common Stock in accordance with the TBCA may withdraw such demand at any time before payment for such holder's shares or before any petition has been filed pursuant to the TBCA asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless Holdings shall consent thereto, after any such petition has been filed. However, if: (i) such demand shall be withdrawn as described above, (ii) pursuant to the TBCA, Telecommunications shall terminate the shareholder's rights to dissent under the TBCA, (iii) no petition asking for a finding and determination of fair value of such shares of Telecommunications Common Stock by a court shall have been filed within the time provided in the TBCA or (iv) after the hearing of a petition filed pursuant to the TBCA, the court shall determine that a shareholder is not entitled to the relief provided by the TBCA, then, in any such case, such shareholder and all persons claiming under such shareholder shall be conclusively presumed to have approved and ratified the Telecommunications Merger and shall be bound thereby, the right of such shareholder to be paid the fair value of such holder's shares shall cease.

    If after the Telecommunications Merger Effective Time a dissenter loses the right to receive payment pursuant to Articles 5.11 through 5.13 of the TBCA, then upon the occurrence of such event, such holder's shares will automatically be converted into Holdings Common Stock effective as of the Telecommunications Merger Effective Time, without prejudice to any corporate proceedings which may have been taken during the interim period between the Telecommunications Merger Effective Time and the occurrence of such event, and such shareholder will be entitled to receive any dividends or other distributions made to Holdings shareholders during such interim period.

    Exercise of the right to dissent under the TBCA, if such right is available, may result in a judicial determination that the "fair value" of a dissenting shareholder's shares of Telecommunications Common Stock is higher or lower than the value of the consideration to be received pursuant to the Merger Agreement.

    In general, a dissenting shareholder receiving cash for Telecommunications shares pursuant to the exercise of appraisal rights will recognize gain or loss for federal income tax purposes upon receipt of the payment of the cash. See "--Certain United States Federal Income Tax Consequences of the Mergers."

                              BUSINESS OF HOLDINGS


    Holdings is a Texas corporation that was formed on February 3, 1998 to be a holding company for IWL, Telecommunications and the Partnership and their respective subsidiaries following the consummation of the Mergers and the Interest Exchange. Prior to the consummation of the Transaction, Holdings has had and will have no operations other than those incident to its formation, its execution of the Merger Agreement, the preparation of this Joint Proxy Statement/Prospectus and the incurrence of indebtedness under the Notes. See "Issuance of Notes." Holdings currently has no operations and nominal or no assets and liabilities (other than the Notes), and, unless the context otherwise requires, all discussions herein of the historical and planned business operations and strategy of Holdings assumes, on a pro forma basis, that the proposed business combination to be effected by the Mergers and Interest Exchange has been consummated. On such pro forma basis, Holdings would have had 1997 revenues and net income of approximately $75.3 million and $2.6 million, respectively. Prior to the mailing of this Joint Proxy Statement/Prospectus, Holdings, which was incorporated as "IWL Holdings Corp.," changed its name to "CapRock Communications Corp." and, in connection therewith, Telecommunications changed its name from "CapRock Communications Corp." to "CapRock Telecommunications Corp."


    Holdings intends to become the leading facilities-based ICP in Texas and the Gulf Coast region. The combined businesses will offer a complete suite of telecommunications services including local, long distance, Internet, data and private line services to small and medium-sized businesses. Holdings will also provide switched and dedicated access, regional and international long distance, private lines and dark fiber to carrier customers. Holdings believes the Transaction will enable it to significantly accelerate the implementation of its business plan and to more rapidly achieve its business objectives by: (i) enhancing its revenue opportunities by leveraging the existing and planned fiber and switching network infrastructure of each company to offer voice, data, and broadband services in markets geographically clustered along or near the Company's infrastructure, (ii) creating greater organizational depth through the combination of the sales, customer service and networking strengths of Telecommunications with the technological, project management and last mile distribution expertise of IWL and the fiber network construction and operational expertise of the Partnership, (iii) providing the opportunity to cross-sell its products and provide single source onshore and offshore communications solutions to IWL's existing base of oil and gas customers and to Telecommunications' existing base of business and carrier customers throughout Texas and the Gulf Coast region, (iv) capitalizing on international revenue opportunities through the combination of Telecommunications' customer base, the Partnership's planned network and IWL's relationships with foreign regulators and communications providers and (v) reducing the combined capital expenditures of the three companies through the construction of a single communications infrastructure.

BUSINESS STRATEGY

    Holdings' business objectives are (i) to become the leading ICP in Texas and the Gulf Coast region, offering local, long distance, data and private line services to end-user customers, (ii) to establish itself as the premier carriers' carrier in Texas and the Gulf Coast region, providing voice, data and broadband services over the most extensive alternative fiber optic network in Texas and the Gulf Coast region, and (iii) to capitalize on the growing opportunities to provide international long distance and international project services. To achieve these objectives, Holdings intends to:

    BECOME A SINGLE SOURCE PROVIDER OF COMMUNICATIONS AND NETWORK INTEGRATION SERVICES. Holdings believes that there is significant demand among small and medium-sized business customers in its target markets for an integrated package of communications services and equipment tailored to satisfy the customer's total communications needs. Holdings intends to offer its customers local, domestic and international long distance, data (including ATM, frame relay, digital subscriber line and Internet) and broadband (including T-1/E-1, DS-3, OC-N and dark fiber) services. Holdings believes that its ability to provide an integrated package of communications services, to provide, install and maintain a broad range of communications equipment and to invoice these services on a single, convergent bill will enable it to rapidly penetrate its targeted markets, capture virtually all of its customers' expenditures for telecommunications services and equipment, increase customer satisfaction and reduce customer turnover.

    STRATEGICALLY BUILD OUT ITS REGIONAL FIBER NETWORK. Holdings intends to expand the Partnership's fiber optic network to approximately 4,300 route miles throughout Texas and the Gulf Coast region. Holdings' fiber optic backbone will provide it with a platform to offer an integrated package of voice, data and broadband services, as well as to access primary, secondary and tertiary cities and the tandems of ILECs throughout Texas and the Gulf Coast region. The Partnership owns and operates 260 route miles of fiber network in Texas extending from Houston to Victoria and Corpus Christi, and is currently constructing an additional 500 route miles in Texas from San Antonio to Laredo, McAllen, Harlingen, Brownsville and Corpus Christi. The completion of Holdings' network will allow it to originate and terminate most of its customers voice and data traffic within the region on-net, dramatically increase its available broadband capacity and link together more markets than other competitive providers of communications services in the region.

    OFFER DATA, INTERNET AND ENHANCED SERVICES TO ACCELERATE MARKET PENETRATION AND MINIMIZE POTENTIAL CHURN. Data services represent one of the fastest growing product segments in the communications industry. Holdings believes it can accelerate new account penetration and minimize potential customer turnover by offering LAN interconnections, frame relay, ATM, Internet services, ISDN, DSL, Web page design, Web server hosting, and other enhanced services not generally available or from the ILECs (or available only at prices higher than those Holdings intends to charge). Holdings intends to leverage its expertise in providing data services by targeting small and medium-sized business customers, as well as data-intensive and multi-point customers, such as banks, financial institutions and health care providers.

    BUILD MARKET SHARE THROUGH PERSONALIZED SALES AND CUSTOMER
SERVICE. Holdings believes the most effective method of acquiring and retaining a high quality customer base is through a consultative, face-to-face sales process to develop creative solutions and respond rapidly to customers' communications needs, as well as providing superior and personalized customer service. Holdings believes that small and medium-sized business customers in its target markets have been neglected by the ILECs with respect to these approaches. Holdings intends to significantly increase the size of its direct and agent sales forces over the next three years.

    DEVELOP EFFICIENT AUTOMATED BACK OFFICE SYSTEMS. Holdings will handle its provisioning, customer care, convergent billing and traffic reporting functions on a proprietary software platform currently being developed by RiverRock, a limited partnership in which Telecommunications is a limited partner. These OSS and other back office systems are required to enter, schedule and track a customer's order from the point of sale to the installation and testing of service. These systems also include or interface with trouble management, inventory, billing, collection and customer service systems. The system is scalable and flexible to support Holdings' expected future back office requirements. The system, when fully implemented, will enable Holdings to: (i) minimize the time to initiate local and long distance services for new customers internally and through the ILEC (commonly referred to as provisioning), (ii) provide detailed and customized customer billing information, (iii) respond quickly to customers' needs and information requests, and (iv) monitor and analyze traffic, financial and operating trends. Holdings believes that this system, when fully implemented, will provide a significant competitive advantage in terms of cost, ability to process large order volumes, and customer service as compared to ILECs using legacy systems and CLECs that outsource back-office services or that do not have an advanced OSS platform.

    EXPAND INTERNATIONAL SERVICE OFFERINGS. Holdings believes that it can leverage IWL's existing international commercial relationships, regulatory expertise and points of presence in Texas, Russia and Scotland with Telecommunications' extensive relationships with domestic carriers to significantly increase Holdings' international traffic.

    PURSUE ACQUISITIONS AND STRATEGIC ALLIANCES. In Holdings' target markets, a large number of small private companies provide local and long distance services, data services, Internet services, and telecommunications equipment. This fragmentation creates numerous opportunities for Holdings to acquire industry participants that can provide technical support, management talent, customers and product extensions and could enable Holdings to accelerate the implementation of its business plan. Holdings also intends to pursue strategic relationships with utilities, state transportation departments and other governmental authorities. As part of its growth plan, Holdings has been discussing and continues to discuss with other companies in its region business ventures and combinations, including potential mergers and acquisitions. In connection with these discussions, Holdings currently has obtained an option to acquire a minority interest in a Texas-based CLEC. Discussions are in a preliminary stage, and no assurance can be given as to when or if such investment will be made.


    LEVERAGE ITS EXPERIENCED MANAGEMENT TEAM. Holdings' management team will include individuals with significant experience in the deployment and marketing of communications services. Jere W. Thompson, Jr., President of Telecommunications and Chief Executive Officer of Holdings, founded the Partnership in 1992. Ignatius W. Leonards, Chief Executive Officer of IWL and President of Holdings, founded IWL in 1981 and has over 23 years of experience in the telecommunications industry. Timothy W. Rogers, Timothy M. Terrell and Scott L. Roberts, each Executive Vice Presidents of Telecommunications and Holdings founded Telecommunications in 1991 and have a combined 33 years of telecommunications experience working at Sprint, Qwest and Telecommunications in carrier and commercial sales. Byron M. Allen, President of IWL and an Executive Vice President of Holdings, has five years of experience in the domestic and international telecommunications industry, and Kevin W. McAleer, Holding's Chief Financial Officer, has over 16 years of experience as the chief financial officer of publicly-held companies.

                      DIRECTORS AND MANAGEMENT OF HOLDINGS

DIRECTORS

    BOARD. It is expected that, following the consummation of the Transaction, the Board of Directors of Holdings will consist of Jere W. Thompson, Jr., Ignatius W. Leonards, Byron M. Allen, Mark Langdale, Timothy W. Rogers, one outside director designated by IWL (who will initially be Christopher J. Amenson) and one outside director designated by Telecommunications (who will initially be John R. Harris), provided that IWL and Telecommunications each has the right to veto the other's designee. The Merger Agreement provides that Holdings will use commercially reasonable efforts to cause its board of directors to consist of Ignatius W. Leonards, Byron M. Allen, Jere W. Thompson, Jr., Mark Langdale, Tim Rogers and one outside director designated by IWL and one by Telecommunications.

COMMITTEES OF HOLDINGS

    The Holdings Board has established a Compensation Committee ("Holdings Compensation Committee") consisting of Christopher J. Amenson and, effective upon consummation of the Transaction, John R. Harris. All members of the Holdings Compensation Committee will be "Non-Employee Directors" within the meaning of Rule 16b-3 of the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. The Holdings Compensation Committee will be responsible for establishing salaries, bonuses, and other compensation for Holdings' executive officers and for administering the Equity Incentive Plan (including granting options and other awards and setting the terms thereof pursuant to such plan) and Holdings' other executive compensation plans and programs. In the event that at any time any member of the Holdings Compensation Committee fails to qualify as a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, the entire Holdings Board will also approve stock option grants and other awards.

    The Holdings Board has established an audit committee consisting of Christopher J. Amenson and, effective upon consummation of the Transaction, John
R. Harris. The audit committee will be responsible for reviewing Holdings' annual audit and meeting with Holdings' independent accountants to review Holdings' internal controls and financial management practices.

DIRECTORS AND OFFICERS

    Directors who are employees of Holdings or its subsidiaries will not receive any compensation for service on the Holdings Board, but will be reimbursed by Holdings for expenses incurred in attending meetings of the Holdings Board or any committees thereof. In order to more closely align the interests of directors and shareholders, non-employee directors of Holdings will be eligible to participate in the Director Stock Option Plan, pursuant to which each will be eligible to receive Nonqualified Options. See "The Plan Proposals--The Director Stock Option Plan."

    The directors and the senior management team of Holdings is expected to be comprised of the following individuals, upon consummation of the Transaction, many of whom are currently officers and/or directors of IWL or Telecommunications:

Jere W. Thompson, Jr....................................  Chairman of the Board, Chief Executive Officer and
                                                            Director
Ignatius W. Leonards....................................  Vice Chairman of the Board, President and Director
Kevin W. McAleer........................................  Senior Vice President and Chief Financial Officer
Byron M. Allen..........................................  Executive Vice President and Director
Timothy M. Terrell......................................  Executive Vice President
Timothy W. Rogers.......................................  Executive Vice President and Director
Scott L. Roberts........................................  Executive Vice President
Richard H. Roberson.....................................  Controller, Treasurer and Secretary
Mark Langdale...........................................  Director
Christopher J. Amenson..................................  Director
John R. Harris..........................................  Director Nominee*

------------------------

*Mr. Harris has consented to becoming a director upon consummation of the Transaction.

    The following provides certain information regarding Messrs. McAleer and Harris as of June 1, 1998:

    Mr. Kevin W. McAleer, age 47, has served as Senior Vice President and Chief Financial Officer of the Company since April 1998. From 1996 to 1998, Mr. McAleer served as Chief Financial Officer, Secretary and as a member of the Executive Management Committee of American Pad and Paper Co., one of the largest manufacturers and marketers of paper-based office products in North America. From 1990 to 1996, Mr. McAleer served as Executive Vice President, Chief Financial Officer and as a member of the Executive Management Committee of Rexene Corporation, which manufactures plastic film and plastic resins. From 1985 to 1990, Mr. McAleer served as Senior Vice President--Administration, Chief Financial Officer, Secretary and Treasurer, and as a member of the Executive Management Committee and the Board of Directors of Varo, Inc., which manufactures electronics supplied primarily to U.S. military agencies, such as proprietary night vision systems, high-reliability power systems and airborne missile launchers. From 1981 to 1985, Mr. McAleer served as Vice President Finance, Chief Financial Officer, Secretary and Treasurer, and as a member of the Executive Management Committee of Tocom, Inc., which designs and manufactures high-technology communications products and services for the cable industry. Mr. McAleer is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. McAleer has a B.S. in Accounting/ Economics from LaSalle University in Philadelphia, Pennsylvania.

    Mr. John R. Harris, age 49, has been a Corporate Vice President at Electronic Data Systems Corporation, an information and technology outsourcing and data processing company ("EDS"), since

1997 where he is responsible for marketing and corporate strategy. From 1989 to 1997, he served as a Vice President of the Communications Industry Group at EDS where he was responsible for four business units directed toward wirelines, wireless, media and interactive services. Mr. Harris is on the Board of Directors of Applied Graphics Technologies, Inc., an independent provider of digital prepress services. Mr. Harris received his undergraduate and graduate degrees in business administration from West Georgia University.

    For biographical and other information regarding Messrs. Thompson, Terrell, Rogers, Roberts and Langdale, see "Information Regarding
Telecommunications--Directors and Executive Officers." For biographical and other information regarding Messrs. Leonards, Allen, Roberson and Amenson, see "Information Regarding IWL--Directors and Executive Officers."

EXECUTIVE COMPENSATION

    For information regarding compensation paid to executive officers of Telecommunications, the General Partner and IWL in 1997, including the individuals named above, see "Information Regarding Telecommunications--Executive Compensation," "Information Regarding the Partnership--Executive Compensation," and "Information Regarding IWL--Executive Compensation," respectively. The Holdings Board will rely on the Holdings Compensation Committee, which will be composed of Non-Employee Directors, to recommend the form and amount of compensation to be paid to executive officers of Holdings who do not have an employment agreement with Holdings. For information regarding employment agreements with certain of the above individuals, see "The Transaction--Interests of Certain Persons in the Transaction--Employment Agreements."

                             OWNERSHIP OF HOLDINGS

    There are currently 1,000 shares of Holdings Common Stock outstanding, all of which are owned by IWL and will be canceled in the IWL Merger. It is anticipated that, after giving effect to the Transaction, approximately 28,910,222 shares of Holdings Common Stock will be issued and outstanding, approximately 828,385 additional shares will be reserved for issuance upon the exercise of options and warrants to acquire IWL Common Stock and Telecommunications Common Stock assumed by Holdings and approximately 5,400,000 additional shares will be available for issuance in connection with grants made after the Closing Date under the Equity Incentive Plan and the Director Stock Option Plan.


    The following table sets forth information, concerning the beneficial ownership of Holdings Common Stock as of May 31, 1998 after giving effect to the Mergers and the Interest Exchange and assuming all Partnership Interests are validly tendered and accepted pursuant to the Exchange Offer, by (i) each person or group of persons known to IWL, Telecommunications or the Partnership expected to beneficially own more than five percent (5%) of the outstanding shares of Holdings Common Stock, (ii) each person who is (or, upon consummation of the Mergers and the Interest Exchange, will be) an executive officer, director or director nominee of Holdings and (iii) all such executive officers and directors of Holdings as a group. The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act, which means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. Shares of Holdings Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual or group to acquire such shares within 60 days after May 31, 1998 are treated as outstanding only when determining the amount and percentage of Holdings Common Stock owned by such individual or group. All information with respect to the beneficial ownership of any principal shareholder was furnished by such principal shareholder and Holdings believes that, except as otherwise noted or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares shown. The address for Messrs. Leonards, Allen and Roberson is 12000 Aerospace Ave., Suite 200, Houston, Texas

77034. The address for Messrs. Thompson, Rogers, Roberts, Terrell, McAleer, CapRock Investors and Greenway Holdings, L.P. is Two Galleria Tower, 13455 Noel Road, Suite 1925, Dallas, Texas 75240.

                                                                                            SHARES OF COMMON STOCK
                                                                                             BENEFICIALLY OWNED(1)
                                                                                          ---------------------------
                                                                                             NUMBER      PERCENTAGE
NAME                                                                                       OF SHARES      OWNERSHIP
----------------------------------------------------------------------------------------  ------------  -------------
Jere W. Thompson, Jr.(2)................................................................    10,773,897         37.3%
Ignatius W. Leonards(3).................................................................     1,897,528          6.6%
Byron M. Allen(4).......................................................................       222,200        *
Timothy W. Rogers.......................................................................     2,883,628         10.0%
Scott L. Roberts........................................................................     2,883,628         10.0%
Timothy M. Terrell......................................................................     2,883,628         10.0%
Kevin W. McAleer........................................................................       --            --
Richard H. Roberson(5)..................................................................         3,400        *
Mark Langdale(6)........................................................................    11,224,352         38.8%
    5950 Berkshire, Suite 990
    Dallas, TX 75225
Christopher J. Amenson..................................................................         2,000        *
    c/o SBS Technologies, Inc.
    2400 Louisiana Blvd., N.E.
    AFC Building 5, Suite 600
    Albuquerque, NM 87110
Jere W. Thompson, Sr.(7)................................................................    10,657,169         36.9%
    Two Turtle Creek Village
    3838 Oak Lawn Ave., Suite 1850
    Dallas, TX 75219
Greenway Holdings, L.P.(2)..............................................................     2,014,081          7.0%
CapRock Investors(2)....................................................................     8,650,884         29.9%
All executive officers and directors as a group (ten persons)(8)........................    24,014,445         83.1%

------------------------

* Less than 1% of the outstanding shares of the class.

(1) Based upon 28,910,222 shares of Holdings Common Stock issued and outstanding.

(2) Represents 8,650,884 shares held of record by CapRock Investors, 108,932 shares held of record of by CapRock Systems, Inc. and 2,014,081 shares held of record by Greenway Holdings, L.P. CapRock Investors is a Texas joint venture, of which Jere W. Thompson, Jr. is the managing venturer and in which he owns a controlling interest. The Joint Venture Agreement of CapRock Investors grants to Mr. Thompson, Jr. certain authority, including the authority to decide and cast all votes on behalf of CapRock Investors as a shareholder of Telecommunications. As a consequence, both CapRock Investors and Mr. Thompson, Jr. may each be deemed to be the beneficial owner of all of the shares. CapRock Systems, Inc. is a Texas corporation of which Mr. Thompson, Jr. owns 50% of the outstanding common stock and is an officer and a director; as a result he has shared voting, investment, and dispositive power with respect to the 108,932 shares held by CapRock Systems, Inc. Greenway Holdings, L.P. is a Texas limited partnership of which Mr. Thompson, Jr. is the general partner and has sole voting, investment and dispositive power; as a result, he may be deemed to be the beneficial owner of all of the shares held of record by Greenway Holdings, L.P.

(3) Includes 6,666 shares held by Ignatius W. Leonards as custodian for minor children.

(4) Includes 7,300 shares held by Byron M. Allen as custodian for minor children and 7,300 shares held by Mr. Allen's daughters, the voting, investment and dispositive power of which are shared by Mr. Allen with his daughters.

(5) Includes 100 shares held by the spouse of Richard H. Roberson and 200 shares held by Richard H. Roberson as custodian for minor children, the voting, investment and dispositive power of which are shared by Mr. Roberson with his spouse. Includes 3,000 shares subject to options exercisable within 60 days of May 31, 1998. Does not include 27,000 shares subject to options not yet vested.

(6) Includes 8,650,884 shares held of record by CapRock Investors and 108,932 shares held of record of CapRock Systems, Inc. Under the Joint Venture Agreement of CapRock Investors, the approval of a majority-in-interest of the venturers is required to approve the disposition of the shares. Because of the ownership interest of Jere W. Thompson, Jr., Mark Langdale, and Jere
    W. Thompson, Sr. (23.5%, 42.5% and 30.9%, respectively), two of the three acting together can authorize or prevent a disposition of the shares. As a result, each may be deemed to be the beneficial owner of all of the shares. CapRock Systems, Inc. is a Texas corporation of which Mr. Langdale owns 50% of the outstanding common stock and is an officer and a director; as a result he has shared voting, investment and dispositive power with respect to the 108,932 shares held by CapRock Systems, Inc.

(7) Includes 1,302,282 shares held of record by The Williamsburg Corporation, 8,650,884 shares held of record by CapRock Investors and 289,677 shares held of record by Jere W. Thompson, Jr.'s spouse. Under the Joint Venture Agreement of CapRock Investors, the approval of a majority-in-interest of the venturers is required to approve the disposition of the shares. Because of the ownership interest of Jere W. Thompson, Jr., Mark Langdale, and Jere
    W. Thompson, Sr., two of the three acting together can authorize or prevent a disposition of the shares. As a result, each may be deemed to be the beneficial owner of all of the shares. The Williamsburg Corporation is a Texas corporation, of which Mr. Thompson, Sr. is the president and a director; as a result he has shared voting, investment, and dispositive power with respect to the 1,302,282 shares held by The Williamsburg Corporation.

(8) Includes 3,000 shares subject to options exercisable within 60 days of May 31, 1998 granted to the executive officers of Holdings as a group.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

    IWL consummated the initial public offering of its common stock in June 1997, and the IWL Common Stock has been listed on the Nasdaq National Market since June 1997 under the symbol "IWLC." There is currently no public market for the Holdings Common Stock, the Telecommunications Common Stock or the Partnership Interests.

    The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of IWL Common Stock as reported on the Nasdaq National Market based on published financial sources.


                                                                              IWL COMMON STOCK MARKET
                                                                                       PRICE
                                                                              ------------------------
                                                                                  HIGH         LOW
                                                                              ------------  ----------
1997

Second Quarter beginning on June 12, 1997...................................  $       6     $       51/4
Third Quarter...............................................................  $       81/2  $       5
Fourth Quarter..............................................................  $      13     $       81/4

1998

First Quarter...............................................................  $      263/8  $       81/4
Second Quarter..............................................................  $      22     $       75/8
Third Quarter (through July 15, 1998).......................................  $       913/16 $       83/4


    During the calendar quarters indicated above, no dividends or distributions were declared or made by IWL, Telecommunications, the Partnership or Holdings.


    On February 12, 1998, the last full trading day prior to the public announcement of the proposed Transaction, the closing price of IWL Common Stock on the Nasdaq National Market was $9.875 per share. On June 19, 1998, the date on which the exchange ratios were changed pursuant to the second amendment to the Merger Agreement, the closing price of IWL Common Stock was $15.00 per share, and on June 22, 1998, the date such changed exchange ratios were publicly announced, the closing price was $8.75 per share (a decrease of $6.25 per share from the closing price on June 19, 1998). On July 15, 1998, the most recent practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, the closing price of IWL Common Stock on the Nasdaq National Market was $9.25 per share. Holders of IWL Common Stock, Telecommunications Common Stock or Partnership Interests are urged to obtain current market quotations prior to making any decision with respect to the Mergers and the Interest Exchange. See "Summary--Comparative Per Share Information."

            SELECTED HISTORICAL FINANCIAL DATA OF TELECOMMUNICATIONS

    The following selected historical financial data for Telecommunications for the years ended and as of December 31, 1993 and 1994 have been derived from the unaudited financial statements of Telecommunications. The financial data for the years ended and as of December 31, 1995 and 1996 have been derived from Telecommunications' financial statements and related notes which have been audited by Burds, Reed & Mercer, P.C., independent certified public accountants. The financial data for the year ended and as of December 31, 1997 have been derived from Telecommunications' financial statements and related notes which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The financial data for the three months ended March 31, 1997 and 1998 are derived from unaudited financial statements of Telecommunications, which in the opinion of Telecommunication's management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for an interim period are not necessarily indicative of the results of operations to be expected for the full year. The data set forth below in this table are qualified in their entirety by, and should be read in conjunction with, the financial statements of Telecommunications and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Telecommunications."

                                                                                                     THREE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                      MARCH 31,
                                             -----------------------------------------------------  --------------------
                                               1993       1994       1995       1996       1997       1997       1998
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Total revenues.............................  $     526  $   5,965  $  13,440  $  23,174  $  46,745  $   8,697  $  15,770
Cost of revenues...........................         39      4,780     11,043     18,941     35,776      7,118     11,802
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit...............................        487      1,185      2,397      4,233     10,969      1,579      3,968
Operating expenses:
  Selling, general and administrative......        426      1,038      2,601      3,711      7,049      1,487      2,176
  Depreciation and amortization............          4         10        333        478        694        142        231
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total operating expenses.................        430      1,048      2,934      4,189      7,743      1,629      2,407
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income (loss)....................         57        137       (537)        44      3,226        (50)     1,561
Interest expense...........................     --             (9)      (240)      (315)      (311)       (78)       (86)
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes..........         57        128       (777)      (271)     2,915       (128)     1,475
Income taxes (benefit).....................          3         36       (245)       (88)     1,100        (65)       578
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)..........................  $      54         92  $    (532) $    (183) $   1,815  $     (63) $     897
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
EARNINGS (LOSS) PER COMMON SHARE(1):
Basic......................................  $    0.01  $    0.01  $   (0.05) $   (0.02) $    0.17  $   (0.01) $    0.09
Diluted....................................  $    0.01  $    0.01  $   (0.05) $   (0.02) $    0.17  $   (0.01) $    0.08

                                                                           DECEMBER 31,                        MARCH 31,
                                                       -----------------------------------------------------  -----------
                                                         1993       1994       1995       1996       1997        1998
                                                       ---------  ---------  ---------  ---------  ---------  -----------
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit)............................  $      37  $     104  $    (533) $  (1,348) $    (576)  $     (38)
Property and equipment, net..........................         34        118      2,214      2,858      3,693       4,162
Total assets.........................................        111      1,716      4,953      7,356     13,327      14,552
Long-term debt and capital lease obligations.........          3        113      1,114        720        453         431
Stockholders' equity (deficit).......................         (3)       375        593        411      2,247       3,165

------------------------

(1) Earnings (loss) per share amounts have been calculated in accordance with SFAS No. 128, "Earnings Per Share," in 1997 and 1998. Prior year amounts have been restated on a comparable basis.

             SELECTED HISTORICAL FINANCIAL DATA OF THE PARTNERSHIP

    The following selected historical financial data for the Partnership for the years ended and as of December 31, 1993, 1994, 1995 and 1996 have been derived from the Partnership's financial statements and related notes which have been audited by Burds, Reed & Mercer, P.C., independent certified public accountants. The financial data for the year ended and as of December 31, 1997 have been derived from the Partnership's financial statements and related notes which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The financial data for the three months ended March 31, 1997 and 1998 are derived from unaudited financial statements of the Partnership, which in the opinion of the Partnership's management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for an interim period are not necessarily indicative of the results of operations to be expected for the full year. The data set forth below in this table are qualified in their entirety by, and should be read in conjunction with, the financial statements of the Partnership and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Partnership."

                                                                                                              THREE MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,                      MARCH 31,
                                                      -----------------------------------------------------  --------------------
                                                        1993       1994       1995       1996       1997       1997       1998
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                    (IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:

REVENUES:

  Telecommunications services.......................  $  --      $  --      $  --      $  --      $   1,945  $     360  $     588
  Projects and other................................        240        334        173     --         --         --         --
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total revenues..................................        240        334        173     --          1,945        360        588

OPERATING EXPENSES:

  Network access expenses...........................     --            444        503     --             86         41         12
  Selling, general and administrative...............        245        457        326        174        286         65         67
  Depreciation and amortization.....................         18         50         31         54        902        166        185
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total operating costs and expenses..............        263        951        860        228      1,274        272        264
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income (loss).............................        (23)      (617)      (687)      (228)       671         88        324
Interest expense....................................     --         --         --         --           (774)      (165)      (210)
Other income (expense)..............................         15          4         12     --             (1)    --         --
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes and extraordinary
  item..............................................         (8)      (613)      (675)      (228)      (104)       (77)       114
Income taxes(1).....................................     --         --         --         --         --         --            (42)
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before extraordinary item.............         (8)      (613)      (675)      (228)      (104)       (77)        72
Extraordinary item(2)...............................     --         --            645     --         --         --         --
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)...................................  $      (8) $    (613) $     (30) $    (228) $    (104) $     (77) $      72
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                                DECEMBER 31,                         MARCH 31,
                                                           -------------------------------------------------------  -----------
                                                             1993       1994        1995        1996       1997        1998
                                                           ---------  ---------     -----     ---------  ---------  -----------
                                                                                      (IN THOUSANDS)

BALANCE SHEET DATA:

Working capital (deficit)................................  $     497  $    (178)  $       1   $  (2,616) $  (1,059)  $  (1,314)
Property and equipment, net..............................        239        206      --           8,552      9,300       9,168
Total assets.............................................        788        443          13       8,757      9,779       9,949
Long-term debt and capital lease obligations, net of
  current portion........................................     --         --          --           6,336      8,665       8,184
Partners' capital (deficit)..............................        742         34           4        (223)      (327)       (255)

------------------------

(1) Effective January 1, 1998, the Partnership elected to be taxed as a corporation and as such has recorded income taxes of $42,000 relating to the three months ended March 31, 1998. Prior to January 1, 1998, the Partnership allocated net income and net losses to its Partnership Interests and therefore no income taxes were recorded for periods ended prior to January 1, 1998.

(2) Extraordinary gain of approximately $645,000 relates to extinguishment of certain lease obligations in 1995.

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF IWL


    The following selected consolidated historical financial data for each of the four fiscal years ended June 30, 1997 and for the six months ended December 31, 1997, are derived from IWL's consolidated financial statements, which have been audited by KPMG Peat Marwick LLP, independent certified public accountants, whose report with respect to the three-year period ended June 30, 1997 appears elsewhere herein. The following selected consolidated historical financial data for the fiscal year ended June 30, 1993 are derived from IWL's unaudited consolidated financial statements. The following selected consolidated historical financial data for the six months ended December 31, 1996 and for the three months ended March 31, 1997 and 1998 are derived from unaudited consolidated financial statements of IWL which, in the opinion of IWL's management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results of operations to be expected for the full year. The data set forth below in this table are qualified in their entirety by, and should be read in conjunction with, the financial statements of IWL and the related notes thereto included elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations of IWL."

                                                                                                        SIX MONTHS ENDED
                                                                YEAR ENDED JUNE 30,                       DECEMBER 31,
                                               -----------------------------------------------------  --------------------
                                                 1993       1994       1995       1996       1997       1996       1997
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Revenues:
  Telecommunication services.................  $   2,238  $   3,301  $   5,790  $   6,531  $   7,993  $   3,646  $   4,856
  Project and other..........................     10,722     11,559     10,004     10,711     14,708      7,303      7,107
  Product resales(1).........................     --         --         --         10,554      7,641      4,695     --
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total revenues...........................     12,960     14,860     15,794     27,796     30,342     15,644     11,963
Cost of revenues.............................      8,641     10,071      9,639     20,416     21,737     11,684      6,557
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.................................      4,319      4,789      6,155      7,380      8,605      3,960      5,406
Operating expenses:
  Selling, general and administrative........      3,132      4,070      4,399      5,099      5,845      2,736      3,631
  Depreciation and amortization..............        359        571        821      1,003      1,403        635        982
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total operating expenses.................      3,491      4,641      5,220      6,102      7,248      3,371      4,613
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income.............................        828        148        935      1,278      1,357        589        793
Interest expense, net........................        (10)      (215)      (244)      (270)      (514)      (214)      (218)
Other income (expense).......................        (86)       252        139         42        129         19        110
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes...................        732        185        830      1,050        972        394        685
Income taxes.................................        249         41        294        316        283        134        264
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income...................................  $     483  $     144  $     536  $     734  $     689  $     260  $     421
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings per share amounts(2):
  Basic......................................  $    0.24  $    0.07  $    0.24  $    0.33  $    0.30  $    0.12  $    0.11
  Diluted....................................  $    0.24  $    0.07  $    0.24  $    0.33  $    0.30  $    0.11  $    0.11
Weighted average shares outstanding:
  Basic......................................      2,000      2,001      2,222      2,222      2,298      2,226      3,737
  Diluted....................................      2,011      2,011      2,233      2,233      2,323      2,261      3,908


                                                THREE MONTHS ENDED
                                                    MARCH 31,
                                               --------------------
                                                 1997       1998
                                               ---------  ---------

STATEMENTS OF OPERATIONS DATA:
Revenues:
  Telecommunication services.................  $   2,298  $   2,804
  Project and other..........................      3,161      5,251
  Product resales(1).........................      2,506     --
                                               ---------  ---------
    Total revenues...........................      7,965      8,055
Cost of revenues.............................      5,674      4,421
                                               ---------  ---------
Gross profit.................................      2,291      3,634
Operating expenses:
  Selling, general and administrative........      1,611      2,188
  Depreciation and amortization..............        347        647
                                               ---------  ---------
    Total operating expenses.................      1,958      2,835
                                               ---------  ---------
Operating income.............................        333        799
Interest expense, net........................       (125)      (155)
Other income (expense).......................        114          1
                                               ---------  ---------
Income before income taxes...................        322        645
Income taxes.................................         95        254
                                               ---------  ---------
Net income...................................  $     227  $     391
                                               ---------  ---------
                                               ---------  ---------
Earnings per share amounts(2):
  Basic......................................  $    0.10  $    0.10
  Diluted....................................  $    0.10  $    0.09
Weighted average shares outstanding:
  Basic......................................      2,234      3,912
  Diluted....................................      2,298      4,199

                                                                            JUNE 30,
                                                      -----------------------------------------------------  DECEMBER 31,
                                                        1993       1994       1995       1996       1997         1997
                                                      ---------  ---------  ---------  ---------  ---------  -------------
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...........................  $      72  $  --      $     291  $     361  $   7,660    $   3,345
Working capital (deficit)...........................        709       (367)      (265)     1,811      9,721        1,330
Total assets........................................      5,748      7,437      8,232     12,409     26,062       26,284
Long-term debt and capital lease obligations, net of
  current portion...................................        533      1,108      1,329      2,944      7,692        3,588
Stockholders' equity................................      1,511      2,419      2,955      3,698     11,394       12,166


                                                       MARCH 31,
                                                         1998
                                                      -----------

BALANCE SHEET DATA:
Cash and cash equivalents...........................   $     720
Working capital (deficit)...........................        (398)
Total assets........................................      29,834
Long-term debt and capital lease obligations, net of
  current portion...................................       3,948
Stockholders' equity................................      14,135

------------------------------

(1) Comprised of the resale of Alcatel products and other equipment and hardware to a Shell subsidiary.

(2) Earnings per share amounts have been calculated in accordance with SFAS No. 128, "Earnings Per Share," in 1997 and 1998. Prior year amounts have been restated on a comparable basis.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements give effect to the Transaction under the pooling of interests method of accounting. The unaudited pro forma combined condensed financial statements are based upon the respective historical financial statements of IWL, Telecommunications, and the Partnership and should be read in conjunction with such historical financial statements and the notes thereto, which are included elsewhere in this Joint Proxy Statement/Prospectus. In May 1998, IWL changed its fiscal year end to coincide with the fiscal years of Holdings, Telecommunications and the Partnership. Accordingly, the pro forma statement of operations for 1997 is presented for the 12 months ended December 31, 1997 on a combined basis for all three entities. The unaudited combined condensed statement of operations for the three months ended March 31, 1998 combine the financial statements of IWL with those of Telecommunications and the Partnership. The unaudited pro forma combined condensed statements of operations for the years ended December 31, 1995 and 1996 combine IWL's consolidated statements of operations for the years ended June 30, 1995 and 1996 with the Telecommunications and Partnership statements of operations for the years ended December 31, 1995 and 1996. The revenues and net income of IWL for the six month period ended December 31, 1996 were excluded from the pro forma combined condensed statement of operations for the year ended December 31, 1996 in the amount of $15.6 million and $260,000, respectively.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been consummated as presented in the accompanying unaudited pro forma combined financial information, nor is it necessarily indicative of future operating results or financial position.

                          CAPROCK COMMUNICATIONS CORP.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                  (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              HISTORICAL                          PRO FORMA
                                             --------------------------------------------  ------------------------
                                                IWL     TELECOMMUNICATIONS   PARTNERSHIP   ADJUSTMENTS   COMBINED
                                             ---------  ------------------  -------------  -----------  -----------
Revenues:
  Telecommunications services..............  $   2,804      $   15,770        $     588     $  --        $  19,162
  Projects and other.......................      5,251          --               --            --            5,251
                                             ---------         -------            -----    -----------  -----------
    Total revenues.........................      8,055          15,770              588        --           24,413
Cost of services...........................      4,421          11,802               12        --           16,235
                                             ---------         -------            -----    -----------  -----------
Gross profit...............................      3,634           3,968              576        --            8,178
Operating expenses
  Selling, general and administrative......      2,188           2,176               67        --            4,431
  Depreciation and amortization............        647             231              185        --            1,063
                                             ---------         -------            -----    -----------  -----------
  Total operating costs and expenses.......      2,835           2,407              252        --            5,494
                                             ---------         -------            -----    -----------  -----------
Operating income...........................        799           1,561              324        --            2,684
Interest expense, net......................       (155)            (68)            (210)       --             (433)
Other income (expense).....................          1             (18)          --            --              (17)
                                             ---------         -------            -----    -----------  -----------
Income before income taxes.................        645           1,475              114        --            2,234
Income taxes...............................        254             578               42        --              874
                                             ---------         -------            -----    -----------  -----------
Net income.................................  $     391      $      897        $      72     $  --        $   1,360
                                             ---------         -------            -----    -----------  -----------
                                             ---------         -------            -----    -----------  -----------
Earnings per common share:
  Basic....................................  $    0.10      $     0.09        $  --         $  --        $    0.05
  Diluted..................................  $    0.09      $     0.08        $  --         $  --        $    0.05
Weighted average shares outstanding:
  Basic....................................      3,912          10,399           --            14,525(a)     28,836
  Diluted..................................      4,199          10,581           --            14,342(a)     29,122

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                          CAPROCK COMMUNICATIONS CORP.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            HISTORICAL                         PRO FORMA
                                            ------------------------------------------  ------------------------
                                               IWL     TELECOMMUNICATIONS  PARTNERSHIP  ADJUSTMENTS   COMBINED
                                            ---------  ------------------  -----------  -----------  -----------
Revenues:
  Telecommunication services..............  $   9,202      $   46,745       $   1,945    $  --        $  57,892
  Projects and other......................     14,512                          --           --           14,512
  Product resales.........................      2,946          --              --           --            2,946
                                            ---------         -------      -----------  -----------  -----------
    Total revenues........................     26,660          46,745           1,945       --           75,350
Cost of services..........................     14,261          35,776              86       --           50,123
Cost of product resales...................      2,347          --              --           --            2,347
                                            ---------         -------      -----------  -----------  -----------
Gross profit..............................     10,052          10,969           1,859       --           22,880
Operating expenses:
  Selling, general, and
    administrative........................      6,742           7,049             286       --           14,077
  Depreciation and amortization...........      1,749             694             902       --            3,345
                                            ---------         -------      -----------  -----------  -----------
    Total operating cost and expenses.....      8,491           7,743           1,188       --           17,422
                                            ---------         -------      -----------  -----------  -----------
Operating income..........................      1,561           3,226             671       --            5,458
Interest income (expense), net............       (518)           (311)           (774)      --           (1,603)
Other income (expense)....................        221          --                  (1)      --              220
                                            ---------         -------      -----------  -----------  -----------
Income before income taxes................      1,264           2,915            (104)      --            4,075
Income taxes (benefit)....................        413           1,100          --              (38)(b)      1,475
                                            ---------         -------      -----------  -----------  -----------
Net income (loss).........................  $     851      $    1,815       $    (104)   $      38    $   2,600
                                            ---------         -------      -----------  -----------  -----------
                                            ---------         -------      -----------  -----------  -----------
Earnings per common share:
  Basic...................................  $    0.28      $     0.17       $  --        $  --        $    0.09
  Diluted.................................  $    0.26      $     0.17       $  --        $  --        $    0.09
Weighted average shares outstanding:
  Basic...................................      3,060          10,399          --           14,525(a)     27,984
  Diluted.................................      3,231          10,581          --           14,527(a)     28,339

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                          CAPROCK COMMUNICATIONS CORP.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                  (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            HISTORICAL
                                           --------------------------------------------
                                                        FOR THE YEAR ENDED
                                           --------------------------------------------
                                           JUNE 30,      DECEMBER 31,     DECEMBER 31,
                                             1996            1996             1996              PRO FORMA
                                           ---------  ------------------  -------------  ------------------------
                                              IWL     TELECOMMUNICATIONS   PARTNERSHIP   ADJUSTMENTS   COMBINED
                                           ---------  ------------------  -------------  -----------  -----------
Revenues:
  Telecommunication services.............  $   6,531      $   23,174        $  --         $  --        $  29,705
  Project and other......................     10,711                           --            --           10,711
  Product resales........................     10,554          --               --            --           10,554
                                           ---------         -------            -----    -----------  -----------
    Total revenues.......................     27,796          23,174           --            --           50,970
  Cost of services.......................     10,744          18,941           --            --           29,685
  Cost of product resales................      9,672          --               --            --            9,672
                                           ---------         -------            -----    -----------  -----------
  Gross profit...........................      7,380           4,233           --            --           11,613
Operating costs and expenses:
  Selling, general, and administrative...      5,099           3,711              174        --            8,984
  Depreciation and amortization..........      1,003             478               54        --            1,535
                                           ---------         -------            -----    -----------  -----------
    Total operating expenses.............      6,102           4,189              228        --           10,519
                                           ---------         -------            -----    -----------  -----------
Operating income.........................      1,278              44             (228)       --            1,094
Interest expense, net....................       (270)           (315)          --            --             (585)
Other income.............................         41          --               --            --               41
                                           ---------         -------            -----    -----------  -----------
Income before income taxes...............      1,049            (271)            (228)       --              550
Income taxes (benefit)...................        315             (88)          --               (84)(b)        143
                                           ---------         -------            -----    -----------  -----------
Net income (loss)........................  $     734      $     (183)       $    (228)    $      84    $     407
                                           ---------         -------            -----    -----------  -----------
                                           ---------         -------            -----    -----------  -----------
Earnings (loss) per common share:
  Basic..................................  $    0.33      $    (0.02)       $  --         $  --        $    0.01
  Diluted................................  $    0.33      $    (0.02)       $  --         $  --        $    0.01
Weighted average shares outstanding:
  Basic..................................      2,222          10,399           --            14,525(a)     27,146
  Diluted................................      2,233          10,399           --            14,525(a)     27,157

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                          CAPROCK COMMUNICATIONS CORP.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                  (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            HISTORICAL
                                           --------------------------------------------
                                                        FOR THE YEAR ENDED
                                           --------------------------------------------
                                           JUNE 30,      DECEMBER 31,     DECEMBER 31,
                                             1995            1995             1995              PRO FORMA
                                           ---------  ------------------  -------------  ------------------------
                                              IWL     TELECOMMUNICATIONS   PARTNERSHIP   ADJUSTMENTS   COMBINED
                                           ---------  ------------------  -------------  -----------  -----------
Revenues:
  Telecommunication services.............  $   5,790      $   12,231        $  --         $  --        $  18,021
  Projects and other.....................     10,004           1,209              173        --           11,386
                                           ---------         -------            -----    -----------  -----------
    Total revenues.......................     15,794          13,440              173        --           29,407
  Cost of services.......................      9,639          11,043              503        --           21,185
                                           ---------         -------            -----    -----------  -----------
  Gross profit...........................      6,155           2,397             (330)       --            8,222
Operating expenses:
  Selling, general, and administrative...      4,399           2,601              326        --            7,326
  Depreciation and amortization..........        821             333               31        --            1,185
                                           ---------         -------            -----    -----------  -----------
  Total operating expenses...............      5,220           2,934              357        --            8,511
                                           ---------         -------            -----    -----------  -----------
Operating income.........................        935            (537)            (687)       --             (289)
Interest expense, net....................       (244)           (240)          --            --             (484)
Other....................................        138          --                   12        --              150
                                           ---------         -------            -----    -----------  -----------
Income (loss) before income taxes and
  extraordinary item.....................        829            (777)            (675)       --             (623)
Income taxes (benefit)...................        293            (245)          --               (11)(b)         37
                                           ---------         -------            -----    -----------  -----------
Income (loss) before extraordinary item          536            (532)            (675)           11         (660)
Extraordinary item                            --              --                  645        --              645
                                           ---------         -------            -----    -----------  -----------
Net income (loss)........................  $     536      $     (532)       $     (30)    $      11    $     (15)
                                           ---------         -------            -----    -----------  -----------
                                           ---------         -------            -----    -----------  -----------
Earnings (loss) per common share:
  Basic..................................  $    0.24      $    (0.05)       $  --         $  --        $  --
  Diluted................................  $    0.24      $    (0.05)       $  --         $  --        $  --
Weighted average shares outstanding:
  Basic..................................      2,222           9,717           --            13,987(a)     25,926
  Diluted................................      2,233           9,717           --            13,987(a)     25,937

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                          CAPROCK COMMUNICATIONS CORP.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                              AS OF MARCH 31, 1998

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                            HISTORICAL                         PRO FORMA
                                            ------------------------------------------  ------------------------
                                               IWL     TELECOMMUNICATIONS  PARTNERSHIP  ADJUSTMENTS   COMBINED
                                            ---------  ------------------  -----------  -----------  -----------

ASSETS

Current assets:
  Cash and cash equivalents...............  $     720      $   --           $     658    $  --        $   1,378
  Accounts receivable, net................      8,056           9,319              44       --           17,419
  Inventories.............................        998          --              --           --              998
  Prepaid expenses and other..............        924             447               4       --            1,375
  Deferred income taxes...................        242             624          --           --              866
                                            ---------         -------      -----------  -----------  -----------
    Total current assets..................     10,940          10,390             706       --           22,036
Property, plant and equipment, net........     16,670           4,162           9,168       --           30,000
Other assets..............................      2,224          --                  75       --            2,299
                                            ---------         -------      -----------  -----------  -----------
    Total assets..........................  $  29,834      $   14,552       $   9,949    $  --        $  54,335
                                            ---------         -------      -----------  -----------  -----------
                                            ---------         -------      -----------  -----------  -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt.......  $   6,354      $    1,642       $     891    $  --        $   8,887
  Accounts payable and accrued expenses...      3,975           7,710             388        3,000(c)     15,073
  Accrued commitment and guarantor fees...     --              --                 418       --              418
  Customer deposits.......................        360              35          --           --              395
  Current installments under capital
    lease.................................     --                 247          --           --              247
  Income taxes payable....................        490             642          --           --            1,132
  Unearned revenue........................        159             153             323       --              635
                                            ---------         -------      -----------  -----------  -----------
    Total current liabilities.............     11,338          10,429           2,020        3,000       26,787
Long-term debt............................      3,948             128           8,184       --           12,260
Deferred income taxes.....................        413             527          --           --              940
Obligations under capital lease...........     --                 303          --           --              303
                                            ---------         -------      -----------  -----------  -----------
    Total liabilities.....................     15,699          11,387          10,204        3,000       40,290
Stockholders' equity
  Common Stock............................         40           1,458          --           (1,353)(a)        145
  Additional paid-in capital..............      9,173          --                (255)       1,353(a)     10,271
  Retained earnings.......................      4,922           2,082          --           (3,000)(c)      4,004
  Unearned compensation...................     --                (375)         --           --             (375)
                                            ---------         -------      -----------  -----------  -----------
    Total stockholders' equity............     14,135           3,165            (255)      (3,000)      14,045
                                            ---------         -------      -----------  -----------  -----------
    Total liabilities and stockholders'
      equity..............................  $  29,834      $   14,552       $   9,949    $  --        $  54,335
                                            ---------         -------      -----------  -----------  -----------
                                            ---------         -------      -----------  -----------  -----------

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                          NOTES TO UNAUDITED PRO FORMA

                    COMBINED CONDENSED FINANCIAL STATEMENTS

(a) The Merger Agreement, as amended, was entered into on February 16, 1998 by IWL, Telecommunications, the Partnership and Holdings and other subsidiaries created to facilitate the Transaction. Under terms of the Merger Agreement, each share of IWL Common Stock will be exchanged for one share of Holdings Common Stock, each share of Telecommunications Common Stock will be exchanged for 1.789030878 shares of Holdings Common Stock and each one percent (1%) of the general and limited Partnership Interests in the Partnership that are validly tendered to and accepted by Holdings will be exchanged for 63,194.54 shares of Holdings Common Stock. The following table details the pro forma issuances in connection with the Transaction as if the Transaction had occurred on March 31, 1998:

                                                    COMMON
                                                    SHARES                        NUMBER OF
                                                 OUTSTANDING   EXCHANGE RATIO  HOLDINGS SHARES
                                                 ------------  --------------  ---------------
Holdings Common Shares to be issued to the
  shareholders of Telecommunications...........    10,398,954     1.789030878      18,604,050

Holdings Common Shares to be issued to the
  partners of the Partnership..................                                     6,319,454

Holdings Common Shares to be issued to the
  shareholders of IWL..........................     3,968,607             1.0       3,968,607
                                                                               ---------------

Total Holdings Common Shares outstanding after
  completion of the Transaction................                                    28,892,111
                                                                               ---------------
                                                                               ---------------

   The actual number of shares of Holdings Common Stock to be issued will be determined at the effective time of the Transaction based on the number of shares of IWL and Telecommunications Common Stock outstanding and the number of Partnership Interests that are validly tendered to and accepted by Holdings. The adjustments to the balance sheet as of March 31, 1998 result in the recapitalization of Holdings.

(b) The net adjustments to tax expense for the Partnership for the years ended December 31, 1995, 1996 and 1997 included in the pro forma adjustments were estimated at 37%. These adjustments were made to reflect the tax expense and the deferred tax assets and liabilities that would have been recorded if the Partnership had been taxed as a C Corporation in those years.

(c) Since the Transaction has not been completed, costs of the Transaction can only be estimated at this time. IWL, Telecommunications and the Partnership estimate they will incur certain direct transaction costs of approximately $3.0 million associated with the Transaction consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. The pro forma combined condensed balance sheet as of March 31, 1998 includes the effect of these costs as if the Transaction occurred on March 31, 1998 and the pro forma combined condensed statement of operations for all prior periods presented exclude the effects of these costs. Such costs will be expenses in the period in which the Transaction is consummated.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS OF TELECOMMUNICATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE SELECTED HISTORICAL FINANCIAL DATA, FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER HISTORICAL FINANCIAL INFORMATION OF TELECOMMUNICATIONS CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

OVERVIEW

    Telecommunications is a facilities-based provider of voice, data and broadband communications services to interexchange carriers, to other communications entities and to businesses and consumers ("Telecommunications Services"). Revenue from Telecommunications Services is recognized primarily on a minutes-of-use basis. Telecommunications experiences slight seasonal reductions of revenues around the Thanksgiving and Christmas holidays.


    TELECOMMUNICATIONS SERVICES. Telecommunications Services includes switched services over owned and leased network facilities to interexchange carriers and other telecommunications providers, as well as voice and data services to businesses and consumers. Telecommunications plans to expand its presence in the market by developing its brand identity and aggressively marketing its existing and planned voice, data and other products and services. Telecommunications also plans to further build direct, end-user relationships by significantly increasing the size of its direct and agent sales forces, providing competitive pricing and superior network quality and offering enhanced, market-driven services to businesses and consumers. Telecommunications' ability to grow its revenues will be dependent upon a number of factors, many of which are not within its control and as a result no assurance can be given that such objectives will be met. For the year ended December 31, 1997, Telecommunications' five largest carrier customers accounted for approximately 41% of Telecommunications' services revenues, and MCI accounted for more than 10% of Telecommunications' revenues.


RESULTS OF OPERATIONS

    THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31,
     1997

    REVENUE. Total revenue was $15.8 million for the three months ended March 31, 1998, as compared to $8.7 million for the same period in 1997. The 82% increase was due to increases in both domestic and international switched services and to growth in switched services provided to small and medium-sized businesses as a result of continued expansion of Telecommunications' direct and agent sales channels. For the three months ended March 31, 1998, revenues from international operations was $5.6 million, or 36% of total revenues, as compared to $2.1 million for the three months ended March 31, 1997, or 24% of total revenues.

    OPERATING COSTS AND EXPENSES. Telecommunications' principal operating costs and expenses consist of cost of revenues, SG&A, and depreciation.

    Total operating costs and expenses increased to approximately $14.2 million as compared to $8.7 million for the same period in 1997. Cost of revenues increased to $11.8 million for the three months ended March 31, 1998, as compared to $7.1 million for the same period in 1997. The growth in cost of revenues was primarily attributable to the continued growth in switched services and network operations. The increase in gross margin from 18% to 25% resulted from, among other things, favorable pricing attributable to the higher traffic and new vendors, as well as a more favorable mix of international and domestic traffic. Gross margins may vary in the future periods as a result of these factors.

    SG&A includes the cost of salaries, benefits, occupancy costs, commissions, sales and marketing expenses and administrative expenses. SG&A increased to $2.2 million for the three months ended March 31, 1998 as compared to $1.5 million for the same period in 1997. The increase resulted from the expanded administrative and information activities needed to support Telecommunications' growth, recruitment of additional personnel and additional sales commission payments. SG&A expenses, in terms of absolute costs, will increase in subsequent periods as Telecommunications continues to expand its telecommunications services, expand its agent and direct sales operations, open additional commercial sales offices in selected Texas markets, and recruit experienced telecommunications industry personnel to implement Telecommunications' strategy.

    Telecommunications' depreciation and amortization expense increased to $231,000 for the three months ended March 31, 1998 as compared to $142,000 for the same period in 1997. The increase resulted primarily from purchases of additional equipment and other fixed assets to accommodate Telecommunications' growth. Telecommunications expects that depreciation and amortization expense will continue to increase in subsequent periods as Telecommunications continues to expand its facilities.

    INTEREST EXPENSE.  For the three months ended March 31, 1998,
Telecommunications' interest expense increased to $86,000 as compared to $78,000 for the same period in 1997.

    INCOME TAXES. Telecommunications' income tax expense was $578,000 for the three months ended March 31, 1998, as compared to an income tax benefit of $65,000 for the same period in 1997.

    NET INCOME (LOSS). Telecommunications reported net income of $897,000 for the three months ended March 31, 1998, compared to a net loss of $63,000 for the three months ended March 31, 1997 as a result of the factors discussed above.

    YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    REVENUE. Total revenues increased to approximately $46.7 million during the year ended December 31, 1997, as compared to approximately $23.2 million in 1996. The 101% increase was due to increases in revenues from both domestic and international switched services and to growth in switched services provided to small and medium-sized businesses and to consumers as a result of continued expansion of Telecommunications' direct and agent sales channels. In 1997, revenues from international operations were $14.0 million, or 30% of total revenues, as compared to $4.2 million in 1996, or 18% of total revenues.

    OPERATING COSTS AND EXPENSES. Telecommunications' principal operating costs and expenses consist of cost of revenues, SG&A, and depreciation.

    Total operating costs and expenses increased to approximately $43.5 million during the year ended December 31, 1997 as compared to approximately $23.1 million during the corresponding period in 1996. Cost of revenues increased to approximately $35.8 million for the year ended December 31, 1997, as compared to approximately $18.9 million for 1996. The growth in cost of revenues was primarily attributable to the continued growth in switched services and network operations. The increase in gross margin from 18% to 23% resulted from, among other things, favorable pricing attributable to the higher traffic and the efficient utilization of Telecommunications' switching network.

    SG&A includes the cost of salaries, benefits, occupancy costs, commissions, sales and marketing expenses and administrative expenses. SG&A increased to $7.0 million for the year ended December 31, 1997, as compared to approximately $3.7 million in 1996. The increase resulted from the expanded administrative and information activities needed to support Telecommunications' growth, recruitment of additional personnel and additional sales commission payments.

    Telecommunications' depreciation and amortization expense increased to approximately $694,000 during the year ended December 31, 1997 as compared to approximately $478,000 in 1996. This increase resulted primarily from purchases of additional equipment and other fixed assets to accommodate Telecommunications' growth. Telecommunications expects that depreciation and amortization expense will continue to increase in subsequent periods as Telecommunications continues to expand its facilities.

    INTEREST EXPENSE. During 1997, Telecommunications' interest expense decreased slightly to approximately $311,000 as compared to approximately $315,000 in 1996.

    INCOME TAXES. Telecommunications' income tax expense was approximately $1.1 million during the year ended December 31, 1997 as compared to an income tax benefit of approximately $88,000 in 1996. This increase was attributable to the improved profitability of Telecommunications in 1997.

    NET INCOME (LOSS). Telecommunications realized net income of approximately $1.8 million in the year ended December 31, 1997, as compared to a net loss of approximately $183,000 in the corresponding period of 1996 as a result of the factors discussed above.

    YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    REVENUE. Total revenues increased to approximately $23.2 million during the year ended December 31, 1996 from approximately $13.4 million in 1995 due to significantly higher revenues from Telecommunications Services. This 73% increase was largely attributable to growth in domestic switched services provided to carriers.

    OPERATING COSTS AND EXPENSES. Total operating costs and expenses increased to approximately $23.1 million in 1996 from approximately $14.0 million in 1995, due primarily to increases in cost of revenues and SG&A. Expenses for cost of revenues increased to approximately $18.9 million for the year ended December 31, 1996 as compared to approximately $11.0 million for 1995. The growth in cost of revenues was primarily attributable to the continued growth in switched services and network operations.

    SG&A includes the cost of salaries, benefits, occupancy costs, commissions, sales and marketing expenses and administrative expenses. SG&A increased to $3.7 million for the year ended December 31, 1996 as compared to $2.6 million in 1995. The increase resulted from the expanded administrative and information activities needed to support Telecommunications' growth, recruitment of additional personnel and additional sales commission payments.

    Telecommunications' depreciation and amortization expense increased to approximately $478,000 in 1996 from approximately $333,000 in 1995. This increase was primarily due to Telecommunications' purchases of additional equipment and other fixed assets to accommodate Telecommunications' growth.

    INTEREST EXPENSE. During 1996, Telecommunications' net interest expense increased to approximately $315,000 from approximately $240,000 in 1995. This increase is primarily attributable to increases in revolving line borrowings to support Telecommunications' working capital requirements.

    INCOME TAXES. Telecommunications' income tax benefit was approximately $88,000 during the year ended December 31, 1996 as compared to a benefit of approximately $245,000 in 1995.

    NET LOSS. Telecommunications experienced a net loss of approximately $183,000 in 1996 compared to a net loss of approximately $532,000 in 1995 as a result of the factors discussed above.

NEW ACCOUNTING PRONOUNCEMENTS

    In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 128, "Earnings Per Share" ("SFAS 128") effective for financial statements issued for periods ending after December 15, 1997. SFAS 128 establishes standards for computing and presenting earnings per share and supersedes APB No. 15, "Earnings Per Share." Telecommunications adopted SFAS 128 and all prior periods have been restated to conform with the requirements of this statement.

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130") which establishes standards for reporting and display of comprehensive income and its components. The required disclosures for SFAS 130 will be adopted in 1998. The adoption of SFAS 130 will have no impact on Telecommunications' results of operations, financial position or cash flows and any effect will be limited to the presentation of its disclosures.

    In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosure About Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the manner in which business enterprises are to report information about operating segments in its annual statements and requires those enterprises to report selected information regarding operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for fiscal years beginning after December 15, 1997. Financial statements disclosures for prior periods are required to be restated. Telecommunications is in the process of evaluating the disclosure requirements. The adoption of SFAS 131 will not have an impact on Telecommunications' results of operations, financial position or cash flows and any effect will be limited to the presentation of its disclosures.

LIQUIDITY AND CAPITAL RESOURCES


    From January 1, 1995 through December 31, 1997, Telecommunications funded capital expenditures, debt service and cash used in operations through a combination of stockholder loans, the sale of common stock, a revolving credit facility with a bank and a note payable to a bank guaranteed by certain shareholders of Telecommunications. Total cash expended during the three years ended December 31, 1997 to fund capital expenditures and repayments of long-term debt to third parties, was $3.3 million and $1.1 million, respectively. Total cash generated from operations was $2.9 million during the same period. Total cash provided during this same period from revolving loans was $1.2 million. As of December 31, 1997, Telecommunications had a working capital deficit of $576,000. At December 31, 1996, Telecommunications had a working capital deficit of approximately $1.3 million. As of March 31, 1998, Telecommunications had a working capital deficit of $38,000. Telecommunications has a $2.5 million secured revolving line of credit with Bank One, Texas, N.A. The amount available to be drawn thereunder has certain borrowing base limitations, primarily relating to the accounts receivable balance. Interest is at prime plus 2%. The loan agreement contains affirmative and negative prohibitions on the payment of dividends. Telecommunications has previously been in technical default of a covenant requiring lender consent to the Transaction and certain actions to be taken by Telecommunications in connection therewith. The bank has waived such defaults, consented to the Transaction and such actions by Telecommunications and has renewed the line of credit through August 31, 1998, The balance outstanding at December 31, 1997 was approximately $1.2 million. Throughout 1997, Telecommunications also had a $1.5 million secured line of credit. In June 1998, Telecommunications increased its bank line of credit to $7 million, subject to a borrowing base based on accounts receivable and property, plant and equipment. Telecommunications can advance a maximum of $2.5 million to the Partnership. The line of credit will mature on August 31, 1998. Holdings intends to use part of the proceeds from the sale of the Notes to repay indebtedness owing by Telecommunications to Bank One, Texas, N.A. If the Transaction is not consummated by August 31, 1998 (and as a result, the net proceeds from the issuance of the Notes are not available to Holdings), Telecommunications intends to renegotiate the terms of its loans from Bank One, Texas, N.A. If such negotiations are not successful, Telecommunications will seek additional sources of financing. No assurance can be given that such financing will be available or, if available, that the terms will be satisfactory.


    Telecommunications anticipates that, based on current plans and assumptions relating to its operations, its financial resources and equipment financing arrangements will be sufficient to fund Telecommunications' growth and operations for approximately 12 months from the date of this Joint Proxy Statement/ Prospectus. Telecommunications believes that its capital needs at the end of such period will continue to be significant and, therefore, Telecommunications may continue to seek additional sources of capital. Further, in the event Telecommunications' plans or assumptions change or prove to be inaccurate, or if Telecommunications consummates any unplanned acquisitions of businesses or assets, Telecommunications may be required to seek additional sources of capital sooner than currently anticipated. Sources of additional capital may include public and private equity and debt financings, sales of non-strategic assets and other financing arrangements. See "Issuance of Notes."


CONTINGENCIES

    Telecommunications is party to ordinary litigation incidental to its business, none of which is expected to have a material adverse effect on the results of operations, financial condition or cash flow of Telecommunications.

YEAR 2000

    As the year 2000 approaches, Telecommunications recognizes the need to ensure its operations will not be adversely impacted by Year 2000 computer software failures. Telecommunications is addressing this issue to ensure the availability and integrity of its financial systems and the reliability of its operational systems. Telecommunications has established processes for evaluating and managing the risks and costs associated with this problem. Telecommunications has and will continue to make certain investments in its software systems and applications to ensure Telecommunications is Year 2000 compliant. The financial impact to Telecommunications has not yet been fully determined, however such impact is not anticipated to have a material adverse effect on the financial condition, results of operations or cash flow of Telecommunications.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS OF THE PARTNERSHIP

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE SELECTED HISTORICAL FINANCIAL DATA, FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER HISTORICAL FINANCIAL INFORMATION OF THE PARTNERSHIP CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

OVERVIEW

    The Partnership is a facilities-based provider of broadband
Telecommunications Services to interexchange carriers, other communications entities and businesses. The Partnership had no revenues in 1996. In 1997 it had revenues and a net loss of $1.9 million and $104,000, respectively.

    The Partnership began operations in 1992 to design, manage the construction of, operate, maintain and market a 185 route mile fiber optic network in South Texas. In 1996, the Partnership entered into a ten year contract for the lease of dark fiber over a 260 route mile fiber network between Houston and Corpus Christi, Texas. The Partnership completed construction of the network in January 1997. In January 1998, the Partnership entered into a contract for the sale of dark fiber between San Antonio and Laredo, Texas. The Partnership expects to complete the construction of approximately 500 additional route miles of fiber network from San Antonio to Laredo, McAllen, Harlingen, Brownsville and Corpus Christi, Texas by the end of 1998. The Partnership intends to expand its regional fiber network to approximately 4,300 route miles throughout Texas and the Gulf Coast region by the end of 2000. The Partnership's ability to expand its network and increase its revenues will be dependent upon a number of factors, including the availability of financing, and as a result no assurance can be given that its expansion plans will be met.

    The Partnership provides dedicated line services over the Partnership's owned fiber network to interexchange carriers and other telecommunications providers for terms of one year or longer. High volume capacity service agreements and dedicated line service agreements generally provide for "take or pay" monthly payments at fixed rates based on the capacity term and length of circuit used. Customers are typically billed on a monthly basis and also may incur an installation charge or certain ancillary charges for equipment. After contract expiration, the contracts may be renewed or the services may be provided on a month-to-month basis. The Partnership is expanding its network to increase its revenue stream and reduce per unit costs, targeting capacity sales on a segment-by-segment basis as the Partnership's network is deployed and activated, and is increasingly seeking longer-term, high-volume capacity agreements from major carriers. In addition to traditional telecommunications carriers, the Partnership is marketing to ISPs and other data service companies.

    As of December 31, 1997, substantially all of the Partnership's revenues were derived from two customers. One of the customers provided for approximately 93% of total revenues in 1997 and comprised 78% of the trade receivable balance. The other significant customer provided for approximately 5% of total revenues in 1997 and comprised 22% of the trade receivable balance. The lease terms are through August 2004 and July 2006, respectively.

RESULTS OF OPERATIONS

    THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31,
     1997

    REVENUE. Total revenues were $588,000 for the three months ended March 31, 1998, as compared to $360,000 for the same period in 1997. Telecommunications Services revenues represented 100% of the revenue for these periods. This reflected the completion of the Partnership's fiber optic network between Houston and Corpus Christi, Texas in January 1997.

    OPERATING EXPENSES. The Partnership's principal operating expenses consist of expenses for SG&A, and depreciation and amortization. Total operating expenses remained comparable with $264,000 for the three months ended March 31, 1998 and $272,000 for the same period in 1997.

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
    SG&A includes cost of salaries, benefits, occupancy costs, commissions, sales and marketing expenses and administrative expenses. SG&A remained comparable with $67,000 for the three months ended March 31, 1998 and $65,000 for the same period in 1997. SG&A expenses will increase as the Partnership continues to expand its Telecommunications Services, initiate its direct sales operations and recruit experienced telecommunications industry personnel to implement the Partnership's network expansion strategy.

    The Partnership's depreciation and amortization expense increased to $185,000 for the three months ended March 31, 1998 as compared to $166,000 for the same period in 1997. This increase resulted primarily from activating the initial segment of the Partnership's fiber network during 1997, purchases of additional equipment used in constructing the Partnership's fiber network and purchases of other fixed assets to accommodate the Partnership's growth. The Partnership expects that depreciation and amortization expense will continue to increase in subsequent periods as the Partnership continues to activate additional segments of the Partnership's planned fiber network.

    INTEREST EXPENSE. For the three months ended March 31, 1998, the Partnership's interest expense increased to $210,000 as compared to $165,000 for the same period in 1997. The increase resulted from an increase in long-term indebtedness.

    INCOME TAXES. Effective January 1, 1998, the Partnership elected to be taxed as a corporation and as such has recorded income taxes of $42,000 relating to the three months ended March 31, 1998. Prior to January 1, 1998, the Partnership allocated net income and net losses to its Partnership Interests and therefore no income taxes were recorded for periods ended prior to January 1, 1998.

    NET INCOME (LOSS). The Partnership reported net income of $72,000 for the three months ended March 31, 1998, compared to a net loss of $77,000 for the three months ended March 31, 1997 as a result of the factors discussed above.

    YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    REVENUE. Total revenues were approximately $1.9 million, during the year ended December 31, 1997, as compared to $0 in 1996. Telecommunications Services revenue represented 100% of 1997 revenues which reflected the completion of the Partnership's fiber optic network between Houston and Corpus Christi, Texas in January 1997.

    OPERATING EXPENSES. The Partnership's principal operating expenses consist of expenses for network access expenses, SG&A, and depreciation and amortization. Total operating expenses increased to approximately $1.3 million during the year ended December 31, 1997 as compared to approximately $228,000 in the corresponding period in 1996. Network access expenses were $86,000 in 1997, as compared to $0 in 1996, as the fiber network was placed in service in January 1997.

    SG&A includes the cost of salaries, benefits, occupancy costs, commissions, sales and marketing expenses and administrative expenses. SG&A increased to approximately $286,000 in the year ended December 31, 1997, as compared to approximately $174,000 in 1996. The increase was due primarily to increases in expenses related to the Partnership's first full year of operating the initial segment of its fiber network.

    The Partnership's depreciation and amortization expense increased to approximately $902,000 during the year ended December 31, 1997 as compared to approximately $54,000 in 1996. This increase resulted primarily from activating the initial segment of the Partnership's fiber network during 1997, purchases of additional equipment used in constructing the Partnership's fiber network and purchases of other fixed assets to accommodate the Partnership's growth.

    INTEREST EXPENSE. During 1997, the Partnership's net interest expense increased to approximately $774,000 as compared to $0 in 1996. The increase resulted from an increase in interest on long-term

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indebtedness, and expensing interest as opposed to capitalizing interest during the construction phase in 1996. In 1996, the Partnership capitalized approximately $143,000 of interest. None was capitalized in 1997.

    INCOME TAXES. The Partnership allocated net income and net losses to its Partnership Interests. Therefore, no income taxes were recorded for 1997 or 1996.

    NET LOSS. The Partnership realized a net loss of approximately $104,000 in the year ended December 31, 1997, as compared to a net loss of approximately $228,000 in the corresponding period of 1996 as a result of the factors discussed above.

    YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    REVENUE. Total revenue decreased to $0 during the year ended December 31, 1996 from approximately $173,000 in 1995, due to the termination of both a lease agreement and a maintenance and operating agreement between the Partnership and the owner of the 185 route mile fiber network between Corpus Christi and McAllen, Texas, which the Partnership designed, managed the construction of, maintained, operated and marketed. The parties agreed to terminate the agreements in the third quarter of 1995 due to a disagreement on the strategy of extending the fiber network to Houston. The Partnership's sole activity in 1996 was the construction of the 260 route mile fiber network between Houston and Corpus Christi, Texas.

    OPERATING EXPENSES. Total operating expenses decreased to approximately $228,000 from approximately $860,000 during 1995 and network access expenses were $0 in 1996 and $503,000 in 1995 due to the discontinuation of operating and maintenance activities in late 1995 related to the fiber network line between Corpus Christi and McAllen, Texas.

    SG&A expenses decreased from approximately $326,000 in 1995 to approximately $174,000 in 1996. The Partnership incurred lower SG&A expenses due to the discontinuation of operating and maintenance activities in late 1995 related to the fiber network line between Corpus Christi and McAllen, Texas.

    The Partnership's depreciation and amortization expense increased from approximately $31,000 in 1995 to approximately $54,000 in 1996. This increase was primarily due to the Partnership's investment in the initial segment of its fiber network between Houston and Corpus Christi, Texas.

    EXTRAORDINARY ITEM. The Partnership recorded a gain on extinguishment of debt of approximately $645,000 in 1995 which related to forgiveness of lease amounts due in exchange for property and equipment provided to the owner of the Corpus Christi to McAllen fiber network line, and the forgiveness by such owner of current and future lease payments due from the Partnership.

    INCOME TAXES. The Partnership allocated net income and net losses to its Partnership Interests. Therefore, no income taxes were recorded for 1996 or 1995.

    NET LOSS. The Partnership had a net loss of approximately $228,000 in 1996 compared to a net loss of approximately $30,000 in 1995 as a result of the factors discussed above.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130") which establishes standards for reporting and display of comprehensive income and its components. The required disclosures for SFAS 130 will be adopted in 1998. The adoption of SFAS 130 will have no impact on the Partnership's results of operations, financial position or cash flows and any effect will be limited to the presentation of its disclosures.

    In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, Disclosure About Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 establishes standards for the manner in which business enterprises are to report information about operating segments in its

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
annual statements and requires those enterprises to report selected information regarding operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for fiscal years beginning after December 15, 1997. Financial statements disclosures for prior periods are required to be restated. The Partnership is in the process of evaluating the disclosure requirements. The adoption of SFAS 131 will not have an impact on the Partnership's results of operations, financial position or cash flows and any effect will be limited to the presentation of its disclosures.

LIQUIDITY AND CAPITAL RESOURCES


    From January 1, 1995 through December 31, 1995, the Partnership funded capital expenditures and cash used in operations with operating cash flow and partners' capital contributions. From January 1, 1996 through December 31, 1997, the Partnership funded capital expenditures and cash used in operations with the proceeds from a $10.0 million long term bank loan. The Partnership intends to finance its operations in the future through internally and externally generated funds without relying on contributions or guarantees from its general and limited partners. Total cash expended during the three years ended December 31, 1997 to fund capital expenditures and loan fees on long-term debt was $9.5 million. Total cash used in operations was approximately $431,362 during the same period. Total cash provided during this same period from proceeds under the long-term note agreement was $9.9 million. As of December 31, 1997, the Partnership had a working capital deficit of approximately $1.1 million. As of March 31, 1998, the Partnership had a working capital deficit of $1.3 million. As of January 1998, the Partnership had obtained approximately $5.0 million of contracts for sales of dark fiber, which amounts will be paid as the Partnership completes certain milestones under the contracts (which is expected to occur in the fourth quarter of 1998). In addition, the Partnership obtained a loan agreement with a bank to borrow up to $10 million for the construction, start-up and related expenses of the Houston to Corpus Christi fiber optic network. Approximately $9.1 million was outstanding thereunder at March 31, 1998. Accrued interest is payable monthly. Principal payments began on March 31, 1997. Principal payment amounts escalate from 0.5% to 3.5% of the outstanding principal balance existing at March 31, 1997. Additional principal payments began on June 30, 1997 based upon excess cash flow, as defined in the loan agreement. All unpaid principal and accrued interest is due in full by December 31, 2001, subject to acceleration on August 31, 1998. Holdings intends to use part of the proceeds from the sale of the Notes to repay indebtedness owing by the Partnership to Bank One, Texas, N.A. If the Transaction is not consummated by August 31, 1998 (and as a result, the net proceeds from the issuance of the Notes are not available to Holdings), the Partnership intends to renegotiate the terms of its loans from Bank One, Texas, N.A. If such negotiations are not successful, the Partnership will seek additional sources of financing. No assurance can be given that such financing will be available or, if available, that the terms will be satisfactory. Interest is charged at the bank's prime rate (8.25%, 8.5% and 8.5% at December 31, 1996 and 1997, and March 31, 1998,
respectively). The current portion outstanding under this loan agreement at December 31, 1996 and 1997 and March 31, 1998 was $506,981 and $886,304 and
$891,000, respectively. The Partnership was in violation of certain covenants requiring maintenance of debt as a percentage of adjusted net income as of December 31, 1996 and 1997 and April 30, 1998, and also was in technical default of a covenant requiring the lender's consent to the Transaction. The Partnership has obtained a waiver of these covenant violations and has obtained the lender's consent to the Transaction and has executed an amendment revising these covenants. The Partnership anticipates that the amended covenant requirements will be met through December 31, 1998.


    The Partnership anticipates that, based on current plans and assumptions relating to its operations, its financial resources and equipment financing arrangements will be sufficient to fund the Partnership's growth and operations for approximately 12 months from the date of this Joint Proxy Statement/ Prospectus only if the Partnership limits its current construction efforts and plans. The Partnership plans to seek sources of additional capital which may include public and private equity and debt financings and other financing arrangements. There can be no assurance that Holdings will be successful in raising the

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funds. If unsuccessful, the scope and plans for expansion of Telecommunications'
business and the Partnership's fiber network will be significantly curtailed.
See "Issuance of Notes."


CONTINGENCIES

    The Partnership has never been a party to any litigation.

YEAR 2000

    As the year 2000 approaches, the Partnership recognizes the need to ensure its operations will not be adversely impacted by Year 2000 computer software failures. The Partnership is addressing this issue to ensure the availability and integrity of its financial systems and the reliability of its operational systems. The Partnership has established processes for evaluating and managing the risks and costs associated with this problem. The Partnership has and will continue to make certain investments in its software systems and applications to ensure the Partnership is Year 2000 compliant. The financial impact to the Partnership has not yet been fully determined, however such impact is not anticipated to have a material adverse effect on the financial condition, results of operations or cash flow of the Partnership.

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
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF IWL

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA, CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER HISTORICAL FINANCIAL INFORMATION OF IWL CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

OVERVIEW

    IWL's revenues are derived from the provision of a variety of services, including telecommunications services, project and other services and product resales. Telecommunications services include the resale of long distance telecommunications services, the provision of private leased lines and the rental of telecommunications equipment and systems. IWL operates a tandem switch at its facility in Houston, Texas to provide services as a switch-based long distance carrier and is currently completing the installation of its Gulf Coast regional network. Project and other services consist of the installation of telecommunications system projects and the sale, service and maintenance of communications systems.

    In connection with product resales, IWL serves as the exclusive manufacturer's representative of Alcatel products to the U.S. oil and gas industry. In fiscal 1996 and 1997, IWL provided services to a subsidiary of Shell, which included the resale of a significant amount of Alcatel products. For the fiscal years ended June 30, 1996 and 1997, the Shell subsidiary purchased from IWL approximately $10.6 million and $7.6 million, respectively, of Alcatel products and other equipment and hardware, representing approximately 38.0% and 25.2%, respectively, of total sales during such periods. Although profitable, the sale of Alcatel products to the Shell subsidiary significantly reduced IWL's gross margin in these periods. The Shell project was substantially completed in May 1997 and, therefore, is not expected to contribute in a material manner to IWL's total sales in future periods.

    IWL was founded in 1981 as a contract supplier of communications technology installation and equipment leasing services, and over the ensuing years broadened the scope of its service offerings to include microwave, two-way radio and related wireless services and technologies for an expanded customer base, primarily comprised of major oil and gas companies operating in the Gulf of Mexico region. During this period, IWL began to provide an increasing variety of services to its oil and gas customers in other remote and underdeveloped regions around the world, including communications services for special projects with critical timing and other extreme or unusual challenges.

    To support its international expansion, in 1994 IWL began providing telecommunications services and network support inside the former Soviet Union to United States oil and gas customers. As IWL expanded its service offerings and developed greater infrastructure, it commenced service as a switchless reseller of long distance services in the United States in 1994. IWL is continuing to expand its network through its tandem switch and the installation of fiber optic cable and microwave radios in targeted service areas. In connection with such expansion, IWL has also received CLEC status in Texas and Louisiana.

    While annual growth rates of IWL's total sales since 1992 have ranged from 6.3% to 76.0%, IWL's quarterly operating results have varied significantly in the past, and can be expected to vary in the future. These fluctuations in operating results generally are caused by a number of factors, including changes in IWL's services and product mix, levels of product resales, adverse weather conditions in customer locations, the degree to which IWL encounters competition in its existing or target markets, general economic conditions, the volume and timing of orders received during the period, sales and marketing expenses related to entering new markets, the timing of new product or service introductions by IWL or its competitors and changes in billing rates by IWL or its competitors. IWL's ability to grow its revenues will be dependent upon a number of factors, many of which are not within its control and as a result no assurance can be given that such objectives will be met.

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
    In May 1998, IWL changed its fiscal year to a December 31 year end to coincide with the fiscal years of CapRock, Telecommunications and the Partnership and, in connection therewith, filed a December 31, 1997 transition period Form 10-K for the transition period from June 30, 1997 to December 31, 1997.

COMPARISON OF THREE MONTHS ENDED MARCH 31, 1998 AND 1997

    TOTAL REVENUES. Total revenues increased approximately $90,000 or approximately 1.1% to approximately $8.1 million for the three months ended March 31, 1998 from approximately $8.0 million for the three months ended March 31, 1997. This increase was comprised of an increase of approximately $506,000 or approximately 22.0% in the IWL's telecommunications services revenues, an increase of approximately $2.1 million or approximately 65.6% in IWL's project and other services revenues and a decrease of approximately $2.5 million or 100% in product resales to a single customer. The increase in telecommunications services revenues was largely attributable to increased traffic on IWL's telecom network in the Gulf of Mexico from the continued expansion of IWL's ODDS services. The increase in projects and other revenue resulted from increased sales of telecommunications equipment and related services. The product resales to a single customer were substantially completed in May 1997.

    GROSS PROFIT. Gross profit increased approximately $1.3 million or approximately 56.5% to approximately $3.6 million for the three months ended March 31, 1998 from approximately $2.3 million for the three months ended March 31, 1997, representing gross profit of approximately 45.1% and approximately 28.8%, respectively. The increase in gross profit was due in principal part to the completion of the product resales to a single customer in May 1997 and from increased demand for higher margin services. Excluding product resales, gross profit for the three months ended March 31, 1997 would have been approximately $1.7 million representing a gross profit of approximately 31.5%.

    SELLING EXPENSES. Selling expenses increased approximately $109,000 or approximately 32.3% to approximately $446,000 for the three months ended March 31, 1998 from approximately $337,000 for the three months ended March 31, 1997. Selling expenses as a percentage of total revenues increased to approximately 5.5% from approximately 4.2% during these respective periods. The increase in selling expenses resulted from the addition of sales personnel and from increases in travel and advertising.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased approximately $467,000 or approximately 35.9% to approximately $1.7 million for the three months ended March 31, 1998 from approximately $1.3 million for the three months ended March 31, 1997. As a percentage of total revenues, general and administrative expenses increased to approximately 21.6% for the three months ended March 31, 1998 from approximately 16.0% for the three months ended March 31, 1997. The increases in general and administrative expenses as a percentage of sales was primarily due to the decline in product resales overall. The increases in the dollar amount of general and administrative expenses over these periods were due in principal part to increased telephone expense, insurance expense, provision for bad debts, rent expense and legal expenses.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased approximately $300,000 or approximately 86.5% to approximately $647,000 for the three months ended March 31, 1998 from approximately $347,000 for the three months ended March 31, 1997. This increase was primarily attributable to the acquisition of an additional $10.7 million of property, plant and equipment, comprised of approximately $9.5 million in satellite, microwave and other telecommunications equipment, approximately $1.1 million for computers, furniture and fixtures, service vehicles and test equipment and approximately $127,000 for building and improvements.

    NET INTEREST EXPENSE. Net interest expense increased approximately $30,000 or approximately 24.0% to approximately $155,000 for the three months ended March 31, 1998 from approximately $125,000 for the three months ended March 31, 1997. IWL's borrowings increased to approximately $10.3 million for the three months ended March 31, 1998 from approximately $7.3 million for the three months ended

March 31, 1997. The increase in borrowings was used to fund acquisitions of property, plant and equipment.

    OTHER INCOME NET. Other income for the three months ended March 31, 1997 included IWL's 50% ownership interest in the earnings of Kenwood Systems Group ("Kenwood") as well as certain other asset dispositions.

    INCOME TAX EXPENSE. Provision for income taxes increased approximately $160,000 or approximately 168.4% to approximately $254,000 for the three months ended March 31, 1998 from approximately $95,000 for the three months ended March 31, 1997 which represents an effective tax rate of approximately 39.4% and approximately 29.3% for each period, respectively.

    NET INCOME. IWL reported net income of $390,586 for the three months ended March 31, 1998, compared to $227,847 for the three months ended March 31, 1997 as a result of the factors discussed above.

COMPARISON OF SIX MONTHS ENDED DECEMBER 31, 1997 AND 1996

    TOTAL REVENUES. Total revenues decreased approximately $3.7 million or approximately 23.5% to approximately $12.0 million for the six months ended December 31, 1997 from approximately $15.6 million for the six months ended December 31, 1996. This decrease was comprised of an increase of approximately $1.2 million or approximately 33.2% in IWL's telecommunications services, a decrease of approximately $196,000 or approximately 2.7% in IWL's project and other services and a decrease of approximately $4.7 million or 100% in product resales to a single customer. The increase in telecommunications services was largely attributable to increased traffic on IWL's telecom network in the Gulf of Mexico and the continued expansion of IWL's ODDS services in the Gulf of Mexico. The decrease in project and other services resulted from a decrease in product and project sales. The product resales were substantially completed in May 1997.

    GROSS PROFIT. Gross profit increased approximately $1.4 million or approximately 36.5% to approximately $5.4 million for the six months ended December 31, 1997 from $4.0 million for the six months ended December 31, 1996, representing gross profit of approximately 45.2% and approximately 25.3%, respectively. The increase in gross profit was due in principal part to the completion of the product resales to a single customer in May 1997, which had lower margins, and from changes in IWL's sales mix to higher margin services. Excluding product resales, gross profit for the six months ended December 31, 1996 would have been approximately $3.9 million representing a gross profit of approximately 36.0%.

    SELLING EXPENSES. Selling expenses increased approximately $298,000 or approximately 60.2% to approximately $793,000 for the six months ended December 31, 1997 from approximately $495,000 for the six months ended December 31, 1996. The increase in selling expenses resulted from increased salary expenses related to the addition of sales personnel and from increases in travel and advertising expenses.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased approximately $598,000 or approximately 26.7% to approximately $2.8 million for the six months ended December 31, 1997 from approximately $2.2 million for the six months ended December 31, 1996. The increase in the dollar amount of general and administrative expenses over these periods were due in principal part to increases in salaries and personnel cost and increases in telephone, insurance, rent, and legal expenses.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased approximately $347,000 or approximately 54.5% to approximately $982,000 for the six months ended December 31, 1997 from approximately $635,000 in the six months ended December 31, 1996. This increase was primarily due to infrastructure and network expansion.

    NET INTEREST EXPENSE. Net interest expense increased approximately $4,000 or approximately 1.9% to approximately $218,000 for the six months ended December 31, 1997 from approximately $214,000 for the six months ended December 31, 1996. The increase was comprised of an increase in interest expense of approximately $116,000 to approximately $348,000 from approximately $232,000 for the comparable six month period in 1996. This increase was offset by an increase in interest income of approximately $112,000 to approximately $130,000 from approximately $18,000 for the same six month period in 1996.

    OTHER INCOME, NET. Other income for the six months ended December 31, 1997 included the gain of approximately $66,000 resulting primarily from the disposition of IWL's 50% ownership in Kenwood, as well as certain other asset dispositions, and from IWL's 50% ownership interest in the earnings of Kenwood through the date of sale. Other income for the six months ended December 31, 1996 included IWL's 50% ownership interest in the earnings of Kenwood, as well as certain other asset dispositions.

    INCOME TAX EXPENSE. Provision for income taxes increased approximately $130,000 or approximately 97.0% to approximately $265,000 for the six months ended December 31, 1997 from approximately $134,000 for the six months ended December 31, 1996 which represents an effective tax rate of 38.6% and 34% for each period, respectively.

    NET INCOME. IWL reported net income of $421,487 for the six months ended December 31, 1997, compared to $260,408 for the six months ended December 31, 1996 as a result of the factors discussed above.

COMPARISON OF FISCAL YEARS ENDED JUNE 30, 1997 AND 1996

    TOTAL REVENUES. Total revenues increased approximately $2.5 million or approximately 9.0% to approximately $30.3 million for fiscal 1997 from approximately $27.8 million for fiscal 1996. This increase was comprised of an increase of approximately $1.5 million or approximately 23.1% in IWL's telecommunications services, an increase of approximately $4.0 million or approximately 37.4% in IWL's project and other services and a decrease of approximately $2.9 million or approximately 27.6% in product resales to a single customer. The increase in telecommunications services was largely attributable to increased traffic on IWL's telecom network in the Gulf of Mexico, an increase in the number of ODDS units in the Gulf of Mexico, and expansion of IWL's business outside the Gulf of Mexico. The increase in project and other services was largely due to increases in the winning of larger projects and the associated support revenues. The product resales were substantially completed in May 1997 and, therefore, are not expected to contribute in a material manner to IWL's total sales in future periods.

    GROSS PROFIT. Gross profit increased approximately $1.2 million or approximately 16.6% to approximately $8.6 million for fiscal 1997 from approximately $7.4 million for fiscal 1996, representing gross profit of approximately 28.4% and 26.6%, respectively. The increase in gross profit was due in principal part to the completion of the product resales to a single customer in May 1997. Excluding product resales, gross profit for fiscal 1997 and fiscal 1996 would have been approximately $8.0 million and $6.5 million, respectively, representing a gross profit of approximately 35.2% and 37.7%, respectively. The decrease in gross profit was attributable to the increase of land mobile services (which yield lower margins) in IWL's overall service mix.

    SELLING EXPENSES. Selling expenses increased approximately $299,000 or approximately 35.5% to approximately $1.1 million for fiscal 1997 from approximately $842,000 for fiscal 1996. Selling expenses as a percentage of total sales increased to approximately 3.8% from 3.0% during these respective periods. The increase in selling expenses resulted from the addition of sales personnel and from increases in travel and advertising.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased approximately $447,000 or approximately 10.5% to approximately $4.7 million for fiscal 1997 from approximately

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$4.3 million for fiscal 1996. As a percentage of total sales, general and administrative expenses increased to approximately 15.5% for fiscal 1997 from approximately 15.3% for fiscal 1996. The increase in general and administrative expenses as a percentage of sales was primarily due to the decline in product resales overall. The increase in the dollar amount of general and administrative expenses over these periods were due in principal part to increased telephone expenses, insurance expenses, rent expenses and legal expenses relating to facilities and personnel additions in Houston, Texas and Lafayette, Louisiana.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased approximately $400,000 or approximately 39.9% to approximately $1.4 million for fiscal 1997 from approximately $1.0 million in fiscal 1996. This increase was primarily attributable to the acquisition of an additional approximately $5.9 million of property, plant and equipment, comprised of approximately $4.7 million in equipment for satellite, microwave and other equipment, approximately $936,000 for computers, furniture and fixtures, service vehicles and test equipment and approximately $285,000 for buildings and improvements.

    NET INTEREST EXPENSE. Net interest expense increased approximately $244,000 or approximately 90.4% to approximately $514,000 for fiscal 1997 from approximately $270,000 for fiscal 1996. IWL's borrowings increased to approximately $8.7 million for fiscal 1997 from approximately $3.9 million for fiscal 1996. Borrowings were reduced in fiscal 1996 due to the receipt of approximately $2.0 million from a subsidiary of Shell as a deposit under a product resale contract. The increase in borrowings was used to fund acquisitions of property, plant and equipment.

    OTHER INCOME, NET. Other income for fiscal 1997 and 1996 resulted from IWL's 50% ownership interest in Kenwood, as well as certain asset dispositions affected in such periods. Such items were not material to IWL's operating results for fiscal 1997 and 1996.

    INCOME TAX EXPENSE. Provision for income taxes decreased approximately $33,000 or approximately 10.4% to approximately $283,000 for fiscal 1997 from approximately $316,000 for fiscal 1996 which represents an effective tax rate of 29.0% and 30.1% for each period, respectively.

    NET INCOME. IWL reported net income of $689,050 for the year ended June 30, 1997, compared to $733,662 for the year ended June 30, 1996 as a result of the factors above.

COMPARISON OF FISCAL YEARS ENDED JUNE 30, 1996 AND 1995

    TOTAL REVENUES. Total revenues increased by approximately $12.0 million or approximately 75.9% to approximately $27.8 million for fiscal 1996 from approximately $15.8 million for fiscal 1995. Of this increase, approximately $741,000 or approximately 12.8% resulted from increases in IWL's telecommunications services, project and other services accounted for approximately $707,000 or approximately 7.1% of such increase, and approximately $10.6 million, or approximately 88% of such increase, resulted in part from product resales to a single customer. While revenues related to project and other services were relatively constant, the increase in sales of telecommunications services reflected continued growth of IWL's offshore network. Excluding product resales, total sales for fiscal 1996 would have been approximately $17.3 million. Since such product resales are expected to be substantially completed in fiscal 1997, they are not expected to contribute in a material manner to IWL's total sales in future periods after fiscal 1997.

    GROSS PROFIT. Gross profit increased approximately $1.2 million or approximately 19.7% to approximately $7.34 million in fiscal 1996 from approximately $6.2 million in fiscal 1995, representing gross profit of approximately 26.5% and 39.0%, respectively. The decrease in gross profit primarily was due to the lower profit margin from product resales. Excluding product resales, gross profit would have been approximately $6.5 million in fiscal 1996, representing a gross profit of approximately 37.7%.

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    SELLING EXPENSES.  Selling expenses decreased approximately $20,000 or approximately 2.4% to approximately $842,000, or approximately 3.0% of total sales, in fiscal 1996 from approximately $862,000, or approximately 5.5% of total sales, in fiscal 1995. Advertising and promotion expenditures increased approximately $81,000, travel expenses increased approximately $21,000 and salaries and employee benefits decreased approximately $110,000, which reflected the reassignment of certain employees to other departments.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased approximately $720,000 or approximately 20.4% to approximately $4.2 million in fiscal 1996 from approximately $3.5 million in fiscal 1995. As a percentage of total sales, general and administrative expenses decreased to approximately 15.3% for fiscal 1996 from approximately 22.4% for fiscal 1995. The increase in general and administrative expenses was primarily due to a higher level of expenses in fiscal 1996 associated with the expansion of IWL's international operations and related travel, including increased activity in Russia and South America as well as a project in Bosnia that was started and completed in fiscal 1996. In addition, general and administrative expenses were higher in fiscal 1996 due to increased development of IWL's infrastructure to accommodate growth, which resulted in increases in insurance costs and employee compensation through an increased number of employees, increased telephone expenses relating to increased activity in IWL's international operations and costs associated with opening offices in Lafayette and New Orleans, Louisiana.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased approximately $182,000 or approximately 22.3% to approximately $1.0 million in fiscal 1996 from approximately $820,000 in fiscal 1995. This increase was principally attributable to an additional $1.2 million of property, plant and equipment, comprised of approximately $621,000 for satellite, microwave and other telecommunications equipment, and approximately $579,000 for computers, furniture and fixtures, service vehicles and test equipment.

    NET INTEREST EXPENSE. Net interest expense increased approximately $26,000 or approximately 10.6% to approximately $270,000 in fiscal 1996 from approximately $244,000 in fiscal 1995. The increase in interest expense was due to an increase of approximately $350,000 in borrowings under IWL's credit lines. Interest expense was minimized during fiscal 1996 as a result of a $2.0 million deposit received from Shell under a product resale contract.

    OTHER INCOME, NET. Other income in fiscal 1996 and fiscal 1995 resulted from IWL's 50% ownership interest in Kenwood, as well as certain asset dispositions affected in such periods. Such items were not material to IWL's operating results in fiscal 1996 or fiscal 1995.

    INCOME TAX EXPENSE. Provision for income taxes increased approximately $23,000 or approximately 7.8% to approximately $316,000 in fiscal 1996, representing an effective income tax rate of 30.0%, from approximately $293,000 in fiscal 1995, representing an effective tax rate of 35.4%. The decrease in the effective tax rate in fiscal 1996 primarily was due to the availability of foreign tax credits in such year.

    NET INCOME. IWL reported net income of $733,662 for the year ended June 30, 1996, compared to $535,641 for the year ended June 30, 1995 as a result of the factors discussed above.

NEW ACCOUNTING PRONOUNCEMENTS

    In February 1997, the FASB issued SFAS 128 effective for financial statements issued for periods ending after December 15, 1997. SFAS 128 establishes standards for computing and presenting earnings per share and supersedes APB No. 15, "Earnings Per Share." IWL adopted SFAS 128 and all prior periods have been restated to conform with the requirements of this statement.

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130") which establishes standards for reporting and display of comprehensive income and its components. The

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required disclosures for SFAS 130 will be included in the quarterly reports on
Form 10-Q in 1998. The adoption of SFAS 130 will have no impact on IWL's results of operations, financial position or cash flows and any effect will be limited to the presentation of its disclosures.

    In June 1997, the FASB issued SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 establishes standards for the manner in which business enterprises are to report information about operating segments in its annual statements and requires those enterprises to report selected information regarding operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 is effective for fiscal years beginning after December 15, 1997. Financial statements disclosures for prior periods are required to be restated. IWL is in the process of evaluating the disclosure requirements. The adoption of SFAS 131 will not have an impact on IWL's results of operations, financial position or cash flows and any effect will be limited to the presentation of its disclosures.

LIQUIDITY AND CAPITAL RESOURCES

    During the three months ended March 31, 1998, IWL borrowed an additional net amount of approximately $679,000 from credit facilities, and received approximately $25,000 from the sale and issuance of IWL's common stock. IWL invested approximately $2.8 million in property and equipment (net of proceeds of approximately $73,000 from certain dispositions of assets) and also expended approximately $610,000 to acquire Integrated Communications and Engineering, LTD. in January, 1998. IWL's cash balance decreased by approximately $2.6 million to a balance of approximately $720,000 at March 31, 1998. IWL had a working capital deficit of approximately $400,000 at March 31, 1998. The reduction in IWL's working capital at March 31, 1998 was the result of, among other factors, the reclassification of IWL's Working Capital Loan (as defined below) to current liabilities from long-term debt. During the twelve months ended December 31, 1997, IWL generated approximately $2.2 million of cash in operating activities, borrowed an additional net amount of approximately $3.6 million from credit facilities, and received approximately $7.3 million from the sale and issuance of IWL common stock. IWL invested approximately $10.6 million in property and equipment (net of proceeds of approximately $115,000 from certain dispositions of assets) and realized proceeds of approximately $529,000 from the disposition of its investment in an unconsolidated subsidiary. These activities increased IWL's cash balance by approximately $3.0 million to a balance of approximately $3.3 million at December 31, 1997. IWL had working capital of approximately $1.3 million at December 31, 1997.

    IWL has four credit facilities with Bank One, Texas, N.A., its primary lender, to provide working capital and to finance equipment to be leased by IWL to its customers. IWL has a secured revolving line of credit (the "Working Capital Loan"), a secured guidance line of credit (the "Guidance Line"), a term facility (the "Term Loan") and a short-term facility issued on June 17, 1998 under the existing revolving credit agreement ("Short-Term Facility") from Bank One, Texas, N.A. The maximum amount of the Working Capital Loan is $5.0 million subject to a borrowing base based on accounts receivables and inventory. The maximum amount of the Guidance Line is $5.0 million, which is used to finance IWL's purchase and subsequent lease of telecommunications equipment. The Term Loan, the Short-Term Facility and the Working Capital Loan are collateralized by substantially all of the personal property of IWL. IWL had approximately $1.2 million available under the Working Capital Loan at March 31, 1998 and $500,000 available under the Guidance Line. The Guidance Line is reduced by the term loan created as the leased equipment is deployed. The interest rate on each facility is, at IWL's option, Bank One, Texas, N.A.'s base rate or 30, 60 or 90 day adjusted LIBOR plus 2.40%. The interest rate will be subject to downward adjustment in certain circumstances as specified in the credit agreement. The Guidance Line expired on June 30, 1998. Borrowing availability under the Working Capital Loan is based upon eligible accounts receivable and inventory, and a fee equal to 0.25% will be charged on any unused portion of the Working Capital Loan. IWL was in violation of the financial covenant requiring maintenance of a current ratio as of

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December 31, 1997 and March 31, 1998 and was in technical default of a covenant requiring the lender's consent to the Transaction. IWL has obtained a waiver of these covenant violations and has obtained the lender's consent to the Transaction. On June 17, 1998, the lender extended IWL additional credit under the Short-Term Facility of up to $4.0 million. The Short-Term Facility, the Term Loan and the Working Capital Loan and all other amounts due the lender will mature on August 31, 1998. Holdings intends to use part of the proceeds from the sale of the Notes to repay indebtedness owing by IWL to Bank One, Texas, N.A. If the Transaction is not consummated by August 31, 1998 (and as a result, the net proceeds from the issuance of the Notes are not available to Holdings), IWL intends to renegotiate the terms of its loans from Bank One, Texas, N.A. If such negotiations are not successful, IWL will seek additional sources of financing. No assurance can be given that such financing will be available or, if available, that the terms will be satisfactory.



    IWL anticipates that, based on current plans and assumptions relating to its operations, its financial resources and equipment financing arrangements will be sufficient to fund IWL's growth and operations for approximately 12 months from the date of this Joint Proxy Statement/Prospectus. IWL believes that its capital needs at the end of such period will continue to be significant and, therefore, IWL will continue to seek additional sources of capital. Further, in the event IWL's plans or assumptions change or prove to be inaccurate, or if IWL consummates any unplanned acquisitions of businesses or assets, IWL may be required to seek additional sources of capital sooner than currently anticipated. Sources of additional capital may include public and private equity and debt financings, sales of nonstrategic assets and other financing arrangements. See "Issuance of Notes."


CONTINGENCIES

    IWL is not currently a party to any litigation. However, IWL is from time to time a party to ordinary litigation incidental to its business, none of which is expected to have a material adverse effect on the results of operations, financial condition or cash flow of IWL.

YEAR 2000

    As the year 2000 approaches, IWL recognizes the need to ensure its operations will not be adversely impacted by Year 2000 computer software failures. IWL is addressing this issue to ensure the availability and integrity of its financial systems and the reliability of its operational systems. IWL has established processes for evaluating and managing the risks and costs associated with this problem. IWL has and will continue to make certain investments in its software systems and applications to ensure IWL is Year 2000 compliant. The financial impact to IWL has not yet been fully determined, however such impact is not anticipated to have a material adverse effect on the financial condition, results of operations or cash flow of IWL.

RECENT DEVELOPMENTS

    Based upon preliminary results for the quarter ended June 30, 1998, IWL's revenues for such quarter are expected to be between $8.2 million and $8.4 million and its net income for such quarter is expected to be between $1,000 and $100,000. For the quarter ended June 30, 1997, IWL had revenues of $6.8 million and net income of approximately $200,000.

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

                               ISSUANCE OF NOTES



    On July 16, 1998, Holdings, Telecommunications and the Partnership (with IWL as a guarantor of certain obligations with respect to the Notes) sold the Notes through a private placement under Rule 144A under the Securities Act. The aggregate principal amount of the Notes was $150.0 million and maturity date of the Notes is ten years after the date of their issuance, with an interest rate on the Notes of 12% per annum payable semi-annually in cash, commencing January 15, 1999. The Notes are senior unsecured obligations of Holdings and, as such, will rank PARI PASSU in right of payment with all existing and future unsecured and unsubordinated indebtedness of Holdings. Holdings, Telecommunications and the Partnership (with IWL as a guarantor) will be required to make an offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repayment, in the event that the Transaction is not consummated and certain other conditions are not satisfied by August 31, 1998, or if it appears, in the sole judgment of Holdings, Telecommunications, the Partnership and IWL, that the Transaction will not be consummated or such conditions will not be satisfied by such date. Prior to the earlier of (i) the date on which the Transaction is consummated and certain other conditions are satisfied and (ii) the payment date for all Notes tendered in such offer to purchase, approximately $145.0 million of the net proceeds from the offering of the Notes will be held in an escrow account pursuant to the terms of the Escrow Agreement. To the extent amounts held in the escrow account are insufficient to repurchase Notes tendered pursuant to such offer to purchase, Holdings, Telecommunications, the Partnership and IWL (as guarantor) have jointly and severally agreed to repay such amounts (with an estimated contingent liability of not more than approximately $7.0 million). There can be no assurance that Holdings, Telecommunications, the Partnership and IWL will have sufficient funds available at the time of such offer to purchase to repay all Notes tendered. Following payment of all Notes tendered in such offer to purchase, if any Notes remain outstanding, Holdings and IWL will be released from their obligations under the Notes and Telecommunications and the Partnership will be required to effect either a statutory merger or interest exchange within 60 days after the payment of all Notes tendered in such offer to purchase. In the event the Transaction is consummated by August 31, 1998, Telecommunications and the Partnership will be released from the Notes (and IWL will be released from its obligations under such offer to purchase), and Holdings will be the sole obligor thereunder.



    Assuming the Transaction is consummated prior to August 31, 1998, Holdings intends to use the net proceeds from the issuance of the Notes, which are expected to be approximately $144.4 million after deduction of discounts and estimated expenses payable by Holdings (i) to fund additional capital expenditures for the construction and operation of its fiber optic network, (ii) fund the installation of voice and data switches, (iii) open sales offices and add sales support and customer service personnel, in markets throughout Texas and the Gulf Coast region, (iv) to repay approximately $21.7 million of outstanding indebtedness, and (v) for potential acquisitions and additional working capital and other general corporate purposes.



    The indenture (the "Indenture") that governs the Notes contains certain covenants including, among other things, covenants with respect to the following matters: (i) limitation on additional indebtedness, (ii) limitation on certain restricted payments, (iii) limitation on dividends and other payment restrictions affecting certain restricted subsidiaries, (iv) limitation on issuances and sales of capital stock of certain restricted subsidiaries, (v) limitation on issuances of guarantees by certain restricted subsidiaries, (vi) limitation on transactions with stockholders and affiliates, (vii) limitation on liens, (viii) limitation on any sale lease-back transactions, (ix) limitation on certain asset sales, and (x) providing copies of periodic reports. Certain covenants are subject to a number of important qualifications and exceptions. The Notes will not initially be registered under the Securities Act, provided that Holdings has agreed, pursuant to a registration rights agreement entered into concurrently with the issuance of the Notes, to file a registration statement with respect to an offer to exchange the Notes for senior debt securities of Holdings with terms identical to the Notes (except that such exchange notes will not contain terms with respect to transfer restrictions).


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
                    INFORMATION REGARDING TELECOMMUNICATIONS

BUSINESS


    Telecommunications commenced operations in Dallas, Texas in 1992. It is a facilities-based provider of voice, data and broadband communications services to interexchange carriers and other communications entities and to businesses and consumers. Telecommunications was a switchless, non-facilities based reseller of long distance services prior to the investment by CapRock Investors in April 1994. The decision to become facilities based was made in October 1994. Thereafter, the manner in which Telecommunications delivered products changed, but the products remained essentially the same. In 1997, Telecommunications' revenues more than doubled, growing from $23.2 million in 1996 to $46.7 million, and a $183,000 loss in 1996 improved to $1.8 million of net income in 1997. Telecommunications' volume of monthly long distance minutes of traffic has grown from approximately 3.0 million minutes in April 1994 to approximately 75 million minutes in April 1998. The number of Telecommunications' full-time employees has increased from approximately 42 on December 31, 1996 to approximately 81 on April 30, 1998.


    Telecommunications' early strategy was to double in size every year, to grow from internal cash flow, to develop the internal systems and processes to support its growth, and once cash flow from carrier services generated excess capital, to build a commercial services division. In mid-1996, Telecommunications began investing in the infrastructure to support commercial sales activities. As a result, Telecommunications' commercial sales grew five-fold in 1997 over 1996 and now represents approximately 30% of sales. At April 30, 1998, Telecommunications had a direct sales force of 11 carrier and 29 commercial sales people. Telecommunications also has an agent sales force numbering approximately 100 independent agents throughout Texas.

    Telecommunications owns a DSC DEX 600 switch in Dallas, Texas, and a smaller PC-based switch used to provide calling card services. To extend Telecommunications' reach across the Southwest and to lower its terminating costs in the Western United States, Telecommunications has acquired a second DEX 600 switch, which is currently being installed in Phoenix, Arizona. Telecommunications intends to install an advanced mainframe switch capable of providing local and long distance services in Houston, Texas in the second half of 1998.

    Telecommunications' provisioning, customer care, convergent billing and network traffic reporting functions are performed on a proprietary software platform, which is being developed by RiverRock, a limited partnership in which Telecommunications is a limited partner. Telecommunications believes that this platform is scalable, flexible and well suited to support Telecommunications' strategy to minimize the timing to initiate local and long distance services for new customers, to provide detailed and customized customer billing information, to respond quickly to customers' needs and information requests, and to provide convergent billing for local, long distance, data and private line services. See "Information Regarding Telecommunications--Business--Customer Care and Support Systems."

    Telecommunications currently has over 30 carrier customers including AT&T, IXC, MCI, Qwest and Sprint, as well as various regional independent telephone companies, such as Century Telephone Enterprises, Inc. and Lufkin Conroe Telephone. Telecommunications offers its commercial customers flat rate pricing with rates generally lower than those of AT&T, MCI, Sprint and WorldCom. Telecommunications has introduced various LEC Services to customers by acquiring such services from various ILECs on a bundled basis and reselling them. Telecommunications also offers frame-relay and ATM data products, as well as broadband services that it resells over the networks of other carriers.

PRODUCTS AND SERVICES

    INTEGRATED COMMUNICATIONS SERVICES

    Telecommunications currently offers, on a non-integrated basis, local, domestic and international long distance, data (including ATM, frame relay, and Internet) and broadband (including T-1, DS-3 and dark

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fiber) services. By the end of 1998, Telecommunications intends to offer these services to customers as an integrated suite of products that will be invoiced on a single, convergent bill. Telecommunications believes that its ability to provide an integrated package of communications services, to provide, install and maintain a broad range of communications equipment and to invoice these services on a single, convergent bill will enable it to (i) rapidly penetrate its targeted markets, (ii) capture virtually all of its existing and newly acquired customers' expenditures for telecommunications services and equipment,
(iii) increase customer satisfaction, and (iv) reduce customer turnover.

    Telecommunications offers (or, where indicated, intends to offer) the following products:

    ONE PLUS LONG DISTANCE. This service offers customers the ability to make outbound switched long distance calls by simply dialing a 1, plus the area code and phone number. Customers select Telecommunications as their primary long distance provider by placing an order with it. This service may be used for both domestic and international calling.

    LONG DISTANCE DEDICATED SERVICE. This service is designed for larger users with sufficient long distance traffic volume to warrant the use of dedicated lines directly to the customer to originate calls. Instead of long distance calls switched through the ILEC, this service uses a dedicated line that directly connects the end user and Telecommunications' switch. This eliminates ILEC originating access fees and reduces per minute rates to the user.

    LOCAL EXCHANGE SERVICES. These services offer customers local switched and enhanced services. Telecommunications intends to continue to obtain local telephone services from ILECs on a wholesale basis and resell such services to end-users. As the demand for LEC services in an area economically justifies the introduction of a local switch, Telecommunications intends to purchase unbundled network elements from ILECs and to begin utilizing its own value-added switching facilities. Telecommunications believes this approach will significantly boost its margins and return on invested capital, and will reduce the time required to enter new markets.

    INTERNET. Telecommunications currently provides Internet services to approximately 1,000 customers. The services include a mail server, news server, and hosting of customer web pages.

    INTERNET TELEPHONY. Telecommunications plans to introduce IP Telephony services based on voice over IP protocols in major Texas markets. Service will be expanded to other Texas markets in conjunction with the planned fiber network build out. Telecommunications plans to offer its Internet customers long distance services at significant discounts to basic rates offered by most IXCs.

    DATA. Telecommunications' fiber network has been designed with SONET technology and broadband capabilities to provide a platform to support high capacity, bandwidth intensive products such as frame relay, ATM, multi-media, and Internet-related applications. Telecommunications currently resells data products and intends to migrate those services onto its own network as that network is built out.

    CUSTOMER PREMISE EQUIPMENT. Telecommunications currently sells and installs telephone and switchboard equipment to its offshore customers. Telecommunications intends to add office switchboard and private branch exchange equipment for its small and medium-sized business customers. Telecommunications already has and intends to build its relationships with local customer premise equipment installation companies in all of its markets for the purpose of selling and installing customer premise equipment not otherwise provided by Telecommunications.

    TOLL FREE 800/888. This inbound service, where the receiving party pays for the call, is accessed by dialing an 800/888 area code. This is used in a wide variety of applications, many of which generate revenue for the user (such as reservation centers or customer service centers).

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    CALLING CARD.  These traditional, basic telephone calling cards allow the user to place calls from anywhere in the United States or Canada.
Telecommunications offers additional features such as conference calling, international origination and speed dialing.

    PREPAID CARD. Prepaid cards allow a customer to purchase and pay in advance for a card with a fixed amount of calling time. The card is then used as a standard calling card from which time is deducted when used. Prepaid cards may be purchased with enhanced features similar to those of calling cards and also may be renewed by purchasing additional time.

CARRIER SERVICES

    Telecommunications' business objective is to establish itself as the premier carriers' carrier within Texas and the Gulf Coast region, providing voice, data and bandwidth services over the approximately 4,300 route mile advanced fiber network that the Partnership intends to build throughout the region. Telecommunications carrier services consist of three principal products: the transmission of long distance traffic processed through Telecommunications' switches ("long distance switched services"), the sale and leasing of dark fiber over Telecommunications' facilities ("dark fiber"), and the transmission of voice and data over dedicated circuits ("private lines"). Telecommunications' carrier customer base includes more than 30 national carriers, including AT&T, WorldCom, MCI, Sprint, IXC, Qwest, as well as regional independents such as Century Telephone, Lufkin Conroe Telephone and Pioneer Telephone Company.


    LONG DISTANCE SWITCHED SERVICES. The domestic and international long distance switched services provided by Telecommunications are processed through Telecommunications' digital switches and carried over long distance circuits and other transmission facilities owned or leased by Telecommunications. Telecommunications sells these services on a per-call basis, charging by minutes of use ("MOU"), with payment due monthly after services are rendered. Telecommunications' volume of monthly long distance minutes of traffic has grown from approximately 3.0 million minutes in April 1994 to approximately 75 million minutes in April 1998, which included approximately 4.5 million minutes of traffic terminated in Mexico.


    PRIVATE LINE SERVICES. Telecommunications' private line customers include non-facilities based carriers requiring dedicated long distance transmission capacity to carry their customers' long distance traffic and facilities-based carriers that require long distance transmission capacity where they have geographic gaps in their facilities, and additional capacity or require geographically diverse routing. Services are provided through private line contracts, requiring fixed monthly payments, generally in advance, some of which contain "take or pay" commitments.

SALES AND MARKETING

    INTEGRATED COMMUNICATIONS SERVICES. Telecommunications focuses its retail sales efforts on small to medium-sized businesses in Texas and the Gulf Coast region. Telecommunications markets its integrated telecommunications services primarily through two channels: Telecommunications' direct sales force and its network of independent sales agents.

    Telecommunications' direct sales force consisted of 11 account executives in Dallas, Texas as of April 30, 1998. Telecommunications also has 100 independent sales agents located throughout Texas. Telecommunications intends to recruit, train and deploy an additional 75 account executives by the end of 1998 and an additional 100 account executives by the end of 1999. Telecommunications' sales personnel call on prospective and existing business customers, conduct analyses of business customers' telecommunications usage histories and service needs, and demonstrate how Telecommunications' various service packages will improve a customer's communications capabilities in a cost-effective manner. Sales personnel identify potential business customers by several methods, including customer referral, marketing research, telemarketing and other networking alliances such as endorsement agreements with trade

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associations and local chambers of commerce. Telecommunications' sales personnel work closely with Telecommunications' engineers and field support specialists to address customers' network and service delivery needs and to design new service products and applications for customers.


    Telecommunications' agent program, established in 1996, is a network of independent telephone equipment vendors and other agents authorized by Telecommunications to market its products and services. As of May 31, 1998, approximately 100 agents were participating in the agent program. Authorized agents receive recurring commissions based on products and services sold, volume of usage and retention of the customer. Telecommunications has four agent managers who actively recruit new agents.


    Telecommunications' direct sales force and its authorized agents are trained to emphasize Telecommunications' customer focused sales and customer service approach. Telecommunications reinforces this approach by tying a portion of each account executive's and agent's compensation directly to the longevity of their customer accounts. Telecommunications' marketing strategy is built upon the belief that customers prefer to have one company serve all of their telecommunications needs. As part of this strategy, Telecommunications generally assigns to each customer its own dedicated field support specialist, thereby providing the customer with a single point of contact to address its telecommunications needs with a combination of products and services designed to meet the customer's needs. Telecommunications believes that this personalized attention to a business needs, coupled with Telecommunications' ability to provide one fully integrated billing statement for all of the services that it offers, is appealing to both existing and prospective customers.

    Telecommunications intends to rapidly build its direct sales force throughout Texas, Louisiana and Oklahoma over the next two years. Telecommunications intends to recruit new account executives by emphasizing the Company's extensive and advanced fiber communications network, attractive compensation and commission plans, stock option programs, and marketing support plans. Additionally, Telecommunications believes it will be able to attract and retain highly qualified sales and support personnel by offering them the opportunity to: (i) work with an experienced and success proven management team in building a developing, entrepreneurial company; (ii) market an integrated package of communications products and services; and (iii) participate in the potential economic returns made available through a results oriented compensation package emphasizing sales commissions and equity incentives.

    CARRIER SERVICES. Telecommunications established a carrier services sales force in 1992. This group markets carrier services to telecommunications carriers and other large end-user customers. Telecommunications believes it can compete effectively in this market based on a combination of price, reliability, advanced technology, route diversity, ease of ordering and customer service. Telecommunications markets its carrier services primarily through five direct sales personnel and four support specialists located in Telecommunications' headquarters in Dallas. In general, these sales professionals locate potential customers for Telecommunications' carrier services through customer referrals, trade shows and industry alliances. When calling on a potential customer, Telecommunications' sales professionals work with network engineers to gain a better understanding of the customer's operations and bulk telecommunications transmission needs to develop innovative application-specific solutions for each customer's requirements. Telecommunications also markets its carrier services through trade forums and generally attends industry trade shows.

COMPETITION AND GOVERNMENT REGULATION

    The telecommunications industry and Telecommunications' provision of communications services is subject to intense competition and extensive federal and state regulation. See "Competition" and "Regulation and Licenses."

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CUSTOMER CARE AND SUPPORT SYSTEMS

    Telecommunications strives to provide superior customer care and support for its customers and believes that personal contact with its customers through customer service representatives is a significant factor in customer acquisition and retention. Telecommunications intends for the number of customer service agents to grow rapidly through 1999 as the number of direct and agent sales representatives grows.

    Telecommunications operates a call center in Dallas, Texas staffed by Telecommunications' customer service employees, who have completed a certification and training program provided by Telecommunications. To enhance the effectiveness of the customer service representatives, Telecommunications, in addition to the initial training program, provides ongoing training to all customer service representatives. Telecommunications' customer service department uses on-line, real-time automated systems that provide notes from all prior contacts with the customer, and provide a complete account and payment history for customers directly billed by Telecommunications. Through this proprietary contact management software, Telecommunications is able to provide a high level of customer care. As Telecommunications' sales force and operations expand, Telecommunications intends to recruit and train additional sales personnel to support its operations.

    Telecommunications handles its provisioning, customer care, convergent billing and traffic reporting functions on a proprietary software platform ("OSS System") currently being developed by RiverRock, a limited partnership in which Telecommunications is a limited partner. The OSS System has been in use since January 1997 and continues to be enhanced. The OSS System is required to enter, schedule and track a customer's order from the point of sale to the installation and testing of service and also include or interface with trouble management, inventory, billing, collection and customer service systems. The OSS System is scalable and flexible to support Telecommunications' expected future back office requirements. The OSS System, when fully implemented, will enable Telecommunications to: (i) minimize the time to initiate local and long distance services for new customers through the ILEC (commonly referred to as provisioning), (ii) provide detailed and customized customer billing information, (iii) respond quickly to customer's needs and information requests, and (iv) monitor and analyze traffic, financial and operating trends. Telecommunications believes that the OSS System, when fully implemented, will provide a significant competitive advantage in terms of cost, ability to process large order volumes and customer service as compared to ILECs using legacy systems and CLECs that outsource back-office services or that do not have an advanced OSS platform. See "--Related Party Transactions."

EMPLOYEES

    As of April 30, 1998, Telecommunications employed 81 employees of which approximately 12 perform corporate and administrative services, approximately 9 provide Network Construction Services, approximately 29 provide Commercial Services, approximately 11 provide Carrier Services, and approximately 20 perform network operations and related functions.

PROPERTIES

    Telecommunications operates out of three separate locations in Dallas, Texas consisting of approximately 19,200 square feet of general and administrative office space under leases that expire at various times in the future. As of April 30, 1998, Telecommunications was negotiating leases for switch sites in both Phoenix, Arizona and Houston, Texas. Telecommunications believes that suitable additional space will be available, as needed, to accommodate further physical expansion of corporate operations.

LEGAL PROCEEDINGS

    Telecommunications is party to ordinary litigation incidental to its business, none of which is expected to have a material adverse effect on the results of operations, financial condition or cash flow of Telecommunications.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table provides certain information regarding the directors and executive officers of Telecommunications as of June 15, 1998:

NAME                                  AGE                            POSITIONS
--------------------------------      ---      ------------------------------------------------------
Jere W. Thompson, Sr............          66   Chairman of the Board and Director
Jere W. Thompson, Jr............          41   President and Director
Timothy M. Terrell..............          35   Executive Vice President and Director
Timothy W. Rogers...............          35   Executive Vice President and Director
Scott L. Roberts................          36   Executive Vice President and Director
Mark Langdale...................          44   Director

    Jere W. Thompson, Sr. has served as Chairman and a Director of Telecommunications since April 1994. Mr. Thompson joined The Southland Corporation in 1956 and served in various capacities, including President from 1973 and President and Chief Executive Officer from May 1986 to March 1991, and as a director from 1962 through 1996. Mr. Thompson is president of The Williamsburg Corporation, an investment company which owns shares of Telecommunications Common Stock, and has served in such capacity since its inception in 1958. Mr. Thompson currently serves as Chairman of the National Center of Policy Analysis and on the boards of directors of The Communities Foundation of Texas, The Brady Center, The University of Texas Chancellor's Council, The University of Texas Development Board, the Longhorn Foundation, The St. Paul Medical Center Foundation and The Catholic Charities Foundation. Mr. Thompson has a B.A. in Business from The University of Texas and is the father of Jere W. Thompson, Jr.

    Jere W. Thompson, Jr. has served as President of Telecommunications since April 1994. In July 1992, Mr. Thompson founded the Partnership and is President of its General Partner. From 1978 to 1980, Mr. Thompson worked at Goldman, Sachs & Co. as an analyst in its Investment Banking Division. From 1980 through 1982, Mr. Thompson attended graduate school at The University of Texas Graduate School of Business. From 1982 to 1986, Mr. Thompson worked in commercial real estate as a broker and then with Trammell Crow Community Development Company. In 1987, he joined The Thompson Company where he became a Vice President and assisted in the acquisition and management of several of The Thompson Company portfolio companies. Since 1989 Mr. Thompson has been a member of the board of directors and since 1995 he has served as Chairman of the North Texas Tollway Authority and its predecessor, the Texas Turnpike Authority. Mr. Thompson is also a board member of The Cistercian Preparatory School. Mr. Thompson has a B.A. in Economics from Stanford University and an M.B.A. from the University of Texas Graduate School of Business.

    Timothy M. Terrell has served as Executive Vice President and a Director of Telecommunications since April 1994. In 1992, Mr. Terrell co-founded Synergy Telecommunications, Inc. ("Synergy"), a telecommunications company responsible for marketing a fiber optic network in West Texas, Oklahoma, Colorado and New Mexico and from February 1993 to April 1994 served as one of its three executive officers. In April 1994, CapRock Investors purchased half of Synergy and subsequently Synergy changed its name to Telecommunications. From November 1986 to June 1988, Mr. Terrell was a major account representative with Sprint. From July 1988 to January 1989, Mr. Terrell held the same position at Metromedia Long Distance. From February 1989 to January 1993, Mr. Terrell was Director of Sales of Qwest and acted as Vice President of Sales during a transition period following Qwest's buyout by MCI. Mr. Terrell has a B.B.A. in Marketing from Southwest Texas State University.

    Timothy W. Rogers has served as Executive Vice President and a Director of Telecommunications since April 1994. In 1992, Mr. Rogers was a co-founder of Synergy and from February 1992 to April 1994 served as one of its three executive officers. From August 1989 to December 1991, Mr. Rogers was a sales manager of Qwest. From July 1988 to August 1989, Mr. Rogers was a Senior Account Executive for

Southwest Network Services. From April 1987 to June 1988, Mr. Rogers was an account executive with Sprint. Mr. Rogers has a B.B.A. in Marketing from Southwest Texas State University.

    Scott L. Roberts has served as Executive Vice President and a Director of Telecommunications since April 1994. In 1992, Mr. Roberts co-founded Synergy and served as one of its three executive officers from February 1992 to April 1994. From September 1989 to February 1992, Mr. Roberts was a carrier sales manager of Qwest. From April 1987 to September 1989, Mr. Roberts was a major account representative with Sprint. Mr. Roberts has a B.S. in Business Administration from the University of Nebraska.

    Mark Langdale has served as a Director of Telecommunications since April 1994 and Secretary of the General Partner since 1992. Mr. Langdale is President of Posadas USA, Inc., a subsidiary of Grupo Posadas S.A. De C.V., a hotel management company domiciled in Mexico, a position he has held since 1989. From 1987 to 1989, he served as Vice President for Thompson Realty Company, a real estate investment company. Mr. Langdale currently serves as a member of the Board of Directors of Grupo Posadas S.A. De C.V., a director of the Texas Department of Commerce Policy Board and as Chairman of the Texas Department of Economic Development.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table set forth certain compensation awarded or paid by Telecommunications to its President and the other executive officers of Telecommunications whose total annual salary and bonus for services to Telecommunications exceeded $100,000 in the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                             ANNUAL COMPENSATION        AWARDS
                                                          -------------------------     OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION                                 SALARY        BONUS        (SHARES)     COMPENSATION
--------------------------------------------------------  ----------  -------------  -------------  -------------
Jere W. Thompson, Jr....................................  $  122,283  $  100,000(1)       --             --
  President
Timothy M. Terrell......................................  $  125,781  $  125,000(1)       --             --
  Executive Vice President
Timothy W. Rogers.......................................  $  126,814  $  125,000(1)       --             --
  Executive Vice President
Scott L. Roberts........................................  $  124,521  $  125,000(1)       --        $    4,937(2)
  Executive Vice President

------------------------

(1) Represents bonus amount earned in fiscal year 1997 and paid in fiscal year 1998.

(2) Represents payment of club dues for Mr. Roberts.

EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS

    Telecommunications entered into employment agreements with Vice Presidents Timothy W. Rogers, Timothy M. Terrell and Scott L. Roberts in April 1994. The agreements had contract terms from April 1994 to April 2000, with base compensation as provided for in the agreements. The agreements included an annual bonus of $25,000 per individual to be paid April 15th (or accrued if not paid), through April 2000. The agreements were terminated in connection with new agreements entered into with Holdings in connection with the Transaction.

    Telecommunications established a nonqualified stock option plan in September 1997. Options granted under this plan vest 20% per year and have a term of ten years. Vesting accelerates in the event of an initial public offering or a change of control; however, the Transaction does not cause such acceleration of vesting to occur. In September 1997, Telecommunications granted approximately 208,550 options under such plan to employees. These options will be assumed by Holdings in connection with the Transaction.

    Telecommunications established a 401(k) Savings Plan as of July 1, 1996. Contributions to the plan include employer discretionary contributions and discretionary matching contributions. Employees vest in employer match and are fully vested after six years of service. A favorable determination letter was received by the IRS on November 17, 1997.

                           RELATED PARTY TRANSACTIONS


    Telecommunications' OSS System is being developed by RiverRock, a limited partnership in which Telecommunications owns a 49% limited partnership interest and David E. Thompson owns a 50% limited partnership interest and of which Thompson Technology, Inc., a Texas corporation ("TTI") (which is owned by David
E. Thompson, a brother of Jere W. Thompson, Jr.) is the general partner and owns a 1% general partnership interest. Although it is the intention of RiverRock to market and sell licenses for the OSS System to third parties, to date no marketing or sales to third parties have been made. RiverRock was formed when Telecommunications and TTI transferred all rights to the OSS System developed by Telecommunications and TTI into RiverRock. Telecommunications has been granted a royalty-free, perpetual and non-exclusive license for the use of the OSS System. Telecommunications also receives upgrades, maintenance and other support from RiverRock for three years, without the payment of any fees or royalties. Thereafter, Telecommunications will be required to pay the same fees and royalties for OSS System upgrades, maintenance and support as other licensees of RiverRock. From January 1998 to May 1998, Telecommunications contributed an average of $19,000 a month to RiverRock for the development of the OSS System and has committed to fund up to a total of $700,000 as capital contributions to RiverRock, which will be used for the continued development of the OSS System. See "--Customer Care and Support Systems."



    The Williamsburg Corporation, a Texas corporation of which Jere W. Thompson, Sr., Chairman of the Board and a director of Telecommunications, is the president, lent Telecommunications $1,170,000 in 1995 at the rate of 13% per annum and payable on demand or the due date of March 31, 1998. During the fiscal year ended December 31, 1995, The Williamsburg Corporation converted $750,000 of the outstanding principal and interest amount of such note into 727,925 shares of Telecommunications common stock. The remaining principal balance of the note, together with interest thereon, was repaid by Telecommunications during the fiscal year ended December 31, 1997. Jere W. Thompson, Sr. is the father of Jere
W. Thompson, Jr.


    The Partnership has an administrative services agreement with Telecommunications pursuant to which Telecommunications and its employees provide administrative and management services for the Partnership. The Partnership reimburses Telecommunications for the direct costs of the network, plus 5%. The total general and administrative expenses reimbursed were $0, $77,000 and $150,948 for the years ended December 31, 1995, 1996 and 1997, respectively. In addition, as payment for marketing services, the Partnership will pay 7% of any additional lease payments generated as a result of Telecommunications efforts. There were no payments made in 1995, 1996 and 1997. Holdings intends to terminate the administrative services agreement upon completion of the Transaction.

    Telecommunications currently leases private line services from TISP, Inc. ("TISP"), which is owned by Patrick J. Thompson, a brother of Jere W. Thompson, Jr. Total payments to TISP in 1997 were $764,742. Pricing of private line services is a function of the capacity, term and distance of the circuit involved. Circuits are usually available from multiple vendors, and vendors are selected on the basis of price, speed of provisioning and circuit diversity. Rates are fixed and payable monthly, generally in advance. The actual rates paid to TISP are determined in the same manner as rates for unrelated parties.

    In 1994, Telecommunications executed three promissory notes, one payable to the order of each of Scott L. Roberts, Timothy M. Terrell and Timothy W. Rogers, each Executive Vice Presidents of Holdings and of Telecommunications, relating to 334 shares of Telecommunications Common Stock repurchased from each of them with such shares of stock pledged by Telecommunications to repay the notes. The aggregate purchase price for the 334 shares from each individual was $50,000. Each of the original notes are in the amount of $50,000 with no stated interest rate. The notes have been discounted using an interest rate of 5.8% and are payable in three annual installments beginning April 1998. The aggregate amount outstanding relating to these notes, net of unamortized discount, was $112,827 and $128,166 as of December 31, 1996 and 1997, respectively. The unamortized discount was $37,173 and $21,834 as of December 31, 1996 and 1997, respectively. Upon completion of the Transaction, Holdings intends to repay the notes.

    Telecommunications has a revolving credit facility with Bank One, Texas N.A. in the amount of $2,500,000, which is guaranteed by Jere W. Thompson, Jr. The release of this guaranty is a condition to the closing of the Transaction. See "Information Regarding the Partnership--Related Party Transactions."

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                      AND MANAGEMENT OF TELECOMMUNICATIONS

    The following table sets forth certain information regarding the beneficial ownership of Telecommunications Common Stock as of May 31, 1998 (and prior to giving effect to the Mergers and the Interest Exchange) by (i) each person who is known by Telecommunications to own beneficially more than five percent (5%) of Telecommunications Common Stock, (ii) each of Telecommunications' executive officers, directors and director nominees, and (iii) all of the current executive officers and directors of Telecommunications as a group. The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act which means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. Shares of Telecommunications Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual or group to acquire shares within 60 days after May 31, 1998 are treated as outstanding only when determining the amount and percentage of Telecommunications Common Stock owned by such individual or group. All information with respect to the beneficial ownership of any principal shareholder was furnished by such principal shareholder and Holdings believes that except as otherwise noted or pursuant to community property laws, each shareholder has sole voting and sole investment power with respect to the shares shown. The address of each person listed is Two Galleria Tower, 13455 Noel Road, Suite 1925, Dallas, Texas 75240, except as otherwise indicated.

                          SHARES OF TELECOMMUNICATIONS

                                                                    COMMON STOCK BENEFICIALLY
                                                                              OWNED
                                                                   ---------------------------
                                                                    NUMBER OF     PERCENTAGE
NAME                                                                  SHARES     OWNERSHIP(1)
-----------------------------------------------------------------  ------------  -------------
CapRock Investors(2).............................................     4,835,514         46.5%
Jere W. Thompson, Jr.(2).........................................     4,835,514         46.5%
Mark Langdale(3)
  5950 Berkshire, Suite 990
  Dallas, TX 75225...............................................     4,835,514         46.5%
Scott L. Roberts.................................................     1,611,838         15.5%
Timothy M. Terrell...............................................     1,611,838         15.5%
Timothy W. Rogers................................................     1,611,838         15.5%
The Williamsburg Corporation(4)
  Two Turtle Creek Village
  3838 Oak Lawn Ave., Suite 1850
  Dallas, TX 75219...............................................       727,926          7.0%
Jere W. Thompson, Sr.(5)
  Two Turtle Creek Village
  3838 Oak Lawn Ave., Suite 1850
  Dallas, TX 75219...............................................     5,563,440         53.5%
All executive officers and directors as a group (six persons)....    10,398,954        100.0%

------------------------

(1) Based upon 10,398,954 shares of Telecommunications Common Stock issued and outstanding.

(2) Represents 4,835,514 shares held of record by CapRock Investors. CapRock Investors is a Texas joint venture, of which Jere W. Thompson, Jr. is the managing venturer and in which he owns a controlling interest. The Joint Venture Agreement of CapRock Investors grants to Mr. Thompson, Jr. certain authority, including the authority to decide and cast all votes on behalf of CapRock Investors as a shareholder of Telecommunications. As a consequence, both CapRock Investors and Mr. Thompson may each be deemed to be the beneficial owner of all of the shares.

(3) Represents 4,835,514 shares held of record by CapRock Investors. Under the Joint Venture Agreement of CapRock Investors, the approval of a majority-in-interest of the venturers is required to approve the disposition of the shares. Because of the ownership interest of Jere W. Thompson, Jr., Mark Langdale, and Jere W. Thompson, Sr. (23.5%, 42.5% and 30.9%, respectively), two of the three acting together can authorize or prevent a disposition of shares. As a result, each may be deemed to be the beneficial owner of all of the shares.

(4) The Williamsburg Corporation, which is the record owner of 727,926 shares of Telecommunications Common Stock, is a Texas corporation, of which Mr. Jere
    W. Thompson, Sr. is the Chairman of the Board and a Director; as a result each of them has shared voting, investment and dispositive power with respect to the 727,926 shares held by The Williamsburg Corporation.

(5) Represents 727,926 shares held of record by The Williamsburg Corporation and 4,835,514 shares held of record by CapRock Investors. Under the Joint Venture Agreement of CapRock Investors, the approval of a majority-in-interest of the venturers is required to approve the disposition of the shares. Because of the ownership interest of Jere W. Thompson, Jr., Mark Langdale, and Jere W. Thompson, Sr., two of the three acting together can authorize or prevent a disposition of shares. As a result, each may be deemed to be the beneficial owner of all of the shares.

                     INFORMATION REGARDING THE PARTNERSHIP

BUSINESS

    The Partnership is a facilities-based provider of broadband
Telecommunications Services to interexchange carriers, other communications entities and businesses. The Partnership had no revenues in 1996. In 1997 it had revenues and a net loss of $1.9 million and $104,000, respectively.

    The Partnership began operations in 1992 to design, manage the construction of, operate, maintain and market a 185 route mile fiber optic network in South Texas. In 1996, the Partnership entered into a ten year contract for the lease of dark fiber over a 260 route mile fiber network between Houston and Corpus Christi, Texas. The Partnership completed construction of the network in January 1997. In January 1998, the Partnership entered into a contract for the sale of dark fiber between San Antonio and Laredo, Texas. The Partnership expects to complete the construction of approximately 500 additional route miles of fiber network from San Antonio to Laredo, McAllen, Harlingen, Brownsville and Corpus Christi, Texas by the end of 1998. The Partnership intends to expand its regional fiber network to approximately 4,300 route miles throughout Texas and the Gulf Coast region by the end of 2000. The Partnership's ability to expand its network and increase its revenues will be dependent upon a number of factors, including the availability of financing, and as a result no assurance can be given that its expansion plans will be met.

    The Partnership provides dedicated line services over the Partnership's owned fiber network to interexchange carriers and other telecommunications providers for terms of one year or longer. High volume capacity service agreements and dedicated line service agreements generally provide for "take or pay" monthly payments at fixed rates based on the capacity term and length of circuit used. Customers are typically billed on a monthly basis and also may incur an installation charge or certain ancillary charges for equipment. After contract expiration, the contracts may be renewed or the services may be provided on a month-to-month basis. The Partnership is expanding its network to increase its revenue stream and reduce per unit costs, targeting capacity sales on a segment-by-segment basis as the Partnership's network is deployed and activated, and is increasingly seeking longer-term, high-volume capacity agreements from major carriers. In addition to traditional telecommunications carriers, the Partnership is marketing to ISPs and other data service companies.

    As of December 31, 1997, substantially all of the Partnership's revenues were derived from two customers. One of the customers provided for approximately 93% of total revenues in 1997 and comprised 78% of the trade receivable balance. The other significant customer provided for approximately 5% of total revenues in 1997 and comprised 22% of the trade receivable balance. The lease terms are through August 2004 and July 2006, respectively.

NETWORK

    The Partnership completed construction of the first 260 route miles of its fiber network in January 1997. The Partnership intends to expand its network to approximately 800 route miles by the end of 1998, linking San Antonio, Laredo, McAllen, Harlingen, Brownsville and Corpus Christi, Texas. The Partnership intends to expand its network to approximately 3,000 route miles by the end of 1999 and approximately 4,300 route miles by the end of 2000. The Partnership believes that its network, once completed, will be the most extensive alternative fiber network in Texas and the Gulf Coast region and will enable the Partnership to serve nearly every primary, secondary and tertiary city in the region. The Partnership's network is designed to be scalable and will have significant flexibility to meet future demand. The Partnership network will include advanced fiber capable of supporting dense wave division multiplexing with an OC-48 backbone scalable to OC-192. The Partnership will install 96 fibers and two spare ducts throughout most of its network and will retain on average 48 fiber strands. The routes of the network expansion are planned to be generally geographically diverse from the existing fiber networks of AT&T, IXC, MCI, Qwest, Sprint, and WorldCom. The fiber network will also interconnect with the fiber networks of selected Mexican carriers at multiple border crossings.

    The Partnership anticipates that, based on current plans and assumptions relating to its operations, its financial resources and equipment financing arrangements will be sufficient to fund the Partnership's growth (including the buildout of its fiber network) for approximately 12 months from the date of this Joint Proxy Statement/Prospectus only if the Partnership limits its current construction efforts and plans. The Partnership plans to seek sources of additional capital which may include public and private equity and debt financings and other financing arrangements. There can be no assurance that the Partnership will be successful in raising the funds. If unsuccessful, the scope and plans for expansion of the Partnership's fiber network will be significantly curtailed. See "Issuance of Notes."


SERVICE AGREEMENTS

    The Partnership provides high volume transmission capacity services through service agreements for terms of one year or longer. Dedicated line services are generally offered under service agreements for an initial term of one year. High volume capacity service agreements and dedicated line service agreements generally provide for "take or pay" monthly payments at fixed rates based on the capacity term and length of circuit used. Customers are typically billed on a monthly basis and also may incur an installation charge of certain ancillary charges for equipment. After contract expiration, the contracts may be renewed or the services may be provided on a month-to-month basis.

COMPETITION

    The telecommunications industry and the Partnership's provision of communications services is subject to intense competition and extensive federal and state regulation. See "Competition" and "Regulation and Licenses."

EMPLOYEES

    As of April 30, 1998, the Partnership leased the services of two fiber technicians and five network construction personnel from Telecommunications. The Partnership uses the services of independent contractors for installation and maintenance of portions of its network.

PROPERTIES

    The Partnership's network, including the completed portions and the portions currently being constructed, and its component assets are the principal properties owned by the Partnership. The Partnership owns substantially all of the telecommunications equipment required for its business and owns or leases various sites for transmission facilities. The Partnership installed fiber optic cable is laid under various public and private rights-of-ways. Other fixed assets are located at various locations in geographic areas served by the Partnership.

LEGAL PROCEEDINGS

    The Partnership is not currently a party to any litigation.

DIRECTORS AND EXECUTIVE OFFICERS

    Jere W. Thompson, Jr. is the President and a director of the General Partner. Mark Langdale is the Secretary and a director of the General Partner. Mr Thompson received compensation from the Partnership totaling $24,628 in 1997. Additionally, Mr. Thompson received $205,908 from the General Partner in 1997, which was based upon the total construction services revenue earned by the General Partner, which has a construction management agreement with the Partnership. Mr. Langdale earned loan commitment fees, loan guaranty fees and a subsequent guarantee fee in return for guaranteeing the entire amount of the construction loan. As of March 31, 1998, guaranty and commitment fees together with accrued interest due to Mark Langdale amounted to approximately $157,000. Additionally the General Partner, CapRock

Systems, Inc., agreed to pay Mr. Langdale a $20,000 guaranty fee, which was paid in May 1998. See "--Related Party Transactions" and "Information Regarding Telecommunications--Directors and Executive Officers."

EXECUTIVE COMPENSATION

    The following table sets forth certain compensation awarded or paid by the General Partner or the Partnership to the President of the General Partner.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                 ANNUAL COMPENSATION           COMPENSATION
                                                          ---------------------------------   AWARDS OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION                                 YEARS     SALARY       BONUS         (SHARES)       COMPENSATION
--------------------------------------------------------  ---------  ---------  -----------  -----------------  -------------
Jere W. Thompson, Jr....................................       1997  $  24,628          --              --      $  205,908(1)
  President of the General Partner

------------------------

(1) Such amounts represent the fees paid by the General Partner and were based upon the total construction services revenues earned by the General Partner in 1996 and 1997.

RELATED PARTY TRANSACTIONS


    Mark Langdale, Joe C. Thompson, Jr., The Florida Company (which is owned by Joe C. Thompson, an uncle of Jere W. Thompson, Jr.), The Hayden Company (which is owned by John P. Thompson, an uncle of Jere W. Thompson, Jr.) and Jere W. Thompson, Sr., who are partners of the Partnership, guaranteed portions of the $10,000,000 loan from Bank One, Texas, N.A. to the Partnership in 1996 and each received in exchange for each $1 million of indebtedness guaranteed (i) a 2.67% limited partnership interest in the Partnership, (ii) a commitment fee equal to 1% of the amount guaranteed, which accrued interest at the rate of 12% per annum commencing July 1, 1997 and increases 2% on each July 1 thereafter that the commitment fee remains unpaid and (iii) an annual loan guaranty fee equal to 7% of the amount of each partner's guarantee multiplied by a fraction, the numerator being the lesser of $8 million or the average outstanding daily principal of the loan guaranteed and the denominator being $8 million. The guarantees (other than the joint and several guarantees of Mark Langdale and Jere W. Thompson, Jr.) were released in April 1997 and, therefore, no guaranty fees have been accrued subsequent to April 1, 1997 other than the accrued interest. The total commitment fees and loan guarantee fees and accrued interest thereon as of December 31, 1996 and 1997 were approximately $208,000 and $406,000, respectively. Additionally, in exchange for Mark Langdale remaining on his joint and several guaranty, the General Partner agreed to pay him $20,000, which was paid in 1998.


    The Partnership retained Telecommunications to manage and administer the operations of the network. In consideration for these services, the Partnership will reimburse direct costs of the network plus 5%, payable monthly. The total general and administrative expenses paid to the General Partner were $0, $77,000 and $150,948, respectively for the years ended December 31, 1995, 1996 and 1997. In addition, as payment for marketing services, the Partnership will pay 7% of any additional lease payments generated as a result of Telecommunications' efforts. There were no payments made in 1995, 1996 and 1997 under this agreement. See "Information Regarding Telecommunications--Related Party Transactions."

    The Partnership entered into an agreement with the General Partner to manage the construction of the Houston to Corpus Christi fiber optic network. Under this agreement, the Partnership paid approximately 4% of the costs of constructing the network to the General Partner. The Partnership paid management fees of $285,964 in 1997 and a total of $450,964 under the contract.

    OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE PARTNERSHIP

    The following table sets forth certain information regarding the beneficial ownership of Partnership Interests as of May 31, 1998 (and prior to giving effect to the Mergers and the Interest Exchange) for the executive officers, directors and five percent (5%) shareholders of Telecommunications who also hold Partnership Interests in the Partnership. The address of each person listed below is Two Galleria Tower, 13455 Noel Road, Suite 1925, Dallas, Texas 75240, except as otherwise indicated.

                                                                           INTERESTS
                                                                      BENEFICIALLY OWNED
                                                                     ---------------------
                                                                     INTERESTS    TYPE OF
NAME                                                                   OWNED     INTEREST
-------------------------------------------------------------------  ----------  ---------
CapRock Systems, Inc.(1)...........................................     1.72375%   General

Mark Langdale(2)...................................................    38.99919%   Limited
  5950 Berkshire, Suite 990
  Dallas, TX 75225

Jere W. Thompson, Sr.(3)...........................................    11.14024%   Limited
  Two Turtle Creek Village
  3838 Oak Lawn Avenue, Suite 1850
  Dallas, TX 75219

Jere W. Thompson, Jr.(4)...........................................    31.87113%   Limited

Greenway Holdings, L.P.(4).........................................    31.87113%   Limited

------------------------

(1) CapRock Systems, Inc. is a Texas corporation of which Mr. Thompson, Jr. and Mr. Langdale each own 50% of the outstanding common stock and of which each is an officer and director.

(2) Does not include the 1.72375% general partnership interest held by CapRock Systems, Inc. See footnote (1).

(3) Represents a 6.55635% interest held by Mr. Thompson, Sr. and a 4.58389% interest held by his spouse.

(4) Represents a 31.87113% interest held of record by Greenway Holdings, L.P., a Texas limited partnership of which Mr. Thompson, Jr. is the general partner.

                           INFORMATION REGARDING IWL

BUSINESS

    IWL's revenues are derived from the provision of a variety of services, including telecommunications services, project and other services and product resales. Telecommunications services include the resale of long distance telecommunications services, the provision of private leased lines, and the rental of telecommunications equipment and systems. IWL operates a tandem switch at its facility in Houston, Texas to provide services as a switch-based long distance carrier and is currently completing the installation of its Gulf Coast regional network. Project and other services consist of the installation of telecommunications system projects and the sale, service and maintenance of communications systems.

    In connection with product resales, IWL serves as the exclusive manufacturer's representative of Alcatel products to the U.S. oil and gas industry. In fiscal 1996 and 1997, IWL provided services to a subsidiary of Shell, which included the resale of a significant amount of Alcatel products. For the fiscal years ended June 30, 1996 and 1997, the Shell subsidiary purchased from IWL approximately $10.6 million and $7.6 million, respectively, of Alcatel products and other equipment and hardware, representing approximately 38.0% and 25.2%, respectively, of total sales during such periods. Although profitable, the sale of Alcatel products to the Shell subsidiary significantly reduced IWL's gross margin in these periods. The Shell project was substantially completed in fiscal 1997 and, therefore, is not expected to contribute in a material manner to IWL's total sales in future periods.

    IWL was founded in 1981 as a contract supplier of communications technology installation and equipment leasing services, and over the ensuing years broadened the scope of its service offerings to include microwave, two-way radio and related wireless services and technologies for an expanded customer base, primarily comprised of major oil and gas companies operating in the Gulf of Mexico region. During this period, IWL began to provide an increasing variety of services to its oil and gas customers in other remote and underdeveloped regions around the world, including communications services for special projects with critical timing and other extreme or unusual challenges.

    To support its international expansion, in 1994 IWL began providing telecommunications services and network support inside the former Soviet Union to United States oil and gas customers. On January 22, 1998 to expand its presence in the North Sea, IWL purchased all of the issued share capital of Integrated Communications and Engineering Limited, a limited company incorporated in Scotland ("ICEL") from its three foreign shareholders, and paid the sum of L230,540.06 or U.S.$377,854 and issued to such shareholders 207,266 shares of IWL Common Stock. As IWL expanded its service offerings and developed greater infrastructure, it commenced service as a switchless reseller of long distance services in the United States in 1994. IWL is continuing to expand its network through its tandem switch and the installation of fiber optic cable and microwave radios in targeted service areas. In connection with such expansion, IWL has also received CLEC status in Texas and Louisiana.

    While annual growth rates of IWL's total sales since 1992 have ranged from 6.3% to 76.0%, IWL's quarterly operating results have varied significantly in the past, and can be expected to vary in the future. These fluctuations in operating results generally are caused by a number of factors, including changes in IWL's services and product mix, levels of product resales, adverse weather conditions in customer locations, the degree to which IWL encounters competition in its existing or target markets, general economic conditions, the volume and timing of orders received during the period, sales and marketing expenses related to entering new markets, the timing of new product or service introductions by IWL or its competitors and changes in billing rates by IWL or its competitors. IWL's ability to grow its revenues will be dependent upon a number of factors, many of which are not within its control and as a result no assurance can be given that such objectives will be met.

    In May 1998, IWL changed its fiscal year to a December 31 year end to coincide with the fiscal years of CapRock, Telecommunications and the Partnership and, in connection therewith, filed a December 31, 1997 transition period Form 10-K for the transition period from June 30, 1997 to December 31, 1997.

SERVICE OFFERINGS

    IWL's service offerings include project management services, offshore services, Internet services and wireless services.

PROJECT MANAGEMENT SERVICES

    To provide its customers with total, integrated communications services, IWL performs many functions, including system specification, project engineering, integration, equipment procurement, test, installation and maintenance and network management. IWL's expertise in planning, designing and implementing communications solutions for customers with operations in remote regions or underdeveloped areas allows IWL, from time to time, to provide communications services for special projects with critical-timing requirements or other extreme and unusual challenges. IWL utilizes satellite, microwave and fiber solutions for voice and data applications to meet its customers' specifications.

OFFSHORE SERVICES

    IWL provides offshore voice and data services to the oil and gas industry in the Gulf of Mexico and the North Sea. Satellite and microwave transmission media are used depending on the type and location of the drilling rig involved. IWL's communications systems are flexible and can be quickly readjusted as rigs move to new locations. IWL's telecommunications services also provide the connection between other carriers' networks and a customer's location. Although this connection can span large distances, it is commonly referred to as last-mile connectivity. IWL's Offshore Dedicated Digital Services program ("ODDS"), which delivers connectivity to offshore locations, exemplifies IWL's last-mile connectivity services in the Gulf of Mexico. ODDS is a fully digital communications system that is flexible enough to be reconfigured to a new location after the customer's drilling rig changes locations.

INTERNET SERVICE PROVIDER

    IWL provides Internet access to retail, commercial and other ISPs in the Houston area and in Moscow. The services include a mail server, news server, and hosting of customer web pages. IWL is linked to the Internet backbone via a direct connection with a global service provider in Houston on dedicated lines.

WIRELESS SERVICES

    IWL provides two-way radio sales and maintenance services to oil and gas companies, governmental agencies and petrochemical plants located on the Texas and Louisiana Gulf Coast through its wireless division. IWL resells a broad line of two-way and trunking radios, paging products and wireless systems for both voice and data applications. IWL also engineers and designs new systems and modifies existing systems to meet its customers' specifications. In addition, IWL provides complete turnkey design and implementation of conventional and trunking radio networks, integrates new equipment into existing networks and engineers and designs new systems or updates existing systems to meet new FCC regulations as they are adopted.

SALES AND MARKETING

    IWL targets domestic and international customers that require turnkey system solutions and other telecommunications services. IWL's sales force sells frequency bandwidth and call completion and system solutions, which allows IWL to further develop its own telecommunications infrastructure. Current and prospective customers are assigned to account managers, who are principally responsible for providing high levels of contact and customer service. In addition, IWL utilizes business development managers to focus on specific customer requirements and opportunities. The business development manager typically is involved in major projects and the installation of infrastructure domestically or internationally. IWL currently has a sales force of approximately 23 sales representatives, with sales personnel located in Houston, Texas, New Orleans, Louisiana, Moscow, Russia and Aberdeen, Scotland. IWL's direct sales approach enables it to provide a high level of customer service. To complement IWL's direct sales efforts, IWL often participates in various domestic and international industry trade shows and conducts advertising campaigns in trade publications.

CUSTOMER SERVICE

    IWL also provides customer support for its project management and offshore products and services through its full-service support teams in Friendswood, Texas, Lafayette and New Orleans, Louisiana, Moscow, Russia and Aberdeen, Scotland. Support services include: (i) on-site maintenance, with over 50 technical specialists on call for immediate dispatch when customers' communications systems require maintenance; (ii) a network operations center in Friendswood, Texas where IWL's professionals remotely monitor customers' communications systems throughout the Gulf of Mexico and around the world seven days a week, 24 hours a day; (iii) customer support through its wireless division, (iv) training programs designed to maximize the customers' communications investment, classroom training at customers' sites and multimedia video training tools; and (v) research and development for unique applications where IWL's engineers can custom design or modify hardware to improve its performance within a particular system.

COMPETITION AND GOVERNMENT REGULATION

    The telecommunications industry and IWL's provision of communications services is subject to intense competition and extensive federal and state regulation. See "Competition" and "Regulation and Licenses."

EMPLOYEES

    As of March 31, 1998, IWL employed approximately 166 people, including approximately 23 in sales and marketing, approximately 100 in engineering and technical services and approximately 43 in management, administration and finance. None of IWL's employees is represented by a labor union or is subject to a collective bargaining agreement. IWL believes that its relations with its employees are good.

LICENSES AND CERTIFICATIONS

    IWL has owned and maintained a variety of telecommunications infrastructures and holds many FCC and international licenses to transmit voice and data. FCC radio licenses issued to IWL allow it to provide land mobile, microwave and satellite communications services. IWL currently holds approximately 30 FCC licenses, with approximately 250 frequency pairs, for commercial mobile radio service. These licenses have varying terms which expire and will require renewal between July 1998 and March 2002. As licenses come due for renewal, IWL evaluates the need for such license and elects to either renew the license or let it expire. For example, the license that will expire in July 1998 is for a location in Arkansas that is no longer used by IWL and which is not anticipated to be used in the future. As a result, IWL does not intend to renew it. These licenses allow IWL to provide two-way wireless radio services along the Texas and Louisiana Gulf Coast region and offshore to oil and gas-related companies. Each frequency pair allows two-way transmission and reception. IWL holds five microwave FCC licenses providing voice and data services along the Texas and Louisiana Gulf Coast region and offshore to drilling, production and related companies. IWL holds and operates seven Ku band and two C band fixed earth stations and holds FCC licenses that allow IWL to locate earth stations in Texas and other U.S. locations.

    IWL operates as a FCC licensed 214 carrier to provide resold switched telecommunications services. IWL has also obtained broader common carrier authority from the FCC to provide global resale of switched and private line services as well as global facilities-based service. IWL currently provides international facilities-based private line service on a private carrier basis into Bolivia, Bosnia, Croatia, Ecuador, Hungary and Russia. In 1997, IWL installed a Class 4 tandem switch and value-added services platform at its facility in Houston, Texas as part of its new point-of-presence for its IWL Connect-TM- division. As part of IWL's plans to increase its service offerings, IWL has obtained authority to provide dedicated services in Louisiana and CLEC and long distance services in Texas and Louisiana. In addition, IWL has been approved to have pole attachment rights to existing or future facilities of Entergy, BellSouth and the State of Louisiana. Pole attachment rights allow IWL to attach its own fiber optic cable to such parties' respective utility poles.

PROPERTIES

    IWL occupies buildings that contain approximately 70,000 square feet of floor space. IWL owns an office building in Friendswood, Texas and Lafayette, Louisiana and leases additional space in Friendswood and Houston, Texas, New Orleans, Louisiana, Moscow, Russia and Aberdeen, Scotland under agreements that expire at various dates through 2004. The principal facilities are located as follows:

                                        APPROXIMATE
LOCATION                                SQUARE FEET                           DESCRIPTION
-------------------------------------  -------------  ------------------------------------------------------------
Houston, Texas (Aerospace)...........       18,940    Corporate headquarters for administration, finance and sales functions, and IWL Connect

Friendswood, Texas...................       12,500    Engineering, Research and Development, Network Operations
                                                        Center, Production, and Warehouse

Lafayette, Louisiana.................        8,450    Administration, Sales, Production, Shipping/Receiving, and
                                                        Warehouse

Friendswood, Texas...................        7,000    Administration, Sales, Production and Warehouse

New Orleans, Louisiana...............        6,470    Administration, Sales, Production, Shipping/Receiving, and
                                                        Warehouse

Friendswood, Texas...................        5,000    Procurement, Inventory, Shipping/Receiving and Warehouse

Aberdeen, Scotland...................        4,200    Administrative, Sales, Shipping/Receiving and Warehouse

Moscow, Russia.......................        1,800    Administrative and Engineering

    IWL considers its current facilities adequate for its current needs and believes that suitable additional space will be available, as needed, to accommodate further physical expansion of corporate operations and for additional sales and service.

LEGAL PROCEEDINGS

    IWL is not currently a party to any litigation. However, IWL is from time to time a party to ordinary litigation incidental to its business, none of which is expected to have a material adverse effect on the results of operations, financial condition or cash flow of IWL.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table provides certain information regarding the directors and executive officers of IWL as of June 15, 1998:

NAME                                                    AGE                             POSITIONS
--------------------------------------------------      ---      --------------------------------------------------------
Ignatius W. Leonards..............................          44   Chairman, Chief Executive Officer and Director
Byron M. Allen....................................          50   President and Director
Richard H. Roberson...............................          39   Chief Financial Officer, Secretary and Director
James T. Gordon...................................          59   Vice President-Telecom Operations
J. Keith Johnson..................................          36   Vice President-Marketing
Bryan L. Olivier..................................          36   Vice President-IWL Connect Division
Errol J. Olivier..................................          35   Vice President-Telecom Sales
Christopher J. Amenson............................          48   Director
Myron J. Goins....................................          37   Director

------------------------

There is no family relationship between any executive officers or directors of IWL.

    Mr. Ignatius W. Leonards has served as Chairman of the Board, Chief Executive Officer and a director of IWL since founding IWL in 1981 and served as President from 1981 until February 1997. Mr. Leonards was employed by Bibbins & Rice Electronics as Telecom Service Manager until 1981. Mr. Leonards has an industrial electronics degree from the T.H. Harris Technical Institute in Opelousas, Louisiana.

    Mr. Byron M. Allen has served as President and a director of IWL since February 1997 and served as a Vice President of IWL from December 1993 until February 1997. From 1986 to 1993, Mr. Allen served as Executive Vice President of SBS Technologies, Inc., a manufacturer of computer components. Mr. Allen was a co-founder of SBS Technologies, Inc. In 1985 and 1986, Mr. Allen served as a senior principal staff member at BDM Corporation, a defense consulting firm. In 1984 and 1985, he served as manager of Navy New Business Development for the Singer Link Corporation. From 1983 to 1984, Mr. Allen served as the managing director of European operations of Intermetrics, Inc. He served as manager of Houston operations of Intermetrics, Inc. from 1977 to 1983. Mr. Allen graduated from the University of Alabama with a degree in Mathematics. He attended graduate school at Wright State University in Dayton, Ohio where he studied systems engineering.

    Mr. Richard H. Roberson has served as Chief Financial Officer of IWL since joining IWL in October 1996 and has served as a director of IWL since February 1997. From November 1995 until October 1996, Mr. Roberson was Director of Administration at Weaver and Tidwell, LLP., a certified public accounting firm. From May 1989 until October 1995, Mr. Roberson was Chief Financial Officer and Controller of Local and Western of Texas, Inc., a wholesaler of meat and other food products. Mr. Roberson is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Roberson has a B.B.A. in Accounting from the University of Texas at Austin.

    Mr. James T. Gordon has served as Vice President-Telecom Operations of IWL since October 1996. Prior to joining IWL, he was an independent telecommunications consultant. From September 1992 through December 1994, Mr. Gordon was Director-Installation and Test Engineering Services for Alcatel Network Systems, Inc., a telecommunications company, and, from April 1991 to September 1992, he served as Manager-Customer Account Services-Independent Operating Cos. for Alcatel Network Systems, Inc. Mr. Gordon was employed by Rockwell International Corporation in various capacities from 1970 until 1991. Mr. Gordon received a B.B.A. in Production Management from the University of North Texas.

    Mr. J. Keith Johnson has served as Vice President of Marketing since December 1992 and was Director of Sales and Marketing of IWL from December 1986 to December 1992. From June 1985 to December 1986, Mr. Johnson was an Account Executive with ARGO Communications, Inc., a long distance carrier, where he sold long-distance voice and data lines to medium and large commercial users. Mr. Johnson worked for AT&T from May 1983 until June 1985, where he sold telephone systems to small and medium-sized companies. Mr. Johnson graduated from Houston Baptist University with a double major in marketing and management.

    Mr. Bryan L. Olivier has served as a Vice President of IWL's IWL Connect-TM-division since January 1996. Prior thereto, he served as Director of Engineering for Spacelink Systems, Inc., a subsidiary of IWL, from May 1992 to December 1995. From January 1992 to March 1992, he was a member of the strategic planning group of Wiltel Communications, a long distance carrier. From May 1981 to December 1988, he was the manager of the International Telecommunications Group of Tenneco Oil E&P/ Operators Inc. Mr. Olivier graduated with a B.S. degree in Electrical Engineering from the University of Southwest Louisiana with a concentration in telecommunications management and from T.H. Harris Technical Institute in Opelousas, Louisiana in the field of industrial engineering.

    Mr. Errol J. Olivier has served as Vice President of Telecom Sales since September 1996 and served as Vice President of Telecom Services from July 1995 until September 1996. From February 1995 until July 1995, Mr. Olivier served as Director of Telecom Services and was responsible for the opening of IWL's Lafayette and New Orleans offices. Mr. Olivier joined IWL in March 1990 and served as an Account Manager from March 1990 until January 1992 and as the Regional Manager of IWL's New Orleans office from January 1992 until February 1995. Mr. Olivier has an electronics technology degree from T.H. Harris Technical Institute in Opelousas, Louisiana.

    Mr. Christopher J. Amenson has served as a director of IWL since June 1997. Mr. Amenson has served as President and Chief Operating Officer of SBS Technologies, Inc., a manufacturer of computer components, since April 1992 and as a director since August 1992. In October 1996, he became the Chief Executive Officer of SBS Technologies, Inc. For five years prior to joining SBS Technologies, Inc., Mr. Amenson was President of Industrial Analytics, Inc., a Boston-based investment banking firm. Mr. Amenson holds a B.A. degree in Government from the University of Notre Dame and a Master's Degree in Business Management from the Sloan Fellows Program at the Massachusetts Institute of Technology.

    Mr. Myron J. Goins has served as a director of IWL since June 1997. Mr. Goins has served as a Managing Director of Seruus Ventures LLC, an investment firm specializing in telecommunications-related investments, since September 1996. From September 1995 until the founding of Seruus, Mr. Goins was employed by National Telemanagement Corporation, a diversified telecom company, as its Chief Financial Officer. From April 1994 until Corporate Telemanagement Group's sale to LCI International in September of 1995, Mr. Goins was Vice President of Corporate Development for Corporate Telemanagement Group, a long distance company. From 1988 to April 1994, Mr. Goins was Director of Financial Analysis at Sprint, a long distance company, where he was involved in numerous merger and acquisition transactions including the $3.5 billion merger of Sprint and Centel and various local, long distance, satellite and other infrastructure investments. Mr. Goins received his B.B.A. degree from the University of Memphis and his M.B.A. from Vanderbilt University's Owen Graduate School of Management.

    Each director serves until the next annual meeting of shareholders and until his successor is duly elected and qualified. The IWL Board is currently composed of five directors. Officers serve at the discretion of the IWL Board. There are no family relationships among any of the directors or IWL Named Executive Officers (as defined below).

    Pursuant to IWL's By-Laws, the next annual meeting of shareholders of IWL will be held in 1998.

BOARD COMMITTEES

    Effective upon the consummation of IWL's initial public offering in June 1997, the IWL Board established two standing committees: the Audit Committee and the Compensation Committee. The functions of the Audit Committee, of which Mr. Amenson and Mr. Goins are the current members, are to make recommendations regarding the engagement of IWL's independent auditors and to review with management and the independent auditors IWL's financial statements, basic accounting and financial policies and practices, audit scope and competency of control personnel. The functions of the Compensation Committee, of which Mr. Amenson and Mr. Goins are the current members, are to review and recommend to the IWL Board the compensation of executive officers of IWL and to administer and make awards and take all other action as prescribed under the employee benefit plans of IWL (other than IWL's 1997 Director Option Plan, which is administered by the entire IWL Board). All members of the Compensation Committee are and will continue to be "Non-Employee Directors" within the meaning of Rule 16b-3(b) promulgated under the Exchange Act and "outside directors" as contemplated by Section 162(m)(4)(C)(i) of the Code.

DIRECTOR COMPENSATION

    Non-Employee Directors of the IWL Board are paid $1,000 per meeting for attending or participating in meetings of the IWL Board or any committee thereof and receive reimbursement for out-of-pocket expenses incurred for attendance at meetings. Non-Employee Directors will also receive from time to time non-statutory stock options under IWL's 1997 Director Option Plan. IWL granted options to acquire 10,000 shares of IWL Common Stock at a per share exercise price of $6.00 under the 1997 Director Option Plan to each of Messrs. Amenson and Goins effective upon their commencing to serve as directors of IWL in June 1997. IWL's policy is not to pay any additional compensation to employees of IWL for their services as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Amenson and Goins were the sole members of the Compensation Committee during the fiscal year ended June 30, 1997 and for the transition period from July 1, 1997 until December 31, 1997 (the "1997 Transition Period"). The IWL Board established the Compensation Committee effective upon consummation of IWL's initial public offering in June 1997. Prior thereto, IWL had no Compensation Committee or other committee of the IWL Board performing similar functions, and accordingly, the IWL Board determined the compensation for the executive officers and related matters.

    During the last fiscal year and during the 1997 Transition Period, no executive officer of IWL served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the IWL Board or IWL's Compensation Committee.

    Caroline Fontenot, the sister of Mr. Leonards, IWL's Chairman of the Board and Chief Executive Officer, lent IWL $75,000 on June 1, 1992, of which a balance of $39,460, bearing interest at the rate of 12% per annum, remained outstanding as of December 31, 1997 and a balance of $43,693 remained outstanding as of June 30, 1997.

    IWL paid to Mr. Leonards during fiscal year 1996 and fiscal year 1997, $18,000 and $10,500, respectively, in management fees ($1,500 a month) for management rights granted by Mr. Leonards to IWL with respect to a condominium owned by Mr. Leonards and used by IWL.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth certain compensation awarded or paid by IWL to its Chairman of the Board and Chief Executive Officer and the other executive officers of IWL whose total annual salary and bonus for services to IWL exceeded $100,000 in the fiscal year ended

June 30, 1997 (the "IWL Named Executive Officers"). Information is also provided for such persons for the 1997 Transition Period.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                        ANNUAL COMPENSATION               AWARDS
                                                -----------------------------------  ----------------    ALL OTHER
NAME AND PRINCIPAL POSITION                        YEARS        SALARY      BONUS    OPTIONS (SHARES)  COMPENSATION
----------------------------------------------  ------------  ----------  ---------  ----------------  -------------
Ignatius W. Leonards .........................       1997(1)  $   84,390  $  --             --          $  $4,260(2)
 Chairman of the Board and Chief Executive           1997        157,427     --             --             29,254(3)
 Officer                                             1996        150,000     --             --             36,522(4)

                                                     1997(1)  $   60,000     --             --          $     806(5)
J. Keith Johnson .............................       1997        115,485     --            5,000(6)         1,801(5)
 Vice President--Marketing                           1996        100,604  $  12,250       36,141(7)         1,655(5)

------------------------

(1) IWL changed its year end from June 30 to December 31, therefore the information presented in this line item represents the 1997 Transition Period, which is from July 1, 1997 to December 31, 1997.

(2) Represents (i) $606 of matching payments made by IWL to Mr. Leonards' account under IWL's Retirement and Savings Plan (the "401(k) Plan"); and
    (ii) $3,654 for the company car provided to Mr. Leonards by IWL

(3) Represents (i) $8,998 earned by Mr. Leonards pursuant to an agreement (the "Kenwood Agreement") between IWL and Kenwood Americas Corporation ("KAC") whereby Mr. Leonards is paid 10% of the net profits of Kenwood Systems Group, Inc. (IWL owns 50% of the outstanding capital stock of Kenwood Systems Group, Inc., with the other 50% owned by KAC); (ii) $2,448 of matching payments made by IWL to Mr. Leonards' account under IWL's 401(k) Plan; (iii) $10,500 in management fees ($1,500 a month) paid to Mr. Leonards by IWL for management rights granted by Mr. Leonards to IWL with respect to a condominium owned by Mr. Leonards and used by IWL; and (iv) $7,308 for the company car provided to Mr. Leonards by IWL.

(4) Represents (i) $9,000 earned by Mr. Leonards pursuant to the Kenwood Agreement; (ii) $2,214 of matching payments made by IWL to Mr. Leonards' account under IWL's 401(k) Plan; (iii) $18,000 in management fees ($1,500 a month) paid to Mr. Leonards by IWL for management rights granted by Mr. Leonards to IWL with respect to a condominium owned by Mr. Leonards and used by IWL; and (iv) $7,308 for the company car provided to Mr. Leonards by IWL.

(5) Represents matching payments made by IWL to Mr. Johnson's account under IWL's 401(k) Plan.

(6) Represents stock options granted pursuant to IWL's 1997 Stock Option Plan, which have an exercise price of $6.00 per share and are subject to vesting requirements.

(7) Represents stock options granted pursuant to IWL's Employee Incentive Stock Option Plan, which have an exercise price of $3.56 per share. The vesting of all such options was accelerated upon consummation of IWL's initial public offering in June 1997.

    OPTION GRANTS TABLE. There were no option grants during the 1997 Transition Period to the IWL Named Executive Officers. The following table provides information on grants of stock options pursuant to the Employee Incentive Stock Option Plan during the fiscal year ended June 30, 1997 to the IWL Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                        ANNUAL RATES OF
                                                                                                          STOCK PRICE
                                      NUMBER OF       PERCENT OF TOTAL                                  APPRECIATION FOR
                                     SECURITIES      OPTIONS GRANTED TO    EXERCISE OR                  OPTION TERM (1)
                                     UNDERLYING      EMPLOYEES IN FISCAL   BASE PRICE    EXPIRATION   --------------------
NAME                               OPTIONS GRANTED          YEAR           (PER SHARE)      DATE         5%         10%
--------------------------------  -----------------  -------------------  -------------  -----------  ---------  ---------
J. Keith Johnson................          5,000(2)              3.6%        $    6.00(3)     5/8/07   $  18,867  $  77,813

------------------------

(1) The 5% and 10% assumed annual compound rates of stock appreciation are mandated by the rules of the Commission and do not represent IWL's estimate or projection of future IWL Common Stock prices. The actual value realized may be greater or less than the potential realizable value set forth in the table.

(2) These options were granted to Mr. Johnson in May 1997 pursuant to IWL's 1997 Stock Option Plan and vest in five installments of 20% each and become fully vested five years after due date of grant.

(3) These options were granted at a price per share of $6.00, which was equal to the initial public offering price of IWL's Common Stock in its initial public offering and, accordingly, was at least equal to the fair market value of the IWL Common Stock on the date of grant, as determined by the IWL Board.

                      FISCAL YEAR-END OPTION VALUES TABLE

                                                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                             OPTIONS AT FISCAL YEAR-END     AT FISCAL YEAR-END(1)
                                                            ----------------------------  --------------------------
NAME                                                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  ---------------  -----------  -------------
J. Keith Johnson..........................................      36,141(2)        5,000     $ 341,171    $    35,000

------------------------

(1) Based on the fair market value of the IWL Common Stock of $13.00 per share as reported on the Nasdaq National Market on December 31, 1997.

(2) The IWL Board accelerated the vesting of all outstanding options granted under the Employee Incentive Stock Option Plan effective upon completion of IWL's initial public offering in June 1997.

                            INCENTIVE BONUS PROGRAM

    The bonuses available to the executive officers are based upon the subjective evaluation of the performance of each individual and are not contingent on the achievement of any specific performance targets. Such bonuses are designed to maximize the shareholder value.

                           RELATED PARTY TRANSACTIONS

    Since the beginning of IWL's 1994 fiscal year, IWL has entered into the various transaction with officers, directors and affiliates of IWL described below.

    Byron M. Allen, IWL's President and a director, loaned IWL $150,000 in September 1994, which loan is evidenced by a promissory note payable to Mr. Allen bearing interest at the rate of 10% per annum. During the fiscal year ending June 30, 1995, Mr. Allen loaned IWL an additional $100,000 evidenced by another promissory note payable to Mr. Allen bearing interest at the rate of 2% per annum in excess of Mr. Allen's cost of funds in his margin account at his brokerage firm. The full amount of such notes, together with interest thereon, was repaid by IWL in December 1995.

    Caroline Fontenot, the sister of Mr. Leonards, IWL's Chairman of the Board and Chief Executive Officer, loaned IWL $75,000 on June 1, 1992, of which a balance of $39,460, bearing interest at the rate of

12% per annum, remained outstanding as of December 31, 1997 and a balance of $43,693 remained outstanding as of June 30, 1997.

    IWL paid to Mr. Leonards during fiscal year 1996 and fiscal year 1997, $18,000 and $10,500, respectively, in management fees ($1,500 a month) for management rights granted by Mr. Leonards to IWL with respect to a condominium owned by Mr. Leonards and used by IWL. Such fees were equal to $1,500 a month and terminated in January 1997.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF IWL

    The following table sets forth certain information regarding the beneficial ownership of IWL Common Stock as of May 31, 1998 by (i) each person who is known by IWL to own beneficially more than five percent (5%) of IWL Common Stock, (ii) each of IWL's Named Executive Officers, directors and director nominees, and
(iii) all of the current executive officers and directors of IWL as a group. The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act which means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. Shares of IWL Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual or group to acquire shares within 60 days after May 31, 1998 are treated as outstanding only when determining the amount and percentage of IWL Common Stock owned by such individual or group. All information with respect to the beneficial ownership of any principal shareholder was supplied in a Schedule 13D or 13G filed with the Commission by or on behalf of such principal shareholder under the Exchange Act and/or was furnished by such principal shareholder and Holdings believes that, except as otherwise noted or pursuant to community property laws, each shareholder has sole voting and sole investment power with respect to the shares shown. The address of each person listed is 12000 Aerospace Avenue, Suite 200, Houston, Texas 77034, except as otherwise indicated.

                                                                                            SHARES OF COMMON STOCK
                                                                                             BENEFICIALLY OWNED(1)
                                                                                           -------------------------
                                                                                           NUMBER OF    PERCENTAGE
NAME                                                                                         SHARES      OWNERSHIP
-----------------------------------------------------------------------------------------  ----------  -------------
Ignatius W. Leonards(2)..................................................................   1,897,528         47.6%
Byron M. Allen(3)........................................................................     222,200          5.6%
J. Keith Johnson(4)......................................................................      37,949        *
Richard H. Roberson(5)...................................................................       3,400        *
Christopher J. Amenson...................................................................       2,000        *
  c/o SBS Technologies, Inc.
  2400 Louisiana Boulevard, NE
  AFC Building 5, Suite 600
  Albuquerque, New Mexico 87110
Myron J. Goins...........................................................................      --           --
  200 North Main Street, Suite 301
  Greenville, South Carolina 29601
Wellington Management Company, LLP(6)....................................................     360,000          9.0%
  75 State Street
  Boston, MA 02109
All executive officers and directors as a group (nine persons)(7)........................   2,250,203         54.8%
                                                                                           ----------          ---

------------------------
*   Less than 1% of the outstanding shares of the class.

(1) Based upon 3,986,718 shares of IWL Common Stock issued and outstanding.

(2) Includes 6,666 shares held by Ignatius W. Leonards as custodian for minor children.

(3) Includes 7,300 shares held by Byron M. Allen as custodian for minor children and 7,300 shares held by Mr. Allen's daughters, the voting, investment and dispositive power of which are shared by Mr. Allen with his daughters.

(4) Includes 36,141 shares of IWL Common Stock subject to currently exercisable options and 1,000 shares of IWL Common Stock subject to options exercisable within 60 days of May 31, 1998. Does not include 4,000 shares of IWL Common Stock subject to options not yet vested.

(5) Includes 100 shares of IWL Common Stock held by spouse of Richard H. Roberson and 200 shares of IWL Common Stock held by Richard H. Roberson as custodian for minor children, the voting, investment and dispositive power of which are shared by Mr. Roberson with his spouse. Includes 3,000 shares of IWL Common Stock subject to options exercisable within 60 days of May 31, 1998. Does not include 27,000 shares of IWL Common Stock subject to options not yet vested.

(6) Address and current ownership information obtained from review of Commission Form 13G filed by Wellington Management Company, LLP on February 9, 1998.

(7) Includes 102,807 shares of IWL Common Stock subject to currently exercisable options, and 20,200 shares of IWL Common Stock subject to options exercisable within 60 days of May 31, 1998, granted to the executive officers of IWL, as a group.

                                  COMPETITION

    OVERVIEW. The communications services industry is highly competitive, rapidly evolving and subject to constant technological change. In particular, there are numerous companies offering long distance and local services, and Holdings expects competition to increase in the future. Holdings believes that existing competitors are likely to continue to expand their service offerings to appeal to existing or potential customers of Holdings. Many of Holdings' existing customers have financial, personnel and other resources, including brand name recognition, substantially greater than that of Holdings. Moreover, Holdings expects that new competitors are likely to enter the communications market, and some of these new competitors may market communications services similar to Holdings' services. In addition, some of these new competitors may have financial, personnel and other resources, including brand name recognition, substantially greater than those of Holdings.

    In addition, the regulatory environment in which Holdings operates is undergoing significant change. As this regulatory environment evolves, changes may occur which could create greater or unique competitive advantages for all or some of Holdings' current or potential competitors, or could make it easier for additional parties to provide services. Other providers currently offer one or more of each of the services offered by Holdings, and many communications companies operate generally in the same long distance and local services submarkets as Holdings. As a service provider in the long distance communications industry, Holdings competes with several well established providers, as well as many other long distance providers with less significant market shares.

    DOMESTIC AND INTERNATIONAL LONG DISTANCE. Holdings provides long distance services using its own facilities and by reselling the facilities of other carriers in the United States and between the United States and other countries. The long distance communications industry is intensely competitive and significantly influenced by the marketing and pricing decisions of the larger industry participants such as AT&T, MCI, Sprint and WorldCom. Moreover, the industry is undergoing significant consolidation that has created and will continue to create numerous other entities with substantial resources to compete for long distance business, such as Excel Communications, Inc., Frontier Communications Service, Inc. and Qwest. In addition, as a result of the 1996 Telecommunications Act, RBOCs and GTOCs are able or will be able in the future to enter the long distance market. These larger competitors have significantly greater name recognition, financial, technical, network and marketing resources. They may also offer a broader portfolio of services and have longer standing relationships with customers targeted by Holdings. Moreover, there can be no assurance that certain of Holdings's competitors will not be better situated to negotiate contracts with suppliers of telecommunications services which are more favorable than contracts negotiated by Holdings. Many of Holdings' competitors enjoy economies of scale that can result in a lower cost structure for transmission and related terminating costs, which could cause significant pricing pressures on Holdings.

    Holdings competes in the long distance market primarily on the basis of price, customer service and the ability to provide a variety of communications products and services. Customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. Prices for domestic and international long distance calls have declined in recent years and are likely to continue to decrease. Competition in all of the relevant markets is expected to increase which could adversely affect net revenue per minute and gross margins as a percentage of net revenue. There can be no assurance that Holdings will be able to compete effectively in the domestic or international long distance markets.

    LOCAL EXCHANGE SERVICE. Holdings seeks to expand significantly its operations to provide LEC services typically provided by ILECs. The local service market has only recently been opened broadly to new service providers following enactment of the 1996 Telecommunications Act. The services intended to be offered by Holdings will compete with those offered by ILECs, such as BellSouth, Southwestern Bell and the GTOCs, as well as very large IXCs, such as AT&T, MCI, Sprint and WorldCom. The ILECs currently dominate the provision of local services in their respective markets, and the ILECs and IXCs have greater name recognition, financial, technical, network, marketing and personnel resources, as well as longer standing relationships with regulatory authorities at the federal and state levels than the new entrants. Moreover, there can be no assurance that certain of Holdings' competitors will not be better situated to negotiate contracts with suppliers of telecommunications services which are more favorable than contracts negotiated by Holdings. Holdings also may face competition from other current and potential market entrants, including other CLECs, cable companies, electric utilities, LECs operating outside their current local service areas, other long distance carriers, wireless telephone system owners, microwave owners, satellite carriers, private networks built by large companies, and start-up telecommunications ventures. There can be no assurance that Holdings will be able to compete effectively in the local service markets.

    FIBER NETWORKS

    Holdings intends to expand the fiber optic network to approximately 4,300 route miles throughout Texas and the Gulf Coast region. Holdings will compete with numerous established and start-up national and regional fiber optic networks owned by IXCs, ILECs and CLECs throughout Texas and the Gulf Coast region. These competitors include very large companies such as AT&T, MCI, WorldCom, Sprint, IXC and Qwest, each of whom has greater name recognition, financial, personnel, technical and marketing resources than Holdings. Holdings is aware that other facilities-based providers of local and long distance telecommunications services are planning and constructing fiber networks and/or purchasing or leasing dark fiber in order to build additional networks that, if and when completed, could compete with Holdings' network. In addition to IXCs and LECs, entities potentially capable of offering broadband services in competition with Holdings' existing and planned network include other facilities-based communications service providers, cable television companies, electric utilities, microwave carriers, satellite carriers, wireless telephone system operators and large companies who build private networks. Such competing networks may also have advanced fiber and operating capabilities similar to those of Holdings' existing and planned network and may be positioned geographically to compete directly with Holdings' existing and planned network for many of the same customers along a significant portion of the same routes.

    INTERNET SERVICE PROVIDER AND INTERNET TELEPHONY

    IWL is an ISP and Holdings plans to introduce IP Telephony in late 1998. Internet services are currently deemed enhanced services by the FCC and therefore are not subject to federal and state common carrier regulations, including long distance interstate and intra-state access fees. Certain ISPs have recently announced plans to use IP Telephony to introduce domestic and international long distance services at rates 30% to 50% below standard long distance rates. Although the FCC intends to review this issue, IP Telephony could increase pressure on IXCs and other communications companies to reduce prices and margins from domestic and international long distance services. There can be no assurance that Holdings or the carrier customers of Holdings will not experience substantial decreases in call volume, pricing and/or margins due to IP Telephony. There can also be no assurance that Holdings will be able to offer its telecommunications services to end users at a price which is competitive with the IP Telephony services offered by these new companies, or that Internet services will not be subject to additional regulation in the future, although Holdings seeks to compete by introducing IP Telephony in late 1998. The Internet services market is highly competitive, although there are no substantial barriers to entry, and Holdings expects that competition will continue to intensify. Holdings's competitors in this market include ISPs, other telecommunications companies, online services providers and Internet software providers. Many of these competitors have greater financial, technological and marketing resources than those available to Holdings.

    TECHNOLOGICAL ADVANCES

    In the future, Holdings may be subject to intense competition due to the development of new technologies resulting in an increased supply of domestic and international transmission capacity. The telecommunications industry is experiencing a period of rapid and significant technological evolution, marked by the introduction of new product and service offerings and increasing satellite transmission capacity for services similar to those to be provided by Holdings. For instance, recent advances in wave division multiplexing technology permit substantial increases in transmission capacity of both new and older fiber. The introduction of new products or emergence of new technologies may cause capacity to greatly exceed the demand, reducing the pricing of certain services to be provided by Holdings. There can be no assurance that Holdings' services will satisfy future customer needs, that Holdings' technologies will not become obsolete in light of future technological developments, or that Holdings will not have to make significant additional capital investments to upgrade or replace its system and equipment. The effect on Holdings's operations of technological changes cannot be predicted and if Holdings is unable to keep pace with advances, it could have a material adverse effect on the financial condition, results of operations and cash flow of Holdings.

    OFFSHORE AND REMOTE AND TELECOMMUNICATIONS SERVICES

    Currently, Holdings provides telecommunications services to oil and gas customers in the Gulf of Mexico, the North Sea and other oil and gas producing regions around the world. In the Gulf of Mexico, Holdings competes directly with Autocomm Communications Engineering Corp., Sola Communications, Inc., Datacom and Shell, as well as cellular carriers such as Petrocom and Coastel, and with Data Marine Systems and EAE Ltd. in the North Sea. Shell currently provides competing services through its microwave network in the Gulf of Mexico and has announced plans to become a full service telecommunications provider to the oil and gas industry in the region. Holdings provides private-line telecommunications services in Russia. In Russia, the major competitors for networks are SOVAMTEL and AMRUSCOM. Although Holdings believes that it competes successfully in each of its markets today, there can be no assurance that Holdings will be able to continue to compete successfully in the future. Holdings believes that most of its larger competitors have generally not made it a priority to provide remote, difficult-access telecommunications services. Should one or more of the competitors decide to focus on such services, it could have a material adverse effect on the financial condition, results of operations and cash flow of Holdings.

                            REGULATION AND LICENSES

GOVERNMENT REGULATION

    THE FOLLOWING SUMMARY OF REGULATORY DEVELOPMENTS AND LEGISLATION DOES NOT PURPORT TO DESCRIBE ALL PRESENT AND PROPOSED FEDERAL, STATE AND LOCAL REGULATIONS AND LEGISLATION AFFECTING THE TELECOMMUNICATIONS INDUSTRY. OTHER EXISTING FEDERAL, STATE AND LOCAL LEGISLATION AND REGULATIONS ARE CURRENTLY THE SUBJECT OF JUDICIAL PROCEEDINGS, LEGISLATIVE HEARINGS, AND ADMINISTRATIVE PROPOSALS WHICH COULD CHANGE, IN VARYING DEGREES, THE MANNER IN WHICH THIS INDUSTRY OPERATES. NEITHER THE OUTCOME OF THESE PROCEEDINGS, NOR THEIR IMPACT UPON THE TELECOMMUNICATIONS INDUSTRY OR HOLDINGS, CAN BE PREDICTED AT THIS TIME. THIS SECTION ALSO SETS FORTH A BRIEF DESCRIPTION OF REGULATORY AND TARIFF ISSUES PERTAINING TO THE OPERATION OF HOLDINGS.

    Holdings provides domestic and international services that are subject to varying degrees of U.S. federal, state and local regulation. In the United States, the provision of telecommunications services is subject to the 1934 Communications Act, as amended, including as amended by the 1996 Telecommunications Act and the regulations thereunder promulgated by the FCC, as well as the applicable laws and regulations of the various states and state regulatory commissions. The FCC exercises jurisdiction under Title II of the 1934 Communications Act over all facilities of, and services offered by, telecommunications common carriers to the extent such services involve jurisdictionally interstate communications, including international communications, while state regulatory authorities retain jurisdiction over jurisdictionally intrastate communications. Under Title III of the 1934 Communications Act, the FCC is also charged with regulating the licensing and use of the radio frequency spectrum. Local governments sometimes impose franchise or licensing requirements on local service competitors and/or facilities companies. Services provided in other countries are subject to the telecommunications laws and regulations of those countries.

    Holdings is subject to the authority of the FCC and the state regulatory agencies to enforce applicable regulatory requirements. The FCC and the state regulatory agencies may address regulatory non-compliance with a variety of enforcement mechanisms, including monetary forfeitures, refund orders, injunctive relief, license conditions, and/or license revocation.

    The regulation of the telecommunications industry is changing rapidly and the regulatory environment varies substantially from state to state. Moreover, as deregulation at the federal level occurs, some states are reassessing the level and scope of regulation that may be applicable to carriers. There can be no assurance that future regulatory, judicial or legislative activities will not have a material adverse effect on the financial condition, results of operations or cash flow of Holdings or that domestic or international regulators or third parties will not raise material issues with regard to compliance or non-compliance with applicable regulations.

    U.S. FEDERAL REGULATION

    LOCAL SERVICE REGULATION UNDER THE 1996 TELECOMMUNICATIONS ACT. The 1934 Communications Act was substantially amended by the 1996 Telecommunications Act, which provides for comprehensive reform of the United States' telecommunications laws. The 1996 Telecommunications Act may have potentially significant effects on the financial condition, results of operations or cash flow of Holdings. The 1996 Telecommunications Act is designed to enhance competition in, among other markets, the local telecommunications marketplace by, among other things: (i) removing state and local entry barriers, (ii) requiring ILECs to provide interconnection to their facilities, (iii) facilitating the end users' choice to switch service providers from ILECs to CLECs, and (iv) requiring access to rights-of-way. The legislation also is designed to increase local competition by newer competitors such as long distance carriers, cable companies and public utility companies. Under the 1996 Telecommunications Act, RBOCs have the opportunity to provide out of region long distance services immediately and in region long distance services if certain conditions are met and are no longer prohibited (in most instances) from providing certain cable TV services. Entry of such companies into the domestic and international long distance business and the emergence of other new local competitors could result in substantial competition to CapRock and may have a material adverse effect on the financial condition, results of operations or cash flow of CapRock.

    The 1996 Telecommunications Act specifically requires all LECs (including ILECs and CLECs): (i) not to prohibit or unduly restrict resale of their services; (ii) to provide dialing parity, number portability and nondiscriminatory access to telephone numbers, operator services, directory assistance and directory listings; (iii) to afford access to poles, ducts, conduits and rights-of-way; and (iv) to establish reciprocal compensation arrangements for the transport and termination of telecommunications. ILECs are specifically required to provide interconnection on certain terms and conditions, as well as unbundled network elements, resold local services at wholesale rates, reasonable public notice of any changes in the information needed for transmission and routing services over their communications facilities and physical collocation of equipment necessary for interconnection and access to unbundled network elements at the LECs' premises. An RBOC can enter the market for in-region long distance services within the area where it provides local exchange service upon FCC approval based on a showing that facilities-based competition is present and that interconnection agreements meeting a 14-point checklist are in place in the states to be entered. RBOCs are permitted to enter the out of region long distance market immediately upon enactment. The provision of inter-LATA services by RBOCs is expected to reduce the market share of major IXCs, and consequently, may have an adverse effect on the ability of CLECs to generate access revenues from the IXCs.

    On August 8, 1996, the FCC released the Interconnection Decision, which established a framework of minimum, national rules enabling state commissions and the FCC to begin implementing many of the local competition provisions of the 1996 Telecommunications Act. Among other things, the Interconnection Decision prescribed certain minimum points of interconnection, adopted a minimum list of unbundled network elements that ILECs must make available to competitors, and adopted a methodology for states to use when setting wholesale prices for retail services. The U.S. Court of Appeals for the Eighth Circuit issued a decision vacating certain portions of the Interconnection Decision and the United States Supreme Court has agreed to consider the challenges to the Eighth Circuit Court's decision filed by the FCC and interested carriers. Whether the Eighth Circuit decisions will stand, or what further actions the FCC may or may not take in response to these appellate decisions cannot be predicted.

    In a separate case, on December 31, 1997, the U.S. District Court for the Northern District of Texas ruled that Sections 271 to 275 of the 1996 Telecommunications Act, which establish the conditions the RBOCs must satisfy before they may provide in-region long distance telecommunications services, are unconstitutional (the "SBC Decision"). The SBC Decision has been stayed and is being reviewed by higher courts, and could ultimately be reviewed by the Supreme Court. The outcome of that review cannot be predicted. If, however, the SBC Decision were upheld on appeal it would likely have an unfavorable effect on the ability of new entrants to compete because the SBC Decision removes the incentive for RBOCs to open their local markets to competition.

    DOMESTIC INTERSTATE SERVICES. Domestic interstate common carriers without market power, such as Holdings, are deemed nondominant and are subject to minimal FCC regulation. Interstate carriers offering services to the public must comply with the federal statutory and regulatory requirements of common carriage under the 1934 Communications Act. Among other things, interstate common carriers must offer service on a non-discriminatory basis at just and reasonable rates. Nondominant carriers are exempt from the requirement to obtain specific prior FCC approval to initiate or expand domestic interstate services, although they are required to file a tariff at the FCC and remain subject to the FCC's complaint jurisdiction. The FCC has issued an order eliminating the requirement that nondominant carriers maintain tariffs for their domestic interstate services on file at the FCC. The FCC order has been appealed to the U.S. Court of Appeals for the District of Columbia and stayed pending resolution of the appeal. If the FCC order becomes effective, nondominant interexchange carriers will need to find new means of providing notice to customers of prices, terms and conditions on which they offer their interstate services. Elimination of tariffs will require that Holdings secure with each of its customers contractual agreements containing the terms of the services offered. To the extent that disputes arise over such contacts, carriers such as Holdings may no longer resort to the legal doctrine that the terms of a filed tariff supersede individual contract language.

    INTERNATIONAL SERVICE REGULATION. Holdings is a nondominant international carrier and must comply with the federal statutory and regulatory requirements of common carriage under the 1934 Communications Act. International common carriers are required to obtain authority under Section 214 of the 1934 Communications Act and to file a tariff containing the rates, terms, and conditions applicable to their services prior to initiating their international telecommunications services. Holdings holds global authority from the FCC to provide resale of switched services and to provide private line (where permitted by the FCC) and facilities-based services. Holdings maintains an international tariff on file with the FCC. International telecommunications service providers are also required to file copies of their contracts with other carriers, including foreign carrier agreements, and a variety of reports regarding their international revenue, traffic flows and use of international facilities. Carriers holding Section 214 authority are also subject to FCC rules requiring, among other things, prior approval for transfers of control and assignments.

    Authorized international carriers are subject to the FCC's international service regulations, including the International Settlements Policy ("ISPY") that governs the payment settlements between U.S. common carriers and their foreign correspondents for terminating traffic over each other's networks, the accounting rates for such settlement and permissible deviations from these policies. The FCC recently enacted certain changes in its rules designed to permit alternative arrangements outside of its ISPY as a means of encouraging competition and lower, cost-based accounting rates. As a part of implementing the ISPY, the FCC maintains a private line resale policy that prohibits carriers from reselling international private leased circuits to provide switched services to or from a country unless the FCC has found that the country affords U.S. carriers equivalent resale opportunities to engage in similar activities in that country. The FCC recently revised this and other policies to accommodate the 1997 WTO Agreement on basic services, a compact that addresses market access, foreign investment, and procompetitive regulatory principles in areas currently generating a vast majority of the world's telecommunications revenue. Currently, the FCC's rules permit U.S. carriers to provide switched service over international leased lines or facilities-based private lines between the U.S. and WTO countries where the local telecommunications provider generally charges U.S. carriers at or below an FCC-determined rate for terminating the U.S. carriers' traffic or equivalent resale opportunities are available.

    The FCC has adopted measures intended to overhaul the system of international settlements by, among other things, establishing lower ceilings ("Benchmarks") for the rates that U.S. carriers will pay foreign carriers for the termination of international services. Several parties have sought reconsideration and/or filed appeals of the FCC's benchmark decision. While these rule changes may provide carriers with more flexibility to respond more rapidly to changes in the global telecommunications market, they will also likely increase the level of competition in the international telecommunications marketplace.

    WIRELESS SERVICES. Holdings owns and maintains a variety of telecommunications infrastructures and holds various FCC and international licenses to transmit voice and data. Holdings currently holds numerous FCC licenses to provide land mobile, microwave and satellite communications services. Holdings holds approximately 35 FCC licenses, with approximately 300 frequency pairs for business radio service. These licenses allow Holdings to provide two-way wireless radio services along the Texas and Louisiana Gulf Coast region and offshore to oil and gas-related companies. Each frequency pair allows two way transmission and reception. Holdings holds approximately 20 microwave licenses providing voice and data services along the Texas and Louisiana Gulf Coast region and offshore to drilling, production and related companies. IWL holds and operates a network of fixed earth stations and Very Small Aperture Terminal ("VSAT") networks, which include seven KU band and two C band fixed earth station authorizations.

    Facilities licensed by the FCC to provide microwave, satellite earth station and land mobile service are subject, under Title III of the 1934 Communications Act, to a variety of detailed licensing, operational and technical requirements specific to each service. Among other requirements, licensees seeking to continue operating beyond the expiration date of the licenses must renew their authority. FCC rules also impose prior approval requirements on proposed transfers of control or license assignments. The FCC continues to refine its wireless rules for each service area to accommodate advances in technology, developing markets and new service arrangements, to implement certain provisions of the 1996 Telecommunications Act, and to eliminate confusing, outdated, redundant or otherwise burdensome regulation. Opportunities to obtain new common carrier wireless licenses are often limited by the FCC's auction process under which wireless licenses are assigned to the highest bidder.

    The 1934 Communications Act generally limits direct foreign ownership of wireless licenses to 20%, but provides for indirect foreign ownership holdings above 25% upon FCC approval. In its order implementing the U.S. commitment under the WTO Agreement, the FCC established new rules that effectively relax the foreign ownership limits for common carrier wireless licenses. Specifically, the new rules allow for up to 100% indirect ownership of wireless licenses by foreign interests from countries that have participated in the WTO Agreement upon FCC review and approval.

    ACCESS CHARGES. The cost of providing long distance and local exchange services will be affected by changes in the "access charge" rates imposed by ILECs on long-distance carriers for origination and termination of calls over local facilities. On May 8, 1997, the FCC released an order intended to reform its system of interstate access charges to make that regime compatible with the pro-competitive deregulatory framework of the 1996 Telecommunications Act. Access service is the use of local exchange facilities for the origination and termination of interexchange communications. The FCC's recent access reform order adopts various changes to its policies governing interstate access service pricing designed to move access charges, over time, to more economically efficient levels and rate structures. Among other things, the FCC modified rate structures for certain non-traffic sensitive access rate elements, moving some costs from a per-minute-of-use basis to flat-rate recovery, including one new flat rate element; changed its structure for interstate transport services; and affirmed that ISPs may not be assessed interstate access charges. In response to claims that existing access charge levels are excessive, the FCC stated that it would rely on market forces first to drive prices for interstate access to levels that would be achieved through competition but that a "prescriptive" approach, specifying the nature and timing of changes to existing access rate levels, might be adopted in the absence of competition. The FCC has indicated that it will promulgate additional rules sometime in 1998 that may grant increased pricing flexibility to price cap LECs (i.e., the RBOCs, GTE and certain independents that are permitted flexibility to establish rates at or below a designated price ceiling and are no longer regulated based on cost of service) upon demonstrations of increased competition (or potential competition) in relevant markets.

    UNIVERSAL SERVICE CHARGES. In 1997, the FCC released an order establishing a significantly expanded federal universal service subsidy regime to be funded by interstate carriers and certain other entities. The FCC established new universal service funds to support telecommunications and information services provided to qualifying schools, libraries and rural health care providers, and expanded the federal subsidies for local telephone services provided to low-income consumers. In accordance with the 1996 Telecommunications Act, the FCC adopted plans to implement the recommendations of a Federal-State Joint Board to preserve universal service, including a definition of services to be supported, and defining carriers eligible for contributing to and receiving from universal service subsidies. The FCC plans to revise its rules for subsidizing service provided to consumers in high cost areas, which may result in further substantial increases in the overall cost of the subsidy program. The FCC issued a public notice in April 1998 seeking comment on proposals to revise the methodology for determining universal service support. In a recent report to Congress, the FCC clarified that transmission services supplied to ISPs are revenue subject to the contribution. The FCC plans to address in the future the contribution obligations, if any, of ISPs using their own facilities and ISPs providing phone-to-phone IP telephony. The outcome of these proceedings or

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their effect on the companies, cannot be predicted. Several parties have appealed the FCC's order and those appeals are pending before the Fifth Circuit Court of Appeals. The outcome of the further FCC proceedings or of the pending judicial appeals or petitions for FCC reconsideration on its operations cannot be predicted.

    INTERNET SERVICES. Federal and state regulations generally treat ISPs as "enhanced service providers" and exempt from federal and state common carrier regulations. Accordingly, Internet access services are exempt from tariffing, certification and rate regulation. In December 1996, the FCC initiated a Notice of Inquiry regarding whether to impose regulations or surcharges upon providers of Internet access and Information Services (the "Internet NOI"). The Internet NOI sought public comment upon whether to impose or continue to forebear from regulation of Internet and other packet-switched network service providers and specifically identifies Internet telephony as a subject for FCC consideration. Additionally, regulations governing disclosure of confidential communications, copyright, excise tax, and other requirements may apply to the provision of Internet access services. The extent to which federal and state regulatory authorities will impose additional regulation on Internet service providers cannot be predicted.

    The Eighth Circuit is currently considering the issue of whether the FCC has a reasonable basis for not requiring Internet service providers to pay access charges. The FCC is expected to address this issue in future rule making proceedings. In June 1997, every RBOC advised CLECs that they did not consider calls in the same local calling area from their customers to CLEC customers, who are ISPs, to be local calls under the interconnection agreements between the RBOCs and the CLECs. The RBOCs claimed, however, that the FCC exempted these calls from access charges so that no compensation is owed to the CLECs for transporting and terminating such calls. As a result, the RBOCs threatened to withhold, and in many cases did withhold, reciprocal compensation for the transport and termination of such calls. To date, numerous state commissions have ruled on this issue in the context of state commission arbitration proceedings or enforcement proceedings. In every state, to date, the state commission has determined that reciprocal compensation is owed for such calls although in at least one state, such a decision has been stayed. Several of these cases are presently on appeal. The outcome of these appeals, or of additional pending cases, cannot be predicted.

    STATE REGULATION

    Most states require a certification or other authorization to offer local exchange and long distance intrastate services. These certifications generally require a showing that the carrier has adequate financial, managerial and technical resources to offer the proposed services in a manner consistent with the public interest. In addition to tariff requirements, most states require that common carriers charge just and reasonable rates and not discriminate among similarly situated customers. Some states also require the filing of periodic reports, the payment of various regulatory fees and surcharges, and compliance with service standards and consumer protection rules. States also often require prior approvals or notifications for certain transfers of assets, customers, or ownership. States generally retain the right to sanction a carrier or to revoke certifications if a carrier violates relevant laws and/or regulations. If any state regulatory agency were to conclude that Holdings is or was providing intrastate service without the appropriate authority, the agency could initiate enforcement actions, which could include the imposition of fines, the disgorging of revenues, or the refusal to grant the regulatory authority necessary for the future provision of intrastate telecommunications services. Holdings holds authority to provide interexchange and competitive local exchange services in certain service areas in Arkansas, Kansas, Louisiana, Oklahoma and Texas, and has had its application for interexchange authority granted or is permitted to offer interexchange service on a deregulated basis in at least 35 states.

    In addition, carriers are subject to the outcome of proceedings held by state utility commissions to determine state regulatory policies with respect to ILEC and CLEC competition, geographic build-out, mandatory de-tariffing and other matters. Certain states have adopted specific universal service funding obligations. Proceedings to adopt state universal service funding obligations rules are also pending or

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contemplated in numerous other states. State commissions generally have authority to impose sanctions on carriers ranging from fines to license revocation to address non-compliance with the states' particular regulatory policies and requirements.

    State regulatory agencies also regulate access charges and other pricing for telecommunications services within each state. The RBOCs and other LECs have been seeking reduction of state regulatory requirements, including greater pricing flexibility. If regulations are changed to allow variable pricing of access charges based on volume Holdings could be placed at a competitive disadvantage over larger long distance carriers. Holdings also could face increased price competition from the RBOCs and other LECs for local and long distance services, which competition may be increased by the removal of former restrictions on long distance service offerings by the RBOCs as a result of the 1996 Telecommunications Act. The impact of such rule changes on Holdings cannot be predicted.

    LOCAL GOVERNMENT AUTHORIZATIONS

    Holdings may own telecommunications facilities that may be subject to certain local government requirements. In particular, facilities companies must obtain street use and construction permits and licenses and/or franchises to install and expand fiber optic networks using municipal rights of way. Termination of the existing franchise or license agreements prior to their expiration dates or failure to renew such agreements and any resulting requirement to remove facilities could have a material adverse effect on Holdings' financial condition, results of operations and cash flow. In some municipalities carriers must pay license or franchise fees based on a percentage of gross revenues or on a per linear foot basis, as well as post performance bonds or letters of credit. There can be no assurance that following expiration of existing franchises, fees will remain at their current levels.


    Telecommunications is generally required by its Texas Public Service Commission authority to provide 911 service along with its CLEC offerings in Texas. As a condition to providing 911 service in the City of Dallas, the City of Dallas requires that service providers obtain a municipal franchise, which, among other things, requires the franchise holder to pay a 4% gross revenue fee based on operations in the City of Dallas, permits use of certain conduit by the City of Dallas without charge, and provides a single fiber pair in the franchisee's system for the City of Dallas' exclusive use. To date, Telecommunications has not obtained a franchise and on May 26, 1998, Telecommunications, along with two other entities authorized to provide CLEC service in Texas, Golden Harbor of Texas, Inc., and Westel, Inc., filed suit in the U.S. District Court for the Northern District of Texas against the City of Dallas alleging that the franchise requirements imposed by the City of Dallas violate the 1996 Telecommunications Act, particularly with respect to resellers of LEC services. This action has been consolidated with a similar action brought by AT&T Communications of the Southwest, Inc. ("AT&TSW"). Although AT&TSW has obtained a preliminary injunction against the City of Dallas' imposition of certain conditions on its franchise, there can be no assurance that Telecommunications will prevail in its pending lawsuit against the City of Dallas.


    FOREIGN REGULATION

    International telecommunications providers are subject to varying degrees of regulation in each of the jurisdictions in which they provide services. Local laws and regulations, and the interpretation of such laws and regulations, differ significantly from country to country. To the extent that Holdings provides, now or in the future, services in non-U.S. countries, it will be subject to the laws and regulations of foreign countries. The nature and extent of telecommunications regulation varies significantly from country to country and may include requirements that reflect closed or limited market access and/or requirements Holdings may also face to obtain initial licensing, operational and rate requirements in the relevant countries.

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LICENSES

    Holdings has had its application for state certification granted or is authorized, by virtue of state certification, tariff, registration, or on a deregulated basis, to provide resold long distance services in at least 35 states. In order to provide its wireless mobile services, Holdings owns various radio systems that provide two-way voice communications and has obtained approximately 35 FCC licenses with approximately 300 frequency pairs. These licenses have varying terms which expire and will require renewal between July 1998 and August 2002. As each license comes due for renewal, Holdings will evaluate the need for such license and elect to either renew the license or let it expire. For example, the license that will expire in July 1998 is for a location in Arkansas that is no longer used by Holdings and which is not anticipated to be used in the future. As a result, Holdings does not intend to renew it. These licenses allow Holdings to provide two-way wireless radio services along the Texas and Louisiana Gulf Coast region and offshore to oil and gas-related companies. Each frequency pair allows two-way transmission and reception. Holdings holds approximately 20 microwave FCC licenses providing voice and data services along the Texas and Louisiana Gulf Coast region and offshore to drilling, production and related companies. Holdings holds and operates seven Ku band and two C band fixed earth stations and holds FCC licenses that allow Holdings to locate VSAT earth stations in Texas and other U.S. locations.

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    Holdings operates as a FCC certificated section 214 carrier to provide resold switched telecommunications services. Holdings has also obtained broader common carrier authority from the FCC to provide global resale of switched and private line services as well as global facilities-based service. Holdings currently provides international facilities-based private line service on a private carrier basis into Bolivia, Bosnia, Croatia, Ecuador, Hungary and Russia. As part of Holdings' plans to increase its service offerings, Holdings has obtained authority to provide dedicated services in Louisiana and CLEC and long distance services in Arkansas, Kansas, Louisiana, Oklahoma and Texas. In addition, Holdings has been approved to have pole attachment rights to existing or future facilities of Entergy, BellSouth and the State of Louisiana. Pole attachment rights allow Holdings to attach its own fiber optic cable to such parties' respective utility poles. In addition, Holdings' installed fiber optic cable is laid under various public and private rights-of-ways.

                              THE SPECIAL MEETINGS

GENERAL

    IWL. This Joint Proxy Statement/Prospectus is being furnished to holders of IWL Common Stock in connection with the solicitation of proxies by the IWL Board for use at the IWL Special Meeting to consider and vote upon the approval and adoption of the Merger Agreement and the approval of the Plan Proposals, to grant authorization to IWL to adjourn the IWL Special Meeting to solicit additional proxies and to transact such other business as may properly come before the IWL Special Meeting.

    THE IWL BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RATIFIED THE PLAN PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF IWL COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND FOR THE APPROVAL OF THE PLAN PROPOSALS.

    TELECOMMUNICATIONS. This Joint Proxy Statement/Prospectus is being furnished to holders of Telecommunications Common Stock in connection with the solicitation of proxies by the Telecommunications Board for use at the Telecommunications Special Meeting to consider and vote upon the approval and adoption of the Merger Agreement and the approval of the Plan Proposals, to grant authorization to Telecommunications to adjourn the Telecommunications Special Meeting to solicit additional proxies and to transact such other business as may properly come before the Telecommunications Special Meeting.

    THE TELECOMMUNICATIONS BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RATIFIED THE PLAN PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF TELECOMMUNICATIONS COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND FOR APPROVAL OF THE PLAN PROPOSALS.

RECORD DATES

    IWL.  The IWL Board has fixed the close of business on             , 1998 as
the IWL Record Date for the determination of the holders of IWL Common Stock entitled to receive notice of, and to vote at, the IWL Special Meeting.

    TELECOMMUNICATIONS.  The Telecommunications Board has fixed the close of
business on             , 1998 as the Telecommunications Record Date for the
determination of the holders of Telecommunications Common Stock entitled to receive notice of, and to vote at, the Telecommunications Special Meeting.

TIMES AND PLACES; PURPOSES

    IWL.  The IWL Special Meeting will be held at             on             ,
1998, starting at     a.m. local time. At the IWL Special Meeting, the holders
of IWL Common Stock will be asked to

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consider and vote upon (i) the Merger Agreement, (ii) the Plan Proposals and
(iii) such other matters as may properly come before the IWL Special Meeting, including adjournment of the IWL Special Meeting to solicit additional proxies.

    TELECOMMUNICATIONS.  The Telecommunications Special Meeting will be held at
            on             , 1998, starting at     a.m. local time. At the
Telecommunications Special Meeting, the holders of Telecommunications Common Stock will be asked to consider and vote upon (i) the Merger Agreement, (ii) the Plan Proposals and (iii) such other matters as may properly come before the Telecommunications Special Meeting, including adjournment of the Telecommunications Special Meeting to solicit additional proxies.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

    IWL. Only holders of record of shares of IWL Common Stock on the IWL Record Date are entitled to notice of, and to vote at, the IWL Special Meeting. On the
IWL Record Date, there were approximately         shares of IWL Common Stock
outstanding and entitled to vote at the IWL Special Meeting held by
approximately         shareholders of record.

    Each holder of record of IWL Common Stock, as of the IWL Record Date, is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of IWL Common Stock entitled to vote is necessary to constitute a quorum at the IWL Special Meeting. Under the TCBA and pursuant to IWL's Articles of Incorporation, the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of IWL Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement. The affirmative vote of a majority of the votes cast (including express abstentions), in person or by proxy, by the holders of IWL Common Stock at the IWL Special Meeting, assuming a quorum is present, is required to approve the Plan Proposals and any other matter that properly comes before the IWL Special Meeting. The affirmative vote of the holders of a majority of the IWL Common Stock represented in person or proxy at the IWL Special Meeting, at which a quorum is not present, is required to approve an adjournment of the IWL Special Meeting. The Merger Agreement and the Plan Proposals are also subject to approval by the holders of Telecommunications Common Stock and the holders of Partnership Interests as described herein. IWL, in its capacity as the current sole shareholder of Holdings, has adopted and approved the Equity Incentive Plan and the Director Stock Option Plan. Proxies may be revoked by notice of revocation or a later signed and dated proxy or by attending the IWL Special Meeting and voting in person. Attendance at the IWL Special Meeting will not in itself constitute the revocation of a proxy.

    As of the IWL Record Date, Ignatius W. Leonards, the Chief Executive Officer and Chairman of the Board of IWL, beneficially owned 1,897,528 shares of IWL Common Stock, which represented approximately 47.6% of the outstanding shares of IWL Common Stock as of such date. As of the IWL Record Date, Byron M. Allen, President and a director of IWL, beneficially owned 222,200 shares of IWL Common Stock, which represented approximately 5.6% of the outstanding shares of IWL Common Stock as of such date. Messrs. Leonards and Allen entered into the IWL Shareholders Agreement with Telecommunications and the Partnership pursuant to which they have agreed to vote all of their respective shares of IWL Common Stock in favor of the approval of the Merger Agreement, subject to the conditions set forth in the IWL Shareholders Agreement. If the conditions set forth in the IWL Shareholders Agreement are satisfied, approval of the Merger Agreement by the holders of IWL Common Stock is assured. See "The Transaction--Interests of Certain Persons in the Transaction--IWL Shareholders Agreement."

    TELECOMMUNICATIONS. Only holders of record of shares of Telecommunications Common Stock on the Telecommunications Record Date are entitled to notice of and to vote at the Telecommunications Special Meeting. On the Telecommunications Record Date, there were approximately 10,398,954 shares of

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
Telecommunications Common Stock outstanding and entitled to vote at the Telecommunications Special Meeting held by five shareholders of record.

    Each holder of record of Telecommunications Common Stock, as of the Telecommunications Record Date, is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Telecommunications Common Stock entitled to vote is necessary to constitute a quorum at the Telecommunications Special Meeting. Under the TBCA, the affirmative vote, in person or by proxy, of the holders of at least two-thirds of the outstanding shares of Telecommunications Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement. The affirmative vote of a majority of the votes cast (including express abstentions), in person or by proxy, by the holders of Telecommunications Common Stock at the Telecommunications Special Meeting, assuming a quorum is present, is required to approve the Plan Proposals and any other matter that properly comes before the Telecommunications Special Meeting. The affirmative vote of the holders of a majority of the Telecommunications Common Stock represented in person or by proxy at the Telecommunications Special Meeting, at which a quorum is not present, is required to approve an adjournment of the Special Meeting. The Merger Agreement and the Plan Proposals are also subject to approval by the holders of IWL Common Stock and holders of Partnership Interests as described herein. IWL, in its capacity as the current sole shareholder of Holdings, has adopted and approved the Equity Incentive Plan and the Director Stock Option Plan. Proxies may be revoked by notice of revocation or a later signed and dated proxy or by attending the Telecommunications Special Meeting and voting in person. Attendance at the Telecommunications Special Meeting will not in itself constitute the revocation of a proxy.

    As of the Telecommunications Record Date, CapRock Investors, a Texas joint venture owned 23.5% by Jere W. Thompson, Jr., the President and a director of Telecommunications, 42.5% by Mark Langdale, a director of Telecommunications, and 30.9% by Jere W. Thompson, Sr., a director of Telecommunications, owned 4,835,514 shares of Telecommunications Common Stock, which represent 46.5% of the outstanding shares of Telecommunications Common Stock as of such date. As of the Telecommunications Record Date, each of Scott L. Roberts, Timothy W. Rogers and Timothy M. Terrell, each of whom is an Executive Vice President of Telecommunications, owned 1,611,838 shares of Telecommunications Common Stock, which represented in the aggregate 46.5% of the outstanding shares of Telecommunications Common Stock as of such date. CapRock Investors and Messrs. Roberts, Rogers and Terrell entered into the CapRock Owners Agreement with IWL pursuant to which they have agreed to vote all of their respective shares of Telecommunications Common Stock in favor of the approval of the Merger Agreement, subject to the conditions set forth in the CapRock Owners Agreement. If the conditions set forth in the CapRock Owners Agreement are satisfied, approval of the Merger Agreement by the holders of Telecommunications Common Stock is assured. See "The Transaction--Interests of Certain Persons in the Transaction-- CapRock Owners Agreement."

PROXIES

    All shares of IWL Common Stock and Telecommunications Common Stock represented by properly executed proxies received prior to or at the IWL Special Meeting or Telecommunications Special Meeting, respectively, and not subsequently revoked will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed and returned proxy, such proxy will be voted FOR the approval of the Merger Agreement and FOR the approval of the Plan Proposals. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the applicable Special Meeting, will not be voted. Accordingly, as the affirmative vote of a majority (in the case of IWL) or two-thirds (in the case of Telecommunications) of the outstanding shares is required for the approval of the Merger Agreement, a proxy marked "ABSTAIN" will have the effect of a vote against the proposal.

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    A broker non-vote occurs when an agent holding shares for a beneficial owner does not vote on a particular proposal because the agent does not have discretionary voting power with respect to that proposal and has not received instructions with respect to how to vote on such matter from the beneficial owner. In accordance with Nasdaq National Market rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of the Merger Agreement and approval of the Plan Proposals and, therefore, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares with respect to such proposals. Shares represented by broker non-votes will be counted for purposes of determining whether there is a quorum at the applicable Special Meeting but will not be counted for purposes of determining the number of shares present entitled to vote with respect to a particular proposal for which authorization to vote was withheld. With respect to the Merger Agreement, however, since the affirmative vote of a majority or two-thirds, as the case may be, of the outstanding shares is required for approval of the Merger Agreement, a broker non-vote with respect to such proposal will have the effect of a vote against such proposal. For other matters to come before a meeting, broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve the requisite vote for such proposal by reducing the total number of shares of common stock from which the requisite vote is calculated. Accordingly, broker non-votes with respect to a proposal will not be considered shares entitled to vote and, therefore, will not be counted as votes for or against such proposal in determining whether such proposal is approved.

    The IWL Board and the Telecommunications Board are not currently aware of any business to be acted upon at their respective Special Meetings other than as described herein. If, however, other matters are properly brought before either Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment. Such adjournment may be for the purpose of soliciting additional proxies. Shares represented by proxies voting against the approval and adoption of the Merger Agreement or against the approval of the Plan Proposals will be voted against a proposal to adjourn the respective Special Meeting for the purpose of soliciting additional proxies with respect to such matter.

    Holders of IWL Common Stock and holders of Telecommunications Common Stock will not be entitled to present any matter for consideration at either of the Special Meetings.

    A holder of IWL Common Stock or a holder of Telecommunications Common Stock may revoke his or her proxy at any time prior to the voting of the proxy by delivering to the Secretary of IWL or Telecommunications, as the case may be, a signed notice of revocation or a later dated signed proxy or by attending the applicable Special Meeting and voting in person. Attendance at the IWL Special Meeting or the Telecommunications Special Meeting will not itself constitute the revocation of a proxy.

    The cost of solicitation of proxies will be paid by IWL for IWL proxies and by Telecommunications for Telecommunications proxies. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and IWL or Telecommunications, as the case may be, will, upon request, reimburse them for their reasonable expenses in so doing.

    HOLDERS OF IWL COMMON STOCK AND HOLDERS OF TELECOMMUNICATIONS COMMON STOCK SHOULD NOT SEND IN ANY STOCK OR SHARE CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF CERTIFICATES FOR IWL COMMON STOCK AND TELECOMMUNICATIONS COMMON STOCK WILL BE MAILED BY IWL AND TELECOMMUNICATIONS TO THEIR RESPECTIVE HOLDERS OF COMMON STOCK AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE TRANSACTION. SEE "THE TRANSACTION--APPRAISAL RIGHTS."

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                              THE MERGER AGREEMENT

GENERAL

    The Merger Agreement contemplates the mergers of I-Sub and C-Sub, two wholly owned subsidiaries of Holdings, with and into IWL and Telecommunications, respectively, with IWL and Telecommunications surviving the Mergers as wholly owned subsidiaries of Holdings, and upon the consummation of the IWL Merger, but before the consummation of the Telecommunications Merger, the Interest Exchange of the Partnership Interests for shares of Holdings Common Stock, resulting in the Partnership becoming an indirect subsidiary of Holdings (with Telecommunications becoming a substitute general partner of the Partnership in respect of the general Partnership Interest, which will be transferred to Holdings, contributed to C-Sub and then transferred to Telecommunications by virtue of the Telecommunications Merger, and Holdings becoming a substitute limited partner of the Partnership in respect of the limited Partnership Interests transferred to it). The Mergers will become effective by filing Articles of Merger with the Secretary of State of the State of Texas. It is anticipated that such filings will be made immediately on the closing under the Merger Agreement. The Merger Agreement obligates Holdings to use its best efforts to obtain the listing of the Holdings Common Stock on the Nasdaq National Market upon official notice of issuance and obtaining such listing approval is a condition to the consummation of the Transaction. The following description of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement, which is incorporated by reference herein and attached hereto as Appendix I. Capitalized terms used in the following description of the Merger Agreement that are defined in the Merger Agreement and not otherwise defined are used herein as defined in the Merger Agreement.

CONSIDERATION TO BE RECEIVED IN THE MERGERS

    IWL MERGER. At the IWL Merger Effective Time, (a) each outstanding share of IWL Common Stock (excluding those held in the treasury of IWL) and all rights in respect thereof will be converted into one share of Holdings Common Stock and
(b) each outstanding share of IWL Common Stock held in the treasury of IWL will be canceled and cease to exist.

    TELECOMMUNICATIONS MERGER.  At the Telecommunications Merger Effective Time,
(a) each outstanding share of Telecommunications Common Stock (excluding those held in the treasury of Telecommunications and any Dissenter's Shares) and all rights in respect thereof will be converted into 1.789030878 shares of Holdings Common Stock and (b) each outstanding share of Telecommunications Common Stock held in the treasury of Telecommunications will be canceled and cease to exist.

    INTEREST EXCHANGE. Prior to the Closing Date, the holders of each issued and outstanding one percent (1%) Partnership Interest and all rights in respect thereof will be offered the opportunity to participate in the Exchange Offer and tender such Partnership Interests to Holdings in exchange for 63,194.54 shares of Holdings Common Stock.

    EXCHANGE OF SHARES. Subject to the terms and conditions of the Merger Agreement, at or prior to the Closing Date, Holdings will appoint an exchange agent (the "Exchange Agent") to effect the exchange of IWL Common Stock, Telecommunications Common Stock and Partnership Interests for Holdings Common Stock. Holdings will upon the Closing Date deposit certificates representing shares of Holdings Common Stock with the Exchange Agent for conversion of IWL Common Stock and Telecommunications Common Stock and exchange of Partnership Interests. Commencing immediately after the relevant Effective Time, holders of IWL Common Stock or Telecommunications Common Stock may surrender their certificates to the Exchange Agent (or, if at the time of such surrender there is no Exchange Agent, to Holdings directly). In exchange for such share certificates, holders will receive Holdings Common Stock certificates representing such number of shares as described under "--Consideration to be Received in the Transaction." Holders of unexchanged certificates that, prior to the relevant Effective Time, represented shares of IWL Common Stock or Telecommunications Common Stock will not be entitled to receive any

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dividends or other distributions payable by Holdings until their certificates are surrendered. Upon surrender, however, subject to applicable laws, such holders will receive accumulated dividends and distributions, without interest.

    In order to validly tender Partnership Interests pursuant to the Exchange Offer, each tendering holder of Partnership Interests will need to execute and deliver to Holdings a Contribution Agreement in respect of such holder's Partnership Interest. By executing and delivering a Contribution Agreement, the holder of a Partnership Interest, among other things, will (a) tender the Partnership Interest in the Exchange Offer; (b) consent to and approve the Merger Agreement; (c) approve the Plan Proposals; (d) consent to all of the transfers of Partnership Interests in the Interest Exchange, including the transfer of the general Partnership Interest first to Holdings, then to C-Sub and finally to Telecommunications; (e) consent to the substitution of Holdings as a substitute limited partner in the Partnership in respect of the transferred limited Partnership Interests and the substitution of Telecommunications as a substitute general partner in respect of the transferred general Partnership Interest; (f) waive any right to purchase any of the Partnership Interests transferred to Holdings in the Interest Exchange or to C-Sub and/or Telecommunications following the Interest Exchange; and (g) consent to the continuation of the business of the Partnership to the extent any of the actions described above would dissolve the Partnership. See "Interest Exchange--Representations, Approvals, Appointments, Waivers and Covenants."

    No fractional shares of Holdings Common Stock will be issued. Each holder of shares of Telecommunications Common Stock and each holder of Partnership Interests who would otherwise be entitled to a fraction of a share of Holdings Common Stock (after aggregating all fractional shares of Holdings Common Stock to be received by such holder) shall be entitled to receive a whole share of Holdings Common Stock.

DISSENTER'S RIGHTS

    Holders of shares of Telecommunications Common Stock have dissenters' rights under Articles 5.11 through 5.13 of the TBCA. Any shares of capital stock of Telecommunications with respect to which the holder thereof ("Dissenter") ultimately receives payment pursuant to Articles 5.11 through 5.13 of the TBCA will not be converted into Holdings Common Stock pursuant to the Agreement, but the holder thereof will only be entitled to such rights as are granted by the TBCA. Pursuant to Article 5.11.B of the TBCA, holders of IWL Common Stock will not have dissenters' rights. See "The Transaction--Appraisal Rights."

    If, after the Closing Date, a Dissenter loses the right to receive payment pursuant to Articles 5.11 through 5.13 of the TBCA, then such holder's shares will automatically be converted into and represent only the Holdings Common Stock into which such shares would have been converted under the Merger Agreement if there had been no dissent, effective as of the relevant Effective Time. Upon surrender of the certificate representing such shares, without prejudice to any corporate proceedings which may have been taken during the interim period between the relevant Effective Time and the occurrence of such event, such shareholder will be entitled to receive any dividends or other distributions made to shareholders during such interim period. See "The Transaction--Appraisal Rights."

TREATMENT OF STOCK OPTIONS

    At the relevant Effective Time, (a) each outstanding and unexercised option to purchase shares of IWL Common Stock or Telecommunications Common Stock (an "Option") will be assumed by Holdings and converted into an option ("Holdings Option") to purchase shares of Holdings Common Stock. The number of shares of Holdings Common Stock to be subject to the Holdings Option into which an Option is converted (a "Converted Option") shall be equal to the product of (x) the number of shares of IWL Common Stock or Telecommunications Common Stock subject to the Option that is converted immediately prior to the relevant Effective Time and (y) the IWL Exchange Ratio or the Telecommunications

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Exchange Ratio, as applicable, each rounded down to the nearest whole share. The exercise price per share of Holdings Common Stock for each particular Holdings Option shall be equal to (x) if such Holdings Option resulted from a Converted Option to acquire IWL Common Stock, the exercise price per share under the Converted Option, or (y) if such Holdings Option resulted from a Converted
Option to acquire Telecommunications Common Stock, (1) the exercise price per share under the Converted Option divided by (2) the Telecommunications Exchange Ratio, each of which shall be rounded up to the nearest whole cent.

    For a further discussion of the treatment of IWL and Telecommunications stock options and other employee benefit plans for each of IWL, Telecommunications and the Partnership under the Merger Agreement, see "The Transaction--Interests of Certain Persons in the Transaction." For a description of Holdings Common Stock, see "Description of Holdings Capital Stock--Common Stock."

HOLDINGS FOLLOWING THE MERGER

    BOARD. The Merger Agreement provides that following the consummation of the Mergers, Holdings shall use commercially reasonable efforts to cause the Board of Directors of Holdings to consist of Ignatius W. Leonards, Byron M. Allen, Jere W. Thompson, Jr., Mark Langdale, Timothy W. Rogers, one outside director designated by IWL (who will initially be Christopher J. Amenson) and one outside director designated by the Telecommunications (who will initially be John R. Harris) (provided that IWL and the Telecommunications shall each have the right to veto the other's designee). See "Directors and Management of Holdings--Directors."

CERTAIN CONDITIONS

    CONDITIONS OF EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. In addition to approval by shareholders of IWL and Telecommunications and the partners in the Partnership, the obligation of each party to the Merger Agreement to consummate the Mergers and the Interest Exchange is subject to the following conditions:
(a) no federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which makes the Mergers or the Interest Exchange illegal or otherwise prohibits their consummation, (b) all material authorizations, consents, orders and approvals of, or declarations and filings with, and all expirations of waiting periods imposed by the Federal Communications Commission ("FCC"), (and, as the date hereof, the parties have agreed that all such necessary approvals have been obtained), and the state public utility commissions or other similar authority which governs the provision of telecommunications services in the states of Texas, Louisiana, Arkansas and Oklahoma shall have been obtained (and, as the date hereof, the parties have agreed that all such necessary approvals have been obtained), (c) the Registration Statement, of which this Joint Proxy Statement/Prospectus forms a part, shall have become effective prior to mailing by IWL, Telecommunications and the Partnership of this Joint Proxy Statement/ Prospectus to their respective shareholders and Partners and no stop order suspending the effectiveness of the Registration Statement, of which this Joint Proxy Statement/Prospectus forms a part, shall be then threatened, initiated or in effect, (d) all required state securities and blue sky permits or approvals shall have been received and (e) the Holdings Common Stock shall have been duly approved for listing on the Nasdaq National Market.

    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF IWL AND THE MERGER SUBSIDIARIES. The obligations of IWL, I-Sub and C-Sub (I-Sub and C-Sub being referred to collectively as the "Merger Subsidiaries") to effect the transactions contemplated by the Merger Agreement are further subject to all of the following conditions, among others: (a) the representations and warranties of Telecommunications and the Partnership contained in the Merger Agreement shall be true and correct as of the Closing Date with the same effect as though made on and as of such time (except to the extent such representations and warranties speak as of an earlier date); (b) Telecommunications and the Partnership shall have performed or complied in all material respects with all covenants, obligations and conditions required to be performed and complied

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with as of the Closing Date; (c) Telecommunications and the Partnership shall have obtained certain required third-party consents with respect to the transactions; (d) IWL and the Merger Subsidiaries and Telecommunications and the Partnership shall have received certain legal opinions with respect to corporate, regulatory and tax matters; (e) there shall not have occurred any event, fact or condition which has had or reasonably would be expected to have a Material Adverse Effect on Holdings, Telecommunications, the Partnership or the surviving corporations since the date of the Merger Agreement; (f) the General Partner and the holders of at least 80% of the limited Partnership Interests in the Partnership shall have executed and delivered to Holdings and not withdrawn a Contribution Agreement in respect of such partner's Partnership Interests; and
(g) IWL shall have received a letter from KPMG Peat Marwick, LLP to the effect that the Mergers and the Interest Exchange qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 if consummated in accordance with the Merger Agreement. -

    ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF TELECOMMUNICATIONS AND THE PARTNERSHIP. The obligations of Telecommunications and the Partnership to effect the transactions contemplated by the Merger Agreement are further subject to all of the following conditions, among others: (a) the representations and warranties of IWL and the Merger Subsidiaries contained in the Merger Agreement shall be true and correct as of the Closing Date with the same effect as though made as of such time (except to the extent such representations and warranties speak as of an earlier date); (b) IWL and the Merger Subsidiaries shall have performed or compiled in all material respects with all covenants, obligations and conditions required to be performed and complied with as of the Closing Date; (c) Telecommunications and the Partnership and IWL and the Merger Subsidiaries shall have received certain legal opinions with respect to corporate, regulatory and tax matters; (d) there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on IWL; (e) each of Telecommunications and the Partnership shall have received a letter from KPMG Peat Marwick, LLP to the effect that the Mergers and the Interest Exchange qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 if consummated in accordance with the Merger Agreement.

    "Material Adverse Effect," as defined in the Merger Agreement, means any change in or effect on the business of the referenced entity or any of its subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced entity and its subsidiaries, taken as a whole, but shall not include the effects of changes that are generally applicable in (A) the United States economy or (B) the United States securities markets if, in either of (A) or (B), the effect on IWL, Telecommunications or the Partnership (as the case may be) and its respective subsidiaries, taken as a whole, is not disproportionate relative to the effect on the other parties and its subsidiaries, taken as a whole. The parties to the Merger Agreement have agreed that the increase or decrease in the price of the shares of IWL Common Stock as reported on the Nasdaq National Market shall be deemed to not have a Material Adverse Effect on any of the parties to the Merger Agreement. The parties have further agreed that the modification made to the IWL Exchange Ratio, the Telecommunications Exchange Ratio and the Partnership Exchange Ratio in the second amendment to the Merger Agreement addresses and takes into account all changes of which they are aware to the business of IWL since the execution of the Merger Agreement through the date of the second amendment to the Merger Agreement, including, but not limited to, IWL's failure to meet earnings, income projections or models.

CERTAIN REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains certain representations and warranties of IWL, Telecommunications and the Partnership as to, among other things, due organization and good standing, authorized capital stock, authorized Partnership Interests, ownership of subsidiaries, corporate or partnership authority to enter into the contemplated transactions, recent filings with the Commission (if applicable), financial statements, ownership of and title to assets and properties, material contracts, tax matters, regulatory

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matters, information supplied for use in this Registration Statement and Joint
Proxy Statement/Prospectus, the absence of certain undisclosed liabilities, the absence of material changes or events, compliance with laws, agreements, contracts or commitments with third parties, ownership of personal property, litigation, employee benefit plans, intellectual property, labor matters and environmental matters.

CERTAIN COVENANTS

    The Merger Agreement provides that from the date thereof to the Closing Date, except as otherwise permitted by the Merger Agreement, Telecommunications and the Partnership will each conduct its business in the ordinary course consistent with past practices. By way of illustration and without limiting the foregoing, the Merger Agreement places restrictions on the ability of Telecommunications and the Partnership to, among other things, (a) enter into any commitment or transaction involving more than $500,000 of products and services of Telecommunications and the Partnership; (b) grant any severance or termination pay in excess of $10,000; (c) transfer intellectual property rights, subject to certain exceptions; (d) enter into, amend or terminate or assign any agreements pursuant to which any other party is granted exclusive marketing or other rights with respect to any products of Telecommunications or the Partnership; (e) violate or amend any contracts or agreements required to be set forth in the disclosure schedule to the Merger Agreement; (f) subject to certain exceptions, commence any litigation except for normal collection actions; (g) declare or pay dividends, make distributions with respect to Telecommunications stock, or split, combine or reclassify Telecommunications' stock or issue securities; (h) issue or sell shares, unless pursuant to an employee stock option granted prior to the execution of the Merger Agreement; (i) amend Telecommunications' Articles of Incorporation or Bylaws or the Partnership's Agreement of Limited Partnership except as provided in the Articles of Merger;
(j) acquire assets of any entity or dispose of any assets which are material to the business of the Telecommunications or the Partnership; (k) incur indebtedness; (l) adopt or amend employee compensation and severance benefits;
(m) revalue any of its assets, other than in the ordinary course of business;
(n) pay more than $25,000 in any one case (or $100,000 in the aggregate) of any obligation except in the ordinary course of business or liabilities reflected or reserved against in certain of Telecommunications' or the Partnership's financial statements; (o) change any material election or any accounting method in respect of taxes; or (p) take any action which would jeopardize the ability of the business combination to be effected by the Mergers and the Interest Exchange from being accounted for as a pooling of interests.

    The Merger Agreement also requires IWL, except as otherwise permitted by the Merger Agreement, to conduct its business in the ordinary course consistent with past practices and places restrictions on the ability of IWL to (a) enter into any commitment or transaction involving more than $500,000 of products and services of IWL; (b) grant any severance or termination pay in excess of $10,000; (c) transfer intellectual property rights, subject to certain exceptions; (d) enter into, amend or terminate or assign any agreements pursuant to which any other party is granted exclusive marketing or other rights with respect to any products of IWL; (e) violate or amend any contracts or agreements required to be set forth in the disclosure schedule to the Merger Agreement; (f) subject to certain exceptions, commence any litigation except for normal collection actions; (g) declare or pay dividends, make distributions with respect to IWL stock, or split, combine or reclassify IWL's stock or issue securities; (h) issue or sell shares, unless pursuant to an employee stock option granted prior to the execution of the Merger Agreement; (i) amend IWL's Articles of Incorporation or Bylaws except as provided in the Articles of Merger; (j) acquire assets of any entity or dispose of any assets which are material to the business of IWL; (k) incur indebtedness; (l) adopt or amend employee compensation and severance benefits; (m) revalue any of its assets, other than in the ordinary course of business; (n) pay more than $25,000 in any one case (or $100,000 in the aggregate) of any obligation except in the ordinary course of business or liabilities reflected or reserved against in certain of IWL's financial statements; (o) change any material election or any accounting method in respect of taxes; or (p) take any action which would jeopardize the ability of the business combination to be effected by the Mergers and the Interest Exchange from being accounted for as a pooling of interests.

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
NO SOLICITATION OF TRANSACTIONS

    The Merger Agreement provides that Telecommunications and the Partnership will not, and will not allow any of its officers, directors, or shareholders affiliated with any officer, director, or Telecommunications' agents to, directly or indirectly, solicit, initiate, encourage or participate in any discussions or negotiations relating to an Acquisition Proposal (as defined below) or cooperate with any Acquisition Proposal. Except for disclosures made in the ordinary course of business, Telecommunications and the Partnership will not disclose information concerning its business and properties.

    As defined in the Merger Agreement, "Acquisition Proposal" means a proposal or offer for a tender or exchange offer, merger, consolidation or other business combination involving Telecommunications or the Partnership or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all the assets of, Telecommunications or the Partnership.

CONTROL OF OTHER PARTY'S BUSINESS

    Nothing in the Merger Agreement grants (i) IWL the right to control or direct Telecommunications or the Partnership's operations prior to the Closing Date, or (ii) Telecommunications or the Partnership the right to control or direct IWL's operations prior to the Closing Date.

EMPLOYMENT AGREEMENTS

    Pursuant to the Merger Agreement, each of Ignatius W. Leonards, Byron M. Allen, Errol J. Olivier, Richard H. Roberson and Bryan L. Olivier, who are currently IWL employees, and each of Jere W. Thompson, Jr., Scott L. Roberts, Timothy W. Rogers and Timothy M. Terrell, who are currently Telecommunications' employees, entered into an Employment Agreement (which includes a covenant not to compete) with Holdings. Under the terms of the Merger Agreement, prior to the Closing Date, Telecommunications is responsible for the performance of all of Holdings' obligations under the Employment Agreements of the Telecommunications employees and IWL is responsible for the performance of all of Holdings' obligations under the Employment Agreements with the IWL employees, in each case including obligations to pay base compensation and bonus (if any), tax withholding and payment obligations (including with respect to FICA, Medicare and all other similar taxes) and employee expense reimbursement obligations.

POOLING ACCOUNTING

    IWL, the Partnership and Telecommunications are each required under the Merger Agreement to use commercially reasonable efforts to cause the business combination to be effected by the Mergers and the Interest Exchange to be accounted for as a pooling of interests. Each of IWL, the Partnership and Telecommunications is also required under the Merger Agreement to use commercially reasonable efforts to cause their respective "affiliates" (within the meaning of Rule 145 promulgated under the Securities Act) not to take any action that would adversely affect the ability of the parties to account for the business combination to be effected by the Mergers and the Interest Exchange as a pooling of interests.

TERMINATION

    At any time prior to the Closing Date, the Merger Agreement may be terminated as authorized by the respective Boards of Directors of IWL, on the one hand, or of Telecommunications or the General Partner, on the other hand, as follows: (a) by mutual written consent of IWL, Telecommunications and the General Partner; (b) by either IWL, on the one hand (referred to as "party" to the Transaction), or Telecommunications and the Partnership, on the other hand (also collectively referred to as a "party" to the Transaction), if the Mergers and the Interest Exchange shall not have been consummated on or before December 31, 1998 (unless such failure to consummate is caused solely by reason of the failure to obtain certain regulatory approvals, in which case the Termination Date shall be extended to February 16, 1999) unless

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the terminating party caused the failure to consummate; (c) by either party if the other party shall have made a misrepresentation or breached an obligation under the Merger Agreement, and such breach or misrepresentation is not cured within 30 days after notice thereof and such breach or misrepresentation results or would reasonably be expected to result in a Material Adverse Effect on the terminating party; (d) by either party upon the occurrence of a Material Adverse Effect on the other party or an event which could reasonably be expected to result in a Material Adverse Effect on the other party; (e) by either party (the "terminating party") (i) if the other party's Board of Directors or any committee of the Board of Directors or the General Partner, as applicable, shall withdraw or modify in any adverse manner its approval or recommendation of the Merger Agreement or the Mergers or the Interest Exchange or (ii) if the terminating party's own Board of Directors or any committee of the Board of Directors or General Partner, as applicable, shall withdraw or modify in any adverse manner its approval or recommendation of the Merger Agreement or the Mergers or the Interest Exchange; (f) by either party if any of the required approvals of the shareholders or partners, as the case may be, shall fail to have been obtained; (g) by either party prior to the approval of the Merger Agreement by the shareholders or the partners of such party, as applicable, upon two business days' prior notice to the other party, if, as a result of an Acquisition Proposal received from a person other than a party to the Transaction or any of its affiliates, the Board of Directors or the General Partner, as applicable, of such party determines in good faith, on the basis of oral or written advice of outside counsel, that their fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; provided, however, that (i) the Board of Directors or the General Partner of such party shall have concluded in good faith, after considering applicable provisions of law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors or the General Partner of such party to act in a manner consistent with its fiduciary duties under applicable law and (ii) prior to any such termination, the terminating party shall, and shall cause its respective financial and legal advisors to, negotiate with the non-terminating party to adjust the terms and conditions of the Merger Agreement to provide the opportunity for the terminating party to proceed with the transactions contemplated thereby; or (h) by IWL, Telecommunications or the Partnership if there exists a final, nonappealable order or a ruling by a court of competent jurisdiction or governmental, regulatory or administrative agency or commission permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement. See "--Certain Covenants."

EFFECT OF TERMINATION

    The Merger Agreement obligates IWL to pay to Telecommunications and the Partnership, or Telecommunications and the Partnership to pay to IWL, in certain circumstances set forth in the Merger Agreement, a termination fee of $2.5 million in cash in the aggregate (the "Termination Fee") on the date the Merger Agreement is terminated. The Merger Agreement obligates Telecommunications and the Partnership to pay to IWL the Termination Fee if (i) IWL (or, in certain cases, Telecommunications and the Partnership) terminates the Merger Agreement because the Board of Directors or any committee thereof of Telecommunications or the General Partner withdraws or modifies in any adverse manner its approval or recommendation of the Merger Agreement, the Mergers or the Interest Exchange,
(ii) IWL or Telecommunications or the Partnership terminate the Merger Agreement due to the failure to obtain the required approval from the Telecommunications shareholders or the Partnership's partners, (iii) Telecommunications and the Partnership terminate the Merger Agreement prior to the approval of the Merger Agreement by the Telecommunications shareholders or the partners in the Partnership, upon Telecommunications or the Partnership having received an Acquisition Proposal and the Telecommunications Board or the General Partner Board having concluded that its fiduciary obligations under applicable law require that such Acquisition Proposal be accepted, or (iv) IWL terminates the Merger Agreement as a result of the failure of Telecommunications or the Partnership to take all action necessary to obtain approval of the Transaction from their respective shareholders and partners. In such event, $1,875,000 of the Termination Fee will be paid by Telecommunications and $625,000 will be paid by the Partnership.

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    In addition, the Merger Agreement obligates IWL to pay to Telecommunications and the Partnership the Termination Fee if (i) Telecommunications and the Partnership (or, in certain cases, IWL) terminate the Merger Agreement because the IWL Board or any committee thereof withdraws or modifies in any adverse manner its approval or recommendation of the Merger Agreement, the Mergers or the Interest Exchange; (ii) IWL or Telecommunications or the Partnership terminate the Merger Agreement due to the failure to obtain the required approval from the IWL shareholders, (iii) IWL terminates the Merger Agreement prior to the approval of the Merger Agreement by the IWL shareholders upon IWL having received an Acquisition Proposal and the IWL Board having concluded that its fiduciary obligations under applicable law require that such Acquisition Proposal be accepted, or (iv) Telecommunications or the Partnership terminates the Merger Agreement as a result of IWL's failure to take all action necessary to obtain approval of the Transaction from IWL's shareholders. In such event, IWL will pay $1,875,000 of the Termination Fee to Telecommunications and will pay $625,000 of the Termination Fee to the Partnership.

EXPENSES

    Each of the parties to the Merger Agreement will bear its own costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, except that the expenses incurred in connection with the printing of this Joint Proxy Statement/Prospectus and the Registration Statement will be shared equally by Telecommunications and IWL.

MODIFICATION OR AMENDMENT

    The Merger Agreement may be amended by action taken in writing by all of the parties at any time before the Effective Time, but after approval of the Mergers and the Interest Exchange by the shareholders of IWL or Telecommunications or the partners of the Partnership (whichever shall occur first), no amendment may be made that would (a) alter or change the amounts or kinds of consideration to be received by the holders of IWL Common Stock or Telecommunications Common Stock or holders of Partnership Interests upon consummation of the Mergers and the Interest Exchange, (b) alter or change any term of the Articles of Incorporation of either of the Surviving Corporations or (c) alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class or series of securities of Holdings, IWL, Telecommunications or the Partnership. The Merger Agreement has been amended three times and the amendments are included in the Appendix hereto. The original Merger Agreement (as amended April 30, 1998) provided that each outstanding share of IWL Common Stock would be converted into one share of Holdings Common Stock, a Telecommunications Ratio of .75295288 and a Partnership Exchange Ratio of 26,619.8. On June 20, 1998, the original Merger Agreement was amended for the second time and on July 8, 1998 for a third time. The first amendment to the Merger Agreement was made on April 30, 1998 to make minor adjustments to the Telecommunications Exchange Ratio in order to address calculation errors in the number of options and shares of Telecommunications Common Stock that were outstanding. Such amendment did not change any of the other Exchange Ratios or change the total number of shares that had been approved for issuance by Holdings. The second amendment provided for a Telecommunications Exchange Ratio of 1.789030878 and a Partnership Exchange Ratio of 63,194.54. The second amendment is expected to result in an additional 14,639,148 shares of Holdings Common Stock being issued, for a total of 29,738,607 (assuming all of the Partnership interests are validly tendered to and accepted by Holdings in the Exchange Offer). The second amendment and the revised Exchange Ratios were prompted by assertions by Telecommunications and the Partnership that the reduction in IWL's revenues from its plan and the delays in contracts, among other factors, constituted a Material Adverse Effect (as defined in the Merger Agreement) with respect to IWL which could reasonably be expected to have a Material Adverse Effect on Telecommunications and the Partnership. In lieu of terminating the Merger Agreement or disputing whether such a right to terminate existed, the parties agreed to modify the Exchange Ratios. In modifying the Exchange Ratios, the parties considered, among other factors, (i) contract delays causing lower IWL project revenues and operating

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income than those set forth in the IWL business plan furnished to
Telecommunications and the Partnership in connection with the original negotiations of the Merger Agreement, (ii) the continued improvement in Telecommunications' and the Partership's operations and (iii) the significant expansion in Telecommunications' and the Partnership's business plans from the plans furnished to IWL in connection with the original negotiations of the Merger Agreement. The second amendment was entered into on June 20, 1998 to adjust the IWL Exchange Ratio, the Telecommunications Exchange Ratio and the Partnership Exchange Ratio, to remove various conditions to closing that had been met or which had been determined to not be material and to allow for the issuance by Holdings, Telecommunications and the Partnership of the Notes and their guarantee by IWL. The third amendment was entered into to confirm the receipt of all required regulatory approvals and the receipt of the fairness opinion from IWL's financial advisor.

                               INTEREST EXCHANGE

TERMS OF THE EXCHANGE OFFER; EXPIRATION DATE


    Partners in the Partnership are being offered the opportunity to tender their Partnership Interests in exchange for Holdings Common Stock (the "Exchange Offer"). Each one percent (1%) of the Partnership Interests issued and outstanding immediately before the Closing Date and all rights in respect thereof at the Closing Date shall, upon the execution and delivery by the holder thereof of a Contribution Agreement with respect to such Partnership Interests and the acceptance thereof by Holdings, be exchanged for 63,194.54 shares of Holdings Common Stock. Upon the terms and subject to the conditions of the Exchange Offer, as stated herein, Holdings will accept for exchange all Partnership Interests validly tendered on or prior to the Expiration Date and not withdrawn in accordance with the procedures set forth in this section. For purposes of the Exchange Offer, the term "Expiration Date" shall mean 12:00
midnight, Eastern Time, on July            , 1998, unless Holdings, in its sole
discretion, shall have extended the period of time for which the Exchange Offer is open, in which event the term "Expiration Date" shall mean the latest time and date on which the Exchange Offer, as extended by Holdings, shall expire. See "--Extension of Tender Period; Termination; Amendment" for a description of Holdings' right to extend the period of time during which the Exchange Offer is open and to amend or terminate the Exchange Offer.


    If, prior to the Expiration Date, Holdings increases the consideration offered for Partnership Interests pursuant to the Exchange Offer, the increased consideration will be delivered for all Partnership Interests accepted for exchange pursuant to the Exchange Offer, regardless of whether the Partnership Interests were tendered prior to the increase in the consideration offered.

    The Exchange Offer is conditioned upon satisfaction of certain conditions. See "--Conditions," which describes the conditions of the Exchange Offer. Holdings reserves the right (but in no event shall be obligated), in its sole discretion, to waive any or all of those conditions. If, on or prior to the Expiration Date, any or all of the Exchange Offer Conditions (as described below) have not been satisfied or waived, Holdings reserves the right to (i) decline to exchange any of the Partnership Interests tendered and terminate the Exchange Offer, (ii) waive all of the unsatisfied Exchange Offer Conditions and, subject to complying with applicable rules and regulations of the Commission, exchange all Partnership Interests validly tendered, (iii) extend the period of time during which the Exchange Offer is open and, subject to the right of the holders of Partnership Interests to withdraw such Partnership Interests until the Expiration Date, retain the Partnership Interests that are tendered prior to the Expiration Date and/or (iv) amend the Exchange Offer. See "Merger Agreement--Certain Conditions."

    By executing and delivering a Contribution Agreement, a partner will not only tender its Parnership Interest but will, among other things, also make certain representations, waive certain rights, agree to certain actions and appoint certain proxies and attorneys-in-fact, all as described under "--Representations, Approvals, Appointments, Waivers and Covenants." The partners in the Partnership do not have rights equivalent to a corporate shareholder's appraisal rights. Any partner not executing a Contribution Agreement will remain a partner in the Partnership.

    For a discussion of federal tax consequences applicable to the proposed Interest Exchange, see "The Transaction--Certain United States Federal Income Tax Consequences of the Interest Exchange."

    This Joint Proxy Statement/Prospectus and the accompanying Contribution Agreement are being mailed by Holdings to the persons shown by the Partnership's
records to have been holding Partnership Interests as of          , 1998.

ACCEPTANCE FOR EXCHANGE

    Upon the terms of the Exchange Offer and subject to the satisfaction of the Exchange Offer Conditions (as described below), Holdings will accept for exchange all Partnership Interests validly

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tendered and not withdrawn in accordance with the procedures specified in this section as promptly as practicable following the Expiration Date. In all cases, exchanges of Partnership Interests made pursuant to the Exchange Offer will be made only after timely receipt by Holdings of a properly completed and duly executed Contribution Agreement. If any tendered Partnership Interests are not exchanged for shares of Holdings Common Stock for any reason, the Contribution Agreement with respect to such Partnership Interests will be destroyed by Holdings and the holders shall retain such Partnership Interests with all current rights, obligations and liabilities, as the same may be amended by actions effected pursuant to the Contribution Agreements that are delivered.

CONDITIONS

    Satisfaction of the following conditions (the "Exchange Offer Conditions") prior to the Expiration Date is a condition of the Interest Exchange:

    MINIMUM ACCEPTANCE. The General Partner and partners holding, in the aggregate, at least 80% of the limited Partnership Interests in the Partnership shall have executed and delivered to Holdings a Contribution Agreement in respect of such partner's Partnership Interest.

    MERGERS. If the Mergers are not approved by the requisite vote of all shareholders eligible to vote for the Mergers or not consummated for some other reason, no tenders will be accepted by Holdings and the Interest Exchange will not be consummated.

    OTHER CONDITIONS. The Interest Exchange is also subject to satisfaction of those conditions described under "The Merger Agreement--Certain Conditions" as well as qualifications under the applicable securities laws of the states in which the partners and Holdings reside. Any determination by Holdings concerning the events set forth above will be final and binding on all parties. The foregoing conditions are for the sole benefit of Holdings and may be waived by it in its sole discretion, in whole or in part.

PROCEDURE FOR TENDERING PARTNERSHIP INTERESTS

    VALID TENDER. In order for a tendering general or limited partner in the Partnership to participate in the Interest Exchange, such partner's Partnership Interests must be validly tendered and not withdrawn on or prior to the Expiration Date. To validly tender Partnership Interests, a properly completed and duly executed Contribution Agreement, together with any requisite assignments, releases or other documents indicated in the Contribution Agreement, must be received by Holdings on or prior to the Expiration Date.

    DELIVERY OF CONTRIBUTION AGREEMENT. The method of delivery of the Contribution Agreement is at the option and risk of the tendering partner, and delivery will be deemed made only when actually received by Holdings. In all cases, sufficient time should be allowed to assure timely delivery.

    DETERMINATION OF VALIDITY; REJECTION OF INTERESTS'; WAIVER OF DEFECTS; NO OBLIGATION TO GIVE NOTICE OF DEFECTS. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender (or subsequent withdrawal) of Partnership Interests pursuant to the Exchange Offer will be determined by Holdings, in its sole discretion, which determination shall be final and binding. Holdings reserves the absolute right to reject any or all tenders or withdrawals of any particular Partnership Interests determined by it not to be in proper form or if the acceptance of or exchange for those Partnership Interests may, in the opinion of Holdings's counsel, be unlawful. Holdings also reserves the absolute right to waive or amend any of the conditions of the Exchange Offer that it is legally permitted to waive as to the tender of any particular Partnership Interests and to waive any defect or irregularity in any tender or withdrawal with respect to any particular Partnership Interests of any particular partner. Holdings' interpretation of the terms and conditions of the Exchange Offer (including the Contribution Agreement) will be final and binding. No tender or withdrawal of Partnership Interests will be deemed to have been validly made until all defects and irregularities have been cured or waived. Neither Holdings nor any other person will be under any duty to give notification of any defects or

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irregularities in the tender or subsequent withdrawal of any Partnership
Interests or will incur any liability for failure to give any such notification.

    SPECIAL REQUIREMENTS OF CERTAIN PARTNERS. Some of the partners in the Partnership are entities. With respect to Partnership Interests tendered by any such entities, Holdings will require that each Contribution Agreement be accompanied by evidence acceptable to Holdings that such entity has met all requirements of its governing instruments, such as its applicable articles of incorporation or bylaws, and is authorized to tender such Partnership Interests under the laws of the jurisdiction in which such entity was organized. There may also be required an opinion of counsel for each such partners in the Partnership, in a form acceptable to Holdings, to the effect that the tender of Partnership Interests by such entity has been duly authorized and does not violate its governing instruments and is legal, valid, and binding on such entity.

    Holders of Partnership Interests who are individuals living in community property states (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, and Washington) may be required to present evidence acceptable to Holdings that the transfer of Partnership Interests to Holdings is not done in violation of the applicable community property laws.

    BINDING OBLIGATION. A tender of Partnership Interests pursuant to and in accordance with the procedures described in this section and the acceptance of shares of Holdings Common Stock by a partner in exchange for such Partnership Interests will constitute a binding agreement between the tendering partner and Holdings on the terms set forth in this Joint Proxy Statement/Prospectus and in the Contribution Agreement.

WITHDRAWAL RIGHTS

    Tenders of Partnership Interests made pursuant to the Exchange Offer are irrevocable, except that Partnership Interests tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date and, unless already accepted for exchange as provided in this Exchange Offer, may also be withdrawn at any time after August 31, 1998. For withdrawal to be effective, a written notice of withdrawal must be timely received by Holdings. Any such notice of withdrawal must specify the name of the partner who tendered the Partnership Interests to be withdrawn and must be signed by the person(s) who signed the Contribution Agreement in the same manner as the Contribution Agreement was signed. Partnership Interests properly withdrawn will be deemed to not be validly tendered for purposes of the Exchange Offer. Withdrawn Partnership Interests may be re-tendered, however, by following the procedures described in this section at any time prior to the Expiration Date.

REPRESENTATIONS, APPROVALS, APPOINTMENTS, WAIVERS AND COVENANTS

    REPRESENTATIONS. By executing and delivering a Contribution Agreement, each tendering partner will represent in the Contribution Agreement that, among other things, (i) such partner has the right and authority to transfer the tendered Partnership Interest, (ii) such Partnership Interest is free and clear of all liens, encumbrances, and adverse claims other than those liens securing indebtedness of the Partnership or which were otherwise taken into account in the calculation of the exchange value of such Partnership Interest, (iii) the partner has not made any binding commitment requiring such partner to dispose of the shares of Holdings Common Stock to be received by such partner in the Interest Exchange and (iv) such partner has no plan or intention of making such a disposition.

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    APPROVALS.  By executing and delivering a Contribution Agreement, each tendering partner will approve and consent to a number of items, including the following: (i) the Merger Agreement, (ii) the Plan Proposals, (iii) the transfers of the Partnership Interests to Holdings in the Exchange Offer and the subsequent transfer of the Partnership Interest of the General Partner to C-Sub, which, as a result of the Telecommunications Merger, will be transferred to Telecommunications, (iv) the substitution of Telecommunications as a general partner of the Partnership in respect of the Partnership Interests transferred to it, without the necessity of signing the Shareholders Agreement as otherwise required by the Partnership Agreement, and the substitution of Holdings as a limited partner in respect of the Partnership Interests transferred to it, (v) the continuation of the business of the Partnership to the extent any of the actions effected pursuant to the Transaction would cause a dissolution of the Partnership and (vi) any amendment to the Partnership Agreement necessary to permit any of the actions effected pursuant to the foregoing or the Transaction.

    WAIVERS. By executing and delivering a Contribution Agreement, a partner will waive (i) any rights it may have to purchase Partnership Interests that are transferred in the Interest Exchange or subsequently transferred by Holdings to C-Sub or in the Telecommunications Merger, including those rights of first refusal granted in the Partnership Agreement and (ii) any default that exists under the Partnership Agreement as a result of the Interest Exchange or any of the other matters consented to by the partner in the Contribution Agreement.

    COVENANTS. Each partner who executes and delivers a Contribution Agreement will agree to take such further action and execute such further documents as Holdings may request in order to effect or confirm the Interest Exchange and the other matters addressed by the Contribution Agreement.

    APPOINTMENT OF PROXY AND ATTORNEY-IN-FACT. By executing and delivering a Contribution Agreement, a tendering partner will irrevocably appoint Holdings and its executive officers and designees as the partner's proxies, in the manner set forth in the Contribution Agreement, each with full power of substitution, to the full extent of the partner's rights with respect to the Partnership Interests tendered by the partner and accepted for exchange by Holdings. Each such proxy shall be considered coupled with an interest in the tendered Partnership Interests. Such appointment will be effective when, and only to the extent that, Holdings accepts the tendered Partnership Interests for exchange. Upon such acceptance for exchange, all prior proxies given by the partner with respect to the Partnership Interests will, without further action, be revoked, and no subsequent proxies may be given (and if given will not be effective). Holdings and its executive officers and designees will, as to those Partnership Interests, be empowered to exercise all voting and other rights of the partner as they in their sole discretion may deem proper at any meeting of partners, by written consent or otherwise. Holdings reserves the right to require that, in order for Partnership Interests to be deemed validly tendered, immediately upon Holding's acceptance for exchange of the Partnership Interests, Holdings must be able to exercise full voting rights with respect to the Partnership Interests, including voting at any meeting of partners then scheduled or acting by written consent without a meeting.

    By executing and delivering a Contribution Agreement, a tendering partner will also irrevocably constitute and appoint Holdings and its executive officers and designees as the partner's attorneys-in-fact, each with full power of substitution, to the full extent of the partner's rights with respect to the Partnership Interests tendered by the partner and accepted for exchange by Holdings. Such appointment will be effective when, and only to the extent that, Holdings accepts the tendered Partnership Interests for exchange. The tendering partner agrees not to exercise any rights pertaining to the tendered Partnership Interests without the prior consent of Holdings. Upon such acceptance for exchange, all prior powers of attorney granted by the partner with respect to such Partnership Interests will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, Holdings and its executive officers and designees each will have the power, among other things to transfer ownership of such Partnership Interests on the

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Partnership books (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith).

EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT

    Holdings expressly reserves the right, in its sole discretion, at any time and from time to time, (i) to extend the period of time during which the Exchange Offer is open and thereby delay acceptance for exchange of validly tendered Partnership Interests, (ii) to terminate the Exchange Offer and not accept for exchange any Partnership Interests not already accepted for exchange, or (iii) to amend the Exchange Offer in any respect. In the case of an extension of the Exchange Offer, the extension will be followed by a press release or public announcement that will be issued no later than 9:00 a.m., Eastern Time, on the next business day after the then scheduled Expiration Date, in accordance with Rule 14e-1(d) under the Exchange Act.

    If Holdings makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer or waives an Exchange Offer Condition, Holdings will extend the Exchange Offer and disseminate additional tender offer materials to the extent required by Rules 14d-4(c) and 14d-6(d) under the Exchange Act. The minimum period during which an offer must remain open following a material change in the terms of the offer or information concerning the Exchange Offer will depend upon the facts and circumstances, including the relative materiality of the change in the terms or information. In the Commission's view, an offer should remain open for a minimum of five business days from the date the material change is first published, sent or given to security holders, and if material changes are made with respect to information that approaches the significance of price or the percentage of securities sought, a minimum of ten business days may be required to allow for adequate dissemination to security holders and investor response. As used in this section, "business day" means any day other than a Saturday, Sunday or a federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

                               THE PLAN PROPOSALS

    Terms not otherwise defined in this discussion of the Plan Proposals shall have the meanings ascribed to them in the Equity Incentive Plan, a copy of which is attached as Appendix VI.

THE EQUITY INCENTIVE PLAN

    IN GENERAL. The Equity Incentive Plan was adopted and approved prior to the date hereof by the Holdings Board and was approved by the IWL Board and the Telecommunications Board, in each case subject to the approval of the holders of the common stock of their respective companies. The Equity Incentive Plan is intended to provide a means by which selected employees of and consultants to Holdings and its subsidiaries may be given an opportunity to acquire an equity interest in Holdings. Holdings, by means of the Equity Incentive Plan, will seek to retain the services of persons who are or become employees of or consultants to Holdings and its subsidiaries and to provide incentives for such persons to exert maximum efforts for the success of Holdings and its subsidiaries.

    ADMINISTRATION. The Equity Incentive Plan will be administered by a Compensation Committee ("Committee") appointed by the Holdings Board, whose members will serve at the pleasure of the Holdings Board. The Committee will have two or more members, each of whom will be an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3). In addition, such committee members will also be Non-Employee Directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. If no Committee is so designated, then the Equity Incentive Plan will be administered by the entire Holdings Board. The Committee will have full authority, subject to the provisions of the Equity Incentive Plan, to award (i) Stock Options, (ii) Stock Appreciation Rights,
(iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or
(vi) Other Stock-Based Awards (collectively, "Awards").

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    Subject to the provisions of the Equity Incentive Plan, the Committee will determine, among other things, the persons to whom from time to time Awards may be granted ("Participants"), the specific type of Awards to be granted (e.g., Stock Options, Restricted Stock, etc.), the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards. The interpretation and construction by the Committee of any provisions of, and the determination of any questions arising under the Equity Incentive Plan or any rule or regulation established by the Committee pursuant to the Equity Incentive Plan will be final, conclusive and binding on all persons interested in the Equity Incentive Plan.

    SHARES SUBJECT TO THE PLAN, GENERAL TERMS. The Equity Incentive Plan authorizes the granting of Awards which would allow up to an aggregate of 5,000,000 shares of Holdings Common Stock to be acquired by the Holders and provides that a maximum of 2,500,000 shares of Holdings Common Stock may be issued to any one Holder. In order to prevent the dilution or enlargement of the rights of Participants under the Equity Incentive Plan, the number of shares of Holdings Common Stock authorized by the Equity Incentive Plan is subject to adjustment by the Holdings Board in the event of any increase or decrease in the number of shares of outstanding Holdings Common Stock resulting from a stock dividend, stock split, reverse stock split, merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Holdings Common Stock. If any shares granted under the Equity Incentive Plan are forfeited or terminated, such shares will again be available for distribution in connection with Awards subsequently granted under the Equity Incentive Plan.

    ELIGIBILITY. Subject to the provisions of the Equity Incentive Plan, Awards may be granted to key employees, officers, directors, and other persons who are deemed to have rendered or to be able to render significant services to Holdings or its subsidiaries and are deemed to have contributed or to have the potential to contribute to the success of Holdings. Incentive Stock Options may be awarded only to persons who, at the time of such awards, are employees of Holdings or its subsidiaries.

    STOCK OPTIONS. Options granted under the Equity Incentive Plan may be either options that are intended to qualify for treatment as "incentive stock options" under Section 422 of the Code or options that do not so qualify. Options may be granted under the Equity Incentive Plan to any person who is an officer or other employee (including an officer or other employee who is also a director) or consultants of Holdings or any of its subsidiaries. The exercise price of Incentive Stock Options must be at least the fair market value of a share of Holdings Common Stock on the date of grant (and not less than 110% of the fair market value in the case of an Incentive Stock Option granted to an optionee owning 10% or more of Holdings Common Stock). The exercise price of Non-qualified Stock Options may be less than 100% of the fair market value of a share of Holdings Common Stock on the date of grant. The term of an option may not exceed 10 years (five years in the case of an Incentive Stock Option granted to an optionee owning 10% or more of Holdings Common Stock).

    STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights ("SARs" or singularly "SAR") in conjunction with all or part of any Option granted under the Equity Incentive Plan or may grant SARs on a freestanding basis. In conjunction with Non-qualified Stock Options, SARs may be granted either at or after the time of the grant of such Non-qualified Stock Options. In conjunction with Incentive Options, SARs may be granted only at the time of the grant of such Incentive Stock Options. An SAR entitles the Holder thereof to receive an amount (payable in cash and/or shares of Holdings Common Stock, as determined by the Committee) equal to the excess fair market value of one share of Holdings Common Stock over the SAR price or the exercise price of the related Option, multiplied by the number of shares subject to the SAR.

    RESTRICTED STOCK AWARDS. The Committee may award shares of restricted stock ("Restricted Stock") either alone or in addition to other Awards granted under the Equity Incentive Plan. The Committee shall determine the restricted period during which the shares of stock may be forfeited if, for example, the Holder's employment is terminated. In order to enforce the forfeiture provisions, the Equity Incentive

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Plan requires that all shares of Restricted Stock awarded to the Holder remain in the physical custody of Holdings until the restrictions on such shares have terminated.

    DEFERRED STOCK. The Committee may award shares of deferred stock ("Deferred Stock") either alone or in addition to other Awards granted under the Equity Incentive Plan. The Committee shall determine the deferral period during which time the receipt of the stock is deferred. The Award may specify, for example, that the Holder must remain employed by Holdings during the entire deferral period in order to be issued the stock.

    STOCK RELOAD OPTIONS. The Committee may grant Stock Reload Options in conjunction with any Option granted under the Equity Incentive Plan. In conjunction with Incentive Options, Stock Reload Options may be granted only at the time of the grant of such Incentive Option. In conjunction with Non-qualified Options, Stock Reload Options may be granted either at or after the time of the grant of such Non-qualified Options. A Stock Reload Option permits a Holder who exercises an Option by delivering already owned stock (i.e., the stock-for-stock method) to receive back from Holdings a new Option (at the current market price) for the same number of shares delivered to exercise the Option, which new Option may not be exercised until one year after it was granted and expires on the date the original option would have expired (had it not been previously exercised).

    OTHER STOCK-BASED AWARDS. The Committee may grant performance shares and shares of stock valued with reference to the performance of Holdings, either alone or in addition to or in tandem with Stock Options, Restricted Stock or Deferred Stock. Subject to the terms of the Equity Incentive Plan, the Committee has complete discretion to determine the terms and conditions applicable to any such stock-based awards. Such terms and conditions may require, among other things, continued employment and/or the attainment of specified performance objectives.

    CHANGE IN CONTROL

    Awards may be granted under the Equity Incentive Plan that at any time after the Effective Time of the Mergers, in the event of (i) any person or group of persons becoming for the first time the beneficial owner, directly or indirectly, of more than 50% of the total voting stock of Holdings, other than as a result of a transfer or series of related transfers of voting stock from a person or group of persons who immediately prior to such transfer or transfers was the beneficial owner, and who after giving effect to such transfer or transfers continues to be the beneficial owner, of more than 50% of the voting stock of Holdings; (ii) a merger (other than the Mergers) or consolidation of Holdings as a result of which the holders of all of the voting stock of Holdings prior to such event do not continue to hold either directly or indirectly at least a majority of Holdings voting stock after such event, (iii) a sale of all or substantially all of the assets of Holdings or (iv) certain changes in the majority of the Holdings Board during any 12 consecutive month period any portion of which is after the Effective Time of the Mergers, the Awards may be exercised in whole or in part without regard to any provisions thereof. The accelerated vesting of outstanding Awards upon the occurrence of such a "change in control" transaction could have the effect of delaying, deferring, or preventing a change in control of Holdings.

    TERMS AND TERMINATION OF THE EQUITY INCENTIVE PLAN. The Equity Incentive Plan will be effective upon shareholder approval of the Equity Incentive Plan ("Effective Date"). Any Awards granted under the Equity Incentive Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, the approval of the Equity Incentive Plan by Holdings' stockholders. If the Equity Incentive Plan is not so approved, all Awards granted thereunder shall be of no effect and any Holdings Common Stock received by a Participant shall be deemed forfeited and returned to Holdings by the Holder. Unless terminated by the Board, the Equity Incentive Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the Equity Incentive Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may only be made during the ten-year period following the Effective Date.

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    AMENDMENTS TO THE PLAN.  The Equity Incentive Plan provides that the
Holdings Board may amend or terminate the Equity Incentive Plan in any respect whatsoever, provided that any such amendment or termination will not affect Awards previously granted. If required by Rule 16b-3 under the Exchange Act, or any Code or NASD requirements, the Holdings Board will not amend or terminate the Equity Incentive Plan without shareholder approval.

    REGISTRATION OF SHARES. Holdings will file with the Commission a Registration Statement on Form S-8, which will become effective upon filing, covering the issuance of shares of Holdings Common Stock pursuant to an Award granted under the Equity Incentive Plan.

    SHAREHOLDER APPROVAL. The affirmative vote of a majority of the outstanding shares of IWL Common Stock and Telecommunications Common Stock represented at the IWL Special Meeting and the Telecommunications Special Meeting, respectively, and entitled to vote is required for approval of the Equity Incentive Plan.

    EACH OF THE IWL BOARD AND THE TELECOMMUNICATIONS BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE EQUITY INCENTIVE PLAN. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, THE SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED FOR THE APPROVAL OF THE EQUITY INCENTIVE PLAN.

THE DIRECTOR STOCK OPTION PLAN

    The Director Stock Option Plan was approved prior to the date hereof by each of the IWL Board, the Telecommunications Board and the Holdings Board, in each case subject to the approval of the holders of the common stock of their respective companies. The purpose of the Director Stock Option Plan is to encourage ownership of Holdings Common Stock by eligible non-employee directors of Holdings whose continued services are considered essential to Holdings' future progress and to provide them with a further incentive to remain as directors of Holdings. All options to be granted under the Director Stock Option Plan will be Non-qualified Stock Options. A total of 400,000 shares of Holdings Common Stock have been reserved for issuance under the Director Stock Option Plan.

    The Director Stock Option Plan will be administered by the Holdings Board. The Holdings Board will have full and final authority in their discretion, subject to the provisions of the Director Stock Option Plan, to (i) determine the individuals to whom, and the time or times at which, options will be granted and the number of shares of Common Stock covered by each Option and (ii) construe and interpret the terms of the Director Stock Option Plan and the options granted thereunder. Holdings expects that each new non-employee director of Holdings, upon becoming a director, will receive option grants under the Director Stock Option Plan. The Holdings Board will also have the authority to make additional option grants to existing non-employee directors.

    Each option will expire ten years from the date of grant. Outstanding options will expire earlier if an optionee terminates service as a director before the end of the first ten-year term. If an optionee terminates service as a director for any reason, including disability or death, the option will automatically expire three months after the date of termination (but in no event later than the expiration of the ten-year term). Options are not assignable and may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Upon a dissolution or liquidation of Holdings, each outstanding option will terminate unless otherwise provided by the Holdings Board. In the event of a proposed sale of all or substantially all of the assets of Holdings or upon certain mergers in which the shareholders of Holdings receive cash or securities of another issuer, the options will be assumed by the successor entity or substituted with an equivalent option.

    The Director Stock Option Plan provides that the Holdings Board may amend or terminate the Director Stock Option Plan in any respect whatsoever, provided that any such amendment or termination will not affect options previously granted. If required by Rule 16b-3 under the Exchange Act or any Code or NASD requirements, the Holdings Board will not amend or terminate the Director Stock Option Plan without shareholder approval.

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    Holdings will file with the Commission a Registration Statement on Form S-8, which will become effective upon filing, covering the issuance of shares of Holdings Common Stock upon exercise of options to be granted under the Director Stock Option Plan.

    The affirmative vote of a majority of the outstanding shares of IWL Common Stock and Telecommunications Common Stock represented at the IWL Special Meeting and the Telecommunications Special Meeting, respectively, and entitled to vote is required for approval of the Director Stock Option Plan.

    EACH OF THE IWL BOARD AND THE TELECOMMUNICATIONS BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE DIRECTOR STOCK OPTION PLAN. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, THE SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED FOR THE APPROVAL OF THE DIRECTOR STOCK OPTION PLAN.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of the principal federal income tax consequences of participation in the Equity Incentive Plan and the Director Stock Option Plan is based on statutory authority, as well as judicial and administrative interpretations as of the date of this Joint Proxy Statement/Prospectus, all of which are subject to change at any time (possibly with retroactive effect). As the law is technical and complex, the discussion below necessarily represents only a general summary.

    INCENTIVE STOCK OPTIONS. Incentive Stock Options granted under the Equity Incentive Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

    An employee who receives an Incentive Stock Option does not recognize any taxable income upon the grant of such Incentive Stock Option. Similarly, the exercise of an Incentive Stock Option generally does not give rise to federal income tax to the employee, PROVIDED THAT (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by Holdings from the date of grant of the option until 3 months prior to the exercise thereof, except where such employment terminates by reason of disability (where the 3 month period is extended to 1 year) or death (where this requirement does not apply). If an employee exercises an Incentive Stock Option after these requisite periods, the Incentive Stock Option will be treated as a Non-qualified Stock Option and will be subject to the rules set forth below under the caption "Non-qualified Options."

    Further, if after exercising an Incentive Stock Option, an employee disposes of the shares so acquired more than two years from the date of grant and more than one year from the date of receipt of the shares upon exercise of such Incentive Stock Option (the "applicable holding period"), the employee will normally recognize a capital gain or loss equal to the difference, if any, between the amount received for the shares and the employee's tax basis in such shares.

    If, however, an employee does not hold the shares so acquired for the applicable holding period, thereby making a "disqualifying disposition," the employee would realize ordinary income on the excess of the fair market value of the shares at the time the Incentive Stock Option was exercised over the exercise price and the balance, if any, would be short-term, mid-term or long-term capital gain depending on the length of the employee's holding period and provided that the employee held such shares as a capital asset at such time. If the sales price of the stock sold in a disqualifying disposition is less than its fair market value on the exercise date, the ordinary income is limited to the amount of the gain (if any) realized on the sale. If the sales price of the stock sold in a disqualifying disposition is less than the exercise price, the employee will recognize a capital loss.

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    An employee who exercises an Incentive Stock Option by delivering shares previously acquired pursuant to the exercise of an Incentive Stock Option is treated as making a "disqualifying disposition" of his or her shares if the employee delivers them before the expiration of their applicable holding period. Upon the exercise of an Incentive Stock Option with previously-acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously-acquired shares.

    Holdings will not be allowed a federal income tax deduction upon the grant or exercise of an Incentive Stock Option or the disposition, after the applicable holding period, of the shares acquired upon exercise of an Incentive Stock Option. In the event of a disqualifying disposition, Holdings generally will be entitled to a deduction equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense to Holdings and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

    NON-QUALIFIED OPTIONS. Non-qualified Stock Options granted under the Equity Incentive Plan or the Director Stock Option Plan are options that do not qualify as Incentive Stock Options. An individual who receives a Non-qualified Stock Option generally will not recognize any taxable income upon the grant of such Non-qualified Stock Option. However, the individual generally will recognize ordinary income upon exercise of a Non-qualified Stock Option in an amount equal to the excess of (i) the fair market value of the shares at the time of exercise over (ii) the exercise price.

    The ordinary income recognized with respect to the receipt of shares upon exercise of a Non-qualified Stock Option will be subject to both wage withholding and employment taxes.

    As a result of Section 16(b) of the Exchange Act, any individual who is an officer or director of Holdings or a beneficial owner of more than ten percent (10%) of any class of equity securities of Holdings should consult with his or her tax advisor as to whether the timing of income recognition is deferred for any period following the exercise of a Non-qualified Stock Option (i.e., the "Deferral Period"). Absent an election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the option (the "Section 83(b) election"), recognition of income by such an individual will be deferred until the expiration of the Deferral Period, if any.

    An individual's tax basis in the shares received on exercise of a Non-qualified Stock Option will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized by such individual as a result of the receipt of such shares. The holding period for such shares would begin just after the transfer of the shares or, in the case of an officer, director or beneficial owner of more than 10% of any class of equity securities of Holdings who does not make a Section 83(b) election, just after the expiration of the Deferral Period, if any. A federal income tax deduction generally will be allowed to Holdings in an amount equal to the ordinary income included by the individual with respect to his or her Non-qualified Stock Option, provided that such amount constitutes an ordinary and necessary business expense to Holdings and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

    If an individual exercises a Non-qualified Stock Option by delivering shares to Holdings, other than shares previously acquired pursuant to the exercise of an Incentive Stock Option which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the Non-qualified Stock Option as if he or she had paid the exercise price in cash, and Holdings likewise generally will be entitled to an equivalent tax deduction. So long as the individual receives a separate identifiable stock certificate therefor, the tax basis and the holding period for that number of shares received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a Non-qualified Stock Option paid for, in whole or in part,

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with shares will be the same as if the individual had exercised the
Non-qualified Stock Option solely for cash.

    As described above, upon a Change of Control of Holdings, some or all of the then-outstanding stock options and other Awards may immediately become exercisable. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of Holdings (as defined in Section 280G of the Code), including payments under the Equity Incentive Plan that vest upon a Change of Control, equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five complete years preceding the "change of control"), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to Holdings and the individual would be subject to a 20% excise tax.

    STOCK APPRECIATION RIGHTS. Recipients of SARs do not recognize income upon the grant of such rights. When a participant elects to receive payment of an SAR, the participant recognizes ordinary income in an amount equal to the cash and fair market value of Holdings Common Shares received, and the employer of such participant is entitled to a deduction equal to such amount.

    RESTRICTED STOCK AWARDS. In the absence of a Section 83(b) election, grantees of Restricted Stock do not recognize income at the time of the grant of such stock. When shares of Restricted Stock are no longer subject to a substantial risk of forfeiture, grantees recognize ordinary income in an amount equal to the fair market value of the stock less the amount paid, if any, for the stock. Alternatively, the recipient may elect under Section 83(b) to report the fair market value of the Restricted Stock as income on the date the stock is transferred to the recipient, and the employer will be entitled to a compensation deduction for the same amount.

    DEFERRED STOCK. A recipient of an award of Deferred Stock under the Equity Incentive Plan will be taxed at ordinary income rates on the fair market value of the award at the later of the time when the Deferred Stock is transferred to the recipient or when the recipient's rights in such Deferred Stock become vested. At that time the employer will be entitled to a deduction equal to the amount which is includible in the recipient's income.

    STOCK RELOAD OPTIONS. A recipient who receives Stock Reload Options under the Equity Incentive Plan will be taxed on such Options in the manner described above under the heading "Incentive Stock Options" or "Nonqualified Options," as appropriate, and the consequences to the employer will follow that discussion as well. The recipient will not be taxed on the grant of the Stock Reload Options, but will be taxed upon their exercise or on a later sale of the underlying Stock, depending on the nature of the Options.

    OTHER STOCK-BASED AWARDS. The tax consequences arising from the issuance of Other Stock-Based Awards will depend on the specific terms of the Award, but in most cases the recipient will be taxed at ordinary income rates on the fair market value of the Award at the later of the time when cash or Stock is transferred to the recipient pursuant to the Award or when the recipient's rights in the subject of the Award become vested.

    CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly-held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a Non-qualified Stock Option or the disqualifying disposition of stock purchased pursuant to an Incentive Stock Option). One such exception applies to certain performance-based compensation that has been approved by shareholders in a separate vote where certain other requirements are met. Holdings presently intends that any new Stock Options granted under the Equity Incentive Plan with an exercise price of not less than fair market value at the date of grant will qualify for the performance-based compensation exception to Section 162(m).

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                        COMPARISON OF SHAREHOLDER RIGHTS

    If the Mergers are consummated, IWL's and Telecommunications' shareholders will receive shares of Holdings Common Stock, and the rights of such shareholders will be governed by Texas state law, the Articles of Incorporation of Holdings and the Bylaws of Holdings. The following is a summary of the material differences between (i) the rights of holders of IWL Common Stock and the rights of holders of Holdings Common Stock and (ii) the rights of holders of Telecommunications Common Stock and the rights of holders of Holdings Common Stock. As each of IWL, Telecommunications and Holdings are companies incorporated under the laws of the State of Texas, these differences arise primarily from various provisions of the articles of incorporation and bylaws of the companies. This summary does not purport to be a complete statement of the rights of holders of IWL Common Stock, Telecommunications Common Stock and Holdings Common Stock, and is qualified in its entirety by reference to, the Texas Business Corporation Act ("TBCA") and the respective articles of incorporation and bylaws of IWL, Telecommunications and Holdings.

COMPARISON OF SHAREHOLDER RIGHTS OF IWL AND HOLDINGS

    Since the Articles of Incorporation and Bylaws of Holdings and IWL are substantially identical, and both companies are incorporated in Texas, the rights of holders of IWL Common Stock and Holdings Common Stock are substantially identical and have no material differences.

COMPARISON OF SHAREHOLDER RIGHTS OF TELECOMMUNICATIONS AND HOLDINGS

AUTHORIZED CAPITAL

    TELECOMMUNICATIONS. The authorized capital stock of Telecommunications is one hundred thousand (100,000) shares of common stock, par value $.01 per share.

    HOLDINGS. The authorized capital stock of Holdings is two hundred and twenty million (220,000,000) shares of stock in the aggregate, including two hundred million (200,000,000) shares of common stock and twenty million (20,000,000) shares of preferred stock, each having a par value of $.01 per share.

PREFERRED SHARES

    TELECOMMUNICATIONS. The Articles of Incorporation of Telecommunications do not authorize the issuance of preferred stock.

    HOLDINGS. The Articles of Incorporation of Holdings authorize the Board of Directors to issue preferred stock in one or more series and to fix or determine from time to time the designations, preferences, limitations and relative rights including voting rights of the shares of any series to the same extent that such designations, preferences, limitations, and relative rights could be stated if fully set forth in the Articles of Incorporation. Such authority includes, without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, redemption price or prices, and the liquidation preferences of any wholly unissued series of preferred stock. The holders of common stock may receive distributions and have liquidation rights subject to the prior rights and preferences of the preferred stock.

PREEMPTIVE RIGHTS

    TELECOMMUNICATIONS. The Telecommunications shareholders have the preemptive right to acquire additional, unissued, or treasury shares of Telecommunications, or securities of Telecommunications convertible into or carrying a right to subscribe to or to acquire shares except to the extent limited by Article 2.22 of the TBCA.

    HOLDINGS. The Holdings shareholders are denied the right of any preemptive, preferential or presumptive right to receive, purchase or subscribe to and treasury shares, evidences of indebtedness or other securities of Holdings, subscriptions, warrants or options, but the Telecommunications Board may by contract grant preemptive rights from time to time.

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
MEETINGS OF SHAREHOLDERS

    TELECOMMUNICATIONS. Meetings of shareholders of Telecommunications may be held within or without the State of Texas, provided that no meeting of shareholders be held at any place outside of Dallas County, Texas unless all shareholders agree to the place and time in writing before the meeting is held.

    HOLDINGS. Meetings of shareholders of Holdings may be held inside or outside the State of Texas, without the consent of the shareholders as to location.

SPECIAL MEETINGS

    TELECOMMUNICATIONS. Special meetings of shareholders of Telecommunications may be called for any purpose or purposes by the President, the Telecommunications Board, or the holders of not less than 50% of all shares entitled to vote at the meeting.

    HOLDINGS. Special meetings of shareholders of Holdings may be called for any purpose or purposes by the Chief Executive Officer, the President, the Telecommunications Board, or the holders of not less than 10% of all shares entitled to vote at the meeting.

NOTICE

    TELECOMMUNICATIONS. Written notice of a meeting or special meeting must be delivered not less than 10 nor more than 50 days before the date of the meeting to each shareholder of record of Telecommunications entitled to vote at the meeting.

    HOLDINGS. Written notice of a meeting or special meeting must be delivered not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record of Holdings entitled to vote at the meeting; provided, however in the event of a merger or consolidation, such notice shall be delivered not less than 20 days before the meeting.

VOTING

    TELECOMMUNICATIONS. The vote of the holders of a majority of the shares having voting power present in person or represented by proxy at a meeting at which a quorum is present shall decide any question (including election of directors) brought before a meeting, unless the question is one which under a statute, the Articles of Incorporation of Telecommunications or the Bylaws of Telecommunications, a different vote is required. The TBCA requires the affirmative vote of at least two-thirds of the outstanding shares entitles to vote in a merger, exchange, acquisition and a sale, lease or disposition of substantially all assets (if not in the ordinary course of business).

    HOLDINGS. With respect to any matter other than election of a director, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall decide any question brought before a meeting, unless otherwise provided by statute, the Articles of Incorporation of Holdings or the Bylaws of Holdings, a different vote is required. The TBCA requires the affirmative vote of at least a majority of the outstanding shares entitled to vote in a merger, exchange, acquisition and a sale, lease or disposition of substantially all assets (if not in the ordinary course of business). With respect to election of directors, a plurality of the votes cast by the holders of shares entitled to vote at a meeting at which a quorum is present will determine the directors.

DIRECTORS

    TELECOMMUNICATIONS. The Telecommunications Board consists of three directors. If any vacancies occur in the Telecommunications Board by reason other than increase in the number of directors, a

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successor may be elected by either a majority of the remaining directors, though less than a quorum, or by the shareholders at a special meeting called for that purpose.

    HOLDINGS. The Holdings Board shall consist of not less than one director. Directors shall be elected by a plurality of votes cast by holders of shares entitled to vote in the election of directors at each annual meeting and, if a vacancy occurs in the Holdings Board by reason of increase in the number of directors, at a special meeting of shareholders called for that purpose. If any vacancies occur in the Holdings Board by reason other than increase in the number of directors, a successor may be elected by a majority of the remaining directors, though less than a quorum.

FIXING RECORD DATE

    TELECOMMUNICATIONS. The Telecommunications Board may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date not to be more than 50 days prior to the payment date (and under the TBCA, not less than 10 days prior to the payment date), or the Telecommunications Board may close the stock transfer books for such purpose for a period of not more than 50 days prior to the payment date of such dividend.

    HOLDINGS. The Holdings Board may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date not to be more than 60 days prior to the payment date and not less than 10 days prior to the payment date, or the Holdings Board may close the stock transfer books for such purpose for a period of not more than 60 days prior to the payment date of such dividend.

ANTI-TAKEOVER PROVISION

    TBCA Part Thirteen prevents an "affiliated shareholder" (defined generally as a shareholder owning 20% or more of a corporation's outstanding voting shares) from engaging in a "business combination" (as defined in the TBCA) with a Texas corporation for three years following the date such person became an affiliated shareholder, subject to certain exceptions such as transactions done with the approval of the board of directors and of the holders of at least two-thirds of the outstanding voting shares not owned by the interested shareholder ("Business Combination Laws"). The existence of this provision generally is expected to have an anti-takeover effect, including possibly discouraging takeover attempts that might result in a premium over the market price for the shares of Holdings Common Stock.

    TELECOMMUNICATIONS. Telecommunications has not elected to opt out of the Business Combinations Laws of the TBCA. The Business Combinations Law has not applied to Telecommunications as of the date of the Merger Agreement because Telecommunications is not an "issuing public corporation" as defined in Part Thirteen of the TBCA.

    HOLDINGS. Holdings has expressly elected not to be governed by Part Thirteen of the TBCA. Therefore, if Holdings qualifies as "an issuing public corporation" under Part Thirteen of the TBCA and a shareholder of Holdings who owns 20% or more of Holdings enters into certain mergers, sales of assets, reclassifications and other transactions with Holdings, the approval of two-thirds of the nonaffiliated shareholders will not need to be obtained.

         COMPARISON OF PARTNERSHIP INTERESTS AND HOLDINGS COMMON STOCK

    If the Interest Exchange is consummated, tendering holders of Partnership Interests whose valid tenders are accepted will receive shares of Holdings Common Stock, and the right of such shareholders will be governed by Texas state law, the Articles of Incorporation of Holdings and the Bylaws of Holdings. The following summary discusses the material differences between ownership of Partnership Interests and ownership of Holdings Common Stock and the effects relating thereto.

                                      180
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ISSUER

    PARTNERSHIP INTERESTS

    The Partnership, a Texas limited partnership, is the issuer.

    HOLDINGS COMMON STOCK

    Holdings, a Texas corporation, is the issuer.

TAXATION

    PARTNERSHIP INTERESTS

    As a result of the Partnership's election to be taxed as a corporation for federal income tax purposes as of January 1, 1998, the Partnership is a taxable entity with respect to its income after allowable deductions and credits. Partners will have taxable income from the Partnership's operations only to the extent that taxable dividends and other distributions are declared and paid by the Partnership. See "The Transaction--Certain United States Federal Income Tax Consequences of the Interest Exchange."

    HOLDINGS COMMON STOCK

    Holdings is a taxable entity with respect to its income after allowable deductions and credits. Shareholders will have taxable income from Holding's operations only to the extent that taxable dividends and other distributions are declared and paid on Holdings Common Stock. See "The Transaction--Certain United States Federal Income Tax Consequences of the Mergers."

    No portion of the earnings of, or any dividends received from, Holdings will constitute unrelated business taxable income to tax-exempt shareholders, except to the extent their investment in stock of Holdings is considered debt-financed. See "The Transaction--Certain United States Federal Income Tax Consequences of the Mergers."

DISTRIBUTIONS AND DIVIDENDS

    PARTNERSHIP INTERESTS

    The Partnership is required under the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") to distribute Cash Flow (as defined below) from activities arising in the ordinary course of business or from a major capital event arising other than in the ordinary course of business. Under the Partnership Agreement, Cash Flow is distributed as follows:
(i) first to guarantors under the Partnership Agreement, (ii) next, to the partners pro rata in accordance with their respective Partnership Interests until the guarantors (other than Mark Langdale) have been released, and (iii) thereafter, 1% to the General Partner, 19.5% to Jere W. Thompson, Jr., 4.5% to Mark Langdale and the remainder among the partners (including Messrs. Thompson and Langdale) pro rata in accordance with their respective Partnership Interests. Under the Partnership Agreement, "Cash Flow" means the amount by which the aggregate cash receipts of the Partnership from any source exceed the sum of the cash expenditures of the Partnership plus a cash reserve in the amount determined by the General Partner to be sufficient to meet the working capital requirements of the Partnership.

    HOLDINGS COMMON STOCK

    The Board of Directors of Holdings has the discretion to determine whether or not and when to declare and pay dividends and the amount of any dividend. Holders of Holdings Common Stock will have no contractual right to receive dividends.

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
MANAGEMENT

    PARTNERSHIP INTERESTS

    The business and affairs of the Partnership are managed by the General Partner. The Partnership Agreement does not expressly specify any actions that may be taken by the General Partner only with the consent of the Limited Partners.

    HOLDINGS COMMON STOCK

    The business and affairs of Holdings will be managed by or under the direction of the Holdings Board. The holders of Holdings Common Stock will have the ability to elect members of the Holdings Board with a plurality of the votes cast for such election and to remove the Holdings Board with a majority vote of the Common Stock outstanding and entitled to vote.

VOTING RIGHTS

    PARTNERSHIP INTERESTS

    Under the Partnership Agreement, Limited Partners have voting rights with respect to amendments to the Partnership Agreement. The General Partner and partners owning more than 50% of the Partnership Interests must approve the amendment.

    HOLDINGS COMMON STOCK

    Holders of Holdings Common Stock will have the right to vote on all matters on which shareholders must be permitted to vote under Texas law and which affect the structure of Holdings, including election of directors, mergers, acquisitions, share exchanges, conversions, dissolution, sale of all or substantially all of the assets of Holdings not in the ordinary course of business, and amendments to the articles of incorporation or bylaws.

    Each share of Holdings Common Stock entitles its holder to cast one vote on each matter presented to shareholders.

    Except for election of directors and voting on matters, if any, under which Texas law requires the affirmative vote of two-thirds of the shareholders entitled to vote, approval of any matter submitted to shareholders generally requires the affirmative vote of the holders of a majority of the Common Stock outstanding and entitled to vote.

    Amendment of the articles of incorporation requires the adoption of a resolution of the Holdings Board and the affirmative vote of the holders of a majority of the Common Stock outstanding and entitled to vote. Amendments to the bylaws require either a resolution of the Holdings Board or the affirmative vote of the majority of the shareholders entitled to vote thereon. If shareholders adopt a bylaw with the stipulation that only the shareholders may amend such bylaw, the Holdings Board does not have the authority to amend such bylaw.

    A merger, share exchange, acquisition, conversion and sale of substantially all assets not in the ordinary course of business requires the adoption of a resolution by the Holdings Board and the affirmative vote of the holders of a majority of the Common Stock outstanding and entitled to vote, or the written consent of all shareholders.

    The dissolution of Holdings requires either the adoption of a resolution by the Holdings Board with the approval of the holders of a majority of the Common Stock outstanding and entitled to vote.

    Shareholders may act by written consent in lieu of a meeting with a number of votes sufficient for such action.

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SPECIAL MEETINGS

    PARTNERSHIP INTERESTS

    The Partnership Agreement does not address the issue of special meetings. The General Partner, as part of its management duties, may call a special meeting. Texas law does not prohibit a limited partner or limited partners from calling meetings. Under Texas law, a limited partner will not be considered as participating in the management of the Partnership by virtue of having called a meeting or meetings of partners.

    HOLDINGS COMMON STOCK

    Shareholders are permitted to call a special meeting of shareholders or require that the board of directors call a special meeting of shareholders if such meeting is called or requested by holders of at least 10% of outstanding Holdings Common Stock.

CONVERSION RIGHTS

    PARTNERSHIP INTERESTS

    The Partnership Interests are not convertible into any other securities.

    HOLDINGS COMMON STOCK

    Shares of Holdings Common Stock are not convertible into any other securities.

LIQUIDATION RIGHTS

    PARTNERSHIP INTERESTS

    In the event of the liquidation of the Partnership, the assets of the Partnership remaining shall be applied in the following order of priority: (i) to satisfy all debts and liabilities of the Partnership; (ii) to set up a reserve account which the General Partner deems reasonably necessary for contingent or unforseen liabilities or obligations of the Partnership; and (iii) to the partners in accordance with each partner's interest in the Partnership.

    HOLDINGS COMMON STOCK

    In the event of a liquidation of Holdings, the holders of Holdings Common Stock would be entitled to share ratably in any assets remaining after satisfaction of obligations to creditors and any liquidation preferences on any series of preferred stock of Holdings that may then be outstanding.

RIGHT TO COMPEL DISSOLUTION

    PARTNERSHIP INTERESTS

    Under the Partnership Agreement, the General Partner may compel dissolution of the Partnership. Under Texas law, all partners may compel dissolution by unanimous written consent. The Limited Partners acting alone are not expressly granted the authority under the Partnership Agreement to compel dissolution.

    HOLDINGS COMMON STOCK

    Under Texas law, holders of Holdings Common Stock may compel dissolution of Holdings, absent prior action by the board of directors, only if all holders consent in writing. A plan of dissolution adopted by the board of directors must be approved by the holders of a majority of the Holdings Common Stock outstanding and entitled to vote.

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LIMITED LIABILITY

    PARTNERSHIP INTERESTS

    In general, holders of Partnership Interests are limited partners in a Texas limited partnership, and do not have personal liability for obligations of the Partnership.

    HOLDINGS COMMON STOCK

    Shares of Holdings Common Stock will be fully paid and nonassessable. Shareholders generally will not have personal liability for obligations of Holdings.

LIQUIDITY AND MARKETABILITY

    PARTNERSHIP INTERESTS

    The Partnership Interests are not freely transferable, except for a transfer to another partner, unless the (i) written consent of the General Partner is obtained and (ii) the Partnership Interests are first offered to the other partners pursuant to the right of first refusal contained in the Partnership Agreement.

    HOLDINGS COMMON STOCK

    The Holdings Common Stock will be freely transferable and application has been made for listing the Holdings Common Stock on the Nasdaq National Market and subject to satisfaction of applicable securities laws.

CONTINUITY OF EXISTENCE

    PARTNERSHIP INTERESTS

    The Partnership Agreement provides for the Partnership to continue in existence until December 31, 2025, unless earlier terminated in accordance with the Partnership Agreement.

    HOLDINGS COMMON STOCK

    Holdings' Articles of Incorporation provides for perpetual existence, subject to Texas law.

FINANCIAL REPORTING

    PARTNERSHIP INTERESTS

    The Partnership provides annual reports to its Limited Partners at the end of each fiscal year and notifies limited partners of any significant development materially adversely affecting the Partnership.

    HOLDINGS COMMON STOCK

    Holdings will be subject to the reporting requirements of the Exchange Act and will file annual and quarterly reports thereunder. Holdings also will provide annual and quarterly reports to its shareholders.

CERTAIN LEGAL RIGHTS

    PARTNERSHIP INTERESTS

    Texas law allows a limited partner to institute legal action in a court of competent jurisdiction on behalf of the Partnership (a partnership derivative action) to recover a judgment in the Partnership's favor where the General Partner has failed to institute the action.

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
    HOLDINGS COMMON STOCK

    Texas law affords shareholders of Holdings rights to bring shareholder derivative actions when, after the shareholder has made proper demand to the Holdings Board, the Holdings Board has failed to institute an action against third parties or directors of Holdings.

RIGHT TO LIST OF HOLDERS; INSPECTION OF BOOKS AND RECORDS

    PARTNERSHIP INTERESTS

    Upon reasonable demand, at the Limited Partner's own expense and for a purpose reasonably related to his interest in the Partnership, a Limited Partner may have access, at reasonable times, to certain information regarding the status of the business and financial condition of the Partnership, tax returns, governing instruments of the Partnership and a current list of the partners of the Partnership.

    HOLDINGS COMMON STOCK

    Under Texas law, any person who shall have been a shareholder for at least six (6) months immediately preceding the demand or shall be the holder of at least five percent (5%) of the outstanding shares of the corporation, upon written request, at reasonable times and for a proper purpose reasonably related to a shareholder's interest as a shareholder, shall have the right to examine and copy the corporation's books and records of account, minutes, and share transfer records.

                     DESCRIPTION OF HOLDINGS CAPITAL STOCK

    The summary of the terms of the capital stock of Holdings set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Holdings Articles of Incorporation and the Holdings Bylaws. Copies of the Holdings Articles of Incorporation, in substantially the form to be adopted prior to the Effective Time, and the Holdings Bylaws are attached to this Joint Proxy Statement/Prospectus as Appendix III and Appendix IV, respectively.

AUTHORIZED CAPITAL STOCK

    Under the Holdings Articles of Incorporation, the total number of shares of all classes of stock that Holdings will have authority to issue is 220,000,000 shares, each having a par value of $.01 per share, of which 200,000,000 are shares of Holdings Common Stock and 20,000,000 are shares of Holdings Preferred Stock. One Thousand shares of Holdings Common Stock are issued and outstanding, which are held by IWL, and no shares of Holdings Preferred Stock are issued or outstanding.

COMMON STOCK

    Each share of Holdings Common Stock has identical rights and privileges in every respect. The holders of Holdings Common Stock are entitled to vote upon all matters submitted to a vote of the stockholders of Holdings and are entitled to one vote for each share of Holdings Common Stock held.

    Subject to the prior rights and preferences, if any, applicable to shares of Holdings Preferred Stock or any series thereof, the holders of Holdings Common Stock are entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Holdings Board at any time and from time to time out of any funds of Holdings legally available therefor.

    In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Holdings, after distribution in full of the preferential amounts, if any, to be distributed to the holders of Holdings Preferred Stock or any series thereof, the holders of Holdings Common Stock will be entitled to receive all of the remaining assets of Holdings available for distribution to its stockholders, ratably in proportion to the number of shares of Holdings Common Stock held by them.

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    The shares of Holdings Common Stock, when issued to holders of outstanding shares of IWL Common Stock or Telecommunications Common Stock in connection with the Mergers, will be validly issued, fully paid and non-assessable.

    Holders of Holdings Common Stock will have no preferences or any preemptive, conversion or exchange rights.

PREFERRED STOCK

    The Holdings Board is authorized at any time and from time to time to provide for the issuance of shares of Holdings Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as are set forth in a resolution providing for the issuance of such series adopted by the Holdings Board. The Holdings Board could authorize the issuance of shares of Holdings Preferred Stock with terms and conditions which could discourage a takeover or other transaction that holders of some or a majority of shares of Holdings Common Stock might believe to be in their best interests or in which such holders might receive a premium for their shares of stock over the then market price of such shares. As of the date hereof, no shares of Holdings Preferred Stock are outstanding and the Holdings Board has no present intention to issue any shares of Holdings Preferred Stock after the Effective Time.

PREEMPTIVE RIGHTS

    No holder of any shares of any class of stock of Holdings will have any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

TRANSFER AGENT AND REGISTRAR

    The principal transfer agent and registrar for Holdings Common Stock will be designated by IWL prior to the consummation of the Mergers.

CERTAIN ANTI-TAKEOVER EFFECTS

    Upon consummation of the Transaction, based on the number of shares of IWL Common Stock and Telecommunications Common Stock issued and outstanding as of May 31, 1998 and assuming all of the Partnership Interests are validly tendered pursuant to the Exchange Offer and accepted by Holdings, there will be 171,089,778 authorized and unissued shares of Common Stock and 20,000,000 authorized and unissued shares of Preferred Stock of Holdings. The existence of authorized but unissued Common Stock and Preferred Stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Holdings by means of a merger, tender offer, proxy solicitation or otherwise. Holdings is also subject to prior regulatory approval by the FCC and various state regulatory agencies for a transfer of control of Holdings or for the assignment of Holdings's (or its subsidiaries') intrastate certification authority, its international authority and other FCC licenses and authorizations. The 1934 Communications Act generally limits direct foreign ownership of wireless licenses to 20%, but provides for indirect foreign ownership holdings above 25% upon FCC approval. In addition, because Holdings (or its subsidiaries) holds FCC authority to provide international service, the FCC will scrutinize an ownership interest in Holdings of greater than 25%, or a controlling interest at any level, by a dominant foreign carrier. International carriers, such as Holdings, must notify the FCC 60 days in advance of an acquisition by a foreign carrier or by an entity that controls a foreign carrier of a 25% or greater or a controlling interest in such carriers. However, new rules allow for up to 100% indirect ownership of wireless licenses by foreign interests from countries that have participated in the 1997 WTO Agreement on Basic Telecommunications Services, in which the United States and 68 other countries committed to open their telecommunications markets to competition starting in 1998. Furthermore, the Indenture provides for a mandatory purchase of the Notes upon a change of control and it is currently expected that the Credit Facility will provide that an event of default or redemption event thereunder will occur if all or a controlling interest in Holdings' capital stock is sold, assigned or otherwise transferred. Any of the foregoing factors could have the effect of delaying, deferring or preventing a change of control of Holdings. The Articles provide that Article 13.03 of the Texas Business Corporation Act, which includes statutory anti-takeover measures, will not apply to Holdings. See "Risk Factors -Certain Anti-Takeover Matters."


WARRANTS

    In connection with its initial public offering, IWL issued to Cruttenden Roth or its designees for nominal consideration, warrants to purchase up to 145,000 shares of IWL Common Stock at an exercise price of $7.20 per share ("Representative Warrants"). Following the Transaction, the Representative Warrants will be exercisable until July 16, 2002 for such shares of Holdings Common Stock as would have been received had such warrants been exercised immediately prior to the Transaction.

REGISTRATION RIGHTS

    Cruttenden Roth has certain demand and piggyback registration rights associated with the common stock to be issued upon the exercise of the Representative Warrants.

    In connection with the acquisition of ICEL for cash and shares of IWL Common Stock the shareholders of ICEL were granted demand and piggyback registration rights that will expire upon completion of the Transaction.


    In connection with the issuance of the Notes, registration rights were granted to the holders of the Notes requiring Holdings to file a registration statement with respect to an offer to exchange the Notes for senior debt securities of Holdings with terms identical to the Notes (except that such exchange notes will not contain terms with respect to transfer restrictions).


                                 LEGAL MATTERS

    The validity of the Holdings Common Stock to be issued in connection with the Transaction will be passed upon by Munsch Hardt Kopf Harr & Dinan, P.C., Dallas, Texas. Matters entered under the heading "The Transaction--Certain United States Federal Income Tax Consequences of the Mergers" have been passed upon by Munsch Hardt and Hughes & Luce and are included herein in reliance upon the authority of such firm as experts. Matters entered under the heading "The Transaction--Certain United States Federal Income Tax Consequences of the Interest Exchange" have been passed upon by Hughes & Luce and are included herein in reliance upon the authority of such firm as experts.

                                    EXPERTS


    The consolidated financial statements of IWL at June 30, 1996 and 1997 and December 31, 1997 and for the six months ended December 31, 1997 and for each of the three years in the period ended June 30, 1997 included herein and made a part of the Registration Statement of which this Joint Proxy Statement/ Prospectus is a part, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon included elsewhere herein. Such consolidated financial statements of IWL and the consolidated balance sheet of Holdings are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


    The balance sheet of Holdings as December 31, 1997, and the financial statements of Telecommunications and the Partnership at December 31, 1996 and for the years ended December 31, 1995 and 1996, included herein and made part of the Registration Statement of which this Joint Proxy Statement/

Prospectus is a part, have been audited by Burds, Reed & Mercer, P.C., independent certified public accountants, as set forth in their reports therein included elsewhere herein. Such financial statements of Telecommunications and the Partnership are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Telecommunications and the Partnership at December 31, 1997 and for the year ended December 31, 1997, included herein and made part of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, have been audited by KPMG Peat Marwick, LLP, independent certified public accountants, as set forth in their reports thereon included elsewhere herein. The consolidated balance sheet of Holdings as of March 31, 1998 has also been audited by KPMG Peat Marwick LLP, as set forth in their report therein also included elsewhere herein. Such financial statements of Holdings, Telecommunications, and the Partnership are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    It is expected that representatives of KPMG Peat Marwick LLP will be present at the Special Meetings to respond to appropriate questions of shareholders and to make a statement if they desire.

                                  ACCOUNTANTS

    On January 20, 1998, Burds, Reed & Mercer, P.C. resigned as the independent certified public accountants of Telecommunications and the Partnership. On the same day, the Board of Directors of Telecommunications and the Board of Directors of the general partner of the Partnership approved the appointment of KPMG Peat Marwick LLP to replace Burds, Reed & Mercer, P.C. as independent certified public accountants. As a result, Burds, Reed & Mercer, P.C. did not perform the audit of the financial statements of Telecommunications or the Partnership for the fiscal year ended December 31, 1997. The accountant's report on the financial statements for the fiscal year ended December 31, 1996 did not contain any adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope, or accounting principles. During Telecommunications' and the Partnership's fiscal years ended December 31, 1995 and 1996, and through the date of their replacement, there have been no disagreements between Telecommunications or the Partnership and Burds, Reed & Mercer, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures and there were no "reportable events," as that term is defined in item 304(a)(1)(v) of Regulation S-K under the Securities Act.

                          FUTURE STOCKHOLDER PROPOSALS

    The timing of the first annual meeting of the public stockholders of Holdings will depend upon when the Mergers are consummated.

    If the Mergers are not completed by the third quarter of 1998, IWL expects to hold its annual meeting of stockholders in the fourth quarter of 1998. Commission rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Any IWL shareholder who intends to submit a proposal for inclusion in the proxy materials for the 1998 annual
meeting of IWL must submit such proposal to the Secretary of IWL by       .

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CapRock Telecommunications Corp.
(formerly CapRock Communications Corp.)

    We have audited the accompanying balance sheet of CapRock Telecommunications Corp. (formerly CapRock Communications Corp.) as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CapRock Telecommunications Corp. (formerly CapRock Communications Corp.) as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP


Dallas, Texas
February 11, 1998, except as to note 13, which is as of July 16, 1998

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CapRock Telecommunications Corp.:
(formerly CapRock Communications Corp.)

    We have audited the accompanying balance sheet of CapRock Telecommunications Corp. (formerly CapRock Communications Corp.), as of December 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CapRock Telecommunications Corp. (formerly CapRock Communications Corp.) as of December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996 in conformity with generally accepted accounting principles.

                                          Burds, Reed and Mercer, P.C.

Dallas, Texas
May 28, 1997

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                                 BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                       ---------------------------
                                                                           1996          1997
                                                                       ------------  -------------    MARCH 31,
                                                                                                    -------------
                                                                                                        1998
                                                                                                    -------------
                                                                                                     (UNAUDITED)
                                                     ASSETS

Current assets:
  Cash...............................................................  $    --       $       2,162  $    --
  Accounts receivable and unbilled services, less allowance for doubtful accounts of $324,703, $1,640,722 and $675,408 at
    December 31, 1996 and 1997, and March 31, 1998, respectively.....     3,514,390      8,325,352      9,318,928
  Prepaid expenses and other.........................................       225,996        571,650        447,117
  Deferred income taxes (note 8).....................................       735,430        624,095        624,095
                                                                       ------------  -------------  -------------
    Total current assets.............................................     4,475,816      9,523,259     10,390,140
Property and equipment, net (note 2).................................     2,857,622      3,692,670      4,162,199
Other assets.........................................................        22,125        110,741       --
                                                                       ------------  -------------  -------------
    Total assets.....................................................  $  7,355,563  $  13,326,670  $  14,552,339
                                                                       ------------  -------------  -------------
                                                                       ------------  -------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable...................................................  $  3,786,838  $   7,320,590  $   7,242,599
  Bank line of credit (note 4).......................................       814,422      1,152,329      1,642,290
  Accrued liabilities (note 6).......................................       376,350        534,323        501,503
  Current installments of obligations under capital lease (note 3)...       212,695        239,672        246,934
  Note payable (note 4)..............................................       521,835       --             --
  Income taxes payable (note 8)......................................       --             324,550        642,198
  Unearned revenue...................................................       111,352        527,774        153,089
                                                                       ------------  -------------  -------------
    Total current liabilities........................................     5,823,492     10,099,238     10,428,613
Deferred income taxes (note 8).......................................       401,270        527,394        527,394
Obligations under capital leases and other long-term debt (notes 3
  and 4).............................................................       719,993        452,938        431,135
                                                                       ------------  -------------  -------------
    Total liabilities................................................     6,944,755     11,079,570     11,387,142
Stockholders' equity:
  Common stock, no par value; 100,000,000 shares authorized,
    10,398,954 shares issued and outstanding; 9,680 shares held in
    treasury.........................................................     1,041,173      1,458,273      1,458,273
  Unearned compensation (note 7).....................................       --            (396,244)      (375,388)
  Retained earnings (accumulated deficit)............................      (630,365)     1,185,071      2,082,312
                                                                       ------------  -------------  -------------
                                                                            410,808      2,247,100      3,165,197
Commitments (notes 3 and 9)
                                                                       ------------  -------------  -------------
    Total liabilities and stockholder's equity.......................  $  7,355,563  $  13,326,670  $  14,552,339
                                                                       ------------  -------------  -------------
                                                                       ------------  -------------  -------------

                See accompanying notes to financial statements.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                            STATEMENTS OF OPERATIONS

                                                                                      THREE MONTHS ENDED MARCH
                                                 YEARS ENDED DECEMBER 31,                        31,
                                        -------------------------------------------  ---------------------------
                                            1995           1996           1997           1997          1998
                                        -------------  -------------  -------------  ------------  -------------
                                                                                             (UNAUDITED)
Telecommunication services............  $  13,439,658  $  23,173,904  $  46,744,549  $  8,696,632  $  15,770,312
Cost of revenues......................     11,042,775     18,941,122     35,776,468     7,117,540     11,802,008
                                        -------------  -------------  -------------  ------------  -------------
    Gross profit......................      2,396,883      4,232,782     10,968,081     1,579,092      3,968,304
Operating expenses:
  Selling, general and administrative
    expenses..........................      2,600,682      3,710,671      7,047,418     1,487,354      2,175,885
  Depreciation and amortization.......        333,282        478,506        694,475       142,123        231,420
                                        -------------  -------------  -------------  ------------  -------------
    Income (loss) from operations.....       (537,081)        43,605      3,226,188       (50,385)     1,560,999
Interest expense......................       (240,370)      (314,833)      (310,543)      (77,283)       (86,110)
                                        -------------  -------------  -------------  ------------  -------------
    Income (loss) before income
      taxes...........................       (777,451)      (271,228)     2,915,645      (127,668)     1,474,889
Income tax expense (benefit) (note
  8)..................................       (245,600)       (88,560)     1,100,209       (65,014)       577,648
                                        -------------  -------------  -------------  ------------  -------------
    Net income (loss).................  $    (531,851) $    (182,668) $   1,815,436  $    (62,654) $     897,241
                                        -------------  -------------  -------------  ------------  -------------
                                        -------------  -------------  -------------  ------------  -------------
Net income (loss) per share:
  Basic...............................  $        (.05) $        (.02) $        0.17  $       (.01) $         .09
                                        -------------  -------------  -------------  ------------  -------------
                                        -------------  -------------  -------------  ------------  -------------
  Diluted.............................  $        (.05) $        (.02) $        0.17  $       (.01) $         .08
                                        -------------  -------------  -------------  ------------  -------------
                                        -------------  -------------  -------------  ------------  -------------
Weighted average shares outstanding:
  Basic...............................      9,717,030     10,398,954     10,398,954    10,398,954     10,398,954
  Diluted.............................      9,717,030     10,398,954     10,581,435    10,398,954     10,581,435

                See accompanying notes to financial statements.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                              RETAINED
                                                    COMMON                                    EARNINGS       TOTAL
                                                    SHARES        COMMON       UNEARNED     (ACCUMULATED  STOCKHOLDERS'
                                                    ISSUED        STOCK      COMPENSATION     DEFICIT)       EQUITY
                                                 ------------  ------------  -------------  ------------  ------------
Balance at December 31, 1994...................     9,671,198  $    291,173   $   --         $   84,154    $  375,327
Issuance of common stock upon conversion of
  note payable (note 4)........................       727,756       750,000       --             --           750,000
Net loss.......................................       --            --            --           (531,851)     (531,851)
                                                 ------------  ------------  -------------  ------------  ------------
Balance at December 31, 1995...................    10,398,954     1,041,173       --           (447,697)      593,476
Net loss.......................................       --            --            --           (182,668)     (182,668)
                                                 ------------  ------------  -------------  ------------  ------------
Balance at December 31, 1996...................    10,398,954     1,041,173       --           (630,365)      410,808
Deferred compensation from compensatory stock
  option grants................................       --            417,100      (417,100)       --            --
Amortization of deferred compensation..........       --            --             20,856        --            20,856
Net income.....................................       --            --            --          1,815,436     1,815,436
                                                 ------------  ------------  -------------  ------------  ------------
Balance at December 31, 1997...................    10,398,954     1,458,273      (396,244)    1,185,071     2,247,100
Amortization of deferred compensation..........       --            --             20,856        --            20,856
Net income (unaudited).........................       --            --            --            897,241       897,241
                                                 ------------  ------------  -------------  ------------  ------------
Balance at March 31, 1998 (unaudited)..........    10,398,954  $  1,458,273   $  (375,388)   $2,082,312    $3,165,197
                                                 ------------  ------------  -------------  ------------  ------------
                                                 ------------  ------------  -------------  ------------  ------------

                See accompanying notes to financial statements.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                            STATEMENTS OF CASH FLOWS

                                                                                          THREE MONTHS ENDED
                                                        YEARS ENDED DECEMBER 31,               MARCH 31,
                                                  ------------------------------------  -----------------------
                                                     1995        1996         1997         1997        1998
                                                  ----------  -----------  -----------  ----------  -----------
                                                                                              (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).............................  $ (531,851) $  (182,668) $ 1,815,436  $  (62,654) $   897,241
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
    Depreciation and amortization...............     333,282      478,506      694,475     142,123      142,123
    Amortization of discount on notes payable...       6,930        7,338        7,338      --          --
    Compensation expense related to stock option
      grants....................................      --          --            20,856      --           20,856
    Deferred income taxes.......................    (245,600)     (88,560)     237,459     (65,013)     --
    Allowance for doubtful accounts.............      67,698      356,223    1,316,019     237,831      164,940
    Changes in operating assets and liabilities:
      Accounts receivable.......................  (1,493,899)  (1,481,237)  (6,126,981) (2,099,443)  (1,158,516)
      Prepaid expenses and other................     205,499     (172,231)    (463,585)    171,011      235,274
      Accounts payable and accrued
        liabilities.............................   1,937,495    1,528,907    3,849,004   1,217,977      (68,089)
      Income taxes payable......................      --          --           324,550      --          317,648
      Unearned revenue..........................      16,097       66,375      416,422     385,337     (374,685)
                                                  ----------  -----------  -----------  ----------  -----------
        Net cash provided by (used in) operating
          activities............................     295,651      512,653    2,090,993     (72,831)     176,792
                                                  ----------  -----------  -----------  ----------  -----------
Cash flows from investing activities--purchases
  of property and equipment.....................    (696,407)  (1,118,357)  (1,500,208)   (147,796)    (611,652)
                                                  ----------  -----------  -----------  ----------  -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt......     196,045      200,000      --           --          --
  Principal payments on notes payable...........    (118,526)    (305,602)    (713,835)   (200,000)     --
  Proceeds from line of credit..................      --       18,564,432   40,742,755   7,591,860   14,946,744
  Principal payments on line of credit..........      --      (17,750,010) (40,404,848) (7,120,416) (14,456,693)
  Principal payments under capital lease
    obligations.................................      --         (128,324)    (212,695)    (50,817)     (57,353)
                                                  ----------  -----------  -----------  ----------  -----------
        Net cash provided by (used in) financing
          activities............................      77,519      580,496     (588,623)    220,627      432,698
                                                  ----------  -----------  -----------  ----------  -----------
Net increase (decrease) in cash.................    (323,237)     (25,208)       2,162      --           (2,162)
Cash at beginning of period.....................     348,445       25,208      --           --            2,162
                                                  ----------  -----------  -----------  ----------  -----------
Cash at end of period...........................  $   25,208  $   --       $     2,162  $   --      $   --
                                                  ----------  -----------  -----------  ----------  -----------
                                                  ----------  -----------  -----------  ----------  -----------
Supplemental disclosure of cash flow
  information:
  Cash paid for interest........................  $  138,535  $   251,786  $   338,151  $   93,677  $    67,610
                                                  ----------  -----------  -----------  ----------  -----------
                                                  ----------  -----------  -----------  ----------  -----------
  Cash paid for income taxes....................  $   --      $   --       $   538,200  $   --      $   260,000
                                                  ----------  -----------  -----------  ----------  -----------
                                                  ----------  -----------  -----------  ----------  -----------
Noncash financing activities:
  Network equipment acquired under capital
    lease.......................................  $1,732,000  $   --       $   --       $   --      $   --
                                                  ----------  -----------  -----------  ----------  -----------
                                                  ----------  -----------  -----------  ----------  -----------

                See accompanying notes to financial statements.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                         NOTES TO FINANCIAL STATEMENTS
              (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE
               MONTHS ENDED MARCH 31, 1997 AND 1998 IS UNAUDITED)

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) GENERAL INFORMATION

    CapRock Telecommunications Corp. (formerly CapRock Communications Corp.) ("the Company") is a Texas corporation formed in 1991. The Company is a facilities-based provider of voice, data and broadband services to interexchange carriers and businesses and consumers. The Company's revenues are derived from the sale of telecommunication services to interexchange and other telecommunications providers and from the sale of voice and data services to businesses and consumers. The Company extends credit to customers on an unsecured basis with the risk of loss limited to outstanding amounts. The Company markets its services through its internal sales representatives and a network of independent agents.

    The Company declared a 2,420 to 1 stock split effective October 31, 1997. The financial statements, including all references to the number of shares of common stock and all per share information, have been adjusted to reflect the stock dividend on a retroactive basis.

    (B) PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost and are depreciated over estimated lives ranging from three to fifteen years using the straight-line method. Property and equipment held under capital leases and leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the related asset.

    (C) REVENUES, COST OF REVENUES AND COMMISSIONS EXPENSE

    Revenues from telecommunication services are recognized when customer calls are completed. Cost of revenues is based primarily on the direct costs associated with owned and leased transmission capacity and the cost of transmitting and terminating traffic on other carriers' facilities. Commissions paid to acquire customer call traffic are expensed in the period when associated call revenues are recognized.

    (D) BUSINESS AND CREDIT CONCENTRATION

    Financial instruments which potentially expose the Company to a concentration of credit risk, as defined by SFAS No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, consist primarily of accounts receivable from carrier and commercial customers.

    (E) INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                         NOTES TO FINANCIAL STATEMENTS

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (F) STOCK-BASED COMPENSATION

    The Company accounts for its stock-based employee compensation plan using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, (APB No. 25). As such, compensation expense is recorded on the date of grant to the extent the current market price of the underlying stock exceeds the exercise price. The Company has provided pro forma disclosures as if the fair value-based method of accounting for these plans, as prescribed by Statement of Financial Accounting Standards
(SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS No. 123), had been applied.

    (G) IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

    (H) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of accounts receivable, accounts payable and lease obligations are estimated to approximate carrying value due to the short-term maturities of these financial instruments. The carrying value of the Company's line of credit approximates fair value as the interest rate is indexed to changes in the bank's prime lending rate.

    (I) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    (J) EARNINGS PER SHARE

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE ("SFAS No. 128"). SFAS No. 128 revised the previous calculation methods and presentations of earnings per share under APB 15 and requires that all prior-period earnings
(loss) per share data be restated. The Company adopted SFAS No. 128 in 1997 as required by this Statement. In accordance with SFAS No. 128, the Company has presented basic earnings (loss) per share, computed on the basis of the weighted average number of common shares outstanding during the year, and diluted loss per share, computed on the basis of the weighted average number of common shares and all dilutive potential common shares outstanding during the year. All prior period loss per share amounts have been restated in accordance with this Statement.

    Basic earnings per share has been computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding for the year.

    Diluted earnings per share reflects the dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                         NOTES TO FINANCIAL STATEMENTS

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) stock that then shared in the earnings of the entity. Diluted earnings per share has been computed by dividing the income available to common shareholders by the weighted average number of shares outstanding for the year plus the weighted average number of shares that would be issued upon exercise of dilutive options assuming proceeds were used to repurchase shares pursuant to the treasury stock method.

                                 BASIC EARNINGS PER SHARE
                          --------------------------------------
                                       DECEMBER 31,                       MARCH 31,
                          --------------------------------------  --------------------------
                             1995         1996          1997          1997          1998
                          ----------  ------------  ------------  ------------  ------------
Weighted average number
  of common shares......   9,717,030    10,398,954    10,398,954    10,398,954    10,398,954
                          ----------  ------------  ------------  ------------  ------------
                          ----------  ------------  ------------  ------------  ------------

                                DILUTED EARNINGS PER SHARE
                          --------------------------------------
                                       DECEMBER 31,                       MARCH 31,
                          --------------------------------------  --------------------------
                             1995         1996          1997          1997          1998
                          ----------  ------------  ------------  ------------  ------------
Weighted average number
  of common shares......   9,717,030    10,398,954    10,398,954    10,398,954    10,398,954
Dilutive stock options
  computed using
  treasury stock
  method................      --           --            182,481       --            182,481
                          ----------  ------------  ------------  ------------  ------------
                           9,717,030    10,398,954    10,581,435    10,398,954    10,581,435
                          ----------  ------------  ------------  ------------  ------------
                          ----------  ------------  ------------  ------------  ------------

    (K) UNAUDITED INTERIM FINANCIAL INFORMATION

    Interim information for the three months ended March 31, 1997 and 1998, including such information in the notes to the financial statements, is unaudited. This information has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, reflects all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation of the results of such period. Financial results for the interim period are not necessarily indicative of the results for a full year.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                         NOTES TO FINANCIAL STATEMENTS

(2) PROPERTY AND EQUIPMENT

    Property and equipment, including assets acquired under capital leases of $1,732,000 as of December 31, 1996 and 1997 and March 31, 1998, is comprised of the following:

                                                                 DECEMBER 31,
                                               USEFUL     --------------------------
                                                LIVES         1996          1997
                                             -----------  ------------  ------------   MARCH 31,
                                                                                          1998
                                                                                      ------------
                                                                                      (UNAUDITED)
Leasehold improvements.....................          15   $    134,164  $    222,903  $    736,407
Furniture, fixtures and office equipment...         5-7        114,613       194,967       336,209
Computer equipment and purchased
  software.................................           5        522,383       896,654       933,183
Network equipment..........................           5      2,912,529     3,869,376     3,908,364
                                                          ------------  ------------  ------------
    Total property and equipment...........                  3,683,689     5,183,900     5,914,163
Less accumulated deprecation, including
  amounts applicable to assets acquired
  under capital leases of $474,238 and
  $721,667 and $783,524 as of December 31,
  1996 and 1997, and March 31, 1998,
  respectively.............................                    826,067     1,491,230     1,751,964
                                                          ------------  ------------  ------------
    Net property and equipment.............               $  2,857,622  $  3,692,670  $  4,162,199
                                                          ------------  ------------  ------------
                                                          ------------  ------------  ------------

(3) LEASES

    The Company leases certain network equipment under capital leases and leases office space under operating leases. Future minimum lease payments under these lease agreements for each of the next five years are summarized as follows:

                                                                       CAPITAL     OPERATING
                                                                       LEASES        LEASES
                                                                     -----------  ------------
Year ending December 31,:
  1998.............................................................  $   299,632  $    403,387
  1999.............................................................      299,632       315,105
  2000.............................................................       99,877       218,462
  2001.............................................................      --            147,813
  2002.............................................................      --            141,247
  Thereafter.......................................................      --            261,106
                                                                     -----------  ------------
    Total minimum lease payments...................................      699,141  $  1,487,120
                                                                                  ------------
                                                                                  ------------
  Less amount representing interest based upon 12% interest rate...      (91,976)
                                                                     -----------
  Present value of future minimum lease payments...................      607,165
  Less current installments........................................     (239,672)
                                                                     -----------
  Obligations under capital leases, excluding current
    installments...................................................  $   367,493
                                                                     -----------
                                                                     -----------

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                         NOTES TO FINANCIAL STATEMENTS

(3) LEASES (CONTINUED)
    As operating leases expire, it is expected that they will be replaced with similar leases. Rent expense under operating leases totaled $197,345, $210,596 and $259,699 for each of the years ended December 31, 1995, 1996 and 1997, respectively.

(4) DEBT

    In March 1996, the Company entered into a revolving credit facility with a bank for borrowings up to $1,500,000. In December 1997, the Company entered into an amended agreement that provides for borrowings up to $2,500,000. Borrowings under the amended line of credit agreement are due in December, 1998 and bear interest at the prime rate plus 2% (10.5% at December 31, 1997.) The line of credit is subject to certain borrowing base limitations, primarily relating to the accounts receivable balance. The line of credit is secured by accounts receivable and certain shareholder guarantees. The balance outstanding as of December 31, 1996 and 1997 under the line of credit was $814,422 and $1,152,329, respectively; and the amount of unused line of credit was $1,347,671 as of December 31, 1997.

    The Company was in violation of a debt covenant as of December 31, 1997. The Company has obtained a waiver for this covenant violation. The Company anticipates that the debt covenant requirements will be met through December 31, 1998.

    At December 31, 1995, the Company had outstanding a note payable to a related party totaling $1,170,000. The payment terms were upon demand or the due date of March 31, 1998, bearing an interest rate of 13%. In 1995, the related party converted $750,000 relating to the note payable and accrued interest into approximately 7% of the outstanding stock of the Company, at that time. The principal balance outstanding as of December 31, 1996 was $521,835 and was paid in full in 1997.

    In 1994, the Company entered into note payable agreements with three officers of the Company relating to stock repurchased by the Company. Each of the original note agreements are in the amount of $50,000 with no stated interest rate. The notes have been discounted using an interest rate of 5.8% and are payable in three annual installments beginning April 1998. The aggregate amount outstanding relating to these notes, net of unamortized discount was $112,827 and $128,166 as of December 31, 1996 and 1997, respectively. The unamortized discount was $37,173 and $21,834 as of December 31, 1996 and 1997, respectively.

    At December 31, 1996, the Company had outstanding a note payable to a bank for $200,000. The note was paid in full in 1997.

    The aggregate maturities of long-term debt, exclusive of the unamortized discount of $15,339, for each of the years subsequent to December 31, 1997 are as follows: 1998--$50,000; 1999--$50,000 and 2000-- $50,000.

(5) RELATED PARTIES

    During 1997, the Company provided general and administrative services for an affiliate. The Company was reimbursed for the general and administrative expenses plus a mark-up of 5%. The total general and administrative expenses reimbursed was $-0-, $77,000 and $150,948 for the years ended December 31, 1995, 1996 and 1997, respectively.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                         NOTES TO FINANCIAL STATEMENTS

(6) ACCRUED LIABILITIES

    Accrued liabilities consisted of the following:

                                                                           1996        1997
                                                                        ----------  ----------
Compensation-related..................................................  $   10,728  $  443,575
Current portion of long-term debt (note 4)............................     200,000      42,722
Other.................................................................     165,622      48,026
                                                                        ----------  ----------
                                                                        $  376,350  $  534,323
                                                                        ----------  ----------
                                                                        ----------  ----------

(7) STOCKHOLDERS' EQUITY

    STOCK OPTION PLAN

    In September 1997, the Company adopted a stock option plan (the "Plan") pursuant to which the Company's Board of Directors may grant nonqualified options to employees. The Plan authorizes grants of option to purchase up to 10% of the common shares outstanding. All stock options have a ten-year term and cannot be exercised prior to September 1, 1998. The options are exercisable in 20% increments over a five-year vesting period. All options expire August 31, 2007.

    In 1997, the Company granted 213,177 nonqualified stock options with an exercise price of $1.00 per share. The Company recorded deferred compensation of $417,100 related to these stock option grants which will be recognized in the income statement over the vesting period. As of December 31, 1997, 4,627 of the options previously granted were cancelled and no options were exercised.

    The Company applied the intrinsic value method prescribed by APB Opinion No. 25 in accounting for its Plan. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income and basic earnings per share would have been:

                                                                        DECEMBER 31, 1997
                                                                    --------------------------
                                                                    AS REPORTED    PRO FORMA
                                                                    ------------  ------------
Net income........................................................  $  1,815,436  $  1,779,177
                                                                    ------------  ------------
                                                                    ------------  ------------
Basic earnings per share..........................................  $       0.17  $       0.17
                                                                    ------------  ------------
                                                                    ------------  ------------

    Diluted earnings per share yields substantially similar results. The Company estimated the fair value of stock options granted using the minimum value method as defined in SFAS No. 123. The minimum value method is applicable for privately held companies and does not consider the expected volatility of the underlying stock. Input variables used in the minimum value computation included a risk free rate of interest of 5.7%, no expected dividend yield, and an estimated option life of 2.5 years. The pro forma impact on income assumes no options will be forfeited.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                         NOTES TO FINANCIAL STATEMENTS

(8) INCOME TAXES

    Income tax expense is comprised of the following:

                                                            1995         1996         1997
                                                         -----------  ----------  ------------
Current:
  Federal..............................................  $   --       $   --      $  1,229,208
  State................................................      --           --           108,459
                                                         -----------  ----------  ------------
    Total current......................................      --           --         1,337,667
Deferred:
  Federal..............................................     (221,810)    (78,209)     (218,205)
  State................................................      (23,790)    (10,351)      (19,253)
                                                         -----------  ----------  ------------
    Total deferred.....................................     (245,600)    (88,560)     (237,458)
                                                         -----------  ----------  ------------
    Income tax expense (benefit).......................  $  (245,600) $  (88,560) $  1,100,209
                                                         -----------  ----------  ------------
                                                         -----------  ----------  ------------

    Income tax expense (benefit) differs from the amount computed by applying the federal income tax rate of 34% to earnings before taxes, as follows:

                                                            1995         1996         1997
                                                         -----------  ----------  ------------
Expected federal income tax expense (benefit)..........  $  (264,333) $  (92,217) $    991,319
State income tax expense (benefit), net of federal
  effect...............................................      (23,790)    (10,351)       89,206
Other..................................................       42,523      14,008        19,684
                                                         -----------  ----------  ------------
                                                         $  (245,600) $  (88,560) $  1,100,209
                                                         -----------  ----------  ------------
                                                         -----------  ----------  ------------

    The tax effect of significant temporary differences giving rise to deferred income tax assets and liabilities are shown below:

                                                                           1996        1997
                                                                        ----------  ----------
Deferred income tax liabilities--property and equipment, principally depreciation adjustments............................................  $  401,270  $  527,394
Deferred income tax assets:
  Net operating loss carryover........................................     587,459      --
  Allowance for doubtful accounts.....................................     124,199     607,067
  Unearned compensation...............................................      --           7,717
  Other...............................................................      23,772       9,311
                                                                        ----------  ----------
    Total gross deferred tax assets...................................     735,430     624,095
                                                                        ----------  ----------
    Net deferred tax asset............................................  $  334,160  $   96,701
                                                                        ----------  ----------
                                                                        ----------  ----------

    The net operating loss carryover was fully utilized in 1997. No valuation allowance for deferred taxes at December 31, 1996 and 1997 was considered necessary. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                         NOTES TO FINANCIAL STATEMENTS

(8) INCOME TAXES (CONTINUED)
differences become deductible. The Company considered the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

(9) COMMITMENTS

    The Company has an agreement with various vendors which require minimum usage. In the event such monthly commitments are not met, the Company is required to remit to the vendor the difference between the commitments and the actual usage. Such amount, if necessary, would be recorded as cost of revenue in the period incurred.

(10) RETIREMENT PLAN

    Effective July 1, 1996, the Company adopted a 401(k) Retirement Savings Plan (the "Plan"). The Plan is a defined contribution plan covering all employees of the Company who have one year of service and have attained the age of 21. Participants may contribute up to 15% of their base pay in pretax dollars. The Company will match employee contributions on a discretionary basis. Vesting in Company contributions is 100% after five years in the Plan. The Company made no contributions to the Plan in 1996 or 1997.

(11) BUSINESS SEGMENT

    The Company operates in a single industry segment. The geographic termination of revenue is as follows:

                                                      1995           1996           1997
                                                  -------------  -------------  -------------
United States...................................  $  13,439,658  $  18,979,427  $  32,760,482
International...................................       --            2,433,261      7,488,849
Mexico..........................................       --            1,761,216      6,495,218
                                                  -------------  -------------  -------------
                                                  $  13,439,658  $  23,173,904  $  46,744,549
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------

(12) CONCENTRATION OF CUSTOMERS AND SUPPLIERS

    All revenue was derived from unaffiliated customers. For the year ended December 31, 1995, three customers provided 19%, 14% and 10% of the Company's revenue. For the year ended December 31, 1996, three customers provided 15%, 14% and 10% of the Company's revenue. For the year ended December 31, 1997, approximately 20% of the Company's total revenues were derived from a single customer.

    Two suppliers accounted for 78% of the purchases in 1995 and three suppliers accounted for 50% of the purchases in 1996. For the year ended December 31, 1997, approximately 40% of the Company's total cost of sales were attributable to three suppliers.

(13) SUBSEQUENT EVENTS


    On February 16, 1998, the Company entered into a definitive agreement to merge with IWL Communications, Inc., a public company listed on NASDAQ and CapRock Fiber Network, Ltd. ("Partnership") The merger is subject, among other matters, to approval by the shareholders of IWL Communications, Inc., the Company and the Partnership.

                        CAPROCK TELECOMMUNICATIONS CORP.
                    (FORMERLY CAPROCK COMMUNICATIONS CORP.)
                         NOTES TO FINANCIAL STATEMENTS

(13) SUBSEQUENT EVENTS (CONTINUED)

    In June 1998, the Company increased its bank line of credit discussed in
Note 4 to $7 million. The Company can advance a maximum of $2.5 million to the Partnership. The line of credit will mature on August 31, 1998.



    On July 16, 1998, CapRock Communications Corp. (formerly IWL Holdings Corporation) ("Holdings"), the Company and the Partnership (with IWL Communications, Inc. ("IWL") as a guarantor of certain obligations with respect to the Notes) sold, through a private placement under Rule 144A under the Securities Act, senior notes (the "Notes") in the aggregate principal amount of $150.0 million. Holdings, the Company and the Partnership (with IWL as a guarantor) will be required to make an offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repayment, in the event that the merger is not consummated and certain other conditions are not satisfied by August 31, 1998. In the event the merger is consummated by August 31, 1998, the Company and the Partnership will be released from the Notes (and IWL will be released from its obligations under such offer to purchase), and Holdings will be the sole obligor thereunder.

                          INDEPENDENT AUDITORS' REPORT

The Partners of
CapRock Fiber Network, Ltd.:

    We have audited the accompanying balance sheet of CapRock Fiber Network, Ltd., as of December 31, 1997, and the related statements of operations, partners' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CapRock Fiber Network, Ltd., as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP


Dallas, Texas
February 11, 1998, except as to note 8,
  which is as of July 16, 1998

                          INDEPENDENT AUDITORS' REPORT

The Partners of
CapRock Fiber Network, Ltd.:

    We have audited the accompanying balance sheet of CapRock Fiber Network, Ltd., as of December 31, 1996, and the related statements of operations, partners' capital, and cash flows for the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CapRock Fiber Network, Ltd., as of December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996 in conformity with generally accepted accounting principles.

                                          Burds, Reed and Mercer, P.C.

Dallas, Texas
March 19, 1997

                          CAPROCK FIBER NETWORK, LTD.
                                 BALANCE SHEETS
                                     ASSETS

                                                                                 DECEMBER 31,
                                                                          --------------------------
                                                                              1996          1997
                                                                          ------------  ------------   MARCH 31,
                                                                                                      ------------
                                                                                                          1998
                                                                                                      ------------
                                                                                                      (UNAUDITED)
Current assets:
  Cash..................................................................  $    --       $    172,543  $    657,599
  Restricted cash (note 1(b))...........................................        25,415       --            --
  Trade receivables.....................................................       --            206,404        44,373
  Prepaid expenses......................................................         2,733         3,602         3,602
                                                                          ------------  ------------  ------------
    Total current assets................................................        28,148       382,549       705,574
Property, plant and equipment, net (note 2).............................     8,552,360     9,299,859     9,167,778
Other assets, net.......................................................       176,804        96,797        75,227
                                                                          ------------  ------------  ------------
    Total assets........................................................  $  8,757,312  $  9,779,205  $  9,948,579
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                                        LIABILITIES AND PARTNERS' DEFICIT

Current liabilities:
  Bank overdraft........................................................  $    957,497  $    --       $    --
  Accounts payable......................................................       894,977        81,904       279,236
  Accrued commitment and guarantor fees
    (note 6)............................................................       208,020       406,010       418,312
  Accrued liabilities...................................................        77,131        67,337       107,871
  Current portion of long-term debt (note 3)............................       506,981       886,304       410,470
  Unearned revenue......................................................       --            --            323,400
                                                                          ------------  ------------  ------------
    Total current liabilities...........................................     2,644,606     1,441,555     1,539,289
Long-term debt, excluding current portion
  (note 3)..............................................................     6,335,846     8,664,588     8,664,588
Partners' deficit:
  General partner.......................................................        (2,231)       (3,273)       (2,553)
  Limited partners......................................................      (220,909)     (323,665)     (252,745)
                                                                          ------------  ------------  ------------
                                                                              (223,140)     (326,938)     (255,298)
Commitments (note 4)
                                                                          ------------  ------------  ------------
    Total liabilities and partners' deficit.............................  $  8,757,312  $  9,779,205  $  9,948,579
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                See accompanying notes to financial statements.

                          CAPROCK FIBER NETWORK, LTD.
                            STATEMENTS OF OPERATIONS

                                                                                                  THREE MONTHS ENDED
                                                              YEARS ENDED DECEMBER 31,                MARCH 31,
                                                       --------------------------------------  ------------------------
                                                          1995         1996          1997         1997         1998
                                                       -----------  -----------  ------------  -----------  -----------
                                                                                                     (UNAUDITED)
Telecommunication services and other revenues........  $   173,227  $   --       $  1,944,778  $   359,913  $   587,533
Operating expenses:
  Network access expenses............................      502,881      --             86,410       40,981       12,261
  Selling, general and administrative (note 6).......      325,956      173,618       285,219       65,392       67,028
  Depreciation and amortization......................       31,481       54,078       901,990      165,566      184,926
                                                       -----------  -----------  ------------  -----------  -----------
    Total operating expenses.........................      860,318      227,696     1,273,619      271,939      264,215
                                                       -----------  -----------  ------------  -----------  -----------
    Income (loss) from operations....................     (687,091)    (227,696)      671,159       87,974      323,318

Other income (expense):
  Interest expense (note 3)..........................      --              (422)     (775,327)    (165,648)    (209,944)
  Interest income....................................      --               715         1,286          309          340
  Other..............................................       12,278      --               (916)     --           --
                                                       -----------  -----------  ------------  -----------  -----------
    Income (loss) before income taxes and
      extraordinary item ............................     (674,813)    (227,403)     (103,798)     (77,365)     113,714
    Income taxes.....................................      --           --            --           --            42,074
                                                       -----------  -----------  ------------  -----------  -----------
    Income (loss) before extraordinary item..........     (674,813)    (227,403)     (103,798)     (77,365)      71,640
  Extraordinary item--extinguishment of debt (note
    1(a))............................................      644,652      --            --           --           --
                                                       -----------  -----------  ------------  -----------  -----------
    Net income (loss)................................  $   (30,161) $  (227,403) $   (103,798) $   (77,365) $    71,640
                                                       -----------  -----------  ------------  -----------  -----------
                                                       -----------  -----------  ------------  -----------  -----------

                See accompanying notes to financial statements.

                          CAPROCK FIBER NETWORK, LTD.
                        STATEMENTS OF PARTNERS' DEFICIT

                                                                                GENERAL     LIMITED
                                                                                PARTNER     PARTNER       TOTAL
                                                                               ---------  -----------  -----------
Balance at December 31, 1994.................................................  $     343  $    34,081  $    34,424
Net loss.....................................................................       (300)     (29,861)     (30,161)
                                                                               ---------  -----------  -----------
Balance at December 31, 1995.................................................         43        4,220        4,263
Net loss.....................................................................     (2,274)    (225,129)    (227,403)
                                                                               ---------  -----------  -----------
Balance at December 31, 1996.................................................     (2,231)    (220,909)    (223,140)
Net loss.....................................................................     (1,042)    (102,756)    (103,798)
                                                                               ---------  -----------  -----------
Balance at December 31, 1997.................................................     (3,273)    (323,665)    (326,938)
Net income (unaudited).......................................................      1,137      112,577       71,640
                                                                               ---------  -----------  -----------
Balance at March 31, 1998 (unaudited)........................................  $  (2,136) $  (211,088) $  (255,298)
                                                                               ---------  -----------  -----------
                                                                               ---------  -----------  -----------

                See accompanying notes to financial statements.

                          CAPROCK FIBER NETWORK, LTD.
                            STATEMENTS OF CASH FLOWS


                                                                                            THREE MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,             MARCH 31,
                                                        ---------------------------------  ---------------------
                                                          1995        1996        1997        1997       1998
                                                        ---------  ----------  ----------  ----------  ---------
                                                                                                (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)...................................  $ (30,161) $ (227,403) $ (103,798) $  (77,365) $  71,640
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Extraordinary gain on extinguishment of debt......   (644,652)     --          --          --         --
    Depreciation and amortization.....................     31,481      54,078     901,990     165,566    184,926
    Allowance for doubtful accounts...................     49,183      --          --          --         --
    Changes in operating assets and liabilities:
    Restricted cash...................................     --         (25,415)     25,415      --         --
    Trade receivable..................................      4,453      --        (206,404)     --        162,031
    Prepaid expenses..................................      5,310      (2,087)       (869)     --         --
    Other assets......................................      4,937      --        (185,131)   (190,305)    --
    Accounts payable and accrued liabilities..........    414,568     128,020    (624,877)     99,192    250,168
    Unearned revenue..................................     --          --          --          --        323,400
                                                        ---------  ----------  ----------  ----------  ---------
      Net cash provided by (used in) operating
        activities....................................   (164,881)    (72,807)   (193,674)     (2,912)   992,165
                                                        ---------  ----------  ----------  ----------  ---------
Cash flows from investing activities:
  Capital expenditures................................     --      (7,601,034) (1,384,351) (1,194,784)   (31,275)
  Proceeds from sale of equipment.....................      7,852      --          --          --         --
                                                        ---------  ----------  ----------  ----------  ---------
      Net cash provided by (used in) investing
        opportunities.................................      7,852  (7,601,034) (1,384,351) (1,194,784)   (31,275)
                                                        ---------  ----------  ----------  ----------  ---------
Cash flows from financing activities:
  Proceeds under long-term note agreement.............     --       6,842,827   3,055,000   3,004,999     --
  Principal payments under long-term note agreement...     --          --          --          --       (475,834)
  Loan fees paid under long-term note agreement.......     --        (135,749)   (346,935)     --         --
  Net change in bank overdraft........................     --         957,497    (957,497)   (957,497)    --
                                                        ---------  ----------  ----------  ----------  ---------
      Net cash provided by (used in) financing
        activities....................................     --       7,664,575   1,750,568   2,047,502   (475,834)
                                                        ---------  ----------  ----------  ----------  ---------
Net increase (decrease) in cash.......................   (157,029)     (9,266)    172,543     849,806    485,056
Cash at beginning of year.............................    166,295       9,266      --          --        172,543
                                                        ---------  ----------  ----------  ----------  ---------
Cash at end of year...................................  $   9,266  $   --      $  172,543  $  849,806  $ 657,599
                                                        ---------  ----------  ----------  ----------  ---------
                                                        ---------  ----------  ----------  ----------  ---------
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest..............  $  --      $   --      $  785,121  $  165,648  $ 209,944
                                                        ---------  ----------  ----------  ----------  ---------
                                                        ---------  ----------  ----------  ----------  ---------
  Noncash investing and financing activities (note
    7)................................................


                See accompanying notes to financial statements.

                          CAPROCK FIBER NETWORK, LTD.
                         NOTES TO FINANCIAL STATEMENTS
        (INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1998 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) GENERAL DESCRIPTION

    CapRock Fiber Network, Ltd. ("CapRock Fiber" or "the Partnership"), is a facilities-based provider of dark fiber bandwidth services to interexchange carriers and other communications entities as well as to businesses and consumers. The Partnership operates a digital fiber optic network between Houston, Victoria and to Corpus Christi, Texas. CapRock Fiber is a Texas limited partnership formed in December 1992. The general partner is responsible for, among other things, the management of the affairs of the Partnership and has unlimited liability for the debts, liabilities and obligations of the Partnership to third parties. No limited partner shall be personally responsible for any debts of the Partnership nor any of the losses thereof beyond the amount of the capital contributions of each to the Partnership, except as to any debt guarantees provided by two of the limited partners. The fiber network became operational in January 1997. Prior to 1997, CapRock Fiber was a development stage enterprise.

    In 1995, the Partnership terminated a fiber lease agreement entered into in June 1994 with a vendor to lease fiber capacity. The Partnership entered into various agreements to maintain the fiber network and sublease the fiber capacity. CapRock recorded maintenance revenues in the amount of $173,227 for the year ended December 31, 1995. CapRock provided property and equipment to the vendor in exchange for the forgiveness of amounts then due under the lease agreements and the remaining future obligation. CapRock recorded an extraordinary gain of approximately $644,000 in 1995 as a result of the transaction.

    (B) RESTRICTED CASH

    Restricted cash represents cash which is restricted as security for a surety bond. The surety bond expired on May 17, 1997, and as such there was no restricted cash balance at December 31, 1997. The restricted cash balance was $25,415 at December 31, 1996.

    (C) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and include certain costs which were capitalized during the installation and expansion of telecommunications networks including interest costs related to construction of approximately $143,255, which was incurred in 1996. No interest was capitalized in 1997, as the fiber network was placed in service in January 1997. Depreciation is computed using the straight-line method over the estimated usefu lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining terms of the leases. The estimated useful lives of owned assets are as follows:

Land..............................................................     --
Buildings.........................................................   20 years
Leasehold improvements............................................   20 years
Telecommunication network.........................................   20 years
Equipment.........................................................    5 years

    (D) PARTNERS' CAPITAL

    The partners' capital balances are determined in accordance with the partnership agreement which requires a tax basis computation. The financial statements have been prepared in accordance with

                          CAPROCK FIBER NETWORK, LTD.
                         NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) generally accepted accounting principles (GAAP), therefore differences exist between the capital accounts maintained on a GAAP basis and tax basis. Net income or loss is allocated amongst the partners based upon the provisions of the partnership agreement.

    (E) REVENUE RECOGNITION

    Telecommunication service revenues are recognized when the services are provided. The revenue from long-term leases of fiber optic cable is recognized monthly over the terms of the related leases. Amounts paid in advance are recorded as unearned revenue.

    (F) TRADE RECEIVABLES

    As of December 31, 1997 the trade receivables balance consisted of unsecured amounts due from customers obligated under operating lease agreements. No allowance for doubtful accounts was recorded as of December 31, 1997. There were no trade receivables as of December 31, 1996.

    (G) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    Effective January 1, 1996, the Partnership has adopted the provisions of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

    (H) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of cash, receivables, and accounts payable are estimated to approximate carrying value due to the short-term maturities of these financial instruments. The carrying value of the Partnership's long-term debt approximates fair value as the interest rate is indexed to changes in the bank's prime lending rate.

    (I) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    (J) INCOME TAXES

    The Partnership is not subject to federal income tax and, accordingly, no provision for federal income taxes is required. Net income or loss of the Partnership is taxed in the income tax returns of the Partners.

    Effective January 1, 1998, the Partnership elected to be taxed as a C Corporation. Consequently, the Partnership will be subject to federal income taxes effective January 1, 1998. The unaudited pro forma effect on income taxes as if the Partnership had been taxed as a C Corporation for all periods presented would have been to provide an income tax benefit of approximately $11,000, $84,000 and $38,000 for the

                          CAPROCK FIBER NETWORK, LTD.
                         NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) years ended December 31, 1995, 1996 and 1997, respectively, and $42,000 for the three months ended March 31, 1998. The pro forma effect on the balance sheet would provide for the establishment of deferred income tax assets of approximately $0, $82,000 and $82,000 as of December 31, 1996 and 1997 and March 31, 1998, respectively, which is primarily attributed to depreciation and amortization.

    (K) UNAUDITED INTERIM FINANCIAL INFORMATION

    Interim information for the three months ended March 31, 1997 and 1998, including such information in the notes to the financial statements, is unaudited. This information has been prepared on the same basis as the annual financial statements, and, in the opinion of the Partnership's management, reflects all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation of the results of such period. Financial results for the interim period are not necessarily indicative of the results for a full year.

(2) PROPERTY, PLANT AND EQUIPMENT

    The components of property, plant and equipment at are as follows:

                                                             DECEMBER 31,
                                                      --------------------------
                                                          1996          1997
                                                      ------------  ------------   MARCH 31,
                                                                                      1998
                                                                                  ------------
                                                                                  (UNAUDITED)
Land................................................  $     10,243  $     10,243  $     10,243
Buildings...........................................       --            186,286       186,286
Leasehold improvements..............................       103,002       107,565       107,565
Telecommunications network..........................     8,201,258     8,505,917     8,505,917
Equipment...........................................       237,857     1,126,700     1,157,975
                                                      ------------  ------------  ------------
                                                         8,552,360     9,936,711     9,967,986
Accumulated depreciation............................       --           (636,852)     (805,054)
                                                      ------------  ------------  ------------
                                                      $  8,552,360  $  9,299,859  $  9,162,932
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

    The Partnership has also leased dark fiber included in the telecommunications network to unrelated long-distance carriers (see note 5).

(3) LONG-TERM DEBT

    The Partnership has a loan agreement with a bank whereby it borrowed $10 million used for the construction, start-up and related expenses of the fiber optic network. The loan was initially secured by the network, investment securities of a limited partner, accounts receivable and guarantees of both the general partner and certain limited partners, and currently is guaranteed by two of the limited partners (see note 6). The Partnership is required to maintain certain financial covenants as a condition of this loan. Accrued interest is payable monthly. Quarterly principal payments began on March 31, 1997. Principal payment amounts gradually increase from .5% to 3.5% of the outstanding principal balance existing at March 31, 1997. Additional principal payments began on June 30, 1997 based upon excess cash flow, as defined in the agreement. All unpaid principal and accrued interest is due in full December 31, 2001. Interest is charged at either the bank's prime rate (8.25% and 8.5% at December 31, 1996 and 1997, respectively), or a spread over LIBOR. Under the loan agreement, the Partnership has the ability to secure a fixed rate of interest on certain portions of the outstanding balance, subject to certain restrictions. The

                          CAPROCK FIBER NETWORK, LTD.
                         NOTES TO FINANCIAL STATEMENTS

(3) LONG-TERM DEBT (CONTINUED)
balance outstanding under this loan agreement at December 31, 1996 and 1997 was $6,842,827 and $9,550,892, respectively. The current portion outstanding under this loan agreement at December 31, 1996 and 1997 was $506,981 and $886,304, respectively. Principal maturities are as follows:

1998............................................................  $ 886,304
1999............................................................  1,034,022
2000............................................................  1,230,978
2001............................................................  6,399,588
                                                                  ---------
                                                                  $9,550,892
                                                                  ---------
                                                                  ---------

    The Partnership was in violation of certain debt covenants as of December 31, 1996 and 1997. The Partnership has obtained a waiver for these covenant violations. The Partnership anticipates that debt covenant requirements will be met through December 31, 1998.

(4) COMMITMENTS

    The Partnership leases office space and land used for transmission sites. These lease terms are for initial terms of five and twenty years, respectively. Rent expense for the years ended December 31, 1995, 1996 and 1997 was $7,625, $2,473 and $12,439, respectively. Future minimum lease commitments under these agreement are as follows:

1998..............................................................  $  22,303
1999..............................................................     22,303
2000..............................................................     22,303
2001..............................................................     21,727
2002..............................................................     21,000
2003 and thereafter...............................................    320,500
                                                                    ---------
                                                                    $ 430,136
                                                                    ---------
                                                                    ---------

    The Partnership also is obligated to pay a telecommunications franchise fee to a municipality. These payments are due quarterly, and amount to the greater of $3,000 or 5% of gross income generated within the municipality.

(5) FIBER OPTIC LINE RENTAL

    As of December 31, 1997, multiple lease agreements had been signed with customers to lease capacity over the fiber optic line. Substantially all of the Partnership's revenues in 1997 have been derived from two customers. One of the customers provided for approximately 93% of total revenues in 1997 and comprised 78% of the trade receivable balance. The other significant customer provided for approximately 5% of total revenues in 1997 and comprised 22% of the trade receivable balance. The lease terms are through August 2004 and July 2006. These lease agreements include various renewal options.

                          CAPROCK FIBER NETWORK, LTD.
                         NOTES TO FINANCIAL STATEMENTS

(6) RELATED PARTY TRANSACTIONS

    LOAN FEES:

    Certain partners have guaranteed the bank loan. In consideration, the Partnership has agreed to pay a one-time commitment fee equal to 1% of each partner's guarantee. No commitment fees were accrued in 1997. These loan commitment fees in 1996 were $80,000, and these fees began accruing interest at 12% on July 1, 1997. This rate increases 2% each July 1 thereafter. The guarantors were also paid a loan guaranty fee by the Partnership equal to 7% of the amount of the lesser of $8,000,000 or the average outstanding daily principal of the loan. The bank released the guaranty requirement in April 1997 for certain limited partners. No guaranty fees will be paid prospectively to the remaining guarantors and therefore, no guaranty fees have been accrued subsequent to April 1997, other than accrued interest. The total accrued commitment fees and loan guarantor fees as of December 31, 1996 and 1997 was approximately $208,000 and $406,000, respectively. The Partnership has not paid any amounts related to these agreements as of December 31, 1997.

    GENERAL AND ADMINISTRATION SERVICES

    The Partnership retained a related party to manage and administer the operations of the network. In consideration for these services, the Partnership will reimburse direct costs of the network plus 5%, payable monthly. The total general and administrative expenses paid to the affiliate was $-0-, $77,000 and $150,948, respectively for the years ended December 31, 1995, 1996 and 1997. In addition, as payment for marketing services, the Partnership will pay 7% of any additional lease payments generated as a result of the related party's efforts. There were no payments made in 1995, 1996 and 1997 under this agreement.

    The Partnership has entered into an agreement with a related party to manage the construction of the fiber optic network. Under this agreement, the Partnership paid 4% of the costs of constructing the network, payable monthly at a minimum of $15,000 per month. The Partnership paid management fees of $296,576 in 1997 and $461,576, cumulative under the arrangement since construction commenced.

(7) NONCASH INVESTING AND FINANCING ACTIVITIES

    During the year ended December 31, 1996, the Partnership capitalized property and equipment of $1,171,818 and loan costs of $80,000 through an increase in accounts payable and accrued liabilities.

(8) SUBSEQUENT EVENTS

    MERGER


    On February 16, 1998, the Partnership entered into a definitive agreement to merge with CapRock Telecommunications Corp. (formerly CapRock Communications Corp.) ("Telecommunications") and IWL Communications, Inc., a public company listed on NASDAQ. The merger is subject to, among other matters, approval by the shareholders of IWL Communications, Inc. and Telecommunications.


    INDEFEASIBLE RIGHT TO USE

    The Partnership is constructing a fiber optic network between San Antonio and Laredo, and Corpus Christi, McAllen, Harlingen, and Brownsville, Texas. On February 6, 1998, the Partnership entered into an indefeasible right to use contract for dark fiber. The customer will lease twelve optical fibers with an option to lease additional fibers. The Partnership is not currently committed to any vendors for the capital expenditures to build the fiber network.

                          CAPROCK FIBER NETWORK, LTD.
                         NOTES TO FINANCIAL STATEMENTS

(8) SUBSEQUENT EVENTS (CONTINUED)

    On July 16, 1998, CapRock Communications Corp. (formerly IWL Holdings Corp.) ("Holdings"), Telecommunications and the Partnership (with IWL Communications, Inc. ("IWL") as a guarantor of certain obligations with respect to the Notes) sold, through a private placement under Rule 144A under the Securities Act, senior notes (the "Notes") in the aggregate principal amount of $150.0 million. Holdings, Telecommunications and the Partnership (with IWL as a guarantor) will be required to make an offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repayment, in the event that the merger is not consummated and certain other conditions are not satisfied by August 31, 1998. In the event the merger is consummated by August 31, 1998, Telecommunications and the Partnership will be released from the Notes (and IWL will be released from its obligations under such offer to purchase), and Holdings will be the sole obligor thereunder.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders

IWL Communications, Inc. and Subsidiaries:

    We have audited the accompanying consolidated balance sheets of IWL Communications, Inc. and Subsidiaries (the Company) as of June 30, 1996 and 1997, and as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997 and for the six months ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IWL Communications, Inc. and Subsidiaries as of June 30, 1996 and 1997 and December 31, 1997 and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1997 and for the six months ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Houston, Texas
April 3, 1998,
except as to the
second paragraph of
Note 1 which is as of May 7, 1998

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                  JUNE 30, 1996 AND 1997 AND DECEMBER 31, 1997

                                                                          JUNE 30,      JUNE 30,    DECEMBER 31,
                                                                            1996          1997          1997
                                                                        ------------  ------------  ------------
                                                     ASSETS

Current assets:
  Cash and cash equivalents...........................................  $    360,930  $  7,659,983  $  3,345,312
  Accounts receivable:
    Trade, less allowance for doubtful accounts of $74,513, $100,936
      and $140,613, respectively......................................     5,501,317     5,710,344     6,342,127
    Affiliate.........................................................        73,234        67,074        30,344
    Other.............................................................         7,172       116,020       239,298
  Notes receivable-trade, current portion.............................       230,429       --            --
  Inventory...........................................................       851,380     1,856,617     1,022,927
  Costs and estimated earnings in excess of billings on uncompleted
    contracts.........................................................       135,675       242,862       --
  Deferred tax asset-current..........................................        74,659       242,317       107,750
  Prepaid expenses and deposits.......................................       132,266       388,272       447,067
                                                                        ------------  ------------  ------------
      Total current assets............................................     7,367,062    16,283,489    11,534,825
                                                                        ------------  ------------  ------------
Property, plant and equipment.........................................     8,385,538    14,281,182    20,387,102
  Accumulated depreciation............................................    (3,894,863)   (5,164,829)   (6,039,032)
                                                                        ------------  ------------  ------------
      Net property, plant and equipment...............................     4,490,675     9,116,353    14,348,070
                                                                        ------------  ------------  ------------
Investment in unconsolidated subsidiary...............................       297,153       428,374       --
Other assets..........................................................       254,448       233,527       400,681
                                                                        ------------  ------------  ------------
      Total assets....................................................  $ 12,409,338  $ 26,061,743  $ 26,283,576
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable-current portion.......................................  $    997,904  $    963,595  $  6,035,069
  Trade accounts payable and accrued expenses.........................     3,907,185     5,436,445     3,626,519
  Customer deposits...................................................       388,993        23,365       171,972
  Federal income taxes payable........................................        37,418       --            264,964
  Deferred revenue-current portion....................................       175,977        53,480        14,667
  Billings in excess of costs and estimated earnings on uncompleted
    contracts.........................................................        48,892        85,553        92,022
                                                                        ------------  ------------  ------------
      Total current liabilities.......................................     5,556,369     6,562,438    10,205,213
                                                                        ------------  ------------  ------------
Notes payable, noncurrent portion.....................................     2,943,837     7,692,332     3,588,308
Deferred revenue, noncurrent portion..................................        66,748       --            --
Deferred income taxes.................................................       144,034       413,071       323,913
                                                                        ------------  ------------  ------------
      Total liabilities...............................................     8,710,988    14,667,841    14,117,434
                                                                        ------------  ------------  ------------
Stockholders' equity:
  Common stock, $.01 par value; 100,000,000 authorized, issued and outstanding 2,225,008, 3,677,816 and 3,754,230 shares,
    respectively......................................................        22,250        36,778        37,542
  Additional paid-in capital..........................................       259,626     7,251,600     7,601,589
  Retained earnings...................................................     3,416,474     4,105,524     4,527,011
                                                                        ------------  ------------  ------------
      Total stockholders' equity......................................     3,698,350    11,393,902    12,166,142
                                                                        ------------  ------------  ------------
Commitment and contingencies
      Total liabilities and stockholders' equity......................  $ 12,409,338  $ 26,061,743  $ 26,283,576
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

          See accompanying notes to consolidated financial statements.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND
                  SIX MONTHS ENDED DECEMBER 31, 1996 AND 1997

                                                                                                            SIX MONTHS
                                                        YEARS ENDED JUNE 30,                                  ENDED
                                          -------------------------------------------------                DECEMBER 31,
                                              1995             1996               1997                         1997
                                          ------------  -------------------  --------------   SIX MONTHS   ------------
                                                                                                ENDED
                                                                                             DECEMBER 31,
                                                                                                 1996
                                                                                             ------------
                                                                                             (UNAUDITED)
Sales:
  Telecommunication services............  $  5,789,570    $     6,530,887    $    7,993,104  $  3,645,771  $  4,855,428
  Project/other revenue.................    10,004,504         10,711,346        14,707,698     7,303,096     7,107,213
  Product resales.......................       --              10,553,846         7,640,788     4,695,225       --
                                          ------------  -------------------  --------------  ------------  ------------
    Total sales.........................    15,794,074         27,796,079        30,341,590    15,644,092    11,962,641
Cost of sales (exclusive of items shown
  separately below).....................    (9,639,347)       (10,743,266)      (14,709,249)   (7,004,414)   (6,556,544)
Cost of sales-product resales...........       --              (9,672,078)       (7,027,061)   (4,680,001)      --
                                          ------------  -------------------  --------------  ------------  ------------
Gross profit............................     6,154,727          7,380,735         8,605,280     3,959,677     5,406,097
Selling expenses........................       862,183            842,038         1,140,953       494,702       792,667
General and administrative expenses.....     3,537,004          4,257,067         4,704,302     2,240,224     2,838,058
Depreciation and amortization...........       820,957          1,003,296         1,403,036       635,415       981,733
                                          ------------  -------------------  --------------  ------------  ------------
Income from operations..................       934,583          1,278,334         1,356,989       589,336       793,639
                                          ------------  -------------------  --------------  ------------  ------------
Other income and (expense):
  Interest income.......................        52,036             46,300            20,374        17,764       130,024
  Interest expense......................      (296,299)          (316,412)         (534,218)     (231,490)     (347,844)
  Gain from sale of investment in
    unconsolidated subsidiary...........       --               --                 --             --             66,266
  Equity in earnings (loss) of
    unconsolidated subsidiary...........       105,829            (25,873)           81,221           776        34,662
  Gain from sale of assets..............        24,926             67,021            47,690        18,148         9,240
  Other.................................         8,123          --                 --                  28       --
                                          ------------  -------------------  --------------  ------------  ------------
Total other income (expense)............      (105,385)          (228,964)         (384,933)     (194,774)     (107,652)
                                          ------------  -------------------  --------------  ------------  ------------
Income before income taxes..............       829,198          1,049,370           972,056       394,562       685,987
Income tax expense......................       293,557            315,708           283,006       134,154       264,500
                                          ------------  -------------------  --------------  ------------  ------------
Net income..............................  $    535,641    $       733,662    $      689,050  $    260,408  $    421,487
                                          ------------  -------------------  --------------  ------------  ------------
                                          ------------  -------------------  --------------  ------------  ------------
Net income per share:
  Basic.................................  $       0.24    $          0.33    $         0.30  $       0.12  $       0.11
                                          ------------  -------------------  --------------  ------------  ------------
                                          ------------  -------------------  --------------  ------------  ------------
  Diluted...............................  $       0.24    $          0.33    $         0.30  $       0.11  $       0.11
                                          ------------  -------------------  --------------  ------------  ------------
                                          ------------  -------------------  --------------  ------------  ------------
Weighted average shares outstanding:
  Basic.................................     2,222,200          2,222,416         2,298,377     2,225,939     3,736,967
  Diluted...............................     2,232,751          2,232,967         2,323,330     2,261,149     3,907,877

          See accompanying notes to consolidated financial statements.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND
                       SIX MONTHS ENDED DECEMBER 31, 1997

                                                    COMMON STOCK        ADDITIONAL
                                                ---------------------    PAID-IN       RETAINED
                                                  SHARES     AMOUNT      CAPITAL       EARNINGS        TOTAL
                                                ----------  ---------  ------------  ------------  -------------
Balances at June 30, 1994.....................   2,222,200  $  22,222  $    249,658  $  2,147,171  $   2,419,051
Net income....................................      --         --           --            535,641        535,641
                                                ----------  ---------  ------------  ------------  -------------
Balances at June 30, 1995.....................   2,222,200     22,222       249,658     2,682,812      2,954,692
Issuance of stock.............................       2,808         28         9,968       --               9,996
Net income....................................      --         --           --            733,662        733,662
                                                ----------  ---------  ------------  ------------  -------------
Balances at June 30, 1996.....................   2,225,008     22,250       259,626     3,416,474      3,698,350
Issuance of stock.............................       2,808         28         9,969       --               9,997
Proceeds from initial public common stock
  offering, net of expenses...................   1,450,000     14,500     6,982,005       --           6,996,505
Net income....................................      --         --           --            689,050        689,050
                                                ----------  ---------  ------------  ------------  -------------
Balances at June 30, 1997.....................   3,677,816     36,778     7,251,600     4,105,524     11,393,902
Issuance of stock.............................      76,414        764       386,260       --             387,024
Additional expenses from initial public
  offering....................................      --         --           (36,271)      --             (36,271)
Net income....................................      --         --           --            421,487        421,487
                                                ----------  ---------  ------------  ------------  -------------
Balance at December 31, 1997..................   3,754,230  $  37,542  $  7,601,589  $  4,527,011  $  12,166,142
                                                ----------  ---------  ------------  ------------  -------------
                                                ----------  ---------  ------------  ------------  -------------

          See accompanying notes to consolidated financial statements.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 YEARS ENDED JUNE 30, 1995, 1996, AND 1997 AND
                  SIX MONTHS ENDED DECEMBER 31, 1996 AND 1997


                                                                                                             SIX MONTHS
                                                                                             SIX MONTHS        ENDED
                                                        YEARS ENDED JUNE 30,                   ENDED        DECEMBER 31,
                                                1995            1996            1997        DECEMBER 31,        1997
                                           --------------  --------------  --------------       1996       --------------
                                                                                           --------------
                                                                                            (UNAUDITED)
Cash flows from operating activities:
Net income...............................  $      535,641  $      733,662  $      689,050  $      260,408  $      421,487
Adjustments to reconcile net income to
  net cash provided by operating
  activities: Depreciation and
  amortization...........................         820,957       1,003,296       1,403,036         635,415         981,733
Gain from sale of KSG....................        --              --              --              --               (66,266)
Gain from sale of assets.................         (24,926)        (67,021)        (47,690)        (18,148)         (9,240)
Deferred income taxes....................          78,903          (9,528)        101,379          34,509          45,409
Equity in (earnings) loss of
  unconsolidated subsidiary..............        (105,829)         25,873         (81,221)           (776)        (34,662)
Changes in operating assets and
  liabilities:
Accounts receivable......................        (296,166)     (3,903,405)       (311,715)        468,269        (718,331)
Inventory................................         374,297        (253,022)        (70,003)       (868,242)        833,690
Costs and estimated earnings in excess of
  billings...............................          (2,881)       (132,794)       (107,187)         52,410         242,862
Prepaid expenses and deposits............         (43,997)            (58)       (256,006)       (232,870)        (58,795)
Other assets.............................          32,274        (101,611)        (91,197)       (151,430)       (205,805)
Trade accounts payable and accrued
  expenses...............................        (640,238)      2,762,020       1,871,807         (34,128)     (1,809,926)
Customer deposits........................        (118,485)        327,692        (365,628)       (274,894)        148,607
Deferred revenue.........................         177,296        (130,359)       (189,245)        378,151         (38,813)
Billings in excess of costs and estimated
  earnings...............................        --                48,892          36,661          86,609           6,469
Federal income taxes payable.............         (90,559)         37,418         (37,418)         (1,643)        264,964
                                           --------------  --------------  --------------  --------------  --------------
Net cash provided by operating
  activities.............................         696,287         341,055       2,544,623         333,640           3,383
                                           --------------  --------------  --------------  --------------  --------------
Cash flows from investing activities:
Purchase of property, plant, and
  equipment..............................      (1,585,103)     (1,492,487)     (6,987,778)     (2,431,532)     (6,189,659)
Proceeds from disposal of property,
  plant, and equipment...................          70,525         201,550         119,210          28,776          24,140
Proceeds from notes receivable...........         283,755         659,972        --              --              --
Proceeds from sale of KSG................        --              --              --              --               529,262
Investment in unconsolidated
  subsidiary.............................        --              --               (50,000)        (50,000)       --
                                           --------------  --------------  --------------  --------------  --------------
Net cash used in investing activities....  $   (1,230,823) $     (630,965) $   (6,918,568) $   (2,452,756) $   (5,636,257)
                                           --------------  --------------  --------------  --------------  --------------

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

                 YEARS ENDED JUNE 30, 1995, 1996, AND 1997 AND
                  SIX MONTHS ENDED DECEMBER 31, 1996 AND 1997

                                                                                                            SIX MONTHS
                                                                                             SIX MONTHS       ENDED
                                                         YEARS ENDED JUNE 30,                  ENDED       DECEMBER 31,
                                                 1995            1996            1997       DECEMBER 31,       1997
                                            --------------  --------------  --------------      1996      --------------
                                                                                            ------------
                                                                                            (UNAUDITED)
Cash flows from financing activities:
Proceeds from debt........................  $    2,350,729  $    8,352,398  $    5,902,612  $  2,684,377  $   14,280,634
Debt payments.............................      (1,496,470)     (8,002,183)     (1,236,116)     (654,706)    (13,313,184)
Proceeds from issuance of common stock....        --                 9,996       7,006,502         9,997         350,753
Decrease in cash overdraft................         (29,094)       --              --                            --
                                            --------------  --------------  --------------  ------------  --------------
Net cash provided by financing
  activities..............................         825,165         360,211      11,672,998     2,039,668       1,318,203
                                            --------------  --------------  --------------  ------------  --------------
Net increase (decrease) in cash for
  period..................................         290,629          70,301       7,299,053       (79,448)     (4,314,671)
Cash and cash equivalents at beginning of
  period..................................        --               290,629         360,930       360,930       7,659,983
                                            --------------  --------------  --------------  ------------  --------------
Cash and cash equivalents at end of
  period..................................  $      290,629  $      360,930  $    7,659,983  $    281,482  $    3,345,312
                                            --------------  --------------  --------------  ------------  --------------
                                            --------------  --------------  --------------  ------------  --------------
Supplemental disclosures of cash flow
  information:
Cash paid during the year for
  interest................................  $      317,404  $      298,546  $      509,931  $    220,185  $      347,759
                                            --------------  --------------  --------------  ------------  --------------
                                            --------------  --------------  --------------  ------------  --------------
Cash paid during the year for income
  taxes...................................  $      367,267  $      150,866  $      320,424  $     57,500  $     --
                                            --------------  --------------  --------------  ------------  --------------
                                            --------------  --------------  --------------  ------------  --------------
Supplemental schedule of noncash investing
  activities:
Conversion of accounts receivable to notes
  receivable..............................  $      331,983  $      395,637  $     --        $    --       $     --
                                            --------------  --------------  --------------  ------------  --------------
                                            --------------  --------------  --------------  ------------  --------------
Offset of notes receivable in lieu of
  accounts payable to vendor..............  $     --        $     --        $      342,547  $    --       $     --
                                            --------------  --------------  --------------  ------------  --------------
                                            --------------  --------------  --------------  ------------  --------------

          See accompanying notes to consolidated financial statements.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      YEARS ENDED JUNE 30, 1995, 1996 AND
                  1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

    The Company provides communications solutions to customers with operations in remote, difficult-access regions and in areas around the world where government deregulation has created new market opportunities. The Company delivers communications services to its customers by utilizing a broad range of analog and digital technologies, including satellite, microwave radio, conventional two-way radio and fiber optic cable. The Company has operations in Friendswood and Houston, Texas, New Orleans and Lafayette, Louisiana and Moscow, Russia.

CHANGE IN FISCAL YEAR-END

    The Company changed its fiscal year end from June 30 to December 31 on May 7, 1998. These audited consolidated financial statements reflect the results of operations and statement of cash flows for the transition six-month period ended December 31, 1997. The results of operations and statement of cash flows for the comparable six-month period ended December 31, 1996 are derived from unaudited consolidated financial statements of IWL which in the opinion of IWL's management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof.

BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of IWL Communications, Inc. and its wholly-owned subsidiaries, Spacelink Systems, Inc., Spacelink Systems FSC, Inc. and IWL Communications Ltd. (Russia). All material intercompany accounts and transactions have been eliminated. The Company's investment in and operating results of Kenwood Systems Group, which was a 50% owned entity for the years ended June 30, 1995, 1996 and 1997 and for the six months ended December 31, 1997 until the date of sale are included in the accompanying financial statements on the basis of the equity method of accounting.

CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

    The Company performs credit evaluations of its customers, but does not require collateral.

MAJOR CUSTOMERS AND SUPPLIERS

    For the years ended June 30, 1996 and 1997, approximately $11,688,251 (42%) and $9,818,000 (32%), respectively of the Company's sales were from one customer. None of the Company's sales to customers accounted for more than 10% of sales for the year ended June 30, 1995 or the six months ended December 31, 1997. At June 30, 1997, accounts receivable-trade included balances of approximately $880,100 and $594,200 from two of the Company's major customers. At December 31, 1997, no customer balances accounted for more than 10% of accounts receivable-trade.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

                      YEARS ENDED JUNE 30, 1995, 1996 AND
                  1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The majority of the sales to the major customer for the year ended June 30, 1996 and 1997 ($10,553,846 and $7,640,800, respectively) were attributable to a one-time project, which included a significant equipment resale component, that the Company substantially completed in 1997, and, therefore, is not expected to contribute in a material manner to the Company's revenue in future periods.

    Customers in the oil and gas industry account for substantially all of the Company's offshore and project related sales. Price decreases in oil and gas and other market forces which negatively affect the oil and gas industry as a whole, could affect funding for drilling activities in the Gulf of Mexico, North Sea and elsewhere, and could impact the Company's financial condition, results of operations and cash flows.

    The Company purchases substantially all of its telecommunications equipment for use in the oil and gas industry from one supplier pursuant to an exclusive distributorship agreement.

INVENTORY

    Inventory substantially consists of parts and equipment held for resale. Inventory that can be specifically identified using a unique identification number is stated at the lower of specific cost or market. Inventory that cannot be specifically identified is stated at the lower of cost or market where cost is determined using the first in-first out method. Market value, in all cases, represents the lower of replacement cost or net realizable value.

PROPERTY, PLANT AND EQUIPMENT/DEPRECIATION

    Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as indicated below:

Buildings and improvements......................................  7-31 years
Vehicles........................................................     5 years
Furniture and fixtures..........................................   5-7 years
Leasehold improvements..........................................  Lease term
Equipment for rent/lease........................................  7-10 years
Computers, office and test equipment............................   5-7 years

    Significant expenditures that add materially to the utility or useful lives of property, plant and equipment are capitalized. All other maintenance and repair costs are charged to current operations. The cost and related accumulated depreciation of assets replaced, retired or otherwise disposed of are eliminated from the property accounts and any gain or loss is reflected as other income and expense.

REVENUE RECOGNITION

    The Company provides services such as telecommunication services whose revenue is recognized based on the monthly service provided. Lease revenues from equipment rentals are recorded over the life of the lease contract. Communication systems contracts are typically fixed price and revenue is recognized based on the percentage-of-completion method, primarily based on contract cost incurred to date compared with total estimated contract costs. Costs and estimated earnings or losses, if any, recognized in

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

                      YEARS ENDED JUNE 30, 1995, 1996 AND
                  1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) excess of amounts billed are classified as current assets. It is anticipated that the incurred costs associated with work in progress at the end of the respective periods will be billed and collected within the next year. Amounts received from clients in excess of revenues recognized to date are classified as current liabilities.

STOCK OPTION PLAN

    Prior to July 1, 1996, the Company accounted for its stock option plan in accordance with the provision of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On July 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123 commencing in its June 30, 1997 financial statements.

INCOME TAXES

    The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rate and laws that will be in effect when the differences are expected to reverse.

    The provision for income taxes includes federal, foreign, state and local income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities.

FAIR VALUE

    The Company believes that the carrying amounts of its financial instruments included in current assets and current liabilities approximate the fair value of such items due to their short-term nature. The carrying amount of long-term notes payable approximates their fair value because interest rates approximate market.

ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare this balance sheet in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

                      YEARS ENDED JUNE 30, 1995, 1996 AND
                  1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
NET INCOME PER SHARE

    In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128"). SFAS 128 establishes new standards for computing and presenting earnings per share ("EPS") amounts for companies with publicly held common stock. The new standards require the presentation of both basic and diluted EPS amounts for companies with complex capital structures. Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period, and excludes the effect of potentially dilutive securities (such as options, warrants and convertible securities) which are converted into common stock. Dilutive EPS reflects the potential dilution related to the incremental shares from such convertible securities. Incremental shares resulting from dilutive employee stock options of 10,551, 10,551, and 24,953 for the years ended June 30, 1995, 1996, and 1997, respectively were used in the calculation of diluted EPS. Incremental shares of 35,210 and 170,910 for the six-month periods ended December 31, 1996 and 1997, respectively, were used in the calculation of diluted EPS.

    Effective October 1, 1997, the Company adopted the requirements of SFAS 128 and has presented basic and diluted EPS for all periods presented.

    On November 1, 1995, the Board of Directors declared a two hundred- for-one common stock split effective November 1, 1995. All share amounts and numbers of shares have been restated to reflect the stock split.

(2) COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                                           JUNE 30,     JUNE 30,     DECEMBER 31,
                                                                             1996         1997           1997
                                                                          ----------  -------------  ------------
Costs incurred on uncompleted contracts.................................  $  271,100  $     958,295   $  381,074
Estimated earnings......................................................     127,332        315,106      281,869
                                                                          ----------  -------------  ------------
                                                                             398,432      1,273,401      662,943
Less billings to date...................................................     311,649      1,116,092      754,965
                                                                          ----------  -------------  ------------
                                                                          $   86,783  $     157,309   $  (92,022)
                                                                          ----------  -------------  ------------
                                                                          ----------  -------------  ------------

    Included in accompanying balance sheets under the following captions:

                                                                             JUNE 30,    JUNE 30,    DECEMBER 31,
                                                                               1996        1997          1997
                                                                            ----------  -----------  ------------
Costs and estimated earnings in excess of billings on uncompleted
  contracts...............................................................  $  135,675  $   242,862   $   --
Billings in excess of costs and estimated earnings on uncompleted
  contracts...............................................................     (48,892)     (85,553)     (92,022)
                                                                            ----------  -----------  ------------
                                                                            $   86,783  $   157,309   $  (92,022)
                                                                            ----------  -----------  ------------
                                                                            ----------  -----------  ------------

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(3) INVESTMENT IN KENWOOD SYSTEMS GROUP

    In September 1997, the Company sold its ownership in Kenwood Systems Group, Inc. (KSG), a California corporation. Prior to the date of sale, the Company owned 50% of the voting common stock, with the remaining 50% of the voting common stock owned by Kenwood Americas Corporation (KAC). The results of operations from July 1, 1997 through the date of sale (September 30, 1997) of KSG have been reflected in the Company's operating results. The Company and KAC were the original owners of KSG, which began operations on May 1, 1994. The Company recorded a gain on the sale of KSG of $66,226.

    The investment was recorded using the equity method in which the original investment, adjusted for the Company's proportionate share of KSG's income, losses and dividend distributions, was recorded as a long-term investment. The Company's original investment in KSG was $200,000. An additional investment of $50,000 was made during the year ended June 30, 1997. The Company's proportionate share of KSG's (losses)/earnings for the years ended June 30, 1995, 1996 and 1997 and for the six months ended December 31, 1997 were $105,829, $(25,873), $81,221 and $34,662, respectively.

    The Company received a management fee from KSG equal to 2% of gross sales that was paid quarterly. For the years ended June 30, 1995, 1996 and 1997 and the six months ended December 31, 1997, the Company earned a management fee of $59,995, $58,253, $82,476 and $25,406, respectively. In addition, KSG was covered by worker's compensation, property, medical, dental and general liability insurance policies maintained by the Company. KSG also purchased various supplies and computer equipment from the Company from time to time. Employees of KSG were eligible to participate in a 401(k) plan maintained by the Company. Billings by the Company to KSG for the years ended June 30, 1996 and 1997 and the six months ended December 31, 1997 for insurance, supplies, equipment and management fees totaled approximately $128,178, $199,000 and $75,000, respectively. At June 30, 1995, 1996 and 1997, $22,849, $73,234 and
$67,074, respectively, is included on the accompanying balance sheet as account receivable-affiliate which is due from KSG.

    Pertinent financial data (unaudited) of KSG, for the years ended June 30, 1995, 1996 and 1997 and the six months ended December 31, 1997 is as follows:

                                                      YEARS ENDED JUNE 30,               SIX MONTHS
                                            ----------------------------------------        ENDED
                                                1995          1996          1997      DECEMBER 31, 1997
                                            ------------  ------------  ------------  -----------------
Total assets at period end................  $  1,095,449  $  1,248,217  $  1,812,491    $    --
                                            ------------  ------------  ------------  -----------------
                                            ------------  ------------  ------------  -----------------
Stockholders' equity at period end........  $    646,053  $    594,307  $    869,745    $    --
                                            ------------  ------------  ------------  -----------------
                                            ------------  ------------  ------------  -----------------
Revenues..................................  $  2,999,745  $  2,912,637  $  4,121,335    $   1,206,966
                                            ------------  ------------  ------------  -----------------
                                            ------------  ------------  ------------  -----------------
Net earnings (loss).......................  $    211,660  $    (51,746) $    159,115    $      69,324
                                            ------------  ------------  ------------  -----------------
                                            ------------  ------------  ------------  -----------------

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(4) ALLOWANCE FOR DOUBTFUL ACCOUNTS

    The activity in the allowance for doubtful accounts is as follows:

                                                        BALANCE AT   CHARGED TO   WRITE-OFFS   BALANCE AT
                                                       BEGINNING OF   COSTS AND     NET OF     THE END OF
                                                          PERIOD      EXPENSES    RECOVERIES     PERIOD
                                                       ------------  -----------  -----------  -----------
Year ended June 30, 1995.............................   $   85,000    $  29,510    $ (86,529)   $  27,981
Year ended June 30, 1996.............................       27,981       46,532       --           74,513
Year ended June 30, 1997.............................       74,513       26,423       --          100,936
Six months ended December 31, 1997...................      100,936       39,677       --          140,613

(5) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment at June 30, 1996 and 1997 and December 31, 1997 was as follows:

                                                               JUNE 30,      JUNE 30,     DECEMBER 31,
                                                                 1996          1997           1997
                                                             ------------  -------------  -------------
Assets:
  Land.....................................................  $     41,046  $      41,046  $      41,046
  Equipment for rent/lease.................................     6,355,557      9,743,043     12,003,374
  Building and improvements................................       456,355        767,327        796,198
  Computer, office and test equipment......................       889,326      1,919,700      2,321,238
  Vehicles.................................................       475,353        570,716        516,693
  Furniture and fixtures...................................       167,901        304,116        335,054
  Construction in process..................................       --             935,234      4,373,499
                                                             ------------  -------------  -------------
                                                                8,385,538     14,281,182     20,387,102
Accumulated depreciation and amortization:
  Equipment for rent/lease.................................     3,316,813      4,285,492      4,989,079
  Building and improvements................................       144,548        170,631        187,598
  Computer, office and test equipment......................       100,283        268,159        396,380
  Vehicles.................................................       234,601        306,219        310,635
  Furniture and fixtures...................................        98,618        134,328        155,340
                                                             ------------  -------------  -------------
                                                                3,894,863      5,164,829      6,039,032
                                                             ------------  -------------  -------------
Net property, plant and equipment..........................  $  4,490,675  $   9,116,353  $  14,348,070
                                                             ------------  -------------  -------------
                                                             ------------  -------------  -------------

(6) SEGMENT AND GEOGRAPHIC INFORMATION

    The Company operates in one industry segment: provision of advanced communication solutions. The Company markets and sells its products and services in the United States and in foreign countries through its direct sales organization.

    The following table presents information about the Company by geographic area. Export sales and certain income and expense items are reported in the geographic area where the transaction originates. Substantially all identifiable assets of the Company are held in the United States.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(6) SEGMENT AND GEOGRAPHIC INFORMATION (CONTINUED)
    All significant transactions and agreements of the Company are conducted in U.S. dollars; therefore, no foreign currency translation gains or losses are included in the accompanying financial statements.

                                                                            NORTH
                                                                           AMERICA    RUSSIA      OTHER      TOTAL
                                                                          ---------  ---------  ---------  ---------
                                                                                        (IN THOUSANDS)
For the year ended June 30,
  1995:
    Revenues............................................................  $  11,956  $   3,262  $     576  $  15,794
    Operating income (loss).............................................        520        190        225        935
    Identifiable assets.................................................      8,232     --         --          8,232
  1996:
    Revenues............................................................     25,306      2,281        209     27,796
    Operating income (loss).............................................        908        436        (66)     1,278
    Identifiable assets.................................................     12,409     --         --         12,409
  1997:
    Revenues............................................................     27,457      2,323        562     30,342
    Operating income (loss).............................................        578        555        224      1,357
    Identifiable assets.................................................     26,062     --         --         26,062
For the six months ended December 31, 1997:
  Revenues..............................................................      9,701        780      1,482     11,963
  Operating income (loss)...............................................        397        123        274        794
  Identifiable Assets...................................................     26,284     --         --         26,284

(7) NOTES PAYABLE AND FINANCING ARRANGEMENTS

    Borrowing under the Company's credit facility and long-term notes payable consists of the following:

                                                                                  JUNE 30,
                                                                         --------------------------  DECEMBER 31,
                                                                             1996          1997          1997
                                                                         ------------  ------------  ------------
Borrowing under a revolving credit facility, bearing interest at LIBOR plus 2.4% (8.12% at December 31, 1997), due in October 1998, secured by specific underlying accounts receivable, equipment and inventory.
  Maximum borrowings are $5,000,000 under the facility. The weighted average interest rate was 8.12% for the six months ended December 31,
  1997.................................................................  $    --       $    --        $4,123,279
Borrowings under a revolving credit facility, bearing interest at prime
  plus .75%. Facility was fully paid and closed in August 1997.........     1,426,598     4,521,024       --
Note payable to bank, principal and interest due monthly in the amount of $25,707, interest at 30-day LIBOR plus 2.4% (8.12% at December 31,
  1997), due in December 1999, secured by underlying lease equipment...       --            --           539,589

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(7) NOTES PAYABLE AND FINANCING ARRANGEMENTS (CONTINUED)

                                                                                  JUNE 30,
                                                                         --------------------------  DECEMBER 31,
                                                                             1996          1997          1997
                                                                         ------------  ------------  ------------
Note payable to bank, principal and interest due monthly in the amount of $36,053, interest at 30-day LIBOR plus 2.4% (8.12% at December 31,
  1997), due in May 2000, secured by underlying lease equipment........       --            --           745,939
Note payable to bank, principal and interest due in the amount of
  $46,939, interest at 8.5%, due in June 2000, secured by underlying
  lease equipment......................................................       --            --           987,000
Note payable to bank, varying principal and interest due monthly
  ($29,567 at December 31, 1997), interest at 30-day LIBOR plus 2.4%
  (8.12% at December 31, 1997), due in September 2001, secured by
  underlying lease equipment...........................................       --            --           989,062
Note payable to bank, principal and interest due monthly in the amount of $22,500, interest at 9.0%, due in November 2001, secured by
  specific underlying equipment........................................       --          1,192,500      979,561
Note payable to financing company, principal and interest due monthly in the amount of $9,200, interest at 6.75%, due in June 2007, secured
  by specific underlying equipment.....................................       --            801,248      772,690
Note payable to bank, principal due monthly in the amount of $15,833, plus interest at prime plus .75%. Note was fully paid in August
  1997.................................................................       870,835       680,839       --
Note payable to bank, principal due monthly in the amount of $24,306, plus interest at prime plus 1%. Note was fully paid in December
  1997.................................................................       440,233       101,598       --
Note payable to leasing company, principal and interest due monthly in the amount of $13,699, interest at 10.7%, due in February 1998,
  secured by specific underlying equipment.............................       247,040       102,428       24,260
Note payable to mortgage company, varying principal and interest due monthly ($1,955 at December 31, 1997), principal and interest adjusted quarterly to prime plus 2.5% (11.0% at December 31, 1997),
  due in April 2015, secured by specific underlying property...........       185,462       182,702      180,328
Note payable to leasing company, principal and interest due monthly in the amount of $5,595, interest at 9%, due in December 1998, secured
  by specific underlying equipment.....................................       149,963        94,069       64,214
Note payable to finance company, principal and interest due monthly in the amount of $3,180, interest at 10.2%, due in February 2000,
  secured by specific underlying equipment.............................       108,657        81,655       64,482
Note payable to bank, principal due monthly in the amount of 2.1% of the amount outstanding plus interest at prime plus .75%. Note was
  fully paid in August 1997............................................        90,473       500,000       --

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(7) NOTES PAYABLE AND FINANCING ARRANGEMENTS (CONTINUED)

                                                                                  JUNE 30,
                                                                         --------------------------  DECEMBER 31,
                                                                             1996          1997          1997
                                                                         ------------  ------------  ------------
Note payable to bank, principal due monthly in the amount of $10,556 plus interest at prime plus 1%. Note was fully paid in February
  1997.................................................................        84,444       --            --
Note payable to leasing company, principal and interest due monthly in the amount of $4,831, interest at 10%. Note was fully paid in
  December 1997........................................................        84,210        32,272       --
Note payable to finance company, principal and interest due monthly in the amount of $1,916, interest at 8.8%, due in June 1999, secured by
  specific underlying equipment........................................        56,203        37,258       27,168
Notes payable to individuals, who are employees and relatives of the principal shareholder, principal and interest due monthly in the amount of $4,296, interest rates ranging from 9%-12%, due in August
  2001, unsecured......................................................        54,818        43,693       39,460
Note payable to bank, principal and interest due monthly in the amount
  of $8,959, interest at 6.98%. Note was fully paid in December 1996...        52,694       --            --
Note payable to benefit plan, principal and interest due monthly in the amount of $5,500, interest at 10%. Note was fully paid in February
  1997.................................................................        43,399       --            --
Notes payable to bank, principal and interest due monthly in the amount of $1,090, interest at 8.5%, due in March 1998, secured by
  vehicles.............................................................        19,735         7,885        2,113
Note payable to finance company, principal and interest due monthly in the amount of $499, interest at 12.1%, due in June 1999, secured by
  specific underlying equipment........................................        14,777        10,652        8,213
Notes payable to finance company, principal and interest due monthly in the amount of $3,520, interest at 8.5%, due in September 1999,
  secured by specific underlying equipment.............................       --             83,589       65,706
Note payable to bank, principal and interest due monthly in the amount of $1,220, interest at prime plus .75%. Note was fully paid in August
  1997.................................................................       --            168,198       --
Other..................................................................        12,200        14,317       10,313
                                                                         ------------  ------------  ------------
                                                                            3,941,741     8,655,927    9,623,377
Less current portion...................................................       997,904       963,595    6,035,069
                                                                         ------------  ------------  ------------
  Total long-term debt.................................................  $  2,943,837  $  7,692,332   $3,588,308
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(7) NOTES PAYABLE AND FINANCING ARRANGEMENTS (CONTINUED)
    The following is a summary of maturities of notes payable and financing arrangements at December 31, 1997 during the next five years:

YEAR ENDED
DECEMBER 31,
------------------------------------------------------------------------------------------
1998......................................................................................  $  6,035,069
1999......................................................................................     1,766,429
2000......................................................................................       722,406
2001......................................................................................       431,754
2002......................................................................................        84,610
Thereafter................................................................................       583,109
                                                                                            ------------
  Total...................................................................................  $  9,623,377
                                                                                            ------------
                                                                                            ------------

    The Company's secured revolving line of credit allows the Company to borrow up to a maximum of $5.0 million subject to a borrowing base based on accounts receivable and inventory. The Company also has a secured guidance line of credit that allows the Company to borrow up to $5.0 million to finance the Company's purchase and subsequent lease of communication equipment. The interest rate on both lines is at the Company's option, the lending bank's base rate or 30, 60 or 90 day adjusted LIBOR plus 2.4% (8.12% at December 31, 1997). The lines of credit are secured by specific underlying accounts receivable, equipment and inventory. The lines of credit provide for certain reporting and financial covenants including minimum net worth and maximum debt to net worth requirements. The Company was in violation of the financial covenant requiring maintenance of a current ratio at December 31, 1997. The Company has obtained a waiver of this covenant violation. The guidance line of credit is due on May 1, 1998. The Company had $5.0 million available under the guidance line of credit at December 31, 1997.

    Under the terms of the Company's revolving credit facility, the Company may not pay dividends without prior consent of the lending bank.

    The Company capitalized financing costs of $79,981 for the six months ended December 31, 1997 and is amortizing such costs over the life of the respective loan. These financing costs are included in other assets on the balance sheet. Amortization expense for the six months ended December 31, 1997 amounted to $38,651.

(8) INCOME TAXES

    Income tax expense attributable to income consists of:

                                                         YEAR ENDED JUNE 30,          SIX MONTHS ENDED
                                                  ----------------------------------    DECEMBER 31,
                                                     1995        1996        1997           1997
                                                  ----------  ----------  ----------  -----------------
United States Federal
  Current income tax expense....................  $  214,654  $  175,404  $   59,989     $   115,080
  Deferred income tax expense...................      78,903      (9,528)     81,607          65,181
Foreign--current income tax expense.............      --         149,832     141,410          84,239
                                                  ----------  ----------  ----------        --------
                                                  $  293,557  $  315,708  $  283,006     $   264,500
                                                  ----------  ----------  ----------        --------
                                                  ----------  ----------  ----------        --------

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(8) INCOME TAXES (CONTINUED)

    Foreign income tax expense results from taxes withheld on sales related to the Russian operations. Operating income from such operations for the years ended June 30, 1995, 1996 and 1997 and the six months ended December 31, 1997 were $190,000, $436,000, $555,000 and $123,000, respectively.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1996 and 1997 and December 31, 1997 are presented below:

                                                                                   JUNE 30
                                                                           ------------------------  DECEMBER 31,
                                                                              1996         1997          1997
                                                                           -----------  -----------  ------------
Deferred tax assets:
  Accounts receivable, due to allowance for doubtful accounts............  $    25,335  $    34,317   $   47,808
  Accrued vacation pay...................................................       30,497       27,200       27,200
  Deferred revenue.......................................................       41,521       12,467        7,142
  Alternative minimum tax credit carryforward............................       74,918      105,267      116,958
  Foreign tax credit.....................................................      --            63,066       25,600
  Equity in losses of affiliates.........................................        8,796      --            --
                                                                           -----------  -----------  ------------
    Total deferred tax assets............................................      181,067      242,317      224,708

Deferred tax liabilities:
  Property, plant and equipment..........................................     (250,442)    (381,170)    (440,871)
  Equity in income of affiliates.........................................      --           (12,130)      --
                                                                           -----------  -----------  ------------
    Total deferred tax liabilities.......................................     (250,442)    (393,300)    (440,871)
                                                                           -----------  -----------  ------------
    Net deferred tax liability...........................................  $   (69,375) $  (150,983)  $ (216,163)
                                                                           -----------  -----------  ------------
                                                                           -----------  -----------  ------------

    There was no valuation allowance on deferred tax assets as of June 30, 1996 and 1997 and December 31, 1997, as management has determined that it is more likely than not that these tax assets will be realized.

    The Company also has alternative minimum tax credit carryforwards of $116,958 at December 31, 1997 which are available to reduce future federal regular income taxes, if any, over an indefinite period.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(8) INCOME TAXES (CONTINUED)
    The difference between the actual income tax provision and the tax provision computed by applying the statutory Federal income tax rate to income before taxes is attributable to the following:

                                                                                                      SIX MONTHS
                                                                         YEAR ENDED JUNE 30             ENDED
                                                                 ----------------------------------  DECEMBER 31,
                                                                    1995        1996        1997         1997
                                                                 ----------  ----------  ----------  ------------
Income tax provision at 34%....................................  $  281,927  $  356,789  $  330,499   $  235,582
Expenses not deductible for tax purposes.......................      11,630      11,990       6,463       16,547
Effect of foreign operations, including foreign tax credits....      --         (53,071)    (53,956)     (19,451)
Sale of KSG....................................................      --          --          --           31,822
                                                                 ----------  ----------  ----------  ------------
Actual income tax provision....................................  $  293,557  $  315,708  $  283,006   $  264,500
                                                                 ----------  ----------  ----------  ------------
                                                                 ----------  ----------  ----------  ------------
Effective tax rate.............................................        35.4%       30.1%       29.1%        38.6%
                                                                 ----------  ----------  ----------  ------------
                                                                 ----------  ----------  ----------  ------------

(9) EMPLOYEE BENEFITS

    The Company has a 401(k) profit sharing plan covering employees with six or more months of tenure. The plan allows employee contributions of zero to 15% of applicable employee wages. The Company makes matching contributions to the plan as a percentage of the employee's contribution. The Company's contribution is subject to the employee meeting certain vesting requirements. The Company's net contributions to the plan (after forfeitures) for the years ended June 30, 1995, 1996, and 1997 the six months ended December 31, 1997 were $23,367, $30,287, $15,035 and $31,035, respectively.

(10) INCENTIVE STOCK OPTION PLANS

    During the year ended June 30, 1996, the Company adopted an Employee Incentive Stock Option Plan (the Plan). The Plan provides for the granting of a maximum of 258,600 options to purchase shares of common stock to key employees of the Company. The option price per share may not be less than the fair market value of a share on the date the option is granted. Options generally vest at the rate of 20% per year over a five year period, however, the Board at its discretion may accelerate the vesting schedule. All options under the Plan granted on or prior to the IPO date, June 12, 1997, vested in full on the offering date. Stock options will expire ten years from the date of grant.

    As of December 31, 1997, there were options for 146,695 shares granted under the Plan with option prices ranging from $3.56 to $4.49. All options granted were outstanding and exercisable at December 31, 1997. On December 31, 1997, there were 111,905 additional shares available for grant under the plan.

    The Company adopted a 1997 Stock Option Plan and a 1997 Director Stock Option Plan in February 1997 (the Plans). Options granted under the 1997 Stock Option Plan may be either Incentive Stock Options or non-statutory stock options under the Code. Incentive Stock Options may be granted under the 1997 Stock Option Plan to any person who is an officer or other employee of the Company or any of its subsidiaries. The 1997 Director Stock Option Plan was adopted to encourage ownership of the Company by eligible non-employee directors. All options granted will be non-qualified and not eligible for treatment as Incentive Stock Options under Section 422 of the Code. A total of 300,000 and 100,000 shares

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(10) INCENTIVE STOCK OPTION PLANS (CONTINUED) of Common Stock have been reserved for issuance upon the exercise of options which may be granted under the 1997 Stock Option Plan and the 1997 Director Stock Opiton Plan, respectively.

    As of December 31, 1997, there were options for 197,350 shares granted under the 1997 Stock Option and 1997 Director Stock Option Plans with option prices ranging from $6.00 to $9.50. All options granted were outstanding and none were exercisable at December 31, 1997. On December 31, 1997, there were 202,650 additional shares available for grant under the Plans.

                                                                                                      SIX MONTHS
                                                                                                        ENDED
                                          YEAR ENDED                    YEAR ENDED                   DECEMBER 31,
                                        JUNE 30, 1997                 JUNE 30, 1996                      1997
                                 ----------------------------  ----------------------------  ----------------------------
                                                 WEIGHTED-                     WEIGHTED-                     WEIGHTED-
                                  NUMBER OF       AVERAGE       NUMBER OF       AVERAGE       NUMBER OF       AVERAGE
                                   SHARES     EXERCISE PRICE     SHARES     EXERCISE PRICE     SHARES     EXERCISE PRICE
                                 -----------  ---------------  -----------  ---------------  -----------  ---------------
Options outstanding at
  beginning of year............      --          $  --            152,836      $    3.59        310,514      $    4.77
Options granted................     152,836           3.59        157,678           5.91         47,750           6.16
Options exercised..............      --             --             --             --            (13,919)          3.56
Options forfeited..............      --             --             --             --               (300)          6.00
                                 -----------         -----     -----------         -----     -----------         -----
Options outstanding at end of
  year.........................     152,836      $    3.59        310,514      $    4.77        344,045      $    5.01
                                 -----------         -----     -----------         -----     -----------         -----
                                 -----------         -----     -----------         -----     -----------         -----
Options exercisable at end of
  year.........................      --          $  --            160,614      $    3.62        146,695      $    3.63
                                 -----------         -----     -----------         -----     -----------         -----
                                 -----------         -----     -----------         -----     -----------         -----

    A summary of options outstanding as of December 31, 1997 is as follows:

              NUMBER OF       WEIGHTED-AVERAGE        NUMBER OF
 EXERCISE      OPTIONS      REMAINING CONTRACTUAL      OPTIONS
   PRICE     OUTSTANDING            LIFE             EXERCISABLE
-----------  -----------  -------------------------  -----------
   $3.56        136,140                 8.0             136,140
   4.49          10,555                 8.4              10,555
   6.00         186,600                 9.5              --
   6.25           5,000                 9.7              --
   6.75           5,000                 9.8              --
   9.50             750                 9.8              --
                                         --
             -----------                             -----------
                344,045                 8.9             146,695
                                         --
                                         --
             -----------                             -----------
             -----------                             -----------

    The per share weighted-average value of stock options granted during the years ended June 30, 1996 and 1997 and the six months ended December 31, 1996 (unaudited) and 1997 were $.24, $.35, $.79 and $2.61, respectively, on the date of grant, using the Black Scholes model with the following assumptions: risk-free interest rate of 5.77% for the 1996 options and 5.89% for the 1997 options, expected life of 2 to 3 years, expected volatility of 55%, and no expected dividend yield.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(10) INCENTIVE STOCK OPTION PLANS (CONTINUED)
    The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                             YEARS ENDED              SIX MONTHS ENDED
                                                               JUNE 30                  DECEMBER 31,
                                                        ----------------------  ----------------------------
                                                          1996        1997                          1997
                                                        ---------     -----          1996           -----
                                                                                ---------------
                                                                                  (UNAUDITED)
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net income
  As reported.........................................  $     734         689            260            421
  Pro Forma...........................................  $     729         592            247            364
Earnings per share (diluted)
  As reported.........................................  $     .33         .30            .12            .11
  Pro Forma...........................................  $     .33         .25            .11            .09

(11) LEASE CONTRACTS

    The Company provides telecommunications services to various customers under operating leases with typical terms of one to five years. The services may include communications equipment, line/satellite charges and/or maintenance charges. These leases impose certain obligations on both the lessor and lessee which must be met during the term of the lease.

    A significant portion of these services requires that the Company have access to international communication satellites. The Company has contracted with a Russian entity for rights to access its portion of an international communications satellite. The Company has agreed to pay a recurring monthly fee to the entity based on the amount of satellite space segment utilized by each lessee. Additionally, the Company has sold communication equipment to the entity. The Company utilizes those facilities to provide communication services to various United States energy oil and gas companies and other customers doing business in Russia.

    The following is a summary of the expected revenue to be earned during the next five years by the Company on lease agreements executed on or before December 31, 1997:

YEAR ENDED
DECEMBER 31
--------------------------------------------------------------------------------
1998............................................................................  $  3,821,383
1999............................................................................     2,420,810
2000............................................................................     2,033,177
2001............................................................................       908,116
2002............................................................................       247,552
Thereafter......................................................................       --
                                                                                  ------------
  Total.........................................................................  $  9,431,038
                                                                                  ------------
                                                                                  ------------

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(12) COMMITMENTS

    The Company leases office space, equipment and communication services for its operations under leases expiring through 2005. Rental expense under the leases for the years ended June 30, 1995, 1996 and 1997 and the six months ended December 31, 1997 was $348,184, $555,033, $896,354 and $699,497, respectively.

    Future minimum lease payments as of December 31, 1997 are as follows:

YEAR ENDED
DECEMBER 31
--------------------------------------------------------------------------------
1998............................................................................  $  2,669,054
1999............................................................................     1,772,903
2000............................................................................     1,304,659
2001............................................................................     1,116,553
2002............................................................................       665,595
Thereafter......................................................................       568,250
                                                                                  ------------
  Total.........................................................................  $  8,097,014
                                                                                  ------------
                                                                                  ------------

(13) STOCKHOLDERS' EQUITY

    (a) Preferred Stock

    The Company has authorized 10,000,000 shares of preferred stock which may be issued by the Board of Directors in one or more series and the Board is authorized to fix the designations, relative powers, preferences, rights, qualifications, limitations and restrictions of all shares of each of such series, including without limitation dividend rates, preemptive rights, conversion rights, voting rights, redemption and sinking fund provisions, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the shareholders. The Company's Articles of Incorporation grant the Board of Directors power to establish the rights, preferences and privileges of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the Board of Director's authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock.

    (b) Common Stock

    The Company amended and restated its Articles of Incorporation in March, 1997 to restate the common stock authorized, issued and outstanding from no par value to a $0.01 par value per common share. All share amounts have been restated to reflect this amendment.

    The Company completed an initial public offering (IPO) of common stock on June 12, 1997, issuing 1,450,000 shares at $6.00 per share. The proceeds, net of commissions and expenses, from this IPO totaled $6,996,505. In July 1997 the Underwriters exercised an overallotment option and purchased an additional 62,496 shares resulting in net proceeds of $337,473.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

YEARS ENDED JUNE 30, 1995, 1996 AND 1997 AND SIX MONTHS ENDED DECEMBER 31, 1997

(13) STOCKHOLDERS' EQUITY (CONTINUED)
    (c) Representative's Warrant

    The Company agreed to sell to the Representative or its designees, for nominal consideration, the Representative's Warrant to purchase up to 145,000 shares of Common Stock at an exercise price equal to 120% of the IPO price. The Representative has certain demand and "piggy-back" registration rights that may require the Company to register for resale the shares of Common Stock issuable under the Representative's Warrant. The Representative's Warrant is exercisable for a period of four years, beginning June 12, 1998.

(14) SUBSEQUENT EVENTS


    The Company acquired Integrated Communications and Engineering Ltd. ("ICEL") in January 1998 in a business combination accounted for under the purchase method of accounting. The acquisition was for approximately $2.7 million which consisted of IWL common stock and cash.



    The Company announced in February 1998 that it had entered into a definitive agreement to merge with CapRock Telecommunications Corp. (formerly CapRock Communications Corp.) ("Telecommunications") and CapRock Fiber Network, Ltd. ("Partnership"). The merger is subject to, among other matters, approval by the shareholders of the Company and Telecommunications.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                DECEMBER 31, 1997 AND MARCH 31, 1998 (UNAUDITED)

                                     ASSETS

                                                                                        DECEMBER 31,   MARCH 31,
                                                                                            1997         1998
                                                                                        ------------  -----------
                                                                                                      (UNAUDITED)
Current assets:
  Cash and cash equivalents...........................................................   $3,345,312   $   719,906
  Accounts receivable:
    Trade, less allowance for doubtful accounts of $140,613 and $157,293,
     respectively.....................................................................    6,342,127     7,590,388
    Affiliate.........................................................................       30,344        68,816
    Other.............................................................................      239,298       395,996
  Inventory...........................................................................    1,022,927       998,036
  Deferred tax asset-current..........................................................      107,750       242,317
  Prepaid expenses and deposits.......................................................      447,067       924,068
                                                                                        ------------  -----------
      Total current assets............................................................   11,534,825    10,939,527
                                                                                        ------------  -----------
Property, plant and equipment.........................................................   20,387,102    23,243,370
  Accumulated depreciation............................................................   (6,039,032)   (6,573,100)
                                                                                        ------------  -----------
      Net property, plant and equipment...............................................   14,348,070    16,670,270
                                                                                        ------------  -----------
Other assets..........................................................................      400,681     2,223,752
                                                                                        ------------  -----------
      Total assets....................................................................   $26,283,576  $29,833,549
                                                                                        ------------  -----------
                                                                                        ------------  -----------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable-current portion.......................................................   $6,035,069   $ 6,354,081
  Trade accounts payable and accrued expenses.........................................    3,626,519     3,974,432
  Customer deposits...................................................................      171,972       360,347
  Federal income taxes payable........................................................      264,964       489,814
  Deferred revenue-current portion....................................................       14,667        15,549
  Billings in excess of costs and estimated earnings on uncompleted contracts.........       92,022       143,592
                                                                                        ------------  -----------
      Total current liabilities.......................................................   10,205,213    11,337,815
                                                                                        ------------  -----------
Notes payable, noncurrent portion.....................................................    3,588,308     3,947,862
Deferred revenue, noncurrent portion..................................................       --           --
Deferred income taxes.................................................................      323,913       413,071
                                                                                        ------------  -----------
      Total liabilities...............................................................   14,117,434    15,698,748
                                                                                        ------------  -----------
Stockholders' equity:
  Common stock, $.01 par value; 100,000,000 authorized, issued and outstanding
    3,754,230 and 3,968,607 shares, respectively......................................       37,542        39,686
  Additional paid-in capital..........................................................    7,601,589     9,172,572
  Retained earnings...................................................................    4,527,011     4,917,597
  Translation adjustment..............................................................       --             4,946
                                                                                        ------------  -----------
      Total stockholders' equity......................................................   12,166,142    14,134,801
                                                                                        ------------  -----------
Commitment and contingencies
      Total liabilities and stockholders' equity......................................   $26,283,576  $29,833,549
                                                                                        ------------  -----------
                                                                                        ------------  -----------

           See condensed notes to consolidated financial statements.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 1997 AND 1998
                                  (UNAUDITED)

                                                                                           THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                       ---------------------------
                                                                                           1997           1998
                                                                                       -------------  ------------
Sales:
  Telecommunication services.........................................................  $   2,297,732  $  2,803,708
  Project/other revenue..............................................................      3,160,810     5,250,809
  Product resales....................................................................      2,506,455       --
                                                                                       -------------  ------------
    Total sales......................................................................      7,964,997     8,054,517
Cost of sales (exclusive of items shown separately below)............................      3,737,643     4,421,099
Cost of sales--product resales.......................................................      1,935,985       --
                                                                                       -------------  ------------
    Gross profit.....................................................................      2,291,369     3,633,418
Selling expenses.....................................................................        337,306       446,294
General and administrative expenses..................................................      1,273,686     1,741,051
Depreciation and amortization........................................................        347,185       647,330
                                                                                       -------------  ------------
Income from operations...............................................................        333,192       798,743
                                                                                       -------------  ------------
Other income and (expense):
  Interest expense, net..............................................................       (124,655)     (154,596)
  Other, net.........................................................................        113,841           548
                                                                                       -------------  ------------
Total other income (expense).........................................................        (10,814)     (154,048)
                                                                                       -------------  ------------
Income before income taxes...........................................................        322,378       644,695
Income tax expense...................................................................         94,531       254,109
                                                                                       -------------  ------------
Net income...........................................................................  $     227,847  $    390,586
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Net income per share:
  Basic..............................................................................  $        0.10  $       0.10
                                                                                       -------------  ------------
                                                                                       -------------  ------------
  Diluted............................................................................  $        0.10  $       0.09
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Weighted average shares outstanding:
  Basic..............................................................................      2,233,846     3,912,490
  Diluted............................................................................      2,297,526     4,198,922

           See condensed notes to consolidated financial statements.

                   IWL COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1998
                                  (UNAUDITED)

                                                                                      THREE MONTHS   THREE MONTHS
                                                                                          ENDED          ENDED
                                                                                        MARCH 31,      MARCH 31,
                                                                                          1997           1998
                                                                                      -------------  -------------
Cash flows from operating activities:
Net income..........................................................................  $     227,947  $     390,586
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization.......................................................        347,185        647,330
Gain from sale of assets............................................................        (46,551)          (548)
Deferred income taxes...............................................................         23,434        (45,409)
Equity in (earnings) loss of unconsolidated subsidiary..............................        (67,318)      --
Changes in operating assets and liabilities:
Accounts receivable.................................................................        559,479     (1,443,430)
Inventory...........................................................................       (365,131)        24,891
Costs and estimated earnings in excess of billings..................................       (109,475)      --
Prepaid expenses and deposits.......................................................         (7,231)      (477,001)
Other assets........................................................................         84,516        128,695
Trade accounts payable and accrued expenses.........................................        358,734        347,912
Customer deposits...................................................................        (11,960)       188,375
Deferred revenue....................................................................       (471,237)           882
Billings in excess of costs and estimated earnings..................................         (1,842)        51,570
Federal income taxes payable........................................................        (18,548)       224,850
                                                                                      -------------  -------------
Net cash provided by operating activities...........................................        502,002         38,703
                                                                                      -------------  -------------
Cash flows from investing activities:
Purchase of property, plant, and equipment..........................................     (1,049,749)    (2,836,414)
Proceeds from disposal of property, plant, and equipment............................         60,125         73,300
Purchase of ICEL....................................................................       --             (609,822)
Proceeds from sale of KSG...........................................................        191,906       --
                                                                                      -------------  -------------
Net cash used in investing activities...............................................       (797,718)    (3,372,936)
                                                                                      -------------  -------------
Cash flows from financing activities:
Proceeds from debt..................................................................        786,703      4,277,227
Debt payments.......................................................................       (297,510)    (3,598,661)
Proceeds from issuance of common stock..............................................       --               25,315
Deferred offering costs.............................................................       (134,825)      --
                                                                                      -------------  -------------
Net cash provided by financing activities...........................................        354,368        703,881
                                                                                      -------------  -------------
Effect of foreign exchange rate on cash.............................................       --                4,946
Net increase (decrease) in cash for period..........................................         58,652     (2,625,406)
Cash and cash equivalents at beginning of period....................................        281,482      3,345,312
                                                                                      -------------  -------------
Cash and cash equivalents at end of period..........................................  $     340,134  $     719,906
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Supplemental disclosures of cash flow information:
Cash paid during the year for interest..............................................  $     130,323  $     178,361
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Cash paid during the year for income taxes..........................................  $    --        $      30,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

           See condensed notes to consolidated financial statements.

                            IWL COMMUNICATIONS INC.
              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             THREE MONTHS ENDED MARCH 31, 1997 AND 1998 (UNAUDITED)

1.  GENERAL

    The information contained in the following notes to the consolidated financial statements is condensed from that which would appear in the annual consolidated financial statements; accordingly, the consolidated financial statements included herein should be reviewed in conjunction with the consolidated financial statements, and related notes thereto, of IWL Communications Inc., included elsewhere herein. All references to the "Company" include IWL Communications Inc. and its subsidiary companies unless otherwise indicated or the context indicates otherwise.

    The consolidated financial statements included herein are unaudited; however, they include all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to present fairly the consolidated financial position of the Company at March 31, 1998 and the consolidated results of operations and consolidated cash flows for the three months ended March 31, 1997 and 1998. Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

2.  EARNINGS PER SHARE

    In February 1997, the Financial Accounting Standards Board issued Statement No. 128 ("FAS 128"), "Earnings Per Share". FAS 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earning per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where necessary, restated to conform to the Statement 128 requirements.

                                                                                         THREE MONTHS ENDED MARCH
                                                                                                    31
                                                                                        --------------------------
                                                                                            1998          1997
                                                                                        ------------  ------------
Numerator:
Net income (loss).....................................................................       227,847       390,586
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Denominator:
Denominator for basic earnings per share--weighted-average shares outstanding.........     2,233,846     3,912,490
Effect of dilutive securities:
Employee stock options................................................................        63,680       286,432
                                                                                        ------------  ------------
Denominator for diluted earnings per share............................................     2,297,526     4,198,922
                                                                                        ------------  ------------
                                                                                        ------------  ------------

Basic earnings per share..............................................................           .10           .10
Diluted earnings per share............................................................           .10           .09

3. ACQUISITIONS


    In January 1998, the Company completed the acquisition of Integrated Communications and Engineering, Ltd. ("ICEL"), a communications systems integrator and maintenance provider in Aberdeen,

Scotland. The Company paid a total purchase price of approximately $2.7 million comprised of approximately $380,000 in cash and 207,266 shares of the Company's common stock.

    The acquisition was accounted for as a purchase and was effective as of January 1, 1998, therefore, the statement of operations for the three months ended March 31, 1998 reflects the operations of ICEL. The goodwill and other intangibles resulting from the acquisition is being amortized over 7 and 20 years.

4. COMPREHENSIVE INCOME

    The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS No. 130"), Reporting Comprehensive Income, effective for fiscal years beginning after December 15, 1997. SFAS No. 130 requires classification of items of other comprehensive income by nature in a financial statement and a breakout of the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. Reporting comprehensive income provides a measure of all changes in equity that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners. Adoption of this statement did not have a material effect on the Company's consolidated financial position or results of operation because there are no material differences between net income and comprehensive income in the Company's circumstances.

5. NOTES PAYABLE

    The Company was in violation of the financial covenant requiring maintenance of a specified current ratio as of March 31, 1998 and December 31, 1997 and was in technical default of a covenant requiring the lender's consent to the Transaction and certain actions to be taken by the Company in connection therewith. The Company has obtained a waiver for these covenant violations and has obtained the lender's consent to the Transaction and the taking of such actions by Telecommunications. On June 17, 1998, the Company was extended additional credit under a short-term facility by the lender of up to $4.0 million. The short-term facility, the term loan, and all other amounts due to the lender will mature on August 31, 1998.


6. SUBSEQUENT EVENT



    On July 16, 1998, CapRock Communications Corp. (formerly IWL Holdings Corp.) ("Holdings"), Telecommunications and the Partnership (with IWL as a guarantor of certain obligations with respect to the Notes) sold, through a private placement under Rule 144A under the Securities Act, senior notes (the "Notes") in the aggregate principal amount of $150.0 million. Holdings, Telecommunications and the Partnership (with IWL as a guarantor) will be required to make an offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repayment, in the event that the merger is not consummated and certain other conditions are not satisfied by August 31, 1998. In the event the merger is consummated by August 31, 1998, Telecommunications and the Partnership will be released from the Notes (and IWL will be released from its obligations under such offer to purchase), and Holdings will be the sole obligor thereunder.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholder of
CapRock Communications Corp.
(formerly IWL Holdings Corporation)

    We have audited the accompanying balance sheet of CapRock Communications Corp. (formerly IWL Holdings Corporation) (a Texas corporation) as of March 31, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the CapRock Communications Corp. (formerly IWL Holdings Corporation) as of March 31, 1998, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Dallas, Texas


June 18, 1998, except as to note 2,



  which is as of July 16, 1998

                          CAPROCK COMMUNICATIONS CORP.
                      (FORMERLY IWL HOLDINGS CORPORATION)

                                 BALANCE SHEET

                                 MARCH 31, 1998

                                     ASSETS

Due from IWL Communications, Inc....................................................  $   2,000
                                                                                      ---------
                                                                                      ---------

                                     SHAREHOLDER'S EQUITY

Preferred stock--$.01 par value; 20,000,000 shares authorized, none issued..........  $  --
Common stock--$.01 par value; 200,000,000 shares authorized, 1,000 shares issued and
  outstanding.......................................................................         10
Additional paid-in capital..........................................................      1,990
                                                                                      ---------
  Total shareholder's equity........................................................  $   2,000
                                                                                      ---------
                                                                                      ---------

See accompanying notes to balance sheet.

                          CAPROCK COMMUNICATIONS CORP.
                      (FORMERLY IWL HOLDINGS CORPORATION)

                             NOTES TO BALANCE SHEET

                                 MARCH 31, 1998

(1) GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) GENERAL


    CapRock Communications Corp. (formerly IWL Holdings Corporation) (the "Company") was incorporated as a Texas corporation on February 3, 1998, to serve as a holding company for the operations of CapRock Telecommunications Corp. (formerly CapRock Communications Corp.) ("Telecommunications"), CapRock Fiber Network, Ltd. ("Partnership") and IWL Communications, Inc. ("IWL") after completion of their merger in conformance with the provisions of their Agreement and Plan of Merger dated February 16, 1998.


    Effective February 3, 1998, IWL Communications, Inc. purchased 2,000 shares of the common stock of the Company for an aggregate purchase price of $2,000, for the purpose of completing the organization of the Company. On June 2, 1998, the Company committed to purchase (i) from IWL Acquisition Corp., a Texas corporation, 1,000 shares of the common stock, par value $.01 per share of IWL Acquisition Corp. for an aggregate purchase price of $1,000 and (ii) from CapRock Acquisition Corp., a Delaware corporation, 1,000 shares of the common stock, par value $.01 per share of CapRock Acquisition Corp., Inc., for an aggregate purchase price of $1,000.

    The Company's original stock issuance consisted of 1,000 shares of $.01 par value common stock. The amount of shares authorized were 100,000,000. On June 18, 1998, the Company amended the Articles of Incorporation to adjust the number of authorized shares from 100,000,000 shares to 200,000,000 shares. On June 3, 1998, IWL Communications, Inc. funded the initial capital contribution of $2,000.

    The accompanying balance sheet presents the financial position of the Company as of March 31, 1998. The Company has not commenced operations and does not have any contingent liabilities or commitments, other than its commitments to enter into the transactions related to the mergers described above.


(2) SUBSEQUENT EVENT



    On July 16, 1998, the Company, Telecommunications and the Partnership (with IWL as a guarantor of certain obligations with respect to the notes) sold, through a private placement under Rule 144A under the Securities Act, senior notes (the "Notes") in the aggregate principal amount of $150.0 million. The Company, Telecommunications and the Partnership (with IWL as guarantor) will be required to make an offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repayment, in the event that the merger is not consummated and certain other conditions are not satisfied by August 31, 1998. In the event the merger is consummated by August 31, 1998, Telecommunications and the Partnership will be released from the Notes (and IWL will be released from its obligations under such offer to purchase) and the Company will be the sole obligor thereunder.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      APPENDIX I

                          AGREEMENT AND PLAN OF MERGER

                              AND PLAN OF EXCHANGE

                                     AMONG

                              IWL HOLDINGS CORP.,

                       IWL COMMUNICATIONS, INCORPORATED,

                             IWL ACQUISITION CORP.,

                         CAPROCK COMMUNICATIONS CORP.,

                           CAPROCK ACQUISITION CORP.

                                      AND

                          CAPROCK FIBER NETWORK, LTD.

                               FEBRUARY 16, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              -----
ARTICLE I--THE MERGERS AND THE INTEREST EXCHANGE.........................................................           2

  1.1       The Mergers and the Interest Exchange........................................................           2
  1.2       Effective Time...............................................................................           2
  1.3       Effect of the Mergers and the Interest Exchange..............................................           3
  1.4       Articles of Incorporation: Bylaws............................................................           3
  1.5       Directors and Officers.......................................................................           3
  1.6       Shares to Be Issued in the Mergers and the Interest Exchange; Effect on Capital Stock........           3
  1.7       Dissenters' Shares...........................................................................           7
  1.8       No Further Ownership Rights in IWL Common Stock, Company Common Stock and Partnership
            Interests....................................................................................           7
  1.9       Tax Consequences and Accounting Treatment....................................................           7

ARTICLE II--REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................           8

  2.1       Organization and Qualification, Subsidiaries.................................................           8
  2.2       Articles of Incorporation and Bylaws.........................................................           8
  2.3       Capitalization...............................................................................           8
  2.4       Authority....................................................................................           9
  2.5       Company Financial Statements.................................................................          10
  2.6       No Undisclosed Liabilities...................................................................          10
  2.7       No Changes...................................................................................          10
  2.8       Tax and Other Returns and Reports............................................................          11
  2.9       Restrictions on Business Activities..........................................................          12
  2.10      Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment...............          12
  2.11      Intellectual Property........................................................................          13
  2.12      Agreements, Contracts and Commitments........................................................          14
  2.13      Interested Party Transactions................................................................          16
  2.14      Governmental Authorizations..................................................................          16
  2.15      Litigation...................................................................................          16
  2.16      Accounts Receivable..........................................................................          16
  2.17      Minute Books and Stock Records...............................................................          16
  2.18      Environmental and OSHA.......................................................................          17
  2.19      Brokers' and Finders' Fees...................................................................          17
  2.20      Labor Matters................................................................................          18
  2.21      Insurance....................................................................................          18
  2.22      Inventory....................................................................................          18
  2.23      Compliance with Laws.........................................................................          18
  2.24      Registration Statement; Joint Proxy Statement................................................          19
  2.25      Accounting Matters...........................................................................          19
  2.26      FIRPTA.......................................................................................          19
  2.27      Employee Benefit Plans.......................................................................          19
  2.28      Ownership of Securities......................................................................          21
  2.29      Certain Regulatory Matters...................................................................          21
  2.30      Representations Complete.....................................................................          22

ARTICLE IIA--REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP...........................................          22

  2A.1      Organization and Qualification, Subsidiaries.................................................          22

                                                                                                              PAGE
                                                                                                              -----
  2A.2      Agreement of Limited Partnership.............................................................          22
  2A.3      Partnership Interests........................................................................          22
  2A.4      Authority....................................................................................          23
  2A.5      Partnership Financial Statements.............................................................          23
  2A.6      No Undisclosed Liabilities...................................................................          23
  2A.7      No Changes...................................................................................          23
  2A.8      Tax and Other Partnership Returns and Reports................................................          24
  2A.9      Restrictions on Business Activities..........................................................          25
  2A.10     Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment...............          25
  2A.11     Intellectual Property........................................................................          26
  2A.12     Agreements, Contracts and Commitments........................................................          27
  2A.13     Interested Party Transactions................................................................          28
  2A.14     Governmental Authorizations..................................................................          29
  2A.15     Litigation...................................................................................          29
  2A.16     Accounts Receivable..........................................................................          29
  2A.17     Environmental and OSHA.......................................................................          29
  2A.18     Brokers' and Finders' Fees...................................................................          30
  2A.19     Labor Matters................................................................................          30
  2A.20     Insurance....................................................................................          30
  2A.21     Inventory....................................................................................          31
  2A.22     Compliance with Laws.........................................................................          31
  2A.23     Registration Statement; Joint Proxy Statement................................................          31
  2A.24     Accounting Matters...........................................................................          32
  2A.25     FIRPTA.......................................................................................          32
  2A.26     Employee Benefit Plans.......................................................................          32
  2A.27     Ownership of Securities......................................................................          33
  2A.28     Certain Regulatory Matters...................................................................          33
  2A.29     Representations Complete.....................................................................          34

ARTICLE III-- REPRESENTATIONS AND WARRANTIES OF IWL AND THE MERGER SUBSIDIARIES..........................
                                                                                                                   34

  3.1       Organization, Standing and Power.............................................................          34
  3.2       Capital Structure............................................................................          34
  3.3       Authority....................................................................................          36
  3.4       SEC Documents; IWL Financial Statements......................................................          36
  3.5       Brokers and Finders' Fees....................................................................          37
  3.6       Registration Statement; Joint Proxy Statement................................................          37
  3.7       Opinion of Financial Advisor.................................................................          37
  3.8       Ownership of Securities......................................................................          37
  3.9       Litigation...................................................................................          37
  3.10      No Undisclosed Liabilities...................................................................          37
  3.11      No Changes...................................................................................          37
  3.12      Tax and Other Returns and Reports............................................................          38
  3.13      Restrictions on Business Activities..........................................................          39
  3.14      Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment...............          39
  3.15      Intellectual Property........................................................................          40
  3.16      Agreements, Contracts and Commitments........................................................          41
  3.17      Governmental Authorizations..................................................................          42
  3.18      Accounts Receivable..........................................................................          42
  3.19      Minute Books and Stock Records...............................................................          43

                                                                                                              PAGE
                                                                                                              -----
  3.20      Labor Matters................................................................................          43
  3.21      Insurance....................................................................................          43
  3.22      Inventory....................................................................................          43
  3.23      Compliance with Laws.........................................................................          43
  3.24      FIRPTA.......................................................................................          44
  3.25      Employee Benefit Plans.......................................................................          44
  3.26      Certain Regulatory Matters...................................................................          45
  3.27      Accounting Matters...........................................................................          46
  3.28      Interested Party Transactions................................................................          46
  3.29      Environmental and OSHA.......................................................................          46
  3.30      Representations Complete.....................................................................          47
  3.31      Representations and Warranties with Respect to ICEL..........................................          47

ARTICLE IV--CONDUCT PRIOR TO THE EFFECTIVE TIME..........................................................          47

  4.1       Conduct of Business of the Company and the Partnership.......................................          47
  4.2       No Solicitation..............................................................................          49
  4.3       Conduct of Business of IWL...................................................................          49
  4.4       Control of Other Party's Business; Transition Planning.......................................          51

ARTICLE V--ADDITIONAL AGREEMENTS.........................................................................          51

  5.1       Joint Proxy Statement and the Registration Statement.........................................          51
  5.2       IWL and Company Shareholders' Meetings, Partners' Meeting, and Consummation of the Mergers
            and the Interest Exchange....................................................................          52
  5.3       Access to Information........................................................................          53
  5.4       Confidentiality..............................................................................          53
  5.5       Expenses.....................................................................................          53
  5.6       Public Disclosure............................................................................          53
  5.7       Filings; Other Action........................................................................          54
  5.8       Affiliate Agreement..........................................................................          54
  5.9       Compliance...................................................................................          54
  5.10      Blue Sky Laws................................................................................          54
  5.11      Best Efforts, Additional Documents and Further Assurances....................................          54
  5.12      Employment Agreements........................................................................          55
  5.13      Pooling Accounting...........................................................................          55
  5.14      Nasdaq Listing...............................................................................          55
  5.15      Post-Merger Board of Directors and Officers of Holdings......................................          55
  5.16      No Registration Rights.......................................................................          55
  5.17      Notification of Certain Matters..............................................................          55

ARTICLE VI--CONDITIONS TO THE MERGERS AND THE INTEREST EXCHANGE..........................................          56

  6.1       Conditions to Obligations of Each Party to Effect the Mergers and the Interest Exchange......          56
  6.2       Additional Conditions to Obligations of the Company and the Partnership......................          57
  6.3       Additional Conditions to the Obligations of IWL and the Merger Subsidiaries..................          58

ARTICLE VII--TERMINATION, AMENDMENT AND WAIVER...........................................................          60

  7.1       Termination..................................................................................          60
  7.2       Effect of Termination........................................................................          62
  7.3       Amendment....................................................................................          62

                                                                                                              PAGE
                                                                                                              -----
  7.4       Waiver.......................................................................................          62

ARTICLE VIII--GENERAL PROVISIONS.........................................................................          63

  8.1       Survival of Representations and Warranties...................................................          63
  8.2       Notices......................................................................................          63
  8.3       Interpretation...............................................................................          64
  8.4       Counterparts.................................................................................          64
  8.5       Miscellaneous................................................................................          64
  8.6       Governing Law................................................................................          64
  8.7       Attorneys' Fees..............................................................................          64
  8.8       Arbitration..................................................................................          64
  8.9       Rules of Construction........................................................................          64
  8.10      Severability.................................................................................          64
  8.11      Definitions..................................................................................          65

                                LIST OF EXHIBITS

Exhibit
1.6(a)        Company Merger Consideration and Interest Exchange Consideration
Exhibit 5.12  Form of Employment Agreement

                               LIST OF SCHEDULES

Company Disclosure Schedule

Partnership Disclosure Schedule

IWL Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER
                              AND PLAN OF EXCHANGE

    This AGREEMENT AND PLAN OF MERGER AND PLAN OF EXCHANGE (this "Agreement") is made and entered into as of February 16, 1998, among IWL Communications, Incorporated, a Texas corporation ("IWL"), IWL Holdings Corp., a Texas corporation ("Holdings"), IWL Acquisition Corp., a Texas corporation ("I-Sub") and a wholly owned subsidiary of Holdings, CapRock Communications Corp., a Texas corporation (the "Company"), CapRock Acquisition Corp., a Texas corporation ("C-Sub") and a wholly owned subsidiary of Holdings, and CapRock Fiber Network, Ltd., a Texas limited partnership (the "Partnership").

                                    RECITALS

    A. The Boards of Directors of each of Holdings, the Company, IWL, I-Sub, C-Sub and CapRock Systems, Inc., the general partner of the Partnership (the "General Partner"), believe it is in the best interests of each company, the Partnership and their respective shareholders and partners, as the case may be, that (a) IWL and I-Sub combine into a single company through the statutory merger of I-Sub with and into IWL (the "IWL Merger"), (b) that the Company and C-Sub combine into a single company through the statutory merger of C-Sub with and into the Company (the "Company Merger" and, together with the IWL Merger, the "Mergers"), and (c) upon consummation of the Mergers, all of the general and limited partnership interests (collectively, the "Partnership Interests") in the Partnership be exchanged (the "Interest Exchange") for shares of the common stock, par value $.01 per share, of Holdings (the "Holdings Common Stock") in the manner and order as hereinafter set forth, and, in furtherance thereof, have approved and adopted the Mergers, the Interest Exchange and this Agreement.

    B. Pursuant to the Mergers and the Interest Exchange, among other things, the outstanding shares of IWL Common Stock (as hereinafter defined) and Company Common Stock (as hereinafter defined) shall be converted into shares of Holdings Common Stock and the outstanding Partnership Interests shall be exchanged for shares of Holdings Common Stock, all at the rates determined herein.

    C. Holdings, IWL, the Company, the Partnership, I-Sub and C-Sub desire to make certain representations and warranties and other agreements in connection with the Mergers and the Interest Exchange.

    D. IWL is unwilling to enter into this Agreement (and effect the transactions contemplated hereby) unless, contemporaneously with the execution and delivery hereof, (a) certain record and beneficial holders of shares of Company Common Stock and the Partners (as hereinafter defined) enter into an agreement (the "Owners Agreement") providing for certain matters with respect to their shares of Company Common Stock or their Partnership Interests, as the case may be (including, without limitation, subject to the express provisions and conditions of that agreement, to vote such shares or Partnership Interests, as the case may be, in favor of the Company Merger and the Interest Exchange) and
(b) certain members of the Company's management enter into employment agreements as provided in Section 5.12 hereof.

    E. The Company and the Partnership are unwilling to enter into this Agreement (and effect the transactions contemplated hereby) unless, contemporaneously with the execution and delivery hereof, (a) certain record and beneficial holders of shares of IWL Common Stock enter into an agreement (the "IWL Shareholders Agreement") providing for certain matters with respect to their shares of IWL Common Stock (including, without limitation, subject to the express provisions and conditions of that agreement, to vote such shares in favor of the IWL Merger) and (b) certain members of IWL's management enter into employment agreements as provided in Section 5.12 hereof.

    F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    G. The parties intend that the Mergers and the Interest Exchange be treated as a pooling of interests for accounting purposes.

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I
                     THE MERGERS AND THE INTEREST EXCHANGE

    1.1 THE MERGERS AND THE INTEREST EXCHANGE. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable laws of Texas,
(a) C-Sub shall be merged with and into the Company in the Company Merger, the separate corporate existence of C-Sub shall cease, and the Company shall continue as the surviving corporation in the Company Merger, (b) I-Sub shall be merged with and into IWL in the IWL Merger, the separate corporate existence of I-Sub shall cease, and IWL shall continue as the surviving corporation in the IWL Merger, and (c) all of the outstanding Partnership Interests of the Partnership shall be contributed to Holdings pursuant to, and in the order contemplated by, the Interest Exchange. The Company and IWL as the surviving corporations after the Mergers are hereinafter sometimes collectively referred to as the "Surviving Corporations" and individually as a "Surviving Corporation."

    1.2  EFFECTIVE TIME.

    (a) As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI and the consummation of the Closing referred to in this Section 1.2, the parties hereto shall cause the Company Merger and the IWL Merger to be consummated by filing Articles of Merger ("Articles of Merger") with the Secretary of State of Texas in such form as required by, and executed in accordance with the relevant provisions of, the laws of the State of Texas (the time of such filings in Texas and the issuance of a certificate of merger with respect to each of the Company Merger and the IWL Merger by the Secretary of State of Texas being the "Effective Time").

    (b) At the Effective Time, the General Partner shall execute and deliver to Holdings a contribution agreement substantially in the form agreed upon by the parties hereto (a "Contribution Agreement") pursuant to which the General Partner shall contribute its general Partnership Interest in the Partnership to Holdings. Immediately thereafter, Holdings shall contribute the general Partnership Interest in the Partnership to the Company. Immediately following the consummation of the contribution of the general Partnership Interest to the Company and at the Effective Date, each of the limited partners in the Partnership (the "Limited Partners" and, collectively with the General Partner, the "Partners") shall execute and deliver to Holdings a Contribution Agreement pursuant to which the Limited Partners shall contribute their respective limited Partnership Interests in the Partnership to Holdings. The Partnership shall file a certificate of amendment to its certificate of limited partnership to reflect that the Company has become the new general partner of the Partnership and that the General Partner is the withdrawing general partner. The Partnership and the General Partner hereby consent to (and each Contribution Agreement delivered hereunder by a Limited Partner shall include such Limited Partner's consent to) the transfers of the Partnership Interests contemplated by this Agreement and hereby agree (and each Contribution Agreement delivered hereunder by a Limited Partner shall include such Limited Partner's agreement) that, effective at the Effective Time and subject to the consummation of the transactions contemplated hereby, Holdings shall become a substituted limited partner in the Partnership and the Company shall become a substituted general partner in the Partnership and the status of the Partners as partners in the Partnership shall cease. The Company hereby elects, effective as of the Effective Time and subject to the consummation of the transactions contemplated hereby, to reconstitute the Partnership, to continue as the general partner of the Partnership and to continue the Partnership and its business.

    (c) The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Munsch Hardt Kopf Harr & Dinan, P.C., 4000 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202 at 10:00 a.m., local time, on the date of the Effective Time (the "Closing Date").

    1.3  EFFECT OF THE MERGERS AND THE INTEREST EXCHANGE.

    (a) At the Effective Time, the effect of the Mergers shall be as provided in the applicable provisions of the laws of the State of Texas. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (a) all the estate, assets, property, rights, privileges, powers and franchises of the Company and C-Sub shall vest in the Company as the Surviving Corporation, and all debts, liabilities and obligations of the Company and C-Sub shall become the debts, liabilities and obligations of the Company as the Surviving Corporation and (b) all of the estate, assets, property, rights, privileges, powers and franchises of IWL and I-Sub shall vest in IWL as the Surviving Corporation, and all debts, liabilities and obligations of IWL and I-Sub shall become the debts, liabilities and obligations of IWL as the Surviving Corporation. After the consummation of the Mergers, each of the Surviving Corporations shall be a direct, wholly owned subsidiary of Holdings.

    (b) At the Effective Time, the Company shall become the sole successor general partner of the Partnership and Holdings shall become the sole successor limited partner of the Partnership.

    1.4  ARTICLES OF INCORPORATION: BYLAWS.

    (a) The Articles of Merger as to both of the Company Merger and the IWL Merger shall be in substantially the form agreed upon by the parties hereto, and shall provide that at the Effective Time as to the Company Merger and the IWL Merger, as the case may be, the Articles of Incorporation of the Surviving Corporation shall be amended as therein provided, and may thereafter be amended as provided by law and such Articles of Incorporation.

    (b) The Bylaws of the Company and IWL as in effect immediately prior to the Effective Time as to the Company Merger and the IWL Merger, respectively, shall be the Bylaws of the Company and IWL, respectively, each as a Surviving Corporation, until thereafter amended.

    1.5 DIRECTORS AND OFFICERS. The directors of each Surviving Corporation shall be Ignatius W. Leonards, Jere W. Thompson, Jr. and Tim Rogers, each to hold such position in accordance with the Articles of Incorporation and Bylaws of such Surviving Corporation, and the officers of each Surviving Corporation shall be Jere W. Thompson, Jr., who shall hold the office of Chief Executive Officer, Ignatius W. Leonards, who shall hold the office of President, and Tim Rogers, who shall hold the offices of Vice President, Treasurer and Secretary, in each case until their respective successors are duly elected or appointed and qualified.

    1.6 SHARES TO BE ISSUED IN THE MERGERS AND THE INTEREST EXCHANGE; EFFECT ON CAPITAL STOCK. The manner and basis of converting the shares of common stock of Holdings, the Surviving Corporations and I-Sub and C-Sub (collectively, the "Merged Corporations" and individually a "Merged Corporation"), and of exchanging the Partnership Interests, at the Effective Time by virtue of the Mergers and the Interest Exchange and without any action on the part of any of the parties hereto or the holder of any of such securities, shall be as hereinafter set forth in this Section 1.6.

    (a)  CONVERSION OF SHARES AND EXCHANGE OF PARTNERSHIP INTERESTS.

        (i) Each share of the common stock, par value $.01 per share (the "IWL Common Stock"), of IWL issued and outstanding immediately before the Effective Time (other than those held in the treasury of IWL) and all rights in respect thereof shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for one share of Holdings Common Stock (the "IWL Merger Consideration," and such ratio of IWL Common Stock to Holdings Common Stock being herein referred to as the "IWL Exchange Ratio").

        (ii) Each share of the common stock, par value $.01 per share (the "Company Common Stock"), of the Company issued and outstanding immediately before the Effective Time (other than those held in the treasury of the Company and any Dissenters' Shares (as defined and to the extent provided in Section 1.7(a)) and all rights in respect thereof shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for that number of shares of Holdings Common Stock set forth in Exhibit 1.6(a) attached hereto (the "Company Merger Consideration," and such ratio of the Company Common Stock to Holdings Common Stock being herein referred to as the "Company Exchange Ratio") (the IWL Exchange Ratio and the Company Exchange Ratio being referred to herein collectively as the "Exchange Ratios").

        (iii) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of IWL Common Stock or Company Common Stock shall evidence the right to receive the IWL Merger Consideration or the Company Merger Consideration, as the case may be, on the basis hereinbefore set forth, but subject to the limitations set forth in this Section 1.6.

        (iv) Each one percent (1%) of the Partnership Interests issued and outstanding immediately before the Effective Time and all rights in respect thereof shall at the Effective Time, without any action on the part of the holder thereof (other than the execution and delivery by the holder thereof of a Contribution Agreement with respect thereto), forthwith be exchanged for that number of shares of Holdings Common Stock set forth in Exhibit 1.6(a) attached hereto (the "Interest Exchange Consideration").

    (b)  CANCELLATION OF TREASURY SHARES AND OF OUTSTANDING HOLDINGS COMMON
STOCK.

        (i) At the Effective Time, each share of IWL Common Stock held in the treasury of IWL immediately prior to the Effective Time, and each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time, shall be canceled and retired and no shares of stock or other securities of Holdings or either of the Surviving Corporations shall be issuable, and no payment shall be made or other consideration shall be given, with respect thereto.

        (ii) At the Effective Time, the shares of Holdings Common Stock held by IWL shall be canceled and retired and no shares of stock or other securities of Holdings or any other corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

    (c) CONVERSION OF COMMON STOCK OF THE MERGED CORPORATIONS INTO COMMON STOCK OF THE SURVIVING CORPORATIONS.

        (i) At the Effective Time, each share of the common stock of I-Sub issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall, without any action on the part of Holdings, forthwith cease to exist and be converted into 1,000 validly issued, fully paid and nonassessable shares of IWL Common Stock, with IWL being one of the Surviving Corporations. Immediately after the Effective Time and upon surrender by Holdings of the certificate representing the shares of the common stock of I-Sub, IWL as one of the Surviving Corporations shall deliver to Holdings an appropriate certificate or certificates representing 1,000 shares of IWL Common Stock created by conversion of the common stock of I-Sub owned by Holdings as aforesaid.

        (ii) At the Effective Time, each share of the common stock of C-Sub issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall, without any action on the part of Holdings, forthwith cease to exist and be converted into 1,000 validly issued, fully paid and nonassessable shares of Company Common Stock, with the Company being one of the Surviving Corporations. Immediately after the Effective Time and upon surrender by Holdings of the certificate representing the shares of the common stock of C-Sub, the Company as one of the Surviving Corporations shall deliver to Holdings an appropriate certificate or certificates representing 1,000 shares of Company Common Stock created by conversion of the common stock of C-Sub owned by Holdings as aforesaid.

    (d) EXCHANGE OF SHARES OTHER THAN TREASURY SHARES. Subject to the terms and conditions hereof, at or prior to the Effective Time, Holdings shall appoint an exchange agent to effect the exchange of shares of IWL Common Stock and Company Common Stock (collectively, the "Shares") and the Partnership Interests for Holdings Common Stock in accordance with the provisions of this Section 1.6 (the "Exchange Agent"). Upon the Effective Time, Holdings shall deposit, or cause to be deposited, certificates representing Holdings Common Stock into which the Shares have been converted in accordance with the provisions of
Section 1.6(a) hereof (such certificates, together with any dividends or distributions with respect thereto, being herein referred to collectively as the "Exchange Fund"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Holdings. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Holdings Common Stock into which the Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 1.6(a) hereof. All such shares of Holdings Common Stock issued in accordance with the immediately preceding sentence shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding Shares shall be deemed for all corporate purposes of IWL and the Company, other than the payment of dividends and other distributions, if any, to represent the right to receive the IWL Merger Consideration or the Company Merger Consideration, as the case may be. Unless and until any such certificate theretofore representing Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Holdings Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing Shares, however, the record holder of the certificate or certificates representing shares of Holdings Common Stock issued in exchange therefor shall receive from the Exchange Agent or from Holdings, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Holdings Common Stock ("Pre-Surrender Dividends"). No interest shall be payable with respect to the payment of Pre-Surrender Dividends upon the surrender of certificates theretofore representing Shares. After the appointment of the Exchange Agent shall have been terminated, such holders of Holdings Common Stock that have not received payment of Pre-Surrender Dividends shall look only to Holdings for payment thereof. Notwithstanding the foregoing provisions of this Section 1.6(d) neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Holdings Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 1.6(e) hereof.

    (e) TRANSFER BOOKS. The stock transfer books of IWL with respect to the shares of IWL Common Stock and the stock transfer books of the Company with respect to the shares of Company Common Stock shall each be closed at the Effective Time and no transfer of any Shares will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of Shares that is not registered in the stock transfer records of IWL or the Company, as the case may be, at the Effective Time, a certificate or certificates representing the number of full shares of Holdings Common Stock into which such Shares shall have been converted in accordance with Section 1.6(a) hereof shall be issued to the transferee together with a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with Section 1.6(d) hereof, if the certificate or certificates representing such Shares is or are surrendered as provided in Section 1.6(d) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

    (f) FRACTIONAL SHARES. No fraction of a share of Holdings Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock and each holder of Partnership Interests who would otherwise be entitled to a fraction of a share of Holdings Common Stock (after aggregating all fractional shares of Holdings Common Stock to be received by such holder) shall be entitled to receive from Holdings a whole share of Holdings Common Stock.

    (g)  OPTIONS TO PURCHASE COMPANY COMMON STOCK AND IWL COMMON STOCK.

        (i) At the Effective Time, each option granted by IWL to purchase shares of IWL Common Stock, or by the Company to purchase shares of Company Common Stock, which is outstanding and unexercised immediately prior to the Effective Time (each, an "Option" and collectively, "Options"), shall be assumed by Holdings and converted into an option (a "Holdings Option") to purchase shares of Holdings Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time:

               (A) the number of shares of Holdings Common Stock to be subject to the Holdings Option into which an Option is converted shall be equal to the product of (x) the number of shares of IWL Common Stock or Company Common Stock subject to the Option that is converted (the "Converted Option") immediately prior to the Effective Time and (y) the IWL Exchange Ratio (if the Converted Option related to IWL Common Stock) or the Company Exchange Ratio (if the Converted Option related to Company Common Stock), respectively, each rounded down to the nearest whole share; and

               (B) the exercise price per share of Holdings Common Stock for each particular Holdings Option shall be equal to (x) if such Holdings Option resulted from a Converted Option to acquire IWL Common Stock, the exercise price per share under the Converted Option, or (y) if such Holdings Option resulted from a Converted Option to acquire Company Common Stock, (1) the exercise price per share under the Converted Option divided by (2) the Company Exchange Ratio, each of which shall be rounded up to the nearest whole cent.

The adjustments provided herein with respect to any Options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code. No options, if any, to acquire Partnership Interests shall be assumed by Holdings.

        (ii) Holdings shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdings Common Stock for delivery upon exercise of Holdings Options in accordance with this Section 1.6(g). As soon as practicable (and in no event later than 30 days) after the Effective Time, Holdings shall file a registration statement on Form S-8 (or any successor or other appropriate forms) or another appropriate form with respect to the shares of Holdings Common Stock subject to the Holdings Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the Holdings Options remain outstanding.

    (h) CERTAIN ADJUSTMENTS. Without limiting any other provision of this Agreement, if, between the date of this Agreement and the Effective Time, the outstanding shares of IWL Common Stock or of Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock of IWL or the Company, as the case may be, shall be declared thereon with a record date within such period, the Exchange Ratios established pursuant to the provisions of Section 1.6(a) hereof shall be adjusted accordingly to provide to the holders of IWL Common Stock and Company Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

    (i) MAXIMUM SHARES ISSUABLE. Notwithstanding anything to the contrary contained herein, the maximum number of shares of Holdings Common Stock issuable upon the conversion of shares of

Company Common Stock hereunder and the Interest Exchange and upon the exercise of Holdings Options that are the result of Converted Options related to Company Common Stock that are assumed by Holdings hereunder is 10,647,918 shares of Holdings Common Stock.

    1.7  DISSENTERS' SHARES.

    (a) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of the Company ("Dissenters' Shares") with respect to which the holder thereof ("Dissenter") ultimately receives payment pursuant to Articles 5.11 through 5.13 of the Texas Business Corporation Act ("TBCA"), shall not be converted into or represent a right to receive Holdings Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the TBCA. Pursuant to Article 5.11.B of the TBCA, holders of IWL Common Stock shall not have dissenters' rights.

    (b) Notwithstanding the provisions of Section 1.7(a), if after the Effective Time a Dissenter loses the right to receive payment pursuant to Articles 5.11 through 5.13 of the TBCA, then upon the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Holdings Common Stock effective as of the Effective Time, but upon surrender of the certificate representing such shares, without prejudice to any corporate proceedings which may have been taken during the interim period between the Effective Time and the occurrence of such event, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders during such interim period.

    (c)  With respect to any Dissenters' Shares, the Company shall give Holdings
(i) prompt notice of any written demands for appraisal of any shares of capital stock of the Company, withdrawals of such demands, and any other instruments served on the Company pursuant to the TBCA and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the TBCA. The Company shall not, except with the prior written consent of Holdings, voluntarily make any payment before the Effective Time with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

    (d) All Dissenters' Shares acquired by the Company shall be canceled after payment therefor has been made in accordance with the TBCA.

    1.8 NO FURTHER OWNERSHIP RIGHTS IN IWL COMMON STOCK, COMPANY COMMON STOCK AND PARTNERSHIP INTERESTS. All shares of Holdings Common Stock issued upon the conversion of shares of IWL Common Stock and Company Common Stock and upon the Interest Exchange in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of IWL Common Stock and Company Common Stock and to such Partnership Interests, respectively.

    1.9 TAX CONSEQUENCES AND ACCOUNTING TREATMENT. It is intended by the parties hereto that the formation of Holdings, I-Sub and C-Sub qualify as tax-free incorporations pursuant to Section 351 of the Code, that the Interest Exchange shall qualify as a tax-free exchange pursuant to Section 351 of the Code, and that the Mergers shall constitute a reorganization within the meaning of Section 368 of the Code, and that the Mergers and the Interest Exchange shall be accounted for as a pooling of interests. Holdings, IWL, the Company, the Partnership, I-Sub and C-Sub each agree that it will not take or omit to take any action at any time after the date hereof which act or omission would cause the Mergers not to qualify as a reorganization within the meaning of Section 368 of the Code or the Interest Exchange not to qualify as a tax-free exchange pursuant to Section 351 of the Code, including without limitation:

    (a) any sale, exchange, distribution, transfer or other disposition of the assets of IWL, the Company or the Partnership that would cause the IWL Merger or the Company Merger, as the case may be, to fail to satisfy the "continuity of business enterprise" requirement of Section 1.368-1(d) of the Income Tax Regulations or the "substantially all the properties" requirement of Section 368(a)(2)(E) of the Code;

    (b)  any reacquisition of shares of Holdings Common Stock by Holdings;

    (c) any issuance of additional shares of IWL Common Stock or Company Common Stock or sale of IWL Common Stock or Company Common Stock that would result in Holdings failing to obtain or losing control of IWL or the Company, as the case may be, within the meaning of Section 368(c) of the Code; and

    (d) any issuance of additional shares of Holdings Common Stock that would cause the owners of IWL Common Stock, Company Common Stock and Partnership Interests immediately prior to the consummation of the transactions contemplated by this Agreement, as a group, to fail to have control of Holdings, within the meaning of Section 368(c) of the Code, immediately after the consummation of the transactions contemplated hereby.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as set forth in the Company Disclosure Schedule attached hereto and incorporated by reference herein (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Holdings and IWL (and, unless the context indicates otherwise, all of such representations and warranties shall be deemed made with respect to the Company, its Subsidiaries and their respective predecessors, if any) that, as of the date hereof:

    2.1 ORGANIZATION AND QUALIFICATION, SUBSIDIARIES. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company's Subsidiaries are listed on Section 2.1 of the Company Disclosure Schedule.

    2.2 ARTICLES OF INCORPORATION AND BYLAWS. The Company has heretofore furnished, or otherwise made available, to IWL a complete and correct copy of the Articles of Incorporation and the Bylaws (or comparable governing documents), each as amended to the date hereof, of the Company and each of its Subsidiaries. Such Articles of Incorporation and Bylaws (or comparable governing documents) are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its respective Articles of Incorporation or Bylaws (or comparable governing documents).

    2.3  CAPITALIZATION.

    (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, of which as of the date hereof 10,398,954 shares are issued and outstanding and 208,550 shares are issuable upon the exercise of options outstanding under the Company's stock option plans listed on Section 2.3 of the Company Disclosure Schedule. Since January 1, 1997, no shares of Company Common Stock have been issued. Except as set forth in Section 2.3 of the Company Disclosure Schedule, there are no outstanding Company Equity Rights. For purposes of this Agreement, "Company Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from the Company or any of the Company's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of the Company.

    (b) Section 2.3 of the Company Disclosure Schedule sets forth for each outstanding Company Equity Right the name of the holder of such Company Equity Right, the number of shares subject to such Company Equity Right, the exercise price of such Company Equity Right, the number of shares as to which such Company Equity Right is exercisable, and, if the exercisability of such Company Equity Right will be accelerated in any way by the transactions contemplated by this Agreement, an indication of the extent of such acceleration. Section 2.3 of the Company Disclosure Schedule also describes any repricing of any Company Equity Rights which has taken place since January 1, 1993. The Company has made available to IWL copies of all agreements relating to Company Equity Rights.

    (c) Since January 1, 1993, the Company has not repurchased any of its capital stock, nor has any Person other than the Company shareholders and the holders of Company Equity Rights listed in Section 2.3 of the Company Disclosure Schedule owned, or had any right to acquire, any capital stock of the Company.

    (d) There are no outstanding obligations of the Company or any of the Company's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

    (e) All of the issued and outstanding shares of Company Common Stock were validly issued (free of preemptive rights) and are fully paid and nonassessable. The Company shareholders and the number of shares of Company Common Stock owned beneficially and of record by each Company shareholder are listed in Section 2.3 of the Company Disclosure Schedule. The Company shareholders are the record and beneficial owners of all of the shares of Company Common Stock, free and clear of any liens, encumbrances, pledges, security interests, voting agreements or claims of any nature whatsoever.

    (f) All of the outstanding capital stock of each of the Company's Subsidiaries was duly authorized and validly issued (free of preemptive rights) and is fully paid and nonassessable, and, except as set forth in Section 2.3 of the Company Disclosure Schedule, is owned by the Company free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. Except as set forth in Section 2.3 of the Company Disclosure Schedule, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from the Company or any of the Company's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of any of the Company's Subsidiaries, or any securities convertible into or exercisable for shares of the capital stock of any of the Company's Subsidiaries, whether or not presently issued or outstanding and there are no outstanding obligations of the Company or any of the Company's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of the Company's Subsidiaries. Except for equity interests disclosed in Section 2.3 of the Company Disclosure Schedule and equity interests in its Subsidiaries, the Company does not directly or indirectly own any equity interest in any other Person. Each of the Company's Subsidiaries is a wholly owned Subsidiary.

    (g) Except as disclosed in Section 2.3 of the Company Disclosure Schedule, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any Subsidiary is a party or to which it is bound relating to the voting or registration of any shares of capital stock of the Company or any Subsidiary. The Company has not taken any action that would result in, nor is the Company a party to any agreement, arrangement or understanding not disclosed in Section 2.3 of the Company Disclosure Schedule that would result in any options to purchase Company Common Stock that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

    2.4 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the Company Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under (a) any provision of the Articles of Incorporation or Bylaws of the Company or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the Articles of Merger with the Secretary of State of Texas and (b) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required by the Nasdaq National Market or under applicable state and federal securities laws.

    2.5 COMPANY FINANCIAL STATEMENTS. Section 2.5 of the Company Disclosure Schedule sets forth the Company's audited financial statements (balance sheets, income statements and statements of cash flows) as of and for the fiscal years ended December 31, 1996 and 1995, the Company's compiled financial statements for the fiscal year ended December 31, 1994, and the Company's reviewed financial statements for the nine months ended September 30, 1997 (collectively, the "Company Financial Statements"). The Company Financial Statements are complete and correct in all material respects and, except as set forth in
Section 2.5 of the Company Disclosure Schedule, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other (except that the compiled and reviewed Company Financial Statements do not contain the notes necessary to be in accordance with GAAP and the reviewed Company Financial Statements are subject to normal year-end adjustments). The Company Financial Statements present fairly the financial condition and operating results of the Company and its Subsidiaries as of the dates and for the periods indicated therein. The reviewed balance sheet of the Company as of September 30, 1997 is hereinafter referred to as the "Company Balance Sheet."

    2.6 NO UNDISCLOSED LIABILITIES. The Company does not have any liabilities or obligations, either accrued or contingent, whether or not required to be reflected in financial statements prepared in accordance with GAAP, and whether due or to become due, except: (a) liabilities reflected in the Company Balance Sheet, (b) liabilities specifically described in this Agreement or in the Company Disclosure Schedule or (c) liabilities not exceeding $50,000 in the aggregate incurred in the ordinary course of business since the date of the Company Balance Sheet.

    2.7 NO CHANGES. Except as set forth in Section 2.7 of the Company Disclosure Schedule or as expressly contemplated by this Agreement, since the date of the Company Balance Sheet there has not been, occurred or arisen any:

    (a) transaction by the Company except in the ordinary course of business as conducted on that date;

    (b) capital expenditure or inventory purchase by the Company exceeding $25,000 individually or $100,000 in the aggregate, except pursuant to existing contracts listed in Section 2.12 of the Company Disclosure Schedule;

    (c) destruction, damage to, or loss of any assets (including, without limitation, intangible assets) of the Company (whether or not covered by insurance), either individually or in the aggregate, exceeding $25,000;

    (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

    (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by the Company;

    (f) declaration, setting aside, or payment of a dividend or other distribution in respect of the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares;

    (g) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person except for year-end bonuses paid in the ordinary course of business consistent with past practice;

    (h) acquisition, sale or transfer of any asset of the Company except in the ordinary course of business;

    (i) formation, amendment or termination of any material distribution agreement or any material contract, agreement or license to which the Company is a party, other than termination by the Company pursuant to the terms thereof;

    (j) loan by the Company to any Person or guaranty by the Company of any loan;

    (k) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company except in the ordinary course of business;

    (l) the commencement or notice or, to the knowledge of the Company, threat of commencement of any governmental proceeding against or investigation of the Company or its affairs;

    (m) other event or condition of any character relating to the Company or the Company's business that has or would be expected to have a Material Adverse Effect on the Company;

    (n) issuance, sale or redemption by the Company of any of its shares or of any other of its securities, other than pursuant to the exercise of existing options;

    (o) change in pricing or royalties set or charged by the Company except pursuant to the terms of existing contracts; or

    (p) negotiation or agreement by the Company to do any of the things described in the preceding clauses (a) through (o) (other than negotiations with IWL and its representatives or any other Person regarding the transactions contemplated by this Agreement).

    2.8  TAX AND OTHER RETURNS AND REPORTS.

        (a) TAX RETURNS AND AUDITS. Except as set forth in Section 2.8 of the Company Disclosure Schedule, each of the Company and its Subsidiaries has prepared and filed all federal, state, local and foreign returns, estimates, information statements and reports required to be filed by any of them relating to any and all Taxes relating or attributable to the Company, its Subsidiaries, or the assets or operations of the Company or its Subsidiaries ("Company Returns"), and such Company Returns are true and correct in all material respects and have been completed in accordance with applicable law. For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts. Except as set forth in Section 2.8 of the Company Disclosure Schedule, each of the Company and its Subsidiaries has paid all Taxes required to be paid with respect to such Company Returns and has withheld with respect to its employees all federal and state income Taxes, FICA, FUTA and other Taxes it is required to withhold. The accruals for Taxes on the books and records of each of the Company and its Subsidiaries are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Closing Date. Neither the Company nor any of its Subsidiaries is delinquent in the payment of any Tax nor, except as set forth in Section 2.8 of the Company Disclosure Schedule, to the knowledge of the Company, is there any Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The audits of each Company Return that has been audited by the relevant authorities or for which the statute of limitations has been waived or extended have been closed and neither the Company nor any of its Subsidiaries has received any written or oral notification that an audit or other examination of any Company Return is presently in progress. All such Company Returns that have been audited or for which the statute of limitations has been waived are listed in Section 2.8 of the Company Disclosure Schedule. Except as set forth in Section 2.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any material liabilities for unpaid Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and neither the Company nor any of its Subsidiaries has any knowledge of any basis for the assertion of any such liability attributable to the Company, its Subsidiaries or the assets or operations of the Company or its Subsidiaries. Except as set forth in
    Section 2.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is (nor have they ever been) required to join with any other entity in the filing of a consolidated tax return for federal tax purposes or a consolidated or combined return or report for state tax purposes. Neither the Company nor any of its Subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. There are (and as of immediately following the Closing there will be) no liens on the assets of the Company or any of its Subsidiaries relating to or attributable to Taxes, except for liens for Taxes not yet due and payable or liens for Taxes being contested by appropriate proceedings. Neither the Company nor any of its Subsidiaries has any knowledge of any basis for the assertion of any claim which, if adversely determined, would result in liens on the assets of the Company or its Subsidiaries. There is no contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

        (b) NO PENALTY. Neither the Company nor any of its Subsidiaries is subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any Company Return, report or declaration required to be filed with, any Governmental Entity to which it is subject.

    2.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement binding upon, or judgment, injunction, order or decree entered against, the Company under which the Company is prohibited from conducting or engaging in any line of business.

    2.10 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

    (a) The Company owns no real property. Section 2.10(a) of the Company Disclosure Schedule sets forth a true and complete list of all real property leased by the Company and the aggregate annual rental or other fee payable under any such lease. All such leases are in good standing, valid and effective in accordance with their respective terms, and there is not with respect to the Company and, to the knowledge of the Company, any other parties to such leases, under any of such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

    (b) Except as set forth in Section 2.10(b) of the Company Disclosure Schedule, the Company holds good and valid title to (or, in the case of leased properties, assets and rights of way, valid leasehold interests in) all of its tangible properties, assets and rights of way, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances. The Company has valid and subsisting rights of way to use all real or personal property in or through which the Company's owned or leased optic or other fiber lines are currently located or situated.

    (c) All items of equipment, including optic or other fiber lines, whether owned or leased, having an individual value of $5,000 or more (the "Equipment") used by the Company in the conduct of its business are listed in Section 2.10(c) of the Company Disclosure Schedule, except individual pieces of equipment owned by the Company with an individual value of less than $5,000. The Equipment is, taken as a whole, (i) adequate for the conduct of the business of the Company as presently conducted, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, (iv) regularly and properly maintained, ordinary wear and tear excepted, and (v) not obsolete, dangerous or in need of renewal or replacement.

    2.11  INTELLECTUAL PROPERTY.

        (a) The Company owns, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material (excluding Company Commercial Software Rights (as defined in Section 2.11(b) below)) that are used or currently proposed by the Company to be used in the business of the Company as currently conducted or as currently proposed to be conducted by the Company (the "Company Intellectual Property Rights").
    Section 2.11(a) of the Company Disclosure Schedule (i) sets forth a complete list of all patents, patent applications, registered trademarks, material unregistered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights; (ii) specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of the Company's currently marketed software products and a list of which, if any, of such software products that have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered and (iii) as to each such Company Intellectual Property Right, specifies whether it is owned by the Company or licensed to the Company by another Person and, in the cases of any license, sets forth the licensor and the term of such license. Section 2.11(a) of the Company Disclosure Schedule also sets forth a complete list of all licenses, sublicenses and other agreements pursuant to which the Company has licensed any other Person to use any Company Intellectual Property Right or other trade secret material to the Company, and includes the identity of such licensees, provided, however, that standard end user licenses (i.e., those licenses granted pursuant to the form clearly marked as the Company's "standard" form and delivered to IWL by the Company) to object code versions of the Company's software ("End-User Licenses") need not be listed. The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on such list. The Company is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any liens or encumbrances other than End User Licenses), those Company Intellectual Property Rights which the Company purports to own, and has sole and exclusive rights, and is not contractually obligated to pay any compensation to any third party in respect thereof to the use thereof or the material covered thereby in connection with the services or products in respect of which such Company Intellectual Property Rights are being used. With respect to Company Intellectual Property Rights licensed to the Company, the Company has sufficient rights under the license agreements relating thereto to enable the Company to use such Company Intellectual Property Rights in its business as currently conducted and as proposed to be conducted without payment of royalties or other compensation to the licensor thereof. No claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, are threatened by any Person (i) to the effect that the manufacture, sale, licensing or use of any product as, now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed by the Company to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights. Except as set forth in Section 2.11(a) of the Company Disclosure Schedule, all registered and material unregistered trademarks, service marks and copyrights held by the Company are valid and subsisting. To the knowledge of the Company, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right owned exclusively by the Company or product of the Company is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by the Company. There is no outstanding order, judgment, decree or stipulation on the Company, and the Company is not party to any agreement, restricting in any manner the licensing of the Company's products by the Company. Except for End User Licenses or as otherwise set forth in
    Section 2.11(a) of the Company Disclosure Schedule, the Company has not entered into any agreement to indemnify any Person against any charge of infringement of any Company Intellectual Property Right.

        (b) "Company Commercial Software Rights" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to the Company pursuant to End-User Licenses and which are used in the Company's business but are in no way a component of or incorporated in any of the Company's products and related trademarks, technology and know-how. To the knowledge of the Company, the Company has not breached or violated the terms of its license, sublicense or other agreement relating to any Company Commercial Software Rights and has a valid right to use such Company Commercial Software Rights under such license and agreements. No claims with respect to the Company Commercial Software Rights have been asserted or, to the knowledge of the Company, are threatened by any Person against the Company. To the knowledge of the Company, there is no material unauthorized use, infringement or misappropriation of any of the Company Commercial Software Rights by the Company or any employee or former employee of the Company during the period of their employment.

    2.12  AGREEMENTS, CONTRACTS AND COMMITMENTS.  Other than those listed in
Section 2.12 of the Company Disclosure Schedule, the Company does not have, is not a party to nor is it bound by:

        (a) any collective bargaining agreements,

        (b) any agreements that contain any unpaid severance liabilities or obligations,

        (c) any bonus, deferred compensation, incentive compensation, option, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements,

        (d) any employment or consulting agreement, contract or commitment (other than employment letters) with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by the Company on thirty days notice without liability,

        (e) any stock option plan, stock appreciation right plan or stock purchase plan,

        (f) any insurance policy, fidelity or surety bond or completion bond not listed in Section 2.21 of the Company Disclosure Schedule,

        (g) any lease of personal property having a value individually in excess of $25,000,

        (h) any agreement of indemnification or guaranty not entered into in the ordinary course of business,

        (i) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or compete with any Person,

        (j) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $25,000,

        (k) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise,

        (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof,

       (m) any purchase order or contract for the purchase of raw materials or acquisition of assets involving $25,000 or more in any single instance or $100,000 or more in the aggregate,

        (n) any construction contracts involving $25,000 or more in any single instance or $100,000 or more in the aggregate,

        (o) any distribution, joint marketing or development agreement,

        (p) any lease for switches or any other machinery, equipment or other personal property involving payment of aggregate rentals in excess of $25,000,

        (q) any contract pursuant to which the Company has access to the telephone network of another Person other than the Company's internal commercial telephone service and any contracts for the resale of any network capacity of the Company,

        (r) any agreement, contract, lease or easement pursuant to which the Company has the right of way to use any premises or real property to locate and/or install fiber lines on, under or through such premises or real property,

        (s) any agreement or commitment obligating the Company to deliver any product or service at a price which does not cover the cost (including labor, materials and production overhead), plus a reasonable profit margin, for such product or service,

        (t) any joint venture, partnership or other cooperative arrangement or agreement involving a sharing of profits or losses,

        (u) any other agreement, contract or commitment which involves $25,000 or more and is not cancelable without penalty within thirty (30) days, or

        (v) any agreement which is otherwise material to the Company's business.

    The Company has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment to which it is bound (including, but not limited to, those set forth in Section 2.12 or any other section of the Company Disclosure Schedule) in such manner as would permit any other party to cancel or terminate the same. Each agreement, contract or commitment to which the Company is a party and that is required to be set forth in the Company Disclosure Schedule is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder by any party thereto. The Company is not bound by any material contract, agreement, license, lease or other commitment, a copy of which has not been previously provided or made available to IWL. The Company after making an inquiry of all of its officers, directors, shareholders and appropriate employees does not have any reason to expect that any change may occur in the relationships of the Company with its suppliers or customers as a result of the Mergers or the Interest Exchange, which change would have a Material Adverse Effect on the Company. No supplier of or customer of the Company has indicated within the past year that it will stop, or decrease the rate of supplying or purchasing materials, products, or services to or from the Company, as a result of the Mergers or the Interest Exchange. Except as described in Section 2.4, no consents, waivers or approvals under any of the Company's material agreements, contracts, licenses or leases are necessary in order to preserve the benefits thereunder for the Surviving Corporation or otherwise to avoid any breach, default or right of termination or other right as a result of the Mergers or the Interest Exchange.

    2.13 INTERESTED PARTY TRANSACTIONS. Except as set forth in Section 2.13 of the Company Disclosure Schedule, no officer, director or shareholder of the Company (nor any parent, sibling, descendant or spouse of any of such persons, or any trust, partnership, corporation or other entity in which any of such persons has or has had an interest), has or has had, directly or indirectly, (a) an interest in any entity which furnished or sold, or furnishes or sells, services or products which the Company furnished or sells, or proposes to furnish or sell, or (b) any interest in any entity which purchases from or sells or furnishes to the Company any goods or services, or (c) a beneficial interest in any contract or agreement required to be set forth in Section 2.12 of the Company Disclosure Schedule; provided, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.13.

    2.14 GOVERNMENTAL AUTHORIZATIONS. Section 2.14 of the Company Disclosure Schedule accurately lists each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to the Company (a) pursuant to which the Company currently operates or holds any interest in any of its properties or (b) which is required for the operation of its business as currently conducted or the holding of any such interest as currently held (herein collectively called the "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all the authorizations required to permit the Company to operate or conduct its business as currently conducted or hold any interest in its properties as currently held.

    2.15 LITIGATION. Section 2.15 of the Company Disclosure Schedule accurately lists all suits, actions and legal, administrative, arbitration or other proceedings and governmental investigations and all other claims pending against the Company or, to the knowledge of the Company, threatened or which the Company expects will ultimately be threatened or commenced against the Company. None of such suits, actions, proceedings, investigations or claims seek to prevent the consummation of the Mergers or the Interest Exchange. There is no judgment, decree or order enjoining the Company in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business of the Company. Section 2.15 of the Company Disclosure Schedule also lists all suits and legal actions initiated by the Company which are still pending or which have been concluded in the last two years.

    2.16 ACCOUNTS RECEIVABLE. All accounts receivable of the Company shown in the Company Balance Sheet arose in the ordinary course of business and, to the extent not previously collected, are collectible (except to the extent reserved against as reflected in the Company Financial Statements) and are carried at values determined in accordance with GAAP consistently applied. To the knowledge of the Company, none of the accounts receivable of the Company outstanding as of the date hereof is subject to any claim of offset, recoupment, set off or counterclaim and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim. No accounts receivable are contingent upon the performance by the Company of any obligation or contract except for the Company's maintenance obligations under its maintenance agreements (although no customer has claimed that the Company has failed to perform its maintenance obligations). No Person has any lien, charge, pledge, security interest or other encumbrance on any of the Company's accounts receivable and no agreement for deduction or discount has been made with respect to any of such accounts receivable, except for liens granted to Bank One Texas, N.A. under the Company's revolving line of credit.

    2.17 MINUTE BOOKS AND STOCK RECORDS. The minute books of the Company and its Subsidiaries made available to counsel for IWL contain minutes of all meetings of directors and shareholders (or consents in lieu of such meetings) accurate in all material respects since the respective times of incorporation of the Company and its Subsidiaries. The stock records of the Company and its Subsidiaries made available to counsel for IWL contain an accurate record of all stock issuances and stock transfers of the Company Common Stock.

    2.18  ENVIRONMENTAL AND OSHA.

        (a) The Company has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state and local Governmental Entities concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, known investigation, claim, demand, or notice has been filed or commenced against the Company alleging any failure to comply with any such law or regulation.

        (b) The Company has no obligation to take remedial action with respect to any conditions nor does the Company have any liability, and there is no basis related to the Company's past or present operations, for any present charge, complaint, action, suit, proceeding, hearing, known investigation, claim, or demand giving rise to any liability or obligation to take any remedial action under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other law (or rule or regulation thereunder) of any federal, state or local Governmental Entity, concerning the release or the threatened release of hazardous substances, public health and safety, pollution or protection of the environment (collectively, the "Environmental Laws").

        (c) The Company has no liability relating to, and it has not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in violation of any Environmental Law.

        (d) The Company has no liability for, and there is no basis for, any present charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any material liability under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state or local Governmental Entity concerning employee health and safety (collectively, "Employee Safety Laws").

        (e) The Company has no liability relating to, and, to the knowledge of the Company, the Company has not exposed any of the Company's employees to any substances or conditions that could form the basis for, any present charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against the Company giving rise to material liability for any illness of or personal injury to any employee.

        (f) The Company has been in compliance with all the terms and conditions of all permits, licenses, and other authorizations of Governmental Entities which are required under any Environmental Law or Employee Safety Law.

        (g) All properties and equipment used by the Company are free of asbestos, PCB's and other Extremely Hazardous Substances (as defined in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended). To the knowledge of the Company, no pollutant, contaminant, chemical, or industrial, hazardous, or toxic material or waste has been buried, stored, spilled, leaked, discharged, emitted, or released on any real property that the Company has ever owned, or that the Company now leases or has ever leased.

    2.19 BROKERS' AND FINDERS' FEES. Except pursuant to an advisory agreement with Hoak, Breedlove & Wesneski, Inc. (the arrangements with which have been disclosed to IWL prior to the date hereof), the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders, fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    2.20 LABOR MATTERS. The Company is in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and employment practices, and is not engaged in any unfair labor practice. The Company has not received any notice from any Governmental Entity of, and to the knowledge of the Company there has not been asserted before any Governmental Entity, any claim, action or proceeding to which the Company is a party or involving the Company, and there is neither pending nor, to the knowledge of the Company, threatened any investigation or hearing concerning the Company arising out of or based upon any such laws, regulations or practices. There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. The Company has complied in all material respects with all applicable health care benefit continuation provisions of Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and has no obligations with respect to any former employees or qualified beneficiaries thereunder. Section
2.20 of the Company Disclosure Schedule lists all current employees of the Company and their current salary and vacation accruals.

    2.21 INSURANCE. Section 2.21 of the Company Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers and directors of the Company as well as all claims made under any insurance policy by the Company since January 1, 1993 (other than claims under the Company's medical and dental insurance plans). There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds (other than claims made under the Company's medical and dental insurance plans). The Company has provided or made available to IWL copies of all such insurance policies and fidelity bonds and all claims made by the Company under its insurance policies (other than claims under the Company's medical and dental plans). All premiums payable under all such policies and bonds have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company. The Company does not know of any threatened termination of or proposed material premium increase with respect to any of such policies. The Company has never been denied insurance coverage nor has any insurance policy of the Company ever been canceled for any reason.

    2.22 INVENTORY. The inventory appearing on the Company Financial Statements, or thereafter acquired or produced, conforms in all material respects with the Company's applicable specifications and warranties and have been produced in compliance with the Company's quality control procedures and consist only of items of a quality and quantity useable or saleable by the Company in the ordinary course of business. All such inventory is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is obsolete, damaged or defective in any amount. Such inventory is owned by the Company and is not subject to any liens, charges, pledges, security interests or other encumbrances.

    2.23  COMPLIANCE WITH LAWS.

        (a) The Company has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to any federal, state or local statute, law or regulation with respect to the conduct of its business or the ownership or operation of its business, assets or properties. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against alleging any failure to comply with any such law or regulation.

        (b) The Company has not violated in any respect, or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, or the Federal Trade Commission Act, each as amended.

        (c) The Company has not, and none of the officers, directors, shareholders or employees of the Company have, on behalf of the Company:

            (i) made or agreed to make any contribution, payment or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any federal, state or local jurisdiction; or

            (ii) established or maintained any unrecorded fund or asset for any purpose, or intentionally made any false or inaccurate entries on any of its books and/or records; or

           (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state or local public office; or

            (iv) been involved in the disbursement or receipt of funds outside of the normal internal control systems of accountability or been involved in the improper or inaccurate recording of material payments, disbursements or receipts.

    2.24 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference, and reviewed by the Company prior to such inclusion or incorporation by reference, in the registration statement to be filed with the SEC by Holdings in connection with the issuance of shares of Holdings Common Stock in the Mergers and the Interest Exchange (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference, and reviewed by the Company prior to such inclusion or incorporation by reference, in the joint proxy statement, in definitive form, relating to the meetings of the IWL and the Company shareholders to be held in connection with the Mergers, or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "Joint Proxy Statement") will, at the dates mailed to shareholders and at the times of the IWL shareholders' meeting and the Company shareholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Registration Statement or the Joint Proxy Statement, the Company shall promptly so advise IWL and Holdings. The Company will promptly disseminate any such amendment or supplement to the shareholders of the Company.

    2.25 ACCOUNTING MATTERS. Neither the Company nor, to its best knowledge, any of its affiliates has through the date hereof taken or agreed to take any action that would prevent the business combination to be effected by the Mergers and the Interest Exchange from being accounted for as a "pooling of interests."

    2.26 FIRPTA. The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    2.27  EMPLOYEE BENEFIT PLANS.

    (a) Section 2.27 of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, any trade or business (whether or not incorporated) which is a member or which is under common control with the Company (a "Company ERISA Affiliate") within the meaning of Section 414 of the Code, or any Subsidiary of the Company (together, the "Company Employee Plans"), and a copy of each such Company Employee Plan has been provided or made available to IWL.

    (b) (i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including, but not limited to, COBRA; (ii) all Company Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company has performed in all material respects all obligations required to be performed by it under, is not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Company Employee Plans; (iii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Company Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination; and (iv) no Company Employee Plan is or within the prior six (6) years has been subject to, and the Company has not incurred and does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code and (v) nothing in any Company Employee Plan precludes or interferes with Holdings' ability to cause the Company to terminate (or consolidate, at Holdings' option) any Company Employee Plan after the Closing, provided that (A) the Company Employee Plans may be terminated prospectively only, subject to rights accrued by the Company's employees at the time of such termination and
(B) not more than sixty days notice may be required to terminate certain Company Employee Plans.

    (c) None of the following now exists or has existed within the six-year period ending on the date hereof with respect to any Company Employee Plan: (i) any act or omission by the Company constituting a violation of Section 402 or 403 or, to the knowledge of the Company, Section 404 or 405 of ERISA; (ii) to the knowledge of the Company, any act or omission by the Company which constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by
Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code; (iii) any act or omission by the Company constituting a violation of Section 503 or 511 or, to the knowledge of the Company, Section 510 of ERISA; or (iv) any act or omission by the Company which could give rise to liability under Section 502 of ERISA or under Sections 4979 or 4975 through 4980 of the Code or any other provisions of ERISA or the Code.

    (d) Each Company Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from the Company or any of its Subsidiaries to (or under) any such Company Employee Plan have been fully paid or adequately provided for on the Company Financial Statements for the most recently ended fiscal year. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with GAAP consistently applied on a reasonable basis. There has been no amendment, written interpretation or announcement (whether or not written) by the Company with respect to, or change in employee participation or coverage under, any Company Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently ended fiscal year.

    (e) The Company has made available to IWL complete, accurate and current copies of all Company Employee Plans and all amendments, documents, correspondence addressed to the Company and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Company Employee Plans at any time within the three-year period ending on the date hereof.

    2.28 OWNERSHIP OF SECURITIES. As of the date hereof, none of the Company or any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of IWL that in the aggregate represent 10% or more of the outstanding shares of IWL Common Stock, or (b) is an "affiliated shareholder" of IWL within the meaning of Article XIII of the TBCA. Neither the Company nor any of its Subsidiaries owns any shares of IWL Common Stock.

    2.29  CERTAIN REGULATORY MATTERS.

    (a) Except as disclosed in Section 2.29 of the Company Disclosure Schedule, and except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or, to the Company's knowledge, investigations pending or threatened before any domestic or foreign court, administrative, governmental or regulatory body in which any of the following matters are being considered which could reasonably be expected to have a Material Adverse Effect on the Company, nor has the Company or any of its Subsidiaries received written notice or inquiry from any such body, government official, consumer advocacy or similar organization or any private party indicating that any of such matters should be considered or may become the object of consideration or investigation which could reasonably be expected to have a Material Adverse Effect on the Company: (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; (iv) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body; or (v) increase in termination or access charges or other rates paid or payable by the Company to its suppliers.

    (b) Except as disclosed in Section 2.29 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any outstanding commitments (and no such obligations have been imposed upon the Company and remain outstanding) regarding (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) expenses, infrastructure expenditures, service quality or other regulatory requirements to or by any domestic or foreign court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization, in each case which could reasonably be expected to have a Material Adverse Effect on the Company.

    (c) The Company has not transferred, sold any interest in, or otherwise diluted its control over any federal or state regulatory licenses, certificates, approvals or other authorizations under which it operates, and the transfer of such authorizations, subject to regulatory approval, would not violate the terms of any agreement to which the Company is a party or by which the Company is bound, or impinge the rights of any third party.

    (d) The Company has no current liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company giving rise to any liability) arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company. Any such claims would be fully covered to the extent of the dollar limitations of the Company's product liability insurance. There are no recalls, threatened or pending, and no federal investigative reports have been filed or were required to have been filed with respect to any of the Company's products.

    2.30 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company in this Agreement, nor any statement made in any Schedule, Exhibit or certificate furnished by the Company pursuant to this Agreement, when read in their entirety, contains or will contain any untrue statement of a material fact at the Effective Time, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. No warranty or representation shall be deemed to have been made by the Company except for the warranties and representations set forth in this Agreement and the Exhibits, Schedules and certificates delivered pursuant hereto.

                                  ARTICLE IIA
               REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

    Except as set forth in the Partnership Disclosure Schedule attached hereto and incorporated by reference herein (the "Partnership Disclosure Schedule"), the Partnership hereby represents and warrants to Holdings and IWL (and, unless the context indicates otherwise, all of such representations and warranties shall be deemed made with respect to the Partnership and its predecessor, if any) that, as of the date hereof:

    2A.1 ORGANIZATION AND QUALIFICATION, SUBSIDIARIES. The Partnership is a limited partnership duly formed and validly existing under the laws of the State of Texas. The Partnership has the requisite partnership power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign partnership to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on the Partnership. The Partnership does not have any Subsidiaries.

    2A.2 AGREEMENT OF LIMITED PARTNERSHIP. The Partnership has heretofore furnished, or otherwise made available to IWL, a complete and correct copy of the Agreement of Limited Partnership (or comparable governing documents), as amended to the date hereof, of the Partnership and its Certificate of Limited Partnership. The Agreement of Limited Partnership (or comparable governing documents) is in full force and effect.

    2A.3  PARTNERSHIP INTERESTS.

    (a) Section 2A.3 of the Partnership Disclosure Schedule sets forth all of the outstanding Partnership Interests, all of which were validly issued in accordance with the terms of the Agreement of Limited Partnership of the Partnership and are fully paid and nonassessable. Except as set forth in Section 2A.3 of the Partnership Disclosure Schedule, there are no outstanding Partnership Equity Rights. For purposes of this Agreement, "Partnership Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from the Partnership at any time, or upon the happening of any stated event, any interest in the Partnership.

    (b) There are no outstanding obligations of the Partnership to repurchase, redeem or otherwise acquire any Partnership Interest.

    (c) Except as set forth in section 2A.3 of the Partnership Disclosure Schedule, there are no liens, security interests, pledges, agreements, claims, charges or encumbrances on any of the Partnership Interests. Except for equity interests disclosed in Section 2A.3 of the Partnership Disclosure Schedule, the Partnership does not directly or indirectly own any equity interest in any other Person.

    (d) Except as disclosed in Section 2A.3 of the Partnership Disclosure Schedule, there are no partner agreements, voting trusts or other agreements or understandings to which the Partnership is a party or to which it is bound relating to the voting of any Partnership Interest.

    2A.4 AUTHORITY. The Partnership has all requisite partnership power and authority to enter into this Agreement and to consummate the Interest Exchange and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the General Partner on behalf of the Partnership. This Agreement has been duly executed and delivered by the General Partner on behalf of the Partnership and constitutes the valid and binding obligation of the Partnership enforceable in accordance with its terms. The execution and delivery of this Agreement by the Partnership does not and the consummation of the transactions contemplated hereby will not result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under (a) any provision of the Agreement of Limited Partnership of the Partnership or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Partnership or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to the Partnership in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of an amendment to the Partnership's certificate of limited partnership with the Secretary of State of Texas and (b) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required by the Nasdaq National Market or under applicable state and federal securities laws.

    2A.5 PARTNERSHIP FINANCIAL STATEMENTS. Section 2A.5 of the Partnership Disclosure Schedule sets forth the Partnership's audited financial statements (balance sheets, income statements and statements of cash flows) as of and for the fiscal years ended December 31, 1996 and 1994 and for the six months ended June 30, 1995, and the Partnership's reviewed financial statements for the nine months ended September 30, 1997 (collectively, the "Partnership Financial Statements"). The Partnership Financial Statements are complete and correct in all material respects and, except as set forth in Section 2A.5 of the Partnership Disclosure Schedule, have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the reviewed Partnership Financial Statements do not contain the notes necessary to be in accordance with GAAP and are subject to normal year-end adjustments). The Partnership Financial Statements present fairly the financial condition and operating results of the Partnership and its Subsidiaries as of the dates and for the periods indicated therein. The reviewed balance sheet of the Partnership as of September 30, 1997 is hereinafter referred to as the "Partnership Balance Sheet."

    2A.6 NO UNDISCLOSED LIABILITIES. The Partnership does not have any liabilities or obligations, either accrued or contingent, whether or not required to be reflected in financial statements prepared in accordance with GAAP, and whether due or to become due, except: (a) liabilities reflected in the Partnership Balance Sheet, (b) liabilities specifically described in this Agreement or in the Partnership Disclosure Schedule or (c) liabilities not exceeding $50,000 in the aggregate incurred in the ordinary course of business since the date of the Partnership Balance Sheet.

    2A.7 NO CHANGES. Except as set forth in Section 2A.7 of the Partnership Disclosure Schedule or as contemplated by this Agreement, since the date of the Partnership Balance Sheet there has not been, occurred or arisen any:

    (a) transaction by the Partnership except in the ordinary course of business as conducted on that date;

    (b) capital expenditure or inventory purchase by the Partnership exceeding $25,000 individually or $100,000 in the aggregate, except pursuant to existing contracts listed in Section 2A.12 of the Partnership Disclosure Schedule;

    (c) destruction, damage to, or loss of any assets (including without limitation intangible assets) of the Partnership (whether or not covered by insurance), either individually or in the aggregate, exceeding $25,000;

    (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

    (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by the Partnership;

    (f) declaration, setting aside, or payment of a distribution in respect of the Partnership Interests, or any direct or indirect redemption, purchase or other acquisition by the Partnership of any of its interests;

    (g) increase in the salary or other compensation payable or to become payable by the Partnership to any of its employees, or the declaration, payment, or commitment or obligation of any kind for the payment by the Partnership of a bonus or other additional salary or compensation to any person except for year-end distributions and bonuses paid in the ordinary course of business consistent with past practice;

    (h) acquisition, sale or transfer of any asset of the Partnership except in the ordinary course of business;

    (i) formation, amendment or termination of any material distribution agreement or any material contract, agreement or license to which the Partnership is a party, other than termination by the Partnership pursuant to the terms thereof,

    (j) loan by the Partnership to any Person or guaranty by the Partnership of any loan;

    (k) waiver or release of any material right or claim of the Partnership, including any write-off or other compromise of any account receivable of the Partnership except in the ordinary course of business;

    (l) the commencement or notice or, to the knowledge of the Partnership, threat of commencement of any government proceeding against or investigation of the Partnership or its affairs;

    (m) other event or condition of any character relating to the Partnership or the Partnership's business that has or would be expected to have a Material Adverse Effect on the Partnership;

    (n) issuance, sale or redemption by the Partnership of any interest in the Partnership;

    (o) change in pricing or royalties set or charged by the Partnership except pursuant to the terms of existing contracts; or

    (p) negotiation or agreement by the Partnership to do any of the things described in the preceding clauses (a) through (o) (other than negotiations with parent and its representatives or any other Person regarding the transactions contemplated by this Agreement).

    2A.8  TAX AND OTHER PARTNERSHIP RETURNS AND REPORTS.

    (a) TAX PARTNERSHIP RETURNS AND AUDITS. Except as set forth in Section 2A.8 of the Partnership Disclosure Schedule, the Partnership has prepared and filed all federal, state, local and foreign returns, estimates, information statements and reports required to be filed by any of them relating to any and all Taxes relating or attributable to the Partnership or the assets or operations of the Partnership ("Partnership Returns"), and such Partnership Returns are true and correct in all material respects and have been completed in accordance with applicable law. Except as set forth in Section 2A.8 of the Partnership Disclosure Schedule, the Partnership has paid all Taxes required to be paid by the Partnership with respect to such Partnership Returns and has withheld with respect to its employees all federal and state income

Taxes, FICA, FUTA and other Taxes it is required to withhold. The accruals for Taxes on the books and records of the Partnership are sufficient to discharge the Taxes payable by the Partnership for all periods (or the portion of any period) ending on or prior to the Closing Date. The Partnership is not delinquent in the payment of any Tax nor, except as set forth in Section 2A.8 of the Partnership Disclosure Schedule, is there any Tax deficiency outstanding, to the knowledge of the Partnership, proposed or assessed against the Partnership nor has the Partnership executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The audits of each Partnership Return that has been audited by the relevant authorities or for which the statute of limitations has been waived or extended have been closed and the Partnership has not received any written or oral notification that an audit or other examination of any Partnership Return is presently in progress. All such Partnership Returns that have been audited or for which the statute of limitations has been waived are listed in Section 2A.8 of the Partnership Disclosure Schedule. Except as set forth in Section 2A.8 of the Partnership Disclosure Schedule, the Partnership does not have any material liabilities for unpaid Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and the Partnership has no knowledge of any basis for the assertion of any such liability attributable to the Partnership or the assets or operations of the Partnership. The Partnership is not (nor has it ever been) required to join with any other entity in the filing of a consolidated tax return for federal tax purposes or a consolidated or combined return or report for state tax purposes. Except as set forth in Section 2A.8 of the Partnership Disclosure Schedule, the Partnership is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. There are (and as of immediately following the Closing there will be) no liens on the assets of the Partnership relating to or attributable to Taxes, except for liens for Taxes not yet due and payable or liens for Taxes being contested by appropriate proceedings. The Partnership has no knowledge of any basis for the assertion of any claim which, if adversely determined, would result in liens on the assets of the Partnership. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Partnership that, individual or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162A or 404 of the Code.

    (b) NO PENALTY. The Partnership is not subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any Partnership Return, report or declaration required to be filed with any Governmental Entity to which it is subject.

    2A.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement binding upon, or judgment, injunction, order or decree entered against, the Partnership under which the Partnership is prohibited from conducting or engaging in any line of business.

    2A.10 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

    (a) The Partnership owns no real property except as set forth in Section 2A.10(a) of the Partnership Disclosure Schedule. Section 2A.10(a) of the Partnership Disclosure Schedule sets forth a true and complete list of all real property leased by the Partnership and the aggregate annual rental or other fee payable under any such lease. All such leases are in good standing, valid and effective in accordance with their respective terms, and there is not with respect to the Partnership and, to the knowledge of the Partnership, any other parties to such leases, under any of such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

    (b) Except as set forth in Section 2A.10(b) of the Partnership Disclosure Schedule, the Partnership holds good and valid title to (or, in the case of leased properties, assets and rights of way, valid leasehold interests in) all of its tangible properties, assets and rights of way, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances. The Partnership has valid and subsisting rights of way to use all real or personal property in or through which the Partnership's owned or leased optic or other fiber lines are currently located or situated.

    (c) The Equipment used by the Partnership in the conduct of its business is listed in Section 2A.10(c) of the Partnership Disclosure Schedule, except individual pieces of equipment owned by the Partnership with an individual value of less than $5,000. The Equipment is, taken as a whole, (i) adequate for the conduct of the business of the Partnership as currently conducted, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, (iv) regularly and properly maintained, ordinary wear and tear excepted, and (v) not obsolete, dangerous or in need of renewal or replacement.

    2A.11  INTELLECTUAL PROPERTY.

    (a) The Partnership owns, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material (excluding Partnership Commercial Software Rights (as defined in Section 2A.11(b) below)) that are used or currently proposed by the Partnership to be used in the business of the Partnership as currently conducted or as currently proposed to be conducted by the Partnership (the "Partnership Intellectual Property Rights"). Section 2A.11(a) of the Partnership Disclosure Schedule (i) sets forth a complete list of all patents, patent applications, registered trademarks, material unregistered copyrights, trade names and service marks, and any applications therefor, included in the Partnership Intellectual Property Rights; (ii) specifies the jurisdictions in which each such Partnership Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of the Partnership's currently marketed software products and a list of which, if any, of such software products that have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered and
(iii) as to each such Partnership Intellectual Property Right, specifies whether it is owned by the Partnership or licensed to the Partnership by another Person and, in the cases of any licenses, sets forth the licensor and the term of such license. Section 2A.11(a) of the Partnership Disclosure Schedule also sets forth a complete list of all licenses, sublicenses and other agreements pursuant to which the Partnership has licensed any other Person to use any Partnership Intellectual Property Right or other trade secret material to the Partnership, and includes the identity of such licensees, provided, however, that End-User Licenses need not be listed. The Partnership is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on such list. The Partnership is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any liens or encumbrances other than End-User Licenses), those Partnership Intellectual Property Rights which the Partnership purports to own, and has sole and exclusive rights, and is not contractually obligated to pay any compensation to any third party in respect thereof to the use thereof or the material covered thereby in connection with the services or products in respect of which such Partnership Intellectual Property Rights are being used. With respect to Partnership Intellectual Property Rights licensed to the Partnership, the Partnership has sufficient rights under the license agreements relating thereto to enable the Partnership to use such Partnership Intellectual Property Rights in its business as currently conducted and as proposed to be conducted without payment of royalties or other compensation to the licensor thereof. No claims with respect to the Partnership Intellectual Property Rights have been asserted or, to the knowledge of the Partnership, are threatened by any Person, (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Partnership infringes on any copyright, patent, trade mark service mark or trade secret,
(ii) against the use by the Partnership of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Partnership's business as currently conducted or as proposed by the Partnership to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of the Partnership Intellectual Property Rights. Except as set forth in Section 2A.11(a) of the Partnership Disclosure Schedule, all registered and material unregistered trademarks, service marks and copyrights held by the Partnership are valid and subsisting. To the knowledge of the Partnership, there is no material unauthorized use, infringement or misappropriation of any of the Partnership Intellectual Property Rights by any third party, including any employee or former employee of the Partnership. No Partnership Intellectual Property Right owned exclusively by the Partnership or product of the Partnership is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by the Partnership. There is no outstanding order, judgment, decree or stipulation on the Partnership, and the Partnership is not a party to any agreement, restricting in any manner the licensing of the Partnership's products by the Partnership. Except for End-User Licenses or as otherwise set forth in
Section 2A.11(a) of the Partnership Disclosure Schedule, the Partnership has not entered into any agreement to indemnify any Person against any charge of infringement of any Partnership Intellectual Property Right.

    (b) "Partnership Commercial Software Rights" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to the Partnership pursuant to End-User Licenses and which are used in the Partnership's business but are in no way a component of or incorporated in any of the Partnership's products and related trademarks, technology and know-how. To the knowledge of the Partnership, the Partnership has not breached or violated the terms of its license, sublicense or other agreement relating to any Partnership Commercial Software Rights and has a valid right to use such Partnership Commercial Software Rights under such license and agreements. No claims with respect to the Partnership Commercial Software Rights have been asserted or, to the knowledge of the Partnership, are threatened by any Person against the Partnership. To the knowledge of the Partnership, there is no material unauthorized use, infringement or misappropriation of any of the Partnership Commercial Software Rights by the Partnership or any employee or former employee of the Partnership during the period of their employment.

    2A.12  AGREEMENTS, CONTRACTS AND COMMITMENTS.  Other than those listed in
Section 2A.12 of the Partnership Disclosure Schedule, the Partnership does not have, is not a party to nor is it bound by:

    (a)  any collective bargaining agreements,

    (b) any agreements that contain any unpaid severance liabilities or obligations,

    (c) any bonus, deferred compensation, incentive compensation, option, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements,

    (d) any employment or consulting agreement, contract or commitment (other than employment letters) with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by the Partnership on thirty days notice without liability,

    (e) any insurance policy, fidelity or surety bond or completion bond not listed in Section 2A.20 of the Partnership Disclosure Schedule,

    (f) any lease of personal property having a value individually in excess of $25,000,

    (g) any agreement of indemnification or guaranty not entered into in the ordinary course of business,

    (h) any agreement, contract or commitment containing any covenant limiting the freedom of the Partnership to engage in line of business or compete with any Person,

    (i) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $25,000,

    (j) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise,

    (k) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (g) hereof,

    (l) any purchase order or contract for the purchase of raw materials or acquisition of assets involving $25,000 or more in any single instance or $100,000 or more in the aggregate,

    (m) any construction contracts involving $25,000 or more in any single instance or $100,000 or more in the aggregate,

    (n)  any distribution, joint marketing or development agreement,

    (o) any lease for switches or any other machinery, equipment or other personal property involving payment of aggregate rentals in excess of $25,000,

    (p) any contract pursuant to which the Partnership has access to the telephone network of another Person other than the Partnership's internal commercial telephone service and any contracts for the resale of any network capacity of the Partnership,

    (q) any agreement, contract, lease or easement pursuant to which the Partnership has the right of way to use any premises or real property to locate and/or install fiber lines on, under or through such premises or real property,

    (r) any agreement or commitment obligating the Partnership to deliver any product or service at a price which does not cover the cost (including labor, materials and production overhead), plus a reasonable profit margin, for such product or service,

    (s) any joint venture, partnership or other cooperative arrangement or agreement involving a sharing or profits or losses,

    (t) any other agreement, contract or commitment which involves $25,000 or more and is not cancelable without penalty within thirty (30) days, or

    (u) any agreement which is otherwise material to the Partnership's business.

    The Partnership has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment to which it is bound (including, but not limited to, those set forth in Section 2A.12 or any other section of the Partnership Disclosure Schedule) in such manner as would permit any other party to cancel or terminate the same. Each agreement, contract or commitment to which the Partnership is a party and that is required to be set forth in the Partnership Disclosure
Schedule is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder by any party thereto. The Partnership is not bound by any material contract, agreement, license, lease or other commitment, a copy of which has not been previously provided or made available to IWL. The Partnership, after making an inquiry of all of its employees and Partners and their respective officers, directors, shareholders and appropriate employees, does not have any reason to expect that any change may occur in the relationships of the Partnership with its suppliers or customers as a result of the Interest Exchange, which change would have a Material Adverse Effect on the Partnership. No supplier of or customer of the Partnership has indicated within the past year that it will stop, or decrease the rate of supplying or purchasing materials, products, or services to or from the Partnership, as a result of the Mergers or the Interest Exchange. Except as described in Section 2A.4, no consents, waivers or approvals under any of the Partnership's material agreements, contacts, licenses or leases are necessary in order to preserve the benefits thereunder for the Surviving Corporation or otherwise to avoid any breach, default or right of termination or other right as a result of the Mergers or the Interest Exchange.

    2A.13 INTERESTED PARTY TRANSACTIONS. Except as set forth in Section 2A.13 of the Partnership Disclosure Schedule, no Partner or any officer, director or shareholder of such Partner (nor any parent, sibling, descendant or spouse of any of such persons, or any trust, partnership, corporation or other entity in which any of such persons has or has had an interest), has or has had, directly or indirectly, (a) an interest in any entity which furnished or sold, or furnishes or sells, services or products which the Partnership furnished or sells, or proposes to furnish or sell, or (b) any interest in any entity which purchases from or sells or furnishes to the Partnership any goods or services, or (c) a beneficial interest in any contract or agreement required to be set forth in Section 2A.12 of the Partnership Disclosure Schedule; provided, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest of any entity" for purposes of this Section 2A.13.

    2A.14 GOVERNMENTAL AUTHORIZATIONS. Section 2A.14 of the Partnership Disclosure Schedule accurately lists each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to the Partnership (a) pursuant to which the Partnership currently operates or holds any interest in any of its properties or (b) which is required for the operation of its business as currently conducted or the holding of any such interest as currently held (herein collectively called the "Partnership Authorizations"). The Partnership Authorizations are in full force and effect and constitute all the authorizations required to permit the Partnership to operate or conduct its business as currently conducted or hold any interest in its properties as currently held.

    2A.15 LITIGATION. Section 2A.15 of the Partnership Disclosure Schedule accurately lists all suits, actions and legal, administrative, arbitration or other proceedings and governmental investigations and all other claims pending against the Partnership or, to the knowledge of the Partnership, threatened or which the partnership expects will ultimately be threatened or commenced against the Partnership. None of such suits, actions, proceedings, investigations or claims seek to prevent the consummation of the Mergers or the Interest Exchange. There is no judgment, degree or order enjoining the Partnership in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business of the Partnership. Section 2A.15 of the Partnership Disclosure Schedule also lists all suits and legal actions initiated by the Partnership which are still pending or which have been concluded in the last two years.

    2A.16 ACCOUNTS RECEIVABLE. All accounts receivable of the Partnership shown in the Partnership Balance Sheet arose in the ordinary course of business and, to the extent not previously collected, are collectible (except to the extent reserved against as reflected in the Partnership's Partnership Financial Statements) and are carried at values determined in accordance with GAAP consistently applied. To the knowledge of the Partnership, none of the accounts receivable of the Partnership outstanding as of the date hereof is subject to any claim of offset, recoupment, set off or counterclaim, and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim. No accounts receivable are contingent upon the performance by the Partnership of any obligation or contract except for the Partnership's maintenance obligations under its maintenance agreements (although no customer has claimed that the Partnership has failed to perform its maintenance obligations). No Person has any lien, charge, pledge, security interest or other encumbrance on any of the Partnership's accounts receivable and no agreement for deduction or discount has been made with respect to any of such accounts receivable, except for liens granted to Bank One Texas, N.A. under the Partnership's revolving line of credit.

    2A.17  ENVIRONMENTAL AND OSHA.

    (a) The Partnership has complied in all material respects with all Environmental Laws and Employee Safety Laws, and no charge, action, suit, proceeding, hearing, known investigation, claim, damage, or notice has been filed or commenced against the Partnership alleging any failure to comply with any such law or regulation.

    (b) The Partnership has no obligation to take remedial action with respect to any conditions nor does the Partnership have any liability, and there is no basis related to the Partnership's past or present operations, for any present charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand giving rise to any liability or obligation to take any remedial action under any Environmental Law.

    (c) Except as set forth in Section 2A.17(c) of the Partnership Disclosure Schedule, the Partnership has no liability relating to, and it has not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in violation of any Environmental Law.

    (d) The Partnership has no liability for, and there is no basis for, any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Partnership giving rise to any material liability under any Employee Safety Laws.

    (e) The Partnership has no liability relating to, and to the knowledge of the Partnership, the Partnership has not exposed any of the Partnership's employees to any substances or conditions that could form the basis for, any present charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against the Partnership giving rise to material liability for any illness of or personal injury to any employee.

    (f) The Partnership has been in compliance with all the terms and conditions of all permits, licenses, and other authorizations of Governmental Entities which are required under any Environmental Law or Employee Safety Law.

    (g) All properties and equipment used by the Partnership are free of asbestos, PCB's and other Extremely Hazardous Substances (as defined in Section 302A of the Emergency Planning and Community Right-to-Know Act of 1986, as amended). To the knowledge of the Partnership, no pollutant, contaminant, chemical, or industrial, hazardous, or toxic material or waste has been buried, stored, spilled, leaked, discharged, emitted, or released on any real property that the Partnership has ever owned, or that the Partnership now leases or has ever leased.

    2A.18 BROKERS' AND FINDERS' FEES. The Partnership has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders, fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    2A.19 LABOR MATTERS. The Partnership is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and employment practices, and is not engaged in any unfair labor practice. The Partnership has not received any notice from any Governmental Entity of, and to the knowledge of the Partnership there has not been asserted before any Governmental Entity, any claim of action or proceeding to which the Partnership is a party or involving the Partnership, and there is neither pending nor, to the knowledge of the Partnership, threatened any investigation or hearing concerning the Partnership arising out of or based upon any such laws, regulations or practices. There are no pending claims against the Partnership under any workers compensation plan or policy or for long term disability. The Partnership has complied in all material respects with all applicable health care benefit continuation provisions of COBRA and has no obligations with respect to any former employees or qualified beneficiaries thereunder. Section 2A.19 of the Partnership Disclosure Schedule lists all current employees of the Partnership and their current salary and vacation accruals.

    2A.20 INSURANCE. Section 2A.20 of the Partnership Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers and directors of the Partnership as well as all claims made under any insurance policy by the Partnership since January 1, 1993 (other than claims under the Partnership's medical and dental insurance plans). There is no claim by the Partnership pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds as to which coverage has been questions, denied or disputed by the underwriters of such policies or bonds (other than claims made under the Partnership's medical and dental insurance plans). The Partnership has provided or made available to IWL copies of all such insurance policies and fidelity bonds and all claims made by the Partnership under its insurance policies (other than claims under the Partnership's medical and dental plans). All premiums payable under all such policies and bonds have been paid and the Partnership is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Partnership. The Partnership does not know of any threatened termination of or proposed material premium increase with respect to any of such policies. The Partnership has never been denied insurance coverage nor has any insurance policy of the Partnership ever been canceled for any reason.

    2A.21 INVENTORY. The inventory appearing on the Partnership Financial Statements, or thereafter acquired or produced, conforms in all material respects with the Partnership's applicable specifications and warranties and have been produced in compliance with the Partnership's quality control procedures and consist only of items of a quality and quantity useable or saleable by the Partnership in the ordinary course of business. All such inventory is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is obsolete, damaged or defective in any amount. Such inventory is owned by the Partnership and is not subject to any liens, charges, pledges, security interests or other encumbrances.

    2A.22  COMPLIANCE WITH LAWS.

    (a) The Partnership has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to any federal, state or local statute, law or regulation with respect to the conduct of its business or the ownership or operations of its business, assets or properties. No charge, complaint, action, suit, proceeding, hearing, known investigation, claim, demand, or notice has been filed or commenced against alleging any failure to comply with any such law or regulation.

    (b) The Partnership has not violated in any respect, or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, or the Federal Trade Commission Act, each as amended.

    (c) The Partnership has not, and none of the Partners or employees of the Partnership have, on behalf of the Partnership:

        (i) made or agreed to make any contribution, payment or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any federal, state or local jurisdiction; or

        (ii) established or maintained any unrecorded fund or asset for any purpose, or intentionally made any false or inaccurate entries on any of its books and/or records; or

           (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state or local public office; or

            (iv) been involved in the disbursement or receipt of funds outside of the normal internal control systems of accountability or been involved in the improper or inaccurate recording of material payments, disbursements or receipts.

    2A.23 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of the Partnership for inclusion or incorporation by reference, and reviewed by the Partnership prior to such inclusion or incorporation by reference, in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of the Partnership for inclusion or incorporation by reference, and reviewed by the Partnership prior to such inclusion or incorporation by reference, in the Joint Proxy Statement will, at the dates mailed to shareholders and at the times of the IWL shareholders' meeting and the Partners' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein a necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Partnership or its Partners should occur which is required to be described in an amending of, or a supplement to, the Registration Statement or the Joint Proxy Statement, the Partnership shall promptly so advise IWL. The Partnership will promptly disseminate any such amendment or supplement to the Partners of the Partnership.

    2A.24 ACCOUNTING MATTERS. Neither the Partnership nor, to its knowledge, any of its affiliates has through the date hereof taken or agreed to take any action that would prevent the business combination to be effected by the Mergers and the Interest Exchange from being accounted for as a "pooling of interests."

    2A.25 FIRPTA. The Partnership is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2A) of the Code.

    2A.26  EMPLOYEE BENEFIT PLANS.

        (a) Section 2A.26 of the Partnership Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Partnership (together, the "Partnership Employee Plans"), and a copy of each such Partnership Employee Plan has been provided or made available to IWL.

        (b) (i) None of the Partnership Employee Plans promises to provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA; (ii) all Partnership Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statues (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for the notification to participants or beneficiaries or the Department of Labor, IRS or Secretary of the Treasury), and the Partnership has performed in all material respects all obligations required to be performed by it under, is not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Partnership Employee Plans; (iii) each Partnership Employee Plan intended to qualify under
    Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter and to make any amendments necessary to obtain a favorable determination; and
    (iv) no Partnership Employee Plan is or within the prior six (6) years has been subject to, and the Partnership has not incurred and does not expect to incur any liability under, Title IV or ERISA or Section 412A of the Code and
    (v) nothing in any Partnership Employee Plan precludes or interferes with Holdings' ability to cause the Partnership to terminate (or consolidate, at Holdings' option) any Partnership Employee Plan after the Closing, provided that (A) the Partnership Employee Plan may be terminated prospectively only, subject to rights accrued by the Partnership's employees at the time of such termination and (B) not more than sixty days notice may be required to terminate certain Partnership Employee Plans.

        (c) None of the following now exists or has existed within the six-year period ending on the date hereof with respect to any Partnership Employee
    Plan: (i) any act or omission by the Partnership constituting a violation of
    Section 402A or 403 or, to the knowledge of the Partnership, Section 404 or 405 of ERISA; (ii) to the knowledge of the Partnership, any act or omission by the Partnership which constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code; (iii) any act or omission by the Partnership constituting a violation of Section 503 or 511, to the knowledge of the Partnership, Section 510 of ERISA; or (iv) any act or omission by the Partnership which could give rise to liability under Section 502A of ERISA or under Sections 4979 or 4975 through 4980 of the Code or any other provisions of ERISA or the Code.

        (d) Each Partnership Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from the Partnership to (or under) any such Partnership Employee Plan have been fully paid or adequately provided for on the Partnership Financial Statements for the most recently ended fiscal year. All accruals thereon (including, where appropriate proportional accruals for partial periods have been made in accordance with GAAP consistently applied on a reasonable basis. There has been no amendment, written interpretation or announcement (whether or not written) by the Partnership with respect to, or change in employee participation or coverage under, any Partnership Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently ended fiscal year.

        (e) The Partnership has made available to IWL complete, accurate and current copies of all Partnership Employee Plans and all amendments, documents, correspondence addressed to the Partnership and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the Partnership Employee Plans at any time within the three-year period ending on the date hereof.

    2A.27 OWNERSHIP OF SECURITIES. As of the date hereof, none of the Partnership or any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or
(ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of IWL that in the aggregate represent 10% or more of the outstanding shares of IWL Common Stock, or (b) is an "affiliated shareholder" of IWL within the meaning of Article XIII of the TBCA. Neither the Partnership nor any of its Partners own any shares of IWL Common Stock.

    2A.28  CERTAIN REGULATORY MATTERS.

        (a) Except as disclosed in Section 2A.28 of the Partnership Disclosure Schedule and except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or, to the Partnership's knowledge, investigations pending or threatened before any domestic or foreign court, administrative, governmental or regulatory body in which any of the following matters are being considered which could reasonably be expected to have a Material Adverse Effect on the Partnership, nor has the Partnership received written notice or inquiry from any such body, government official, advocacy or similar organization or any private party indicating that any of such matters should be considered or may become the object of consideration or investigation which could reasonably be expected to have a Material Adverse Effect on the Partnership: (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; (iv) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body; or (v) increase in termination or access charges or other rates paid or payable by the Partnership to its suppliers.

        (b) Except as disclosed in Section 2A.28 of the Partnership Disclosure Schedule, the Partnership has no outstanding commitments (and no such obligations have been imposed upon the Partnership and remain outstanding) regarding (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) expenses, infrastructure expenditures, service quality or other regulatory requirements to or by any domestic or foreign court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization, in each case which could reasonably be expected to have a Material Adverse Effect on the Partnership.

        (c) The Partnership has not transferred, sold any interest in, or otherwise diluted its control over any federal or state regulatory licenses, certificates, approvals or other authorizations under which it operates, and the transfer of such authorizations, subject to regulatory approval, would not violate the terms of any agreement to which the Partnership is a party or by which the Partnership is bound, or impinge the rights of any third party.

        (d) The Partnership has no current liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Partnership giving rise to any liability) arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Partnership. Any such claims would be fully covered to the extent of the dollar limitations of the Partnership's product liability insurance. There are no recalls, threatened or pending, and no federal investigative reports have been filed or were required to have been filed with respect to any of the Partnership's products.

    2A.29 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Partnership in this Agreement, nor any statement made in any Schedule, Exhibit or certificate furnished by the Partnership pursuant to this Agreement, when read in their entirety, contains or will contain any untrue statement of a material fact at the Effective Time, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. No warranty or representation shall be deemed to have been made by the Partnership except for the warranties and representations set forth in this Agreement and the Exhibits, Schedules and certificates delivered pursuant hereto.

                                  ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF IWL AND THE MERGER SUBSIDIARIES

    Except as set forth in the IWL Disclosure Schedule attached hereto and incorporated by reference herein (the "IWL Disclosure Schedule"), and subject to
Section 3.31, IWL and I-Sub and C-Sub (collectively, the "Merger Subsidiaries") hereby jointly and severally represent and warrant to the Company and the Partnership (and, unless the context indicates otherwise, all of such representations and warranties shall be deemed made with respect to IWL and the Merger Subsidiaries, their respective Subsidiaries (other than as set forth in Section 3.31) and their respective predecessors, if any) that, as of the date hereof:

    3.1 ORGANIZATION, STANDING AND POWER. Each of IWL and its Subsidiaries (including each Merger Subsidiary) is a corporation duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation. Each of IWL and its Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on IWL and its Subsidiaries taken as a whole. IWL has made available a true and correct copy of the Articles of Incorporation and Bylaws of each of IWL and its Subsidiaries, as amended to date, to counsel for the Company and the Partnership.

    3.2  CAPITAL STRUCTURE.

        (a) The authorized stock of IWL consists of 100,000,000 shares of common stock, par value $0.01 per share, of which 3,754,230 shares were issued and outstanding as of December 31, 1997, and 10,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued or outstanding as of the date hereof. The authorized capital stock of Holdings consists of 100,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. The authorized capital stock of each Merger Subsidiary consists of 1,000 shares of common stock, par value $0.01 per share. Holdings has 1,000 shares of common stock issued and outstanding as of the date hereof, which are held by IWL, and I-Sub and C-Sub each have 1,000 shares of common stock issued and outstanding as of the date hereof, which are held by Holdings. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued (free of preemptive rights), are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. IWL has also reserved (i) 146,695 shares of IWL Common Stock for issuance to employees and consultants pursuant to IWL's Employee Incentive Stock Option Plan, (ii) 300,000 shares of IWL Common Stock for issuance to employees and consultants pursuant to IWL's 1997 Stock Option Plan, and
    (iii) 100,000 shares of Common Stock for issuance to outside directors of IWL under IWL's 1997 Director Stock Option Plan. Except as set forth in the preceding sentence and except as set forth in Section 3.2 of the IWL Disclosure Schedule, IWL has not reserved any shares of its capital stock for future issuance.

        (b) Except as set forth in Section 3.2 of the IWL Disclosure Schedule, there are no outstanding IWL Equity Rights. For purposes of this Agreement, "IWL Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from IWL or any of IWL's Subsidiaries at any time, or upon the happening or any stated event, any shares of the capital stock of IWL.

        (c) Section 3.2 of the IWL Disclosure Schedule sets forth for each outstanding IWL Equity Right the name of the holder of such IWL Equity Right, the number of shares subject to such IWL Equity Right, the exercise price of such IWL Equity Right and the number of shares as to which such IWL Equity Right is exercisable, and, if the exercisabilty of such IWL Equity Right will be accelerated in any way by the transactions contemplated by this Agreement, an indication of the extent of such acceleration. Section
    3.2 of the IWL Disclosure Schedule also describes any repricing of any IWL Equity Rights which has taken place since January 1, 1993. IWL has made available to the Company and the Partnership copies of all agreements relating to IWL Equity Rights.

        (d) Since January 1, 1993, IWL has not repurchased any of its capital stock.

        (e) There are no outstanding obligations of IWL or any of IWL's Subsidiaries or of ICEL to repurchase, redeem or otherwise acquire any shares of capital stock of IWL.

        (f) All of the outstanding capital stock of each of IWL's Subsidiaries was duly authorized and validly issued (free of preemptive rights) and is fully paid and nonassessable, and, except as set forth in Section 3.2 of the IWL Disclosure Schedule or in Section 3.2(a), is owned by IWL free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. IWL owns all of the issued and outstanding shares of capital stock of ICEL. Except as set forth in Section 3.2 of the IWL Disclosure Schedule, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from IWL, any of IWL's Subsidiaries or ICEL at any time, or upon the happening of any stated event, any shares of the capital stock of any IWL's Subsidiaries or of ICEL, or any securities convertible into or exercisable for shares of capital stock of any of IWL's Subsidiaries or of ICEL, whether or not presently issued or outstanding and there are no outstanding obligations of IWL or of any of IWL's Subsidiaries or of ICEL to repurchase, redeem or otherwise acquire any shares of capital stock of any of IWL's Subsidiaries or of ICEL. Except for equity interests disclosed in Section 3.2 of the IWL Disclosure Schedule and equity interests in its Subsidiaries, IWL does not directly or indirectly own any equity interest in any other Person. Each of IWL's Subsidiaries is a wholly owned Subsidiary.

        (g) Except as disclosed in Section 3.2 of the IWL Disclosure Schedule, there are no shareholder agreements, voting trusts or other agreements or understandings to which IWL, any Subsidiary or ICEL is a party or to which it is bound relating to the voting or registration of any shares of capital stock of IWL or any Subsidiary. IWL has not taken any action that would result in, nor is IWL a party to any agreement, arrangement or understanding not disclosed in Section 3.2 of the IWL Disclosure Schedule that would result in, any options to purchase IWL Common Stock that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        (h) The shares of Holdings Common Stock to be issued pursuant to the Mergers and in the Interest Exchange will be duly authorized, validly issued, fully paid, and nonassessable.

    3.3 AUTHORITY. IWL and the Merger Subsidiaries have all requisite corporate power and authority to enter into this Agreement and to consummate the Mergers and the Interest Exchange and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of IWL and the Merger Subsidiaries. This Agreement has been duly executed and delivered by IWL and the Merger Subsidiaries and constitutes the valid and binding obligations of IWL and the Merger Subsidiaries enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (a) any provision of the Articles of Incorporation or Bylaws of IWL and the Merger Subsidiaries or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IWL or its properties or assets, other than any such violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a Material Adverse Effect on the ability of IWL to consummate the transactions contemplated hereby (or which have been consented to or waived on or prior to the Closing Date). Except as set forth in Section 3.3 of the IWL Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to IWL and the Merger Subsidiaries in connection with the execution and delivery of this Agreement by IWL and the Merger Subsidiaries or the consummation by IWL and the Merger Subsidiaries of the transactions contemplated hereby, except for (a) the filing of the Articles of Merger with the Secretary of State of Texas, (b) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required by the Nasdaq National Market or under applicable state and federal securities laws, (c) any consents or approvals required by the Federal Communications Commission ("FCC") or any state public utility commissions, and (d) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on the ability of IWL and the Merger Subsidiaries to consummate the transactions contemplated hereby.

    3.4 SEC DOCUMENTS; IWL FINANCIAL STATEMENTS. IWL has furnished or made available to the Company and the Partnership a true and complete copy of its Form 10-K for the fiscal year ended June 30, 1997, and its Form 10-Q for the quarter ended September 30, 1997 (collectively, the "SEC Documents"), which IWL filed under the Exchange Act with the SEC. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of IWL, including the notes thereto, included in the SEC Documents (the "IWL Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of IWL at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments).

    3.5 BROKERS AND FINDERS' FEES. Except for Cruttenden Roth Incorporated (the arrangements with which have been disclosed to the Company prior to the date hereof), IWL has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions, advisory fees or any similar charges in connection with this Agreement, the Mergers, the Interest Exchange or any other transaction contemplated hereby.

    3.6 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of IWL for inclusion or incorporation by reference, and reviewed by IWL prior to such inclusion or incorporation by reference, in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of IWL for inclusion or incorporated by reference, and reviewed by IWL prior to such inclusion or incorporation by reference, in the Joint Proxy Statement will, at the dates mailed to shareholders and at the times of the IWL shareholders' meeting and the Company shareholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event with respect to IWL, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Registration Statement or the Joint Proxy Statement, IWL shall promptly so advise the Company. IWL will promptly disseminate any such amendment or supplement (which the Company shall have a reasonable opportunity to review) to the shareholders of IWL.

    3.7 OPINION OF FINANCIAL ADVISOR. IWL has received the oral opinion of Cruttenden Roth Incorporated on the date hereof, to the effect that, as of the date hereof, the IWL Exchange Ratio is fair from a financial point of view to the shareholders of IWL and that the Company Merger Consideration is fair from a financial point of view to IWL, and will, within two business days of the date hereof, have received the written opinion of Cruttenden Roth Incorporated to such effect.

    3.8 OWNERSHIP OF SECURITIES. As of the date hereof, neither IWL nor, to IWL's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or
(ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company that in the aggregate represent 10% or more of the outstanding shares of Company Common Stock, nor (b) is an "affiliated shareholder" of the Company within the meaning of Article XIII of the TBCA. Neither IWL nor any of the Merger Subsidiaries owns any shares of Company Common Stock.

    3.9 LITIGATION. Except as set forth in the SEC Documents or in Section 3.9 of the IWL Disclosure Schedule, there are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations against IWL or any of the Merger Subsidiaries pending or, to IWL's knowledge, threatened which (a) if determined adversely to IWL, could be expected to result in a Material Adverse Effect on IWL, or (b) seek to prevent the consummation of the Mergers or the Interest Exchange.

    3.10 NO UNDISCLOSED LIABILITIES. IWL does not have any liabilities or obligations, either accrued or contingent, whether or not required to be reflected in financial statements prepared in accordance with GAAP, and whether due or to become due, except: (a) liabilities reflected in the SEC Documents,
(b) liabilities specifically described in this Agreement or in the IWL Disclosure Schedule or (c) liabilities not exceeding $50,000 in the aggregate incurred in the ordinary course of business since September 30, 1997.

    3.11 NO CHANGES. Except as set forth in Section 3.11 of the IWL Disclosure Schedule or as contemplated by this Agreement, since September 30, 1997 there has not been, occurred or arisen any:

    (a) transaction by IWL except in the ordinary course of business as conducted on that date;

    (b) capital expenditure or inventory purchase by IWL exceeding $25,000 individually or $100,000 in the aggregate, except pursuant to existing contracts listed in Section 3.16 of the IWL Disclosure Schedule;

    (c) destruction, damage to, or loss of any assets (including without limitation intangible assets) of IWL (whether or not covered by insurance), either individually or in the aggregate, exceeding $25,000;

    (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

    (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by IWL;

    (f) declaration, setting aside, or payment of a dividend or other distribution in respect of the shares of IWL, or any direct or indirect redemption, purchase or other acquisition by IWL of any of its shares;

    (g) increase in the salary or other compensation payable or to become payable by IWL to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment by IWL of a bonus or other additional salary or compensation to any such person except for year-end bonuses paid in the ordinary course of business consistent with past practice;

    (h) acquisition, sale or transfer or any asset of IWL except in the ordinary course of business;

    (i) formation, amendment or termination of any material distribution agreement or any material contract, agreement or license to which IWL is a party, other than termination by IWL pursuant to the terms thereof;

    (j)  loan by IWL to any Person or guaranty by IWL of any loan;

    (k) waiver or release of any material right or claim of IWL, including any write-off or other compromise of any account receivable of IWL except in the ordinary course of business;

    (l) the commencement or notice or, to the knowledge of IWL, threat of commencement of any governmental proceeding against or investigation of IWL or its affairs;

    (m) other event or condition of any character relating to IWL or IWL's business that has or would be expected to have a Material Adverse Effect on IWL;

    (n) issuance, sale or redemption by IWL of any of its shares or of any other of its securities, other than pursuant to the exercise of existing options;

    (o) change in pricing or royalties set or charged by IWL except pursuant to the terms of existing contracts; or

    (p) negotiation or agreement by IWL to do any of the things described in the preceding clauses (a) through (o) (other than negotiations with IWL and its representatives or any other Person regarding the transactions contemplated by this Agreement).

    3.12  TAX AND OTHER RETURNS AND REPORTS.

    (a) TAX RETURNS AND AUDITS. Except as set forth in Section 3.12 of the IWL Disclosure Schedule, each of IWL and its Subsidiaries has prepared and filed all federal, state, local and foreign returns, estimates, information statements and reports required to be filed by any of them relating to any and all Taxes relating or attributable to IWL, its Subsidiaries, or the assets or operations of IWL or its Subsidiaries ("IWL Returns"), and such IWL Returns are true and correct in all material respects and have been completed in accordance with applicable law. Except as set forth in Section 3.12 of the IWL Disclosure Schedule, each of IWL and its Subsidiaries has paid all Taxes required to be paid with respect to such IWL Returns and has withheld with respect to its employees all federal and state income Taxes, FICA, FUTA and other Taxes it is required to withhold. The accruals for Taxes on the books and records of each of IWL and its Subsidiaries are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Closing Date. Neither IWL nor any of its Subsidiaries is delinquent in the payment of any Tax nor, except as set forth in Section 3.12 of the IWL Disclosure Schedule, to the knowledge of IWL is there any Tax deficiency outstanding, proposed or assessed against IWL or any of its Subsidiaries nor has IWL or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The audits of each IWL Return that has been audited by the relevant authorities or for which the statute of limitations has been waived or extended have been closed, and neither IWL nor any of its Subsidiaries has received any written or oral notification that an audit or other examination of any Return of IWL or any of its Subsidiaries is presently in progress. All such IWL Returns that have been audited or for which the statute of limitations has been waived are listed in Section 3.12 of the IWL Disclosure Schedule. Except as set forth in Section 3.12 of the IWL Disclosure Schedule, neither IWL nor any of its Subsidiaries has any material liabilities for unpaid Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and neither IWL nor any of its Subsidiaries has any knowledge of any basis for the assertion of any such liability attributable to IWL, its Subsidiaries or the assets or operations of IWL or its Subsidiaries. Neither IWL nor any of its Subsidiaries is (nor have they ever been) required to join with any other entity in the filing of a consolidated tax return for federal tax purposes or a consolidated or combined return or report for state tax purposes. Except as set forth in Section 3.12 of the IWL Disclosure Schedule, neither IWL nor any of its Subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. There are (and as of immediately following the Closing there will be) no liens on the assets of IWL or any of its Subsidiaries relating to or attributable to Taxes, except for liens for Taxes not yet due and payable or liens for Taxes being contested by appropriate proceedings. Neither IWL nor any of its Subsidiaries has any knowledge of any basis for the assertion of any claim which, if adversely determined, would result in liens on the assets of IWL or Subsidiaries. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of IWL or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

    (b) NO PENALTY. Neither IWL nor any of its Subsidiaries is subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any IWL Return, report or declaration required to be filed with, any Governmental Entity to which it is subject.

    3.13 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement binding upon, or judgment, injunction, order or decree entered against, IWL under which IWL is prohibited from conducting or engaging in any line of business.

    3.14 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

    (a) IWL owns no real property other than as set forth in Section 3.14(a) of the IWL Disclosure Schedule. Section 3.14(a) of the IWL Disclosure Schedule also sets forth a true and complete list of all real property leased by IWL and the aggregate annual rental or other fee payable under any such lease. All such leases are in good standing, valid and effective in accordance with their respective terms, and there is not with respect to IWL and, to the knowledge of IWL, any other parties to such leases, under any of such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

    (b) Except as set forth in Section 3.14(b) of the IWL Disclosure Schedule, IWL holds good and valid title to (or, in the case of leased properties, assets and rights of way, valid leasehold interests in) all of its tangible properties, assets and rights of way, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances.

    (c)  The Equipment used by IWL in the conduct of its business is listed in
Section 3.14(c) of the IWL Disclosure Schedule, except individual pieces of equipment owned by IWL with an individual value of less than $5,000. The Equipment is, taken as a whole, (i) adequate for the conduct of the business of IWL as presently conducted, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, (iv) regularly and properly maintained, ordinary wear and tear excepted, and (v) not obsolete, dangerous or in need of renewal or replacement.

    3.15  INTELLECTUAL PROPERTY.

    (a) IWL owns, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskwork, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material (excluding IWL Commercial Software Rights (as defined in Section 3.15(b) below)) that are used or currently proposed by IWL to be used in the business of IWL as currently conducted or as currently proposed to be conducted by IWL (the "IWL Intellectual Property Rights"). Section 3.15(a) of the IWL Disclosure Schedule (i) sets forth a complete list of all patents, patent applications, registered trademarks, material unregistered copyrights, trade names and service marks, and any applications therefor, included in IWL Intellectual Property Rights; (ii) specifies the jurisdictions in which each such IWL Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of IWL's currently marketed software products and list of names of all registered owners, if any, of such software products that have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered and (iii) as to each such IWL Intellectual Property Right, specifies whether it is owned by IWL or licensed to IWL by another Person and, in the cases of any license, sets forth the licensor and the term of such license. Section 3.15(a) of the IWL Disclosure Schedule also sets forth a complete list of all licenses, sublicenses and other agreements pursuant to which IWL has licensed any other Person to use any IWL Intellectual Property Right or other trade secret material to IWL, and includes the identity of such licenses; provided, however, that IWL's End-User Licenses need not be listed. IWL is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on such list. IWL is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any liens or encumbrances), those IWL Intellectual Property Rights which IWL purports to own, and has sole and exclusive rights, and is not contractually obligated to pay any compensation to any third party in respect thereof to the use thereof or the material covered thereby in connection with the services or products in respect of which such IWL Intellectual Property Rights are being used. With respect to IWL Intellectual Property Rights licensed to IWL, IWL has sufficient rights under the license agreements relating thereto to enable IWL to use such IWL Intellectual Property Rights in its business as currently conducted and as proposed to be conducted without payment of royalties or other compensation to the licensor thereof. No claims with respect to IWL Intellectual Property Rights have been asserted or, to the knowledge of IWL, are threatened by any Person, (i) to the effect that the manufacture, sale, licensing or use of any product as, now used, sold or licensed or proposed for use, sale or license by IWL infringes on any copyright, patent, trade mark service mark or trade secret, (ii) against the use by IWL of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in IWL's business as currently conducted or as proposed by IWL to be conducted, or (iii) challenging the ownership, validity or effectiveness of any IWL Intellectual Property Rights. Except as set forth in Section 3.15(a) of the IWL Disclosure Schedule, all registered and material unregistered trademarks, service marks and copyrights held by IWL are valid and subsisting. To the knowledge of IWL, there is no material unauthorized use, infringement or misappropriation of any of IWL Intellectual Property Rights by any third party, including any employee or former employee of IWL. No IWL Intellectual Property Right owned exclusively by IWL or product of IWL is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by IWL. There is no outstanding order, judgment, decree or stipulation on IWL, and IWL is not party to any agreement, restricting in any manner the licensing of IWL's products by IWL. Except for End User Licenses or as otherwise set forth in
Section 3.15(a) of the IWL Disclosure Schedule, IWL has not entered into any agreement to indemnify any Person against any charge of infringement of any IWL Intellectual Property Rights.

    (b) "IWL Commercial Software Rights" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to IWL pursuant to End-User Licenses and which are used in IWL's business but are in no way a component of or incorporated in any of IWL's products and related trade markets, technology and know-how. To the knowledge of IWL, IWL has not breached or violated the terms of its license, sublicense or other agreement relating to any IWL Commercial Software Rights and has a valid right to use such IWL Commercial Software Rights under such license and agreements. No claims with respect to the IWL Commercial Software Rights have been asserted or, to the knowledge of IWL, are threatened by any Person against IWL. To the knowledge of IWL, there is no material unauthorized use, infringement or misappropriation of any of the IWL Commercial Software Rights by IWL or any employee or former employee of IWL during the period of their employment.

    3.16  AGREEMENTS, CONTRACTS AND COMMITMENTS.  Other than those listed in
Section 3.16 of the IWL Disclosure Schedule, IWL does not have, is not a party to nor is it bound by:

    (a)  any collective bargaining agreement;

    (b) any agreements that contain any unpaid severance liabilities or obligations;

    (c) any bonus, deferred compensation, incentive compensation, option, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

    (d) any employment or consulting agreement, contract or commitment (other than employment letters) with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by IWL on thirty days notice without liability;

    (e) any stock option plan, stock appreciation right plan or stock purchase plan;

    (f) any insurance policy, fidelity or surety bond or completion bond not listed in Section 3.21 of the IWL Disclosure Schedule;

    (g) any lease of personal property having a value individually in excess of $25,000;

    (h) any agreement of indemnification or guaranty not entered into in the ordinary course of business;

    (i) any agreement, contract or commitment containing any covenant limiting the freedom of IWL to engage in any line of business or compete with any Person;

    (j) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $25,000;

    (k) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

    (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to the clause (h) hereof;

    (m) any purchase order or contract for the purchase of raw materials or acquisition of assets involving $25,000 or more in any single instance or $100,000 or more in the aggregate;

    (n) any construction contracts involving $25,000 or more in any single instance or $100,000 or more in the aggregate;

    (o)  any distribution, joint marketing or development agreements;

    (p) any lease for switches or any other machinery, equipment or other personal property involving payment of aggregate rentals in excess of $25,000;

    (q) any contract pursuant to which IWL has access to the telephone network of another Person other than IWL's internal commercial telephone service and any contracts for the resale of any network capacity of IWL;

    (r) any agreement, contract, lease or easement pursuant to which IWL has the right of way to use any premises or real property to locate and/or install fiber lines on, under or through such premises or real property;

    (s) any agreement or commitment obligating IWL to deliver any product or service at a price which does not cover the cost of (including labor, materials and production overhead), plus a reasonable profit margin, for such product or service;

    (t) any joint venture, partnership or other cooperative arrangement or agreement involving a sharing of profits or losses;

    (u) any other agreement contract or commitment which involves $25,000 or more and is not cancelable without penalty within thirty (30) days; or

    (v)  any agreement which is otherwise material to IWL's business.

    IWL has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment to which it is bound (including, but not limited to, those set forth in Section
3.16 or any other section of the IWL Disclosure Schedule) in such manner as would permit any other party to cancel or terminate the same. Each agreement, contract or commitment to which IWL is party and that is required to be set forth in the IWL Disclosure Schedule is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder by any party thereto. IWL is not bound by any material contract, agreement, license, lease or other commitment, a copy of which has not been previously provided or made available to the Company and the Partnership. IWL after making an inquiry of all of its officers, directors, shareholders and appropriate employees does not have any reason to expect that any change may occur in the relationships of IWL with its suppliers or customers as a result of the Mergers or the Interest Exchange, which change would be a Material Adverse Effect on IWL. No supplier of or customer of IWL has indicated within the past year that it will stop, or decrease the rate of supplying or purchasing materials, products, or services to or from IWL, as a result of the Mergers or the Interest Exchange. Except as described in Section 3.3, no consents, waivers or approvals under any of IWL's material agreements, contracts, licenses or leases are necessary in order to preserve the benefits thereunder for the Surviving Corporation or otherwise to avoid any breach, default or right of termination or other right as a result of the Mergers or the Interest Exchange.

    3.17 GOVERNMENTAL AUTHORIZATIONS. Section 3.17 of the IWL Disclosure Schedule accurately lists each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to IWL or statute, regulation, private treaty or agreement adopted or made for the benefit for IWL or to which IWL is a party (a) pursuant to which IWL currently operates or holds any interest in any of its properties or (b) which is required for the operation of its business as currently conducted or the holding of any such interest as currently held (herein collectively called the "IWL Authorizations"). The IWL Authorizations are in full force and effect and constitute all the authorizations required to permit IWL to operate or conduct its business as currently conducted or hold any interest in its properties as currently held.

    3.18 ACCOUNTS RECEIVABLE. All accounts receivable shown in the IWL Financial Statements arose in the ordinary course of business and, to the extent not previously collected, are collectible (except to the extent reserved against as reflected in the IWL Financial Statements) and are carried at values determined in accordance with GAAP consistently applied. To the knowledge of IWL, none of the accounts receivable of IWL outstanding as of the date hereof is subject to any claim of offset, recoupment, set off or counterclaim and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim. No accounts receivable are contingent upon the performance by IWL of any obligation or contract except for IWL's maintenance obligations under its maintenance agreements (although no customer has claimed that IWL has failed to perform its maintenance obligations). No Person has any lien, charge, pledge, security interest or other encumbrance on any of IWL's accounts receivable and no agreement for deduction or discount has been made with respect to any of such accounts receivable, except for liens granted to Bank One Texas, N.A. under IWL's line of credit.

    3.19 MINUTE BOOKS AND STOCK RECORDS. The minute books of IWL and its Subsidiaries made available to counsel for the Company and the Partnership contain minutes of all meetings of directors and shareholders (or consents in lieu of such meetings) accurate in all material respects since the respective times of incorporation of IWL and its Subsidiaries.

    3.20 LABOR MATTERS. IWL is in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and employment practices, and is not engaged in any unfair labor practice. IWL has not received any notice from any Governmental Entity of, and to the knowledge of IWL there has not been asserted before any Governmental Entity, any claim, action or proceeding to which IWL is a party or involving IWL, and there is neither pending nor, to the knowledge of IWL, threatened any investigation or hearing concerning IWL arising out of or based upon any such laws, regulations or practices. There are no pending claims against IWL under any workers compensation plan or policy or for long term disability. IWL has complied in all material respects with all applicable health care benefit continuation provisions of COBRA and has no obligations with respect to any former employees or qualified beneficiaries thereunder. Section 3.20 of the IWL Disclosure Schedule lists all current employees of IWL and their current salary and vacation accruals.

    3.21 INSURANCE. Section 3.21 of the IWL Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, equipment, properties, operations, software errors and omissions, employees, officers and directors of IWL as well as all claims made under any insurance policy by IWL since January 1, 1993 (other than claims under IWL's medical and dental insurance plans and claims made with respect to insured losses which did not, in the aggregate, have a Material Adverse Effect on IWL). There is no claim by IWL pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds (other than claims made under IWL's medical and dental insurance plans). IWL has provided or made available to the Company and the Partnership copies of all such insurance policies and fidelity bonds and all claims made by IWL under its insurance policies (other than claims under IWL's medical and dental plans). All premiums payable under all such policies and bonds have been paid and IWL is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of IWL. IWL does not know of any threatened termination of or proposed material premium increase with respect to any of such policies. IWL has never been denied insurance coverage nor has any insurance policy of IWL ever been canceled for any reason.

    3.22 INVENTORY. The inventory appearing on the IWL Financial Statements, or thereafter acquired or produced, conforms in all material respects with IWL's applicable specifications and warranties and have been produced in compliance with IWL's quality control procedures and consist only of items of a quality and quantity useable or saleable by IWL in the ordinary course of business. All such inventory is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is obsolete, damaged or defective in any amount. Such inventory is owned by IWL and is not subject to any liens, charges, pledges, security interests or other encumbrances.

    3.23  COMPLIANCE WITH LAWS.

    (a) IWL has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to any federal, state or local state, law or regulation with respect to the conduct of business or the ownership or operation of its business, assets or properties. No charge, complaint, action, suit, proceeding, hearing, known investigation, claim, demand, or notice has been filed or commenced against IWL alleging any failure to comply with any such law or regulation.

    (b) IWL has not violated in any respect, or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, or the Federal Trade Commission Act, each as amended.

    (c) IWL has not, and none of the officers, directors, shareholders or employees of IWL have, on behalf of IWL:

        (i) made or agreed to make any contribution, payment or gift funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any federal, state or local jurisdiction; or

        (ii) established or maintained any unrecorded fund or asset for any purpose, or intentionally made any false or inaccurate entries on any of its books and/or records; or

        (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state or local public office; or

        (iv) been involved in the disbursement or receipt of funds outside of the normal internal control systems of accountability or been involved in the improper or inaccurate recording of material payments, disbursements or receipts.

    3.24 FIRPTA. IWL is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    3.25  EMPLOYEE BENEFIT PLANS.

    (a) Section 3.25 of the IWL Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of IWL, any trade or business (whether or not incorporated) which is a member or which is under common control with IWL (an "IWL ERISA Affiliate") within the meaning of Section 414 of the Code, or any Subsidiary of IWL (together, the "IWL Employee Plans"), and a copy of each such IWL Employee Plan has been provided or made available to the Company and the Partnership.

    (b) (i) None of the IWL Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA; (ii) all IWL Employee Plans are in compliance in all material respects with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, IRS or Secretary of the Treasury), and IWL has performed in all material respects all obligations required to be performed by it under, is not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the IWL Employee Plans; (iii) each IWL Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such IWL Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination; and

(iv) no IWL Employee Plan is or within the prior six (6) years has been subject to, and IWL has not incurred and does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code.

    (c) None of the following now exists or has existed within the six-year period ending on the date hereof with respect to any IWL Employee Plan: (i) any act or omission by IWL constituting a violation of Section 402 or 403 or, to the knowledge of IWL, Section 404 or 405 of ERISA; (ii) to the knowledge of IWL, any act or omission by IWL which constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code; (iii) any act or omission by IWL constituting a violation of
Section 503 or 511 or, to the knowledge of IWL, Section 510 of ERISA; or (iv) any act or omission by IWL which could give rise to liability under Section 502 of ERISA or under Sections 4979 or 4975 through 4980 of the Code or any other provisions of ERISA or the Code.

    (d) Each IWL Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from IWL or any of its Subsidiaries to (or under) any such IWL Employee Plan have been fully paid or adequately provided for on IWL Financial Statements for the most recently ended fiscal year. All accruals thereon (including, where appropriate proportional accruals for partial periods) have been made in accordance with GAAP consistently applied on a reasonable basis. There has been no amendment, written interpretation or announcement (whether or not written) by IWL with respect to, or change in employee participation or coverage under, any IWL Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently ended fiscal year.

    (e) IWL has made available to the Company and the Partnership complete, accurate and current copies of all IWL Employee Plans and all amendments, documents, correspondence addressed to IWL and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any governmental agency with respect to the IWL Employee Plans at any time within the three-year period ending on the date hereof.

    3.26  CERTAIN REGULATORY MATTERS.

    (a) Except as disclosed in Section 3.26 of the IWL Disclosure Schedule and except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or, to IWL's knowledge, investigations pending or, to IWL's knowledge, threatened before any domestic or foreign court, administrative, governmental or regulatory body in which any of the following matters are being considered which could reasonably be expected to have a Material Adverse Effect on IWL, nor has IWL or any of its Subsidiaries received written notice or inquiry from any such body, government official, advocacy or similar organization or any private party indicating that any of such matters should be considered or may become the object of consideration or investigation which could reasonably be expected to have a Material Adverse Effect on IWL: (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; (iv) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body; or (v) increase in termination or access charges or other rates paid or payable by IWL to its suppliers.

    (b) Except as disclosed in Section 3.26 of the IWL Disclosure Schedule, neither IWL nor any of its Subsidiaries has any outstanding commitments (and no such obligations have been imposed upon IWL and remain outstanding) regarding
(i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) expenses, infrastructure expenditures, service quality or other regulatory requirements to or by any domestic or foreign court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization, in each case which could reasonably be expected to have a Material Adverse Effect on IWL.

    (c) IWL has not transferred, sold any interest in, or otherwise diluted its control over any federal or state regulatory licenses, certificates, approvals or other authorizations under which it operates, and the transfer of such authorizations, subject to regulatory approval, would not violate the terms of any agreement to which IWL is a party or by which is bound, or impinge the rights of any third party.

    (d) IWL has no current liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against IWL giving rise to any liability) arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by IWL. Any such claims would be fully covered to the extent of the dollar limitations of IWL's product liability insurance. There are no recalls, threatened or pending, and no federal investigative reports have been filed or were required to have been filed with respect to any of IWL's products.

    3.27 ACCOUNTING MATTERS. Neither IWL nor, to its knowledge, any of its affiliates has through the date hereof taken or agreed to take any action that would prevent the business combination to be effected by the Mergers and the Interest Exchange from being accounted for as a "pooling of interests."

    3.28 INTERESTED PARTY TRANSACTIONS. Except as set forth in Section 3.28 of the IWL Disclosure Schedule, since June 30, 1994, no executive officer or director of IWL (nor any parent, sibling, descendant or spouse of any of such persons, or any trust, partnership, corporation or other entity in which any of such persons has or has had an interest), has or has had, directly or indirectly, (a) an interest in any entity which furnished or sold, or furnishes or sells, services or products which IWL furnished or sells, or proposes to furnish or sell, or (b) any interest in any entity which purchases from or sells or furnishes to IWL any goods or services, or (c) a beneficial interest in any contract or agreement required to be set forth in Section 3.16 of the IWL Disclosure Schedule; provided, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.28.

    3.29  ENVIRONMENTAL AND OSHA.

    (a) IWL has complied in all material respects with all Environmental Laws and Employee Safety Laws, and no charge, action, suit, proceeding, hearing, known investigation, claim, damage, or notice has been filed or commenced against IWL alleging any failure to comply with any such law or regulation.

    (b) IWL has no obligation to take remedial action with respect to any conditions nor does IWL have any liability, and there is no basis related to IWL's past or present operations, for any present charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand giving rise to any liability or obligation to take any remedial action under any Environmental Law.

    (c) IWL has no liability relating to, and it has not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in violation of any Environmental Law.

    (d) IWL has no liability for, and there is no basis for, any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against IWL giving rise to any material liability under any Employee Safety Laws.

    (e) IWL has no liability relating to, and to the knowledge of IWL, IWL has not exposed any of IWL's employees to any substances or conditions that could form the basis for, any present charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against IWL giving rise to material liability for any illness of or personal injury to any employee.

    (f) IWL has been in compliance with all the terms and conditions of all permits, licenses, and other authorizations of Governmental Entities which are required under any Environmental Law or Employee Safety Law.

    (g) All properties and equipment used by IWL are free of asbestos, PCB's and other Extremely Hazardous Substances (as defined in Section 302A of the Emergency Planning and Community Right-to-Know Act of 1986, as amended). To the knowledge of IWL, no pollutant, contaminant, chemical, or industrial, hazardous, or toxic material or waste has been buried, stored, spilled, leaked, discharged, emitted, or released on any real property that IWL has ever owned, or that IWL now leases or has ever leased.

    3.30 REPRESENTATIONS COMPLETE. None of the representations or warranties made by IWL in this Agreement, nor any statement made in any Schedule, Exhibit or certificate furnished by IWL pursuant to this Agreement, when read in their entirety, contains or will contain any untrue statement of a material fact at the Effective Time, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. No warranty or representation shall be deemed to have been made by IWL except for the warranties and representations set forth in this Agreement and the Exhibits, Schedules and certificates delivered pursuant hereto.

    3.31 REPRESENTATIONS AND WARRANTIES WITH RESPECT TO ICEL. IWL hereby makes for the benefit of the Company and the Partnership all of the representations and warranties made by NERA Limited, Thomas Norman Blair and Margery Helen Blair to IWL under the ICEL Stock Purchase Agreement (as defined below), which relates to the acquisition by IWL of all of the stock of Integrated Communications and Engineering Limited, a limited company incorporated in Scotland ("ICEL"), including without limitation those set forth in Schedule 2 and Section 5 of the ICEL Stock Purchase Agreement, but subject to the same limitations (including limitations on liability), exclusions and exceptions as set forth in the ICEL Stock Purchase Agreement; and IWL further represents and warrants that each of such representations and warranties, as subject to such limitations, are true, complete and correct in all material respects as of the date hereof. Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties set forth in this Section 3.31 shall be subject to the provisions relating to survivability of representations and warranties set forth in Section 8.1 hereof. Notwithstanding anything to the contrary contained herein, except for those instances in which express reference is made to ICEL, none of the representations and warranties contained in Sections 3.1 through 3.30 shall be deemed made with respect to ICEL, and no warranty or representation shall be deemed to have been made by IWL or the Merger Subsidiaries herein with respect to ICEL except for the warranties and representations set forth in this Section 3.31.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

    4.1 CONDUCT OF BUSINESS OF THE COMPANY AND THE PARTNERSHIP. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of the Company and the Partnership agrees (except to the extent that IWL shall otherwise consent in writing), to carry on its business in the usual regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practice and policies to preserve intact the Company's and the Partnership's respective present business organizations, keep available the services of its present officers and respective key employees, and preserve their respective relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. The Company and the Partnership shall promptly notify IWL of any event or occurrence not in the ordinary course of business of the Company and the Partnership which could have a Material Adverse Effect on the Company and the Partnership, respectively. Except as expressly contemplated by this Agreement or as set forth in Section
4.1 of the Company and Partnership Disclosure Schedule, the Company and the Partnership shall not, without the prior written consent of IWL (which consent shall not require the approval of the Board of Directors of IWL):

    (a) Enter into any commitment or transaction involving more than $500,000 of products and services of the Company and the Partnership;

    (b) Grant any severance or termination pay in excess of $10,000 (i) to any director or (ii) to any employees, except payments made pursuant to written agreements outstanding on the date hereof;

    (c) Except for End-User Licenses, transfer to any Person any rights to the Company Intellectual Property Rights or the Partnership Intellectual Property Rights;

    (d) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any products of the Company or the Partnership, or the Company or the Partnership terminates or assigns any such agreement;

    (e) Violate, amend or otherwise modify the terms of any of the contracts or agreements required to be set forth in the Company or the Partnership Disclosure Schedule except in the ordinary course of business;

    (f)  Commence any litigation except for normal collection actions;

    (g) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of the Company's capital stock, or split, combine or reclassify any of the Company's capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

    (h) Issue, deliver, sell, grant (whether or not there are shares available for grant under any stock option plans) or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of the Company's capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except for the issuance of shares pursuant to the exercise of employee stock options granted prior to the date hereof;

    (i) Except as provided in the Articles of Merger, cause or permit any amendments to the Company's Articles of Incorporation or Bylaws or the Partnership's Agreement of Limited Partnership;

    (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company or the Partnership;

    (k) Sell, lease, license or otherwise dispose of any of its properties or assets which are material individually or in the aggregate, to the business of the Company or the Partnership, except in the ordinary course of business;

    (l) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or the Partnership or guarantee any debt securities of others in excess of $10,000, except pursuant to existing bank credit facilities or lines of credit;

    (m) Adopt or amend any employee benefit or option plan, grant any additional options to acquire shares of capital stock of the Company or any Subsidiary under any employee benefit or option plans (whether or not the issuance of such options is authorized by such plans), or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than raises in compensation payable to employees that are granted on their respective anniversary dates and are consistent with the Company's or the Partnership's, as the case may be, past practice;

    (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

    (o) Pay, discharge or satisfy in an amount in excess of $25,000 in any one case (or $100,000 in the aggregate) any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against the Company Financial Statements or the Partnership Financial Statements;

    (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

    (q) Take any action which the Company or the Partnership, as the case may be, knows or should know would jeopardize the ability of the parties hereto to account for the Mergers and the Interest Exchange as a pooling of interests; or

    (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any action which would make any of the representations or warranties or covenants of the Company or the Partnership contained in this Agreement materially untrue or incorrect.

    4.2 NO SOLICITATION. Prior to the Effective Time, the Company and the Partnership will not (and will not permit any of the Company's officers, directors, shareholders affiliated with any officer or director or the Company's agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than IWL and its designees:

    (a) Solicit, encourage, initiate, accept or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of the Company's or the Partnership's business and properties, or capital stock or Partnership Interests, as the case may be, whether by merger, purchase of assets, tender offer or otherwise, or agree to any such offer or proposal,

    (b) Except for disclosures made to financial institutions and others in the ordinary course of business, disclose any information not customarily disclosed to any Person other than its attorneys or financial advisors concerning the Company's or the Partnership's business and properties or afford to any Person or entity access to its properties, books or records, or

    (c) Assist or cooperate with any Person to make any proposal to purchase all or any part of the Company's capital stock or assets or agree to any such proposal, other than selling its products and licensing of software in the ordinary course of business.

    4.3 CONDUCT OF BUSINESS OF IWL. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, IWL agrees (except to the extent that the Company and the Partnership shall otherwise consent in writing), to carry on its business in the usual regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practice and policies to preserve intact IWL's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. IWL shall promptly notify the Company and the Partnership of any event or occurrence not in the ordinary course of business of IWL which could have a Material Adverse Effect on IWL. Except as expressly contemplated by this Agreement or as set forth in Section 4.3 of the IWL Disclosure Schedule, IWL shall not, without the prior written consent of the Company and the Partnership (which consent shall not require the approval of the Board of Directors of the Company or the General Partner):

    (a) Enter into any commitment or transaction involving more than $500,000 of products and services of IWL;

    (b) Grant any severance or termination pay in excess of $10,000 (i) to any director or (ii) to any employee, except payments made pursuant to written agreements outstanding on the date hereof;

    (c) Except for End-User Licenses, transfer to any Person any rights to the IWL Intellectual Property Rights;

    (d) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any products of IWL, or IWL terminates or assigns any such agreement;

    (e) Violate, amend or otherwise modify the terms of any of the contracts or agreements required to be set forth in the IWL Disclosure Schedule except in the ordinary course of business;

    (f) Commence any litigation except for normal collection actions, other than litigation with IEX Corporation or CLG, Inc. arising out of or resulting from the dispute described in Section 3.9 of the IWL Disclosure Schedule;

    (g) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu or in substitution for shares of capital stock of IWL, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock.

    (h) Issue, deliver, sell, grant (whether or not there are shares available for grant under any stock option plans) or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except for the issuance of shares pursuant to the exercise of employee stock options granted prior to the date hereof;

    (i) Except as provided in the Articles of Merger, cause or permit any amendments to its Articles of Incorporation or Bylaws;

    (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of IWL;

    (k) Sell, lease, license or otherwise dispose of any of its properties or assets which are material individually or in the aggregate, to the business of IWL, except in the ordinary course of business;

    (l) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of IWL or guarantee any debt securities of others in excess of $10,000, except pursuant to existing bank credit facilities, existing lines of credit or other existing agreements referred to in Section 3.16 of the IWL Disclosure Schedule;

    (m) Adopt or amend any employee benefit or option plan, grant any additional options to acquire shares of capital stock of IWL or any Subsidiary under any employee benefit or option plans (whether or not the issuance of such options is authorized by such plans), or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than raises in compensation payable to employees that are granted on their respective anniversary dates and are consistent with IWL's past practice;

    (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

    (o) Pay, discharge or satisfy in an amount in excess of $25,000 in any one case (or $100,000 in the aggregate) any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the IWL Financial Statements;

    (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

    (q) Take any action which IWL knows or should know would jeopardize the ability of the parties hereto to account for the Mergers or the Interest Exchange as a pooling of interests; or

    (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.3(a) through (q) above, or any action which would make any of the representations or warranties or covenants of IWL contained in this Agreement materially untrue or incorrect.

    4.4 CONTROL OF OTHER PARTY'S BUSINESS; TRANSITION PLANNING. Nothing contained in this Agreement shall give IWL, directly or indirectly, the right to control or direct the Company's or the Partnership's operations prior to the Effective Time. Nothing contained in this Agreement shall give the Company or the Partnership, directly or indirectly, the right to control or direct IWL's operations prior to the Effective Time. Prior to the Effective Time, each of the Company, the Partnership, and IWL shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations. Subject to the foregoing, Ignatius W. Leonards, as Chief Executive Officer of IWL, and Jere W. Thompson, Jr., as President of the Company, jointly shall be responsible for coordinating all aspects of transition planning and implementation relating to the Mergers and the Interest Exchange and the other transactions contemplated hereby. If either such person ceases to be chief executive officer of his company for any reason, such person's successor shall assume his predecessor's responsibilities under this Section
4.4. During the period between the date of this Agreement and the Effective Time, Messrs. Leonards and Thompson jointly shall (i) examine various alternatives regarding the manner in which to best organize and manage the businesses of IWL, the Partnership and the Company after the Effective Time and
(ii) coordinate policies and strategies with respect to regulatory authorities and bodies, in all cases subject to applicable and regulation.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.1  JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT.

    (a) Holdings shall register the issuance of the shares of Holdings Common Stock to be issued in the Mergers and the Interest Exchange under the Securities Act and any blue sky law under which registration or a qualification is required. In connection therewith, as promptly as practicable after the execution and delivery of this Agreement, the parties hereto shall prepare and file with the SEC the Registration Statement, which (i) shall be a Registration Statement on Form S-4, (ii) shall register the issuance of the shares of Holdings Common Stock to be issued in the Mergers and the Interest Exchange, and
(iii) shall contain a joint proxy statement/prospectus for IWL, the Company and the Partnership. The parties shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC. Upon the SEC declaring the Registration Statement effective, IWL, the Company and the Partnership shall mail to the holders of record of shares of IWL Common Stock, Company Common Stock and Partnership Interests, the Joint Proxy Statement/Prospectus, provided, however, that IWL, the Partnership and the Company shall not mail or otherwise furnish the Joint Proxy Statement/Prospectus to their respective shareholders or to the Partners unless and until:

        (i) IWL shall have received (and included as an exhibit or appendix to the Joint Proxy Statement/Prospectus) a letter from Cruttenden Roth Incorporated, dated as of, or within two business days preceding, the date of the first mailing of the Joint Proxy Statement, to the effect set forth in Section 3.7 hereof;

        (ii) IWL shall have received a letter of KPMG Peat Marwick, LLP, dated a date within two business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to IWL, in form and substance reasonably satisfactory to IWL and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of the Company and the Partnership included in the Joint Proxy Statement and the Registration Statement;

        (iii) the Company and the Partnership shall have received a letter of KPMG Peat Marwick, LLP, dated a date within two business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to the Company and the Partnership, in form and substance reasonably satisfactory to the Company and the Partnership and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of IWL included in the Joint Proxy Statement and the Registration Statement;

        (iv) each of the IWL Shareholders Agreement and the Owners Agreement shall have been fully executed and delivered by all signatories thereto;

        (v) each of Ignatius W. Leonards, Byron M. Allen, Jere W. Thompson, Sr., Jere W. Thompson, Jr., Mark Langdale, Tim Rogers, Tim Terrell and Scott Roberts shall have executed and delivered to Holdings a lock-up agreement in form and substance reasonably satisfactory to Holdings (provided that the lock-up period shall expire on or prior to the date that Holdings publicly announces financial results covering at least 30 days of combined operations of IWL, the Partnership and the Company); and

        (vi) such Joint Proxy Statement/Prospectus shall include audited financial statements (balance sheets, income statements and statements of cash flows) for the Company and the Partnership as of and for the fiscal years ended December 31, 1997, 1996 and 1995 (which shall have been audited by KPMG Peat Marwick, LLP).

    (b) The parties hereto will use their respective best efforts to cause the letters referred to in clauses (ii) and (iii) above to be delivered and will cooperate in the preparation of the Joint Proxy Statement and the Registration Statement and in having the Registration Statement declared effective as soon as practicable.

    5.2 IWL AND COMPANY SHAREHOLDERS' MEETINGS, PARTNERS' MEETING, AND CONSUMMATION OF THE MERGERS AND THE INTEREST EXCHANGE.

    (a) At the earliest reasonably practicable time following the execution and delivery of this Agreement, each of IWL and the Company shall promptly take all action necessary in accordance with the TBCA and its Articles of Incorporation and Bylaws to convene a meeting of their respective shareholders (each, a "Shareholders Meeting"). Each of IWL and the Company shall use all commercially reasonable efforts to solicit from its respective shareholders proxies to be voted at its Shareholders Meeting in favor of this Agreement pursuant to the Joint Proxy Statement and each of IWL and the Company shall include in the Joint Proxy Statement the recommendation of its Board of Directors in favor of this Agreement and the Mergers. Each of the parties hereto shall take all other action necessary or, in the opinion of the other parties, reasonably advisable to promptly and expeditiously secure any vote or consent of shareholders required by the TBCA and such party's Articles of Incorporation and Bylaws to effect the Mergers. At the earliest reasonably practicable time following the execution and delivery of this Agreement, the Partnership shall promptly take all action necessary in accordance with the Texas Revised Limited Partnership Act ("TRLPA") and its Agreement of Limited Partnership to convene a meeting of the Partners. The

Partnership shall use all commercially reasonable efforts to solicit from its Partners proxies to be voted at such meeting in favor of this Agreement and the Interest Exchange pursuant to the Joint Proxy Statement.

    (b) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in Article VI hereof have been fulfilled or waived, each of the parties shall execute in the manner required by the TBCA and TRLPA and deliver to and file with the Secretary of State of the State of Texas, such instruments and agreements as may be required by the TBCA and TRLPA, and the parties shall take all such other and further actions as may be required by law to make the Mergers and the Interest Exchange effective.

    5.3 ACCESS TO INFORMATION. Each of the parties hereto shall afford the other parties and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of such party as may be reasonably requested. IWL, the Partnership and the Company agree to provide to the other parties' respective accountants, counsel and other representatives copies of internal financial statements promptly upon reasonable request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Mergers and the Interest Exchange.

    5.4 CONFIDENTIALITY. From the date hereof to and including the Effective Time, the parties hereto shall maintain, and cause their directors, officers, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose, except the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the parties hereto contained herein, information concerning the other parties hereto and obtained directly or indirectly from such parties, or their directors, officers, employees, agents or advisors, except such information as is or becomes (a) available to the non-disclosing party from third parties not subject to an undertaking of confidentiality or secrecy; (b) generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or (c) required to be disclosed under applicable law; and except such information as was in the possession of such party prior to obtaining such information from such other party as to which the fact of prior possession such possessing party shall have the burden of proof. Each of IWL, the Company and the Partnership agrees that all information so received from the other party shall be deemed received pursuant to the confidentiality agreement, dated December 2, 1997, heretofore executed and delivered by IWL and the Company (the "Confidentiality Agreement") and such party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors and agents, to comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein. In the event that the transactions contemplated hereby shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

    5.5 EXPENSES. Subject to Section 5.12, whether or not the Mergers and the Interest Exchange are consummated, all expenses incurred in connection with this Agreement shall be the obligation of the party incurring such expenses, except that expenses incurred in connection with the printing of the Joint Proxy Statement and the Registration Statement shall be shared equally by IWL and the Company.

    5.6 PUBLIC DISCLOSURE. Unless otherwise required by law or the requirements of the Nasdaq National Market, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by IWL, the Company and the Partnership prior to release, provided that such approval shall not be unreasonably withheld. Notwithstanding the above, the IWL may make such public disclosures without the consent of the Company to the extent reasonably necessary to comply with IWL's securities laws disclosure requirements, as determined by IWL.

    5.7 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, as promptly as practicable after the date hereof, IWL, the Company and the Partnership shall (a) use all commercially reasonable efforts to cooperate with each other in (i) determining which filings are required to be made prior to the Closing Date with, and which material consents, approvals, permits, or authorizations are required to be obtained prior to the Closing Date from, governmental or regulatory authorities of the United States, the several states or the District of Columbia, the Commonwealth of Puerto Rico, and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, or authorizations, including without limitation all applicable state regulatory approvals, and (b) use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary or appropriate to consummate the transactions contemplated by this Agreement, as soon as practicable. The parties acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers, or similar third party actions that are material to the consummation of the transactions contemplated hereby, and each party agrees to take all commercially reasonable actions as are necessary to complete such notifications and obtain such clearances, approvals, waivers, or third party actions except where such consequence, event, or occurrence would not have a Material Adverse Effect on IWL, the Company or the Partnership, as the case may be.

    5.8 AFFILIATE AGREEMENT. Each of the Company and IWL shareholders and each of the Partners designated by Holdings as an "Affiliated Shareholder " (the "Affiliated Shareholders") agrees to execute, on or prior to the Effective Time, an Affiliate Agreement with respect to Rule 145 under the Securities Act in the form agreed upon by the parties hereto. Holdings shall be entitled to place on the certificates evidencing any Holdings Common Stock to be received by any Affiliated Shareholder pursuant to the terms of this Agreement the legends set forth in the Affiliate Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Holdings Common Stock, consistent with the terms of such Affiliate Agreement.

    5.9  COMPLIANCE.

    (a) In consummating the Mergers, the Interest Exchange and the other transactions contemplated hereby, the Company and the Partnership shall comply in all material respects with the provisions of the Exchange Act and the Securities Act and shall comply, and/or cause its Subsidiaries to comply or to be in compliance, in all material respects, with all other applicable laws.

    (b) In consummating the Mergers, the Interest Exchange and the other transactions contemplated hereby, IWL shall comply in all material respects with the provisions of the Exchange Act and the Securities Act and shall comply, and/or cause its Subsidiaries (including the Merger Subsidiaries) to comply or to be in compliance, in all material respects, with all other applicable laws.

    5.10 BLUE SKY LAWS. Holdings shall take such steps as may be necessary to comply with the federal securities laws and with the securities and blue sky laws of all other jurisdictions which are applicable to the issuance of Holdings Common Stock pursuant hereto (such determination shall be made based on the shareholder and optionee addresses furnished to Holdings by IWL and the Company). IWL, the Company and the Partnership shall use commercially reasonable efforts to assist Holdings as may be necessary to comply with the federal securities laws and with the securities and blue sky laws of all other jurisdictions which are applicable in connection with the issuance of Holdings Common Stock pursuant hereto.

    5.11 BEST EFFORTS, ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

    5.12 EMPLOYMENT AGREEMENTS. On or prior to the date hereof, each of Ignatius W. Leonards, Byron M. Allen, Errol Olivier, Richard H. Roberson and Bryan Olivier, who are currently IWL employees, and Jere W. Thompson, Jr., Scott Roberts, Tim Rogers and Tim Terrell, who are currently Company employees, shall enter into an employment agreement (which shall include covenants not to compete) in substantially the form attached hereto as Exhibit 5.12 with Holdings (the "Employment Agreements"). None of such employees shall have any right, remedy or cause of action under this Section 5.12, nor shall they be third party beneficiaries of this Section 5.12. Prior to the Effective Time, the Company shall bear and be responsible for the performance of all of Holdings' obligations under the Employment Agreements with the Company employees and IWL shall bear and be responsible for the performance of all of Holdings' obligations under the Employment Agreements with the IWL employees, in each case including without limitation obligations to pay base compensation and bonus (if any), tax withholding and payment obligations (including with respect to FICA, Medicare and all other similar taxes) and employee expense reimbursement obligations. Prior to the Effective Time, each of IWL and the Company shall reimburse the other for any expenses incurred by the other that were the responsibility hereunder of IWL or the Company, as the case may be.

    5.13 POOLING ACCOUNTING. IWL, the Partnership and the Company shall each use commercially reasonable efforts to cause the business combination to be effected by the Mergers and the Interest Exchange to be accounted for as a pooling of interests. Each of IWL, the Partnership and the Company shall use commercially reasonable efforts to cause its "affiliates" (within the meaning of Rule 145 promulgated under the Securities Act) not to take any action that would adversely affect the ability of the parties hereto to account for the business combination to be effected by the Mergers and the Interest Exchange as a pooling of interests. The Affiliate Agreements to be entered into by the Affiliated Shareholders shall require the Affiliated Shareholders not to sell, exchange, transfer, pledge, dispose of, offer for sale or grant an option to purchase any shares of the Holdings Common Stock during the period which begins on the date hereof and ends on the third day after Holdings publicly announces financial results covering at least 30 days of combined operations of IWL, the Partnership and the Company.

    5.14 NASDAQ LISTING. Holdings agrees to use its best efforts to authorize for listing on the Nasdaq National Market the shares of Holdings Common Stock issuable, and those required to be reserved for issuance, in connection with the Mergers and the Interest Exchange, upon official notice of issuance.

    5.15 POST-MERGER BOARD OF DIRECTORS AND OFFICERS OF HOLDINGS. Following the Effective Time, Holdings shall use commercially reasonable efforts to (a) cause the Board of Directors of Holdings to consist of Ignatius W. Leonards, Byron M. Allen, Jere W. Thompson, Jr., Mark Langdale, Tim Rogers, one outside director designated by IWL and one outside director designated by the Company (provided that IWL and the Company shall each have the right to veto the other's designee) and (b) cause the officers of Holdings to consist of Jere W. Thompson, Jr., Chief Executive Officer, Ignatius W. Leonards, President, Byron M. Allen, Executive Vice President, and Richard H. Roberson, Controller, Treasurer and Secretary. Holdings shall take all action necessary to amend its Articles of Incorporation as of the Effective Time to change its name to "CapRock Communications Corp." or such other name as may be agreed upon by the parties.

    5.16 NO REGISTRATION RIGHTS. Holdings shall not be required to amend or maintain the effectiveness of the Registration Statement for any purposes, including without limitation for the purpose of permitting resale of the shares of Holdings Common Stock received pursuant hereto by the Persons who may be deemed to be "affiliates" of Holdings, IWL, the Company or the Partnership within the meaning of Rule 145 promulgated under the Securities Act.

    5.17 NOTIFICATION OF CERTAIN MATTERS. Each of IWL, the Partnership and the Company shall give prompt notice to the other of the following:

    (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect with respect to such party;

    (b) any material failure of such party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

    (c) any facts relating to such party which would make it necessary or advisable to amend the Joint Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable law;

    (d) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of it and its Subsidiaries taken as a whole to which it or any of its Subsidiaries is a party or is subject; and

    (e) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.17 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VI
              CONDITIONS TO THE MERGERS AND THE INTEREST EXCHANGE

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGERS AND THE INTEREST EXCHANGE. The respective obligations of each party to this Agreement to effect the Mergers and the Interest Exchange shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) SHAREHOLDER APPROVAL. The Mergers and the Interest Exchange and this Agreement shall have been approved and adopted by the requisite vote of the shareholders of each of IWL and the Company in accordance with the TBCA and of the Partners in accordance with TRLPA and/or the Agreement of Limited Partnership of the Partnership;

        (b) LEGALITY. No federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the Mergers and the Interest Exchange illegal or otherwise prohibiting the consummation of the Mergers and the Interest Exchange;

        (c) REGULATORY MATTERS. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental body, agency or official (all of the foregoing, "Consents") which are necessary for the consummation of the transactions contemplated hereby (including any consents or approvals required by the FCC or any state public utility commissions), other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the transactions contemplated hereby and no Material Adverse Effect on Holdings or the Surviving Corporations, shall have been filed, have occurred or have been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect, provided, however, that a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any state or federal governmental body, agency or official of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such governmental body, which would reasonably be expected to either (i) have a Material Adverse Effect on Holdings or the Surviving Corporations, or (ii) prevent the parties hereto from realizing in all material respects the economic benefits of the transactions contemplated by this Agreement that such parties currently anticipate receiving therefrom; provided further, however, that until such time as the Requisite Regulatory Approvals have been obtained, there shall be no change in the ownership or management of IWL, the Company or the Partnership and no transfer of control whatsoever over the governmental authorizations held by IWL, the Company or the Partnership except insofar as such change in ownership or management or transfer of control may be completed without obtaining regulatory approval in order to comply with applicable federal, state and local laws, rules, regulations and policies;

        (d) REGISTRATION STATEMENT EFFECTIVE. The Registration Statement shall have become effective prior to the mailing by IWL, the Company and the Partnership of the Joint Proxy Statement to their respective shareholders and Partners, as applicable, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

        (e) BLUE SKY. All state securities or blue sky permits or approvals required to carry out the transactions contemplated hereby shall have been received;

        (f) NASDAQ LISTING. The shares of Holdings Common Stock into which the shares of IWL Common Stock, Company Common Stock and Partnership Interests will be converted pursuant to Article II hereof and the shares of Holdings Common Stock issuable upon the exercise of Holdings Options pursuant to
    Section 1.6 hereof shall have been duly approved for listing on the Nasdaq National Market, subject to official notice of issuance; and

        (g) LOCK-UP AGREEMENTS. All of the lock-up agreements required to be executed pursuant to Section 5.1(a) shall have been executed and delivered to Holdings.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE PARTNERSHIP. The obligations of the Company and the Partnership to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company and the Partnership:

        (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of IWL and the Merger Subsidiaries in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and IWL and the Merger Subsidiaries shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

        (b) CERTIFICATE OF IWL. Each of the Company and the Partnership shall have been provided with a certificate executed on behalf of IWL by its Chief Executive Officer or its Chief Financial Officer to the effect that, as of the Effective Time:

        (i) all representations and warranties made by IWL and the Merger Subsidiaries under this Agreement are true and complete in all material respects; and

        (ii) all covenants, obligations and conditions of this Agreement to be performed by IWL and the Merger Subsidiaries on or before such date have been so performed in all material respects.

        (c) LEGAL OPINIONS. (i) The Company and the Partnership shall have received a legal opinion from Munsch Hardt Kopf Harr & Dinan, P.C. and from IWL's regulatory counsel as to corporate and regulatory matters, each dated as of the Closing Date and each in form and substance reasonably satisfactory to the Company and the Partnership; (ii) the Company and the Partnership shall have received an opinion from Hughes & Luce, L.L.P., counsel to the Company and the Partnership, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company and the Partnership, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss will be recognized for federal income tax purposes by Holdings, the Company or C-Sub as a result of the formation of Holdings and C-Sub and the Merger of C-Sub with and into the Company; (B) no gain or loss will be recognized for federal income tax purposes by the shareholders of the Company upon their exchange of Company Common Stock for the Company Merger Consideration pursuant to such Company Merger; and (C) no gain or loss will be recognized for federal income tax purposes by the Partners upon their exchange of Partnership Interests for shares of Holdings Common Stock pursuant to the Interest Exchange; and (iii) IWL shall have received the opinion described in Section 6.3(e)(ii) hereof, in form and substance reasonably satisfactory to the Company.

        (d) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any event, fact or condition that has had or reasonably would be expected to have a Material Adverse Effect on IWL.

        (e) SATISFACTORY FORM OF LEGAL AND ACCOUNTING MATTERS. The form, scope and substance of all legal, tax and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to the Company's and the Partnership's counsel and accountants.

        (f) AFFILIATE AGREEMENTS. The Company and the Partnership shall have received from each IWL Affiliated Shareholder an executed Affiliate Agreement, which shall be in full force and effect.

        (g) EMPLOYMENT AGREEMENTS. The Employment Agreements shall have been duly executed and delivered and shall be in full force and effect.

        (h) IWL SHAREHOLDERS AGREEMENT. The IWL Shareholders Agreement shall have been executed and delivered to the Company and the Partnership on or prior to the date hereof.

        (i) POOLING OF INTERESTS LETTER. Each of the Company and the Partnership shall have received a letter from KPMG Peat Marwick, LLP to the effect that the Mergers and the Interest Exchange qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 if consummated in accordance with this Agreement.

        (j) RELEASE OF GUARANTIES. The guaranties made by Mr. Jere W. Thompson, Jr. and Mr. Mark Langdale of the indebtedness of the Partnership to Bank One Texas, N.A. shall have been released and terminated.

    6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF IWL AND THE MERGER SUBSIDIARIES. The obligations of IWL and the Merger Subsidiaries to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
IWL:

        (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company and the Partnership in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time, and the Company and the Partnership shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

        (b) CERTIFICATE OF THE COMPANY AND THE PARTNERSHIP. IWL and the Merger Subsidiaries shall have been provided with certificates executed on behalf of the Company by its President and the Partnership by its General Partner to the effect that, as of the Effective Time:

        (i) all representations and warranties made by the Company and the Partnership under this Agreement are true and complete in all material respects; and

        (ii) all covenants, obligations and conditions of this Agreement to be performed by the Company or the Partnership, as the case may be, on or before such date have been so performed in all material respects.

        (c) THIRD PARTY CONSENTS. The Company and the Partnership shall have obtained the consents listed in Section 6.3(c) of the Company and Partnership Disclosure Schedule, as well as the consent or approval of each other Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Holdings or the Surviving Corporations.

        (d) SATISFACTORY FORM OF LEGAL AND ACCOUNTING MATTERS. The form, scope and substance of all legal, tax and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to IWL's counsel and accountants.

        (e) LEGAL OPINIONS. (i) IWL and the Merger Subsidiaries shall have received a legal opinion from Hughes & Luce, L.L.P. and from regulatory counsel to the Company and the Partnership as to corporate and regulatory matters, each dated as of the Closing Date and each in form and substance reasonably satisfactory to IWL; (ii) IWL shall have received an opinion from Munsch Hardt Kopf Harr & Dinan, P.C., dated as of the Closing Date in form and substance reasonably satisfactory to the Company and the Partnership, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss will be recognized for federal income tax purposes by Holdings, IWL or I-Sub as a result of the formation of Holdings and I-Sub and the Merger of I-Sub with and into IWL; and (B) no gain or loss will be recognized for federal income tax purposes by the shareholders of IWL upon their exchange of IWL Common Stock solely for Holdings Common Stock pursuant to such IWL Merger; and
    (iii) the Company and the Partnership shall have received the opinion described in Section 6.2(c)(ii) hereof, in form and substance reasonably satisfactory to IWL.

        (f) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any event, fact or condition which has had or reasonably would be expected to have a Material Adverse Effect on Holdings, the Company, the Partnership or the Surviving Corporations since the date hereof.

        (g) AFFILIATE AGREEMENTS. IWL shall have received from each Company and Partnership Affiliated Shareholder an executed Affiliate Agreement, which shall be in full force and effect.

        (h) EMPLOYMENT AGREEMENTS. The Employment Agreements shall have been duly executed and delivered and shall be in full force and effect.

        (i) OWNERS AGREEMENT. The Owners Agreement shall have been executed and delivered to IWL on or prior to the date hereof.

        (j) CONTRIBUTION AGREEMENTS. Each Partner shall have executed and delivered to IWL a Contribution Agreement in respect of such Partner's Partnership Interest, shall have consented to the transfers of Partnership Interests contemplated by the Interest Exchange and shall have consented to the substitution of the Company as the new General Partner of the Partnership and of Holdings as the new limited partner of the Partnership.

        (k) POOLING ACCOUNTING. IWL shall have received a letter from KPMG Peat Marwick, LLP to the effect that the Mergers and the Interest Exchange qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 if consummated in accordance with this Agreement.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    7.1 TERMINATION. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of IWL or the Company or by the General Partner:

    (a) By mutual written consent of each of IWL, the Company and the General Partner;

    (b) By either IWL, on the one hand, or the Company and the Partnership, on the other hand, if the Mergers and the Interest Exchange shall not have been consummated on or before December 31, 1998 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided, further, that if on the Termination Date the conditions to the Closing set forth in Section 6.1(c) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to a date that is one year from the date hereof;

    (c) By either IWL, the Company or the Partnership if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

    (d) By either IWL, on the one hand, or the Company and the Partnership, on the other hand, if another party shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by such party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within 30 days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate and without regard to materiality qualifiers contained therein, results or would reasonably be expected to result in a Material Adverse Effect on IWL, on the one hand, or the Company or the Partnership, on the other hand, as the case may be;

    (e) By either IWL, on the one hand, or the Company and the Partnership, on the other hand, upon the occurrence of a Material Adverse Effect on another party or an event which could reasonably be expected to result in a Material Adverse Effect on the other;

    (f) (i) by IWL (A) if the Board of Directors or any committee of the Board of Directors of the Company or the General Partner (w) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Mergers or the Interest Exchange, (x) shall fail to reaffirm such approval or recommendation upon IWL's request, (y) shall approve or recommend any acquisition of the Company or the Partnership or a material portion of their respective assets or any tender offer for shares of their capital stock or partnership interests, in each case, other than by a party hereto or an affiliate thereof, or (z) shall resolve to take any of the foregoing specified actions or (B) if the Board of Directors or any committee of the Board of Directors of IWL (x) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Mergers or the Interest Exchange, (y) shall approve or recommend any acquisition of IWL or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by a party hereto or an affiliate thereof, or (z) shall resolve to take any of the foregoing specified actions; or (ii) by the Company and the Partnership
(A) if the Board of Directors or any committee of the Board of Directors of IWL
(w) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Mergers or the Interest Exchange, (x) shall fail to reaffirm such approval or recommendation upon the request of the Company or the Partnership, (y) shall approve or recommend any acquisition of IWL or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by a party hereto or an affiliate thereof, or (z) shall resolve to take any of the foregoing specified actions or (B) if the Board of Directors or any committee of the Board of Directors of the Company or the General Partner (x) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Mergers or the Interest Exchange, (y) shall approve or recommend any acquisition of the Company or the Partnership or a material portion of their respective assets or any tender offer for shares of their capital stock or partnership interests, in each case, other than by a party hereto or an affiliate thereof, or (z) shall resolve to take any of the foregoing specified actions;

    (g) By either (i) IWL (A) if any of the required approvals of the shareholders or Partners, as the case may be, of the Company and the Partnership, as the case may be, shall fail to have been obtained at a duly held shareholders or Partners' meeting, as the case may be, of the Company or the Partnership, including any adjournments thereof, or (B) if the required approval of the shareholders of IWL shall fail to have been obtained at a duly held shareholders meeting of IWL, including any adjournments thereof; or (ii) the Company and the Partnership (A) if any of the required approvals of the shareholders or Partners, as the case may be, of the Company and the Partnership, as the case may be, shall fail to have been obtained at a duly held shareholders or Partners' meeting, as the case may be, of the Company or the Partnership, including any adjournments thereof, or (B) if the required approval of the shareholders of IWL shall fail to have been obtained at a duly held shareholders meeting of IWL, including any adjournments thereof;

    (h) By the Company or the Partnership, prior to the approval of this Agreement by the shareholders of the Company or the Partners, as the case may be, upon two business days' prior notice to IWL, if, as a result of an Acquisition Proposal received by the Company or the Partnership from a Person other than a party to this Agreement or any of its affiliates, the Board of Directors of the Company or the General Partner, as the case may be, determines in good faith, on the basis of oral or written advice of outside counsel, that their fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; provided, however, that (i) the Board of Directors of the Company or the General Partner shall have concluded in good faith, after considering applicable provisions of law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors or the General Partner to act in a manner consistent with its fiduciary duties under applicable law and (ii) prior to any such termination, the Company or the Partnership shall, and shall cause its respective financial and legal advisors to, negotiate with IWL to adjust the terms and conditions of this Agreement to provide the opportunity for the Company or the Partnership to proceed with the transactions contemplated hereby; or

    (i) By IWL, prior to the approval of this Agreement by the shareholders of the IWL upon two business days' prior notice to the Company and the Partnership, if, as a result of an Acquisition Proposal received by IWL from a Person other than a party to this Agreement or any of its affiliates, the Board of Directors of IWL determines in good faith, on the basis of oral or written advice of outside counsel that their fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; provided however, that (i) the Board of Directors of IWL shall have concluded in good faith, after considering applicable provisions of law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (ii) prior to any such termination, IWL shall, and shall cause its respective financial and legal advisors to, negotiate with the Company and the Partnership to adjust the terms and conditions of this Agreement to provide the opportunity for IWL to proceed with the transactions contemplated hereby;

provided further, however, that no termination shall be effective pursuant to Sections 7.1(f), (g), (h) or (i) under circumstances in which a termination fee is payable by IWL, on the one hand, or the Company and the Partnership, on the other hand, under Section 7.2(b) or (c) unless concurrently with such termination, such termination fee is paid in full by IWL, on the one hand, or the Company and the Partnership, on the other hand, in accordance with the provisions of Sections 7.2(b) or (c), as applicable.

    7.2  EFFECT OF TERMINATION.

    (a)  In the event of termination of this Agreement as provided in Section
7.1 hereof, and subject to the provisions of Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto, except (i) as set forth in this Section 7.2 and in Sections 2.19, 2.24, 2A.18, 2A.23, 3.5, 3.6 and 8.10 hereof, and (ii) nothing herein shall relieve any party hereto from liability for any willful breach hereof.

    (b) If (i) this Agreement (A) is terminated by IWL pursuant to Section 7.1(f)(i)(A) or Section 7.1(g)(i)(A) or by the Company or the Partnership pursuant to Section 7.1(f)(ii)(B), Section 7.1(g)(ii)(A) or Section 7.1(h) hereof, or (B) is terminated as a result of the Company's or the Partnership's material breach of Section 5.2 hereof which is not cured within 30 days after notice thereof to the Company or the Partnership, as appropriate, and (ii) at the time of such termination or prior to the meeting of the Company's shareholders or the Partners there shall have been an Acquisition Proposal involving the Company or any of its Subsidiaries or the Partnership (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting), the Company or the Partnership, as the case may be, shall pay to IWL a termination fee of $2.5 million, which shall be payable in cash at the date of termination.

    (c) If (i) this Agreement (A) is terminated by the Company or the Partnership pursuant to Section 7.1(f)(ii)(A) or Section 7.1(g)(ii)(B) or by IWL pursuant to Section 7.1(f)(i)(B), Section 7.1(g)(i)(B) or Section 7.1(i), or (B) is terminated as a result of IWL's material breach of Section 5.2 hereof which is not cured within 30 days after notice thereof to IWL, and (ii) at the time of such termination or prior to the meeting of IWL's shareholders there shall have been an Acquisition Proposal involving IWL or any of its Subsidiaries (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting), IWL shall pay to the Company and the Partnership an aggregate termination fee of $2.5 million, which shall be payable in cash at the date of termination.

    (d) The Company, the Partnership, and IWL agree that the agreements contained in Section 7.2(b) and Section 7.2(c) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If any party fails to promptly pay any fee due under Section 7.2(b) or Section 7.2(c), then such party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank One Texas, N.A. from the date such fee was required to be paid.

    7.3 AMENDMENT. This Agreement may be amended by the parties hereto pursuant to a writing adopted by action taken by all of the parties at any time before the Effective Time; provided, however, that, after approval of the Mergers and the Interest Exchange by the shareholders of IWL or the Company or the Partners, whichever shall occur first, no amendment may be made which would
(a) alter or change the amount or kinds of consideration to be received by the holders of shares of IWL Common Stock or Company Common Stock and the Partnership Interests upon consummation of the Mergers and the Interest Exchange, (b) alter or change any term of the Articles of Incorporation of the Surviving Corporations, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of Holdings, IWL, the Company or the Partnership. This Agreement may not be amended except by an instrument in writing signed by the parties.

    7.4 WAIVER. At any time before the Effective Time, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants to be performed prior to the Effective Time, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (including the Affiliate Agreements) shall survive the Mergers and the Interest Exchange and continue until the earlier of (i) the date one year following the Effective Time or (ii) the date Holdings publicly announces financial results covering at least 30 days of combined operations of IWL, the Partnership and the Company, provided that any representation or warranty relating or pertaining to Company Taxes shall terminate upon the expiration of all applicable statutes of limitations relevant to Company Taxes or Tax matters. All covenants to be performed after the Effective Time shall continue indefinitely.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given and received if delivered personally or by commercial delivery service, or three business days after being mailed by registered or certified mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a)  if to IWL or any Merger Subsidiary, to:

         IWL Communications, Inc.

         12000 Aerospace Avenue, Suite 200

         Houston, Texas 77034

         Attn: Chief Executive Officer

         Facsimile No.: (281) 929-1004

         with a copy to:

         Munsch Hardt Kopf Harr & Dinan, P.C.

         4000 Fountain Place

         1445 Ross Avenue

         Dallas, Texas 75202-2790

         Attn: A. Michael Hainsfurther, Esq.

         Facsimile No.: (214) 855-7584

    (b)  if to the Company, to:

         CapRock Communications Corp.

         Two Galleria Tower, Suite 1925

         13455 Noel Road

         Dallas, Texas 75240-6638

         Attn: Jere W. Thompson, Jr.

         Facsimile No.: (972) 788-4243

         or if to the Partnership, to:

         CapRock Fiber Network, Ltd.

         Two Galleria Tower, Suite 1925

         13455 Noel Road

         Dallas, Texas 75240-6638

         Attn: Jere W. Thompson, Jr.

         Facsimile No.: (972) 788-4243
         each with a copy to:

         Hughes & Luce, L.L.P.

         1717 Main Street, Suite 2800

         Dallas, Texas 75201

         Attn: Dudley W. Murrey, Esq.

         Facsimile No.: (214) 939-6100

    8.3 INTERPRETATION. When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Disclosure Schedules and Exhibits to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.

    8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    8.5 MISCELLANEOUS. This Agreement and the documents and instruments and other agreements among the parties hereto (including the Confidentiality Agreement) (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral among the parties with respect to the subject matter hereof, including the parties' letter of intent with respect to this transaction, but excluding the Confidentiality Agreement; (b) are not intended to confer upon any other Person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

    8.6 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas. All parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Texas, and further agree that service of documents commencing any suit therein may be made as provided in Section 8.2.

    8.7 ATTORNEYS' FEES. If any party to this Agreement brings an action against another party to this Agreement to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including reasonable attorneys' fees and costs, incurred in connection with such action, including any appeal of such action.

    8.8 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in Dallas, Texas, in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

    8.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    8.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

    8.11 DEFINITIONS. Terms used herein with initial capital letters shall have the respective meanings set forth below:

    "Acquisition Proposal" shall mean a proposal or offer for a tender or exchange offer, merger, consolidation or other business combination involving the Company or the Partnership or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of the Company or the Partnership.

    "Affiliated Shareholders" has the meaning set forth in Section 5.8.

    "Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

    "Articles of Merger" shall have the meaning set forth in Section 1.2(a).

    "Closing" shall have the meaning set forth in Section 1.2(c).

    "Closing Date" shall have the meaning set forth in Section 1.2(c).

    "COBRA" shall have the meaning set forth in Section 2.20.

    "Code" shall have the meaning set forth in Recital F to this Agreement.

    "Company" shall have the meaning set forth in the introductory paragraph of this Agreement.

    "Company Authorizations" shall have the meaning set forth in Section 2.14.

    "Company Balance Sheet" shall have the meaning set forth in Section 2.5.

    "Company Commercial Software Rights" shall have the meaning set forth in
Section 2.11(b).

    "Company Common Stock" shall have the meaning set forth in Section 1.6(a).

    "Company Disclosure Schedule" shall have the meaning set forth in the introductory paragraph of Article II.

    "Company Employee Plans" shall have the meaning set forth in Section
2.27(a).

    "Company Equity Rights" shall have the meaning set forth in Section 2.3(a).

    "Company ERISA Affiliates" shall have the meaning set forth in Section 2.27(a).

    "Company Exchange Ratio" shall have the meaning set forth in Section 1.6(a).

    "Company Financial Statements" shall have the meaning set forth in Section 2.5.

    "Company Intellectual Property Rights" shall have the meaning set forth in
Section 2.11(a).

    "Company Merger" shall have the meaning set forth in Recital A to this Agreement.

    "Company Merger Consideration" shall have the meaning set forth in Section 1.6(a).

    "Company Returns" shall have the meaning set forth in Section 2.8(a).

    "Confidentiality Agreement" shall have the meaning set forth in Section 5.4.

    "Consents" shall have the meaning set forth in Section 6.1(c).

    "Contribution Agreement" shall have the meaning set forth in Section 1.2(b).

    "Converted Option" shall have the meaning set forth in Section 1.6(g).

    "C-Sub" shall have the meaning set forth in the introductory paragraph of this Agreement.

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
    "Dissenter" shall have the meaning set forth in Section 1.7(a).

    "Dissenters' Shares" shall have the meaning set forth in Section 1.7(a).

    "Effective Time" shall have the meaning set forth in Section 1.2(a).

    "Employee Safety Laws" shall have the meaning set forth in Section 2.18(d).

    "Employment Agreement" shall have the meaning set forth in Section 5.12.

    "End-User Licenses" shall have the meaning set forth in Section 2.11(a).

    "Environmental Law" shall have the meaning set forth in Section 2.18(b).

    "Equipment" shall have the meaning set forth in Section 2.10(c).

    "ERISA" shall have the meaning set forth in Section 2.27(a).

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Exchange Agent" shall have the meaning set forth in Section 1.6(d).

    "Exchange Fund" shall have the meaning set forth in Section 1.6(d).

    "Exchange Ratios" shall have the meaning set forth in Section 1.6(a).

    "FCC" shall have the meaning set forth in Section 3.3.

    "GAAP" shall have the meaning set forth in Section 2.5.

    "General Partner" shall have the meaning set forth in Recital A to this Agreement.

    "Governmental Entity" shall have the meaning set forth in Section 2.4.

    "Holdings" shall have the meaning set forth in the introductory paragraph of this Agreement.

    "Holdings Common Stock" shall have the meaning set forth in Recital A to this Agreement.

    "Holdings Option" shall have the meaning set forth in Section 1.6(g).

    "ICEL" shall have the meaning set forth in Section 3.31.

    "ICEL Stock Purchase Agreement" shall mean that certain Agreement dated January 21, 1998, among IWL, NERA Limited, and Thomas Norman Blair and Margery Helen Blair for the sale and purchase of the whole of the issued share capital of ICEL, including all schedules and exhibits attached thereto.

    "Interest Exchange" shall have the meaning set forth in Recital A to this Agreement.

    "Interest Exchange Consideration" shall have the meaning set forth in
Section 1.6(a).

    "IRS" shall have the meaning set forth in Section 2.27(b).

    "I-Sub" shall have the meaning set forth in the introductory paragraph of this Agreement.

    "IWL" shall have the meaning set forth in the introductory paragraph of this Agreement.

    "IWL Authorizations" shall have the meaning set forth in Section 3.17.

    "IWL Commercial Software Rights" shall have the meaning set forth in Section 3.15(b).

    "IWL Common Stock" shall have the meaning set forth in Section 1.6(a).

    "IWL Disclosure Schedule" shall have the meaning set forth in the introductory paragraph of Article III.

    "IWL Employee Plans" shall have the meaning set forth in Section 3.25(a).

    "IWL Equity Rights" shall have the meaning set forth in Section 3.2(b).

    "IWL ERISA Affiliate" shall have the meaning set forth in Section 3.25(a).

    "IWL Exchange Ratio" shall have the meaning set forth in Section 1.6(a).

    "IWL Financial Statements" shall have the meaning set forth in Section 3.4.

    "IWL Intellectual Property Rights" shall have the meaning set forth in
Section 3.15(a).

    "IWL Merger" shall have the meaning set forth in Recital A to this Agreement.

    "IWL Merger Consideration" shall have the meaning set forth in Section
1.6(a).

    "IWL Returns" has the meaning set forth in Section 3.12(a).

    "IWL Shareholders Agreement" shall have the meaning set forth in Recital E to this Agreement.

    "Joint Proxy Statement" shall have the meaning set forth in Section 2.24.

    "Limited Partners" shall have the meaning set forth in Section 1.2(b).

    "Material Adverse Effect" shall mean any change in or effect on the business of the referenced corporation or partnership or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (a) the United States economy or (b) the United States securities markets if, in any of (a) or (b), the effect on IWL, the Company or the Partnership (as the case may be) and its respective Subsidiaries, taken as a whole, is not disproportionate relative to the effect on the other and its Subsidiaries, taken as a whole.

    "Merged Corporation" shall have the meaning set forth in Section 1.6.

    "Merger Subsidiary" shall have the meaning set forth in the introductory paragraph of Article III.

    "Mergers" shall have the meaning set forth in Recital A to this Agreement.

    "Options" shall have the meaning set forth in Section 1.6(g).

    "Owners Agreement" shall have the meaning set forth in Recital D to this Agreement.

    "Partners" shall have the meaning set forth in Section 1.2(b).

    "Partnership" shall have the meaning set forth in the introductory paragraph of this Agreement.

    "Partnership Authorizations" shall have the meaning set forth in Section 2A.14.

    "Partnership Balance Sheet" shall have the meaning set forth in Section
2A.5.

    "Partnership Commercial Software Rights" shall have the meaning set forth in
Section 2A.11(b).

    "Partnership Disclosure Schedule" shall have the meaning set forth in the introductory paragraph of Article IIA.

    "Partnership Employee Plans" shall have the meaning set forth in Section 2A.26(a).

    "Partnership Equity Rights" shall have the meaning set forth in Section 2A.3(a).

    "Partnership Financial Statements" shall have the meaning set forth in
Section 2A.5.

    "Partnership Intellectual Property Rights" shall have the meaning set forth in Section 2A.11(a).

    "Partnership Interests" shall have the meaning set forth in Recital A to this Agreement.

    "Partnership Returns" shall have the meaning set forth in Section 2A.8(a).

    "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

    "Pre-Surrender Dividends" shall have the meaning set forth in Section
1.6(d).

    "Registration Statement" shall have the meaning set forth in Section 2.24.

    "Requisite Regulatory Approvals" shall have the meaning set forth in Section 6.1(c).

    "SEC" shall mean the Securities and Exchange Commission.

    "SEC Documents" shall have the meaning set forth in Section 3.4.

    "Securities Act" shall have the meaning set forth in Section 2.24.

    "Shareholders' Meeting" shall have the meaning set forth in Section 5.2(a).

    "Shares" shall have the meaning set forth in Section 1.6(d).

    "Subsidiary" means any corporation or other legal entity of which IWL, the Company or the Partnership, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, except that in the case of IWL, ICEL shall not, for any purposes of this Agreement, be considered a Subsidiary of IWL.

    "Surviving Corporation" shall have the meaning set forth in Section 1.1.

    "Tax" or "Taxes" shall have the meaning set forth in Section 2.8(a).

    "TBCA" shall have the meaning set forth in Section 1.7(a).

    "Termination Date" shall have the meaning set forth in Section 7.1(b).

    "TRLPA" shall have the meaning set forth in Section 5.2(a).

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
    IN WITNESS WHEREOF, Holdings, IWL, the Merger Subsidiaries, the Company and the Partnership have caused this Agreement to be signed by themselves or their duly authorized respective officers or general partners, all as of the date first written above.

                                              IWL HOLDINGS CORP.

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                Chief Executive Officer
                                                         -----------------------------------------

                                              IWL COMMUNICATIONS, INCORPORATED

                                              By:                 /s/ IGNATIUS W. LEONARDS
                                                         -----------------------------------------
                                              Its:                Chief Executive Officer
                                                         -----------------------------------------

                                              IWL ACQUISITION CORP.

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                Chief Executive Officer
                                                         -----------------------------------------

                                              CAPROCK COMMUNICATIONS CORP.

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                Chief Executive Officer
                                                         -----------------------------------------

                                              CAPROCK ACQUISITION CORP.

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                       President
                                                         -----------------------------------------

                                              CAPROCK FIBER NETWORK, LTD.

                                              By:        CapRock Systems, Inc.
                                              Its:       General Partner

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                       President
                                                         -----------------------------------------

                        FIRST AMENDMENT TO AGREEMENT AND
                      PLAN OF MERGER AND PLAN OF EXCHANGE

    This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND PLAN OF EXCHANGE (this "Amendment") is made and entered into as of April 30, 1998, among IWL Communications, Incorporated, a Texas corporation ("IWL"), IWL Holdings Corp., a Texas corporation ("Holdings"), IWL Acquisition Corp., a Texas corporation ("I-Sub") and a wholly owned subsidiary of Holdings, CapRock Communications Corp., a Texas corporation (the "Company"), CapRock Acquisition Corp., a Texas corporation ("C-Sub") and a wholly owned subsidiary of Holdings, and CapRock Fiber Network, Ltd., a Texas limited partnership (the "Partnership").

                                   RECITALS:

    A. IWL, Holdings, I-Sub, the Company, C-Sub and the Partnership previously entered into that certain Agreement and Plan of Merger and Plan of Exchange dated as of February 16, 1998 (the "Merger Agreement") pursuant to which, among other things, (a) IWL and I-Sub are to combine into a single company through the statutory merger of I-Sub with and into IWL (the "IWL Merger"), (b) the Company and C-Sub are to combine into a single company through the statutory merger of C-Sub with and into the Company (the "Company Merger" and, together with the IWL Merger, the "Mergers"), and (c) upon consummation of the Mergers, all of the general and limited partnership interests in the Partnership are to be exchanged for shares of the common stock, par value $.01 per share, of Holdings (the "Holdings Common Stock") in the manner and order as set forth in the Merger Agreement.

    B. The parties hereto desire to enter into this Amendment to amend certain terms of the Merger Agreement. Capitalized terms not otherwise defined herein shall have the meaning given to such terms by the Merger Agreement.

                                   AGREEMENT:

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

1. AMENDMENTS. Section 2.3 of the Company Disclosure Schedule is hereby deleted in its entirety and, as of the date hereof, replaced with the
    Section 2.3 of the Company Disclosure Schedule attached to this Amendment and made a part hereof. Exhibit 1.6(a) to the Merger Agreement is hereby deleted in its entirety and, as of the date hereof, replaced with Exhibit 1.6(a) attached to this Amendment and made a part hereof.

2. IWL OPTIONS. All references in the Merger Agreement to "Options" and to "Holdings Options" shall include any IWL Equity Rights, including warrants, that are listed in Section 3.2 of the IWL Dislcosure Schedule.

3. PAYMENT OF TERMINATION FEE. Section 7.2(b) of the Merger Agreement provides that in certain events, as specified therein, the Company or the Partnership, as the case may be, will be required to pay to IWL a termination fee of $2,500,000 (the "Termination Fee"). In the event that the Company and/or the Partnership is required to pay the Termination Fee under
    Section 7.2(b) of the Merger Agreement, then the Company shall pay $1,875,000 of the Termination Fee to IWL and the Partnership shall pay $625,000 of the Termination Fee (for an aggregate of $2,500,000) to IWL.
    Section 7.2(c) of the Merger Agreement provides that in certain events, as specified therein, IWL will be required to pay to the Company and the Partnership an aggregate Termination Fee of $2,500,000. In the event that IWL is required to pay the Termination Fee under Section 7.2(c) of the Merger Agreement, then IWL shall pay $1,875,000 of the Termination Fee to the Company and shall pay $625,000 of the Termination Fee (for an aggregate of $2,500,000) to the Partnership.

4. NO OTHER CHANGES. Except as expressly amended herein, the Merger Agreement shall remain unchanged and shall continue in full force and effect.

5. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Counterparts of this Amendment, and any signatures thereon, transmitted by facsimile will be deemed originals for all purposes.

6. GOVERNING LAW. This Amendment shall be governed in all respects, including validity, interpretation and effect, by the laws of the Sate of Texas.

    IN WITNESS WHEREOF, Holdings, IWL, I-Sub, the Company, C-Sub, and the Partnership have caused this Agreement to be signed by themselves or their duly authorized respective officers or general partners, all as of the date first written above.

                                              IWL HOLDINGS CORP.

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                Chief Executive Officer
                                                         -----------------------------------------

                                              IWL COMMUNICATIONS, INCORPORATED

                                              By:                 /s/ IGNATIUS W. LEONARDS
                                                         -----------------------------------------
                                              Its:                Chief Executive Officer
                                                         -----------------------------------------

                                              IWL ACQUISITION CORP.

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                Chief Executive Officer
                                                         -----------------------------------------

                                              CAPROCK COMMUNICATIONS CORP.

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                       President
                                                         -----------------------------------------

                                              CAPROCK ACQUISITION CORP.

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                Chief Executive Officer
                                                         -----------------------------------------

                                              CAPROCK FIBER NETWORK, LTD.

                                              By:        CapRock Systems, Inc.
                                              Its:       General Partner

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                       President
                                                         -----------------------------------------

                       SECOND AMENDMENT TO AGREEMENT AND
                      PLAN OF MERGER AND PLAN OF EXCHANGE

    This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND PLAN OF EXCHANGE (this "Amendment") is made and entered into as of June 20, 1998, among IWL Communications, Incorporated, a Texas corporation ("IWL"), CapRock Communications Corp., a Texas corporation formerly known as IWL Holdings Corp. ("Holdings"), IWL Acquisition Corp., a Texas corporation ("I-Sub") and a wholly owned subsidiary of Holdings, CapRock Telecommunications Corp., a Texas corporation formerly known as CapRock Communications Corp. (the "Company"), CapRock Acquisition Corp., a Texas corporation ("C-Sub") and a wholly owned subsidiary of Holdings, and CapRock Fiber Network, Ltd., a Texas limited partnership (the "Partnership").

                                   RECITALS:

    A. IWL, Holdings, I-Sub, the Company, C-Sub and the Partnership previously entered into that certain Agreement and Plan of Merger and Plan of Exchange dated as of February 16, 1998, as amended by the First Amendment to Agreement and Plan of Merger and Plan of Exchange dated April 30, 1998 by and among such parties (as amended, the "Merger Agreement"), pursuant to which, among other things, (a) IWL and I-Sub are to combine into a single company through the statutory merger of I-Sub with and into IWL (the "IWL Merger"), (b) the Company and C-Sub are to combine into a single company through the statutory merger of C-Sub with and into the Company (the "Company Merger" and, together with the IWL Merger, the "Mergers"), and (c) in connection with the Mergers, all of the general and limited partnership interests in the Partnership are to be exchanged for shares of the common stock, par value $.01 per share, of Holdings in the manner and order as set forth in the Merger Agreement.

    B. The parties hereto desire to enter into this Amendment to amend certain terms of the Merger Agreement. Capitalized terms not otherwise defined herein shall have the meaning given to such terms by the Merger Agreement.

                                   AGREEMENT:

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

1. AMENDMENT TO SECTION 1.1. Section 1.1 of the Merger Agreement, titled "THE MERGERS AND THE INTEREST EXCHANGE," is hereby amended in its entirety to read, as of the date hereof, as follows:

   "On the Closing Date and subject to and upon the terms and conditions of this Agreement and the applicable laws of Texas, the following actions shall occur in the following order: (a) I-Sub shall be merged with and into IWL in the IWL Merger, the separate corporate existence of I-Sub shall cease, and IWL shall continue as the surviving corporation in the IWL Merger, (b) after consummation of the IWL Merger and prior to consummation of the Company Merger, all of the outstanding Partnership Interests of the Partnership shall be contributed to Holdings pursuant to, and in the order contemplated by, the Interest Exchange, and (c) after consummation of the IWL Merger and the Interest Exchange, C-Sub shall be merged with and into the Company in the Company Merger, the separate corporate existence of C-Sub shall cease, and the Company shall continue as the surviving corporation in the Company Merger. The Company and IWL as the surviving corporations after the Mergers are hereinafter sometimes collectively referred to as the "Surviving Corporations" and individually as a "Surviving Corporation.""

2. AMENDMENT TO SECTIONS 1.2(A) AND (B). Sections 1.2(a) and (b) of the Merger Agreement are each hereby amended in their entirety to read, as of the date hereof, as follows:

   "(a) As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI (and prior to the consummation of the Interest Exchange), the parties hereto shall cause the IWL

    Merger to be consummated by filing Articles of Merger ("Articles of Merger") with the Secretary of State of Texas in such form as required by, and executed in accordance with the relevant provisions of, the laws of the State of Texas and, after consummation of the Interest Exchange, the parties hereto shall cause the Company Merger to be consummated by filing Articles of Merger with the Secretary of State of Texas in such form as required by, and executed in accordance with the relevant provisions of, the laws of the State of Texas (the time at which both such filings have been made in Texas and the Secretary of State of the State of Texas has issued a certificate of merger with respect to both of the IWL Merger and the Company Merger is referred to herein as the "Effective Time").

   (b) On the Closing Date (and after consummation of the IWL Merger but prior to consummation of the Company Merger), (i) the General Partner shall execute and deliver to Holdings a contribution agreement substantially in the form agreed upon by the parties hereto (a "Contribution Agreement") pursuant to which the General Partner shall contribute its general Partnership Interest in the Partnership to Holdings, (ii) immediately thereafter, Holdings shall (pursuant to the terms of such Contribution Agreement) contribute the general Partnership Interest in the Partnership to C-Sub (the intention of the parties hereto being that the Company, upon consummation of the Company Merger, will acquire by operation of law the general Partnership Interest being contributed by Holdings to C-Sub), and
    (iii) immediately following the consummation of the contribution of the general Partnership Interest to C-Sub, each of the limited partners in the Partnership (the "Limited Partners" and, collectively with the General Partner, the "Partners") shall execute and deliver to Holdings a Contribution Agreement pursuant to which the Limited Partners shall contribute their respective limited Partnership Interests in the Partnership to Holdings. Notwithstanding anything to the contrary contained herein, all of the contributions of Partnership Interests referred to in the immediately preceding sentence shall be deemed to have occurred immediately after consummation of the IWL Merger and immediately prior to consummation of the Company Merger. Reasonably promptly after the Effective Time, the Partnership shall file a certificate of amendment to its certificate of limited partnership to reflect that the Company has become the new general partner of the Partnership and that the General Partner is the withdrawing general partner. The Partnership and the General Partner hereby consent to (and each Contribution Agreement delivered hereunder by a Limited Partner shall include such Limited Partner's consent to) the transfers of the Partnership Interests contemplated by this Agreement and hereby agree (and each Contribution Agreement delivered hereunder by a Limited Partner shall include such Limited Partner's agreement) that, effective at the Effective Time and subject to the consummation of the transactions contemplated hereby, Holdings shall become a substituted limited partner in the Partnership and, at the Effective Time, the Company shall become a substituted general partner in the Partnership and the status of the Partners as partners in the Partnership shall cease. The Company hereby elects, effective as of the Effective Time and subject to the consummation of the transactions contemplated hereby, to reconstitute the Partnership, to continue as the general partner of the Partnership and to continue the Partnership and its business."

3. AMENDMENT TO SECTION 1.4(B). Section 1.4(b) of the Merger Agreement is hereby amended in its entirety to read, as of the date hereof, as follows:

   "(b) The Articles of Incorporation (as may be amended by the Articles of Merger) and the Bylaws of the Company and IWL as in effect immediately prior to the Effective Time as to the Company Merger and the IWL Merger, respectively, shall be the Articles of Incorporation and Bylaws of the Company and IWL, respectively, each as a Surviving Corporation, until thereafter amended."

4. AMENDMENT TO SECTION 1.6(A)(I). Section 1.6(a)(i) of the Merger Agreement is hereby amended in its entirety to read, as of the date hereof, as follows:

   "(i) Each share of the common stock, par value $.01 per share (the "IWL
    Common Stock"), of IWL issued and outstanding immediately before the Effective Time (other than those held in the treasury of IWL) and all rights in respect thereof shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for that number of shares of Holdings Common Stock set forth on Exhibit 1.6(a) attached hereto (the "IWL Merger Consideration" and such ratio of IWL Common Stock to Holdings Common Stock being herein referred to as the "IWL Exchange Ratio").

5. AMENDMENT TO SECTION 1.6(A)(IV). Section 1.6(a)(iv) of the Merger Agreement is hereby amended in its entirety to read, as of the date hereof, as follows:

   "(iv) Each one percent (1%) of the Partnership Interests issued and outstanding immediately before the Effective Time and all rights in respect thereof shall, upon execution and delivery to Holdings by the holder thereof of the Contribution Agreement with respect thereto and without any further action on the part of the holder thereof, forthwith be exchanged for that number of shares of Holdings Common Stock set forth on Exhibit 1.6(a) attached hereto (the "Interest Exchange Consideration")."

6. AMENDMENT TO EXHIBIT 1.6(A). Exhibit 1.6(a) to the Merger Agreement, titled "COMPANY MERGER CONSIDERATION AND INTEREST EXCHANGE CONSIDERATION," is hereby deleted in its entirety and, as of the date hereof, replaced with
    Exhibit 1.6(a), titled "COMPANY MERGER CONSIDERATION, INTEREST EXCHANGE CONSIDERATION AND IWL MERGER CONSIDERATION," attached to this Amendment and made a part hereof.

7. AMENDMENT TO SECTION 1.6(F). Section 1.6(f) of the Merger Agreement is hereby amended in its entirety to read, as of the date hereof, as follows:

   "(f) FRACTIONAL SHARES. No fraction of a share of Holdings Common Stock will be issued, but in lieu thereof each holder of shares of IWL Common Stock, each holder of shares of Company Common Stock and each holder of Partnership Interests who would otherwise be entitled to a fraction of a share of Holdings Common Stock (after aggregating all fractional shares of Holdings Common Stock to be received by such holder) shall be entitled to receive from Holdings a whole share of Holdings Common Stock."

8. AMENDMENT TO SECTION 1.6(G)(I)(B). Section 1.6(g)(i)(B) of the Merger Agreement is hereby amended in its entirety to read, as of the date hereof, as follows:

   "(B) the exercise price per share of Holdings Common Stock for each particular Holdings Option shall be equal to, respectively, (x) the exercise price per share under the Converted Option divided by (y) the IWL Exchange Ratio (if the Converted Option related to IWL Common Stock) or the Company Exchange Ratio (if the Converted Option related to the Company Common Stock), each of which shall be rounded up to the nearest whole cent."

9. AMENDMENT TO SECTION 1.6(I). Section 1.6(i) of the Merger Agreement is hereby amended in its entirety to read, as of the date hereof, as follows:

   "(i) MAXIMUM SHARES ISSUABLE. Notwithstanding anything to the contrary contained herein, the maximum number of shares of Holdings Common Stock issuable upon the conversion of shares of Company Common Stock hereunder and the Interest Exchange and upon the exercise of Holdings Options that are the result of Converted Options related to Company Common Stock that are assumed by Holdings hereunder is 25,277,816 shares of Holdings Common Stock."

10. AMENDMENTS TO ARTICLE VI. Article VI of the Merger Agreement, titled "CONDITIONS TO THE MERGERS AND THE INTEREST EXCHANGE," is hereby amended as set forth in this Section 10 of this Amendment. First, the parties hereby agree that the Requisite Regulatory Approvals referred to in Section 6.1(c) of the Merger Agreement shall, with respect to any approvals the parties are seeking to obtain from the FCC and state public utility commissions, include any approvals required to be obtained from the FCC and the state public utility commissions or other authority which governs the provision of telecommunications services in the States of Texas, Louisiana, Arkansas and Oklahoma and shall not include the approvals of any other state public utility commissions (such other approvals hereby being deemed to be immaterial Consents for purposes of Section 6.1(c) of the Merger Agreement and the term

    "Requisite Regulatory Approvals" to include only those required to be obtained by this Amendment). Second, the conditions set forth in Sections 6.1(g), 6.2(b), (e), (f), (g), (h) and (j) of the Merger Agreement shall no longer be conditions to the obligations of the Company and the Partnership to consummate and effect the Merger Agreement and the transactions contemplated thereby; the parties who are required to perform such conditions shall still be required to perform such conditions (including without limitation executing and delivering any documents or instruments required thereby), provided that any failure of any party to so perform any such condition shall no longer excuse the Company or the Partnership from their respective obligations to consummate and effect the Merger Agreement and the transactions contemplated thereby. Third, the conditions set forth in Sections 6.1 (g), 6.3(b), (c) (other than the consent of Bank One Texas, N.A.), (d), (g), (h) and (i) of the Merger Agreement shall no longer be conditions to the obligations of IWL and the Merger Subsidiaries to consummate and effect the Merger Agreement and the transactions contemplated thereby; the parties who are required to perform such conditions shall still be required to perform such conditions (including without limitation executing and delivering any documents or instruments required thereby), provided that any failure of any party to so perform any such condition shall no longer excuse IWL and the Merger Subsidiaries from their respective obligations to consummate and effect the Merger Agreement and the transactions contemplated thereby. Fourth, the parties hereto agree that neither an increase or decrease in the price of the shares of IWL Common Stock as reported on the NASDAQ National Market System nor any litigation arising therefrom or as a result of the modification of the exchange ratio in this amendment shall ever be deemed to be an event that has a Material Adverse Effect on any of the parties to the Merger Agreement. Finally, the Company and the Partnership hereby agree that the modifications of the Company Exchange Ratio and the Interest Exchange Consideration made to the Merger Agreement in this Amendment address and take into account all factors of which they are aware, including, but not limited to, IWL's failure to meet earnings or income projections or models, that could be deemed to be or give rise to a Material Adverse Effect, including any Material Adverse Effect that could be deemed to arise from any representation or warranty of IWL not being true and correct as of the date hereof or at the Effective Time or any failure of IWL to perform and comply with all covenants, obligations and conditions required to be performed and complied with by it as of the Effective Time.

11. AMENDMENT TO SECTION 6.3(J). Section 6.3(j) of the Merger Agreement is hereby amended in its entirety to read, as of the date hereof, as follows:

   "(j) CONTRIBUTION AGREEMENTS. The General Partner and Limited Partners holding, in the aggregate, at least 80% of the limited Partnership Interests in the Partnership each shall have executed and delivered to Holdings a Contribution Agreement in respect of such Partner's Partnership Interest (and shall not have withdrawn such contribution), shall have consented to the transfers of Partnership Interests contemplated by the Interest Exchange and shall have consented to the substitution of the Company as the new General Partner of the Partnership and of Holdings as the new limited partner of the Partnership."

12. AMENDMENTS TO SECTION 7.1. Sections 7.1(f), (g), (h) and (i) of the Merger Agreement are each hereby deleted in their entirety and new Sections 7.1(f) and (g) are hereby added to the Merger Agreement to read, as of the date hereof, as follows:

   "(f) by IWL (i) if the Board of Directors or any committee of the Board of Directors of the Company or the General Partner shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Mergers or the Interest Exchange; (ii) (A) if any of the required approvals of the shareholders or Partners, as the case may be, of the Company and the Partnership, as the case may be, shall fail to have been obtained at a duly held shareholders or Partners' meeting, as the case may be, of the Company or the Partnership, including any adjournments thereof, or (B) if the Partnership Interest of the General Partner and at least 80% of the Partnership Interests of the Limited Partners are not properly tendered in the Interest Exchange without being withdrawn; (iii) if the required approval of the shareholders of IWL shall fail to have been obtained at a duly held shareholders meeting of IWL, including any adjournments thereof; or (iv) prior to the approval of this Agreement by the shareholders of IWL upon two business days' prior notice to the Company and the Partnership, if, as a result of an Acquisition Proposal received by IWL from a Person other than a party to this Agreement or any of its affiliates, the Board of Directors of IWL determines in good faith, on the basis of oral or written advice of outside counsel that their fiduciary obligations under applicable law require that such Acquisition Proposal be accepted, provided however, that (A) the Board of Directors of IWL shall have concluded in good faith, after considering applicable provisions of law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to any such termination, IWL shall, and shall cause its respective financial and legal advisors to, negotiate with the Company and the Partnership to adjust the terms and conditions of this Agreement to provide the opportunity for IWL to proceed with the transactions contemplated hereby; or

   (g) by the Company and the Partnership (i) if the Board of Directors or any committee of the Board of Directors of IWL shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Mergers or the Interest Exchange; (ii) if the required approval of the shareholders of IWL shall fail to have been obtained at a duly held shareholders meeting of IWL, including any adjournments thereof; (iii) if any of the required approvals of the shareholders or Partners, as the case may be, of the Company and the Partnership, as the case may be, shall fail to have been obtained at a duly held shareholders or Partners' meeting, as the case may be, of the Company or the Partnership, including any adjournments thereof (or if the General Partner and Limited Partners holding, in the aggregate, at least 80% of the limited Partnership Interests in the Partnership shall have failed to execute and deliver to Holdings, and not withdraw, Contribution Agreements in respect of such Partners' Partnership Interests); or (iv) prior to the approval of this Agreement by the shareholders of the Company or the Partners, as the case may be, upon two business days' prior notice to IWL, if, as a result of an Acquisition Proposal received by the Company or the Partnership from a Person other than a party to this Agreement or any of its affiliates, the Board of Directors of the Company or the General Partner, as the case may be, determines in good faith, on the basis of oral or written advice of outside counsel, that their fiduciary obligations under applicable law require that such Acquisition Proposal be accepted, provided, however, that (A) the Board of Directors of the Company or the General Partner shall have concluded in good faith, after considering applicable provisions of law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors or the General Partner to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to any such termination, the Company or the Partnership shall, and shall cause its respective financial and legal advisors to, negotiate with IWL to adjust the terms and conditions of this Agreement to provide the opportunity for the Company or the Partnership to proceed with the transactions contemplated hereby;

   provided further, however, that no termination shall be effective pursuant to Sections 7.1(f) or (g) under circumstances in which a termination fee is payable by IWL, on the one hand, or the Company and the Partnership, on the other hand, under Section 7.2(b) or (c) unless concurrently with such termination, such termination fee is paid in full by IWL, on the one hand, or the Company and the Partnership, on the other hand, in accordance with the provisions of Sections 7.2(b) or (c), as applicable."

13. AMENDMENTS TO SECTION 7.2. Sections 7.2(b) and (c) of the Merger Agreement are each hereby amended in their entirety to read, as of the date hereof, as follows:

   "(b) If this Agreement (i) is terminated by IWL pursuant to Section 7.1(f)(i) or (ii) or by the Company or the Partnership pursuant to Section 7.1(g)(iii) or (iv), or (ii) is terminated as a result of the Company's or the Partnership's material breach of Section 5.2 hereof which is not cured within 30 days after notice thereof to the Company or the Partnership, as appropriate, the Company shall pay to IWL a termination fee of $1,875,000 and the Partnership shall pay to IWL a termination fee of $625,000 (for an aggregate termination fee of $2.5 million), which shall be payable in cash at the date of termination.

   (c) If this Agreement (i) is terminated by the Company or the Partnership pursuant to Section 7.1(g)(i) or (ii) or by IWL pursuant to Section 7.1(f)(iii) or (iv), or (ii) is terminated as a result of IWL's material breach of Section 5.2 hereof which is not cured within 30 days after notice thereof to IWL, IWL shall pay to the Company a termination fee of $1,875,000 and shall pay to the Partnership a termination fee of $625,000 (for an aggregate termination fee of $2.5 million), which shall be payable in cash at the date of termination."

14. AMENDMENT TO DISCLOSURE SCHEDULES.  Section 2.3 of the Company Disclosure
    Schedule is hereby deleted in its entirety and, as of the date hereof, replaced with the Section 2.3 of the Company Disclosure Schedule attached to this Amendment and made a part hereof. Section 2A.3 of the Partnership Disclosure Schedule is hereby deleted in its entirety and, as of the date hereof, replaced with the Section 2A.3 of the Partnership Disclosure Schedule attached to this Amendment and made a part hereof. Section 3.2 of the IWL Disclosure Schedule is hereby deleted in its entirety and, as of the date hereof, replaced with Section 3.2 of the IWL Disclosure Schedule attached to this Amendment and made a part hereof.

15. TIMING OF TRANSACTIONS. Notwithstanding anything to the contrary contained in the Merger Agreement, it is the intent of the parties hereto that on the Closing Date, the IWL Merger shall be deemed to be consummated first, the Interest Exchange shall be deemed to be consummated after consummation of the IWL Merger and prior to consummation of the Company Merger, and the Company Merger shall be deemed to be consummated after consummation of the IWL Merger and the Interest Exchange, and to the extent any provision of the Merger Agreement conflicts with or is inconsistent with this Section 15 of this Amendment, this Section 15 of this Amendment shall control and such provision of the Merger Agreement is hereby deemed to be modified to the extent necessary to make such provision consistent with this Section 15 of this Amendment.

16. CERTAIN WAIVERS. Each of the parties hereby consents to the following actions (and to the extent any such action was taken prior to the date hereof, hereby waives any breach or violation of the Merger Agreement that may have resulted from the taking of such action), which consent and waiver shall be valid for all purposes under the Merger Agreement, including Sections 4.1 and 4.3 thereof: (i) the change by Holdings of its name from IWL Holdings Corp. to CapRock Communications Corp., the increase in Holdings' authorized capital stock to 220 million shares, of which 200 million shares shall be common stock and 20 million shares shall be preferred stock, and any amendments to the Articles of Incorporation of Holdings required to effectuate such name change and increase in capital stock, (ii) the change by the Company of its name from CapRock Communications Corp. to CapRock Telecommunications Corp. and any amendments to the Articles of Incorporation of the Company required to effectuate such name change, (iii) the election by the Partnership to be taxed, effective as of January 1, 1998, as a corporation for federal income tax purposes, (iv) the incurrence of indebtedness by Holdings, the Company, the Partnership and IWL in an aggregate amount not to exceed $300,000,000 whether as obligor, co-obligor, guarantor or co-guarantor pursuant to that certain Rule 144A offering of notes being sold initially to various investment banks as initial purchasers to be described an Offering Memorandum (the "Offering Memorandum"), (v) the consummation by Holdings, the Company and/or the Partnership of the transactions described in the Offering Memorandum (and the execution and delivery of documents in connection therewith) with respect to the development and ownership of the proprietary software platform ("System") that is being jointly developed by the Company and Thompson Technology, Inc., a Texas corporation ("TTI") that is owned by David Thompson, including with respect to the continued funding and the future licensing and ownership of the System, (vi) the employment by Holdings and/or the Company of Kevin W.

    McAleer as Senior Vice President and Chief Financial Officer and the execution and delivery of an employment agreement with Mr. McAleer in connection therewith, and (vii) the sale by IWL of its digital radio telephone (DRT) products to one or more purchasers and on terms and conditions, satisfactory to IWL in its sole and unreviewable discretion (and take any foreclosure or related action in connection therewith). The consent and waiver granted hereby shall not extend to or be valid with respect to any other action taken or proposed to be taken by any party to the Merger Agreement which requires the consent of any other party or parties to the Merger Agreement.

17. NO OTHER CHANGES. Except as expressly amended herein, the Merger Agreement shall remain unchanged and shall continue in full force and effect.

18. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Counterparts of this Amendment, and any signatures thereon, transmitted by facsimile will be deemed originals for all purposes.

19. GOVERNING LAW. This Amendment shall be governed in all respects, including validity, interpretation and effect, by the laws of the Sate of Texas.

    IN WITNESS WHEREOF, Holdings, IWL, I-Sub, the Company, C-Sub, and the Partnership have caused this Agreement to be signed by themselves or their duly authorized respective officers or general partners, all as of the date first written above.

                                              CAPROCK COMMUNICATIONS CORP.

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                Chief Executive Officer
                                                         -----------------------------------------

                                              IWL COMMUNICATIONS, INCORPORATED

                                              By:                 /s/ IGNATIUS W. LEONARDS
                                                         -----------------------------------------
                                              Its:                       President
                                                         -----------------------------------------

                                              IWL ACQUISITION CORP.

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                Chief Executive Officer
                                                         -----------------------------------------

                                              CAPROCK TELECOMMUNICATIONS CORP.

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                       President
                                                         -----------------------------------------

                                              CAPROCK ACQUISITION CORP.

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                Chief Executive Officer
                                                         -----------------------------------------

                                              CAPROCK FIBER NETWORK, LTD.

                                              By:        CapRock Systems, Inc.
                                              Its:       General Partner

                                              By:                /s/ JERE W. THOMPSON, JR.
                                                         -----------------------------------------
                                              Its:                       President
                                                         -----------------------------------------

                THIRD AMENDMENT, AGREEMENT AND ACKNOWLEDGMENT OF
                        RECEIPT OF REGULATORY APPROVALS

    This THIRD AMENDMENT, AGREEMENT AND ACKNOWLEDGMENT OF RECEIPT OF REGULATORY APPROVALS (this "Agreement") is made and entered into as of July 8, 1998, among IWL Communications, Incorporated, a Texas corporation ("IWL"), CapRock Communications Corp., a Texas corporation formerly known as IWL Holdings Corp. ("Holdings"), IWL Acquisition Corp., a Texas corporation ("I-Sub") and a wholly owned subsidiary of Holdings, CapRock Telecommunications Corp., a Texas corporation formerly known as CapRock Communications Corp. (the "Company"), CapRock Acquisition Corp., a Texas corporation ("C-Sub") and a wholly owned subsidiary of Holdings, and CapRock Fiber Network, Ltd., a Texas limited partnership (the "Partnership").

                                   RECITALS:

    A. IWL, Holdings, I-Sub, the Company, C-Sub and the Partnership previously entered into that certain Agreement and Plan of Merger and Plan of Exchange dated as of February 16, 1998, as amended by the First Agreement to Agreement and Plan of Merger and Plan of Exchange dated April 30, 1998 and the Second Agreement to Agreement and Plan of Merger and Plan of Exchange dated June 20, 1998, by and among such parties (as amended, the "Merger Agreement"), pursuant to which, among other things, (a) IWL and I-Sub are to combine into a single company through the statutory merger of I-Sub with and into IWL (the "IWL Merger"), (b) the Company and C-Sub are to combine into a single company through the statutory merger of C-Sub with and into the Company (the "Company Merger" and, together with the IWL Merger, the "Mergers"), and (c) in connection with the Mergers, all of the general and limited partnership interests in the Partnership are to be exchanged for shares of the common stock, par value $.01 per share, of Holdings in the manner and order as set forth in the Merger Agreement ("Interest Exchange").

    B. The parties hereto desire to enter into this Agreement to confirm the receipt of all Requisite Regulatory Approvals as defined in the Merger Agreement from the FCC and state public utility commissions and to confirm the receipt of an opinion of the financial advisor to IWL. Capitalized terms not otherwise defined herein shall have the meaning given to such terms by the Merger Agreement.

                                   AGREEMENT:

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

1. Section 3.7 of the Merger Agreement is hereby amended and restated as follows:

        "3.7 OPINION OF FINANCIAL ADVISOR. IWL has received the written opinion of Cruttenden Roth Incorporated on the date thereof, to the effect that, as of the date thereof, the relative exchange ratios whereby the current holders of IWL Common Stock would hold approximately 15%, and the current holders of the Company Common Stock and the Partnership Interests together would hold approximately 85% of the outstanding shares of Holdings Common Stock on a diluted basis after the Mergers and the Interest Exchange was fair from a financial point of view to the shareholders of IWL."

2. Article VI of the Merger Agreement, titled "CONDITIONS TO THE MERGERS AND THE INTEREST EXCHANGE" provides that Requisite Regulatory Approvals were to be obtained from the FCC and the state public utility commissions or other authority which governs the provision of telecommunications services in the States of Texas, Louisiana, Arkansas and Oklahoma ("Specified States"). The parties hereby agree that all of the Requisite Regulatory Approvals have been obtained from the FCC and the Specified States and that no other Requisite Regulatory Approvals are required in order for the combined business (following the Mergers and the Interest Exchange) to provide telecommunications services in the states of Texas, Louisiana, Arkansas and Oklahoma. The parties specifically waive the receipt of any regulatory approvals in the state of Texas regarding CapRock's SPCOA status and waive the receipt of any other regulatory approvals from the FCC or the Specified States not already obtained for the provision of telecommunications services and amend the Merger Agreement to the extent necessary to provide that no Requisite Regulatory Approvals are to be obtained except those listed on Exhibit A attached hereto and incorporated herein by reference, all of which have been obtained.

3. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Counterparts of this Agreement, and any signatures thereon, transmitted by facsimile will be deemed originals for all purposes.

4. GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas.

    IN WITNESS WHEREOF, Holdings, IWL, I-Sub, the Company, C-Sub, and the Partnership have caused this Agreement to be signed by themselves or their duly authorized respective officers or general partners, all as of the date first written above.

                                          CAPROCK COMMUNICATIONS CORP.

                                          By:  /s/ Jere W. Thompson, Jr.

                                          --------------------------------------

                                          Its:  Chief Executive Officer

                                          --------------------------------------

                                          IWL COMMUNICATIONS, INCORPORATED

                                          By:  /s/ Ignatius W. Leonards

                                          --------------------------------------

                                          Its:  Chief Executive Officer

                                          --------------------------------------

                                          IWL ACQUISITION CORP.

                                          By:  /s/ Jere W. Thompson, Jr.

                                          --------------------------------------

                                          Its:  Chief Executive Officer

                                          --------------------------------------

                                          CAPROCK TELECOMMUNICATIONS CORP.

                                          By:  /s/ Jere W. Thompson, Jr.

                                          --------------------------------------

                                          Its:  Chief Executive Officer

                                          --------------------------------------

                                          CAPROCK ACQUISITION CORP.

                                          By:    /s/ Jere W. Thompson, Jr.

                                          --------------------------------------

                                          Its:  Chief Executive Officer

                                          --------------------------------------

                                          CAPROCK FIBER NETWORK, LTD.

                                          By: CapRock Systems, Inc.
                                          Its: General Partner

                                          By:  /s/ Jere W. Thompson, Jr.

                                          --------------------------------------

                                          Its:  President

                                          --------------------------------------

                                                                     APPENDIX II

                   [FORM OF CRUTTENDEN ROTH FAIRNESS OPINION]

July 20, 1998

Board of Directors
IWL Communications, Incorporated
12000 Aerospace Avenue, Suite 200
Houston, TX 77034

Members of the Board:

We understand that IWL Communications, Incorporated ("IWL"), CapRock Communications Corp. (formerly known as IWL Holdings Corp.) ("Holdings"), IWL Acquisition Corp. ("I-Sub), CapRock Telecommunications Corp. (formerly known as CapRock Communications Corp.) ("Telecommunications"), CapRock Acquisition Corp. ("C-Sub") and CapRock Fiber Network, Ltd. (the "Partnership") have entered into an Agreement and Plan of Merger and Plan of Exchange dated as of February 16, 1998, as amended, (as so amended, the "Merger Agreement"), pursuant to which (a) IWL and I-Sub will combine into a single company through the statutory merger of I-Sub with and into IWL (the "IWL Merger"), with IWL to become a direct wholly-owned subsidiary of Holdings, and (b) all of the general and at least 80% of the limited partnership interests (collectively, the "Partnership Interests") in the Partnership will be exchanged (the "Interest Exchange") for shares of the Common Stock of Holdings, and (c) Telecommunications and C-Sub will combine into a single company through the statutory merger of C-Sub with and into Telecommunications with Telecommunications to become a direct wholly-owned subsidiary of Holdings (the "Telecommunications Merger" and together with the IWL Merger, the "Mergers").

We further understand that, pursuant to the Mergers and the Interest Exchange, among other things, the outstanding shares of IWL Common Stock and Telecommunications Common Stock shall be converted into shares of Holdings Common Stock and outstanding Partnership Interests shall be exchanged for shares of Holdings Common Stock (collectively, the "Proposed Transaction"). Based on the Merger Agreement, current holders of IWL Common Stock would hold approximately 15%, and current holders of Telecommunications Common Stock and the Partnership Interests, together, would hold approximately 85% (together, the "Relative Exchange Ratios"), of the outstanding shares of Holdings Common Stock on a diluted basis after consummation of the Proposed Transaction. The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement.

We have been requested by the Board of Directors of the IWL to render our opinion with respect to the fairness from a financial point of view, to the shareholders of the IWL, of the Relative Exchange Ratios and of the consideration to be paid by Holdings to holders of IWL Common Stock in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, IWL's underlying business decision to proceed with or effect the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement, as amended, and the specific terms of the Proposed Transaction, (2) such publicly available information relating to IWL, Telecommunications and the Partnership which we believe to be relevant to our analysis, (3) historical and projected financial and operating information with respect to the business, operations and prospects of IWL furnished to us by IWL, (4) historical and projected financial and operating information with respect to the business, operations and prospects of Telecommunications and the Partnership furnished to us by Telecommunications, the Partnership and IWL, (5) the trading history of IWL's common stock from its initial public offering date to the present and a comparison of that trading history with those of other companies that we deemed relevant, (6) a comparison of the historical financial results and present financial condition of IWL with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and the present financial condition of Telecommunications and the Partnership with those of other companies that we deemed relevant, (8) a comparison of the quarterly and annual earnings estimates of our research analyst for IWL with IWL's actual and projected results, (9) the potential pro forma financial effects of the Proposed Transaction, (10) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, and (11) the projections of IWL, Telecommunications and the Partnership on a combined basis and the relative contribution of the business of IWL to projected combined operating results in relation to the Relative Exchange Ratios. In addition, we have had discussions with the management teams of IWL, Telecommunications and the Partnership concerning their respective businesses, operations, assets, financial conditions and prospects and the potential strategic benefits of the Proposed Transaction and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management teams of IWL, Telecommunications and the Partnership that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of IWL, Telecommunications and the Partnership we have, upon advice of IWL, assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective management teams of IWL, Telecommunications and the Partnership as to the future financial performance of IWL, Telecommunications and the Partnership and the combined company (not including the cost savings and operating synergies, if any, which may result from a combination of IWL, Telecommunications and the Partnership). In arriving at our opinion, we have conducted a limited physical inspection of the properties and facilities of IWL, Telecommunications and the Partnership and have not made or obtained any evaluations or appraisals of the assets or liabilities of IWL, Telecommunications and the Partnership. Upon advice of IWL, we have assumed that the Proposed Transaction will qualify as a tax-free transaction to the shareholders of IWL. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Relative Exchange Ratios are fair to the shareholders of IWL and the consideration to be paid by Holdings to the shareholders of IWL is fair to shareholders of IWL in the Proposed Transaction.

We have acted as financial advisor to IWL in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, IWL has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we may trade in the equity securities of IWL for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of IWL and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of IWL as to how such shareholder should vote with respect to the Proposed Transaction.

Very truly yours,

                                                                    APPENDIX III

                           ARTICLES OF INCORPORATION
                                       OF
                               IWL HOLDINGS CORP.

    The undersigned natural person of the age of eighteen (18) years or more, acting as an incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

                                   ARTICLE I
                                      NAME

    The name of the corporation (the "Corporation") is IWL Holdings Corp.

                                   ARTICLE II
                                    DURATION

    The period of its duration is perpetual.

                                  ARTICLE III
                                    PURPOSE

    The purposes for which the Corporation is organized are to buy, sell, lease and deal in goods, services, personal property and real property of every nature and description, and to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV
                                     SHARES

    A. CAPITALIZATION. The aggregate number of shares that the Corporation is authorized to issue is One Hundred Ten Million (110,000,000) shares, consisting of:

        1. One Hundred Million (100,000,000) shares of Common Stock having a par value of One Cent ($.01) per share; and

        2. Ten Million (10,000,000) shares of Preferred Stock having a par value of One Cent ($.01) per share.

    B.  SERIES OF SHARES ESTABLISHED BY BOARD OF DIRECTORS.

    The Preferred Stock may be issued from time to time in one (1) or more series. The Board of Directors is hereby authorized, by filing a statement pursuant to Article 2.13 of the Texas Business Corporation Act, to fix or determine from time to time the designations, preferences, limitations and relative rights including voting rights of the shares of any series to the same extent that such designations, preferences, limitations, and relative rights could be stated if fully set forth in the articles of incorporation, but subject to and within the limitations set forth in the articles of incorporation. Such authority includes, without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then issued. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized, but unissued shares of the class of shares from which such series was established that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

    C.  COMMON STOCK.

        1. Shares of Common Stock may be issued by the Corporation from time to time for such consideration as may lawfully be fixed by the Board of Directors.

        2. The Common Stock shall be entitled to one (1) vote per share on all matters.

        3. Subject to the prior rights and preferences of the Preferred Stock and subject to the provisions and conditions set forth in the foregoing Section B of this Article IV, or in any resolution or resolutions providing for the issue of a series of Preferred Stock, and to the extent permitted by the laws of the State of Texas, the holders of Common Stock shall be entitled to receive such cash dividends as may be declared and made payable by the Board of Directors.

        4. After payment shall have been made in full to the holders of any series of Preferred Stock having preferred liquidation rights, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.

                                   ARTICLE V
                          DENIAL OF PREEMPTIVE RIGHTS

    No holder of any shares of any class of stock of the Corporation shall, solely as a result of being such holder, have any preemptive or preferential right to receive, purchase or subscribe to (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation,
(b) any obligations or evidences of indebtedness or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to any such unissued or treasury shares, (c) any right of subscription to or to receive, or any warrant or option for the purchase of, any thereof, or (d) any other securities that may be issued or sold by the Corporation other than such (if any) as the Board of Directors of the Corporation, in its sole and absolute discretion, may determine from time to time. Notwithstanding the above, the Corporation may by contract grant preemptive rights from time to time.

                                   ARTICLE VI
                            ACTION WITHOUT A MEETING

    Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE VII
                              NONCUMULATIVE VOTING

    Directors shall be elected by majority vote. No shareholder of the Corporation shall have the right to cumulate his votes.

                                  ARTICLE VIII
                            COMMENCEMENT OF BUSINESS

    The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received.

                                   ARTICLE IX
                          REGISTERED OFFICE AND AGENT

    The street address of the initial registered office of the Corporation is 350 N. St. Paul, Suite 2900, Dallas, Texas 75201, and the name of its initial registered agent at such address is CT Corporation System.

                                   ARTICLE X
                               INITIAL DIRECTORS

    The number of directors constituting the initial Board of Directors is five
(5), and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until such person's successor is elected and qualified are:

Ignatius W. Leonards  12000 Aerospace Avenue
                      Suite 200
                      Houston, Texas 77034

Byron M. Allen        12000 Aerospace Avenue
                      Suite 200
                      Houston, Texas 77034

Jere W. Thompson,     Two Galleria Tower, Suite 1925
Jr.                   13455 Noel Road
                      Dallas, Texas 75240-6638

Mark Langdale         Two Galleria Tower, Suite 1925
                      13455 Noel Road
                      Dallas, Texas 75240-6638

Tim Rogers            Two Galleria Tower, Suite 1925
                      13455 Noel Road
                      Dallas, Texas 75240-6638

                                   ARTICLE XI
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The directors and officers of the Corporation shall be indemnified by the Corporation in a manner and to the maximum extent permitted by applicable state or federal law as in effect from time to time.

                                  ARTICLE XII
                       LIMITATION OF DIRECTORS' LIABILITY

    A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article shall not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

        (1) a breach of the director's duty of loyalty to the Corporation or its shareholders;

        (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

        (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

        (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

                                  ARTICLE XIII
                     LIMITATION OF SHAREHOLDERS' LIABILITY

    A holder of shares, an owner of any beneficial interest in the shares, or a subscriber for shares whose subscription has been accepted shall be under no obligation to the Corporation or to its obligees with respect to:

        (1) such shares other than the obligation to pay the Corporation the full amount of the consideration fixed in compliance with Article 2.15 of the Texas Business Corporation Act, for which such shares were or are to be issued;

        (2) any contractual obligation of the Corporation on the basis of actual or constructive fraud, or a sham to perpetrate a fraud, unless the obligee demonstrates that the holder, owner, or subscriber caused the Corporation to be used for the purpose of perpetrating, and did perpetrate, an actual fraud on the obligee primarily for the direct personal benefit of the holder, owner, or subscriber; or

        (3) any contractual obligation of the Corporation on the basis of the failure of the Corporation to observe any corporate formality, including, without limitation:

            (a) the failure to comply with any requirement of the Texas Business Corporation Act or the Articles of Incorporation or Bylaws of the Corporation;

            (b) the failure to observe any requirement prescribed by the Texas Business Corporation Act or by the Articles of Incorporation or Bylaws for acts to be taken by the Corporation, its Board of Directors, or shareholders.

                                  ARTICLE XIV
                              VOTING REQUIREMENTS

    With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by the Texas Business Corporation Act. In addition, with respect to any matter for which the affirmative vote of the holders of a specified portion of the shares of any class is required by the Texas Business Corporation Act, the act of the holders of shares of that class on that matter shall be the affirmative vote of the holders of a majority of shares of that class, rather than the affirmative vote of the holders of shares of that class otherwise required by the Texas Business Corporation Act.

                                   ARTICLE XV
                             ANTI-TAKEOVER STATUTE

    The Corporation hereby expressly elects to not be governed by Part Thirteen (the Business Combination Law) of the Texas Business Corporation Act.

                                  ARTICLE XVI
                                  INCORPORATOR

    The name and address of the incorporator are:

                  Mark A. Kopidlansky
                  1445 Ross Avenue, Suite 4000
                  Dallas, Texas 75202-2790

    IN WITNESS WHEREOF, I have hereunto set my hand this the 2nd day of February, 1998.

                                                  /s/ MARK A. KOPIDLANSKY

                                          --------------------------------------

                                            Mark A. Kopidlansky, Incorporator

                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                               IWL HOLDINGS CORP.
                              (THE "CORPORATION")

    Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the Corporation adopts the following Articles of Amendment to its Articles of Incorporation.

                                  ARTICLE ONE

    The name of the Corporation is IWL Holdings Corp.

                                  ARTICLE TWO

    The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on February 16, 1998, so as to amend the name of the Corporation.

    Article I of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                   "ARTICLE I
                                      NAME

    The name of the Corporation is CapRock Communications Corp."

    Article IV of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                  "ARTICLE IV
                                     SHARES

    A. CAPITALIZATION. The aggregate number of shares that the Corporation is authorized to issue is Two Hundred Twenty Million (220,000,000) shares, consisting of:

    1. Two Hundred Million (200,000,000) shares of Common Stock having a par value of One Cent ($.01) per share; and

    2. Twenty Million (20,000,000) shares of Preferred Stock having a par value of One Cent ($.01) per share.

    B.  SERIES OF SHARES ESTABLISHED BY BOARD OF DIRECTORS.

    The Preferred Stock may be issued from time to time in one (1) or more series. The Board of Directors is hereby authorized, by filing a statement pursuant to Article 2.13 of the Texas Business Corporation Act, to fix or determine from time to time the designations, preferences, limitations and relative rights including voting rights of the shares of any series to the same extent that such designations, preferences, limitations, and relative rights could be stated if fully set forth in the articles of incorporation, but subject to and within the limitations set forth in the articles of incorporation. Such authority includes, without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then issued. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized, but unissued shares of the class of shares from which such series was established that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

    C.  COMMON STOCK.

    1. Shares of Common Stock may be issued by the Corporation from time to time for such consideration as may lawfully be fixed by the Board of Directors.

    2. The Common Stock shall be entitled to one (1) vote per share on all matters.

    3. Subject to the prior rights and preferences of the Preferred Stock and subject to the provisions and conditions set forth in the foregoing Section B of this Article IV, or in any resolution or resolutions providing for the issue of a series of Preferred Stock, and to the extent permitted by the laws of the State of Texas, the holders of Common Stock shall be entitled to receive such cash dividends as may be declared and made payable by the Board of Directors.

    4. After payment shall have been made in full to the holders of any series of Preferred Stock having preferred liquidation rights, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares."

                                 ARTICLE THREE

    The number of shares of the Corporation outstanding at the time of such adoption was 1,000, and the number of shares entitled to vote thereon was 1,000.

                                  ARTICLE FOUR

    The holders of all shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment and any written notice required by Article 9.10 has been given.

                                  ARTICLE FIVE

    The amendment does not involve any exchange, reclassification or cancellation of issued shares of the Corporation.

                                  ARTICLE SIX

    The amendment does not effect a change in the amount of stated capital of the Corporation.

                                              IWL HOLDINGS CORP.
                                              A Texas Corporation

                                              By:                 /s/ IGNATIUS W. LEONARDS
                                                         -----------------------------------------
                                              Its:       President

Dated: May 3, 1998

                                                                     APPENDIX IV

                                     BYLAWS
                                       OF
                               IWL HOLDINGS CORP.

                                     BYLAWS
                                       OF
                               IWL HOLDINGS CORP.

                               TABLE OF CONTENTS

ARTICLE I.            Offices.

1.01.                 Principal Office.
1.02.                 Other Offices.

ARTICLE II.           Meetings of Shareholders.

2.01.                 Place of Meetings.
2.02.                 Annual Meeting.
2.03.                 List of Shareholders.
2.04.                 Special Meetings.
2.05.                 Notice.
2.06.                 Quorum.
2.07.                 Voting on Matters Other than the Election of Directors.
2.08.                 Voting in the Election of Directors.
2.09.                 Voting Procedure.
2.10.                 Action Without a Meeting.
2.11.                 Telephone Meetings.

ARTICLE III.          Directors.

3.01.                 Management.
3.02.                 Number; Election.
3.03.                 Change in Number.
3.04.                 Election of Directors.
3.05.                 Place of Meetings.
3.06.                 First Meetings.
3.07.                 Regular Meetings.
3.08.                 Special Meetings.
3.09.                 Quorum.
3.10.                 Removal.
3.11.                 Vote of Directors to Fill Vacancy.
3.12.                 Vote of Shareholders to Fill Vacancy.
3.13.                 Action Without Meeting; Telephone Meetings.
3.14.                 Chairman of the Board.
3.15.                 Compensation.
3.16.                 Committees.

ARTICLE IV.           Notices.

4.01.                 Method.
4.02.                 Waiver.

ARTICLE V.            Officers.

5.01.                 Officers.
5.02.                 Election.
5.03.                 Compensation.
5.04.                 Removal and Vacancies.

                               TABLE OF CONTENTS

5.05.                 Chief Executive Officer.
5.06.                 President.
5.07.                 Vice Presidents.
5.08.                 Secretary.
5.09.                 Assistant Secretaries.
5.10.                 Treasurer.
5.11.                 Assistant Treasurers.

ARTICLE VI.           Certificates Representing Shares.

6.01.                 Certificates.
6.02.                 Lost Certificates.
6.03.                 Transfer of Shares.
6.04.                 Registered Shareholders.
6.05.                 Fixing Record Date for Matters Other Than Consents to Action.
6.06.                 Fixing Record Date for Consents to Action.
6.07.                 Distribution Held in Suspense.
6.08.                 Joint Owners of Shares.

ARTICLE VII.          General Provisions.

7.01.                 Distributions.
7.02.                 Reserves.
7.03.                 Checks.
7.04.                 Fiscal Year.
7.05.                 Seal.
7.06.                 Indemnification.
7.07.                 Transactions with Directors and Officers.
7.08.                 Amendments.
7.09.                 Table of Contents; Headings.

                                     BYLAWS
                                       OF
                               IWL HOLDINGS CORP.
                              (THE "CORPORATION")

                                   ARTICLE I.
                                    OFFICES

    Section 1.01. PRINCIPAL OFFICE. The principal business office of the Corporation shall be at 12000 Aerospace Avenue, Suite 200, Houston, Texas 77034.

    Section 1.02. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

    Section 2.01. PLACE OF MEETINGS. Meetings of shareholders for all purposes may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    Section 2.02. ANNUAL MEETING. An annual meeting of the shareholders, commencing with the year 1997, shall be held in each year on a date to be determined by the Board of Directors, at which meeting the shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

    Section 2.03. LIST OF SHAREHOLDERS. The officer or agent having charge of the share transfer records shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order with the address of and the number of voting shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present. The original share transfer records shall be prima facie evidence as to the shareholders who are entitled to examine such list or transfer records or to vote at any such meeting of shareholders.

    Section 2.04. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation or by these Bylaws, may be called by the Chief Executive Officer, the President, the Board of Directors, or the holders of not less than ten percent (10%) of all shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.

    Section 2.05. NOTICE. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail by or at the direction of the Chief Executive Officer, the President, the Secretary or the officer or person calling the meeting, to each shareholder entitled to vote at the meeting; provided, however, in the event of a merger or consolidation, such notice shall be delivered not less than twenty (20) days before the meeting.

    Section 2.06. QUORUM. Unless otherwise provided in the Articles of Incorporation, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy. Unless otherwise provided in the Articles of Incorporation or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles of Incorporation, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

    Section 2.07. VOTING ON MATTERS OTHER THAN THE ELECTION OF DIRECTORS. With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders unless otherwise provided in the Articles of Incorporation or these Bylaws.

    Section 2.08. VOTING IN THE ELECTION OF DIRECTORS. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present unless otherwise provided in the Articles of Incorporation or these Bylaws.

    Section 2.09. VOTING PROCEDURE. Each outstanding share of common stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing subscribed by the shareholder. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this section. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

    Section 2.10. ACTION WITHOUT A MEETING. Except as otherwise provided below, any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders.

    The Articles of Incorporation may provide that any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. If the Articles of Incorporation make such a provision, then such written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required by the Texas Business Corporation Act, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the

Corporation's principal place of business shall be addressed to the president or principal executive officer of the Corporation.

    A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a shareholder shall be regarded as signed by the shareholder for purposes of this section. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

    Section 2.11. TELEPHONE MEETINGS. Subject to applicable notice provisions and unless otherwise restricted by the Articles of Incorporation, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person's participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE III.
                                   DIRECTORS

    Section 3.01. MANAGEMENT. The powers of the Corporation shall be exercised by or under the authority of, and the business affairs of the Corporation shall be managed under the direction of the Board of Directors that may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors shall keep regular minutes of its proceedings.

    Section 3.02. NUMBER; ELECTION. The directors of the Corporation shall consist of not less than one (1) director, as determined from time to time by resolution of the shareholders or the Board of Directors of the Corporation. Directors need not be shareholders or residents of the State of Texas. The directors shall be elected at the annual meeting of the shareholders by the holders of shares entitled to vote in the election of directors and, except as hereinafter provided, each director elected shall hold office for the term for which such director is elected and until such director's successor shall have been elected and shall qualify.

    Section 3.03. CHANGE IN NUMBER. The number of directors may be increased or decreased from time to time by resolution of the shareholders or the Board of Directors of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director.

    Section 3.04. ELECTION OF DIRECTORS. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present unless otherwise provided in the Articles of Incorporation or these Bylaws. At every election of directors, each shareholder shall have the right to vote in person or by proxy the number of voting shares owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote. Cumulative voting shall be prohibited.

    Section 3.05. PLACE OF MEETINGS. The directors of the Corporation may hold their meetings, both regular and special, either inside or outside of the State of Texas.

    Section 3.06. FIRST MEETINGS. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving, such time or place shall be changed.

    Section 3.07. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

    Section 3.08. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chief Executive Officer or the President on three (3) days' notice to each director, either personally or by mail or by telegram and shall be called by the Chief Executive Officer or the President or any officer in like manner and on like notice on the written request of two (2) or more of the directors. Except as may be otherwise expressly provided by law or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at nor the purpose of any special meeting need be specified in a notice or waiver of notice of such meeting.

    Section 3.09. QUORUM. At all meetings of the Board of Directors, the presence of a majority of the number of the directors fixed by or in the manner provided in the Articles of Incorporation or these Bylaws shall constitute a quorum for the transaction of business unless a greater number is required by law, the Articles of Incorporation or the Bylaws. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    Section 3.10. REMOVAL. At any meeting of the shareholders called expressly for such purpose, any director or the entire Board of Directors may be removed either with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of such directors.

    Section 3.11. VOTE OF DIRECTORS TO FILL VACANCY. Any vacancy occurring in the initial Board of Directors before the issuance of shares may be filled by the affirmative vote or written consent of a majority of the incorporators or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Any vacancy subsequently occurring in the Board of Directors after the issuance of shares may be filled in accordance with
Section 3.12 of this Article III or may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled in accordance with Section 3.12 of this Article III or, subject only to any limitations then contained in the Texas Business Corporation Act relating to the number of directors that may be elected by the Board of Directors to fill newly-created directorships, may be filled by the Board of Directors for a term of office continuing only until the next election of one (1) or more directors by the shareholders.

    Section 3.12. VOTE OF SHAREHOLDERS TO FILL VACANCY. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at any annual or special meeting of shareholders called for that purpose.

    Section 3.13. ACTION WITHOUT MEETING; TELEPHONE MEETINGS. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State. Subject to applicable notice provisions and unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

    Section 3.14. CHAIR OF THE BOARD. The Board of Directors may elect a Chair of the Board to preside at their meetings and perform such other duties as the Board may from time to time assign to the Chair.

    Section 3.15. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee designated by the Board may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

    Section 3.16. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one (1) or more committees, each of which shall be comprised of one (1) or more of its members and may designate one (1) or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, except to the extent provided in said resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the full Board of Directors is required by law or by the Articles of Incorporation. Any member of the committees may be removed by the Board of Directors by the affirmative vote of a majority of the Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                                  ARTICLE IV.
                                    NOTICES

    Section 4.01. METHOD. Whenever by statute, the Articles of Incorporation or these Bylaws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, either personally or by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the share transfer records of the Corporation or in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mail as aforesaid.

    Section 4.02. WAIVER. Whenever any notice is required to be given to any shareholder or director of the Corporation by law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Attendance of a shareholder or director at a meeting shall constitute a waiver of notice of such meeting, except where a shareholder or director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Consent in writing by a shareholder or director to any action taken or resolution adopted by the shareholders or directors of the Corporation shall constitute a waiver of any and all notices required to be given in connection with such action or resolution.

                                   ARTICLE V.
                                    OFFICERS

    Section 5.01. OFFICERS. The officers of the Corporation shall be elected by the Board of Directors and shall be at least a President and a Secretary. The Board of Directors may also choose a Chair of the Board, a Chief Executive Officer, a Treasurer, and one (1) or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers as the Board of Directors shall elect. Any two or more offices may be held by the same person.

    Section 5.02. ELECTION. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a President and a Secretary and may choose a Chair of the Board, a Chief Executive Officer, a Treasurer and one
(1) or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, none of whom need be a member of the Board of Directors, a shareholder or a resident of the State of Texas. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

    Section 5.03. COMPENSATION. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

    Section 5.04. REMOVAL AND VACANCIES. Each officer of the Corporation shall hold office until such officer's successor is chosen and qualified in such officer's stead or until such officer's death or until such officer's resignation or removal from office. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by a majority of the members of the Board of Directors represented at a meeting of the Board of Directors at which a quorum is represented, whenever in its judgment the best interests of the Corporation will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

    Section 5.05. CHIEF EXECUTIVE OFFICER. The Board of Directors may, but shall not be required to, elect a Chief Executive Officer. If so elected, the Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors unless the Board shall choose to elect a Chair of the Board, in which event the Chief Executive Officer shall preside at shareholders' and Board of Directors' meetings in the absence of the Chair of the Board of Directors. The Chief Executive Officer shall have general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, and shall perform such other duties as the Board of Directors shall prescribe. Such duties shall be performed by the President of the Corporation if the Board of Directors does not elect a Chief Executive Officer.

    Section 5.06. PRESIDENT. The President shall preside at all meetings of the shareholders and the Board of Directors unless the Board shall choose to elect a Chair of the Board or a Chief Executive Officer, in which event the President shall preside at shareholders' and Board of Directors' meetings in the absence of the Chair of the Board of Directors or the Chief Executive Officer, as the case may be. The President shall have general and active management of the day-to-day operations of the Corporation and such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

    Section 5.07. VICE PRESIDENTS. Each Vice President shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate to such Vice President.

    Section 5.08. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Executive Committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the share-holders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer or the President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it, and, when so affixed, it shall be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary.

    Section 5.09. ASSISTANT SECRETARIES. Each Assistant Secretary shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate.

    Section 5.10. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer or the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all the Treasurer's transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such form in such sum, and with surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

    Section 5.11. ASSISTANT TREASURERS. Each Assistant Treasurer shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe.

                                  ARTICLE VI.
                        CERTIFICATES REPRESENTING SHARES

    Section 6.01. CERTIFICATES. Certificates in such form as may be determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, other than the Corporation or an employee of the Corporation, the signature of any such officer may be facsimile. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

    Section 6.02. LOST CERTIFICATES. The Board of Directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

    Section 6.03. TRANSFER OF SHARES. Except as is otherwise provided in these Bylaws, shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by such holder's duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

    Section 6.04. REGISTERED SHAREHOLDERS. Unless otherwise provided by statute, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation as of a record date fixed pursuant to Sections 6.05 and 6.06) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the Texas Business Corporation Act or giving proxies with respect to those shares. Neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares.

    Section 6.05.  FIXING RECORD DATE FOR MATTERS OTHER THAN CONSENTS TO
ACTION. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which such notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

    Section 6.06. FIXING RECORD DATE FOR CONSENTS TO ACTION. Unless a record date shall have previously been fixed or determined pursuant to this Article VI, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the

President or the principal executive officer of the Corporation. If no record date shall have been affixed by the Board of Directors and prior action of the Board of Directors is required by statute, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts resolution taking such prior action.

    Section 6.07. DISTRIBUTION HELD IN SUSPENSE. Distributions made by the Corporation, including those that were payable but not paid to a holder of shares or to such holder's heirs, successors or assigns, and have been held in suspense by the Corporation or were paid or delivered by it into an escrow account or to a trustee or custodian, shall be payable by the Corporation, escrow agent, trustee or custodian to the holder of the shares as of the record date determined for that distribution as provided in Section 6.05, or to such holder's heirs, successors or assigns.

    Section 6.08. JOINT OWNERS OF SHARES. When shares are registered on the books of the Corporation in the names of two (2) or more persons as joint owners with the right of survivorship, after the death of a joint owner and before the time that the Corporation receives actual written notice that parties other than the surviving joint owner or owners claim an interest in the shares or any distributions thereon, the Corporation may record on its books and otherwise effect the transfer of those shares to any person, firm, or Corporation (including that surviving joint owner individually) and pay any distributions made in respect of those shares, in each case as if the surviving joint owner or owners were the absolute owners of the shares. The Corporation permitting such a transfer by and making any distribution to such a surviving joint owner or owners before the receipt of written notice from other parties claiming an interest in those shares or distributions is discharged from all liability for the transfer or payment so made; provided, however, that the discharge of the Corporation from liability and the transfer of full legal and equitable title of the shares in no way affects, reduces, or limits any cause of action existing in favor of any owner of an interest in those shares or distributions against the surviving owner or owners.

                                  ARTICLE VII.
                               GENERAL PROVISIONS

    Section 7.01. DISTRIBUTIONS. Distributions upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Distributions may be paid in cash, in property or in shares of the Corporation, subject to the provisions of the statutes and the Articles of Incorporation.

    Section 7.02. RESERVES. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions, or to repair or maintain any property of the Corporation, or for such other purposes as the Board of Directors shall think beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

    Section 7.03. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

    Section 7.04. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

    Section 7.05. SEAL. The corporate seal shall be kept in the safe custody of the Secretary of the Corporation and shall have inscribed thereon the name of the Corporation and may be in such form as the Board of Directors may determine. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

    Section 7.06. INDEMNIFICATION. The Corporation shall have the authority to and shall indemnify and advance expenses to the directors, officers, employees, agents of the Corporation or any other persons serving at the request of the Corporation in such capacities in a manner and to the maximum extent permitted by applicable state or federal law. The Corporation may purchase and maintain liability insurance or make other arrangements for such obligations to the extent permitted by the Texas Business Corporation Act.

    Section 7.07. TRANSACTIONS WITH DIRECTORS AND OFFICERS. No contract or transaction between the Corporation and one (1) or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her, its or their votes are counted for such purpose, if:

        (1) The material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

        (2) The material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

        (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

    Section 7.08. AMENDMENTS. The Board of Directors may amend or repeal the Bylaws of the Corporation or adopt new Bylaws, unless: (1) the Articles of Incorporation or the Texas Business Corporation Act reserves the power exclusively to the shareholders in whole or part; or (2) the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw. Unless the Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Bylaws, the shareholders may amend, repeal or adopt the Bylaws even though the Bylaws may also be amended, repealed or adopted by the Board of Directors.

    Section 7.09. TABLE OF CONTENTS; HEADINGS. The Table of Contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matters to be construed in interpretation.

                            CERTIFICATE BY SECRETARY

    The undersigned, being the Secretary of the Corporation, hereby certifies that the foregoing code of Bylaws was duly adopted by the directors of said Corporation effective on February 3, 1998.

                                          /s/ RICHARD H. ROBERSON
                                          --------------------------------------

                                          Secretary

                                                                      APPENDIX V

ART. 5.11  RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE
           ACTIONS

    A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

    (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

    (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

    (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

    B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

    (1) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

    (a) listed on a national securities exchange;

    (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

    (c) held of record by not less than 2,000 holders;

    (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

    (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

    (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

    (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

    (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

   (iii) held of record by not less than 2,000 holders;

    (b) cash in lieu of fractional shares otherwise entitled to be received; or

    (c) any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

ART. 5.12  PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

    A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

    (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

    (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

    (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

    (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety
(90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

    B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

    C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

    D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

    E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

    F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

    G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13  PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

    A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

    B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

    C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                                                     APPENDIX VI

                          CAPROCK COMMUNICATIONS CORP.
                           1998 EQUITY INCENTIVE PLAN
                             Adopted         , 1998

    1.  PURPOSE OF THE PLAN.

    The purpose of the Plan is to provide a means by which selected Employees of and Consultants to the Company and its Affiliates may be given an opportunity to acquire a proprietary interest in the Company. Under the Plan, the Company may provide various types of long-term incentive awards, including Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Reload Options and Other Stock-Based Awards, in order to retain the services of persons who are now Employees of or Consultants to the Company and its Affiliates, to secure and retain the services of new Employees and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates. Stock Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Committee at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

    2.  DEFINITIONS.

    As used herein, the following definitions shall apply:

    (a) "Affiliate" means, with respect to any Person, any Parent or Subsidiary of such Person, whether such Parent or Subsidiary is now or hereafter existing.

    (b) "Agreement" means the agreement between the Company and the Holder setting forth the terms and conditions of an Award under the Plan.

    (c) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

    (d) "Award" means an award of Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Reload Options or Other Stock-Based Awards under the Plan.

    (e) "Beneficial Owner" means a "beneficial owner" as defined in Rule 13d-3 of the Exchange Act.

    (f)  "Board" means the Board of Directors of the Company.

    (g)  "Code" means the Internal Revenue Code of 1986, as amended.

    (h) "Change of Control" means the occurrence at any time after the effective time of the Mergers of (i) any Person or Group of Persons becoming for the first time the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company ("Voting Stock"), other than as a result of a transfer or series of related transfers of Voting Stock from a Person or Group of Persons who immediately prior to such transfer or transfers was the Beneficial Owner, and who after giving effect to such transfer or transfers continues to be the Beneficial Owner, of more than fifty percent (50%) of the Voting Stock of the Company; (ii) a merger (other than the Mergers) or consolidation of the Company with or into another Person or the merger of another Person into the Company as a consequence of which those Persons who held all of the Voting Stock of the Company immediately prior to such merger or consolidation do not hold either directly or indirectly a majority of the Voting Stock of the Company (or, if applicable, the surviving company of such merger or consolidation) after the consummation of such merger or consolidation; (iii) the sale of all or substantially all of the assets of the Company to any Person or Group of Persons (other than to an entity which owns a majority or more of the Common Stock of the Company, a Subsidiary of the Company, or to an entity whose equity interests are owned directly or indirectly by the Company or by an entity which owns directly or indirectly a majority or more of the
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Common Stock of the Company); or (iv) any event or series of events (which event or series of events must include a proxy fight or proxy solicitation with respect to the election of directors of the Company made in opposition to the nominees recommended by the Continuing Directors) during any period of 12 consecutive months all or any portion of which is after the effective time of the Mergers, as a result of which a majority of the Board of Directors of the Company consists of individuals other than Continuing Directors; provided, however, that a "Change of Control" shall not be deemed to have occurred as a result of the Mergers.

    (i)  "Committee" means the Compensation Committee of the Board of Directors.

    (j) "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

    (k)  "Company" means CapRock Communications Corp.

    (l) "Consultant" means (i) any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services and (ii) any Director of the Company, whether such Director is compensated for such services or not.

    (m) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Affiliate or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Holder shall cease to be treated for tax purposes as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.

    (n) "Deferred Stock" means Stock to be received at the end of a specified deferral period under an Award made pursuant to Section 10 below.

    (o)  "Director" means a member of the Board of Directors of the Company.

    (p) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

    (q)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (r) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

       (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

    (s) "Group" means a "group" as such term is used in Section 13(d)(3) of the Exchange Act.

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    (t)  "Holder" means a person who has received an Award under the Plan.

    (u) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

    (v) "Mergers" means the proposed combination of the businesses of CapRock Telecommunications Corp., CapRock Fiber Network, Ltd., and IWL Communications contemplated by the Agreement and Plan of Merger and Plan of Exchange entered into on February 16, 1998.

    (w) "Nonqualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

    (x) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (y)  "Option" means a Stock Option granted pursuant to the Plan.

    (z) "Option Agreement" shall mean the written option agreement, substantially in the form attached hereto as EXHIBIT A(or such other form as may be approved by the Committee for use under the Plan pursuant to Section 3(b)(v) hereof), between the Company and Holder evidencing the grant of an Option.

    (aa)  "Optioned Stock" means the Common Stock subject to an Option.

    (bb) "Other Stock-Based Awards" means awards (other than Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and Stock Reload Options) denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to shares of Common Stock.

    (cc) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

    (dd)  "Person" means an individual or entity.

    (ee)  "Plan" means this 1998 Equity Incentive Plan.

    (ff) "Restricted Stock" means Stock, received under an Award made pursuant to Section 9 below, that is subject to restrictions under said Section 9.

    (gg) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto.

    (hh)  "Section 16(b)" means Section 16(b) of the Exchange Act.

    (ii) "SAR Value" means the excess of the Fair Market Value of one share of Common Stock over the exercise price per share specified in a related Stock Option in the case of a Stock Appreciation Right granted in tandem with a Stock Option and the Stock Appreciation Right price per share in the case of a Stock Appreciation Right awarded on a free standing basis, in each case multiplied by the number of shares in respect of which the Stock Appreciation Right shall be exercised, on the date of exercise.

    (jj)  "Share" means a share of the Common Stock of the Company.

    (kk)  "Stock" means the Common Stock of the Company.

    (ll) "Stock Appreciation Right' means the right, pursuant to an Award granted under Section 8 hereof, to recover an amount equal to the SAR Value.

    (mm) "Stock Option" means any Option to purchase shares of Stock which is granted pursuant to the Plan.

    (nn) "Stock Reload Option" means any option granted under Section 7(e) as a result of the payment of the exercise price of a Stock Option and/or the withholding tax related thereto in the form of Stock owned by the Holder or the withholding of Stock by the Company.

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    (oo)  "Subsidiary" "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, including without limitation, in the case of the Company, IWL Communications, Incorporated and CapRock Telecommunications Corp. (f/k/a CapRock Communications Corp.) and including without limitation CapRock Fiber Network, Ltd.

    (pp) "Tandem Stock Appreciation Right" means a Stock Appreciation Right granted in tandem with all or part of any Stock Option granted under the Plan.

    3.  ADMINISTRATION OF THE PLAN.

    (a) PLAN ADMINISTRATION. The Plan at all times shall be administered by the Committee, which shall be comprised solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3 and (ii) unless otherwise determined by the Board of Directors, "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code.

    (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Committee shall have the full authority to award: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of the Plan):

        (i) to determine the Fair Market Value of the Common Stock;

        (ii) to select the Consultants and Employees to whom Awards may from time to time be granted hereunder;

       (iii) to determine whether and to what extent Awards or any combination thereof are granted hereunder;

        (iv) to determine the number of Shares to be covered by each such Award granted hereunder;

        (v) to approve forms of agreement for use under the Plan;

        (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price of an Option; any specified performance goals or other criteria which must be attained for the vesting of an Award; any restrictions or limitations; and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions; and

       (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.

    (c) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all Holders of any Awards. No member of the Board or any Committee administering the Plan shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

    4.  STOCK SUBJECT TO THE PLAN.

    The maximum aggregate number of Shares that may be acquired by Holders of any Awards granted under the Plan is 5,000,000 Shares and the maximum number of Shares that may be acquired by an individual Holder under the Plan shall not exceed 2,500,000 (in each case subject to adjustment as provided in Section 12 of the Plan). The Shares may be authorized but unissued or reacquired Common Stock.

    If any shares of Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Stock that are subject to any Stock Appreciation Right, Restricted Stock, Deferred Stock award, Reload Stock Option or Other Stock-Based Award granted hereunder are forfeited

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or any such award otherwise terminates without a payment being made to the
Holder in the form of Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. Only net shares issued upon a stock-for-stock exercise (including stock used for withholding taxes) shall be counted against the number of shares available under the Plan.

    5.  ELIGIBILITY.

    (a) Awards may be made or granted to key employees, officers, directors and consultants of the Company who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant.

    (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company or any Affiliate) exceeds $100,000, such Options shall be treated for tax purposes as Nonqualified Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. For purposes of this Section 5(b), the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

    (c) Neither the Plan nor any Award shall confer upon any Holder any right with respect to continuation of his or her employment or consulting relationship with the Company or any Affiliate, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

    6.  OPTION EXERCISE PRICE AND CONSIDERATION.

    (a) The per Share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Committee, but in the case of an Incentive Stock Option:

        (i) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the date of grant; and

        (ii) granted to any other Employee, the per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the date of grant.

    (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration shall be paid, to the extent permitted by applicable statutes and regulations at the time the Option is exercised, either
(i) in cash or check, or (ii) at the discretion of the Committee, in one or a combination of the following ways (which may be in combination with or in lieu of payment by cash or check): (A) by delivery to the Company of other Shares of Common Stock of the Company to be valued at their Fair Market Value on the exercise date, (B) according to a deferred payment or other arrangement with the Person to whom the Option is granted or to whom the Option is transferred pursuant to Section 15, (C) withholding of Shares that would otherwise be issued upon the exercise of the Option, valued at their Fair Market Value on the exercise date, or (D) in any other form of legal consideration that may be acceptable to the Committee. In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. In addition, such consideration shall be accompanied by the delivery by the Optionee of a properly executed exercise notice together with

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such other documentation as the Committee and a broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

    7.  EXERCISE OF OPTION.

    (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. The total number of Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable with respect to some or all of the Shares allotted to that period and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised.

    An Option may not be exercised for a fraction of a Share. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    Subject to Section 18, an Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the Person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. To the extent required by applicable federal, state, local or foreign law, an Optionee shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise or any sale of Shares, which obligations may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 6(b) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote, receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 hereof.

    (b) TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. Subject to paragraph (c) below, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination; provided, however, that such Option may be exercised only within such period of time as is determined by the Committee at the date of grant. Such time period shall not, in the case of an Incentive Stock Option, exceed three (3) months after the date of such termination and shall not, in any case, be later than the expiration date of the term of such Option as set forth in the Option Agreement. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. An Optionee's Continuous Status as an Employee or Consultant shall not be terminated in the event of Optionee's change of status from an Employee to a Consultant or from a Consultant to an Employee; provided, however, that in the event of an Optionee's change of status from an Employee to a Consultant, any Incentive Stock Option granted to such Employee shall automatically cease to be treated for tax purposes as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option on the day three months and one day following such change of status.

    (c) DISABILITY OF OPTIONEE. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her disability, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of

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such Option as set forth in the Option Agreement), exercise the Option to the extent he or she otherwise was entitled to exercise it at the date of such termination. If such disability is not a "disability" as such term is defined in
Section 22(e)(3) of the Code, then in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated for tax purposes as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option on the day three months and one day following such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

    (d) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by any Person who acquired the right to exercise the Option by bequest or inheritance (the "Option Beneficiary"), but only to the extent that the Optionee was entitled to exercise the Option on the date of death. To the extent that, at the time of death, the Optionee was not entitled to exercise the Option, or if the Option Beneficiary does not exercise the Option within the time specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

    (e) STOCK RELOAD OPTION. The Committee may also grant to the Holder (concurrently with the grant of an Incentive Stock Option and at or after the time of grant in the case of a Non-Qualified Stock Option) a Stock Reload Option up to the amount of shares of Stock held by the Holder for at least six months and used to pay all or part of the exercise price of an Option and, if any, withheld by the Company as payment for withholding taxes. Such Stock Reload Option shall have an exercise price of the Fair Market Value as of the date of the Stock Reload Option grant. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Option to which the Stock Reload Option is related.

    8.  STOCK APPRECIATION RIGHTS.

    (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in tandem with (i.e., Tandem Stock Appreciation Right) or in conjunction with all or part of any Stock Option granted under the Plan or may be granted on a free-standing basis. In the case of a Non-Qualified Stock Option, a Tandem Stock Appreciation Right may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, a Tandem Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

    (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to the following terms and conditions:

        (i) EXERCISABILITY. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 and may be subject to the Code with respect to related Incentive Stock Options and such additional limitations on exercisability as shall be determined by the Committee and set forth in the Agreement. Other Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Agreement.

        (ii) TERMINATION. A Tandem Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until after the number of shares remaining under the related Stock Option equals the number of shares covered by the Tandem Stock Appreciation Right.

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        (iii)  METHOD OF EXERCISE.  A Tandem Stock Appreciation Right may be
    exercised by a Holder by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive such amount in the form determined pursuant to Section 8(b)(iv) below. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

        (iv) RECEIPT OF SAR VALUE. Upon the exercise of a Stock Appreciation Right, a Holder shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal to the SAR Value with the Committee having the right to determine the form of payment.

        (v) SHARES AFFECTED UPON PLAN. Upon the exercise of a Tandem Stock Appreciation Right, the Stock Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4 hereof on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares, if any, issued under the Tandem Stock Appreciation Right at the time of exercise based upon the SAR Value.

    9.  RESTRICTED STOCK.

    (a) GRANT. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such Awards may be subject to forfeiture ("Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

    (b) TERMS AND CONDITIONS. Each Restricted Stock Award shall be subject to the following terms and conditions:

        (i) CERTIFICATES. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

        (ii) RIGHTS OF HOLDER. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that
    (A) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (C) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and

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    such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired;
    (D) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

        (iii) VESTING: FORFEITURE. Upon the expiration of the Restriction Period with respect to each Award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (A) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (B) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

    10.  DEFERRED STOCK.

    (a) GRANT. Shares of Deferred Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period ("Deferral Period") during which, and the conditions under which receipt of the shares will be deferred, and all the other terms and conditions of the Awards.

    (b) TERMS AND CONDITIONS. Each Deferred Stock Award shall be subject to the following terms and conditions:

        (i) CERTIFICATES. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 10(b)(iii) below, where applicable), share certificates shall be delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock Award.

        (ii) VESTING; FORFEITURE. Upon the expiration of the Deferral Period (or the Additional Deferral Period, where applicable) with respect to each Award of Deferred Stock and the satisfaction of any other applicable limitations, terms or conditions, such Deferred Stock shall become vested in accordance with the terms of the Agreement. Any Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock that has been so forfeited.

        (iii) ADDITIONAL DEFERRAL PERIOD. A Holder may request to, and the Committee may at any time, defer the receipt of an Award (or an installment of an Award) for an additional specified period or until a specified event ("Additional Deferral Period"). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock Award (or such installment).

    11.  OTHER STOCK-BASED AWARDS.

    (a) GRANT AND EXERCISE. Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and Awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Awards under this Plan or any other plan of the Company.

    (b) ELIGIBILITY FOR OTHER STOCK-BASED AWARDS. The Committee shall determine the eligible persons to whom and the time or times at which grants of such Other Stock-Based Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other terms and conditions of the Awards.

    (c) TERMS AND CONDITIONS. Each Other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

    12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

    (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible or exchangeable into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Award.

    (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify the Holder at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Award shall terminate immediately prior to the consummation of such proposed action; provided, however, that the Committee may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of an earlier date fixed by the Committee and give each Holder the right to exercise his or her rights as to all or any part of the Award, including Shares as to which the Award would not otherwise be exercisable.

    (c) MERGER OR ASSET SALE. Subject to Section 12(d), in the event of the merger of the Company into, or the consolidation of the Company with, another corporation in which the shareholders of the Company receive cash or securities of another issuer, or any combination thereof, in exchange for their shares of Common Stock, or the sale of all or substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or an Affiliate of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Holder shall fully vest in and have the right to exercise the Award (provided it has not already terminated), including Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Committee shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger, consolidation or sale of assets, the option substituted for such Award confers the right to purchase or receive, for each Share of Stock subject to the Award immediately prior to the merger, consolidation or sale of assets, the per Share consideration (whether stock, cash, or other securities or property) received in the merger, consolidation or sale of assets by holders of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger, consolidation or sale of assets is not solely common stock of the successor corporation or its Parent (if any), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share of Stock subject to the Award, to be solely common stock of the successor corporation or its Parent (if any) equal in fair market value to the per Share consideration received by holders of Common Stock in the merger, consolidation or sale of assets.

    (d) CHANGE OF CONTROL. Notwithstanding anything to the contrary, the Committee may grant Awards which provide for the acceleration of the vesting of Shares subject to the Award upon a Change of Control. Such provisions shall be set forth in the Agreement.

    (e) FURTHER ADJUSTMENTS. In the event of any change of a type described in paragraphs (a) or (c) above, the Committee shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Awards, the maximum number of Shares for which Awards may be granted to any one Employee and the number of Shares and price per Share subject to outstanding Awards as shall be equitable to prevent dilution or enlargement of rights under such Awards, and the determination of the Committee as to these matters shall be conclusive and binding on the Holder; provided, however, that
(i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code (or any successor provision) and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" as defined in
Section 422 of the Code.

    (f) NO LIMITATION ON RIGHT TO MERGE, ETC. The grant of Awards pursuant to the Plan shall not restrict in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

    13.  TERM OF PLAN.

    The Plan shall become effective upon the earlier to occur of its adoption by the Committee or its approval by the shareholders of the Company, as described in Section 21 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 17 of the Plan.

    14.  TERM OF OPTIONS.

    The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof; and provided further that in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the term of the Option shall be no more than five (5) years from the date of grant thereof.

    15.  NON-TRANSFERABILITY OF AWARDS.

    An Incentive Stock Option shall not be transferrable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Person to whom the Incentive Stock Option is granted only by such Person. Any other Award, including a Nonqualified Stock Option, shall not be transferrable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or by Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the Person to whom the Option is granted only by such Person or any transferee pursuant to a QDRO.

    16.  TIME OF GRANTING AWARDS.

    The date of grant of an Award shall, for all purposes, be the date on which the Committee makes the determination granting such Award, or such other date as is determined by the Committee. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

    17.  AMENDMENT AND TERMINATION OF THE PLAN.

    The Board may amend or terminate the Plan in any respect whatsoever, provided that any such amendment or termination of the Plan shall not affect Award already granted and such Award shall remain in full force and effect as if the Plan had not been amended or terminated. In addition, to the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

    18.  CONDITIONS UPON ISSUANCE OF SHARES.

    Shares shall not be issued pursuant to an Award unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant Applicable Laws, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed or any automatic quotation system upon which the Shares may then be quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    The Company may require any Optionee or other Holder, as a condition of receiving Shares pursuant to an Award, (i) to give written assurances satisfactory to the Company as to the Holder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matter, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; (ii) to give written assurances satisfactory to the Company stating that such Person is acquiring the Shares subject to the Award for such Person's own account and not with any present intention of selling or otherwise distributing such Shares; and (iii) to deliver such other documentation as may be necessary to comply with federal and state securities laws. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Shares upon the exercise of the Award has been registered under a then currently effective registration statement under the Securities Act and all applicable state securities laws, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares, and may enter stop-transfer orders against the transfer of the Shares issued upon the exercise of an Award.

    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    19.  RESERVATION OF SHARES.

    The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    20.  AGREEMENTS.

    Options shall be evidenced by Option Agreements in such form as the Committee shall approve from time to time. Other Awards shall be evidenced by similar Agreements.

    21.  SHAREHOLDER APPROVAL.

    Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained to the extent and in manner required under Applicable Laws and the rules of any stock exchange upon which the Common Stock is listed or any automatic quotation system upon which the Common Stock is quoted.

    22.  USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to Options or other Awards shall constitute general funds of the Company.

    23.  MISCELLANEOUS.

    (a) ACCELERATION OF VESTING. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

    (b) RULE 16B-3. With respect to Persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and with respect to such Persons all transactions shall be subject to such conditions regardless of whether they are expressly set forth in the Plan or the Award Agreement. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall not apply to such Persons or their transactions and shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    (c) GRANTS EXCEEDING ALLOTTED SHARES. If the number of shares of Stock subject to an Award granted pursuant to the Plan exceeds, as of the date of grant, the number of Shares that may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with
Section 17 of the Plan.

    (d) NOTICE. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received. Any written notice to Holders required by any provisions of the Plan shall be addressed to the Holder at the address on file with the Company and shall become effective three days after it is mailed by certified mail, postage prepaid to such address or at the time of delivery if delivered sooner by messenger or overnight courier.

    (e) SAVINGS CLAUSE. Notwithstanding any other provision hereof, the Plan is intended to qualify as a plan pursuant to which Incentive Stock Options may be issued under Section 422 of the Code. If the Plan or any provision of the Plan shall be held to be invalid or to fail to meet the requirements of Section 422 of the Code or the regulations promulgated thereunder, such invalidity or failure shall not affect the remaining parts of the Plan, but rather it shall be construed and enforced as if the Plan or the affected provision thereof, as the case may be, complied in all respects with the requirements of Section 422 of the Code.

    (f) GOVERNING LAW. The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Texas without regard to its conflict of laws rules.

                                                                       EXHIBIT A

                          CAPROCK COMMUNICATIONS CORP.
                           1998 EQUITY INCENTIVE PLAN
                             STOCK OPTION AGREEMENT

    Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

    I.  NOTICE OF STOCK OPTION GRANT

[Optionee's name and address]

    You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of this Option Agreement and the Plan, including the provisions thereof relating to increases in the number of shares covered by this Option upon the occurrence of certain specified events, as follows:

Grant Number.................................
Date of Grant................................
Vesting Commencement Date....................
Exercise Price per Share.....................  $
Total Number of Shares Granted...............
Total Exercise Price.........................  $
Type of Option:                                       Incentive Stock Option
                                                   Nonqualified Stock Option
Term/Expiration Date:
(No more than 10 years from date of grant, 5
  years for certain grants)

VESTING SCHEDULE

    This Option may be exercised, in whole or in part, in accordance with the following schedule. Except only as specifically provided elsewhere herein or in the Plan, this Option shall be exercisable in the following cumulative installments:

[NOTE: TO BE COMPLETED UPON GRANT OF OPTIONS]

TERMINATION PERIOD

    You may exercise this Option for three months (or such shorter period provided for elsewhere herein) after your employment or consulting relationship with the Company terminates, or for such longer period upon your death or disability as provided in the Plan. If your status changes from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect. In no case may you exercise this Option after the Term/Expiration Date as provided above. Notwithstanding the foregoing, in the event the Company terminates your employment for Cause (as defined below), this Option will terminate on the date of the termination of your employment and will not be exercisable thereafter. For purposes of this Agreement, "Cause" means the occurrence of any of the following events or reasons:

    (a) Optionee's conviction for a felony offense or commission by Optionee of any act abhorrent to the community that the Company considers materially damaging to or tending to discredit the reputation of the Company;

    (b) Dishonesty, fraud, willful misconduct, unlawful discrimination or theft on the part of Optionee;

    (c) Optionee's using for his or her own benefit any confidential or proprietary information of the Company, or willfully or negligently divulging any such information to third parties without the prior written consent of the Company;

    (d) Optionee's public drunkenness, public use of illegal substances or drugs or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace (the only exception is that Optionee may consume alcohol reasonably and responsibly, if he or she so chooses, at legitimate business events and functions where alcohol is legally available); or

    (e) the determination by the Company that Optionee has continually failed or refused to comply, after notice of and a reasonable opportunity to cure such failure or refusal, with the policies, standards, regulations, instructions, or directions of the Company as they currently exist or as they may be modified from time to time.

    II.  AGREEMENT

    1. GRANT OF OPTION. CapRock Communications Corp. (the "Company") hereby grants to the Optionee named in Section I hereof (the "Optionee") an option (the"Option") to purchase the total number of shares of Common Stock (the "Shares") set forth in Section I hereof, at the exercise price per share set forth in Section I hereof (the "Exercise Price") subject to the terms, definitions and provisions of the 1998 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

    If designated in Section I hereof as an Incentive Stock Option, this Option is intended (subject to Section 5(b) of the Plan) to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

    2.  EXERCISE OF OPTION.

    (a) RIGHT TO EXERCISE. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in Section I hereof and with the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of the employment or consulting relationship, this Option shall be exercisable in accordance with the applicable provisions of the Plan and this Option Agreement.

    (b) METHOD OF EXERCISE. This Option shall be exercisable by written notice (in the form attached hereto as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

    The Optionee shall, upon notification of the amount due (if any) as a result of the exercise of the Option and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company as provided in the Plan amounts necessary to satisfy applicable federal, state and local tax withholding requirements.

    No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed or any automatic quotation system upon which the Shares may then be quoted. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

    3. METHOD OF PAYMENT. The purchase price of Optioned Shares acquired pursuant to the Option shall be paid as set forth in the Plan. THE USE OF SHARES OF STOCK ACQUIRED OR TO BE ACQUIRED TO PAY FOR EXERCISED SHARES MAY HAVE INCOME TAX CONSEQUENCES FOR THE OPTIONEE.

    4. RESTRICTIONS ON EXERCISE. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, and may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.

    5. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or as otherwise set forth in the Plan and may be exercised during the lifetime of Optionee only by Optionee or a permitted transferee as set forth in the Plan. The terms of the Plan and this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

    6. TERM OF OPTION. This Option may be exercised only within the term set out in Section I hereof, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Sections 5 and 6 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) shareholders shall apply to this Option.

    7. TAX CONSEQUENCES. The grant and/or exercise of the Option will have federal and state income tax consequences. THE OPTIONEE SHOULD CONSULT A TAX ADVISER UPON THE GRANT OF THE OPTION AND BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES ACQUIRED UPON EXERCISE, PARTICULARLY WITH RESPECT TO HIS OR HER STATE'S TAX LAWS.

    8. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and this Option Agreement may not be amended except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by Texas law except for that body of law pertaining to conflict of laws.

    9. WARRANTIES, REPRESENTATIONS AND COVENANTS. The undersigned Optionee warrants and represents that he or she has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT, NOR IN THE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY

WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

                                CAPROCK COMMUNICATIONS CORP.

                                By:
                                     -----------------------------------------
                                Name: --------------------------------------
                                Title: ---------------------------------------

                                          OPTIONEE:

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Print Name

                                          --------------------------------------
                                          Residence Address

                                          --------------------------------------
                                          Area Code/Telephone Number

                                   EXHIBIT A
                          CAPROCK COMMUNICATIONS CORP.
                           1998 EQUITY INCENTIVE PLAN
                                EXERCISE NOTICE

CapRock Communications Corp.
Two Galleria Tower, Suite 1925
13455 Noel Road
Dallas, Texas 75240-6638

Attention: Secretary

    1.  EXERCISE OF OPTION.  Effective as of today,             , 199 , the
undersigned ("Purchaser") hereby elects to purchase         shares (the
"Shares") of the Common Stock of CapRock Communications Corp. (the "Company") under and pursuant to the 1998 Stock Option Plan (the "Plan") and the Stock
Option Agreement dated             , 199 (the "Option Agreement"). The purchase
price for the Shares shall be $        , as specified in the Option Agreement.

    2.  DELIVERY OF PAYMENT.  Purchaser herewith delivers to the Company the
full purchase price for the Shares of                   . THE USE OF SHARES OF
STOCK ACQUIRED OR TO BE ACQUIRED FOR EXERCISED SHARES MAY HAVE INCOME TAX CONSEQUENCES FOR THE OPTIONEE.

    3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

    4. RIGHTS AS SHAREHOLDER. The Purchaser shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject for which such Option is exercised including, but not limited to, rights to vote or to receive dividends unless and until the Purchaser has satisfied all requirements for exercise of the Option pursuant to its terms, the certificates evidencing such Shares have been issued and the Purchaser has become a record holder of such Shares. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date all the conditions set forth above are satisfied, except as provided in Section 12 of the Plan.

    5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

    6. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and this Agreement may not be amended except by means of a writing signed by the Company and Purchaser. This Agreement is governed by Texas law except for that body of law pertaining to conflict of laws.

Submitted by:                                  Accepted by:

PURCHASER:                                     CAPROCK COMMUNICATIONS CORP.
  Signature                                    By:
  Print Name                                   Its:

Address:                                       Address:

                                               Two Galleria Tower, Suite 1925
                                                 13455 Noel Road
                                                 Dallas, Texas 75240-6638
--------------------------------------------

--------------------------------------------

                                                                    APPENDIX VII

                          CAPROCK COMMUNICATIONS CORP.
                        1998 DIRECTOR STOCK OPTION PLAN

    1. PURPOSE. The purpose of this 1998 Director Stock Option Plan (the "Plan") of CapRock Communications Corp., a Texas corporation (the "Company"), is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

    2. ELIGIBILITY. Options (each, an "Option") to purchase shares ("Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), may be granted only to Outside Directors. An "Outside Director" is a member of the Board of Directors of the Company ("Board of Directors") that is not an Employee (each, an "Optionee"). "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company. A "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended to date and as it may be hereafter amended from time to time (the "Code"), and a "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3.  ADMINISTRATION

        (a) BOARD OF DIRECTORS. The Board of Directors of the Company shall supervise and administer the Plan in compliance with the rules under Rule 16b-3 or any successor rule thereto ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All questions of interpretation of the Plan or of any Options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. In the event the Board of Directors so determines, a committee designated by the Board of Directors will administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the administration of employee benefit plans for Outside Directors, and all references in the Plan to the Board of Directors shall be deemed to be a reference to such committee.

        (b) POWERS OF THE BOARD OF DIRECTORS. Subject to the provisions of the Plan and subject to the approval of any relevant authorities, including the approval, if required, of any national market system or established stock exchange upon which the Common Stock is quoted or listed, the Board of Directors shall have the authority in its discretion to, among other things:

            (i) determine the Fair Market Value of the Common Stock. For purposes of the Plan, the "Fair Market Value" means, as of any date, the value of Common Stock determined as follows: (A) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board of Directors deems reliable; (B) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or (C) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board of Directors.

            (ii) determine the recipients of Options and the number of Shares to be covered by each Option granted hereunder, including the number of Shares to be covered by Options to be granted to any Optionee;

           (iii) determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised, any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Board of Directors, in its sole discretion, shall determine; and

            (iv) construe and interpret the terms of the Plan and awards granted pursuant to the Plan, and to amend or terminate the Plan as provided for in Section 10 hereof.

    4.  STOCK SUBJECT TO THE PLAN

        (a) MAXIMUM NUMBER OF SHARES. The maximum number of Shares which may be issued under the Plan shall be 400,000 shares of Common Stock, subject to adjustment as provided in Section 9 below.

        (b) TERMINATION OF OPTIONS. If any Option shall for any reason expire or otherwise terminate without having been exercised in full, the Shares not purchased under such Option shall revert to and again become available for issuance under the Plan unless the Plan shall have terminated; provided, however, that shares of Common Stock that have been actually issued under the Plan shall not be returned to the Plan and shall not become available for future issuance under the Plan. Shares that are withheld as payment of the Exercise Price of any Options (as set forth in Section 5(e)) shall be deemed issued for purposes of this Section.

        (c) STOCK SUBJECT TO THE PLAN. The stock subject to the Plan may be unissued shares or reacquired Shares, bought on the market or otherwise.

    5.  TERMS, CONDITIONS AND FORM OF OPTIONS

        (a)  OPTION AGREEMENT

        Each option agreement governing an Option ("Option Agreement") shall be substantially in the form attached hereto as EXHIBIT A. In the event any provisions of the Option Agreement and the Plan conflict, the provisions of the Plan shall control. The provisions of separate Options need not be identical, but each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions set forth in this Section 5.

        (b) OPTIONS NON-TRANSFERABLE. No Option shall be transferred, assigned, pledged or hypothecated by the Optionee or be made subject to execution, attachment or similar process otherwise than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Security Act of 1974, as amended ("ERISA"), or the rules thereunder ("QDRO"), and shall be exercised during the lifetime of the Optionee only by such person or any transferee pursuant to a QDRO.

        (c) EXERCISE PERIOD. Subject to Section 7, each Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board of Directors and as shall be permissible under the terms of the Plan. The total number of Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable with respect to some or all of the Shares allotted to that period and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. In the event an Optionee ceases to serve as a director of the Company, each such Option may be exercised by the Optionee or by a permitted transferee (or, in the event of such person's death, by such person's administrator, executor or heirs) at any time within 3 months after the Optionee ceases to serve as a director, but only to the extent such Option was exercisable at the time of such cessation of service. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of 10 years from the date of grant.

        (d) EXERCISE PROCEDURE. Subject to Section 12, an Option shall be deemed to be exercised when written notice ("Exercise Notice") of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person or entity entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Each person or entity who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay by cash or check to the Company all amounts necessary to satisfy applicable federal, state and local tax withholding requirements. No Option may at any time be exercised with respect to a fractional share.

        (e) PAYMENT OF EXERCISE PRICE. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations at the time the Option is exercised, either (i) in cash or check, or (ii) at the discretion of the Board of Directors, in one or a combination of the following ways (which may be in combination with or in lieu of payment by cash or check): (A) by delivery to the Company of other Shares of Common Stock of the Company to be valued at their Fair Market Value on the exercise date, (B) according to a deferred payment or other arrangement with the person to whom the Option is granted or to whom the Option is transferred pursuant to Section 5(b), (C) withholding of Shares that would otherwise be issued upon the exercise of the Option, valued at their Fair Market Value on the exercise date, or (D) in any other form of legal consideration that may be acceptable to the Board of Directors. In making its determination as to the type of consideration to accept, the Board of Directors shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. In addition, such consideration shall be accompanied by the delivery by the Optionee of a properly executed exercise notice together with such other documentation as the Board of Directors and a broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

    6. NONSTATUTORY OPTIONS. All Options granted under the Plan shall be nonqualified Options not entitled to special tax treatment under Section 422 of the Code.

    7.  EFFECTIVE DATE AND TERM

    The Plan was adopted by the Board of Directors of the Company on
            , 1998 and by the shareholders of the Company on             , 1998
and became effective upon its adoption. The Plan shall continue in effect until it is terminated by action of the Board, but such termination shall not affect the terms of any outstanding Options.

    8.  LIMITATION OF RIGHTS

        (a) NO RIGHT TO CONTINUE AS DIRECTOR. Neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

        (b) NO SHAREHOLDERS' RIGHTS FOR OPTIONEES. Neither an Optionee nor any person to whom an Option is transferred pursuant to the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Option including, but not limited to, rights to vote or to receive dividends, unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms, the certificates evidencing such Shares have been issued and such person has become a record holder of such Shares.

    9.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible or exchangeable into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Board of Directors shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option shall terminate immediately prior to the consummation of such proposed action; provided, however, that the Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of an earlier date fixed by the Board of Directors and give each Optionee the right to exercise his or her Option as to all or any part of the Shares covered by such Option, including Shares as to which the Option would not otherwise be exercisable.

        (c) MERGER OR ASSET SALE. Subject to Section 9(d), in the event of the merger of the Company into, or the consolidation of the Company with, another corporation in which the shareholders of the Company receive cash or securities of another issuer, or any combination thereof, in exchange for their shares of Common Stock, or the sale of all or substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or an Affiliate of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option (provided it has not already terminated) as to all of the Shares covered by such Option, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Board of Directors shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, consolidation or sale of assets, the option substituted for such Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger, consolidation or sale of assets, the per Share consideration (whether stock, cash, or other securities or property) received in the merger, consolidation or sale of assets by holders of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger, consolidation or sale of assets is not solely common stock of the successor corporation or its Parent (if any), the Board of Directors may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent (if any) equal in fair market value to the per Share consideration received by holders of Common Stock in the merger, consolidation or sale of assets. For purposes of this subsection
    (c), "Affiliate" means, with respect to any individual or entity, any Parent or Subsidiary of such individual or entity, whether such Parent or Subsidiary is now or hereafter existing.

        (d) FURTHER ADJUSTMENTS. In the event of any change of a type described in paragraphs (a) or (c) above, the Board of Directors shall make any further adjustment to the maximum number of shares which may be acquired under the Plan pursuant to the exercise of Options, the maximum number of Shares for which Options may be granted to any one employee and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board of Directors as to these matters shall be conclusive and binding on the Optionee.

        (e) NO LIMITATION ON RIGHT TO MERGE, ETC. The grant of Options pursuant to the Plan shall not restrict in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

    10.  AMENDMENT AND TERMINATION OF THE PLAN.

        (a) The Board of Directors may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. No amendment of the Plan shall, without approval of the shareholders of the Company, (i) increase the maximum number of Shares which may be subject to Options under the Plan or the maximum number of Shares subject to Options that may be granted to any individual Optionee under the Plan, (ii) modify the requirements as to eligibility for Options under the Plan or (iii) materially increase the benefits to Optionees under the Plan. In addition, to the extent necessary and desirable to comply with Rule 16b-3, Section 422 of the Code or Section 162(m) of the Code (or any other Applicable Laws, including the requirements of the NASD or any stock exchange upon which the Shares may then be listed or any automatic quotation system upon which the Shares may then be quoted), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. For purposes of this subsection (a), "Applicable Laws" means the legal requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

        (b) Any amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board of Directors, which agreement must be in writing and signed by the Optionee and the Company.

    11.  NOTICE

    Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received. Any written notice to Optionees required by any provisions of the Plan shall be addressed to the Optionee at the address on file with the Company and shall become effective three days after it is mailed by certified mail, postage prepaid to such address or at the time of delivery if delivered sooner by messenger or overnight courier.

    12.  REGULATORY APPROVAL, COMPLIANCE AND OTHER MATTERS.

        (a) Options shall not be exercised, and Shares shall not be issued upon such exercise, unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended ("the Securities Act"), the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such Shares may then be listed or approved for listing upon notice of issuance, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such Shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any Shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any Shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such Shares.

        (b) OTHER CONDITIONS. The Company may require any Optionee, or any person or entity to whom an Option is transferred pursuant to the Plan, as a condition to exercising any such Option, (i) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Shares subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Shares; and (iii) to deliver such other documentation as may be necessary to comply with federal and state securities laws. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act and all applicable state securities laws, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares and may enter stop transfer orders against the transfer of the Shares issuable upon the exercised Options. The Company has no obligation to undertake registration of Options or the Shares issuable upon the exercise of Options.

        (c) RULE 16B-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and with respect to such persons all transactions shall be subject to such conditions regardless of whether they are expressly set forth in the Plan or the Option Agreement. To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall not apply to such persons or their transactions and shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

    13. GOVERNING LAW. The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Texas without regard to its conflict of laws rules.

                                                                       EXHIBIT A

                          CAPROCK COMMUNICATIONS CORP.
                        DIRECTOR STOCK OPTION AGREEMENT

    THIS DIRECTOR STOCK OPTION AGREEMENT (this "Agreement") is entered into between CapRock Communications Corp., a Texas corporation (the "Company"), and the person named on the signature page hereof ("Optionee") with the date of grant of the option as set forth on such signature page.

    To carry out the purposes of the CAPROCK COMMUNICATIONS CORP. 1998 DIRECTOR STOCK OPTION PLAN (the "Plan"), by affording Optionee the opportunity to purchase shares of common stock of the Company ("Common Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Optionee hereby agree as follows:

    1. GRANT OF OPTION. The Company hereby irrevocably grants to Optionee the right and option ("Option") to purchase all or any part of the number of shares of Common Stock as set forth on the signature page hereto, on the terms and conditions set forth herein and in the Plan. The Optionee may review a copy of the Plan at the office of the Secretary of the Company at Two Galleria Tower, Suite 1925, 13455 Noel Road, Dallas, Texas 75240-6638. This Option shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

    2. VESTING SCHEDULE. Except only as specifically provided elsewhere herein, the Option shall be exercisable in the following cumulative installments:

    [Note: To be completed upon grant of Options.]

    3. PURCHASE PRICE. The purchase price of Common Stock purchased pursuant to the exercise of this Option is set forth on the signature page hereto.

    4. EXERCISE OF OPTION. This Option is exercisable by delivery of an exercise notice, in the form attached as EXHIBIT A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.

    5. METHOD OF PAYMENT. The purchase price of Exercised Shares acquired pursuant to an Option shall be paid as set forth in the Plan.

    6. NONTRANSFERABLE AND TERMINATION. This Option is not transferable by Optionee otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and may be exercised only by Optionee during Optionee's lifetime, except as provided in the Plan.

    7. TERM. This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise for the consideration set forth in the Plan. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof.

    8. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option obligates the Company to withhold federal, state or local taxes the Optionee shall pay such amounts to the Company upon request by delivery of cash or check or in such other manner as is permitted by the Plan.

    9. COMPLIANCE WITH SECURITIES LAWS. Optionee agrees that the shares of Common Stock which Optionee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Optionee also agrees (i) that the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Board of Directors of the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

    10. TAX CONSEQUENCES. The grant and/or exercise of the Option will have federal and state income tax consequences. THE OPTIONEE SHOULD CONSULT A TAX ADVISER UPON THE GRANT OF THE OPTION AND BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES, PARTICULARLY WITH RESPECT TO HIS OR HER STATE'S TAX LAWS.

    11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee.

    12. ENTIRE AGREEMENT AND GOVERNING LAW. The Plan is incorporated herein by reference as a part of this Agreement. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and this Agreement may not be amended except by means of a writing signed by the Company and Optionee. In the event of a conflict between the terms and conditions of this Agreement and the Plan, the terms and conditions of the Plan shall control. This Agreement is governed by Texas law except for that body of law pertaining to conflict of laws.

    13. MISCELLANEOUS. Optionee acknowledges receipt of a copy of the Plan and hereby warrants and represents that he or she has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all of the provisions of the Plan and this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions relating to the Plan and this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Optionee has executed this Agreement, all as of the day and year first above written.

                                        CAPROCK COMMUNICATIONS CORP.

                                                                             By:
                                        ----------------------------------------
                                                                           Name:
                                        ----------------------------------------
                                                                          Title:
                                        ----------------------------------------

                                        ----------------------------------------
                                        --------------------- , Optionee

                                        Address:
                                        ----------------------------------------
                                        ----------------------------------------

                                        Date of Grant:
                                                                     -----------

                                        Exercise Price Per Share:
                                                                     -----------

                                        Total Number of Optioned
                                        Shares:
                                                                     -----------

                                        Total Exercise Price:
                                                                     -----------

                                        Type of Option:             Nonqualified
                                                                    Stock Option

                                        Expiration Date:
                                                                     -----------

                          CAPROCK COMMUNICATIONS CORP.
                        1998 DIRECTOR STOCK OPTION PLAN
                                EXERCISE NOTICE

CapRock Communications Corp.
Two Galleria Tower, Suite 1925
13455 Noel Road
Dallas, Texas 75240-6638
Attention: Secretary

    1.  EXERCISE OF OPTION.  Effective as of today,               , 199 , the
undersigned ("Purchaser") hereby elects to purchase       shares (the "Shares")
of the Common Stock of CapRock Communications Corp. (the "Company") under and pursuant to the 1998 Director Stock Option Plan (the "Plan") and the Director
Stock Option Agreement dated               , 199 (the "Option Agreement"). The
per share exercise price for the Shares shall be $      , as specified in the
Option Agreement.

    2.  DELIVERY OF PAYMENT.  Purchaser herewith delivers to the Company the
full purchase price for the Shares or               .

    3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

    4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares covered by such Option, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 9 of the Plan.

    5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchaser or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

    6. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and the Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and this Exercise

Notice may not be amended except by means of a writing signed by the Company and Purchaser. This Exercise Notice is governed by Texas law except for that body of law pertaining to conflict of laws.

Submitted by:                               Accepted by:

PURCHASER                                   CAPROCK COMMUNICATIONS CORP.

                                            By:
------------------------------------        ------------------------------------
Signature

                                            Its:
------------------------------------        ------------------------------------
Print Name

ADDRESS:                                    ADDRESS:

                                            Two Galleria Tower, Suite 1925
------------------------------------
                                            13455 Noel Road
                                            Dallas, Texas 75240-6638
------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article XII of the Registrant's Amended and Restated Articles of Incorporation provides the following:

       "A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article shall not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

           (1) a breach of the director's duty of loyalty to the Corporation or its shareholders;

           (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

           (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

           (4) an act or omission for which the liability of a director is expressly provided by an applicable statute."

    Article XI of the Registrant's Amended and Restated Articles of Incorporation provides the following:

       "The directors and officers of the Corporation shall be indemnified by the Corporation in a manner and to the maximum extent permitted by applicable state or federal law as in effect from time to time."

    Section 7.06 of the Registrant's Amended and Restated Bylaws provides the following:

       "The Corporation shall have the authority to and shall indemnify and advance expenses to the Directors, officers, employees, and agents of the Corporation or any other persons serving at the request of the Corporation in such capacities in a manner and to the maximum extent permitted by applicable state or federal law. The Corporation may purchase and maintain liability insurance or make other arrangements for such obligations to the extent permitted by the Texas Business Corporation Act."

    The Texas Business Corporation Act permits, and in some cases requires, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses under certain circumstances.


    The Note Purchase Agreement (Exhibit 10.49 hereto) for the sale of the Notes provides for indemnification by the initial purchasers specified therein of the Company and its officers and directors, and by the Company of the initial purchasers specified therein, for certain liabilities arising under the Securities Act or otherwise.

ITEM 21. EXHIBITS

    The following exhibits are filed herewith.


      2.1  --Agreement and Plan of Merger and Plan of Exchange, dated as of February 16, 1998, by and among IWL Communications, Incorporated, the Registrant, IWL Acquisition
             Corp., CapRock Communications Corp., CapRock Acquisition Corp., and CapRock Fiber
             Network, Ltd. (collectively, the "Parties"). The schedules to the Agreement and
             Plan of Merger and Plan of Exchange and the appendices thereto have been omitted.
             The Company will furnish supplementally to the Securities and Exchange Commission any of the schedules or appendices upon request. (Included as Appendix I to the
             Joint Proxy Statement/Prospectus.)

      2.2  --First Amendment to Agreement and Plan of Merger and Plan of Exchange, dated as of
             April 30, 1998, by and among the Parties. (Included in Appendix I to the Joint
             Proxy Statement/Prospectus.)

      2.3  --Second Amendment to Agreement and Plan of Merger and Plan of Exchange, dated as of
             June 19, 1998, by and among the Parties. (Included in Appendix I to the Joint Proxy
             Statement/Prospectus.)

      2.4  --Third Amendment to Agreement and Plan of Merger and Plan of Exchange, dated as of
             July 8, 1998, by and among the Parties. (Included in Appendix I to the Joint Proxy
             Statement/Prospectus.)

      3.1  --Articles of Incorporation of the Registrant. (Included as Appendix III to the Joint
             Proxy Statement/Prospectus.)

      3.2  --Bylaws of the Registrant. (Included as Appendix IV to the Joint Proxy
             Statement/Prospectus.)

      4.1  --Form of Indenture.

      4.2  --Form of Registration Rights Agreement.

      4.3  --Common Stock Specimen for shares of Common Stock of the Registrant.+

      4.4  --Form of Warrant Agreement between IWL and Cruttenden Roth Incorporated.
             (Incorporated by reference to Exhibit 1.2 to the IWL Communications, Incorporated
             ("IWL") Registration Statement on Form S-1, as amended, File No. 333-22801.)

      4.5  --Registration Rights Agreement dated January 22, 1998 between IWL and Nera Limited.+

      4.6  --Registration Rights Agreement dated January 22, 1998 by and among IWL, Thomas
             Norman Blair and Margaret Helen Blair.+

      5.1  --Opinion of Munsch Hardt Kopf Harr & Dinan, P.C. regarding validity of securities being registered.

      8.1  --Opinion of Munsch Hardt Kopf Harr & Dinan, P.C. regarding certain federal income tax matters.

      8.2  --Opinion of Hughes & Luce, L.L.P. regarding certain federal income tax matters.

     10.1  --CapRock Communications Corp. 1998 Equity Incentive Plan. (Included as Appendix V to
             the Joint Proxy Statement/Prospectus.)

     10.2  --CapRock Communications Corp. 1998 Director Stock Option Plan. (Included as Appendix
             VI to the Joint Proxy Statement/Prospectus.)

     10.3  --Form of IWL Shareholders Agreement, dated February 16, 1998, by and among CapRock
             Communications Corp. and each of the shareholders party thereto. (Incorporated by reference to Exhibit No. 99.2 to Form 8-K, dated February 16, 1998, as filed with the Commission on March 3, 1998.)

     10.4  --CapRock Owners Agreement, dated February 16, 1998, by and among the Registrant and each of the owners party thereto. (Incorporated by reference to Exhibit No. 99.3 to
             Form 8-K, dated February 16, 1998, as filed with the Commission on March 3, 1998.)

     10.5  --Employment Agreement between the Registrant and Ignatius W. Leonards.+

     10.6  --Employment Agreement between the Registrant and Byron M. Allen.+

     10.7  --Employment Agreement between the Registrant and Errol Olivier.+

     10.8  --Employment Agreement between the Registrant and Richard H. Roberson.+

     10.9  --Employment Agreement between the Registrant and Bryan Olivier.+

    10.10  --Employment Agreement between the Registrant and Jere W. Thompson, Jr.+

    10.11  --Employment Agreement between the Registrant and Scott L. Roberts.+

    10.12  --Employment Agreement between the Registrant and Timothy W. Rogers.+

    10.13  --Employment Agreement between the Registrant and Timothy M. Terrell.+

    10.14  --Employment Agreement between the Registrant and Kevin W. McAleer.+

    10.15  --Office Lease Agreement dated May 22, 1996, by and between Ellington Field, Ltd., a
             Texas limited partnership and IWL. (Incorporated by reference to Exhibit 10.5 to the IWL Communications, Incorporated ("IWL") Registration Statement on Form S-1, as
             amended, File No. 333-22801.)

    10.16  --Satellite Information Network Service Agreement dated May 1, 1994, by and between
             IWL and the Information Telegraphy Agency of Russia ITAR-TASS.# (Incorporated by
             reference to Exhibit 10.9 to IWL's Registration Statement on Form S-1, as amended,
             File No. 333-22801.)

    10.17  --Reseller Agreement dated December 31, 1996, by and between Alcatel Network Systems,
             Inc. and IWL. (Incorporated by reference to Exhibit 10.10 to IWL's Registration
             Statement on Form S-1, as amended, File No. 333-22801.)#

    10.18  --Form of Service Agreement. (Incorporated by reference to Exhibit 10.12 to IWL's
             Registration Statement on Form S-1, as amended, File No. 333-22801.)

    10.19  --Lease Agreement dated November 18, 1996, by and between IWL and CLG, Inc.
             (Incorporated by reference to Exhibit 10.13 to IWL's Registration Statement on Form
             S-1, as amended, File No. 333-22801.)

    10.20  --Promissory Note dated September 20, 1996 payable by IWL to First Bank and Trust,
             Cleveland, Texas. (Incorporated by reference to Exhibit 10.15 to IWL's Registration
             Statement on Form S-1, as amended, File No. 333-22801.)

    10.21  --Loan Agreement and Security Agreement dated December 20, 1995 between IWL and
             Marine Midland Business Loans, Inc. (Incorporated by reference to Exhibit 10.16 to
             IWL's Registration Statement on Form S-1, as amended, File No. 333-22801.)

    10.22  --Second Amendment to Loan and Security Agreement dated as of May 7, 1997, between
             IWL and Marine Midland Business Loans, Inc. (Incorporated by reference to Exhibit
             10.9 to IWL's Registration Statement on Form S-1, as amended, File No. 333-22801.)

    10.23  --Promissory Note dated May 4, 1995 payable by IWL to Byron M. Allen. (Incorporated by reference to Exhibit 10.17 to IWL's Registration Statement on Form S-1, as
             amended, File No. 333-22801.)

    10.24  --Letter Agreement dated February 28, 1997, by and between IWL and Marine Midland
             Bank as successor-in-interest to Marine Midland Business Loans, Inc. (Incorporated
             by reference to Exhibit 10.18 to IWL's Registration Statement on Form S-1, as
             amended, File No. 333-22801.)

    10.25  --Credit Agreement, dated August 1, 1997, executed by and between IWL and Bank One,
             Texas, N.A. ("Bank One"). (Incorporated by reference to Exhibit 10.22 to IWL's Form
             10K for the year ending June 30, 1997, File No. 0-22293.)

    10.26  --Promissory Note, dated August 1, 1997, in the principal amount of $822,000.00, executed by IWL, and made payable to Bank One. (Incorporated by reference to
             Exhibit 10.23 to IWL's Form 10K for the year ending June 30, 1997, File No.
             0-22293.)

    10.27  --Promissory Note, dated August 1, 1997, in the principal amount of $605,000.00, executed by IWL, and made payable to Bank One. (Incorporated by reference to
             Exhibit 10.24 to IWL's Form 10K for the year ending June 30, 1997, File No.
             0-22293.)

    10.28  --Collateral Assignment and Security Agreement, dated August 1, 1997, executed by
             IWL, as assignor, and Bank One, as assignee. (Incorporated by reference to Exhibit
             10.25 to IWL's Form 10K for the year ending June 30, 1997, File No. 0-22293.)

    10.29  --Revolving Credit Agreement, dated August 1, 1997, executed by and between IWL and
             Bank One. (Incorporated by reference to Exhibit 10.26 to IWL's Form 10K for the year ending June 30, 1997, File No. 0-22293.)

    10.30  --Promissory Note, dated August 1, 1997, in the principal amount of $5,000,000.00, executed by IWL, and made payable to Bank One. (Incorporated by reference to
             Exhibit 10.27 to IWL's Form 10K for the year ending June 30, 1997, File No.
             0-22293.)

    10.31  --Security Agreement, dated August 1, 1997, executed by IWL, as debtor, and Bank One, as secured party. (Incorporated by reference to Exhibit 10.28 to IWL's Form 10K for the year ending June 30, 1997, File No. 0-22293.)

    10.32  --Amended and Restated Credit Agreement, dated August 28, 1997, executed by and between IWL and Bank One. (Incorporated by reference to Exhibit 10.29 to IWL's Form
             10K for the year ending June 30, 1997, File No. 0-22293.)

    10.33  --Promissory Note, dated August 28, 1997, in the principal amount of $1,055,000.00, executed by IWL, and made payable to Bank One. (Incorporated by reference to
             Exhibit 10.30 to IWL's Form 10K for the year ending June 30, 1997, File No.
             0-22293.)

    10.34  --Telecommunications Equipment Lease Agreement dated as of June 1, 1997 between IWL and Diamond Offshore Company. (Incorporated by reference to Exhibit 10.4 to IWL's
             Form 10K for the year ending June 30, 1997, File No. 0-22293.)#

    10.35  --Sublease dated November 22, 1994 by and between CapRock Communications Corp. (n/k/a
             CapRock Telecommunications Corp. ("CapRock")) and Arkwright Mutual Insurance
             Company.+

    10.36  --Loan and Security Agreement dated March 14, 1996 by and between CapRock and Bank
             One, as amended.+

    10.37  --Sixth Renewal Extension $2,500,000 Promissory Note dated December 31, 1997 payable by CapRock to Bank One.+

    10.38  --Promissory Note dated April 1, 1994, in the principal amount of $50,000 by CapRock payable to Timothy M. Terrell.+

    10.39  --Promissory Note dated April 1, 1994, in the principal amount of $50,000 by CapRock payable to Timothy W. Rogers.+

    10.40  --Promissory Note dated April 1, 1994, in the principal amount of $50,000 by CapRock payable to Scott L. Roberts.+

    10.41  --Form of CapRock Communications Commercial Application.+

    10.42  --Form of CapRock Communications Commercial Agent Application.+

    10.43  --Unlimited Guaranty dated March 9, 1996 by Jere W. Thompson, Jr. for the benefit of
             Bank One.+

    10.44  --Loan Agreement dated July 1, 1996 by and between CapRock Fiber Network, Ltd. (the
             "Partnership") and Bank One.+

    10.45  --$10,000,000 Promissory Note dated July 1, 1996 by and between the Partnership and
             Bank One.+

    10.46  --Guaranty dated July 1, 1996 by CapRock Systems, Inc. in favor of Bank One.+

    10.47  --Guaranty dated July 1, 1996 by Mark Langdale in favor of Bank One.+

    10.48  --Guaranty dated July 1, 1996 by Jere W. Thompson, Jr. in favor of Bank One.+

    10.49  --Form of Note Purchase Agreement by and among the Registrant and various initial purchasers.

    10.50  --Form of Contribution Agreement by the General Partner of the Partnership.+

    10.51  --First Amendment to Loan Agreement dated July 1, 1996 by and between the Partnership and Bank One.+

    10.52  --Second Amendment to Loan Agreement dated April 29, 1998 by and between the
             Partnership and Bank One.+

    10.53  --License Agreement dated June 16, 1998 by and between Telecommunications and
             RiverRock Systems, Ltd.+

    10.54  --Modification Agreement dated as of June 17, 1998 by and between IWL and Bank One.

    10.55  --Promissory Note dated June 17, 1998 executed by IWL payable to the order of Bank
             One, in the principal amount of $4,000,000.00.

    10.56  --Eighth Amendment to Loan and Security Agreement dated as of June 18, 1998 by and between CapRock and Bank One.

    10.57  --Renewal and Extension Promissory Note dated as June 18, 1998 executed by CapRock payable to the order of Bank One, in the principal amount of $7,000,000.00.

    10.58  --Intercompany Promissory Note dated as of June 18, 1998 originally executed by the
             Partnership payable to the order of CapRock in the principal amount of
             $2,500,000.00 and endorsed by CapRock in favor of Bank One.

    10.59  --Ninth Amendment to Loan and Security Agreement dated as July 9, 1998 by and between the Partnership and Bank One.

    10.60  --Third Amendment to Loan Agreement dated as of June 18, 1998 by and between the
             Partnership and Bank One.

    10.61  --Fourth Amendment to Loan Agreement dated as of July 9, 1998 by and between the
             Partnership and Bank One.

    10.62  --Form of Escrow Agreement.

     16.1  --Letter re: Change in Accountants.+

     21.1  --Subsidiaries of the Registrant.

     23.1  --Consent of KPMG Peat Marwick LLP.

     23.2  --Consent of KPMG Peat Marwick LLP.

     23.3  --Consent of KPMG Peat Marwick LLP.

     23.4  --Consent of KPMG Peat Marwick LLP.

     23.5  --Consent of Burds Reed & Mercer, P.C.

     23.6  --Consent of Munsch Hardt Kopf Harr & Dinan, P.C. (Included in the opinion filed as
             Exhibit 5.1 to this Registration Statement).

     23.7  --Consent of Hughes & Luce, L.L.P.+

     23.8  --Consent of Cruttenden Roth Incorporated.+

     24.1  --Power or Attorney.+

     27.1  --Financial Data Schedule.+

     99.1  --IWL Communications, Incorporated Proxy/Voting Instruction Card.+

     99.2  --CapRock Telecommunications Corp. Proxy/Voting Instruction Card.+

     99.3  --Consent of John R. Harris.+


------------------------

+   Previously filed.


#  Confidential treatment was granted.


ITEM 22. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (c) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 17th day of July, 1998.


                                CAPROCK COMMUNICATIONS CORP.

                                By:          /s/ JERE W. THOMPSON, JR.
                                     -----------------------------------------
                                               Jere W. Thompson, Jr.
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chief Executive Officer,
  /s/ JERE W. THOMPSON, JR.       Chairman of the Board,
------------------------------    and Director (Principal      July 17, 1998
    Jere W. Thompson, Jr.         Executive Officer)

                                Senior Vice President and
              *                   Chief Financial Officer
------------------------------    (Principal Accounting        July 17, 1998
       Kevin W. McAleer           Officer)

              *                 President, Vice Chairman
------------------------------    of the Board, and            July 17, 1998
     Ignatius W. Leonards         Director

              *
------------------------------  Executive Vice President       July 17, 1998
        Byron M. Allen            and Director

              *
------------------------------  Director                       July 17, 1998
        Mark Langdale

              *
------------------------------  Director                       July 17, 1998
      Timothy W. Rogers

              *
------------------------------  Director                       July 17, 1998
    Christopher J. Amenson

*By:        /s/ JERE W.
THOMPSON, JR.
------------------------------
      Jere W. Thompson, Jr.
         Attorney-in-Fact